FILED PURSUANT TO RULE 424B5
REGISTRATION STATEMENT NO.: 333-143623-01

PROSPECTUS SUPPLEMENT

(To Accompany Prospectus dated June 22, 2007)

$2,350,578,000 (Approximate)
Morgan Stanley Capital I Trust 2007-TOP27
as Issuing Entity
Morgan Stanley Capital I Inc.
as Depositor
Bear Stearns Commercial Mortgage, Inc.
Morgan Stanley Mortgage Capital Holdings LLC
Wells Fargo Bank, National Association
Principal Commercial Funding II, LLC
as Sponsors and Mortgage Loan Sellers

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-TOP27

The depositor is offering selected classes of its Series 2007-TOP27 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2007-TOP27 trust. The trust’s primary assets will be 225 fixed rate mortgage loans secured by first liens on 268 multifamily and commercial properties. Distributions on the certificates will be made on the 4th business day following the 7th day or, if that day is not a business day, the next succeeding business day, of each month commencing August 2007 in accordance with the priorities described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions.’’ Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under ‘‘Description of the Offered Certificates — Distributions; Subordination; Allocation of Losses and Certain Expenses.’’ The Series 2007-TOP27 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page S-37 of this prospectus supplement and page 12 of the prospectus.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Certificate Balance (1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description (2)	Ratings (Fitch/S&P/DBRS)
Class A-1	$93,700,000	5.606%	Fixed	AAA/AAA/AAA
Class A-1A	$287,920,000	5.804%	WAC	AAA/AAA/AAA
Class A-2	$279,300,000	5.804%	WAC	AAA/AAA/AAA
Class A-3	$137,400,000	5.804%	WAC	AAA/AAA/AAA
Class A-AB	$112,300,000	5.804%	WAC	AAA/AAA/AAA
Class A-4	$1,077,071,000	5.804%	WAC	AAA/AAA/AAA
Class A-M	$172,286,000	5.804%	WAC	AAA/AAA/AAA
Class A-J	$190,601,000	5.804%	WAC	AAA/AAA/AAA

(1)	The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)	The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.606%. The pass-through rates for the Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., will act as co-lead managers and co-bookrunners with respect to the offered certificates. Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc., the underwriters, will purchase the certificates offered to you from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about July 30, 2007. The Depositor expects to receive from this offering approximately $2,316,048,442, plus accrued interest from the cut-off date, before deducting expenses payable by the Depositor.

MORGAN STANLEY	BEAR, STEARNS & CO. INC.

July 19, 2007

MORGAN STANLEY CAPITAL I INC.

Commercial Mortgage Pass-Through Certificates, Series 2007-TOP27

Geographic Overview of Mortgage Pool

Washington
3 properties
$5,567,414
0.2% of total
Oregon
3 properties
$9,031,573
0.3% of total
Nevada
1 property
$3,985,363
0.1% of total
Northern California
15 properties
$140,446,166
5.2% of total
Southern California
31 properties
$216,263,152
7.9% of total
Utah
1 property
$28,000,000
1.0% of total
Arizona
8 properties
$32,274,486
1.2% of total
Colorado
13 properties
$29,414,318
1.1% of total
New Mexico
3 properties
$6,725,438
0.2% of total
Alaska
2 properties
$32,500,000
1.2% of total
Hawaii
1 property
$16,640,000
0.6% of total
Iowa
2 properties
$5,446,297
0.2% of total
Illinois
10 properties
$74,260,748
2.7% of total
Minnesota
3 properties
$13,809,069
0.5% of total
Wisconsin
4 properties
$15,620,644
0.6% of total
Indiana
4 properties
$25,332,551
0.9% of total
Michigan
5 properties
$23,839,582
0.9% of total
Pennsylvania
8 properties
$104,831,060
3.9% of total
Vermont
1 property
$63,400,000
2.3% of total
New Hampshire
1 property
$1,594,284
0.1% of total
Massachusetts
4 properties
$63,330,000
2.3% of total
New York
23 properties
$548,905,014
20.2% of total
Connecticut
4 properties
$49,840,571
1.8% of total
Rhode Island
2 properties
$7,954,000
0.3% of total
Ohio
7 properties
$166,187,165
6.1% of total
New Jersey
11 properties
$117,963,596
4.3% of total
Delaware
2 properties
$9,999,495
0.4% of total
Maryland
13 properties
$176,161,016
6.5% of total
West Virginia
1 property
$594,365
0.0% of total
Virginia
20 properties
$358,282,665
13.2% of total
North Carolina
2 properties
$36,650,000
1.3% of total
South Carolina
4 properties
$44,830,000
1.6% of total
Georgia
13 properties
$32,601,215
1.2% of total
Virgin Islands
1 property
$4,035,000
0.1% of total
Nebraska
2 properties
$22,833,857
0.8% of total
Texas
19 properties
$102,670,358
3.8% of total
Kansas
1 property
$8,500,000
0.3% of total
Oklahoma
2 properties
$4,970,000
0.2% of total
Mississippi
1 property
$2,900,000
0.1% of total
Tennessee
1 property
$2,741,579
0.1% of total
Alabama
1 property
$2,395,351
0.1% of total
Kentucky
2 properties
$33,500,000
1.2% of total
Florida
13 properties
$76,037,628
2.8% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

360 Park Avenue South, New York, NY

C&S Wholesale Portfolio, Various

SHOPPERS
PHARMACY

Fair City Mall, Fairfax, VA

RESTORATION HARDWARE

DICK'S

Legacy Village, Lyndhurst, OH

SHOPPERS

Plaza at Landmark, Alexandria, VA

Maple Tree Place, Williston, VT

The Mercer Hotel, New York, NY

PARKSHORE PLAZA

Parkshore Plaza 1, Folsom, CA

BARNES & NOBLE
BOOKSELLERS

THE HOME DEPOT

NY Inland Portfolio, Various, NY

485 Madison Avenue, New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      In this prospectus supplement, the terms "depositor," "we," "our" and "us"
refer to Morgan Stanley Capital I Inc.

      All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                         ------------------------------

      Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             EUROPEAN ECONOMIC AREA

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

      For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

      Each underwriter has represented and agreed that:

      (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor; and

      (b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

      The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services
and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

      Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING

APPENDIX I - Mortgage Pool
     Information (Tables), Loan Group 1
     (Tables) and Loan Group 2 (Tables).....................................I-1
APPENDIX II - Certain Characteristics
     of the Mortgage Loans.................................................II-1
APPENDIX III - Certain Characteristics
     of the Mortgage Loans in Loan Group 2................................III-1
APPENDIX IV - Significant Loan
     Summaries.............................................................IV-1
APPENDIX V - Form of Statement to
     Certificateholders.....................................................V-1
SCHEDULE A - Class A-AB Planned Principal
     Balance................................................................A-1

                                       S-5

                                EXECUTIVE SUMMARY

      This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                                  CERTIFICATE STRUCTURE
-------------------------------------------------------------------------------------------------------------------------
                             APPROXIMATE
                               INITIAL        APPROXIMATE                          APPROXIMATE
APPROXIMATE                  CERTIFICATE        INITIAL                             PERCENT OF     WEIGHTED     PRINCIPAL
  CREDIT                     BALANCE OR      PASS-THROUGH          RATINGS            TOTAL         AVERAGE      WINDOW
  SUPPORT       CLASS      NOTIONAL AMOUNT       RATE         (FITCH/S&P/DBRS)     CERTIFICATES   LIFE (YRS.)   (MONTHS)
-------------------------------------------------------------------------------------------------------------------------

  27.000%     CLASS A-1    $   93,700,000       5.606%           AAA/AAA/AAA           3.44%          3.39        1-56
  27.000%     CLASS A-1A   $  287,920,000       5.804%           AAA/AAA/AAA          10.57%          9.25        1-119
  27.000%     CLASS A-2    $  279,300,000       5.804%           AAA/AAA/AAA          10.26%          4.66        56-59
  27.000%     CLASS A-3    $  137,400,000       5.804%           AAA/AAA/AAA           5.05%          6.57        78-83
  27.000%     CLASS A-AB   $  112,300,000       5.804%           AAA/AAA/AAA           4.12%          6.35       59-110
  27.000%     CLASS A-4    $1,077,071,000       5.804%           AAA/AAA/AAA          39.56%          9.77       110-119
  17.000%     CLASS A-M    $  172,286,000       5.804%           AAA/AAA/AAA           6.33%          9.90       119-120
  17.000%     CLASS A-MFL  $  100,000,000    LIBOR + 0.26%       AAA/AAA/AAA           3.67%          9.90       119-120
  10.000%     CLASS A-J    $  190,601,000       5.804%           AAA/AAA/AAA           7.00%          9.95       120-120
  8.000%      CLASS B      $   54,457,000       5.804%            AA/AA/AA             2.00%         10.10       120-132
  6.875%      CLASS C      $   30,633,000       5.804%         AA-/AA-/AA(low)         1.13%         13.69       132-176
  5.750%      CLASS D      $   30,632,000       5.804%              A/A/A              1.12%         14.61       176-176
  4.875%      CLASS E      $   23,825,000       5.804%          A-/A-/A(low)           0.87%         14.61       176-176
  4.000%      CLASS F      $   23,825,000       5.804%       BBB+/BBB+/BBB(high)       0.87%         14.61       176-176
  2.875%      CLASS G      $   30,632,000       5.804%           BBB/BBB/BBB           1.12%         14.61       176-176
  2.000%      CLASS H      $   23,825,000       5.804%       BBB-/BBB-/BBB(low)        0.87%         14.61       176-176
   ----       CLASS J-P    $   54,458,021       5.804%              ----               ----           ----        ----
   ----       CLASS X      $2,722,865,021       0.007%           AAA/AAA/AAA           ----           ----        ----
-------------------------------------------------------------------------------------------------------------------------

o     The notional amount of the Class X Certificates initially will be
      $2,722,865,021. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o     The percentages indicated under the column "Approximate Credit Support"
      with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-AB and Class A-4 Certificates represent the approximate credit support for the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class
      A-4 Certificates in the aggregate. The percentages indicated under the column "Approximate Credit Support" with respect to the Class A-M and
      Class A-MFL Certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. No class of certificates will provide any credit support to the Class A-MFL Certificates for a failure by the swap counterparty to make any payment under the swap contract.

o     The initial certificate balance on the closing date may vary by up to 5%.
      Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o     The Class X, Class A-MFL, Class B, Class C, Class D, Class E, Class F,
      Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
      Class P Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the
      "privately offered certificates."

o     For purposes of making distributions to the Class A-1, Class A-1A, Class
      A-2, Class A-3, Class A-AB and Class A-4 Certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 197 mortgage loans, representing approximately 89.4% of the initial outstanding pool balance.
      Loan group 2 will consist of 28 mortgage loans, representing approximately
      10.6% of the initial outstanding pool balance, and approximately 95.6% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

o     So long as funds are sufficient on any distribution date to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
      Certificates, interest distributions on the Class A-1, Class A-2, Class
      A-3, Class A-AB and Class A-4 Certificates will be based upon amounts available relating to mortgage loans in loan group 1, interest distributions on the Class A-1A Certificates will be based upon amounts available relating to mortgage loans in loan group 2 and interest distributions on the Class X Certificates will be based upon amounts available relating to all the mortgage loans in the mortgage pool.
      However, if on any distribution date, funds are insufficient to make distributions of all interest on that distribution date to the Class A-1,
      Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4 or Class X
      Certificates, available funds will be allocated among all these classes pro rata in accordance with their interest entitlements for that distribution date, without regard to loan group.

o     Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
      Certificates will only be entitled to receive distributions of principal collected or advanced in respect of mortgage loans in loan group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal

                                       S-6

      collected or advanced in respect of mortgage loans in loan group 2 until the certificate principal balance of the Class A-4 Certificates has been reduced to zero. However, on and after any distribution date on which the certificate principal balances of the Class A-MFL Regular Interest and the
      Class A-M Certificates through the Class P Certificates have been reduced to zero, distributions of principal collected or advanced in respect of the pool of mortgage loans will be distributed to the Class A-1, Class
      A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates, pro
      rata, without regard to loan group.

o     The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.606%. The pass-through rate for the
      Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M and
      Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

o     The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated
      maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv) 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o     The Class A-MFL Certificates will represent undivided beneficial interests in a grantor trust for federal income tax purposes, which grantor trust is comprised of the swap contract, the related floating rate account and the
      Class A-MFL Regular Interest.

o     Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o     The Class AW34 Certificates (together with the Class R-I Certificates)
      will also be issued by the trust, and represent beneficial ownership of amounts received in respect of the 330 West 34th Street Mortgage Loan, which is part of the trust, but does not serve as collateral for any of the offered certificates. The Class AW34 Certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o     It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

------
        Offered certificates.
------
        Certificates not offered pursuant to this prospectus supplement.
------

                                       S-7

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL............................   Your certificates (along with the privately offered certificates)
                                      will represent beneficial interests in a trust created by us on the closing date. All payments to you will come only from the amounts received in connection with the assets of the trust. The trust's assets will primarily consist of 225 fixed rate mortgage loans secured by first mortgage liens on 268 commercial, manufactured housing community and multifamily properties and with respect to the Class A-MFL Certificates, the related swap contract with Bear
                                      Stearns Capital Markets Inc.

                                      Although the 330 West 34th Street Mortgage Loan is an asset of the trust, for purposes of the information contained in this prospectus supplement (including the appendices hereto) unless otherwise stated, the 330 West 34th Street Mortgage Loan is not reflected and the term "mortgage loan" does not include the 330 West 34th Street
                                      Mortgage Loan and the term "property" does not include the property related to the 330 West 34th Street Mortgage Loan and the term
                                      "certificates" does not include the Class AW34 Certificates because that loan serves as collateral for only the Class AW34
                                      Certificates, which certificates are not being offered pursuant to this prospectus supplement.

TITLE OF CERTIFICATES..............   Commercial Mortgage Pass-Through Certificates, Series 2007-TOP27.

MORTGAGE POOL......................   The mortgage pool consists of 225 mortgage loans with an aggregate principal balance of all mortgage loans as of the cut-off date, of approximately $2,722,865,021, which may vary on the closing date by up to 5%. Each mortgage loan requires scheduled payments of principal and/or interest to be made monthly. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that those mortgage loans are due on the first of the month for purposes of determining their cut-off dates and cut-off date balances.

                                      As of the cut-off date, the balances of the mortgage loans in the mortgage pool ranged from approximately $659,403 to approximately
                                      $220,000,000 and the mortgage loans had an approximate average balance of $12,101,622.

                                      For purposes of calculating distributions on certain classes of certificates, the mortgage loans in the mortgage pool backing the offered certificates will be divided into a loan group 1 and a loan group 2.

                                      Loan group 1 will consist of all of the mortgage loans other than twenty-three (23) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties. Loan group 1 will consist of one hundred ninety-seven (197) mortgage loans, with an initial outstanding loan group 1 balance of $2,434,944,951, which may

                                       S-8

                                      vary up to 5%. Loan group 1 represents approximately 89.4% of the initial outstanding pool balance.

                                      Loan group 2 will consist of twenty-three (23) of the mortgage loans that are secured by multifamily properties and five (5)
                                      mortgage loans that are secured by manufactured housing community properties and have an initial outstanding loan group 2 balance of
                                      $287,920,070. Loan group 2 represents approximately 10.6% of the initial outstanding pool balance and approximately 95.6% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community.

                                      As of the cut-off date, the balances of the mortgage loans in loan group 1 ranged from approximately $659,403 to approximately
                                      $220,000,000 and the mortgage loans in loan group 1 had an approximate average balance of $12,360,127. As of the cut-off date, the balances of the mortgage loans in loan group 2 ranged from approximately $1,350,000 to approximately $40,000,000 and the mortgage loans in loan group 2 had an approximate average balance of $10,282,860.

                                      The transfers of the mortgage loans from the mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

                                        --------------                   --------------

                                           MORTGAGE
                                         LOAN SELLERS                      INVESTORS

                                        --------------                   --------------

                             MORTGAGE                    CASH     CASH                    CERTIFICATES
                              LOANS

                                                             CASH

                                        --------------                   --------------

                                          DEPOSITOR                       UNDERWRITERS

                                        --------------                   --------------

                                                         CERTIFICATES

                             MORTGAGE                    CERTIFICATES
                              LOANS

                                        --------------

                                        ISSUING ENTITY

                                        --------------

                                       S-9

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY.....................   Morgan Stanley Capital I Trust 2007-TOP27, a New York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the
                                      depositor, the master servicer, the special servicer, the trustee and the paying agent. See "Transaction Parties--The Issuing Entity"
                                      in this prospectus supplement.

DEPOSITOR..........................   Morgan Stanley Capital I Inc., a Delaware corporation, is the depositor. As depositor, Morgan Stanley Capital I Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust. Morgan Stanley Capital I Inc. is an affiliate of
                                      Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., a sponsor of this transaction and a mortgage loan seller, and Morgan Stanley &
                                      Co. Incorporated, one of the underwriters. See "Transaction
                                      Parties--The Depositor" in this prospectus supplement.

MASTER SERVICER....................   Wells Fargo Bank, National Association, a national banking association, will act as master servicer with respect to all of the mortgage loans in the trust (except that the servicing duties with respect to the non-serviced mortgage loans, if any, will be limited as described in this prospectus supplement). Wells Fargo will acquire the right to master service the mortgage loans that are sold to the trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors. See
                                      "Servicing of the Mortgage Loans--General" and "Transaction
                                      Parties--Master Servicer" in this prospectus supplement. The master servicer will be primarily responsible for servicing and
                                      administering, directly or through sub-servicers, mortgage loans
                                      (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicer will be primarily responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement.

                                      The master servicing fee in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National
                                      Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum. In addition, the master servicer will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as additional servicing compensation.

PRIMARY SERVICERS..................   Principal Global Investors, LLC will act as primary servicer with respect to those mortgage loans, representing 12.0% of the initial outstanding pool balance, sold to the trust by Principal Commercial
                                      Funding II, LLC. Principal Global Investors, LLC is the parent of
                                      Principal Commercial Funding, LLC, which owns a 49% interest in
                                      Principal Commercial Funding II, LLC. In addition, Wells Fargo

                                      S-10

                                      Bank, National Association will act as primary servicer with respect to those mortgage loans sold to the trust by Wells Fargo
                                      Bank, National Association, Bear Stearns Commercial Mortgage, Inc.
                                      and Morgan Stanley Mortgage Capital Holdings LLC. See "Servicing of
                                      the Mortgage Loans--General" and "Transaction Parties--Primary
                                      Servicer" in this prospectus supplement. Each of Principal Global
                                      Investors, LLC and Wells Fargo Bank, National Association will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the scheduled principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan. The primary servicing fee rate for Principal Global
                                      Investors, LLC is 0.01% per annum. The primary servicing fee rate
                                      (including the rates at which any subservicing fees accrue) for
                                      Wells Fargo Bank, National Association will range, on a
                                      loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

SPECIAL SERVICER...................   Centerline Servicing Inc. (formerly known as ARCap Servicing,
                                      Inc.), a Delaware corporation, will act as special servicer with respect to all of the mortgage loans in the trust (except that the special servicing duties with respect to the non-serviced mortgage loans, if any, will be limited as described in this prospectus supplement). Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee. See "Servicing of the Mortgage Loans--General"
                                      and "Transaction Parties--The Special Servicer" in this prospectus supplement.

                                      The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum
                                      applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the scheduled principal balance of each specially serviced mortgage loan.

                                      The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust (net of any expenses incurred by the special servicer on behalf of the trust in connection with the collection of the condemnation proceeds and insurance proceeds) including in connection with a repurchase of an A Note by the holder of the related B Note, unless otherwise provided in the related
                                      intercreditor agreement.

                                      The workout fee is a fee payable with respect to any rehabilitated mortgage loan (which means a specially serviced mortgage loan as to which three consecutive scheduled payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), serviced companion

                                      S-11

                                      mortgage loan or B Note, equal to 1.0% of the amount of each collection of interest (other than default interest and any excess interest) and principal received (including any condemnation proceeds received and applied as a collection of the interest and principal) on such mortgage loan, serviced companion mortgage loan or B Note for so long as it remains a rehabilitated mortgage loan.

                                      In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund, as
                                      additional servicing compensation.

TRUSTEE AND CUSTODIAN..............   LaSalle Bank National Association, a national banking association, will act as trustee of the trust on behalf of the Series 2007-TOP27 certificateholders and as custodian. See "Transaction Parties--The
                                      Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans (including the 330 West
                                      34th Street Mortgage Loan) into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

                                      The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.0009% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent.

PAYING AGENT.......................   Wells Fargo Bank, National Association will act as the paying agent, certificate registrar and authenticating agent for the certificates. Wells Fargo Bank, National Association is also the master servicer, a sponsor and a mortgage loan seller. The paying agent will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration of the issuing entity. A portion of the trustee fee is payable to the paying agent. See "Transaction Parties--The Paying Agent,
                                      Certificate Registrar and Authenticating Agent" in this prospectus supplement.

OPERATING ADVISER..................   The holders of certificates representing more than 50% of the aggregate certificate balance of the most subordinate class of certificates (other than the Class AW34 Certificates), outstanding at any time of determination, or, if the certificate balance of that class of certificates is less than 25% of the initial certificate balance of that class, the next most subordinate class of certificates, may appoint a representative to act as operating adviser for the purposes described in this prospectus supplement;
                                      provided, that with respect to any A/B Mortgage Loan, a holder of the related B Note will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the operating adviser under the pooling and servicing agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder). The initial operating adviser will be Centerline REIT Inc. (formerly known as ARCap REIT,
                                      Inc.), an affiliate of the special servicer.

                                      S-12

SPONSORS...........................   Bear Stearns Commercial Mortgage, Inc., a New York corporation,
                                      Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., a New York limited liability company, Wells Fargo Bank, National Association, a national banking association, and Principal Commercial Funding
                                      II, LLC, a Delaware corporation, are sponsors of this transaction.
                                      As sponsors, Bear Stearns Commercial Mortgage, Inc., Morgan Stanley
                                      Mortgage Capital Holdings LLC, Wells Fargo Bank, National
                                      Association, and Principal Commercial Funding II, LLC have organized and initiated the transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust, and the trust will then issue the certificates. Bear Stearns Commercial
                                      Mortgage, Inc. is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Morgan Stanley Mortgage Capital Holdings LLC is
                                      an affiliate of the depositor and Morgan Stanley & Co.
                                      Incorporated, one of the underwriters. Wells Fargo Bank, National
                                      Association is also the master servicer, paying agent, certificate registrar and authenticating agent with respect to the mortgage loans and the trust. Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust by
                                      Principal Commercial Funding II, LLC, is the parent of Principal
                                      Commercial Funding, LLC, which owns a 49% interest in Principal
                                      Commercial Funding II, LLC. See "Transaction Parties--The Sponsors,
                                      Mortgage Loan Sellers and Originators" in this prospectus
                                      supplement.

MORTGAGE LOAN SELLERS..............   Bear Stearns Commercial Mortgage, Inc., will sell us sixty-two (62)
                                      mortgage loans (which includes sixty (60) mortgage loans in loan group 1 and two (2) mortgage loans in loan group 2), representing
                                      40.4% of the initial outstanding pool balance (and representing
                                      44.3% of the initial outstanding loan group 1 balance and 7.5% of the initial outstanding loan group 2 balance).

                                      Morgan Stanley Mortgage Capital Holdings LLC, will sell us seventy-one (71) mortgage loans (which includes fifty-eight (58)
                                      mortgage loans in loan group 1 and thirteen (13) mortgage loans in loan group 2), representing 26.9% of the initial outstanding pool balance (and representing 24.7% of the initial outstanding loan group 1 balance and 46.1% of the initial outstanding loan group 2 balance).

                                      Wells Fargo Bank, National Association, will sell us fifty-two (52)
                                      mortgage loans (which includes forty-three (43) mortgage loans in loan group 1 and nine (9) mortgage loans in loan group 2), representing 20.7% of the initial outstanding pool balance (and representing 19.6% of the initial outstanding loan group 1 balance and 29.8% of the initial outstanding loan group 2 balance).

                                      Principal Commercial Funding II, LLC, will sell us forty (40)
                                      mortgage loans (which includes thirty-six (36) mortgage loans in loan group 1 and four (4) mortgage loans in loan group 2), representing 12.0% of the initial outstanding pool balance (and representing 11.4% of the initial outstanding loan group 1 balance and 16.6% of the initial outstanding loan group 2 balance).

                                      S-13

                                      See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                      Originators" in this prospectus supplement.

ORIGINATORS........................   Each mortgage loan seller or its affiliate originated or acquired the mortgage loans as to which it is acting as mortgage loan seller. See "Transaction Parties--The Sponsors, Mortgage Loan
                                      Sellers and Originators" in this prospectus supplement.

UNDERWRITERS.......................   Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc.
                                      Morgan Stanley & Co. Incorporated is an affiliate of Morgan Stanley
                                      Mortgage Capital Holdings LLC, one of the sponsors, and of the depositor. Bear, Stearns & Co. Inc. is an affiliate of Bear Stearns
                                      Commercial Mortgage, Inc., one of the sponsors.

CUT-OFF DATE.......................   July 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in July 2007 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on July 1, 2007, not the actual day on which such scheduled payments were due.

CLOSING DATE.......................   On or about July 30, 2007.

DETERMINATION DATE.................   The 7th day of each month, or, if the 7th day is not a business day, the next succeeding business day, commencing in August 2007.

DISTRIBUTION DATE..................   The 4th business day after the related determination date, commencing in August 2007.

RECORD DATE........................   With respect to each distribution date, (i) in the case of each class of certificates (other than the Class A-MFL Certificates) the close of business on the last business day of the preceding calendar month and (ii) with respect to the Class A-MFL
                                      Certificates, the business day immediately preceeding the related distribution date.

                                      ------------------------------------------------------------------
EXPECTED FINAL DISTRIBUTION DATES..         Class A-1                          March 2012
                                      ------------------------------------------------------------------
                                            Class A-1A                          June 2017
                                      ------------------------------------------------------------------
                                            Class A-2                           June 2012
                                      ------------------------------------------------------------------
                                            Class A-3                           June 2014
                                      ------------------------------------------------------------------
                                            Class A-AB                       September 2016
                                      ------------------------------------------------------------------
                                            Class A-4                           June 2017
                                      ------------------------------------------------------------------
                                            Class A-M                           July 2017
                                      ------------------------------------------------------------------
                                            Class A-J                           July 2017
                                      ------------------------------------------------------------------

                                      The Expected Final Distribution Date for each class of certificates is the date on which that class is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the certificates and according to the
                                      "Structuring

                                      S-14

                                      Assumptions." Any mortgage loans with anticipated repayment dates are assumed to repay in full on those dates. The actual final distribution date for any class may be earlier or later (and could be substantially later) than the expected final distribution date.

RATED FINAL DISTRIBUTION DATE......   As to each class of certificates (other than the Class AW34
                                      Certificates), the distribution date in June 2042, which is the first distribution date that follows, by at least 60 months, the maturity date for the mortgage loan having an anticipated repayment date that, as of the cut-off date, has the latest final maturity date.

                              OFFERED CERTIFICATES

GENERAL............................   We are offering the following eight (8) classes of our Series
                                      2007-TOP27 Commercial Mortgage Pass-Through Certificates:

                                      o   Class A-1

                                      o   Class A-1A

                                      o   Class A-2

                                      o   Class A-3

                                      o   Class A-AB

                                      o   Class A-4

                                      o   Class A-M

                                      o   Class A-J

                                      The entire series will consist of a total of twenty-eight (28)
                                      classes, the following twenty (20) of which are not being offered by this prospectus supplement and the accompanying prospectus:
                                      Class X, Class A-MFL, Class B, Class C, Class D, Class E, Class F,
                                      Class G, Class H, Class J, Class K, Class L, Class M, Class N,
                                      Class O, Class P, Class AW34, Class R-I, Class R-II and Class
                                      R-III.

CERTIFICATE BALANCE................   Your certificates will have the approximate aggregate initial certificate balance presented on the cover page of this prospectus supplement, and this balance may vary by up to 5% on the closing date. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within this maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

                                      The certificate balance at any time is the maximum amount of principal distributable to a class and is subject to adjustment on each distribution date to reflect any reductions resulting from distributions of principal to that class or any allocations of losses to the certificate balance of that class.

                                      The certificate balance of the Class A-MFL Certificates, which are private certificates, will be equal to the certificate balance of the Class A-MFL Regular Interest.

                                      S-15

                                      The Class X Certificates, which are private certificates, will not have a certificate balance; this class of certificates will instead represent the right to receive distributions of interest accrued as described in this prospectus supplement on a notional amount. The notional amount of the Class X Certificates will be equal to the aggregate of the certificate balances of the classes of
                                      certificates (other than the Class X, Class AW34, Class R-I, Class
                                      R-II and Class R-III Certificates) outstanding from time to time.
                                      Any information provided in this prospectus supplement regarding the characteristics of the Class X Certificates, which are not offered pursuant to this prospectus supplement, is provided only to enhance your understanding of the offered certificates.

                                      Accordingly, the notional amount of the Class X Certificates will be reduced on each distribution date by any distributions of principal actually made on, and any losses actually allocated to the certificate balance of, any class of certificates (other than the Class X, Class AW34, Class R-I, Class R-II and Class R-III
                                      Certificates) outstanding from time to time.

PASS-THROUGH RATES.................   Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rates for each class of offered certificates are set forth on the cover page of this prospectus supplement.

                                      Interest on the certificates (other than the Class A-MFL
                                      Certificates) and the Class A-MFL Regular Interest will be calculated on the basis of a 360-day year consisting of twelve
                                      30-day months, also referred to in this prospectus supplement as a
                                      30/360 basis. Interest on the Class A-MFL Certificates will be computed on the basis of the actual number of days elapsed during the related interest accrual period and a 360-day year.

                                      The pass-through rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.606%. The pass-through rate for the Class A-1A, Class A-2, Class A-3, Class A-AB, Class
                                      A-4, Class A-M and Class A-J Certificates will, at all times, be a per annum rate equal to the weighted average net mortgage rate.

                                      The weighted average net mortgage rate for a particular
                                      distribution date is a weighted average of the interest rates on the mortgage loans minus a weighted average annual administrative cost rate, which includes the master servicing fee rate, any excess servicing fee rate, the primary servicing fee rate, and the trustee fee rate. The relevant weighting is based upon the respective principal balances of the mortgage loans as in effect immediately prior to the relevant distribution date. For purposes of
                                      calculating the weighted average net mortgage rate, the mortgage loan interest rates will not include any default interest rate. The mortgage loan interest rates will also be determined without regard to any loan term modifications agreed to by the special servicer or resulting from any borrower's bankruptcy or insolvency. In addition, for purposes of calculating the weighted average net mortgage rate, if a mortgage loan does not accrue interest on a
                                      30/360 basis, its interest rate for any month will, in general, be deemed to be the rate per annum that, when calculated on a 30/360 basis, will produce the amount of interest that actually accrues on that mortgage loan in that month.

                                      S-16

                                      The pass-through rate applicable to the Class X Certificates for the initial distribution date will equal approximately 0.007% per annum. The pass-through rate applicable to the Class X Certificates for each distribution date will equal the weighted average of the respective Class X Strip Rates at which interest accrues from time to time on the respective components of the total notional amount of the Class X Certificates outstanding immediately prior to the related distribution date (weighted on the basis of the respective balances of those components outstanding immediately prior to that distribution date). Each of those components will equal the certificate balance of one of the classes of Certificates with a principal balance.

                                      The applicable Class X Strip Rate with respect to each such component for each such distribution date will equal the excess, if any, of (a) the weighted average net mortgage rate for such distribution date, over (b) the pass-through rate for such distribution date for the related class of Certificates with a principal balance, or in the case of the Class A-MFL Certificates, the pass-through rate on the Class A-MFL Regular Interest. Under no circumstances will any Class X Strip Rate be less than zero.

                                      The privately offered certificates (other than the Class A-MFL
                                      Certificates) will, at all times, accrue interest at a per annum rate equal to the weighted average net mortgage rate.

                                      The Class A-MFL Certificates will, at all times, accrue interest at a per-annum rate equal to one-month LIBOR + 0.26% (provided that for the initial interest accrual period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.26% to reflect the shorter initial interest accrual period).

                                      With respect to the Class A-MFL Certificates, in the case of a default by the swap counterparty under the swap contract, and until such default is cured or the swap contract is replaced, the Class
                                      A-MFL Certificates will accrue interest at the pass-through rate of the Class A-MFL Regular Interest, which will be equal to the weighted average net mortgage rate, calculated on a 30/360 basis.
                                      The Class A-MFL Regular Interest does not receive interest at a
                                      LIBOR-based rate. In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the applicable floating rate account to make the full distribution of the Class A-MFL interest distribution amount to the holders of the Class A-MFL Certificates, the resulting interest shortfall will be borne by the holders of the Class A-MFL Certificates.

DISTRIBUTIONS

   A. AMOUNT AND ORDER
         OF DISTRIBUTIONS..........   On each distribution date, you will be entitled to receive interest and principal distributed from funds available for distribution from the mortgage loans. These distributions may be based on amounts relating to mortgage loans in loan group 1, mortgage loans in loan group 2 or a combination of these loan groups, as described further in this prospectus supplement. Funds available for distribution to the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including all servicing fees, trustee fees

                                      S-17

                                      and related compensation. Distributions to you will be in an amount equal to your certificate's interest and principal entitlement, subject to:

                                      (i)   payment of the respective interest entitlement for any class of certificates or the Class A-MFL Regular Interest, in the case of the Class A-MFL Certificates, bearing an earlier
                                            alphabetical designation (except in respect of the
                                            distribution of interest among the Class A-1, Class A-1A,
                                            Class A-2, Class A-3, Class A-AB, Class A-4 and Class X
                                            Certificates, which will have the same senior priority and be distributed pro rata and except that distributions to the
                                            Class A-M Certificates and the Class A-MFL Regular Interest,
                                            pro rata with each other, will be paid after distributions to the foregoing classes and except that the Class A-J
                                            Certificates are paid after distributions to the Class A-M
                                            Certificates and the Class A-MFL Regular Interest), and

                                      (ii)  if applicable, payment of the respective principal
                                            entitlement for the distribution date to the outstanding
                                            classes of certificates, or the Class A-MFL Regular Interest, in the case of the Class A-MFL Certificates, having an
                                            earlier alphabetical designation (and, in the case of the
                                            Class A-1/Class A-1A, Class A-2, Class A-3, Class A-AB and
                                            Class A-4 Certificates, generally in that order and with
                                            respect to principal from the mortgage loans in loan group 1 or loan group 2, as applicable, as more fully described in this prospectus supplement) until the principal balance of each such class has been reduced to zero; provided, however, that the Class A-AB Certificates have certain priority with respect to reducing the principal balance of those
                                            certificates to their planned principal balance, as described in this prospectus supplement; and provided that the Class
                                            A-M Certificates and the Class A-MFL Regular Interest receive distributions, pro rata with each other, of principal only after distributions of principal are made to the Class A-1,
                                            Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4
                                            Certificates and that the Class A-J Certificates receive
                                            distributions of principal only after distributions are made to the Class A-M Certificates and the Class A-MFL Regular
                                            Interest.

                                      Each certificateholder will receive its share of distributions on its class of certificates on a pro rata basis with all other holders of certificates of the same class. See "Description of the
                                      Offered Certificates--Distributions" in this prospectus supplement.

                                      Generally, the Class A-1, Class A-2, Class A-3, Class A-AB and
                                      Class A-4 Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 1.
                                      Generally, the Class A-1A Certificates will have priority with respect to payments received in respect of mortgage loans included in loan group 2.

   B. INTEREST AND
          PRINCIPAL ENTITLEMENTS...   A description of the interest entitlement payable to each class can be found in "Description of the Offered
                                      Certificates--Distributions" in this prospectus supplement. As described in that section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal balance. In addition, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of

                                      S-18

                                      nonrecoverable advances, payment of compensation and reimbursement of certain costs and expenses will be prior to your right to receive distributions of principal or interest.

                                      The Class R-I, Class R-II, Class R-III and Class X Certificates
                                      will not be entitled to principal distributions. The amount of principal required to be distributed on the classes entitled to principal (other than the Class AW34 Certificates) on a particular distribution date will, in general, be equal to the sum of:

                                      o   the principal portion of all scheduled payments, other than balloon payments, to the extent received or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) during the related collection period;

                                      o   all principal prepayments and the principal portion of balloon payments received during the related collection period;

                                      o   the principal portion of other collections on the mortgage loans received during the related collection period, for
                                          example liquidation proceeds, condemnation proceeds, insurance proceeds and income on "real estate owned"; and

                                      o   the principal portion of proceeds of mortgage loan repurchases received during the related collection period;

                                      subject, however, to the adjustments described in this prospectus supplement. See the definition of "Principal Distribution Amount"
                                      in the "Glossary of Terms."

   C. PREPAYMENT
        PREMIUMS/YIELD MAINTENANCE
        CHARGES....................   The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to the Class X Certificates, on the one hand and the classes of certificates entitled to principal (other than the Class
                                      A-MFL Certificates) and the Class A-MFL Regular Interest, on the
                                      other hand, is described in "Description of the Offered
                                      Certificates--Distributions" in this prospectus supplement. The
                                      Class A-MFL Certificates will not be entitled to receive any prepayment premiums or yield maintenance charges for so long as the related swap contract remains in place.

SUBORDINATION

   A. GENERAL......................   The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest (other than excess liquidation proceeds and certain excess interest in connection with any mortgage loan having an anticipated repayment date) on any distribution date is depicted in descending order. The manner in which mortgage loan losses (including interest losses other than losses with respect to certain excess interest in connection with any mortgage loan having an anticipated repayment date) are allocated is depicted in ascending order.

                                      S-19

                                                    --------------------------------------
                                                      Class A-l, Class A-1A*, Class A-2,
                                                      Class A-3, Class A-AB**, Class A-4
                                                                and Class X***
                                                    --------------------------------------
                                                                       |
                                                                       |
                                                    --------------------------------------
                                                           Class A-M and Class A-MFL
                                                    --------------------------------------
                                                                       |
                                                                       |
                                                    --------------------------------------
                                                                   Class A-J
                                                    --------------------------------------
                                                                       |
                                                                       |
                                                    --------------------------------------
                                                                  Classes B-P
                                                    --------------------------------------

                                      NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE AVAILABLE TO YOU AS A
                                      HOLDER OF OFFERED CERTIFICATES.

                                      *The Class A-1A Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 2. The Class A-1, Class A-2, Class A-3,
                                      Class A-AB and Class A-4 Certificates generally have a priority entitlement to principal payments received in respect of mortgage loans included in loan group 1. See "Description of the Offered
                                      Certificates--Distributions" in this prospectus supplement.

                                      **The Class A-AB Certificates have priority with respect to receiving distributions of principal from the portion of those amounts attributable to loan group 1 and, after the principal balance of the Class A-1A Certificates has been reduced to zero, the portion of those amounts attributable to loan group 2, in either case, to reduce the Certificate Balance of the Class A-AB
                                      Certificates to the Planned Principal Balance, as described in this prospectus supplement.

                                      ***Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class
                                      X Certificates. However, any mortgage loan losses will reduce the notional amount of the Class X Certificates.

                                      In addition, while mortgage loan losses and available funds shortfalls will not be directly allocated to the Class A-MFL
                                      Certificates, mortgage loan losses and available funds shortfalls may be allocated to the Class A-MFL Regular Interest, in reduction of the certificate balance of the Class A-MFL Regular Interest and the amount of its respective interest entitlement. Any decrease in the certificate balance of the Class A-MFL Regular Interest will result in a corresponding decrease in the certificate balance of the Class A-MFL Certificates and any interest shortfalls suffered by the Class A-MFL Regular Interest will reduce the amount of interest distributed on the Class A-MFL Certificates to the extent described in this prospectus supplement.

                                      S-20

   B. SHORTFALLS IN
         AVAILABLE FUNDS...........   The following types of shortfalls in available funds will reduce amounts available for distribution and will be allocated in the same manner as mortgage loan losses. Among the causes of these shortfalls are the following:

                                      o   shortfalls resulting from compensation which the special
                                          servicer is entitled to receive;

                                      o   shortfalls resulting from interest on advances made by the master servicer or the trustee, to the extent not covered by default interest and late payment charges paid by the borrower;
                                          and

                                      o   shortfalls resulting from a reduction of a mortgage loan's interest rate by a bankruptcy court or other modification or from other unanticipated, extraordinary or default-related expenses of the trust.

                                      Reductions in distributions to the Class A-MFL Regular Interest will cause a corresponding reduction in distributions to the Class
                                      A-MFL Certificates to the extent described in this prospectus supplement.

                                      Shortfalls in mortgage loan interest as a result of the timing of voluntary and involuntary prepayments (net of certain amounts required to be used by the master servicer to offset those shortfalls) will be allocated to each class of certificates (or the
                                      Class A-MFL Regular Interest) in accordance with their respective interest entitlements as described in this prospectus supplement.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

   A. GENERAL......................   All numerical information in this prospectus supplement concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based upon their outstanding principal balances as of the cut-off date. With respect to mortgage loans not having due dates on the first day of each month, scheduled payments due in July 2007 have been deemed received on July 1, 2007.

                                      When information presented in this prospectus supplement with respect to mortgaged properties is expressed as a percentage of the initial pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or, with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on
                                      Appendix II to this prospectus supplement.

   B. PRINCIPAL BALANCES...........   The trust's primary assets will be two hundred twenty-five (225)
                                      mortgage loans (which include 197 mortgage loans in loan group 1 and 28 mortgage loans in loan group 2) with an aggregate principal balance as of the cut-off date of approximately $2,722,865,021
                                      (which includes $2,434,944,951 in loan group 1 and $287,920,070 in loan group 2). It is possible that the aggregate mortgage loan balance, the initial outstanding loan group 1 balance and the initial outstanding loan group 2 balance, will vary by up to 5% on the closing date. As of the cut-off

                                      S-21

                                      date, the principal balance of the mortgage loans in the mortgage pool ranged from approximately $659,403 to approximately
                                      $220,000,000 (and the balances of the mortgage loans ranged from
                                      $659,403 to $220,000,000 in loan group 1 and from $1,350,000 to
                                      $40,000,000 in loan group 2) and the mortgage loans had an approximate average balance of $12,101,622 (and an approximate average balance of $12,360,127 in loan group 1 and $10,282,860 in loan group 2).

   C. FEE SIMPLE/LEASEHOLD.........   Two hundred sixty (260) mortgaged properties, securing mortgage loans representing 97.2% of the initial outstanding pool balance
                                      (which include two hundred thirty-two (232) mortgaged properties in loan group 1, securing mortgage loans representing 96.9% of the initial outstanding loan group 1 balance, and twenty-eight (28)
                                      mortgaged properties in loan group 2, securing mortgage loans representing 100.0% of the initial outstanding loan group 2 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in those mortgaged properties.

                                      Six (6) mortgaged properties, securing mortgage loans representing
                                      1.8% of the initial outstanding pool balance (and representing 2.0%
                                      of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties.

                                      Two (2) mortgaged properties, securing mortgage loans representing
                                      1.0% of the initial outstanding pool balance (and representing 1.1%
                                      of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of those mortgaged properties and a leasehold interest in the remaining portion of those mortgaged properties.

   D. PROPERTY TYPES...............   The following table shows how the mortgage loans are secured by collateral which is distributed among different types of
                                      properties.

                                      -------------------------------------------------------------------
                                      Property Type                Percentage of          Number of
                                                                Initial Outstanding       Mortgaged
                                                                   Pool Balance           Properties
                                      -------------------------------------------------------------------

                                      Retail                           43.7%                 140
                                      -------------------------------------------------------------------
                                      Office                           23.7%                  35
                                      -------------------------------------------------------------------
                                      Multifamily                      10.1%                  24
                                      -------------------------------------------------------------------
                                      Hospitality                       9.7%                  18
                                      -------------------------------------------------------------------
                                      Industrial                        7.5%                  23
                                      -------------------------------------------------------------------
                                      Other                             2.1%                  8
                                      -------------------------------------------------------------------
                                      Self Storage                      1.2%                  9
                                      -------------------------------------------------------------------
                                      Mixed Use                         1.1%                  6
                                      -------------------------------------------------------------------
                                      Manufactured Housing              0.9%                  5
                                      Community
                                      -------------------------------------------------------------------

                                      S-22

                                      For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                      Appendix I to this prospectus supplement.

   E. PROPERTY LOCATION............   The number of mortgaged properties, and the approximate percentage of the aggregate principal balance of the mortgage loans secured by mortgaged properties located in the five (5) geographic areas with the highest concentrations of mortgaged properties, are as described in the table below:

                                      -------------------------------------------------------------------
                                                                                            Number of
                                                                Percentage of Initial       Mortgaged
                                      Geographic Area          Outstanding Pool Balance     Properties
                                      -------------------------------------------------------------------

                                      New York                          20.2%                   23
                                      -------------------------------------------------------------------
                                      Virginia                          13.2%                   20
                                      -------------------------------------------------------------------
                                      California                        13.1%                   46
                                      -------------------------------------------------------------------
                                           Southern                      7.9%                   31
                                      -------------------------------------------------------------------
                                           Northern                      5.2%                   15
                                      -------------------------------------------------------------------
                                      Maryland                           6.5%                   13
                                      -------------------------------------------------------------------
                                      Ohio                               6.1%                    7
                                      -------------------------------------------------------------------

                                      The remaining mortgaged properties are located throughout
                                      thirty-six (36) other states and the U.S. Virgin Islands. None of these property locations has a concentration of mortgaged
                                      properties that represents security for more than 4.3% of the initial outstanding pool balance, as of the cut-off date. Northern
                                      California includes areas with zip codes above 93600 and Southern
                                      California includes areas with zip codes of 93600 and below.

                                      For information regarding the location of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                      Appendix I to this prospectus supplement.

   F. OTHER MORTGAGE
         LOAN FEATURES.............   As of the cut-off date, the mortgage loans had the following characteristics:

                                      o   The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan had been thirty days or more past due in the past year;

                                      o   Fifteen (15) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership
                                          (which include ten (10) groups of mortgage loans exclusively in loan group 1, representing 26.7% of the initial loan group 1 balance, four (4) groups of mortgage loans exclusively in loan group 2, representing 54.4% of the initial loan group 2 balance and one (1) group of mortgage loans in loan group 1 and loan group 2, representing 14.5% and 6.5% of the initial loan group
                                          1 balance and initial loan group 2 balance, respectively). Of these fifteen

                                      S-23

                                          (15) groups, the three (3) largest groups represent 13.6%, 6.3%
                                          and 5.1%, respectively, of the initial outstanding pool
                                          balance. See Appendix II attached to this prospectus
                                          supplement. The related borrower concentrations of the three
                                          (3) largest groups exclusively in loan group 1 represent 7.0%,
                                          5.7% and 4.5%, respectively, of the initial outstanding loan group 1 balance and the three (3) groups exclusively in loan group 2 represent 19.8%, 17.7% and 11.3%;

                                      o   One hundred two (102) mortgaged properties, securing mortgage loans representing 22.8% of the initial outstanding pool
                                          balance (and representing 25.5% of the initial outstanding loan group 1 balance) are each 100% leased to a single tenant;

                                      o   All of the mortgage loans bear interest at fixed rates;

                                      o   Fixed periodic payments on the mortgage loans are generally determined assuming interest is calculated on a 30/360 basis, but interest actually accrues and is applied on certain
                                          mortgage loans on an actual/360 basis. Accordingly, there will be less amortization of the principal balance during the term of these mortgage loans, resulting in a higher final payment on these mortgage loans; and

                                      o   No mortgage loan permits negative amortization or the deferral of accrued interest (except excess interest that would accrue in the case of any mortgage loan having an anticipated
                                          repayment date after the applicable anticipated repayment date for the related mortgage loan).

   G. BALLOON LOANS/ARD LOANS......   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                      o   Two hundred twenty-five (225) mortgage loans, representing
                                          100.0% of the initial outstanding pool balance, are "balloon loans" (which include one hundred ninety-seven (197) mortgage loans in loan group 1, representing 100.0% of the initial
                                          outstanding loan group 1 balance, and twenty-eight (28)
                                          mortgage loans in loan group 2, representing 100.0% of the initial outstanding loan group 2 balance). For purposes of this prospectus supplement, we consider a mortgage loan to be a
                                          "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or anticipated repayment date, as applicable. Twenty-nine
                                          (29) of these mortgage loans, representing 11.6% of the initial outstanding pool balance (and representing 13.0% of the initial outstanding loan group 1 balance), are mortgage loans that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These mortgage loans are
                                          structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur.

                                      S-24

   H. INTEREST ONLY LOANS..........   As of the cut-off date, the mortgage loans had the following additional characteristics:

                                      o   Ninety-two (92) mortgage loans, representing 57.0% of the
                                          initial outstanding pool balance (which include seventy-five
                                          (75) mortgage loans in loan group 1, representing 54.7% of the initial outstanding loan group 1 balance, and seventeen (17)
                                          mortgage loans in loan group 2, representing 76.3% of the
                                          initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for their entire
                                          respective terms; and

                                      o   Fifty-five (55) mortgage loans, representing 24.7% of the
                                          initial outstanding pool balance (which include forty-eight
                                          (48) mortgage loans in loan group 1, representing 25.3% of the initial outstanding loan group 1 balance, and seven (7)
                                          mortgage loans in loan group 2, representing 19.5% of the
                                          initial outstanding loan group 2 balance), currently provide for monthly payments of interest only for a portion of their respective terms and then provide for the monthly payment of principal and interest over their respective remaining terms.

   I. PREPAYMENT/DEFEASANCE
          PROVISIONS...............   As of the cut-off date, all of the mortgage loans restricted voluntary principal prepayments as follows:

                                      o   One hundred twenty-five (125) mortgage loans, representing
                                          56.2% of the initial outstanding pool balance (which include one hundred thirteen (113) mortgage loans in loan group 1, representing 57.5% of the initial outstanding loan group 1 balance, and twelve (12) mortgage loans in loan group 2,
                                          representing 44.7% of the initial outstanding loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as
                                          defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

                                      o   Sixty-five (65) mortgage loans, representing 26.5% of the
                                          initial outstanding pool balance (which include fifty-seven
                                          (57) mortgage loans in loan group 1, representing 27.5% of the initial outstanding loan group 1 balance, and eight (8)
                                          mortgage loans in loan group 2, representing 17.8% of the
                                          initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

                                      S-25

                                      o   Thirty-two (32) mortgage loans, representing 16.1% of the
                                          initial outstanding pool balance (which include twenty-four
                                          (24) mortgage loans in loan group 1, representing 13.5% of the initial outstanding loan group 1 balance, and eight (8)
                                          mortgage loans in loan group 2, representing 37.5% of the
                                          initial outstanding loan group 2 balance), prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above;

                                      o   One (1) mortgage loan, representing 0.8% of the initial
                                          outstanding pool balance (representing 0.9% of the initial outstanding loan group 1 balance) has no lock-out period and permits voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and
                                          1.0% of the amount prepaid, and also permits the related
                                          borrower, after an initial period of at least two years
                                          following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities"
                                          as defined above; and

                                      o   Two (2) mortgage loans, representing 0.5% of the initial
                                          outstanding pool balance (representing 0.5% of the initial outstanding loan group 1 balance), have no lock-out period and permit voluntary principal prepayments if accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and
                                          1.0% of the amount prepaid.

                                      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii) provide for a specified period commencing prior to and including the maturity date or the anticipated repayment date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. See the footnotes to Appendix II attached to this prospectus supplement for more details about the various yield maintenance formulas.

                                      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                      o   Three (3) mortgage loans, representing 5.8% of the initial outstanding pool balance (and representing 6.4% of the initial outstanding loan group 1 balance), are each secured by multiple mortgaged properties and permit the release of any of the
                                          related mortgaged properties from the lien of the related
                                          mortgage loan (except that as to the Mortgage Loan Nos. 11 and
                                          12 (the "NY Inland Portfolio Loan"), only the Mid-Hudson
                                          Shopping Center

                                      S-26

                                          mortgaged property may be released) upon the satisfaction of certain conditions, including, but not limited to, (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance
                                          premium, (ii) the loan-to-value ratio of the remaining
                                          mortgaged properties following the release is not greater than a percentage ranging, on a loan-by-loan basis, from 55% to 59%, as applicable, and (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately
                                          following the release is at least equal to the greater of 1.11x
                                          (based on a 9.30% mortgage constant), 1.00x (based on a 9.30%
                                          mortgage constant), or 1.05x (based on a 9.30% mortgage
                                          constant), as the case may be, and the debt service coverage ratio immediately prior to such release;

                                      o   Two (2) mortgage loans, representing 0.9% of the initial
                                          outstanding pool balance (and representing 1.0% of the initial outstanding loan group 1 balance), are secured by multiple mortgaged properties and permit the release of one or more of the related mortgaged properties from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) payment of an amount
                                          ranging, on a loan-by-loan basis, from 110% to 125% of the allocated loan amount of the released property, (ii) payment of any applicable prepayment charges, (iii) the loan-to-value ratio of the remaining mortgaged properties following the
                                          release being not greater than 51% or 52.1%, respectively, and
                                          (iv) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than 1.67x or 1.20x, respectively;

                                      o   Three (3) mortgage loans, representing 1.6% of the initial outstanding pool balance (and representing 1.7% of the initial outstanding loan group 1 balance), are secured by multiple mortgaged properties and permit the release of one or more of the related mortgaged properties from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the loan-to-value ratio immediately following the release is not greater than 65%, and (iii) the debt service coverage ratio immediately following the release is at least equal to or greater than the greater of 1.06x (based on a 9.30%
                                          constant) and the debt service coverage ratio immediately prior to such release;

                                      o   Two (2) mortgage loans, representing 0.5% of the initial
                                          outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), are cross-collateralized and cross-defaulted with each other and permit the release of
                                          either of the mortgage loans from the lien of the
                                          cross-collateralized and cross-defaulted arrangement upon the satisfaction of certain conditions, including, but not limited to, (i) payment of an amount equal to 115% of the allocated loan amount for the mortgaged property being released plus the applicable yield maintenance premium, (ii) the debt service coverage ratio immediately following the release is at least equal to or greater than the greater of 1.12x (based on a 9.30%
                                          mortgage constant) and the debt

                                      S-27

                                          service coverage ratio immediately prior to such release, and
                                          (iii) the loan-to-value ratio of the remaining mortgaged
                                          property immediately following the release is not greater than
                                          60%;

                                      o   One (1) mortgage loan, representing 0.2% of the initial
                                          outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1 balance), is secured by multiple
                                          parcels and permits the release of two of those parcels from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) a
                                          prepayment of an amount equal to 110% of the allocated loan amount of the parcel being released, (ii) payment of a
                                          prepayment premium equal to the greater of a yield maintenance formula and 1%, (iii) the debt service coverage ratio with respect to the remaining parcels following the release being at least 1.10x based on the actual loan constant and (iv) the loan-to-value ratio of the remaining parcels following the release being not greater than 70%;

                                      o   One (1) mortgage loan, representing 0.1% of the initial
                                          outstanding pool balance (and representing 0.2% of the initial outstanding loan group 1 balance), is secured by multiple
                                          parcels and permits the release of one such parcel from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) payment of any applicable prepayment charges and (ii) payment of a release price equal to the greater of (a) 110% of the allocated loan amount for the released property or (b) the amount that would result in a 1.30x debt service coverage ratio (based on the actual mortgage constant) and 0.89x debt service coverage ratio (based on a 10% mortgage loan constant);

                                      o   One (1) mortgage loan, representing 0.1% of the initial
                                          outstanding pool balance (and representing 0.1% of the initial outstanding loan group 1 balance), is secured by multiple
                                          parcels and permits the release of one or more of such parcels from the lien of the related mortgage loan upon the
                                          satisfaction of certain conditions, including, but not limited to, (i) payment of 125% of the appraised value for the release property, (ii) payment of any applicable prepayment charges, and (iii) the debt service coverage ratio of the remaining collateral must be equal to or greater than 1.35x (based on the actual mortgage constant) and 1.00x (based on amortizing
                                          payments and a 10% mortgage constant); and

                                      o   One (1) mortgage loan, representing 0.1% of the initial
                                          outstanding pool balance (and representing 0.1% of the initial outstanding loan group 1 balance), is secured by multiple
                                          parcels and permits the release of one or more of such parcels from the lien of the related mortgage loan upon the
                                          satisfaction of certain conditions, including, but not limited to, (i) a prepayment of an amount equal to 120% of the
                                          allocated loan amount, (ii) payment of any applicable
                                          prepayment charges, (iii) the loan-to-value ratio of the
                                          remaining portion of the mortgaged property following the
                                          release being not greater than 44.4%, and (iv) the aggregate debt service coverage ratio with respect to the remaining
                                          portion of the mortgaged property following the release being equal to or greater than 1.55x.

                                      S-28

                                      See Appendix II attached to this prospectus supplement for specific yield maintenance provisions with respect to the prepayment and defeasance provisions set forth above.

                                      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements commencing one (1) to sixty-one (61) payment dates prior to and including the maturity date or the anticipated repayment date.

                                      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the
                                      satisfaction of certain conditions. Eight (8) of the mortgage loans, representing 7.3% of the initial outstanding pool balance
                                      (and representing 8.1% of the initial outstanding loan group 1 balance) permit the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix II to this prospectus supplement for a description of these substitution provisions.

                                      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any prepayment premium or yield maintenance charge, which will vary for any mortgage loan.

   J. MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES.....   As of the cut-off date, the mortgage loans had the following additional characteristics:

         I.   MORTGAGE INTEREST
              RATES                   Mortgage interest rates ranging from 5.050% per annum to 7.630% per annum (and ranging from 5.050% per annum to 7.630% per annum for loan group 1 and from 5.329% per annum to 6.020% per annum for loan group 2), and a weighted average mortgage interest rate of 5.683%
                                      per annum (and 5.693% per annum for loan group 1 and 5.594% per annum for loan group 2);

         II.  ORIGINAL TERMS          Original terms to scheduled maturity ranging from sixty (60) months to one hundred eighty (180) months (and ranging from sixty (60)
                                      months to one hundred eighty (180) months for loan group 1 and from sixty (60) months to one hundred twenty (120) months for loan group
                                      2), and a weighted average original term to scheduled maturity of one hundred sixteen (116) months (and weighted average remaining term to scheduled maturity of one hundred sixteen (116) months for loan group 1 and one hundred fourteen (114) months for loan group
                                      2);

         III. REMAINING TERMS         Remaining terms to scheduled maturity ranging from forty-four (44)
                                      months to one hundred seventy-nine (179) months (and ranging from forty-four (44) months to one hundred seventy-nine (179) months for loan group 1 and from fifty-six (56) months to one hundred twenty
                                      (120) months for loan group 2), and a weighted average remaining term to scheduled maturity of one hundred twelve (112) months (and weighted average remaining term to scheduled maturity of one hundred twelve (112) months for loan group 1 and one hundred twelve
                                      (112) months for loan group 2);

                                      S-29

         IV.  REMAINING
              AMORTIZATION TERMS      Remaining amortization terms (excluding loans which provide for interest only payments for the entire loan term) ranging from one hundred thirty (130) months to four hundred twenty (420) months
                                      (and ranging from one hundred thirty (130) months to four hundred twenty (420) months for loan group 1 and from three hundred fifty-six (356) months to three hundred sixty (360) months for loan group 2), and a weighted average remaining amortization term of three hundred twenty-nine (329) months (and three hundred
                                      twenty-seven (327) months for loan group 1 and three hundred sixty
                                      (360) months for loan group 2);

         V.   LOAN-TO-VALUE RATIOS    Loan-to-value ratios, calculated as described in this prospectus supplement, range from 6.7% to 80.0% (and range from 11.1% to 80.0%
                                      for loan group 1 and from 6.7% to 80.0% for loan group 2), and a weighted average loan-to-value ratio, calculated as described in this prospectus supplement, of 60.5% (and 60.5% for loan group 1 and 60.7% for loan group 2);

                                      For each of the mortgage loans, the loan-to-value ratio was calculated according to the methodology set forth in this
                                      prospectus supplement based on the estimate of value from a third-party appraisal, which was generally conducted between April
                                      2006 and June 2007;

                                      For detailed methodologies, see "Description of the Mortgage
                                      Pool--Assessments of Property Value and Condition--Appraisals" in
                                      this prospectus supplement;

         VI.  DEBT SERVICE
              COVERAGE RATIOS         Debt service coverage ratios, determined according to the
                                      methodology presented in this prospectus supplement, ranging from
                                      1.08x to 13.33x (and ranging from 1.08x to 7.34x for loan group 1 and from 1.22x to 13.33x for loan group 2), and a weighted average debt service coverage ratio, calculated as described in this prospectus supplement, of 1.73x (and 1.72x for loan group 1 and
                                      1.80x for loan group 2). These calculations are based on
                                      underwritable cash flow and actual debt service of the related mortgage loans as described in this prospectus supplement; and

                                      With respect to two (2) mortgage loans (Mortgage Loan Nos. 85 and
                                      189), representing 0.6% of the initial outstanding pool balance, the mortgage loans are secured by residential cooperative
                                      properties that have debt service coverage ratios of 7.34x and
                                      13.33x, respectively. Excluding these mortgage loans, the pool of mortgage loans has a weighted average debt service coverage ratio of 1.68x;

         VII. DEBT SERVICE COVERAGE
              RATIOS POST IO PERIOD   Debt Service Coverage Ratio Post IO Period, determined according to the methodology presented in this prospectus supplement, ranging from 1.08x to 13.33x (and ranging from 1.08x to 7.34x for loan group 1 and from 1.22x to 13.33x for loan group 2), and a weighted average Debt Service Coverage Ratio Post IO Period, calculated as described in this prospectus supplement, of 1.65x (and 1.64x for loan group 1 and 1.74x for loan group 2). Excluding Mortgage Loan
                                      Nos. 85 and 189, which are secured by residential cooperative properties, and have Debt

                                      S-30

                                      Service Coverage Ratios Post IO Period of 7.34x and 13.33x,
                                      respectively, the pool of mortgage loans has a weighted average
                                      Debt Service Coverage Ratio Post IO Period of 1.61x;

                                      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
                                      Period" means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as debt service coverage ratios except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

ADVANCES

   A. PRINCIPAL AND
         INTEREST ADVANCES.........   Subject to a recoverability determination described in this prospectus supplement, the master servicer (and the trustee, if applicable) will be required to advance delinquent monthly mortgage loan payments for the mortgage loans that are part of the trust.
                                      The master servicer and the trustee will not be required to advance any additional interest accrued as a result of the imposition of any default rate or any rate increase after an anticipated repayment date. The master servicer and the trustee also are not required to advance prepayment or yield maintenance premiums, excess interest or balloon payments. With respect to any balloon payment, the master servicer (and the trustee, if applicable) will instead be required to advance an amount equal to the scheduled payment that would have been due if the related balloon payment had not become due. If a principal and interest advance is made, the master servicer will defer rather than advance its master servicing fee, the excess servicing fee and the primary servicing fee, but will advance the trustee fee.

                                      For an REO Property, subject to a recoverability determination described in this prospectus supplement, the advance will equal the scheduled payment that would have been due if the predecessor mortgage loan had remained outstanding and continued to amortize in accordance with its amortization schedule in effect immediately before the REO Property was acquired.

   B. SERVICING ADVANCES...........   Subject to a recoverability determination described in this prospectus supplement, the master servicer, the special servicer and the trustee may also make servicing advances to pay delinquent real estate taxes, insurance premiums and similar expenses necessary to maintain and protect the mortgaged property, to maintain the lien on the mortgaged property or to enforce the mortgage loan documents, and subject to a substantially similar recoverability determination set forth in the related non-serviced mortgage loan pooling and servicing agreement, if any, each of such parties under that agreement will be required to make servicing advances of such type with respect to any non-serviced mortgage loans.

   C. INTEREST ON ADVANCES.........   All advances made by the master servicer, the special servicer or the trustee will accrue interest at a rate equal to the "prime rate" as reported in The Wall Street Journal.

                                      S-31

   D. BACK-UP ADVANCES.............   Pursuant to the requirements of the pooling and servicing
                                      agreement, if the master servicer fails to make a required advance, the trustee will be required to make the advance, subject to the same limitations, and with the same rights of the master servicer.

   E. RECOVERABILITY...............   None of the master servicer, the special servicer or the trustee will be required to make any advance if the master servicer, the special servicer (or another master servicer, special servicer, trustee or any fiscal agent with respect to a non-serviced pari passu companion mortgage loan) or the trustee, as the case may be, reasonably determines that the advance would not be recoverable in accordance with the servicing standard (in the case of the master servicer or special servicer) or in accordance with its business judgment (in the case of the trustee). The trustee may rely on any such determination made by the master servicer or the special servicer.

   F. ADVANCES DURING AN
         APPRAISAL REDUCTION EVENT    The occurrence of certain adverse events affecting a mortgage loan will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in this prospectus supplement. If there exists an appraisal reduction for any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be proportionately reduced to the extent of the appraisal reduction.
                                      This will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                      See "Description of the Offered Certificates--Advances" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS............................   The certificates offered to you will not be issued unless each of the classes of certificates being offered by this prospectus supplement receives the following ratings from Fitch, Inc.,
                                      Standard & Poor's Ratings Services, a division of The McGraw-Hill
                                      Companies, Inc. and Dominion Bond Rating Service, Inc.

                                      ------------------------------------------------------------------
                                                                                       Ratings
                                                    Class                          Fitch/S&P/DBRS
                                      ------------------------------------------------------------------

                                      Classes A-1, A-1A, A-2, A-3, A-AB,
                                      A-4                                            AAA/AAA/AAA
                                      ------------------------------------------------------------------
                                      Class A-M                                      AAA/AAA/AAA
                                      ------------------------------------------------------------------
                                      Class A-J                                      AAA/AAA/AAA
                                      ------------------------------------------------------------------

                                      A rating agency may lower or withdraw a security rating at any time. Each of the rating agencies identified above is expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding, except that a rating agency may stop performing ratings surveillance at any time if, among other reasons, that rating agency does not have
                                      sufficient information to allow it to

                                      S-32

                                      continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the rating agencies perform ratings surveillance.

                                      See "Ratings" in this prospectus supplement and "Ratings" in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION...............   On any distribution date on which the aggregate principal balance of the mortgage loans is less than or equal to 1.0% of the initial outstanding pool balance, the holders of a majority of the controlling class, the special servicer, the master servicer and any holder of a majority interest in the Class R-I Certificates, in that order of priority, will have the option to purchase all of the remaining mortgage loans, and all property acquired through exercise of remedies in respect of any mortgage loan, at the price specified in this prospectus supplement. Exercise of this option would terminate the trust (other than the portion of the trust related to the 330 West 34th Street Mortgage Loan) and retire the then outstanding certificates at par plus accrued interest.

REPURCHASE OR SUBSTITUTION.........   Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it, as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Repurchases and Other Remedies." If a
                                      mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under "Description of the Mortgage Pool--Repurchases and Other Remedies", then that mortgage loan seller will be required to either cure the breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan.
                                      If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge. In addition, certain mortgage loans may be purchased from the trust fund by the holders of a B Note or mezzanine loan under certain circumstances.
                                      See "Description of the Mortgage Pool-- Subordinate and Other
                                      Financing" and "Servicing of the Mortgage Loans--Servicing of the
                                      A/B Mortgage Loans" in this prospectus supplement.

SALE OF DEFAULTED LOANS............   Pursuant to the pooling and servicing agreement, (i) the holder of the certificates representing the greatest percentage interest in the controlling class of certificates, (ii) the special servicer, and (iii) any mortgage loan seller (other than Wells Fargo Bank,
                                      National Association), with respect to each mortgage loan it sold to the Depositor, in that order, has the option to purchase from the trust any defaulted mortgage loan that is at least sixty (60)
                                      days delinquent as to any monthly debt service payment (or is delinquent as to its balloon payment) at a price equal to the fair value of such mortgage loan as determined by the special servicer for such mortgage loan (provided, that if such mortgage loan is being purchased by the special servicer or by a holder of
                                      certificates of the controlling class, the trustee will be required to verify that such price is equal to fair value). In addition,

                                      S-33

                                      certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender or mezzanine lender. For more information relating to the sale of defaulted mortgage loans, see "Servicing of the Mortgage
                                      Loans--Sale of Defaulted Mortgage Loans" in this prospectus supplement.

DENOMINATIONS......................   The Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class
                                      A-4, Class A-M and Class A-J Certificates will be offered in minimum denominations of $25,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT..................   Your certificates will be registered in the name of Cede & Co., as nominee of The Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your ownership interest, except in very limited circumstances described in this prospectus supplement. As a result, you will hold your certificates only in book-entry form and will not be a certificateholder of record. You will receive
                                      distributions on your certificates and reports relating to distributions only through The Depository Trust Company,
                                      Clearstream Banking, societe anonyme or the Euroclear System or through participants in The Depository Trust Company, Clearstream
                                      Banking or Euroclear.

                                      You may hold your certificates through:

                                      o   The Depository Trust Company in the United States; or

                                      o   Clearstream Banking or Euroclear in Europe.

                                      Transfers within The Depository Trust Company, Clearstream Banking or Euroclear will be made in accordance with the usual rules and operating procedures of those systems. Cross-market transfers between persons holding directly through The Depository Trust
                                      Company, Clearstream Banking or Euroclear will be effected in The
                                      Depository Trust Company through the relevant depositories of
                                      Clearstream Banking or Euroclear.

                                      All or any portion of the certificates offered to you may be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to The Depository Trust
                                      Company or its nominee, if we notify The Depository Trust Company of our intent to terminate the book-entry system and, upon receipt of notice of such intent from The Depository Trust Company, the participants holding beneficial interests in the certificates agree to initiate such termination.

                                      We expect that the certificates offered to you will be delivered in book-entry form through the facilities of The Depository Trust
                                      Company, Clearstream Banking or Euroclear on or about the closing date.

TAX STATUS.........................   Elections will be made to treat designated portions of the trust as four separate "real estate mortgage investment conduits"--REMIC I,
                                      REMIC II, REMIC III and the Class AW34 REMIC--for federal income tax purposes. In the opinion of counsel, each such designated portion of the trust will qualify for this treatment and each class of offered certificates will evidence "regular interests" in REMIC
                                      III. The Class A-MFL Certificates will represent an undivided beneficial interest in a grantor trust for federal income tax purposes, which

                                      S-34

                                      grantor trust is comprised of the Class A-MFL Regular Interest, the
                                      Class A-MFL floating rate account and the beneficial interests of such Class in the swap contract. The portion of the trust
                                      consisting of the right to excess interest (interest on each mortgage loan with an anticipated repayment date accruing after such date at a rate in excess of the rate that applied prior to such date) and the related sub-accounts will also be treated as a grantor trust for federal income tax purposes.

                                      Pertinent federal income tax consequences of an investment in the offered certificates include:

                                      o   The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                      o   Beneficial owners of offered certificates will be required to report income on the certificates in accordance with the
                                          accrual method of accounting.

                                      o   We anticipate that the Class A-1 and Class A-2 Certificates will be issued at a premium, the Class A-1A, Class A-3, Class
                                          A-AB, Class A-4 and Class A-M Certificates will be issued with de minimis original issue discount and the Class A-J
                                          Certificates will be issued with original issue discount for federal income tax purposes.

                                      See "Material Federal Income Tax Consequences" in this prospectus supplement.

CONSIDERATIONS RELATED TO TITLE I
OF THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974...............   Subject to the satisfaction of important conditions described under
                                      "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

LEGAL INVESTMENT...................   The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                      Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered
                                      certificates. See "Legal Investment" in this prospectus supplement.

                                      S-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      S-36

                                  RISK FACTORS

      You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

      The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED OR
GUARANTEED AND YOUR SOURCE FOR
REPAYMENTS IS LIMITED TO PAYMENTS
UNDER THE MORTGAGE LOANS              Payments under the mortgage loans and the certificates are not insured or guaranteed by any governmental entity or mortgage insurer. Accordingly, the sources for repayment of your
                                      certificates are limited to amounts due with respect to the mortgage loans.

                                      You should consider all of the mortgage loans to be nonrecourse loans. Even in those cases where recourse to a borrower or guarantor is permitted under the related mortgage loan documents, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific properties and other assets that have been pledged to secure the mortgage loan. Those remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a mortgage loan prior to its maturity or anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the related mortgaged property. Payment of the balloon payment of a mortgage loan that is a balloon loan at its maturity, or on its anticipated repayment date, is primarily dependent upon the borrower's ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

                                      In limited circumstances, the related mortgage loan seller may be obligated to repurchase or replace a mortgage loan that it sold to us if the applicable mortgage loan seller's representations and warranties concerning that mortgage loan are materially breached or if there are material defects in the documentation for that mortgage loan. However, there can be no assurance that any of these entities will be in a financial position to effect a repurchase or substitution. The representations and warranties address the characteristics of the mortgage loans and mortgaged properties as of the date of issuance of the certificates. They do not relieve you or the trust of the risk of defaults and losses on the mortgage loans.

                                      S-37

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES          The mortgage loans are secured by various types of income-producing commercial, multifamily and manufactured housing community properties. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

                                      Two hundred twenty-two (222) mortgage loans, representing 95.2% of the initial outstanding pool balance (which include one hundred ninety-four (194) mortgage loans in loan group 1, representing
                                      94.7% of the initial outstanding loan group 1 balance, and twenty-eight (28) mortgage loans in loan group 2, representing
                                      100.0% of the initial outstanding loan group 2 balance), were originated within twelve (12) months prior to the cut-off date.
                                      Consequently, these mortgage loans do not have a long-standing payment history.

                                      The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow.
                                      Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                      The net operating income, cash flow and property value of the mortgaged properties may be adversely affected, among other things, by any one or more of the following factors:

                                      o   the age, design and construction quality of the property;

                                      o   the lack of any operating history in the case of a newly built or renovated mortgaged property;

                                      o   perceptions regarding the safety, convenience and
                                          attractiveness of the property;

                                      o   the proximity and attractiveness of competing properties;

                                      o   the adequacy of the property's management and maintenance;

                                      o   increases in operating expenses (including common area
                                          maintenance charges) at the property and in relation to
                                          competing properties;

                                      o   an increase in the capital expenditures needed to maintain the property or make improvements;

                                      o   the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

                                      o   a decline in the financial condition of a major tenant;

                                      o   an increase in vacancy rates;

                                      o   a decline in rental rates as leases are renewed or entered into with new tenants;

                                      S-38

                                      o   changes or continued weakness in a specific industry segment that is important to the success of the related mortgaged
                                          property; and

                                      o   if the mortgaged property has uses subject to significant
                                          regulation, changes in applicable law.

                                      Other factors are more general in nature, such as:

                                      o   national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

                                      o   local real estate conditions (such as an oversupply of
                                          competing properties, rental space or multifamily housing);

                                      o   demographic factors;

                                      o   decreases in consumer confidence (caused by events such as threatened or continuing military action, recent disclosures of wrongdoing or financial misstatements by major corporations and financial institutions and other factors);

                                      o   changes in consumer tastes and preferences; and

                                      o   retroactive changes in building codes.

                                      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

                                      o   the length of tenant leases;

                                      o   the creditworthiness of tenants;

                                      o   the level of tenant defaults;

                                      o   the ability to convert an unsuccessful property to an
                                          alternative use;

                                      o   new construction in the same market as the mortgaged property;

                                      o   rent control and stabilization laws or other laws impacting operating costs;

                                      o   the number and diversity of tenants;

                                      o   the rate at which new rentals occur;

                                      o   the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants; and

                                      o   in the case of residential cooperative properties, the payments received by the cooperative corporation from its
                                          tenants/shareholders, including any special assessments against the property.

                                      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources
                                      (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

                                      S-39

SEASONED MORTGAGE LOANS SECURED BY
OLDER MORTGAGED PROPERTIES PRESENT
ADDITIONAL RISKS OF REPAYMENT         Three (3) mortgage loans, representing 4.8% of the initial outstanding pool balance (and representing 5.3% of the initial outstanding loan group 1 balance), are not newly originated and have been outstanding for 12 or more months prior to the cut-off date. While seasoned mortgage loans generally have the benefit of established payment histories, there are a number of risks associate with seasoned mortgage loans that are not present, or present to a lesser degree, with more recently originated mortgage loans. For example,

                                      o   property values and the surrounding neighborhood may have
                                          changed since origination;

                                      o   origination standards at the time the mortgage loan was
                                          originated may have been different than current origination standards;

                                      o   the market for any related business may have changed from the time the mortgage loan was originated;

                                      o   the current financial performance of the related borrower, its business, or the related mortgaged property in general, may be different than at origination; and

                                      o   the environmental and engineering characteristics of the
                                          mortgaged property or improvements may have changed.

                                      Among other things, those factors make it difficult to estimate the current value of the related mortgaged property, and estimated values of the mortgaged properties discussed in this prospectus supplement, to the extent based upon or extrapolated from general market data, may not be accurate in the case of particular mortgaged properties.

THE PROSPECTIVE PERFORMANCE OF THE
COMMERCIAL AND MULTIFAMILY MORTGAGE
LOANS INCLUDED IN THE TRUST FUND
SHOULD BE EVALUATED SEPARATELY FROM
THE PERFORMANCE OF THE MORTGAGE
LOANS IN ANY OF OUR OTHER TRUSTS      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real
                                      properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular
                                      income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary

                                      S-40

                                      significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

                                      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of commercial mortgage loans (known as
                                      "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same property types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the
                                      performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A
LIMITED OPERATING HISTORY             The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

CONVERTING COMMERCIAL PROPERTIES TO
ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                          Some of the mortgaged properties (including three (3) mortgaged properties, representing 2.7% of the initial pool balance and 3.0%
                                      of the initial loan group 1 balance, that are currently operated as cold storage facilities) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

                                      o   converting commercial properties to alternate uses or
                                          converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures;
                                          and

                                      o   zoning or other restrictions, including the designation of a property as a historical landmark, also may prevent alternative uses.

                                      The liquidation value of a mortgaged property not readily
                                      convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. In addition, certain properties that are legally permitted to be used in a non-conforming manner may be subject to restrictions that would require compliance with current zoning laws under certain circumstances such as non-operation for a period in excess of certain

                                      S-41

                                      timeframes. If this type of mortgaged property was liquidated and a lower liquidation value was obtained, less funds would be available for distributions on your certificates. See "Mortgaged Properties
                                      Securing The Mortgage Loans That Are Not In Compliance With Zoning
                                      And Building Code Requirements And Use Restrictions Could Adversely
                                      Affect Payments On Your Certificates."

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING INCOME    Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

                                      o   changes in the local, regional or national economy;

                                      o   changes in governmental regulations, fiscal policy, zoning or tax laws;

                                      o   potential environmental legislation or liabilities or other legal liabilities;

                                      o   proximity and attractiveness of competing properties;

                                      o   new construction of competing properties in the same market;

                                      o   convertibility of a property to an alternative use;

                                      o   the availability of refinancing;

                                      o   changes in interest rate levels;

                                      o   the age, quality, functionality and design of the project;

                                      o   increases in operating costs;

                                      o   an increase in the capital expenditures needed to maintain the properties or make improvements; and

                                      o   increase in vacancy rates.

TENANT CONCENTRATION INCREASES THE
RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES         A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants, because rent payable by such tenants generally will represent all or a
                                      significant portion of the cash flow available to the borrower to pay its obligations to the lender. We cannot provide assurances that any major tenant will continue to perform its obligations under its lease. In particular, please see Appendix IV to this prospectus supplement for more information on any of the mortgaged properties related to the ten largest loans in the pool that are leased to a single tenant or large tenants or a small number of tenants. One hundred two (102) of the mortgaged properties, securing 22.8% of the initial outstanding pool balance (securing mortgage loans representing 25.5% of the initial outstanding loan group 1 balance) are leased to single tenants, and with respect to nine (9) of those mortgaged properties, securing 0.8% of the initial outstanding pool balance (securing 0.9% of the initial outstanding loan group 1

                                      S-42

                                      balance), the sole tenant is related to the borrower.

                                      In some cases the sole tenant or major tenant related to the borrower is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. There can be no assurance the space
                                      "leased" by this borrower affiliate will eventually be occupied by third party tenants.

                                      Mortgaged properties leased to a single tenant or a small number of tenants are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

                                      o   the financial effect of the absence of rental income may be severe;

                                      o   more time may be required to re-lease the space; and

                                      o   substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                      Additionally, some of the tenants at the mortgaged properties
                                      (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See Appendix II attached to this prospectus supplement for the lease expiration date for each of the top three
                                      (3) tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

                                      In addition to tenant concentration, another factor that you should consider is that retail, industrial and office properties also may be adversely affected if there is a concentration of tenants or of tenants in the same or similar business or industry.

                                      In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

                                      For further information with respect to tenant concentrations, see
                                      Appendix II attached to this prospectus supplement.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                          If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its obligations to a lender which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      S-43

THE RELATED BORROWERS MAY HAVE
DIFFICULTY RE-LEASING MORTGAGED
PROPERTIES                            Repayment of mortgage loans secured by retail, office and
                                      industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties may be leased in whole or in part to
                                      government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations or otherwise.

                                      In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

                                      Certain tenants at the retail properties, including without limitation anchor tenants, may have the right to terminate their leases if certain other tenants are not operating, or if their sales at the property do not reach a specified level. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties. Fifty-six (56) of the mortgaged properties, securing mortgage loans representing approximately 28.0% of the initial outstanding pool balance (excluding multifamily,
                                      manufactured housing community, self storage, hospitality and certain other property types) (and representing 28.0% of the initial outstanding loan group 1 balance), as of the cut-off date, have reserves for tenant improvements and leasing commissions which may serve to defray those costs. We cannot assure you, however, that the funds (if any) held in those reserves for tenant
                                      improvements and leasing commissions will be sufficient to cover the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur
                                      substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

THE CONCENTRATION OF LOANS WITH THE
SAME OR RELATED BORROWERS INCREASES
THE POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES                  The effect of mortgage pool loan losses will be more severe:

                                      o   if the pool is comprised of a small number of loans, each with a relatively large principal amount; or

                                      o   if the losses relate to loans that account for a
                                          disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-44

                                      Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things, financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and
                                      the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

                                      Fifteen (15) groups of mortgage loans, including ten (10) groups of mortgage loans that contain mortgage loans exclusively in loan group 1 and four (4) groups of mortgage loans that contain mortgage loans exclusively in loan group 2, representing 26.7% and 54.4% of the initial loan group 1 balance and initial loan group 2 balance, respectively, and one (1) group of mortgage loans that contains mortgage loans in loan group 1 and loan group 2, representing 14.5%
                                      and 6.5% of the initial loan group 1 balance and initial loan group
                                      2 balance, respectively, were made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups represent
                                      13.6%, 6.3% and 5.1%, respectively, of the initial outstanding pool balance. The related borrower concentrations of the three (3)
                                      largest groups exclusively in loan group 1 represent 7.0%, 5.7% and
                                      4.5%, respectively, of the initial outstanding loan group 1 balance. The related borrower concentrations of the three (3)
                                      largest groups exclusively in loan group 2 represent 19.8%, 17.7%
                                      and 11.3%, respectively, of the initial outstanding loan group 2 balance.

                                      The ten (10) largest mortgage loans in the aggregate represent
                                      29.4% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 1.5% of the initial outstanding pool balance.

                                      The largest mortgage loan represents 8.1% of the initial
                                      outstanding pool balance. The second largest mortgage loan represents 3.7% of the initial outstanding pool balance. The third largest mortgage loan represents 3.0% of the initial outstanding pool balance. Each of the other mortgage loans represents no greater than 2.6% of the initial outstanding pool balance.

                                      The largest mortgage loan in loan group 1 represents 9.0% of the initial outstanding loan group 1 balance. The second largest mortgage loan in loan group 1 represents 4.1% of the initial outstanding loan group 1 balance. The third largest mortgage loan in loan group 1 represents 3.4% of the initial outstanding loan group 1 balance. Each of the other mortgage loans represents no greater than to 2.9% of the initial outstanding loan group 1 balance.

                                      The largest mortgage loan in loan group 2 represents 13.9% of the initial outstanding loan group 2 balance. The second largest mortgage loan in loan group 2 represents 11.6% of the initial outstanding loan group 2 balance. The next largest mortgage loan in loan group 2 represents 9.0% of the initial outstanding loan group
                                      2 balance. Each of the other mortgage loans represents no greater than 6.5% of the initial outstanding loan group 2 balance.

                                      S-45

                                      In some cases, the sole or significant tenant is related to the subject borrower. In the case of Mortgage Loan Nos. 67, 68, 69,
                                      126, 130, 134, 135, 231 and 261, the tenant at all of the related mortgaged properties is the parent of the related borrower. For further information with respect to tenant concentrations, see
                                      Appendix II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                          A concentration of mortgaged property types also can pose increased risks. A concentration of mortgage loans secured by the same property type can increase the risk that a decline in a particular industry will have a disproportionately large impact on the pool of mortgage loans or a particular loan group. The following property types represent the indicated percentage of the initial outstanding pool balance:

                                      o   retail properties represent 43.7%;

                                      o   office properties represent 23.7%;

                                      o   multifamily properties represent 10.1%;

                                      o   hospitality properties represent 9.7%;

                                      o   industrial properties represent 7.5%;

                                      o   other properties represent 2.1%;

                                      o   self storage properties represent 1.2%;

                                      o   mixed use properties represent 1.1%; and

                                      o   manufactured housing community properties represent 0.9%.

                                      For information regarding the types of properties securing the mortgage loans included in loan group 1 or loan group 2, see
                                      Appendix I to this prospectus supplement.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster or act of terrorism affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In the past, several regions of the United States have experienced significant real estate downturns at times when other regions have not. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in the region. Other regional
                                      factors--e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect those mortgaged properties.

                                      The mortgaged properties are located in forty-one (41) different states and the U.S. Virgin Islands (which include thirty-nine (39)
                                      states and the U.S. Virgin Islands for loan group 1 and fifteen
                                      (15) states for loan

                                      S-46

                                      group 2). In particular, investors should note that approximately
                                      13.1% of the mortgaged properties, based on the initial outstanding pool balance (12.4% of the initial outstanding loan group 1 balance and 19.2% of the initial outstanding loan group 2 balance), are located in California. Mortgaged properties located in California may be more susceptible to some types of special hazards that may not be adequately covered by insurance (such as earthquakes and flooding) than properties located in other parts of the country. If a borrower does not have insurance against such risks and a severe casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan. The mortgage loans generally do not require any borrowers to maintain earthquake insurance.

                                      In addition, 20.2%, 13.2%, 6.5% and 6.1% of the mortgaged
                                      properties, based on the initial outstanding pool balance, are located in New York, Virginia, Maryland and Ohio, respectively, and concentrations of mortgaged properties, in each case, representing less than or equal to 4.3% of the initial outstanding pool balance, also exist in several other states.

                                      For information regarding the location of the properties securing the mortgage loans included in loan group 1 and loan group 2, see
                                      Appendix I to this prospectus supplement.

A LARGE CONCENTRATION OF RETAIL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF RETAIL PROPERTIES    One hundred forty (140) of the mortgaged properties, securing mortgage loans representing 43.7% of the initial outstanding pool balance (and representing 48.9% of the initial outstanding loan group 1 balance), are retail properties. The quality and success of a retail property's tenants significantly affect the property's value. The success of retail properties can be adversely affected by local competitive conditions and changes in consumer spending patterns. A borrower's ability to make debt service payments can be adversely affected if rents are based on a percentage of the tenant's sales and sales decline or if the closure of one store gives rise to lease provisions permitting the closure of another store. Additional factors that can affect the success of a retail property include rights that certain tenants may have to terminate their leases, the location of the subject property and the physical condition and amenities of the subject property in relation to competing buildings.

                                      An "anchor tenant" is proportionately larger in size than other tenants at a retail property and is considered to be vital in attracting customers to a retail property, whether or not the anchor tenant's premises are part of the mortgaged property. One hundred twelve (112) of the mortgaged properties, securing 40.3% of the initial outstanding pool balance (and securing 45.1% of the initial outstanding loan group 1 balance), are properties
                                      considered by the applicable mortgage loan seller to be leased to or are adjacent to or are occupied by anchor tenants.

                                      The presence or absence of an anchor store in a shopping center also can be important because anchor stores play a key role in generating

                                      S-47

                                      customer traffic and making a center desirable for other tenants.
                                      Consequently, the economic performance of an anchored retail property will be adversely affected by:

                                      o   an anchor store's failure to renew its lease;

                                      o   termination of an anchor store's lease;

                                      o   the bankruptcy or economic decline of an anchor store or
                                          self-owned anchor or its parent company; or

                                      o   the cessation of the business of an anchor store at the
                                          shopping center, even if, as a tenant, it continues to pay rent.

                                      There may be retail properties with anchor stores that are permitted to cease operating at any time if certain other stores are not operated at those locations. Furthermore, there may be non-anchor tenants that are permitted to offset all or a portion of their rent, pay rent based solely on a percentage of their sales or to terminate their leases if certain anchor stores and/or major tenants are either not operated or fail to meet certain business objectives.

                                      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:
                                      factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, internet web sites and telemarketing. Continued growth of these alternative retail outlets, which often have lower operating costs, could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties. Moreover, additional competing retail properties may be built in the areas where the retail properties are located, which could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

A LARGE CONCENTRATION OF OFFICE
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF OFFICE PROPERTIES    Thirty-five (35) of the mortgaged properties, securing mortgage loans representing 23.7% of the initial outstanding pool balance
                                      (and representing 26.5% of the initial outstanding loan group 1 balance), are office properties.

                                      A large number of factors may affect the value of these office properties, including:

                                      o   the quality of an office building's tenants;

                                      o   the diversity of an office building's tenants, reliance on a single or dominant tenant or tenants in a volatile industry
                                          (e.g., technology and internet companies that have experienced or may in the future experience circumstances that make their businesses volatile);

                                      o   adverse changes in population, employment growth and patterns of telecommuting and sharing office spaces;

                                      o   the physical attributes of the building in relation to
                                          competing buildings, (e.g., age, condition, design, location, access to

                                      S-48

                                          transportation and ability to offer certain amenities, such as sophisticated building systems);

                                      o   the availability of parking;

                                      o   the desirability of the area as a business location;

                                      o   the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

                                      o   the suitability of a space for re-leasing without significant build-out costs.

                                      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

                                      Included in the office properties referenced above are six (6)
                                      medical office properties, which secure approximately 1.3% of the initial outstanding pool balance (and representing 1.4% of the initial outstanding loan group 1 balance). The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on
                                      reimbursements for patient fees from private or
                                      government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a property with
                                      significant medical office tenants may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical office properties.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
MULTIFAMILY PROPERTIES                Twenty-four (24) of the mortgaged properties, securing mortgage loans representing 10.1% of the initial outstanding pool balance
                                      (which include one (1) mortgage loan in loan group 1, representing
                                      0.5% of the initial outstanding loan group 1 balance, and
                                      twenty-three (23) mortgage loans in loan group 2, representing
                                      91.1% of the initial outstanding loan group 2 balance), are multifamily properties.

                                      A large number of factors may affect the value and successful operation of these multifamily properties, including:

                                      o   the physical attributes of the apartment building, such as its age, appearance and construction quality;

                                      o   the location of the property;

                                      o   distance from employment centers and shopping areas;

                                      o   the ability of management to provide adequate maintenance and insurance;

                                      o   the types of services and amenities provided at the property;

                                      S-49

                                      o   the property's reputation;

                                      o   the level of mortgage interest rates and favorable income and economic conditions (which may encourage tenants to purchase rather than rent housing);

                                      o   the presence of competing properties;

                                      o   adverse local or national economic conditions which may limit the rent that may be charged and which may result in increased vacancies;

                                      o   the tenant mix (such as tenants being predominantly students or military personnel or employees of a particular business or industry) and requirements that tenants meet certain criteria
                                          (such as age restrictions for senior housing);

                                      o   in the case of any student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units (which may adversely affect
                                          occupancy), the physical layout of the housing (which may not be readily convertible to traditional multifamily use), and student tenants having a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

                                      o   state and local regulations (which may limit the ability to increase rents); and

                                      o   government assistance/rent subsidy programs (which may
                                          influence tenant mobility).

                                      In addition to state regulation of the landlord tenant
                                      relationship, certain counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a
                                      governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

                                      Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. Generally, the related mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements or the borrower or mortgaged property must have certain other
                                      characteristics consistent with the government policy related to the applicable program. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. In certain cases, housing assistance program contracts may not be assigned to the related borrower or

                                      S-50

                                      purchaser of the property until after the origination date of the mortgage loan. We cannot assure you that these contracts will ultimately be assigned. These programs may include, among others:

                                      o   rent limitations that would adversely affect the ability of borrower to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense;

                                      o   covenants that require a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region; and

                                      o   tenant income restrictions that may reduce the number of
                                          eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

                                      The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

                                      In addition, multifamily rental properties and manufactured housing properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily
                                      rental/manufactured housing property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Because leases with respect to a multifamily rental/manufactured housing property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental/manufactured housing properties with more desirable amenities or locations or to single family housing.

                                      Some of the mortgaged properties may have tenants that rely on rent subsidies under various government funded programs, including the
                                      Section 8 Tenant-Based Assistance Rental Certificate Program of the
                                      United States Department of Housing and Urban Development. With
                                      respect to certain of the mortgage loans, the borrower may receive subsidies or other assistance from government programs.

                                      The related mortgage loan seller may have underwritten the related mortgage loan on the assumption that such assistance will continue.
                                      Loss of any applicable assistance could have an adverse effect on the ability of the related borrower to make timely payments of debt service. In addition, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of the related mortgaged property.

                                      Generally, the mortgaged property must satisfy certain
                                      requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income
                                      requirements or the mortgaged property must have certain other characteristics consistent with government policy related to the applicable program. There is no

                                      S-51

                                      assurance that such programs will be continued in their present form, that the borrower will continue to comply with the
                                      requirements of the programs to enable the borrower to receive the subsidies in the future, that the investors in such borrower will continue to receive the related tax benefit or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

                                      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgaged loans secured by multifamily apartment buildings, which may reduce
                                      (perhaps significantly) amounts available for payment on the related mortgage loan.

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS OF
HOSPITALITY PROPERTIES                Eighteen (18) of the mortgaged properties, securing mortgage loans representing 9.7% of the initial outstanding pool balance (and representing 10.9% of the initial outstanding loan group 1 balance), are hospitality properties. Various factors may adversely affect the economic performance of a hospitality property, including:

                                      o   location of property and proximity to transportation, major population centers or attractions;

                                      o   adverse economic and social conditions, either local, regional, national or international which may limit the amount that can be charged for a room and reduce occupancy levels;

                                      o   the construction of competing hotels or resorts;

                                      o   continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

                                      o   franchise affiliation (or lack thereof);

                                      o   limited service hospitality properties have lower barriers to entry than other types of hospitality properties, and over building could occur;

                                      o   a deterioration in the financial strength or managerial
                                          capabilities of the owner and/or operator of a hotel;

                                      o   changes in travel patterns, terrorist attacks, increases in energy prices, strikes, natural disasters, bad weather,
                                          relocation of highways or the construction of additional
                                          highways;

                                      o   suitability for a particular tenant; and

                                      o   building design and adaptability.

                                      S-52

                                      Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than are other types of commercial properties.

                                      Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

                                      A hotel's ability to attract customers and/or a portion of its revenues may depend on its having a liquor license. The laws and regulations relating to liquor licenses generally prohibit the transfer of those liquor licenses to any other person. In the event of a foreclosure of a hotel property with a liquor license, the special servicer on behalf of the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license.
                                      There can be no assurance that a new liquor license could be obtained promptly or at all. The lack of a liquor license in a full service hotel could have an adverse impact on the revenue generated by the hotel.

                                      A mortgage loan secured by hotel property may be affiliated with a franchise company through a franchise agreement or a hotel management company through a management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company and;

                                      o   the public perception of the franchise or management company or hotel chain service mark; and

                                      o   the duration of the franchise licensing agreement or management agreement.

                                      Certain franchise agreements may expire during the term of the related mortgage loans or soon thereafter, and there can be no assurance that they can be renewed. Furthermore, with respect to
                                      Mortgage Loan No. 110 (the "Fairfield Inn Wilmington Mortgage
                                      Loan"), representing 0.3% of the initial outstanding pool balance
                                      (and representing 0.4% of the initial outstanding loan group 1 balance) the franchisor has notified the related borrower that, unless guest survey results satisfy certain standards, the franchise agreement for the mortgaged property will be terminated.
                                      In addition, certain franchise agreements may not be automatically assignable to subsequent holders of the mortgage loan, and there can be no assurance that a future assignment of the franchise agreement will be approved by the franchisor.

                                      Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable. Replacement franchises may require significantly higher fees. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent.

                                      S-53

A LARGE CONCENTRATION OF INDUSTRIAL
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF INDUSTRIAL
PROPERTIES                            Twenty-three (23) of the mortgaged properties, securing mortgage loans representing 7.5% of the initial outstanding pool balance
                                      (and representing 8.4% of the initial outstanding loan group 1 balance), are industrial properties. Various factors may adversely affect the economic performance of these industrial properties, which could adversely affect payments on your certificates, including:

                                      o   quality of tenant;

                                      o   reduced demand for industrial space because of a decline in a particular industry segment;

                                      o   increased supply of competing industrial space because of
                                          relative ease in constructing buildings of this type;

                                      o   a property becoming functionally obsolete;

                                      o   insufficient supply of labor to meet demand;

                                      o   changes in access to the property, energy prices, strikes, relocation of highways or the construction of additional
                                          highways;

                                      o   location of the property in relation to access to
                                          transportation;

                                      o   suitability for a particular tenant;

                                      o   building design and adaptability;

                                      o   expense to convert a previously adapted space to another use;

                                      o   a change in the proximity of supply sources; and

                                      o   environmental hazards.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE MORTGAGE
POOL WILL SUBJECT YOUR INVESTMENT
TO THE SPECIAL RISKS OF SELF
STORAGE FACILITIES                    Nine (9) of the mortgaged properties, securing mortgage loans representing 1.2% of the initial outstanding pool balance (and representing 1.3% of the initial outstanding loan group 1 balance), are self storage facilities. Various factors may adversely affect the value and successful operation of a self storage facility property.

                                      Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage mortgaged properties becomes unprofitable due to:

                                      o   decreased demand;

                                      o   competition;

                                      o   lack of proximity to apartment complexes or commercial users;

                                      S-54

                                      o   apartment tenants moving to single-family homes;

                                      o   decline in services rendered, including security;

                                      o   dependence on business activity ancillary to renting units;

                                      o   security concerns;

                                      o   age of improvements; or

                                      o   other factors so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

                                      Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units). No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage mortgaged properties and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO THE
SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES          Five (5) mortgaged properties, securing mortgage loans representing
                                      0.9% of the initial outstanding pool balance (and representing 8.9%
                                      of the initial outstanding loan group 2 balance), are manufactured housing community properties. Various factors may adversely affect the economic performance of manufactured housing community properties, which could adversely affect payments on your
                                      certificates, including:

                                      o   the physical attributes of the community (e.g., age, condition and design);

                                      o   the location of the community;

                                      o   the services and amenities provided by the community and its management (including maintenance and insurance);

                                      o   the strength and nature of the local economy (which may limit the amount that may be charged, the timely payments of those amounts, and may reduce occupancy levels);

                                      o   state and local regulations (which may affect the property owner's ability to increase amounts charged or limit the
                                          owner's ability to convert the property to an alternate use);

                                      S-55

                                      o   competing residential developments in the local market, such as other manufactured housing communities, apartment buildings and single family homes;

                                      o   the property's reputation;

                                      o   the quality of management;

                                      o   the availability of public water and sewer facilities, or the adequacy of any such privately-owned facilities; and

                                      o   the property may not be readily convertible to an alternate use.

THEATER PROPERTIES HAVE PARTICULAR
RISKS                                 Two (2) of the mortgaged properties, securing mortgage loans representing 0.8% of the initial outstanding pool balance (and representing 0.9% of the initial outstanding loan group 1 balance), are megaplex movie theaters leased to a theater operator. Operators of these types of properties are exposed to certain unique risks.

                                      Significant factors determining the value of a theater property include:

                                      o   the ability to secure film license agreements for first-run movies;

                                      o   the ability to maintain high attendance levels;

                                      o   the ability to achieve sales of food and beverages to
                                          attendees; and

                                      o   the strength and experience of the operator.

                                      Certain physical attributes of the building may also impact property value. These physical attributes include:

                                      o   location, visibility and accessibility to transportation
                                          arteries;

                                      o   number of screens and seating capacity;

                                      o   adequacy of patron parking; and

                                      o   quality and modernity of sound and projection systems.

                                      The performance of a theater property can also be impacted by the quality, size and proximity of competitive theater properties and the relative appeal of films being screened at other theater properties within the market. The theater industry is highly dependent on the quality and popularity of films being produced by film production companies both in the United States and overseas. A slowdown in movie production or decrease in the appeal of films being produced can negatively impact the value of a theater property.

                                      In recent years, the theater industry has experienced a high level of construction of new theaters and an increase in competition among theater operators.

                                      Movie theater properties are also subject to the risk that because they are "special purpose" properties they may not be immediately converted to a new use.

                                      S-56

                                      All of these factors may increase the possibility that the related borrower will be unable to meet its obligations under the mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          One or more of the mortgaged properties securing the mortgage loans in the pool may be primarily secured by the related borrower's fee simple ownership in one or more condominium units.

                                      The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board. The condominium interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium entity. The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. There can be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related condominium board. There can be no assurance that the related condominium board will always act in the best interests of the borrower under those mortgage loans.
                                      Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay those assessments in order to properly maintain and operate the common elements of the property.
                                      Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, the lien generally is extinguished if a mortgagee takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

                                      Due to the nature of condominiums and a borrower's ownership interest therein, a default on a loan secured by the borrower's interest in one or more condominium units may not allow the holder of the mortgage loan the same flexibility in realizing upon the underlying real property as is generally available with respect to properties that are not condominiums. The rights of any other unit owners, the governing documents of the owners' association and state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon such collateral could subject the trust to greater delay, expense and risk than servicing and realizing upon collateral for other loans that are not condominiums.

                                      S-57

A TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES     Certain of the tenants at some of the mortgaged properties may have been, may currently be, or may in the future become a party in a bankruptcy proceeding. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by the property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of
                                      asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to hazardous substances related to the properties.

                                      The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an
                                      environmental hazard. Any potential environmental liability could reduce or delay payments on the offered certificates.

                                      S-58

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy, all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments, or in some cases an update of a previous assessment, in connection with the origination or securitization of the loans. In all cases, the environmental site assessment was a Phase I environmental assessment, although in some cases a Phase II site assessment was also performed. With respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within eighteen months prior to the cut-off date, the applicable mortgage loan seller either (a) represented that with respect to each such mortgaged property (i) no hazardous material is present on the mortgaged property and (ii) the mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to hazardous materials or environmental hazards, in each case subject to limitations of materiality and the other qualifications set forth in the representation, or (b) provided secured creditor impaired property policies providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged property. These reports generally did not disclose the presence or risk of environmental contamination that is considered material and adverse to the interests of the holders of the certificates; however, in certain cases, these assessments did reveal conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

                                      If the environmental investigations described above revealed any such circumstances or conditions with respect to the related mortgaged property, then (a) the circumstances or conditions were subsequently remediated in all material respects or (b) generally, with certain exceptions, one or more of the following was the case:

                                      o   a party not related to the related mortgagor with financial resources reasonably adequate to cure the subject violation in all material respects was identified as a responsible party for such circumstance or condition;

                                      o   the related mortgagor was required to provide additional
                                          security adequate to cure the subject violation in all material respects and to obtain and, for the period contemplated by the related loan documents, maintain an operations and maintenance plan;

                                      o   the related mortgagor provided a "no further action" letter or other evidence that would be acceptable to the related mortgage loan seller and that would be acceptable to a reasonably
                                          prudent lender that applicable federal, state or local
                                          governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition;

                                      o   such circumstances or conditions were investigated further and based upon such additional investigation, an independent
                                          environmental consultant recommended no further investigation
                                          or

                                      S-59

                                          remediation, or recommended only the implementation of an
                                          operations and maintenance program, which the related mortgagor is required to do;

                                      o   the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related mortgage loan and (b) $200,000;

                                      o   an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation;

                                      o   the related mortgagor or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable
                                          governmental regulatory authority;

                                      o   the related mortgaged property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions; or

                                      o   a responsible party with financial resources reasonably
                                          adequate to cure the subject violation in all material respects provided a guaranty or indemnity to the related mortgagor to cover the costs of any required investigation, testing,
                                          monitoring or remediation.

                                      Fifteen (15) of the mortgaged properties, securing mortgage loans representing 1.8% of the initial outstanding pool balance (which include twelve (12) mortgaged properties in loan group 1,
                                      representing 1.7% of the initial outstanding loan group 1 balance, and three (3) mortgaged properties in loan group 2, representing
                                      2.9% of the initial outstanding loan group 2 balance), are the subject of a group secured creditor impaired property policy providing coverage for certain losses that may arise from adverse environmental conditions that may exist at the related mortgaged properties. One (1) of the mortgaged properties, securing a mortgage loan representing 0.3% of the initial outstanding pool balance (and representing 2.8% of the initial outstanding loan group 2 balance), has the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy that provides coverage for selected environmental matters with respect to that property. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan. We describe each policy under "Description of the
                                      Mortgage Pool--Environmental Insurance" in this prospectus supplement. Generally, environmental site assessments were not performed with respect to those mortgaged properties covered by the group secured creditor impaired property policy.

                                      We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

                                      S-60

                                      o   future laws, ordinances or regulations will not impose any material environmental liability; or

                                      o   the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged
                                          properties (such as underground storage tanks).

                                      In addition, some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to
                                      environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

                                      Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits or licenses in connection with their operations and activities and to comply with various environmental laws, including those governing the use and storage of hazardous materials. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related mortgage loan. Certain of the mortgaged properties may have environmental contamination that has been remediated and for which no-further action letters have been issued or may be the subject of ongoing remediation.

                                      In addition, problems associated with mold may pose risks to real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there are no generally accepted standards for the assessment of any existing mold. If left unchecked, problems associated with mold could result in the interruption of cash flow, remediation expenses and litigation which could adversely impact collections from a mortgaged property.
                                      In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

                                      Before the special servicer acquires title to a mortgaged property on behalf of the trust or assumes operation of the property, it must obtain an environmental assessment of the property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some

                                      S-61

                                      risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS             Two hundred twenty-five (225) mortgage loans, representing 100.0%
                                      of the initial outstanding pool balance (which include one hundred ninety-seven (197) mortgage loans in loan group 1, representing
                                      100.0% of the initial outstanding loan group 1 balance, and twenty-eight (28) mortgage loans in loan group 2, representing
                                      100.0% of the initial outstanding loan group 2 balance), are balloon loans. Twenty-nine (29) of these mortgage loans,
                                      representing 11.6% of the initial outstanding pool balance (and representing 13.0% of the initial outstanding loan group 1 balance), are mortgage loans, which are also referred to in this prospectus supplement as "ARD Loans", that have an anticipated repayment date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated
                                      maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. Also included in these balloon loans are
                                      ninety-two (92) mortgage loans, representing 57.0% of the initial outstanding pool balance (which include seventy-five (75) mortgage loans in loan group 1, representing 54.7% of the initial
                                      outstanding loan group 1 balance, and seventeen (17) mortgage loans in loan group 2, representing 76.3% of the initial outstanding loan group 2 balance), that provide for monthly payments of interest only for their entire respective terms and Fifty-five (55) mortgage loans, representing 24.7% of the initial outstanding pool balance
                                      (which include forty-eight (48) mortgage loans in loan group 1, representing 25.3% of the initial outstanding loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing 19.5% of the initial outstanding loan group 2 balance), that currently provide for monthly payments of interest only for a portion of their respective terms ranging from 6 months to 120 months and then provide for the monthly payment of principal and interest over their respective remaining terms. For purposes of this prospectus supplement, we consider a mortgage loan to be a "balloon loan" if its principal balance is not scheduled to be fully or substantially amortized by the loan's respective anticipated repayment date (in the case of a loan having an anticipated repayment date) or maturity date. We cannot assure you that each borrower will have the ability to repay the principal balance outstanding on the pertinent date, especially under a scenario where interest rates have increased from the historically low interest rates in effect at the time that most of the mortgage loans were originated.
                                      Balloon loans involve greater risk than fully amortizing loans because a borrower's ability to repay the loan on its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                      o   the availability of, and competition for, credit for commercial real estate projects;

                                      S-62

                                      o   prevailing interest rates;

                                      o   the fair market value of the related mortgaged property;

                                      o   the borrower's equity in the related mortgaged property;

                                      o   the borrower's financial condition;

                                      o   the operating history and occupancy level of the mortgaged property;

                                      o   tax laws; and

                                      o   prevailing general and regional economic conditions.

                                      The availability of funds in the credit markets fluctuates over time.

                                      No mortgage loan seller or any of its respective affiliates is under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE
THE CASH FLOW AVAILABLE TO THE
MORTGAGED PROPERTY WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Three (3) mortgage loans, representing 1.6% of the initial outstanding pool balance (which include two (2) mortgage loans in loan group 1, representing 1.4% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2 representing 3.1% of the initial outstanding loan group 2 balance), currently have additional financing in place that is secured by the mortgaged property related to such mortgage loan. Mortgage Loan No.
                                      31 (the "Lennox Town Center Mortgage Loan"), which had an
                                      outstanding principal balance as of the cut-off date of
                                      $26,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Lennox Town Center B
                                      Note") that had an original principal balance of $1,000,000.
                                      Mortgage Loan No. 110 (the "Fairfield Inn Wilmington Mortgage
                                      Loan"), which had an outstanding principal balance as of the cut-off date of $9,280,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Fairfield
                                      Inn Wilmington B Note") that had an original principal balance of
                                      $580,000. Mortgage Loan No. 111 (the "Cameron Apartments Mortgage
                                      Loan"), which had an outstanding principal balance as of the cut-off date of $9,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Cameron
                                      Apartments B Note") that had an original principal balance of
                                      $500,000. See "Description of the Mortgage Pool-- Subordinate and
                                      Other Financing" and "Servicing of the Mortgage Loans--Servicing of
                                      the A/B Mortgage Loans" in this prospectus supplement.

                                      In addition to the foregoing, the borrower under one (1) mortgage loan, Mortgage Loan No. 70 (the "Comfort Suites BWI Airport
                                      Mortgage Loan"), representing 0.5% of the initial outstanding pool balance (and representing 0.6% of the initial outstanding loan group 1 balance), has entered into additional related mezzanine financing that is not secured by the related mortgaged property.

                                      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also

                                      S-63

                                      incurred additional financing that is not secured by the mortgaged property.

                                      Thirty-seven (37) mortgage loans, representing 19.3% of the initial outstanding pool balance (which includes twenty-six (26) mortgage loans in loan group 1, representing 16.6% of the initial
                                      outstanding loan group 1 balance, and eleven (11) mortgage loans in loan group 2, representing 42.1% of the initial outstanding loan group 2 balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                      Three (3) mortgage loans, representing 4.0% of the initial outstanding pool balance (and representing 4.5% of the initial outstanding loan group 1 balance), permit the borrower to enter into both additional financing that is secured by a pledge of equity interests in the borrower and additional unsecured financing from the borrower's direct or indirect owners or affiliates;
                                      provided that, in each case, certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                      Two (2) mortgage loans, representing 0.6% of the initial
                                      outstanding pool balance (which includes one (1) mortgage loan in loan group 1, representing 0.5% of the initial outstanding loan group 1 balance, and one (1) mortgage loan in loan group 2, representing 1.4% of the initial outstanding loan group 2 balance)
                                      permit the borrower to obtain an unsecured line of credit provided that certain loan-to-value ratio tests and certain other conditions are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                      One (1) mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio and loan-to-value ratio tests are satisfied as further discussed in the footnotes of
                                      Appendix II to this prospectus supplement.

                                      One (1) mortgage loan, representing 0.3% of the initial outstanding pool balance (and representing 0.3% of the initial outstanding loan group 1 balance), permits the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

                                      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

                                      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the

                                      S-64

                                      mortgage loan and/or the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. Such purchase price generally does not include a yield maintenance charge or prepayment premium. Accordingly, such purchase (if made prior to the maturity date or anticipated repayment date) will have the effect of a prepayment made without payment of a yield maintenance charge or prepayment premium.

                                      We make no representation as to whether any other secured
                                      subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of equity ownership interests in a related borrower. Debt that is incurred by the owner of equity in one or more borrowers and is secured by a guaranty of the borrower or by a pledge of the equity ownership interests in such borrowers effectively reduces the equity owners'
                                      economic stake in the related mortgaged property. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

                                      Generally, all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

                                      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to certain risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thus jeopardize the borrower's ability to repay any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date.
                                      Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

                                      Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

                                      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an

                                      S-65

                                      agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and
                                      administrative burdens of involvement in foreclosure proceedings or related litigation.

                                      Even if a subordinate lender has agreed not to take any direct actions with respect to the related subordinate debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions, there can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinate lender. In its decision in In re 203 North
                                      LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March
                                      10, 2000), the United States Bankruptcy Court for the Northern
                                      District of Illinois refused to enforce a provision of a
                                      subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11
                                      reorganization plans on the grounds prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

                                      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

BANKRUPTCY PROCEEDINGS RELATING TO
A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND THE
ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN                 Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay a sale of real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

                                      o   grant a debtor a reasonable time to cure a payment default on a mortgage loan;

                                      o   reduce monthly payments due under a mortgage loan;

                                      o   change the rate of interest due on a mortgage loan; or

                                      o   otherwise alter the terms of the mortgage loan, including the repayment schedule.

                                      Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage

                                      S-66

                                      lender may be subordinated to financing obtained by a
                                      debtor-in-possession subsequent to its bankruptcy.

                                      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                         Certain of the mortgage loans may have sponsors or borrowers that have previously filed bankruptcy or have been subject to
                                      foreclosure actions, which in some cases may have involved the same property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy or, in the case of previous foreclosure actions, is not permitted to directly or indirectly manage the related borrower. However, we cannot assure you that such sponsors or borrowers will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS             Certain of the mortgage loans lack many provisions that are customary in mortgage loans intended for securitization. Generally, the borrowers with respect to these mortgage loans are not required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, and the lenders under these mortgage loans do not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager.

                                      S-67

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE LIKELY
TO FILE BANKRUPTCY PETITIONS AND
THIS MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  While many of the borrowers have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the property, some borrowers are not special purpose entities. The loan documents and organizational documents of these borrowers that are not special purpose entities generally do not limit the purpose of the borrowers to owning the mortgaged properties and do not contain the representations, warranties and covenants customarily employed to ensure that a borrower is a special purpose entity (such as limitations on indebtedness, affiliate transactions and the conduct of other businesses, restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge or sell all of its assets and restrictions upon amending its organizational documents).
                                      Consequently, these borrowers may have other monetary obligations, and certain of the loan documents provide that a default under any such other obligations constitutes a default under the related mortgage loan. In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances. Therefore, the borrowers described above may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT                 The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

                                      o   responding to changes in the local market;

                                      o   planning and implementing the rental structure;

                                      o   operating the property and providing building services;

                                      o   managing operating expenses; and

                                      o   assuring that maintenance and capital improvements are carried out in a timely fashion.

                                      Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

                                      A property manager, by controlling costs, providing appropriate service to tenants and seeing to property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

                                      S-68

                                      We make no representation or warranty as to the skills of any present or future managers of the mortgaged properties.
                                      Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management
                                      responsibilities throughout the terms of their respective
                                      management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE     Provisions prohibiting prepayment during a lock-out period or requiring the payment of prepayment premiums or yield maintenance charges may not be enforceable in some states and under federal bankruptcy law. Provisions requiring the payment of prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes.
                                      Accordingly, we cannot assure you that the obligation to pay any prepayment premium or yield maintenance charge will be enforceable either in whole or in part, regardless of whether the prepayment is voluntary or involuntary. Also, we cannot assure you that
                                      foreclosure proceeds will be sufficient to pay an enforceable prepayment premium or yield maintenance charge.

                                      Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the
                                      certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield
                                      maintenance charge. In certain jurisdictions, collateral
                                      substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         The mortgage loans generally do not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the lender. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for purposes other than the payment of the mortgage loan and maintaining the mortgaged property.

ENFORCEABILITY OF
MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTI-PARCEL
ARRANGEMENTS MAY BE CHALLENGED AND
THE BENEFITS OF THESE ARRANGEMENTS
MAY OTHERWISE BE LIMITED AND
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  The mortgage pool includes seventeen (17) mortgage loans or groups of mortgage loans, representing 11.8% of the initial outstanding pool balance (and representing 13.2% of the initial outstanding loan group 1 balance), under which an aggregate amount of
                                      indebtedness is secured by multiple real properties, through cross-collateralization with other mortgage loans or otherwise.
                                      This arrangement attempts to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower (i.e. in the case of cross-

                                      S-69

                                      collateralized mortgage loans or certain co-borrower loans) could be challenged as fraudulent conveyances if:

                                      o   one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

                                      o   the related borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged real property or properties to be encumbered by a lien benefiting the other borrowers; and

                                      o   the borrower was insolvent when it granted the lien, was
                                          rendered insolvent by the granting of the lien or was left with inadequate capital, or was unable to pay its debts as they matured.

                                      Among other things, a legal challenge to the granting of the liens may focus on:

                                      o   the benefits realized by such borrower entity from the
                                          respective mortgage loan proceeds as compared to the value of its respective property; and

                                      o   the overall cross-collateralization.

                                      If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the borrower's respective mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the related mortgages that are subject to cross-collateralization.

                                      Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

                                      Moreover, nine (9) groups of multi-property mortgage loans or crossed loan groups, representing 5.7% of the initial outstanding pool balance (and representing 6.4% of the initial outstanding loan group 1 balance), are secured by mortgaged properties located in various states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

                                      S-70

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Many of the mortgage loans do not require the borrowers to set aside funds for specific reserves controlled by the lender. Even to the extent that the mortgage loans require any reserves, we cannot assure you that any reserve amounts will be sufficient to cover the actual costs of items such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions (or other items for which the reserves were established) or that borrowers under the related mortgage loans will put aside sufficient funds to pay for those items. We also cannot assure you that cash flow from the properties will be sufficient to fully fund the ongoing monthly reserve requirements or to enable the borrowers under the related mortgage loans to fully pay for those items.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

                                      o   a title insurer will have the ability to pay title insurance claims made upon it;

                                      o   the title insurer will maintain its present financial strength;
                                          or

                                      o   a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND BUILDING
CODE REQUIREMENTS AND USE
RESTRICTIONS COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Noncompliance with zoning and building codes may cause the borrower to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. At origination of the mortgage loans, the mortgage loan sellers took steps to establish that the use and operation of the mortgaged properties securing the mortgage loans were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, all applicable zoning, land-use and building ordinances, rules, regulations, and orders.
                                      Evidence of this compliance may be in the form of legal opinions, confirmations from government officials, title policy endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations and certain mortgaged properties that were in compliance may not remain in compliance.

                                      Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to

                                      S-71

                                      be material or have obtained policy endorsements and/or law and ordinance insurance to mitigate the risk of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs.
                                      Insurance proceeds may not be sufficient to pay the mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use, may not generate sufficient income to service the mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

                                      In addition, permitted nonconforming uses and/or structures may be subject to the effects of zoning compliance requirements that are not casualty-related, such as the lifting of a parking compliance moratorium, which expires after a certain period of time. There can be no assurance that such compliance requirements would not have a material adverse impact on the related mortgage loan.

                                      Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements which could limit the borrower's right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties. There can be no assurance that the proceeds payable in connection with a total condemnation will be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

IMPACT OF TERRORIST ATTACKS AND
MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                            On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington,
                                      D.C. area and Pennsylvania. In its aftermath, there was
                                      considerable uncertainty in the world financial markets. It is impossible to predict

                                      S-72

                                      whether, or the extent to which, future terrorist activities may occur in the United States. According to publicly available reports, the financial markets have in the past responded to the uncertainty with regard to the scope, nature and timing of current and possible future military responses led by the United States, as well as to the disruptions in air travel, substantial losses reported by various companies including airlines, insurance providers and aircraft makers, the need for heightened security across the country and decreases in consumer confidence that can cause a general slowdown in economic growth.

                                      It is impossible to predict the duration of the current military involvement of the United States in Iraq or Afghanistan and whether the United States will be involved in any other future military actions. The continued presence of United States military personnel in Iraq and Afghanistan may prompt further terrorist attacks against the United States.

                                      It is uncertain what effects the aftermath of such military operations of the United States in Iraq, any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) United States and world financial markets, (b) local, regional and national
                                      economies, (c) real estate markets across the United States, (d)
                                      particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans and/or (e) insurance costs and the availability of insurance coverage for terrorist acts, particularly for large mortgaged properties, which could adversely affect the cash flow at such mortgaged properties. In particular, the decrease in air travel may have a negative effect on certain of the mortgaged properties, including hospitality mortgaged properties and those mortgaged properties in tourist areas which could reduce the ability of such mortgaged properties to generate cash flow. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. These disruptions and uncertainties could materially and adversely affect the value of, and your ability to resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE PROPERTY
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     The mortgaged properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of the mortgaged properties are located in California and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, fires, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. If a borrower does not have insurance against such risks and a casualty occurs at a mortgaged property, the borrower may be unable to generate income from the mortgaged property in order to make payments on the related mortgage loan.

                                      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original

                                      S-73

                                      construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase their cost.

                                      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

                                      In light of the September 11, 2001 terrorist attacks in New York
                                      City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans (which are generally subject to periodic renewals during the term of the related mortgage loans) have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November
                                      26, 2002 the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. Under the
                                      Terrorism Insurance Program the federal government shares in the risk of loss associated with certain future terrorist acts.

                                      The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism
                                      Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31,
                                      2007.

                                      The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2007 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United
                                      States Government.

                                      In addition, with respect to any act of terrorism that occurs in
                                      2007, no compensation will be paid under the Terrorism Insurance
                                      Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold
                                      (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

                                      The Treasury Department has established procedures for the program under which the federal share of compensation equals 85% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed
                                      $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

                                      Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk"
                                      policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 are also voided.

                                      S-74

                                      There can be no assurance that upon the expiration of the Terrorism
                                      Insurance Program, subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

                                      To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and
                                      foreclosure of that commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

                                      Certain of the mortgage loans are secured by mortgaged properties that are not insured for acts of terrorism. If those casualty losses are not covered by standard casualty insurance policies, then in the event of a casualty from an act of terrorism, the amount available to make distributions on your certificates could be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY INSURANCE       The loan documents for each mortgage loan generally require that
                                      (A) "all risk" insurance policies be maintained in an amount equal to either (i) not less than the full replacement cost of the related mortgaged property or (ii) the lesser of the full
                                      replacement cost of each related mortgaged property and the outstanding principal balance of the mortgage loan or (B) the related borrower will maintain such insurance coverages in such amounts as the lender may reasonably require. Notwithstanding such requirement, however, under insurance law, if an insured property is not rebuilt, insurance companies are generally required to pay only the "actual cash value" of the property, which is defined under state law but is generally equal to the replacement cost of the property less depreciation. The determination of "actual cash value" is both inexact and heavily dependent on facts and
                                      circumstances. Notwithstanding the requirements of the loan documents, an insurer may refuse to insure a mortgaged property for the loan amount if it determines that the "actual cash value" of the mortgaged property would be a lower amount, and even if it does insure a mortgaged property for the full loan amount, if at the time of casualty the "actual cash value" is lower, and the mortgaged property is not restored, only the "actual cash value"
                                      will be paid. Accordingly, if a borrower does not meet the conditions to restore a mortgaged property and the mortgagee elects to require the borrower to apply the insurance proceeds to repay the mortgage loan, rather than toward restoration, there can be no assurance that such proceeds will be sufficient to repay the mortgage loan.

                                      Certain leases may provide that such leases are terminable in connection with a casualty or condemnation including in the event the leased premises are not repaired or restored within a specified time period.

                                      S-75

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         Some of the mortgaged properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT REFLECT
ALL CONDITIONS THAT REQUIRE REPAIR
ON THE PROPERTY                       Licensed engineers or consultants generally inspected the mortgaged properties and prepared engineering reports in connection with the origination or securitization of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was
                                      disclosed, such condition has been or is required to be remedied to the mortgage loan seller's satisfaction, or funds as deemed necessary by the mortgage loan seller, or the related engineer or consultant have been reserved to remedy the material condition. No additional property inspections were conducted by us in connection with the issuance of the certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES           An appraisal certified by the applicable appraiser to be in compliance with FIRREA was conducted in respect of each mortgaged property in connection with the origination or securitization of the related mortgage loan. The resulting estimated property values represent the analysis and opinion of the person performing the appraisal and are not guarantees of present or future values. The person performing the appraisal may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix I and Appendix II to this prospectus supplement. In each case the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. There is no assurance that the appraisal values indicated accurately reflect past, present or future market values of the mortgaged properties.

                                      S-76

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE INCREASED
POOL CONCENTRATION, WHICH MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          As principal payments or prepayments are made on mortgage loans, the remaining mortgage pool may be subject to increased
                                      concentrations of property types, geographic locations and other pool characteristics of the mortgage loans and the mortgaged properties, some of which may be unfavorable. Classes of
                                      certificates that have a lower payment priority are more likely to be exposed to this concentration risk than are certificate classes with a higher payment priority. This occurs because realized losses are allocated to the class outstanding at any time with the lowest payment priority and principal on the certificates entitled to principal is generally payable in sequential order or alphabetical order (provided that the Class A-M Certificates and the Class A-MFL
                                      Regular Interest (and correspondingly, the Class A-MFL
                                      Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), with such classes generally not being entitled to receive principal until the preceding class or classes entitled to receive principal have been retired.

SUBORDINATION OF SOME CERTIFICATES
MAY AFFECT THE TIMING OF PAYMENTS
AND THE APPLICATION OF LOSSES ON
YOUR CERTIFICATES                     As described in this prospectus supplement, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation (provided that the Class A-M Certificates and the Class
                                      A-MFL Regular Interest (and correspondingly, the Class A-MFL
                                      Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates). Losses on the mortgage loans (other than losses with respect to the 330 West 34th Street Mortgage Loan, which will be allocated to the Class AW34 Certificates) will be allocated to the Class P, Class O, Class N, Class M, Class L, Class
                                      K, Class J, Class H, Class G, Class F, Class E, Class D, Class C,
                                      Class B and Class A-J Certificates, in that order, and then to the
                                      Class A-M Certificates and the Class A-MFL Regular Interest (and
                                      correspondingly, the Class A-MFL Certificates), pro rata, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated or cause shortfalls to the Class A-1, Class A-1A,
                                      Class A-2, Class A-3, Class A-AB, Class A-4 Certificates, pro rata, and, solely with respect to losses of interest, to the Class X
                                      Certificates, in proportion to the amounts of interest or principal distributable on those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                          If the trust acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from

                                      S-77

                                      operations other than qualifying "rents from real property", or any rental income based on the net profits derived by any person from such property or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates will be reduced.
                                      The special servicer may permit the trust to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged
                                      properties, the trust may in certain jurisdictions, particularly in
                                      New York, be required to pay state or local transfer or excise taxes upon liquidation of such mortgaged properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT THE
TIMING OF PAYMENTS ON YOUR
CERTIFICATES                          Some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any mortgage loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be significantly delayed and otherwise limited by the application of state laws.

THE BANKRUPTCY OR INSOLVENCY OF ANY
AFFILIATED BORROWERS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          Fifteen (15) groups of mortgage loans (which include ten (10)
                                      groups of mortgage loans exclusively in loan group 1, representing
                                      26.7% of the initial loan group 1 balance, four (4) groups of mortgage loans exclusively in loan group 2, representing 54.4% of the initial loan group 2 balance and one (1) group of mortgage loans in loan group 1 and loan group 2, representing 14.5% and 6.5%
                                      of the initial loan group 1 balance and initial loan group 2 balance, respectively), the three (3) largest of which represent
                                      13.6%, 6.3% and 5.1%, respectively, of the initial outstanding pool balance, were made to borrowers that are affiliated through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The related borrower concentrations of the three (3) largest groups exclusively in loan group 1 represent 7.0%, 5.7% and 4.5%, respectively, of the initial outstanding loan group 1 balance, the three (3) groups exclusively in loan group 2 represent 19.8%, 17.7%
                                      and 11.3% of the initial outstanding loan group 2 balance.

                                      The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related

                                      S-78

                                      mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties
                                      experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

TENANT LEASES MAY HAVE PROVISIONS
THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                      Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions
                                      inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights, for example, an option to purchase the mortgaged property or a right of first refusal to purchase the mortgaged property, the provisions of the lease will take precedence over the provisions of the mortgage.

                                      Additionally, with respect to certain of the mortgage loans, the related borrower may have granted certain tenants a right of first refusal in the event a sale is contemplated or a purchase option to purchase all or a portion of the mortgaged property. Such
                                      provisions, if not waived or subordinated, may impede the lender's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                       Borrowers under nine (9) mortgage loans, representing 2.2% of the initial outstanding pool balance (representing 2.4% of the initial outstanding loan group 1 balance, and which include Mortgage Loan
                                      Nos. 42, 116, 117, 152, 180, 186, 220-221, 237 and 257) own the
                                      related mortgaged property as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each
                                      tenant-in-common owns an undivided interest in the property and if such tenant-in-common desires to sell its interest in the property
                                      (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-

                                      S-79

                                      common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.

                                      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common mortgagors, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. In some cases, the related mortgage loan documents provide for full recourse to the related
                                      tenant-in-common borrower or the guarantor if a tenant-in-common files for partition or bankruptcy. In some cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In some cases, the related tenant-in-common borrower is a special purpose entity (in some cases bankruptcy-remote), reducing the risk of bankruptcy. The tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. There can be no assurance that a bankruptcy proceeding by a single
                                      tenant-in-common borrower will not delay enforcement of this mortgage loan.

INCREASES IN REAL ESTATE TAXES DUE
TO TERMINATION OF A PILOT PROGRAM
OR OTHER TAX ABATEMENT ARRANGEMENTS
MAY REDUCE PAYMENTS TO
CERTIFICATEHOLDERS                    Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes
                                      (often known as a PILOT program) or other tax abatement
                                      arrangements. Some of these programs or arrangements may be scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          There may be pending or threatened legal actions, suits or proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We cannot assure you that any such actions, suits or proceedings would not have a material adverse effect on your certificates.

                                      S-80

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES ACT
COULD ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES                  Under the Americans with Disabilities Act of 1990, public
                                      accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.
                                      If a borrower incurs such costs or fines, the amount available to pay debt service would be reduced.

RISKS RELATING TO TAX CREDITS         With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the
                                      Internal Revenue Code, which provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing, who receive a tax credit allocation from the state tax credit allocating agency. The total amount of tax credits to which the property owner is entitled is based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the mortgage loans have been allocated to equity investors in the borrower. The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue
                                      Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions and limit the income derived from the related property.

                                      If the trust were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and ability of potential buyers to take advantage of the tax credits may limit the trust's recovery on that property.

                                      S-81

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                          Conflicts between various certificateholders. The special servicer is given considerable latitude in determining whether and in what manner to liquidate or modify defaulted mortgage loans. The operating adviser will have the right to replace the special servicer upon satisfaction of certain conditions set forth in the pooling and servicing agreement. At any given time, the operating adviser will be controlled generally by the holders of the most subordinate, or, if its certificate principal balance is less than
                                      25% of its original certificate balance, the next most subordinate, class of certificates, that is, the controlling class, outstanding from time to time (or with respect to an A/B Mortgage Loan, the holder of the related B Note to the extent set forth in the related intercreditor agreement), and such holders may have interests in conflict with those of the holders of the other certificates. In addition, the operating adviser will have the right to approve the determination of customarily acceptable costs with respect to insurance coverage and the right to advise the special servicer with respect to certain actions of the special servicer and, in connection with such rights, may act solely in the interest of the holders of certificates of the controlling class, without any liability to any certificateholder. For instance, the holders of certificates of the controlling class might desire to mitigate the potential for loss to that class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds.
                                      However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates than to the privately offered certificates.

                                      The master servicer, any primary servicer, the special servicer or an affiliate of any of them may hold subordinate mortgage notes or acquire certain of the most subordinated certificates, including those of the initial controlling class. Under such circumstances, the master servicer, a primary servicer and the special servicer may have interests that conflict with the interests of the other holders of the certificates. In addition, the master servicer, the special servicer and the primary servicer will service loans other than those included in the trust in the ordinary course of their business. In these instances, the interests of the master servicer, the special servicer or the primary servicer, as applicable, and their respective clients may differ from and compete with the interests of the issuing entity, and their activities may adversely affect the amount and timing of collections on the mortgage loans in the trust. However, the pooling and servicing agreement and each primary servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to ownership of any certificates by the master servicer, the primary servicer or the special servicer, as applicable. The initial special servicer under the pooling and servicing agreement will be Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.); the initial operating adviser under the pooling and servicing agreement will be Centerline REIT
                                      Inc. (formerly known as ARCap REIT, Inc.).

                                      Conflicts between certificateholders and the Non-Serviced Mortgage
                                      Loan Master Servicer and/or the Non-Serviced Mortgage Loan Special
                                      Servicer. Any non-serviced mortgage loan will be serviced and

                                      S-82

                                      administered pursuant to the related non-serviced mortgage loan pooling and servicing agreement, which provides for servicing arrangements that are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.
                                      Consequently, non-serviced mortgage loans will not be serviced and administered pursuant to the terms of the pooling and servicing agreement. In addition, the legal and/or beneficial owners of the other mortgage loans secured by the mortgaged property securing non-serviced mortgage loans, directly or through representatives, have certain rights under the related non-serviced mortgage loan pooling and servicing agreement and the related intercreditor agreement that affect such mortgage loans, including with respect to the servicing of such mortgage loans and the appointment of a special servicer with respect to such mortgage loans. Those legal and/or beneficial owners may have interests that conflict with your interests.

                                      Conflicts between certificateholders and the holders of subordinate notes. Pursuant to the terms of the related intercreditor
                                      agreements, neither the master servicer nor special servicer may enter into material amendments, modifications or extensions of a mortgage loan in a material manner without the consent of the holder of the related subordinate note, subject to the expiration of the subordinate note holder's consent rights. The holders of the subordinate notes (or their respective designees) may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, approvals to proposed actions of the master servicer or special servicer, as applicable, under the pooling and servicing agreement may not be granted in all instances, thereby potentially adversely affecting some or all of the classes of offered certificates.

                                      Conflicts between certificateholders and primary servicer. The primary servicer for certain of the mortgage loans will be
                                      Principal Global Investors, LLC, an affiliate of a mortgage loan seller. The primary servicer for certain of the mortgage loans will be Wells Fargo Bank, National Association, a mortgage loan seller.
                                      It is anticipated that the master servicer will delegate many of its servicing obligations with respect to these mortgage loans to such primary servicers pursuant to primary servicing agreements.
                                      Under these circumstances, the primary servicers, because it is either a seller or an affiliate of a seller, may have interests that conflict with the interests of the holders of the
                                      certificates.

                                      Conflicts between borrowers and property managers. It is likely that many of the property managers of the mortgaged properties, or their affiliates, manage additional properties, including
                                      properties that may compete with the mortgaged properties.
                                      Affiliates of the managers, and managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                      Conflicts between the trust and the mortgage loan sellers. The activities of the mortgage loan sellers, and their affiliates or subsidiaries, may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such case, the interests of each of the mortgage loan sellers, or their affiliates or subsidiaries, may differ from, and compete with, the interests of the

                                      S-83

                                      trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the trust and each of the mortgage loan sellers, or their affiliates or subsidiaries, that engage in the acquisition, development, operation, leasing, financing and disposition of real estate if those mortgage loan sellers acquire any certificates. In particular, if certificates held by a mortgage loan seller are part of a class that is or becomes the controlling class the mortgage loan seller as part of the holders of the controlling class would have the ability to influence certain actions of the special servicer under circumstances where the interests of the trust conflict with the interests of the mortgage loan seller, or its affiliates or subsidiaries, as acquirors, developers, operators, tenants, financers or sellers of real estate related assets.

                                      The mortgage loan sellers, or their affiliates or subsidiaries, may acquire a portion of the certificates. Under those circumstances, they may become the controlling class, and as the controlling class, have interests that may conflict with their interests as a seller of the mortgage loans.

                                      In addition, any subordinate indebtedness secured by the related mortgaged property, any mezzanine loans and/or any future mezzanine loans related to certain of the mortgage loans may be held by the respective sellers of such mortgage loan or affiliates or
                                      subsidiaries thereof. The holders of such subordinate indebtedness or such mezzanine loans may have interests that conflict with the interests of the holders of the certificates.

                                      Additionally, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller, or an affiliate or subsidiary of a mortgage loan seller, and the mortgage loan sellers, or their affiliates or subsidiaries, may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers, and their affiliates or subsidiaries, have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

                                      Other Conflicts. The depositor is an affiliate of Morgan Stanley
                                      Mortgage Capital Holdings LLC, a mortgage loan seller and a sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., one of the
                                      mortgage loan sellers and a sponsor, is an affiliate of Bear
                                      Stearns & Co. Inc., one of the underwriters. Wells Fargo Bank,
                                      National Association is a mortgage loan seller, a sponsor, the master servicer, the paying agent, the certificate registrar and the authenticating agent. Principal Commercial Funding II, LLC, a mortgage loan seller and sponsor, is affiliated with Principal
                                      Global Investors, LLC, one of the primary servicers. LaSalle Bank
                                      National Association and Morgan Stanley Mortgage Capital Holdings
                                      LLC, successor-in-interest by merger to Morgan Stanley Mortgage
                                      Capital Inc., are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Morgan Stanley
                                      Mortgage Capital Holdings LLC for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial
                                      agreement, LaSalle Bank National Association is currently providing

                                      S-84

                                      custodial services for most of the mortgage loans to be sold by
                                      Morgan Stanley Mortgage Capital Holdings LLC to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files. LaSalle Bank National
                                      Association and Bear Stearns Commercial Mortgage Inc. are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to Bear Stearns Commercial Mortgage
                                      Inc. for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle Bank National
                                      Association is currently providing custodial services for most of the mortgage loans to be sold by Bear Stearns Commercial Mortgage
                                      Inc. to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                                      With respect to each A/B mortgage loan, the holder of the related B note may be entitled to certain consent or cure rights which may conflict with interests of the holder of the related senior mortgage loan included in the trust. After an event of default under those A/B Mortgage Loans, the holder of the related B note may be entitled to consult with or direct the holder of the related mortgage loan, with respect to a foreclosure or liquidation of the mortgaged property to the extent provided in the related
                                      intercreditor agreement.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES        The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary
                                      prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults and liquidations by borrowers, or repurchases as a result of a mortgage loan seller's material breach of representations and warranties or material defects in a mortgage loan's documentation. In addition, certain of the mortgage loans may require that, upon the occurrence of certain events, funds held in escrow or proceeds from letters of credit may be applied to the outstanding principal balance of such mortgage loans as further discussed in the footnotes to Appendix II attached to this prospectus supplement.

                                      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

                                      In addition, because the amount of principal that will be
                                      distributed to the Class A-1, Class A-1A, Class A-2, Class A-3,
                                      Class A-AB and Class A-4 Certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class
                                      A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2. See "Yield,
                                      Prepayment and Maturity Considerations" in this prospectus supplement.

                                      S-85

                                      Voluntary prepayments under some of the mortgage loans are prohibited for specified lock-out periods or require payment of a prepayment premium or a yield maintenance charge or both, unless the prepayment occurs within a specified period prior to and including the anticipated repayment date or maturity date, as the case may be. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of a prepayment premium or a yield maintenance charge or the amount of such premium or charge will be sufficient to compensate you for shortfalls in payments on your certificates on account of such prepayments. We also cannot assure you that involuntary prepayments will not occur or that borrowers will not default in order to avoid the application of lock-out periods. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                      o   the terms of the mortgage loans;

                                      o   the length of any prepayment lock-out period;

                                      o   the level of prevailing interest rates;

                                      o   the availability of mortgage credit;

                                      o   the applicable yield maintenance charges or prepayment premiums and the ability of the master servicer, primary servicer or special servicer to enforce the related provisions;

                                      o   the failure to meet requirements for release of
                                          escrows/reserves that result in a prepayment;

                                      o   the occurrence of casualties or natural disasters; and

                                      o   economic, demographic, tax or legal factors.

                                      Generally, no yield maintenance charge or prepayment premium will be required for prepayments (i) in connection with a casualty or condemnation unless an event of default has occurred or (ii) in connection with the resolution of a specially serviced mortgage loan. In addition, certain mortgage loans may allow for all or a portion of the outstanding principal amount to be prepaid, without any prepayment premium or yield maintenance charge, if any insurance proceeds or condemnation awards are applied against the outstanding principal amount of the loan. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to the material breach of a representation or warranty or a material document defect or the mortgage loan is otherwise purchased from the trust (including certain purchases by the holder of a B Note or mezzanine loan), the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no yield maintenance charge or prepayment premium will be payable. Any such repurchase or purchase may, therefore, adversely affect the yield to maturity on your certificates.

                                      Although all of the mortgage loans have protection against voluntary prepayments in the form of lock-out periods, defeasance provisions, yield maintenance provisions and/or prepayment premium provisions, there can be no assurance that (i) borrowers will refrain from prepaying mortgage loans due to the existence of a yield maintenance charge or prepayment premium; (ii) involuntary prepayments or repurchases will

                                      S-86

                                      not occur or (iii) partial prepayments will not occur in the case of those loans that permit such prepayment without a yield maintenance charge or prepayment premium.

                                      In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have yield maintenance charges. This can lead to substantial variance from loan to loan with respect to the amount of yield maintenance charge that is due on the related prepayment. Also, the description in the mortgage notes of the method of calculation of prepayment premiums and yield maintenance charges is complex and subject to legal interpretation and it is possible that another person would interpret the methodology differently from the way we did in estimating an assumed yield to maturity on your certificates as described in this prospectus supplement. See Appendix II attached to this prospectus supplement for a description of the various prepayment provisions.

RELEASE OF COLLATERAL                 Notwithstanding the prepayment restrictions described in this prospectus supplement, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described in Appendix II attached to this prospectus supplement. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged
                                      properties which may not require payment of a release price), the borrower is required (among other things) to pay a release price, which may include a prepayment premium or yield maintenance charge on all or a portion of such payment.

                                      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the
                                      satisfaction of certain conditions. In addition, certain of the mortgage loans permit the related borrower to substitute collateral under certain circumstances.

                                      See Appendix II attached to this prospectus supplement for further details regarding the various release provisions.

THE YIELD ON YOUR CERTIFICATE WILL
BE AFFECTED BY THE PRICE AT WHICH
THE CERTIFICATE WAS PURCHASED AND
THE RATE, TIMING AND AMOUNT OF
DISTRIBUTIONS ON YOUR CERTIFICATE     The yield on any certificate will depend on (1) the price at which such certificate is purchased by you and (2) the rate, timing and amount of distributions on your certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                      o   the interest rate for such certificate;

                                      o   the rate and timing of principal payments (including principal prepayments) and other principal collections (including loan purchases in connection with breaches of representations and warranties) on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such
                                          certificate;

                                      S-87

                                      o   the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the trust;

                                      o   the rate and timing of any reimbursement of the master
                                          servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification;

                                      o   the timing and severity of any interest shortfalls resulting from prepayments to the extent not offset by a reduction in master servicer compensation as described in this prospectus supplement;

                                      o   the timing and severity of any reductions in the appraised value of any mortgaged property in a manner that has an effect on the amount of advancing required on the related mortgage loan; and

                                      o   the method of calculation of prepayment premiums and yield maintenance charges and the extent to which prepayment premiums and yield maintenance charges are collected and, in turn,
                                          distributed on such certificate.

                                      In addition, any change in the weighted average life of a
                                      certificate may adversely affect yield. Prepayments resulting in a shortening of weighted average lives of certificates may be made at a time of lower interest rates when you may be unable to reinvest the resulting payment of principal at a rate comparable to the effective yield anticipated when making the initial investment in certificates. Delays and extensions resulting in a lengthening of the weighted average lives of the certificates may occur at a time of higher interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                              The rate and timing of delinquencies or defaults on the mortgage loans could affect the following aspects of the offered
                                      certificates:

                                      o   the aggregate amount of distributions on them;

                                      o   their yields to maturity;

                                      o   their rates of principal payments; and

                                      o   their weighted average lives.

                                      The rights of holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on their certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier
                                      alphabetical class designation (provided that the Class A-M
                                      Certificates and the Class A-MFL Regular Interest (and
                                      correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates).
                                      Losses on the mortgage loans (other than losses with respect to the
                                      330 West 34th Street Mortgage Loan, which will be allocated to the
                                      Class AW34 Certificates) will be allocated to the Class P, Class O,
                                      Class N, Class M, Class L, Class K, Class J, Class H, Class G,
                                      Class F, Class E, Class D, Class C, Class B, Class A-J
                                      Certificates, in that order, and then to the Class A-M Certificates and the Class A-MFL Regular Interest (and correspondingly the Class
                                      A-MFL Certificates), pro rata, reducing amounts otherwise payable to

                                      S-88

                                      each class. Any remaining losses would then be allocated to the
                                      Class A-1 Certificates, the Class A-1A Certificates, the Class A-2
                                      Certificates, the Class A-3 Certificates, the Class A-AB
                                      Certificates, and the Class A-4 Certificates, pro rata, and with respect to losses of interest only, the Class X Certificates based on their respective entitlements.

                                      If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that particular class will suffer a loss equal to the full amount of that excess up to the outstanding certificate balance of such class.

                                      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under extreme scenarios, such yield could be negative. In general, the earlier a loss is borne by your
                                      certificates, the greater the effect on your yield to maturity.

                                      Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                      Also, if the related borrower does not repay a mortgage loan with an anticipated repayment date by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

                                      Furthermore, if principal and interest advances and/or servicing advances are made with respect to a mortgage loan after default and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in reductions in distributions of principal to the holders of the offered certificates for the current month.

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER, THE
TRUSTEE MAY HAVE AN ADVERSE EFFECT
ON THE PAYMENTS ON YOUR
CERTIFICATES                          To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, if applicable (and the related master servicer, the special servicer, the trustee or any fiscal agent in respect of any non-serviced mortgage loans), will be entitled to receive interest at the "prime rate" on unreimbursed advances they have made with respect to delinquent monthly payments or that are made with respect to the preservation and protection of the related mortgaged property or enforcement of the mortgage loan. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. No advance interest will accrue during the grace period, if any, for the related mortgage loan. This interest may be offset in part by default

                                      S-89

                                      interest and late payment charges paid by the borrower in
                                      connection with the mortgage loan or by certain other amounts. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be serviced by the special servicer, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances and special servicing compensation is senior to the rights of certificateholders to receive distributions. The payment of interest on advances and the payment of compensation to the special servicer may result in shortfalls in amounts otherwise distributable on the certificates.

LEASEHOLD INTERESTS ENTAIL CERTAIN
RISKS WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES         In addition, six (6) of the mortgaged properties, securing mortgage loans representing 1.8% of the initial outstanding pool balance
                                      (and representing 2.0% of the initial outstanding loan group 1 balance), are subject to a first mortgage lien on a leasehold interest under a ground lease.

                                      Two (2) of the mortgaged properties, securing mortgage loans representing 1.0% of the initial outstanding pool balance (and representing 1.1% of the initial outstanding loan group 1 balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged property.

                                      Leasehold mortgage loans are subject to certain risks not
                                      associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. For information with respect to the NY Inland Portfolio, see Appendix IV "Significant Loan
                                      Summaries - Mortgage Loan No. 8 - NY Inland Portfolio" in this prospectus supplement. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                      In addition, certain of the mortgaged properties are subject to various use restrictions imposed by the related ground lease, and these limitations could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

                                      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the

                                      S-90

                                      lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                      In a decision by the United States Court of Appeals for the Seventh
                                      Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537
                                      (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the
                                      Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
                                      363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under
                                      Section 363(f) of the Bankruptcy Code would not be authorized
                                      (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of
                                      Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy
                                      Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court.

                                      Some of the ground leases securing the mortgaged properties provide that the ground rent payable under the ground lease increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

                                      S-91

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR INSOLVENCY
LAWS THAT MAY AFFECT THE TRUST'S
OWNERSHIP OF THE MORTGAGE LOANS       In the event of the insolvency of any mortgage loan seller, it is possible the trust's right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

                                      Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of insolvency of the mortgage loan sellers, which opinions are subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET VALUE
MAY ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                     Your certificates will not be listed on any securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the certificates. While the underwriters currently intend to make a secondary market in the certificates, none of them is obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates, which could result in a substantial decrease in the market value of your certificates.
                                      The market value of your certificates also may be affected by many other factors, including then-prevailing interest rates.
                                      Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

MORTGAGE ELECTRONIC REGISTRATION
SYSTEMS (MERS)

                                      The mortgages or assignments of mortgages for some of the mortgage loans may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns.
                                      Subsequent assignments of any such mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS.
                                      Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

                                      S-92

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                          The interest rates on one or more classes of certificates may be based on a weighted average of the mortgage loan interest rates net of the administrative cost rate, which is calculated based upon the respective principal balances of the mortgage loans. Alternatively, the interest rate on one or more classes of the certificates may be capped at such weighted average rate. This weighted average rate is further described in this prospectus supplement under the
                                      definition of "Weighted Average Net Mortgage Rate" in the "Glossary
                                      of Terms." Any class of certificates that is either fully or partially based upon the weighted average net mortgage rate may be adversely affected by disproportionate principal payments, prepayments, defaults and other unscheduled payments on the mortgage loans. Because some mortgage loans will amortize their principal more quickly than others, the rate may fluctuate over the life of those classes of your certificates.

                                      In general, mortgage loans with relatively high mortgage interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. For instance, varying rates of unscheduled principal payments on mortgage loans which have interest rates above the weighted average net mortgage rate may have the effect of reducing the interest rate of your certificates.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors" section and elsewhere in this prospectus supplement.

                                      S-93

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI"), is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated or acquired and underwrote all of the mortgage loans sold to the depositor by BSCMI. BSCMI originates, acquires and underwrites loans through its New York City and Los Angeles offices.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. In its fiscal year ended November 30, 2006, the total amount of commercial mortgage loans originated by BSCMI since 1995 was in excess of $39 billion, of which approximately $30 billion has been securitized. Of the approximately $30 billion of securitized commercial mortgage loans, approximately $18 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in its fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the
U.S. Virgin Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Holdings
LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Holdings LLC, have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commercial Mortgage
Securities II Inc. acts as depositor. As of January 1,

                                      S-94

2007, BSCMI securitized approximately $7 billion of commercial mortgage loans through the TOP program and approximately $7 billion of commercial mortgage loans through the PWR program.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated or acquired by
BSCMI or an affiliate of BSCMI. In each case, the loans were underwritten generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan-to-value ratios for each indicated property type:

    PROPERTY TYPE                      DSCR GUIDELINE     LTV RATIO GUIDELINE
    -------------                      --------------     -------------------
    Multifamily                            1.20x                  80%
    Office                                 1.25x                  75%
    Anchored Retail                        1.20x                  80%
    Unanchored Retail                      1.30x                  75%
    Self-storage                           1.30x                  75%
    Hotel                                  1.40x                  70%
    Industrial                             1.25x                  70%
    Manufactured Housing Community         1.25x                  75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-95

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

        PROPERTY TYPE                      RESERVE GUIDELINE
        -------------                      -----------------
        Multifamily                        $250 per unit
        Office                             $0.20 per square foot
        Retail                             $0.15 per square foot
        Self-storage                       $0.15 per square foot
        Hotel                              5% of gross revenue
        Industrial                         $0.10 - $0.15 per square foot
        Manufactured Housing Community     $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Holdings LLC

      Morgan Stanley Mortgage Capital Holdings LLC (successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.), a New York limited liability company formed in March 2007 ("MSMCH") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley
Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC"), which was merged into MSMCH on June 15, 2007. MSMCH is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan
Stanley (NYSE: MS). Since the merger, MSMCH has been continuing the business of
MSMC. The executive offices of MSMCH are located at 1585 Broadway, New York, New
York 10036, telephone number (212) 761-4000. MSMCH also has offices in Chicago,
Illinois, Los Angeles, California, Irvine, California, Alpharetta, Georgia,
Dallas, Texas and Herndon, Virginia. MSMCH originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMCH also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMCH nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMCH (or its predecessor) originated or purchased all of the mortgage loans it is selling to
us.

MSMCH's Commercial Mortgage Securitization Program

      MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMCH originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan
Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMCH acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMCH's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

                                      S-96

      Substantially all mortgage loans originated by MSMCH are sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller. Mortgage loans originated and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMCH also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMCH for the four years ending on
December 31, 2006.

                                                          TOTAL MSMCH
                                                         MORTGAGE LOANS      TOTAL MSMCH
                              TOTAL MSMCH MORTGAGE      SECURITIZED WITH      MORTGAGE
           TOTAL MSMCH       LOANS SECURITIZED WITH      NON-AFFILIATED         LOANS
YEAR     MORTGAGE LOANS*      AFFILIATED DEPOSITOR         DEPOSITOR         SECURITIZED
----     ---------------     ----------------------     ----------------     -----------

                         (APPROXIMATE AMOUNTS IN BILLIONS OF $)

2006          16.9                    8.9                     1.9                10.7
2005          12.9                    8.2                     1.5                 9.6
2004           7.6                    5.1                     1.3                 6.4
2003           6.4                    3.5                     1.3                 4.8

      *Includes all mortgage loans originated or purchased by MSMCH in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

      MSMCH's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMCH's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

      Conduit mortgage loans originated by MSMCH will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The MSMCH credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMCH underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMCH also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMCH typically retains outside consultants to conduct its credit underwriting.

                                      S-97

      Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMCH and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. MSMCH's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMCH may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMCH's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMCH there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMCH's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

      Escrow Requirements. MSMCH often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMCH conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMCH.

Servicing

      MSMCH currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMCH may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

      Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

                                      S-98

Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which Morgan Stanley Capital I Inc. and Bear Stearns Commercial
Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor, the "HQ", "IQ" and "LIFE" programs in which Morgan
Stanley Capital I Inc. acts as depositor, and the "ML-CFC" program in which
Merrill Lynch Mortgage Investors, Inc. acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and March 31, 2007, Wells Fargo Bank originated approximately 3,746 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $19.6 billion, which were included in approximately 53 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended March 31, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.3 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction Parties--Master
Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

                                      S-99

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

         For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction. Principal Global
Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

      PCFII began participating in the securitization of mortgage loans in 2006.
PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "HQ" and "IQ" programs, in which Morgan Stanley
Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of

                                      S-100

March 31, 2007, was approximately $11.5 billion. As of such date, these securitized loans included approximately 1,581 mortgage loans, all of which were fixed rate and which have been included in approximately 43 securitizations. In connection with originating mortgage loans for securitization, certain of
PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may

                                      S-101

have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

      Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley Inc. and was incorporated in the State of Delaware on January 28, 1985. Our principal executive offices are located at 1585
Broadway, 37th Floor, New York, New York 10036. Our telephone number is (212)
761-4000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1, 2002 and terminating December 31, 2006, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $49,447,086,987. MSMCH has acted as a sponsor or co-sponsor of all of such transactions and contributes a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans. Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii)
indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                                      S-102

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Morgan Stanley Capital I Trust 2007-TOP27 (the "Trust"). The Trust will be a New
York common law trust that will be formed on the Closing Date pursuant to the
Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

      The only assets of the Trust other than the mortgage loans (including the
330 West 34th Street Mortgage Loan) and any REO Properties are the Certificate
Account and other accounts maintained pursuant to the Pooling and Servicing
Agreement and the short-term investments in which funds in the Certificate
Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any
REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

      The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a
"business trust."

      The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 11 of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

      (1)   If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

                                      S-103

      (2)   With respect to the mortgage loans sold to the Trust by Wells Fargo, if in the event of the insolvency of Wells Fargo and the appointment of the
Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells Fargo, pursuant to Section 11(c) of the Federal Deposit Insurance Act
(the "FDIA"), a court, in a properly presented and decided case, would hold that the FDIC could not (i) in the exercise of its authority under 12 U.S.C. ss.
1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii) seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. ss. 1823(e); and

      (3)   If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

      Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true.
Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans. See "Risk Factors--The Mortgage Loan Sellers Are Subject
To Bankruptcy Or Insolvency Laws That May Affect The Trust's Ownership Of The
Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

      LaSalle Bank National Association ("LaSalle Bank") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25,
2007. The contract provides that the sale of LaSalle Bank is subject to regulatory approvals and other customary closing conditions.

      The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
On May 4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO
Bank N.V. and ABN AMRO Holding N.V. in the U.S. District Court for the Southern
District of New York (Manhattan) seeking, among other things, an injunction prohibiting ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle Bank or selling LaSalle Bank to any third party other than as provided for in the contract referenced above, monetary damages and specific performance. On July 13, 2007, the Dutch Supreme Court ruled that the sale of
LaSalle Bank to Bank of America Corporation does not require shareholder approval. ABN AMRO Bank N.V. has indicated that it intends to complete the sale of LaSalle Bank to Bank of America Corporation.

                                      S-104

      LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of June 30, 2007, LaSalle served as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625, Chicago, Illinois, 60603. Attention: Global
Securities and Trust Services - Morgan Stanley Capital I Inc., Commercial
Mortgage Pass-Through Certificates, Series 2007-TOP27, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of
LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch.

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and not less than
"R-1 (middle)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least one nationally recognized statistical rating organization (which may include S&P, Fitch and/or Moody's), and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by
Fitch) and "AA(low)" by DBRS, or if not rated by DBRS, an equivalent rating such as that listed above by at least two nationally recognized statistically rating organizations (which may include S&P, Fitch and/or Moody's), and "A+" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See "Description of the Offered Certificates--Advances"
in this prospectus supplement.

      In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such

                                      S-105

diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and
Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

      The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

      The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by any Rating Agency of any
Class of certificates with a rating as evidenced in writing by any Rating
Agency, then the Depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than
50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of

                                      S-106

the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust Fund.

Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.0009% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

      LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, more than 23 million customers and approximately 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.
Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation

                                      S-107

for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee
Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

      Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 360 series of commercial mortgage-backed securities and, as of December 31,
2006, was acting as paying agent with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

      There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

      In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

      The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which
Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of
Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)
servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

      Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans
(except that the servicing duties of the master servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement). Wells Fargo will acquire the right to master service the mortgage loans that are sold to the Trust by the other sponsors as a result of entering into servicing rights purchase agreements with such sponsors.
The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of

                                      S-108

STRONG as a master servicer and as a primary servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of March 31, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 12,165 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $107.8 billion, including approximately 10,812 loans securitized in approximately 97 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $103.0 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

      Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

      The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if the master servicer has actual knowledge that such party has failed to comply with its
Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P,
"AA+" by Fitch and "AA" by DBRS.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

                                      S-109

PRIMARY SERVICER

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of March 31, 2007, PGI was responsible for servicing approximately
3,228 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $24.5 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of March 31, 2007, PGI was a primary servicer in approximately 46 commercial mortgage-backed securitization transactions, servicing approximately
1,596 loans with an aggregate outstanding principal balance of approximately
$11.4 billion.

      PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

      Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.)
("CSI") will be appointed as the special servicer of all of the mortgage loans
(except that the special servicing duties of the special servicer with respect to the non-serviced mortgage loans, if any, will be limited as described elsewhere in this prospectus supplement), and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc. (formerly known as
Charter Mac Corporation), a wholly-owned subsidiary of Centerline Holding
Company (formerly known as CharterMac), a publicly traded company. Centerline
REIT Inc., an affiliate of CSI, is anticipated to be the Operating Advisor with respect to the transaction described in this

                                      S-110

prospectus supplement. The principal offices of CSI are located at 5221 N.
O'Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

      Certain of the duties of the special servicer and the provisions of the
Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General." CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the loan documents and applicable laws.

      CSI has a special servicer rating of CSS1 from Fitch. CSI is also on S&P's
Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 first mortgage loans, with an aggregate stated principal balance of approximately
$90.708 billion. Of those 71 transactions, 67 are commercial mortgage-backed securities transactions representing approximately 11,067 first mortgage loans, with an aggregate stated principal balance of approximately $89.4 billion. The remaining four transactions are made up of two CDOs and two business lines with affiliates of CSI. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 41 assets with a stated principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in 2002 and through June
30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

      The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

      CSI has developed policies and procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and
Servicing Agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years respectively of industry experience. CSI was formed in 2002 for the purpose of supporting the related business of Centerline REIT Inc.
(formerly known as ARCap REIT, Inc.), its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions on which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate stated principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate stated aggregate principal balance of $89.4 billion on June 30,
2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007. With respect to such non-CMBS transactions, CSI is the named special servicer on approximately 87 first mortgage loans with an aggregate stated
principal balance of $1.308 billion as of June 30, 2007.

                                      S-111

      The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

      The Depositor is an affiliate of Morgan Stanley Mortgage Capital Holdings
LLC, a mortgage loan seller and sponsor, and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Holdings
LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc., and Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital
Holdings LLC and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                                      S-112

                     DESCRIPTION OF THE OFFERED CERTIFICATES

      Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

      The Series 2007-TOP27 Commercial Mortgage Pass-Through Certificates will be issued on or about July 30, 2007 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

      The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

      o     the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
            Principal Prepayments received prior to the Cut-off Date and
            Scheduled Payments of principal and interest due on or before the
            Cut-off Date;

      o     any mortgaged property acquired on behalf of the Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

      o     a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan;

      o     certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to, among other things, mortgage loan document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans; and

      o     with respect to the Class A-MFL Certificates, the swap contract, the
            Class A-MFL Regular Interest and funds or assets on deposit from time to time in the floating rate account.

      Although the 330 West 34th Street Mortgage Loan is an asset of the trust, for purposes of the information contained in this prospectus supplement
(including the appendices hereto) unless otherwise stated, the 330 West 34th
Street Mortgage Loan is not reflected and the term "mortgage loan" does not include the 330 West 34th Street Mortgage Loan and the term "property" does not include the property related to the 330 West 34th Street Mortgage Loan and the term "certificates" does not include the Class AW34 Certificates because that loan supports only the Class AW34 Certificates, which certificates are not being offered pursuant to this prospectus supplement.

      The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

      The certificates will consist of various Classes, to be designated as:

      o     the Class A-1 Certificates, the Class A-1A Certificates, the Class
            A-2 Certificates, the Class A-3 Certificates, the Class A-AB
            Certificates and the Class A-4 Certificates;

      o     the Class X Certificates;

      o     the Class A-M Certificates, Class A-MFL Certificates, the Class A-J
            Certificates, the Class B Certificates, the Class C Certificates,
            the Class D Certificates, the Class E Certificates, the Class F
            Certificates, the Class G Certificates, the Class H Certificates,
            the Class J Certificates, the Class K Certificates, the Class L
            Certificates, the Class M Certificates, the Class N Certificates,
            the Class O Certificates and the Class P Certificates;

                                      S-113

      o     the Class AW34 Certificates; and

      o     the Class R-I Certificates, the Class R-II Certificates and the
            Class R-III Certificates.

      On the Closing Date, the Class A-MFL Regular Interest will also be issued by the trust as uncertificated regular interests in REMIC III. The Class A-MFL
Regular Interest is not offered hereby. The Depositor will transfer the Class
A-MFL Regular Interest and the swap contract to the trustee in exchange for the
Class A-MFL Certificates. The Class A-MFL Certificates, which are also not offered hereby, will represent all of the beneficial ownership interest in the
Class A-MFL Regular Interest, the swap contract and funds or assets on deposit from time to time in the related floating rate account.

      The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

      Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository
Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

      All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of
DTC and its Participants. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the prospectus.

      Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

      Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

                                      S-114

CERTIFICATE BALANCES

      Upon initial issuance, the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-AB, Class A-4, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial
Certificate Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

               APPROXIMATE INITIAL        APPROXIMATE                              APPROXIMATE
                    AGGREGATE          PERCENT OF INITIAL         RATINGS            CREDIT
  CLASS        CERTIFICATE BALANCE        POOL BALANCE        (FITCH/S&P/DBRS)       SUPPORT
-----------    -------------------     ------------------     ----------------     ------------

Class A-1          $93,700,000               3.44%              AAA/AAA/AAA          27.000%

Class A-1A        $287,920,000               10.57%             AAA/AAA/AAA          27.000%

Class A-2         $279,300,000               10.26%             AAA/AAA/AAA          27.000%

Class A-3         $137,400,000               5.05%              AAA/AAA/AAA          27.000%

Class A-AB        $112,300,000               4.12%              AAA/AAA/AAA          27.000%

Class A-4        $1,077,071,000              39.56%             AAA/AAA/AAA          27.000%

Class A-M         $172,286,000               6.33%              AAA/AAA/AAA          17.000%

Class A-J         $190,601,000               7.00%              AAA/AAA/AAA          10.000%

      The percentages indicated under the columns "Approximate Credit Support"
with respect to the Class A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in
the aggregate.

      The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to the Certificate Balance of those certificate on that Distribution Date. See
"--Distributions" and "--Distributions--Subordination; Allocation of Losses and
Certain Expenses" below.

      The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount.

      The Notional Amount of the Class X Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates (other than the Class AW34 Certificates) outstanding from time to time.

      Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates (other than the Class AW34 Certificates). Upon initial issuance, the Notional Amount of the
Class X Certificates will be $2,722,865,021, subject to a permitted variance of plus or minus 5%. The Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such
Certificates and does not represent the right to receive any distributions of principal.

      The Residual Certificates will not have Certificate Balances or Notional
Amounts.

                                      S-115

PASS-THROUGH RATES

      The Pass-Through Rate for the Class A-1 Certificates will, at all times, be fixed at its initial rate of 5.606%. The Pass-Through Rate for the Class
A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M and Class A-J
Certificates will, at all times, be a per annum rate equal to the Weighted
Average Net Mortgage Rate.

      The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately 0.007% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates.

      The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through
Rate for such Distribution Date for such Class of Principal Balance Certificates or in the case of the Class A-MFL Certificates, the Pass-Through Rate on the
Class A-MFL Regular Interest. Under no circumstances will any Class X Strip Rate be less than zero.

      The privately offered certificates (other than the Class A-MFL
Certificates) will, at all times, accrue interest at a per annum rate equal to the Weighted Average Net Mortgage Rate.

      The Pass-Through Rate applicable to the Class A-MFL Certificates for each
Distribution Date will be equal to one-month LIBOR + 0.26% per annum (provided that for the initial Interest Accrual Period interest will accrue at a per-annum rate equal to two-week LIBOR + 0.26% to reflect the shorter initial Interest
Accrual Period).

      With respect to the Class A-MFL Certificates, in the case of a default by the swap counterparty under the swap contract, and until such default is cured or the swap contract is replaced, the Class A-MFL Certificates will accrue interest at the Pass-Through Rate of the Class A-MFL Regular Interest, which will be equal to the Weighted Average Net Mortgage Rate, calculated on a 30/360 basis. The Class A-MFL Regular Interest does not receive interest at a
LIBOR-based rate. In the event that after payment of the net swap payment due from or to the swap counterparty, as the case may be, there are insufficient funds in the applicable floating rate account to make the full distribution of the Class A-MFL interest distribution amount to the holders of the Class A-MFL
Certificates, the resulting interest shortfall will be borne by the holders of the Class A-MFL Certificates, as the case may be.

      The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

      Distributions on or with respect to the certificates (other than the Class
A-MFL Certificates) and the Class A-MFL Regular Interest will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in August 2007. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates (other than the Class A-MFL Certificates) and the Class A-MFL
Regular Interest are registered at the close of business on the related Record
Date. Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

                                      S-116

      The final distribution on any certificate (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate (other than Class A-MFL Certificates) and the Class A-MFL Regular Interest in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate (other than the Class A-MFL
Certificates) and the Class A-MFL Regular Interest, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote. All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective
Percentage Interests in such Class.

      Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

      Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

      With respect to any Distribution Date, distributions of interest on and principal of the certificates (other than the Class A-MFL Certificates and the
Class AW34 Certificates) and the Class A-MFL Regular Interest will be made from the Available Distribution Amount for that Distribution Date.

      With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                      S-117

      Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

TYPE/RECIPIENT                                  AMOUNT                          FREQUENCY                SOURCE OF PAYMENT
-----------------    -------------------------------------------------------    ---------------------    -------------------------

Fees

Servicing Fee /      The product of the portion of the per annum                Monthly.                 Interest payment on the
Master Servicer      Master Servicing Fee Rate for the master servicer                                   related mortgage loan.
                     applicable to such month, determined in the same
                     manner as the applicable mortgage rate is determined
                     for each mortgage loan for such month, and the
                     Scheduled Principal Balance of each mortgage loan,
                     reduced by any Compensating Interest Payment. The
                     Master Servicing Fee Rate will range, on a
                     loan-by-loan basis, from 0.01% per annum to 0.02% per
                     annum.

Additional           o    50% of assumption fees on non-Specially               Time to time.            The related fees or
Servicing                 Serviced Mortgage Loans;                                                       investment income.
Compensation /
Master Servicer      o    all late payment fees and net default interest
                          (other than on Specially Serviced Mortgage
                          Loans) not used to pay interest on Advances;

                     o    100% of application, loan modification,
                          forbearance and extension fees on non-Specially
                          Serviced Mortgage Loans;

                     o    all investment income earned on amounts on
                          deposit in the Collection Account and (if not
                          required to be paid to borrower) escrow accounts;

                     o    any Prepayment Interest Excess not used to offset
                          Prepayment Interest Shortfalls (other than on
                          Specially Serviced Mortgage Loans); and

                     o    the Primary Servicer is entitled to all or a
                          portion of the fees otherwise payable to the
                          master servicer set forth in the five bullet
                          points above that are paid on the mortgage loans
                          for which it acts as the primary servicer.

Special              The product of the portion of a rate equal to              Monthly.                 Collections on the
Servicing Fee /      0.25% per annum applicable to such month,                                           mortgage loans in the
Special Servicer     determined in the same manner as the applicable                                     mortgage pool.
                     mortgage rate is determined for each Specially
                     Serviced Mortgage Loan for such month, and the
                     Scheduled Principal Balance of each Specially Serviced
                     Mortgage Loan.

Workout Fee /        1.0% of each collection of principal and interest          Monthly.                 The related collection
Special Servicer     on each Rehabilitated Mortgage Loan.                                                of principal and/or
                                                                                                         interest.

                                      S-118

TYPE/RECIPIENT                                  AMOUNT                          FREQUENCY                SOURCE OF PAYMENT
-----------------    -------------------------------------------------------    ---------------------    -------------------------

Liquidation Fee      1.0% of the Liquidation Proceeds received in               Upon receipt of          The related Liquidation
/ Special Servicer   connection with a full or partial liquidation of           Liquidation Proceeds,    Proceeds, Condemnation
                     a Specially Serviced Mortgage Loan or related REO          Condemnation Proceeds    Proceeds or Insurance
                     Property and/or any Condemnation Proceeds or               and Insurance            Proceeds.
                     Insurance Proceeds received by the Trust (other            Proceeds.
                     than Liquidation Proceeds received in connection
                     with a repurchase by a mortgage loan seller or
                     purchase by a mezzanine or subordinate lender
                     within the time periods specified in the
                     definition of Liquidation Fee in this prospectus
                     supplement).

Additional           o    all late payment fees and net default                 Time to time.            The related fee or
Special Servicing         interest (on Specially Serviced Mortgage                                       investment income.
Compensation /            Loans) not used to pay interest on Advances;
Special Servicer
                     o    50% of assumption fees on non-Specially Serviced
                          Mortgage Loans that require special servicer
                          consent and 100% of such fees on Specially
                          Serviced Mortgage Loans;

                     o    100% of application, loan modification,
                          forbearance and extension fees on Specially
                          Serviced Mortgage Loans; and

                     o    all investment income received on funds in
                          any REO Account.

Trustee Fee /        The product of the portion of a rate equal to              Monthly.                 Interest on each
Trustee & Paying     0.0009% per annum applicable to such month,                                         mortgage loan.
Agent                determined in the same manner as the applicable
                     mortgage rate is determined for each mortgage loan for
                     such month, and the Scheduled Principal Balance of
                     each mortgage loan. A portion of the Trustee Fee is
                     payable to the paying agent.

Primary              The product of the applicable Primary Servicing            Monthly.                 Collections on the
Servicing Fees       Fee Rate and the Scheduled Principal Balance of                                     related mortgage loan.
                     the applicable mortgage loan immediately before the
                     related Due Date (prorated for the number of days
                     during the calendar month for that mortgage loan for
                     which interest actually accrues on that mortgage
                     loan). The Primary Servicing Fee Rate for Principal
                     Global Investors, LLC is 0.01% per annum. The Primary
                     Servicing Fee Rate (including the rate at which any
                     subservicing fees accrue) for Wells Fargo Bank,
                     National Association will range, on a loan-by-loan
                     basis, from 0.01% per annum to 0.10% per annum.

Expenses

Servicing            To the extent of funds available, the amount of            Time to time.            Recoveries on the
Advances / Master    any Servicing Advances.                                                             related mortgage loan,
Servicer and                                                                                             or to the extent that
Trustee                                                                                                  the party making the
                                                                                                         advance determines it is
                                                                                                         nonrecoverable, from
                                                                                                         collections in the
                                                                                                         Certificate Account.

                                      S-119

TYPE/RECIPIENT                                  AMOUNT                          FREQUENCY                SOURCE OF PAYMENT
-----------------    -------------------------------------------------------    ---------------------    -------------------------

Interest on          At Advance Rate.                                           When Advance is          First from late payment
Servicing                                                                       reimbursed.              charges and default
Advances / Master                                                                                        interest in excess of
Servicer and                                                                                             the regular interest
Trustee                                                                                                  rate, and then from
                                                                                                         collections in the
                                                                                                         Certificate Account.

P&I Advances /       To the extent of funds available, the amount of            Time to time.            Recoveries on the
Master Servicer      any P&I Advances.                                                                   related mortgage loan,
and Trustee                                                                                              or to the extent that
                                                                                                         the party making the
                                                                                                         advance determines it is
                                                                                                         nonrecoverable, from
                                                                                                         collections in the
                                                                                                         Certificate Account.

Interest on P&I      At Advance Rate.                                           When Advance is          First from late payment
Advances / Master                                                               reimbursed.              charges and default
Servicer and                                                                                             interest in excess of
Trustee                                                                                                  the regular interest
                                                                                                         rate, and then from all
                                                                                                         collections in the
                                                                                                         Certificate Account.

Indemnification      Amounts for which the trustee, the paying agent,           Time to time.            All collections in the
Expenses /           the master servicer and the special servicer are                                    Certificate Account.
Trustee, Paying      entitled to indemnification.
Agent, Master
Servicer and
Special Servicer
(and their
directors,
officers,
employers and
agents)

Indemnification      Trust's pro rata share (subject to the applicable          Time to time.            All collections in the
Expenses /           co-lender agreement) of certain amounts for which                                   Certificate Account.
Applicable           such parties are entitled to indemnification and
Non-Serviced         are related to the applicable Non-Serviced
Mortgage Loan        Mortgage Loan.
Master Servicer /
Special Servicer
(and their
directors,
officers,
employees and
agents)

Trust Expenses       Based on third party charges.                              Time to time.            All collections in the
not Advanced (may                                                                                        Certificate Account.
include
environmental
remediation
costs,
appraisals,
independent
contractor to
operate REO)

                                      S-120

      The Pooling and Servicing Agreement does not provide for any successor master servicer or successor special servicer or successor trustee, as the case may be, to receive compensation in excess of that permitted to be received by its predecessor, except in the case where a successor cannot be found for existing compensation. Any change to the compensation of the master servicer, special servicer or trustee would require an amendment to the Pooling and
Servicing Agreement.

Application of the Available Distribution Amount

      On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

(i)   to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-AB, Class A-4 and Class X Certificates, concurrently:

            o     to the holders of the Class A-1, Class A-2, Class A-3, Class
                  A-AB and Class A-4, the Distributable Certificate Interest
                  Amount in respect of each such Class for such Distribution
                  Date (which shall be payable from amounts in the Available
                  Distribution Amount attributable to Loan Group 1), pro rata in proportion to the Distributable Certificate Interest Amount payable in respect of each such Class;

            o     to the holders of the Class A-1A Certificates, the
                  Distributable Certificate Interest Amount in respect of such
                  Class for such Distribution Date (which shall be payable from amounts in the Available Distribution Amount attributable to
                  Loan Group 2); and

            o     to the holders of the Class X Certificates, the Distributable
                  Certificate Interest Amount in respect of that Class for such
                  Distribution Date (which will be payable from amounts in the
                  Available Distribution Amount attributable to both Loan Group
                  1 and Loan Group 2);

      provided, however, that if the portion of Available Distribution Amount attributable to either Loan Group is insufficient to pay in full the total amount of interest to be distributed with respect to any of the Class A Senior
Certificates or Class X Certificates on such Distribution Date as described above, the Available Distribution Amount will be allocated among all those
Classes pro rata in proportion to the respective amounts of interest payable thereon for such Distribution Date, without regard to loan group;

(ii)  to the holders of the Class A-1, Class A-1A, Class A-2, Class A-3, Class
      A-AB and Class A-4 Certificates, the Principal Distribution Amount for
      such Distribution Date, concurrently:

      (A)   to the holders of the Class A-1A Certificates in an amount equal to the lesser of --

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 2 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1, Class A-2, Class A-3,
                  Class A-AB and Class A-4 Certificates has been reduced to
                  zero, the portion of the Principal Distribution Amount for that Distribution Date that is attributable to Loan Group 1
                  (net of any portion thereof that is distributable on that
                  Distribution Date to the holders of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and/or Class A-4 Certificates); and

            o     the aggregate Certificate Balance of the Class A-1A
                  Certificates immediately prior to that Distribution Date;

      (B)   to the holders of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates collectively in an aggregate amount equal to the lesser of --

                                      S-121

            o     the portion of the Principal Distribution Amount for that
                  Distribution Date that is attributable to Loan Group 1 and, on or after the Distribution Date on which the aggregate
                  Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution
                  Amount for that Distribution Date that is attributable to Loan
                  Group 2 (net of any portion thereof that is distributable on that Distribution Date to the holders of the Class A-1A
                  Certificates); and

            o     the aggregate Certificate Balance of the Class A-1, Class A-2,
                  Class A-3, Class A-AB and Class A-4 Certificates immediately prior to that Distribution Date;

                  which amount described in (B) above (the "Certificate Group 1
                  Principal Distribution Amount") will be further allocated
                  among those holders in the following amounts and order of
                  priority:

            o     first, to the holders of the Class A-AB Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, and

                  (2)   an amount sufficient to reduce the aggregate Certificate
                        Balance of the Class A-AB Certificates to the Class A-AB
                        Planned Principal Balance for that Distribution Date;

            o     second, to the holders of the Class A-1 Certificates in an amount equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balance of the Class A-AB Certificates to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the preceding bullet
                        and paid to the holders of that Class on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-1
                        Certificates immediately prior to that Distribution
                        Date;

            o     third, to the holders of the Class A-2 Certificates in an
                  amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date) or the Class A-1 Certificates, in
                        each case as described in the preceding bullets and paid
                        to the holders of those Classes on that Distribution
                        Date, and

                  (2)   the aggregate Certificate Balance of the Class A-2
                        Certificates immediately prior to that Distribution
                        Date;

            o     fourth, to the holders of the Class A-3 Certificates in an amount equal to the lesser of --

                  (3)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date) or the Class A-1 or Class A-2
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                                      S-122

                  (4)   the aggregate Certificate Balance of the Class A-3
                        Certificates immediately prior to that Distribution
                        Date;

            o     fifth, to the holders of the Class A-AB Certificates in an amount (in addition to the amount allocated to them as
                  described in the first bullet above) equal to the lesser of--

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to reduce the aggregate
                        Certificate Balances of the Class A-AB Certificates (to
                        the Class A-AB Planned Principal Balance for that
                        Distribution Date as described in the first bullet
                        above), or the Class A-1, Class A-2 or Class A-3
                        Certificates, in each case as described in the preceding
                        bullets and paid to the holders of those Classes on that
                        Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-AB
                        Certificates immediately after the allocation made
                        pursuant to the first bullet above;

            o     finally, to the holders of the Class A-4 Certificates in an amount equal to the lesser of --

                  (1)   the Certificate Group 1 Principal Distribution Amount
                        for that Distribution Date, reduced by any portion of
                        that amount that is allocable to the Class A-1, Class
                        A-2, Class A-3 or Class A-AB Certificates, in each case
                        as described in the preceding bullets and paid to the
                        holders of those Classes on that Distribution Date, and

                  (2)   the aggregate Certificate Balance of the Class A-4
                        Certificates immediately prior to that Distribution
                        Date;

(iii) to the holders of the Class A Senior Certificates and the Class X
      Certificates, pro rata in proportion to their respective entitlements to reimbursement described in this clause, to reimburse them for any Realized
      Losses or Expense Losses previously allocated to such certificates and for which reimbursement has not previously been fully paid (in the case of the
      Class X Certificates, insofar as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such
      Realized Losses or Expense Losses, at one-twelfth the applicable
      Pass-Through Rate;

(iv)  to the holders of the Class A-M Certificates and the Class A-MFL Regular
      Interest, pro rata, the Distributable Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(v)   upon payment in full of the aggregate Certificate Balance of the Class A-4 and Class A-1A Certificates, to the holders of the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata, the Principal Distribution
      Amount for such Distribution Date until the aggregate Certificate Balances of the Class A-M Certificates and the Class A-MFL Regular Interest have been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class
      A Senior Certificates;

(vi)  to the holders of the Class A-M Certificates and the Class A-MFL Regular
      Interest, pro rata, to reimburse them for any Realized Losses or Expense
      Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such
      Realized Losses or Expense Losses, at one-twelfth the applicable
      Pass-Through Rate;

(vii) to the holders of the Class A-J Certificates, the Distributable
      Certificate Interest Amount in respect of such Class of certificates for such Distribution Date;

(viii) upon payment in full of the aggregate Certificate Balances of the Class
      A-M Certificates and the Class A-MFL Regular Interest, to the holders of the Class A-J Certificates, the Principal Distribution Amount for

                                      S-123

      such Distribution Date until the aggregate Certificate Balance of the
      Class A-J Certificates has been reduced to zero; the portion of the
      Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount distributed to the holders of the Class A Senior, the Class A-MFL Regular Interest and
      the Class A-M Certificates;

(ix)  to the holders of the Class A-J Certificates, to reimburse them for any
      Realized Losses or Expense Losses previously allocated to such Class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate; and

(x)   to make payments to the holders of the private certificates (other than the Class X Certificates and the Class AW34 Certificates) as contemplated below.

      Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

      o     first, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates, in proportion to their respective
            Certificate Balances, in reduction of their respective Certificate
            Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

      o     second, to the Class A-1, Class A-1A, Class A-2, Class A-3, Class
            A-AB and Class A-4 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of
            Realized Losses and Expense Losses previously allocated to such
            Classes, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

      On each Distribution Date, following the above-described distributions on the offered certificates and the Class A-MFL Regular Interest and the Class X
Certificates, the paying agent will apply the remaining portion, if any, of the
Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class
A-MFL Certificates, the Class X Certificates, the Class AW34 Certificates and
the Residual Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class C, Class D, Class E, Class F, Class G,
Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates:

      (1)   to pay interest to the holders of the particular Class of
            certificates, up to an amount equal to the Distributable Certificate
            Interest Amount in respect of such Class of certificates for such
            Distribution Date;

      (2)   if the aggregate Certificate Balance of each other Class of
            Subordinate Certificates, if any, with an earlier alphabetical Class designation (provided that the Class A-M Certificates and the Class
            A-MFL Regular Interest (and correspondingly, the Class A-MFL
            Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b)
            the remaining Principal Distribution Amount for such Distribution
            Date; and

      (3)   to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at one-twelfth the Pass-Through Rate of such Classes.

      Any portion of the Available Distribution Amount for any Distribution Date
that is not otherwise payable to the holders of REMIC III Regular Certificates
(or the Class A-MFL Regular Interest) as contemplated above, will

                                      S-124

be paid to the holders of the Class R-I Certificates, and any amount of Excess
Interest on deposit in the Excess Interest Sub-account for the related
Collection Period will be paid to holders of the Class P Certificates
(regardless of whether the Certificate Balance of such Class has been reduced to zero).

      Excess Liquidation Proceeds will be deposited into the Reserve Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance Certificates (or, in the case of the Class A-MFL Certificates, the Class A-MFL Regular Interest) --
in order of alphabetical Class designation (provided that the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates) -- for any, and to the extent of, Unpaid
Interest; second, Realized Losses and Expense Losses, including interest on
Advances, previously allocated to them; and third, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer Compensation.

Class A-AB Planned Principal Balance

      On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal from the Certificate Group 1
Principal Distribution Amount (including after the principal balance of the
Class A-1A Certificates has been reduced to zero, the portions of the Principal
Distribution Amount for that Distribution Date that is attributable to Loan
Group 2) in either case, to reduce its Certificate Balance to the Planned
Principal Balance for such Distribution Date as described in
"--Distributions--Application of the Available Distribution Amount" above. The
"Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the
Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining Certificate
Group 1 Principal Distribution Amount will be distributed to the Class A-AB
Certificates until the Certificate Balance of the Class A-AB Certificates is
reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 1 during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B, Class C, Class
D, Class E, Class F, Class G, Class H Certificates and the Class A-MFL Regular
Interest then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that
Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates, except the Class
A-1A Certificates, on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class and (c) the amount of the
Prepayment Premium or Yield Maintenance Charge collected in respect of such
Principal Prepayment during the related Collection Period. Any Prepayment
Premiums or Yield Maintenance Charges relating to a mortgage loan in Loan Group
1 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X
Certificates. All Prepayment Premiums or Yield Maintenance Charges allocated to the Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the swap contract or any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

      On any Distribution Date, Prepayment Premiums or Yield Maintenance Charges
collected in respect of each mortgage loan included in Loan Group 2 during the related Collection Period will be distributed by the paying agent as follows: to the holders of the Class A-1A Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) the
Base Interest Fraction for the related principal

                                      S-125

prepayment and the Class A-1A Certificates and (b) the amount of the Prepayment
Premium or Yield Maintenance Charge collected in respect of such principal prepayment during the related Collection Period. Any Prepayment Premiums or
Yield Maintenance Charges relating to a mortgage loan in Loan Group 2 and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X
Certificates.

      No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates or the Residual Certificates. Any Prepayment Premiums or Yield
Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

      No Prepayment Premium or Yield Maintenance Charge received in respect of the 330 West 34th Street Mortgage Loan will be distributed to the holders of any
Class of Principal Balance Certificates or the Class X Certificates. Prepayment
Premiums and Yield Maintenance Charges, if any, received in respect of the 330
West 34th Street Mortgage Loan will be distributed in their entirety to the holders of the Class AW34 Certificates and the Class AW34 Certificates will not be entitled to any Prepayment Premium or Yield Maintenance Charge with respect to any other mortgage loan.

Treatment of REO Properties

      Notwithstanding that any mortgaged property may be acquired as part of the
Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

      Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and Servicing
Agreement, the special servicer is required to obtain an MAI appraisal, if the
Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than
$2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

      As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage

                                      S-126

loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an Appraisal
Reduction exists, with a corresponding adjustment to the amount of the related
Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the Appraisal
Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

      The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

      Each Non-Serviced Mortgage Loan is subject to provisions in its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage Loan
Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I Advances
(including advances, if any, to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

      As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior
Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates and the Class A-MFL Regular Interest
(and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the
Senior Certificates of the full amount of all interest payable in respect of the
Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each Class of Class A Senior Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

      Similarly, but to decreasing degrees and in alphabetical order of Class provided that the Class A-M Certificates and the Class A-MFL Regular Interest
(and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the
Subordinate Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

      Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

                                      S-127

      Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution
Amount for each Distribution Date will provide a similar benefit to each such
Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate Certificates with later alphabetical Class designations (provided that the Class A-M Certificates and the Class A-MFL
Regular Interest (and correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates).

      Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C, Class B and Class A-J Certificates,
in that order, and then to the Class A-M Certificates and the Class A-MFL
Regular Interest, pro rata, and then to the Class A-1, Class A-1A, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon. Any allocations of Realized Losses to the Class A-MFL Regular Interest
will result in an equivalent reduction to the Class A-MFL Certificates.

      Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

      Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates or the Class
A-MFL Regular Interest on any Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

      Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced Companion
Mortgage Loans. Any additional Trust expenses under the related Non-Serviced
Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced Mortgage Loan
Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related Non-Serviced Mortgage Loan B
Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced
Mortgage Loan and the Non-Serviced Companion Mortgage Loans.

      Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced Pari
Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

      Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A
Note.

      No Realized Losses or Expense Losses with respect to any mortgage loan
(other than the 330 West 34th Street Mortgage Loan) in the Trust will be allocated to the Class AW34 Certificates and any losses of principal or

                                      S-128

interest or any expense losses related to the 330 West 34th Street Mortgage Loan will be allocated only to the Class AW34 Certificates.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

      If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans (and other than the 330 West 34th
Street Mortgage Loan) exceed the aggregate Prepayment Interest Excesses for such mortgage loans for the Collection Period related to a Distribution Date, the
Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the Mortgage Loans--The Master
Servicer--Master Servicer Compensation" in this prospectus supplement.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date
will be allocated to each Class of certificates (other than the Class A-MFL
Certificates and the Class AW34 Certificates) and the Class A-MFL Regular
Interest, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such Distribution Date, in each case reducing interest otherwise payable thereon. Allocation of Net Aggregate Prepayment Interest
Shortfalls to the Class A-MFL Regular Interest will reduce the amount of interest payable to the Class A-MFL Certificates by an equivalent amount. The
Distributable Certificate Interest Amount in respect of any Class of certificates (other than the Class A-MFL Certificates and the Class AW34
Certificates) and the Class A-MFL Regular Interest, will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such
Class of certificates. See "Servicing of the Mortgage Loans--The Master
Servicer--Master Servicer Compensation" in this prospectus supplement.

      On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans (and other than the 330 West 34th Street Mortgage Loan) exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such
Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate
Prepayment Interest Excesses on all Specially Serviced Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such
Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

      In the case of any mortgage loan that provides for a Due Date (including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

      The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the Class R-I
Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans (other than the 330 West 34th Street Mortgage Loan)
and any other property remaining in the Trust (other than portions corresponding to the Class AW34 REMIC) on any Distribution Date on or after the Distribution
Date on which the aggregate principal balance of the mortgage loans (other than the 330 West 34th Street Mortgage Loan) is less than or equal to 1.0% of the balance as of the Cut-off Date of the mortgage loans (other than the 330 West
34th Street Mortgage Loan).

      The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans (other than the 330 West 34th
Street Mortgage Loan), other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan (other than the 330 West 34th Street Mortgage Loan) ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the Advance Rate, and the fair market value of any other property remaining in

                                      S-129

the Trust. The optional termination of the Trust (other than portions corresponding to the Class AW34 REMIC) must be conducted so as to constitute a
"qualified liquidation" of REMIC I under Section 860F of the Code.

      Upon any such termination, the Purchase Price for the mortgage loans
(other than the 330 West 34th Street Mortgage Loan) and the other property in the Trust (other than portions corresponding to the Class AW34 REMIC) will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes (other than the Class AW34 Certificates) to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

      ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

      On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

      o     the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

      o     a fraction, the numerator of which is the Scheduled Principal
            Balance of such mortgage loan as of the immediately preceding
            Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced
            Mortgage Loan or Serviced Pari Passu Mortgage Loan, the portion of the Appraisal Reduction that is allocable to such Non-Serviced
            Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable)
            and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

      In addition, the master servicer will not in any event be required to (i)
advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

      The master servicer will be required to make principal and interest and servicing advances on the 330 West 34th Street Mortgage loan; provided that, any such principal and interest or servicing advances are only recoverable from the
330 West 34th Street Mortgage Loan and not from any other mortgage loan in the
Trust and any recoveries of Advances on the mortgage loans (other than the 330
West 34th Street Mortgage Loan) are not recoverable from the 330 West 34th
Street Mortgage Loan.

      None of the master servicer, the special servicer, the paying agent or the trustee will be required to advance any amount due to be paid by the Swap
Counterparty for distribution to the Class A-MFL Certificates in the event that the Swap Counterparty fails to make a required payment under the swap contract.

      With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing

                                      S-130

Fee, the Primary Servicing Fee and any other servicing fees payable from such
Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled Payments.

      The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable
Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

      P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

      Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

      Notwithstanding the foregoing, with respect to any Non-Serviced Mortgage
Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

Servicing Advances

      Servicing Advances, in all cases, will be reimbursable as described below.
The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

      With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make,
Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

      o     insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

                                      S-131

      o     items such as real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien;

      o     any ground rents in respect of such REO Property; and

      o     other costs and expenses necessary to maintain, manage or operate such REO Property.

      Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

      The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

      In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

      Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on

                                      S-132

the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Distributions--Subordination; Allocation of
Losses and Certain Expenses") to reduce the total principal balance of the certificates (other than the Class AW34 Certificates) on that Distribution Date.
Any provision in the Pooling and Servicing Agreement for any Servicing Advance
or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

      The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable (subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

      In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

      Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each
Certificateholder on each Distribution Date (in the aggregate and by Loan Group as appropriate):

      (a)   A statement (in the form of Appendix V) setting forth, to the extent applicable:

            (i)     the date of such Distribution Date, and of the Record Date,
                    Interest Accrual Period, and Determination Date for such
                    Distribution Date;

            (ii)    the Available Distribution Amount for the Distribution Date,
                    and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the Available Distribution Amount or such other cash
                    flows);

            (iii)   the aggregate amount of servicing fees, Special Servicing
                    Fees, other special servicing compensation and Trustee Fees paid to the master servicer, the Primary Servicer, the
                    special servicer, the holders of the rights to Excess
                    Servicing Fees, the trustee and the paying agent with
                    respect to the Mortgage Pool;

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            (iv)    the amount of other fees and expenses accrued and paid from the Trust, including without limitation Advance
                    reimbursement and interest on Advances, and specifying the purpose of such fees or expenses and the party receiving
                    payment of those amounts, if applicable;

            (v)     the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of that Class;

            (vi)    the amount of such distribution to holders of each Class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

            (vii)   the amount of any shortfall in principal distributions and any shortfall in interest distributions to each applicable
                    Class of certificates;

            (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

            (ix)    the aggregate Certificate Balance or Notional Amount of each
                    Class of certificates before and after giving effect to the distribution made on such Distribution Date;

            (x)     the Pass-Through Rate applicable to each Class of
                    certificates for such Distribution Date;

            (xi)    the weighted average mortgage rate (and interest rates by
                    distributional groups or ranges) of the mortgage loans as of the related Determination Date;

            (xii)   the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans and weighted average remaining term at the
                    close of business on the related Determination Date, with
                    respect to the Mortgage Pool and with respect to each Loan
                    Group;

            (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                    (A)   delinquent 30 to 59 days,

                    (B)   delinquent 60 to 89 days,

                    (C)   delinquent 90 days or more,

                    (D)   as to which foreclosure proceedings have been
                          commenced, or

                    (E)   as to which bankruptcy proceedings have been
                          commenced;

            (xiv)   the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances outstanding, separately stated,
                    that have been made by the master servicer, the special
                    servicer and the trustee with respect to the Mortgage Pool and the aggregate amount and general purpose of Servicing
                    Advances and P&I Advances made by the applicable
                    Non-Serviced Mortgage Loan Master Servicer in respect of the
                    Non-Serviced Mortgage Loans;

            (xv)    the number and related principal balances of any mortgage
                    loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a
                    description of any modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the distribution period as provided to the Paying Agent);

                                      S-134

            (xvi)   with respect to any REO Property included in the Trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

            (xvii)  as of the related Determination Date:

                    (A)   as to any REO Property sold during the related
                          Collection Period, the date of the related
                          determination by such special servicer that it has
                          recovered all payments which it expects to be finally
                          recoverable and the amount of the proceeds of such
                          sale deposited into the applicable Certificate
                          Account, and

                    (B)   the aggregate amount of other revenues collected by
                          each special servicer with respect to each REO
                          Property during the related Collection Period and
                          credited to the applicable Certificate Account, in
                          each case identifying such REO Property by the loan
                          number of the related mortgage loan;

            (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the Mortgage
                    Pool and with respect to each Loan Group;

            (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Realized Losses or
                    Expense Losses, with respect to the Mortgage Pool and with respect to each Loan Group;

            (xx)    Material Breaches of mortgage loan representations and
                    warranties of which the trustee, the master servicer or the special servicer has received written notice;

            (xxi)   the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date, with respect to the Mortgage Pool (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage
                    Loan Pooling and Servicing Agreement);

            (xxii)  with respect to the swap contract:

                    (A)   the amounts received and paid in respect of the swap
                          contract for such Distribution Date and the
                          Pass-Through Rate applicable to the Class A-MFL
                          Certificates for the next succeeding Distribution
                          Date;

                    (B)   identification of any rating agency trigger event or
                          swap default under the swap contract as of the close
                          of business on the last day of the immediately
                          preceding calendar month;

                    (C)   the amount of any (i) payment by the Swap Counterparty
                          as a termination payment, (ii) payment to any
                          successor interest rate Swap Counterparty to acquire a
                          replacement swap contract and (iii) collateral posted
                          by the Swap Counterparty in connection with any rating
                          agency trigger event under the swap contract; and

                    (D)   the amount of and identification of any payments on
                          the Class A-MFL Certificates in addition to the amount
                          of principal and interest due on such class, such as
                          any termination payment received in connection with
                          the swap contract or any payment of a Prepayment
                          Premium or Yield Maintenance Charge after the
                          termination of the swap contract;

      (b)   A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage

                                      S-135

            loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in Appendix I.

      The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

      In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(ix) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

      The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the paying agent with respect to the Trust through the EDGAR system.
For assistance with the paying agent's website, investors may call 301-815-6600.
The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

      In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

      On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

      The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

      The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

                                      S-136

      o     the Pooling and Servicing Agreement and any amendments to it;

      o     all reports or statements delivered to holders of the relevant Class of certificates since the Closing Date;

      o     all officer's certificates delivered to the paying agent since the
            Closing Date;

      o     all accountants' reports delivered to the paying agent since the
            Closing Date;

      o     the mortgage loan files;

      o     any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

      o     any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any Advance was not or, if made, would not be, recoverable.

      Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

      The Trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2007-TOP27." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

      Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

                                      S-137

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in July 2007:

      The close of business on

      July 1 (except as described in    (A)     Cut-off Date.
      this prospectus supplement)

      July 31                           (B)     Record Date for all Classes of
                                                Certificates.

      July 2 - August 7                 (C)     The Collection Period. The
                                                master servicer receives
                                                Scheduled Payments due after the
                                                Cut-off Date and any Principal
                                                Prepayments made after the
                                                Cut-off Date and on or prior
                                                to August 7.

      August 7                          (D)     Determination Date.

      August 10                         (E)     Master Servicer Remittance Date.

      August 13                         (F)     Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

      (A)   The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

      (B)   Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

      (C)   Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to August 7, 2007 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

      (D)   As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

      (E)   The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

      (F)   The paying agent will make distributions to Certificateholders on the 4th business day after the related Determination Date of each month.

                                      S-138

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

      The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

      The Rated Final Distribution Date of each Class of certificates (other than the Class AW34 Certificates) is the Distribution Date in June 2042.

      The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

      The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

      o     to cure any ambiguity;

      o     to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the Trust or the Pooling and
            Servicing Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate
            Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC
            (or the grantor trust portions of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

      o     to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

      o     to modify, add to or eliminate the provisions in the Pooling and
            Servicing Agreement relating to transfers of Residual Certificates;

      o     to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

      o     to modify the provisions relating to the timing of reimbursements of
            Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

      o     any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such
            Certificateholder consents).

      No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any
Certificateholder not consenting to such amendment without the consent of 100%
of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portions of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B

                                      S-139

Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

      The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement (without the consent of the Certificateholders) and with the written confirmation of the
Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the
Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

      The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

      o     reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

      o     reduce the aforesaid percentages of aggregate certificate percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each
            Class of certificates affected thereby;

      o     eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings promulgated under the
            Code; or

      o     adversely affect the status of any REMIC created under the Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I,
            Class R-II and Class R-III Certificateholders) or adversely affect the status of either grantor trust created from the related portions of the Trust, without the consent of 100% of the holders of the
            Class P Certificates or the Class A-MFL Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the
            Pooling and Servicing Agreement.

      For purposes of this section, "Amendments to the Pooling and Servicing
Agreement", the term "certificates" does include the Class AW34 Certificates.

EVIDENCE AS TO COMPLIANCE

      Each of the master servicer, the special servicer, the Primary Servicer and the paying agent will be required under the Pooling and Servicing Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the Depositor, and to forward a copy to the Rating Agencies and the Operating Adviser, on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and
Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

                                      S-140

      In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each
Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

      The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

      o     the Pass-Through Rate for such certificate;

      o     the rate and timing of principal payments, including Principal
            Prepayments, and other principal collections on the mortgage loans
            (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

      o     the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon;

      o     the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
            Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

                                      S-141

      In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable Pass-Through
Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 4th business day after the related Determination Date of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

      All Prepayment Premiums or Yield Maintenance Charges allocated to the
Class A-MFL Regular Interest will be paid to the Swap Counterparty unless the swap contract and any replacement swap contract is terminated, in which case, those amounts will be distributed to the Class A-MFL Certificates.

PASS-THROUGH RATES

      The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more Classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a
Pass-Through Rate equal to or based on the Weighted Average Net Mortgage Rate, will) be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates and the Class A-MFL Regular Interest (and correspondingly, the
Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates), in each case until the aggregate Certificate
Balance of such Class of certificates is, in turn, reduced to zero.
Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification
(together with interest on such advances), and the rate and timing of Principal
Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-1A, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates will generally be based upon the particular Loan Group that the related mortgage loan is deemed to be in, the yield on the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates will be particularly sensitive to prepayments on mortgage loans in
Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the Mortgage Pool. In

                                      S-142

particular, the mortgage loans in Loan Group 1 are secured primarily by mortgaged properties other than multifamily properties and the mortgage loans in
Loan Group 2 are secured primarily by multifamily properties. Because principal distributions on the Class A-1A Certificates are generally received from collections on the Mortgage Loans in Loan Group 2, an adverse event with respect to multifamily properties would have a substantially greater impact on the Class
A-1A Certificates than if such Class received principal distributions from other property types as well. However, on and after any Distribution Date on which the
Certificate Balances of the Class A-MFL Regular Interest, the Class A-M
Certificates and the Class A-J through Class P Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to
Certificate Balances of such Certificates, the Class A-1A Certificates will receive principal distributions from the collections on the Mortgage Pool, pro rata, with the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
Certificates without regard to Loan Group.

      Although the borrower under an ARD Loan may have incentives to prepay the
ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

      Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

      The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amount of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

      In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, the Class A-MFL Regular
Interest and the Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
F, Class G, Class H and Class X Certificates, the allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks;
however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with

                                      S-143

respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

      If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates and the Class A-MFL Regular Interest (and
correspondingly, the Class A-MFL Certificates) will be pro rata with each other and senior in right to the Class A-J Certificates) -- from the Class O
Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates and the Class A-MFL Regular Interest, pro rata with each other, then pro rata among the Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-AB and Class A-4 Certificates. As to each of such Classes, Realized
Losses and Expense Losses will reduce (i) first, the Certificate Balance of such
Class until such Certificate Balance is reduced to zero (in the case of the
Principal Balance Certificates and the Class A-MFL Regular Interest); (ii)
second, Unpaid Interest owing to such Class; and (iii) third, Distributable
Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-1A Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-AB Certificates and
Class A-4 Certificates and, as to their interest entitlements only, the Class X
Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be. Net Aggregate Prepayment Interest
Shortfalls will be borne by the holders of each Class of certificates (other than the Class AW34 Certificates), as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses, in each case on the mortgage loans, generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates (other than the Class AW34 Certificates)
outstanding.

RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal and amortization terms that require Balloon
Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See
"Risk Factors" in this prospectus supplement and "Risk Factors" in the prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment Premium or
Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

                                      S-144

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal Balance
Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate. Furthermore, because the amount of principal that will be distributed to the Class A-1, Class
A-1A, Class A-2, Class A-3, Class A-AB, and Class A-4 Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the weighted average life on the Class A-1, Class
A-2, Class A-3, Class A-AB and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the weighted average life on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2.

      Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

      The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

      The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

      For the purposes of each table, the weighted average life of a certificate is determined by:

      o     multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

      o     summing the results; and

                                      S-145

      o     dividing the sum by the aggregate amount of the reductions in the
            Certificate Balance of such certificate.

      The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the Mortgage
Pool will not experience any defaults or losses, or that the Mortgage Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%       75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                          91%      91%       91%       91%       91%
July 2009                          81%      81%       81%       81%       81%
July 2010                          69%      69%       68%       67%       63%
July 2011                          45%      43%       41%       39%       38%
July 2012                           0%       0%        0%        0%        0%
Weighted average life (years)    3.39     3.36      3.32      3.28      3.21

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%       75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%       99%       99%
July 2011                         100%      99%       99%       99%       98%
July 2012                          89%      89%       89%       89%       89%
July 2013                          89%      89%       89%       89%       89%
July 2014                          89%      88%       87%       86%       77%
July 2015                          88%      85%       82%       79%       77%
July 2016                          88%      83%       79%       77%       76%
July 2017                           0%       0%        0%        0%        0%
Weighted average life (years)     9.25     9.12     9.01      8.92      8.66

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%       75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                           0%       0%        0%        0%        0%
Weighted average life (years)    4.66     4.65      4.65      4.65      4.56

                                      S-146

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%        75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                         100%      99%       98%       96%       81%
July 2013                         100%      93%       85%       75%       45%
July 2014                           0%       0%        0%        0%        0%
Weighted average life (years)    6.57     6.45      6.33      6.18      5.66

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%        75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                          99%      99%       99%       99%       99%
July 2013                          40%      42%       46%       52%       85%
July 2014                          27%      26%       25%       24%       24%
July 2015                          15%      12%       11%        9%        5%
July 2016                           2%       0%        0%        0%        0%
July 2017                           0%       0%        0%        0%        0%
Weighted average life (years)    6.35     6.31      6.31      6.34      6.53

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%        75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                         100%     100%      100%      100%      100%
July 2013                         100%     100%      100%      100%      100%
July 2014                         100%     100%      100%      100%      100%
July 2015                         100%     100%      100%      100%      100%
July 2016                         100%     100%       99%       99%       98%
July 2017                           0%       0%        0%        0%        0%
Weighted average life (years)    9.77     9.75      9.73      9.70      9.53

                                      S-147

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%        75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                         100%     100%      100%      100%      100%
July 2013                         100%     100%      100%      100%      100%
July 2014                         100%     100%      100%      100%      100%
July 2015                         100%     100%      100%      100%      100%
July 2016                         100%     100%      100%      100%      100%
July 2017                           0%       0%        0%        0%        0%
Weighted average life (years)    9.90     9.89      9.88      9.87      9.75

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                  0%      25%       50%        75%      100%
-----------------------------   -------  -------   -------   -------   -------
Closing Date                      100%     100%      100%      100%      100%
July 2008                         100%     100%      100%      100%      100%
July 2009                         100%     100%      100%      100%      100%
July 2010                         100%     100%      100%      100%      100%
July 2011                         100%     100%      100%      100%      100%
July 2012                         100%     100%      100%      100%      100%
July 2013                         100%     100%      100%      100%      100%
July 2014                         100%     100%      100%      100%      100%
July 2015                         100%     100%      100%      100%      100%
July 2016                         100%     100%      100%      100%      100%
July 2017                           0%       0%        0%        0%        0%
Weighted average life (years)    9.95     9.95      9.95      9.95      9.80

                                      S-148

                        DESCRIPTION OF THE MORTGAGE POOL
GENERAL

      The Mortgage Pool will consist of two hundred twenty-five (225)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$2,722,865,021, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $659,403 to $220,000,000, and the mortgage loans have an average Cut-off Date Balance of $12,101,622.

      For purposes of calculating distributions on certain Classes of certificates, the mortgage loans in the pool of mortgage loans backing the offered certificates will be divided into Loan Group 1 and Loan Group 2.

      Loan Group 1 will consist of all of the mortgage loans that are secured by property types other than twenty-three (23) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties. Loan Group 1 will consist of one hundred ninety-seven (197) mortgage loans, with an Initial Loan Group 1 Balance of $2,434,944,951, subject to a permitted variance of plus or minus 5%. Loan
Group 1 represents approximately 89.4% of the Initial Pool Balance.

      Loan Group 2 will consist of twenty-three (23) of the mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties and have an Initial Loan
Group 2 Balance of $287,920,070. Loan Group 2 represents approximately 10.6% of the initial outstanding pool balance and approximately 95.6% of the principal balance of all the mortgage loans secured by multifamily and manufactured housing community properties.

      The Cut-off Date Balances of the mortgage loans in Loan Group 1 range from
$659,403 to $220,000,000 and the mortgage loans in Loan Group 1 had an average
Cut-off Date Balance of $12,360,127. The Cut-off Date Balances of the mortgage loans in Loan Group 2 range from $1,350,000 to $40,000,000 and the mortgage loans in Loan Group 2 had an average Cut-off Date Balance of $10,282,860.

      Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation.
In addition, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

      A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Holdings LLC, Wells
Fargo Bank, National Association and Principal Commercial Funding II, LLC are
set forth in this prospectus supplement under "The Sponsors, Mortgage Loan
Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Holdings LLC--Underwriting
Standards," "--Wells Fargo Bank, National Association--Underwriting Standards"
and "--Principal Commercial Funding II, LLC--Underwriting Standards,"
respectively.

      The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

      The mortgage loans were originated between February 2001 and June 2007. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans

                                      S-149

associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix IV attached to this prospectus supplement.

      Two hundred sixty (260) mortgaged properties, securing mortgage loans representing 97.2% of the Initial Pool Balance (which include two hundred thirty-two (232) mortgaged properties in Loan Group 1, securing mortgage loans representing 96.9% of the Initial Loan Group 1 Balance, and twenty-eight (28)
mortgaged properties in Loan Group 2, securing mortgage loans representing
100.0% of the Initial Loan Group 2 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Six (6) mortgaged properties, securing mortgage loans representing 1.8% of the Initial Pool Balance (securing mortgage loans representing 2.0% of the Initial Loan Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in those mortgaged properties. Two (2)
mortgaged properties, securing mortgage loans representing 1.0% of the Initial
Pool Balance (securing mortgage loans representing 1.1% of the Initial Loan
Group 1 Balance), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of the related mortgaged property and a leasehold interest in the remainder of the related mortgaged properties.

      On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and Originators"
and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. Two hundred six (206) mortgage loans, representing 80.7% of the Initial Pool Balance (which include one hundred seventy-nine (179) mortgage loans in Loan Group 1, representing 79.1% of the
Initial Loan Group 1 Balance, and twenty-seven (27) mortgage loans in Loan Group
2, representing 93.5% of the Initial Loan Group 2 Balance), accrue interest on the basis of the actual number of days elapsed each month in a 360-day year.
Nineteen (19) mortgage loans, representing 19.3% of the Initial Pool Balance
(which include eighteen (18) mortgage loans in Loan Group 1, representing 20.9%
of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 6.5% of the Initial Loan Group 2 Balance), accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

      The mortgage loans consist of the following property types:

      o     Retail - One hundred forty (140) of the mortgaged properties, which secure 43.7% of the Initial Pool Balance (securing mortgage loans representing 48.9% of the Initial Loan Group 1 Balance), are retail properties;

      o     Office - Thirty-five (35) of the mortgaged properties, which secure
            23.7% of the Initial Pool Balance (securing mortgage loans representing 26.5% of the Initial Loan Group 1 Balance), are office properties;

      o     Multifamily - Twenty-four (24) of the mortgaged properties, which secure 10.1% of the Initial Pool Balance (which include one (1)
            mortgaged property in Loan Group 1, securing mortgage loans representing 0.5% of the Initial Loan Group 1 Balance and
            twenty-three (23) mortgaged properties in Loan Group 2, securing mortgage loans representing 91.1% of the Initial Loan Group 2
            Balance), are multifamily properties;

                                      S-150

      o     Hospitality - Eighteen (18) of the mortgaged properties, which secure 9.7% of the Initial Pool Balance (securing mortgage loans representing 10.9% of the Initial Loan Group 1 Balance), are hospitality properties;

      o     Industrial - Twenty-three (23) of the mortgaged properties, which secure 7.5% of the Initial Pool Balance (securing mortgage loans representing 8.4% of the Initial Loan Group 1 Balance), are industrial properties;

      o     Other - Eight (8) of the mortgaged properties, which secure 2.1% of the Initial Pool Balance (securing mortgage loans representing 2.3%
            of the Initial Loan Group 1 Balance), are a type of property other than those set forth in this paragraph;

      o     Self Storage - Nine (9) of the mortgaged properties, which secure
            1.2% of the Initial Pool Balance (securing mortgage loans
            representing 1.3% of the Initial Loan Group 1 Balance), are self storage properties;

      o     Mixed Use - Six (6) of the mortgaged properties, which secure 1.1%
            of the Initial Pool Balance (securing mortgage loans representing
            1.3% of the Initial Loan Group 1 Balance), are mixed use properties;
            and

      o     Manufactured Housing Community - Five (5) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance (securing mortgage loans representing 8.9% of the Initial Loan Group 2
            Balance), are manufactured housing community properties.

      For information regarding the property types in Loan Group 1 or Loan Group
      2, see Appendix I to this prospectus supplement.

Property Location

      The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: New York, Virginia,
California, Maryland and Ohio.

      o     Twenty-three (23) mortgaged properties, representing security for
            20.2% of the Initial Pool Balance, are located in New York (which include twenty-one (21) mortgaged properties in Loan Group 1, representing security for 22.3% of the Initial Loan Group 1 Balance, and two (2) mortgaged properties in Loan Group 2, representing security for 2.4% of the Initial Loan Group 2 Balance);

      o     Twenty (20) mortgaged properties, representing security for 13.2% of the Initial Pool Balance, are located in Virginia (which includes eighteen (18) mortgaged properties in Loan Group 1, representing security for 12.4% of the Initial Loan Group 1 Balance, and two (2)
            mortgaged properties in Loan Group 2, representing security for
            19.8% of the Initial Loan Group 2 Balance);

      o     Forty-six (46) mortgaged properties, representing security for 13.1%
            of the Initial Pool Balance, are located in California (which includes thirty-eight (38) mortgaged properties in Loan Group 1, representing security for 12.4% of the Initial Loan Group 1 Balance, and eight (8) mortgaged properties in Loan Group 2, representing security for 19.2% of the Initial Loan Group 2 Balance). Of the
            mortgaged properties located in California, thirty-one (31) of such mortgaged properties, representing security for 7.9% of the Initial
            Pool Balance, are located in Southern California (which include twenty-four (24) mortgaged properties in Loan Group 1, representing security for 6.7% of the Initial Loan Group 1 Balance, and seven (7)
            mortgaged properties in Loan Group 2, representing security for
            18.2% of the Initial Loan Group 2 Balance), and fifteen (15)
            mortgaged properties, representing security for 5.2% of the Initial
            Pool Balance, are located in Northern California (which include fourteen (14) mortgaged properties in Loan Group 1, representing security for 5.6% of the Initial Loan Group 1 Balance, and one (1)
            mortgaged property in Loan Group 2, representing security

                                      S-151

            for 1.0% of the Initial Loan Group 2 Balance). Northern California
            includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

      o     Thirteen (13) mortgaged properties, representing security for 6.5%
            of the Initial Pool Balance, are located in Maryland (representing security for 7.2% of the Initial Loan Group 1 Balance); and

      o     Seven (7) mortgaged properties, representing security for 6.1% of the Initial Pool Balance, are located in Ohio (representing security for 6.8% of the Initial Loan Group 1 Balance).

      For information regarding the location of the properties securing the mortgage loans included in Loan Group 1 and Loan Group 2, see Appendix I to this prospectus supplement.

Due Dates

      Two hundred twenty-three (223) of the mortgage loans, representing 98.6%
of the Initial Pool Balance (which include one hundred ninety-six (196) mortgage loans in Loan Group 1, representing 98.6% of the Initial Loan Group 1 Balance, and twenty-seven (27) mortgage loans in Loan Group 2 representing 98.6% of the
Initial Loan Group 2 Balance), have Due Dates on the 1st day of each calendar month. One (1) of the mortgage loans, representing 1.3% of the Initial Pool
Balance (and representing 1.4% of the Initial Loan Group 1 Balance), has a Due
Date on the 5th day of each calendar month. One (1) mortgage loan, representing
0.1% of the Initial Pool Balance (representing 1.4% of the Initial Loan Group 2
Balance), has a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including (i) two hundred twenty-four (224) mortgage loans, representing 99.9% of the Initial Pool Balance (which include one hundred ninety-six (196) mortgage loans in Loan Group 1, representing 99.9% of the
Initial Loan Group 1 Balance, and twenty-eight (28) mortgage loans in Loan Group
2 representing 100.0% of the Initial Loan Group 2 Balance), with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days; and (ii) one (1) mortgage loan, representing 0.1% of the Initial
Pool Balance (and representing 0.1% of the Initial Loan Group 1 balance), with a grace period prior to the imposition of late payment charges of 15 calendar days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

      The mortgage loans have the following amortization features:

      o     Two hundred twenty-five (225) mortgage loans, representing 100.0% of the Initial Pool Balance (which include one hundred ninety-seven
            (197) mortgage loans in Loan Group 1, representing 100.0% of the
            Initial Loan Group 1 Balance, and twenty-eight (28) mortgage loans in Loan Group 2 representing 100.0% of the Initial Loan Group 2
            Balance), are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated
            Repayment Date, as applicable. Twenty-nine (29) of these mortgage loans, representing 11.6% of the Initial Pool Balance (and representing 13.0% of the Initial Loan Group 1 Balance), are mortgage loans that have an Anticipated Repayment Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated maturity. These ARD Loans are structured to encourage the borrower to repay the mortgage loan in full by the specified date (which is prior to the mortgage loan's stated maturity date) upon which these increases occur.

      o     Also included in these Balloon Loans are ninety-two (92) mortgage loans, representing 57.0% of the Initial Pool Balance (which include seventy-five (75) mortgage loans in Loan Group 1, representing 54.7%
            of the Initial Loan Group 1 Balance, and seventeen (17) mortgage loans in Loan Group 2 representing 76.3% of the Initial Loan Group 2
            Balance), that provide for monthly payments of interest only for their entire respective terms and fifty-five (55) mortgage loans, representing 24.7% of the Initial Pool Balance (which include forty-eight (48) mortgage loans in Loan Group 1, representing 25.3%
            of the Initial Loan Group 1 Balance, and seven (7) mortgage loans in
            Loan Group 2 representing 19.5% of the Initial Loan Group 2
            Balance), that currently provide for monthly payments

                                      S-152

            of interest only for a portion of their respective terms ranging from 6 months to 120 months and then provide for the monthly payment of principal and interest over their respective remaining terms.

Prepayment Restrictions

      As of the Cut-off Date, each of the mortgage loans restricted voluntary
Principal Prepayments in one of the following ways:

      o     One hundred twenty-five (125) mortgage loans, representing 56.2% of the Initial Pool Balance (which include one hundred thirteen (113)
            mortgage loans in Loan Group 1, representing 57.5% of the Initial
            Loan Group 1 Balance, and twelve (12) mortgage loans in Loan Group
            2, representing 44.7% of the Initial Loan Group 2 Balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage note (which may be the maturity date), which period is referred to in this prospectus supplement as a Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

      o     Sixty-five (65) mortgage loans, representing 26.5% of the Initial
            Pool Balance (which include fifty-seven (57) mortgage loans in Loan
            Group 1, representing 27.5% of the Initial Loan Group 1 balance, and eight (8) mortgage loans in Loan Group 2, representing 17.8% of the
            Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
            Period permit voluntary principal prepayments if accompanied by a
            Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid;

      o     Thirty-two (32) mortgage loans, representing 16.1% of the Initial
            Pool Balance (which include twenty-four (24) mortgage loans in Loan
            Group 1, representing 13.5% of the Initial Loan Group 1 balance, and eight (8) mortgage loans in Loan Group 2, representing 37.5% of the
            Initial Loan Group 2 Balance), prohibit voluntary principal prepayments during a Lock-out Period, and following the Lock-out
            Period permit voluntary principal prepayments if accompanied by a
            Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the applicable mortgage loan by pledging "government securities" as defined above;

      o     One (1) mortgage loan, representing 0.8% of the Initial Pool Balance
            (representing 0.9% of the Initial Loan Group 1 Balance) has no
            Lock-out Period and permits voluntary principal prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
            calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid, and also permits the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;
            and

      o     Two (2) mortgage loans, representing 0.5% of the Initial Pool
            Balance (representing 0.5% of the Initial Loan Group 1 Balance), have no Lock-out Period and permit voluntary principal prepayments if accompanied by a Prepayment Premium or Yield Maintenance Charge
            calculated on the basis of the greater of a yield maintenance formula and 1.0% of the amount prepaid.

      Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the

                                      S-153

mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

      With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

      o     Three (3) mortgage loans, representing 5.8% of the Initial Pool
            Balance (and representing 6.4% of the Initial Loan Group 1 Balance), are each secured by multiple mortgaged properties and permit the release of any of the related mortgaged properties from the lien of the related mortgage loan (except that as to Mortgage Loan Nos. 11 and 12 (the "NY Inland Portfolio Loan"), only the Mid-Hudson
            Shopping Center mortgaged property may be released) upon the satisfaction of certain conditions, including, but not limited to,
            (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the loan-to-value ratio of the remaining mortgaged properties following the release is not greater than an a percentage ranging, on a loan-by-loan basis, from 55% to 59%, as applicable, and (iii) the debt service coverage ratio with respect to the remaining mortgaged properties immediately following the release is at least equal to the greater of 1.11x (based on a 9.30% mortgage constant), 1.00x (based on a 9.30% mortgage constant), or 1.05x
            (based on a 9.30% mortgage constant), as the case may be, and the debt service coverage ratio immediately prior to such release;

      o     Two (2) mortgage loans, representing 0.9% of the Initial Pool
            Balance (and representing 1.0% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of one or more of the related mortgaged properties from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) payment of an amount ranging, on a loan-by-loan basis, from 110% to 125% of the allocated loan amount of the released property, (ii) payment of any applicable prepayment charges, (iii) the loan-to-value ratio of the remaining mortgaged properties following the release being not greater than
            51% or 52.1%, respectively, and (iv) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than 1.67x or 1.20x, respectively;

      o     Three (3) mortgage loans, representing 1.6% of the Initial Pool
            Balance (and representing 1.7% of the Initial Loan Group 1 Balance), are secured by multiple mortgaged properties and permit the release of one or more of the related mortgaged properties from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to, (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the loan-to-value ratio immediately following the release is not greater than 65%, and (iii) the debt service coverage ratio immediately following the release is at least equal to or greater than the greater of 1.06x (based on a 9.30% constant) and the debt service coverage ratio immediately prior to such release;

      o     Two (2) mortgage loans, representing 0.5% of the Initial Pool
            Balance (and representing 0.6% of the Initial Loan Group 1 Balance), are cross-collateralized and cross-defaulted with each other and permit the release of either of the mortgage loans from the lien of the cross-collateralized and cross-defaulted arrangement upon the satisfaction of certain conditions, including, but not limited to,
            (i) payment of an amount equal to 115% of the allocated loan amount for the mortgaged property being released plus the applicable yield maintenance premium, (ii) the debt service coverage ratio
            immediately following the release is at least equal to or greater than the greater of 1.12x (based on a 9.30% mortgage constant) and the debt service coverage ratio immediately prior to such release, and (iii) the loan-to-value ratio of the remaining mortgaged property immediately following the release is not greater than 60%;

      o     One (1) mortgage loan, representing 0.2% of the Initial Pool Balance
            (and representing 0.2% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of two of those parcels from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to,
            (i) a prepayment of an amount equal to 110% of the allocated loan amount of the parcel being released, (ii) payment of a Prepayment
            Premium equal to the greater of a yield maintenance formula and 1%,
            (iii) the debt service coverage ratio with respect to the remaining parcels following the release being at least 1.10x based on the actual loan constant, and (iv) the loan-to-value ratio of the remaining parcels following the release being not greater than 70%;

                                      S-154

      o     One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
            (and representing 0.2% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of one such parcel from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to,
            (i) payment of any applicable prepayment charges and (ii) payment of a release price equal to the greater of (a) 110% of the allocated loan amount for the released property or (b) the amount that would result in a 1.30x debt service coverage ratio (based on the actual mortgage constant) and 0.89x debt service coverage ratio (based on a
            10% mortgage loan constant);

      o     One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
            (and representing 0.1% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of one or more of such parcels from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to,
            (i) payment of 125% of the appraised value for the release property,
            (ii) payment of any applicable prepayment charges, and (iii) the debt service coverage ratio of the remaining collateral must be equal to or greater than 1.35x (based on the actual mortgage constant) and 1.00x (based on amortizing payments and a 10% mortgage constant); and

      o     One (1) mortgage loan, representing 0.1% of the Initial Pool Balance
            (and representing 0.1% of the Initial Loan Group 1 Balance), is secured by multiple parcels and permits the release of one or more of such parcels from the lien of the related mortgage loan upon the satisfaction of certain conditions, including, but not limited to,
            (i) a prepayment of an amount equal to 120% of the allocated loan amount, (ii) payment of any applicable prepayment charges, (iii) the loan-to-value ratio of the remaining portion of the mortgaged property following the release being not greater than 44.4% and (iv)
            the aggregate debt service coverage ratio with respect to the remaining portion of the mortgaged property following the release being equal to or greater than 1.55x.

      Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without Prepayment Premium or defeasance requirements commencing one (1) to sixty-one (61) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

      The method of calculation of any Prepayment Premium or Yield Maintenance
Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

      In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, eight
(8) of the mortgage loans, representing 7.3% of the initial outstanding pool balance (and representing 8.1% of the initial outstanding loan group 1 balance)
permit the related borrower to substitute collateral under certain circumstances. See the footnotes to Appendix II to this prospectus supplement for a description of these substitution provisions.

      See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield Maintenance Charge
which will vary for any mortgage loan.

Non-Recourse Obligations

      The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the

                                      S-155

borrower from doing so without the consent of the holder of the mortgage.
However, the mortgage loans, any Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the mortgage loans, any Serviced Companion Mortgage
Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

      Three (3) of the mortgage loans, representing 1.6% of the Initial Pool
Balance (which include two (2) mortgage loans in Loan Group 1, representing 1.4%
of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 3.1% of the Initial Loan Group 2 Balance), currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan No. 31 (the "Lennox Town
Center Mortgage Loan"), which had an outstanding principal balance as of the
Cut-off Date of $26,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Lennox Town Center B Note") that had an original principal balance of $1,000,000. Mortgage Loan No. 110 (the "Fairfield
Inn Wilmington Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $9,280,000 is secured by the related mortgaged property, which also secures a subordinated B Note (the "Fairfield Inn Wilmington B Note")
that had an original principal balance of $580,000. Mortgage Loan No. 111 (the
"Cameron Apartments Mortgage Loan"), which had an outstanding principal balance as of the Cut-off Date of $9,000,000, is secured by the related mortgaged property, which also secures a subordinated B Note (the "Cameron Apartments B
Note") that had an original principal balance of $500,000. See "Servicing of the
Mortgage Loans--Servicing of the A/B Mortgage Loans."

      In addition to the foregoing, the borrower under one (1) mortgage loan,
Mortgage Loan No. 70 (the "Comfort Suites BWI Airport Mortgage Loan"),
representing 0.5% of the Initial Pool Balance (and representing 0.6% of the
Initial Loan Group 1 Balance), has entered into additional related mezzanine financing that is not secured by the related mortgaged property as further described below under "Comfort Suites BWI Airport Mortgage Loan."

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

      Thirty-seven (37) mortgage loans, representing 19.3% of the Initial Pool
Balance (which includes twenty-six (26) mortgage loans in Loan Group 1, representing 16.6% of the Initial Loan Group 1 Balance, and eleven (11) mortgage loans in Loan Group 2, representing 42.1% of the Initial Loan Group 2 Balance), permit the owners of the borrower to enter into additional financing that is secured by a pledge of some or all of the equity interests in the borrower, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ratio ("LTV") tests are satisfied as further discussed in the footnotes of
Appendix II to this prospectus supplement.

      Three (3) mortgage loans, representing 4.0% of the Initial Pool Balance
(and representing 4.5% of the Initial Loan Group 1 Balance), permit the borrower to enter into both additional financing that is secured by a pledge of equity interests in the borrower and additional unsecured financing from the borrower's direct or indirect owners or affiliates; provided that, in each case, certain
DSCR and LTV tests are satisfied as further discussed in the footnotes of
Appendix II to this prospectus supplement.

                                      S-156

      Two (2) mortgage loans, representing 0.6% of the Initial Pool Balance
(which includes one (1) mortgage loan in Loan Group 1, representing 0.5% of the
Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 1.4% of the Initial Loan Group 2 Balance) permit the borrower to obtain an unsecured line of credit provided that certain LTV tests and certain other conditions are satisfied as further discussed in the footnotes of Appendix
II to this prospectus supplement.

      One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), permits the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that, in each case, certain DSCR and LTV tests are satisfied as further discussed in the footnotes of Appendix II to this prospectus supplement.

      One (1) mortgage loan, representing 0.3% of the Initial Pool Balance (and representing 0.3% of the Initial Loan Group 1 Balance), permits the borrower to enter into additional unsecured subordinate financing from certain affiliates as further discussed in the footnotes of Appendix II to this prospectus supplement.

      In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

      In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment Premium.
Accordingly, such purchase (if made prior to the maturity date or Anticipated
Repayment Date) will have the effect of a prepayment made without payment of a
Yield Maintenance Charge or Prepayment Premium.

      The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

      For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

      We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

      Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

The Comfort Suites BWI Airport Mortgage Loan

      Mortgage Loan No. 70, which consists of a note with an outstanding principal balance as of the Cut-off Date of $14,850,000 (the "Comfort Suites BWI
Airport Mortgage Loan"), representing 0.5% of the Initial Pool Balance, is secured by the related mortgaged property. Additional mezzanine financing (the
"Comfort Suites BWI Airport Mezzanine Loan") is in place with an original principal amount of $1,000,000 that is secured by pledges of the equity interests in the borrower under the Comfort Suites BWI Airport Mortgage Loan.
Rights of the Holder of the Comfort Suites BWI Airport Mezzanine Loan.

                                      S-157

      Pursuant to the terms of an intercreditor agreement, the holder of the
Comfort Suites BWI Airport Mezzanine Loan has certain rights with respect to the
Comfort Suites BWI Airport Mortgage Loan, including, among others, the following:

      Option to Cure Defaults Under the Comfort Suites BWI Airport Mortgage
Loan. The holder of the Comfort Suites BWI Airport Mezzanine Loan has the right to cure monetary events of default under the Comfort Suites BWI Airport Mortgage
Loan within five (5) business days of the later of the giving of notice of the subject event of default by the holder of the Comfort Suites BWI Airport
Mortgage Loan and the expiration of the borrower's cure provision, if any, provided, however, that the holder of the Comfort Suites BWI Airport Mezzanine
Loan will defend and hold harmless the holder of the Comfort Suites BWI Airport
Mortgage Loan for certain expenses arising from the cure period and reimburse the holder of the Comfort Suites BWI Airport Mortgage Loan for any required advances for monthly payments of principal and/or interest on the Comfort Suites
BWI Airport Mortgage Loan and/or any protective advances. The holder of the
Comfort Suites BWI Airport Mezzanine Loan also has the right to cure non-monetary events of default with respect to the Comfort Suites BWI Airport
Mortgage Loan within any applicable grace period for the subject event of default. If such non-monetary default is susceptible of cure but cannot reasonably be cured within the applicable grace period and if curative action was promptly commenced and is being continuously and diligently pursued, the holder of the Comfort Suites BWI Airport Mezzanine Loan shall be given an additional period of time as is reasonably necessary to cure such non-monetary default so long as (i) unless otherwise paid, the holder of the Comfort Suites
BWI Airport Mezzanine Loan makes or causes to be made timely payment to the holder of the Comfort Suites BWI Airport Mortgage Loan the regularly scheduled principal and interest payments and any other amounts due under the Comfort
Suites BWI Airport Mortgage Loan, (ii) such additional cure period does not exceed 60 days (unless such non-monetary default is of a nature that cannot be cured within such 60 days, in which case, the holder of the Comfort Suites BWI
Airport Mezzanine Loan will have additional time as is reasonably necessary to cure such non-monetary default and, if not susceptible to cure, such non-monetary default shall be waived upon the holder of the Comfort Suites BWI
Airport Mezzanine Loan gaining ownership of the collateral securing the Comfort
Suites BWI Airport Mezzanine Loan (the "Comfort Suites BWI Airport Mezzanine
Collateral"), (iii) such default is not caused by a bankruptcy or like proceeding of the borrower and (iv) during such cure period there is no material impairment to the value, use or operation of the Comfort Suites BWI Airport
Mortgaged Property.

      Option to Purchase the Comfort Suites BWI Airport Mortgage Loan. If (i)
the Comfort Suites BWI Airport Mortgage Loan has been accelerated or (ii) the
Comfort Suites BWI Airport Mortgage Loan is transferred to the Special Servicer under the Pooling and Servicing Agreement, the holder of the Comfort Suites BWI
Airport Mezzanine Loan has the right to purchase the Comfort Suites BWI Airport
Mortgage Loan, at a price generally equal to the unpaid principal balance of the
Comfort Suites BWI Airport Mortgage Loan, plus accrued and unpaid interest and other amounts due thereon, including Servicing Advances and interest charged thereon, plus any expenses incurred in connection with enforcing the related mortgage loan documents and interest on an P&I Advances made with respect to the
Comfort Suites BWI Airport Mortgage Loan pursuant to the Pooling and Servicing
Agreement, but excluding any yield maintenance or other prepayment fees, exit fees, default rate interest and late charges.

      Consent Rights. The holder of the Comfort Suites BWI Airport Mortgage Loan is required to notify the holder of the Comfort Suites BWI Airport Mezzanine
Loan if the borrower requests a release of the lien of the Comfort Suites BWI
Airport Mortgage Loan or requests the holder of the Comfort Suites BWI Airport
Mortgage Loan's consent to, or takes any action in connection with or in furtherance of, a transfer of the related mortgaged property or a prepayment or refinancing of the Comfort Suites BWI Airport Mortgage Loan. If the borrower requests the consent of the holder of the Comfort Suites BWI Airport Mortgage
Loan to either transfer the related mortgaged property or any direct or indirect interest in the borrower or to obtain a further encumbrance of the related mortgaged property, the holder of the Comfort Suites BWI Airport Mortgage Loan is required to obtain the prior written consent of the holder of the Comfort
Suites BWI Airport Mezzanine Loan if the holder of the Comfort Suites BWI
Airport Mortgage Loan has the right to consent.

      Prior to the occurrence of an event of default, the holder of the Comfort
Suites BWI Airport Mortgage Loan is required to obtain the prior written consent of the holder of the Comfort Suites BWI Airport Mezzanine Loan to:

                                      S-158

      o     increase the interest rate or principal amount of the Comfort Suites
            BWI Airport Mortgage Loan except for increases in principal to cover workout costs and protective advances made by the holder of the
            Comfort Suites BWI Airport Mortgage Loan;

      o     increase in any other material respect any monetary obligations of the related borrower;

      o     extend or shorten the scheduled maturity date of the Comfort Suites
            BWI Airport Mortgage Loan;

      o     convert or exchange the Comfort Suites BWI Airport Mortgage Loan into or for any other indebtedness or subordinate any of the Comfort
            Suites BWI Airport Mortgage Loan to any indebtedness of borrower;

      o     amend or modify the provisions limiting transfers of interests in the borrower or the property, or any default provisions;

      o     modify or amend the terms and provisions of the cash management agreement with respect to the amount, manner, timing and method of the application of payments under the Comfort Suites BWI Airport
            Mortgage Loan or the Comfort Suites BWI Airport Mezzanine Loan or
            waive any requirement that borrower deposit all rents into a lockbox account;

      o     cross-default the Comfort Suites BWI Airport Mortgage Loan with any other indebtedness;

      o     consent to a higher strike price with respect to any new or extended interest rate cap agreement;

      o     obtain any contingent interest, additional interest or so-called
            "kicker" measured on the basis of the cash flow or appreciation of the mortgaged property; or

      o     extend the period during which voluntary prepayments are prohibited or during which prepayments require the payment of a prepayment fee or premium or yield maintenance charge or increase the amount of such prepayment fee, premium or yield maintenance charge.

      Generally, following the occurrence of an event of default, the holder of the Comfort Suites BWI Airport Mortgage Loan shall not be obligated to get the consent of the holder of the Comfort Suites BWI Airport Mezzanine Loan with respect to the foregoing, provided that, the Comfort Suites BWI Airport
Mezzanine Loan holder's consent is required to increase the principal balance of the Comfort Suites BWI Airport Mortgage Loan or to extend the period during which voluntary prepayments are prohibited or impose any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the
Comfort Suites BWI Airport Mortgage Loan or increase the amount of such prepayment fee, premium or yield maintenance charge.

      If the holder of the Comfort Suites BWI Airport Mezzanine Loan has cured or is in the process of curing any such event of default that the holder of the
Comfort Suites BWI Airport Mezzanine Loan is capable of curing and, with respect to non-monetary events of default that the holder of the Comfort Suites BWI
Airport Mezzanine Loan is not capable of curing, if such events of default will not materially adversely affect the mortgaged property or the cash flow from the mortgaged property and if the holder of the Comfort Suites BWI Airport Mezzanine
Loan diligently pursues its remedies to acquire the equity in the borrower pursuant to the holder of the Comfort Suites BWI Airport Mezzanine Loan's equity pledge agreement, the holder of the Comfort Suites BWI Airport Mortgage Loan will not violate the above bullet points without the written consent of the holder of the Comfort Suites BWI Airport Mezzanine Loan.

Loan Purpose

      Seventy-four (74) of the mortgage loans, representing 24.0% of the Initial
Pool Balance (which include seventy-two (72) mortgage loans in Loan Group 1, representing 25.9% of the Initial Loan Group 1 Balance, and two (2) mortgage loans in Loan Group 2, representing 7.5% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred fifty-one (151) of the mortgage loans, representing 76.0% of the Initial Pool Balance (which include one hundred twenty-five (125) mortgage loans in Loan Group 1, representing 74.1%
of the Initial Loan Group 1 Balance, and twenty-six (26) mortgage loans in Loan
Group 2, representing 92.5% of the Initial Loan Group 2 Balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

                                      S-159

Additional Collateral

      Eight (8) of the mortgage loans, representing 3.2% of the Initial Pool
Balance (which include seven (7) mortgage loans in Loan Group 1, representing
2.3% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan
Group 2, representing 11.6% of the Initial Loan Group 2 Balance), have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods and are to be released only upon the satisfaction of certain conditions by the borrower. If the applicable borrower does not satisfy the conditions for release of the monies or letters of credit by the applicable release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the applicable mortgage loan. Certain of these reserves are used for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

      Twenty-nine (29) mortgage loans, representing 11.6% of the Initial Pool
Balance (and representing 13.0% of the Initial Loan Group 1 Balance), provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

      Seventy-five (75) of the mortgage loans, representing 46.2% of the Initial
Pool Balance (which include seventy-four (74) mortgage loans in Loan Group 1, representing 51.4% of the Initial Loan Group 1 Balance, and one (1) mortgage loan in Loan Group 2, representing 1.4% of the Initial Loan Group 2 Balance), generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix II to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

      o     Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on

                                      S-160

            behalf of the Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

      An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of

                                      S-161

identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific Mortgaged
Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

Property Condition Assessments

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

      Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

      In the case of fifteen (15) mortgaged properties, securing mortgage loans representing approximately 1.8% of the Initial Pool Balance (which include twelve (12) mortgaged properties in Loan Group 1, securing mortgage loans representing 1.7% of the Initial Loan Group 1 Balance, and three (3) mortgaged properties in Loan Group 2, securing mortgage loans representing 2.9% of the
Initial Loan Group 2 Balance), the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date Balance in excess of approximately
$4,725,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

      In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

                                      S-162

      o     if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

      o     if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan. No individual claim under the group policy may exceed $5,906,250 and the total claims under the group policy is subject to a maximum of $17,624,000. There is no deductible under the policy.

      The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

      In general, the master servicer will be required to notify the special servicer of any event of which the master servicer has actual knowledge that gives rise to a claim under any insurance policy that covers pollution conditions and/or other environmental conditions and is maintained in respect of a mortgage loan while that loan is not a specially serviced loan, and the special servicer will be required to report any claims of which it has actual knowledge that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

      Each insurance policy referred to above has been issued or, as of the
Closing Date, will have been issued.

      The secured creditor impaired property policy will be issued by Steadfast
Insurance Company, an affiliate of Zurich North America.

      In the case of one (1) mortgaged property, securing mortgage loans representing 0.3% of the Initial Pool Balance (and representing 2.8% of the
Initial Loan Group 2 Balance), the related mortgage loans have the benefit of a stand-alone secured creditor impaired property policy or pollution legal liability policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related properties. Such stand-alone policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverage limits that are less than the related loan amount, or policy durations which do not extend to or beyond the maturity of the related loan.

                                      S-163

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix IV to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

      For purposes of the tables in Appendix I and for the information presented in Appendix II, Appendix III and Appendix IV:

      (1)   References to "DSCR" are references to "Debt Service Coverage
            Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio" or "DSCR" for any mortgage loan is calculated pursuant to the definition of those terms under the
            "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt
            Service Coverage Ratio (unless otherwise indicated) reflects (i)
            with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
            Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
            Ratio information in this prospectus supplement with respect to any
            A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The
            Debt Service Coverage Ratio information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was
            significantly higher than the market rent for similar properties.

                                      S-164

            The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

            Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References to "DSCR Post IO Period" are references to "Debt Service
            Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix IV, the "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
            Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio Post IO
            Period (unless otherwise indicated) reflects, for mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

      (3)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II, Appendix III and Appendix
            IV, the "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon
            LTV" or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
            Terms" in this prospectus supplement. For purposes of the
            information presented in this prospectus supplement, the
            loan-to-value ratio reflects (i) with respect to any Serviced Pari
            Passu Mortgage Loan, the aggregate indebtedness evidenced by the
            Serviced Pari Passu Mortgage Loan and the related Serviced Companion
            Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage
            Loan, the aggregate indebtedness evidenced by the Non-Serviced
            Mortgage Loan and the related Non-Serviced Companion Mortgage Loan.
            The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
            Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals."

                                      S-165

            When information with respect to mortgaged properties is expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (4)   References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

      The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

      If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

      o     the outstanding principal balance of the related mortgage loan; and

      o     the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

      If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with

                                      S-166

extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing
Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

      In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the Trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

      On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

      The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in

                                      S-167

trust. Within 45 days following the Closing Date, pursuant to the Pooling and
Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms"
under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

      The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

      (1)   the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

      (2)   such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

      (3)   no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

      (4)   the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

      (5)   the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

      (6)   the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

      (7)   the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

      (8)   except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

      (9)   the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

      (10)  the related mortgaged property is covered by an American Land Title
Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

      (11)  the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

                                      S-168

      (12)  except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

      (13)  each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

      (14)  the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan Purchase
Agreement;

      (15)  there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

      (16)  the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

      (17)  no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

      (18)  to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

      (19)  the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

                                      S-169

      (20)  the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

      If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

      If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

      o     repurchase the affected mortgage loan from the Trust at the Purchase
            Price; or

      o     at its option, if within the two-year period commencing on the
            Closing Date, replace such mortgage loan with a Qualifying
            Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable
            Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      The related mortgage loan seller must cure any Material Document Defect or
Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

      The foregoing obligations of any mortgage loan seller to cure a Material
Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

      If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans
("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions of the applicable Mortgage Loan Purchase
Agreement, unless, in the case of such breach or Document Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or
Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"):

                                      S-170

(i) the debt service coverage ratio for all those Crossed Mortgage Loans
(excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage Loans
(including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number
(taken to one decimal place), for all such Crossed Mortgage Loans (including the
Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus
10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans
(including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

      With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

                         SERVICING OF THE MORTGAGE LOANS
GENERAL

      The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan

                                      S-171

under its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is
substantially similar to the Servicing Standard under the Pooling and Servicing
Agreement.

      Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the
Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

      Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

      On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the Trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

      Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement;
provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the
Depositor's prior consent to the extent set forth in the Pooling and Servicing
Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

      The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

      o     a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating Adviser, the Depositor and the trustee;

      o     the master servicer or special servicer bears all costs associated with its resignation and the transfer of servicing; and

      o     the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities

                                      S-172

carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

      The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

      The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

      The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

      Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of Terms" in this prospectus supplement (generally regarded as "Servicing Transfer Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and
Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

      A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

      The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

      The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

                                      S-173

      The Non-Serviced Mortgage Loan Pooling and Servicing Agreements generally require the consent of the trustee, as holder of the Non-Serviced Mortgage
Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE A/B MORTGAGE LOANS

THE PCFII A/B MORTGAGE LOANS

      Mortgage Loan No. 31 which had outstanding principal balance as of the
Cut-off Date of $26,000,000 (the "Lennox Town Center Mortgage Loan"), represents approximately 1.0% of the Initial Pool Balance. The mortgage on the related mortgaged property also secure one subordinate note with an original principal balance of $1,000,000 (the "Lennox Town Center B Note"). Mortgage Loan No. 111,
which had an outstanding principal balance as of the Cut-off Date of approximately $9,000,000 (the "Cameron Apartments Mortgage Loan"), representing approximately 0.3% of the Initial Pool Balance. The mortgage on the related mortgaged property also secures one subordinate note with an original principal balance of $500,000 (the "Cameron Apartments B Note"). The Lennox Town Center
Mortgage Loan and the Cameron Apartments Mortgage Loan are collectively referred to herein as the "PCFII Mortgage Loans." The Lennox Town Center B Note and the
Cameron Apartments B Note are collectively referred to herein as the "PCFII B
Notes."

      Each of the PCFII B Notes initially will be held by Principal Life
Insurance Company, which holder may sell or transfer any of the PCFII B Notes at any time subject to compliance with the requirements of the related intercreditor agreement. None of the PCFII B Notes are included in the trust but they will be serviced pursuant to the Pooling and Servicing Agreement. Each of the PCFII Mortgage Loans together with its respective PCFII B Note is referred to herein as a "PCFII A/B Mortgage Loan." Each PCFII Mortgage Loan and related
PCFII B Note comprising a PCFII A/B Mortgage Loan has the same borrower and the same maturity date.

The PCFII Intercreditor Agreement

      The initial holder of each PCFII Mortgage Loan and the initial holder of the related PCFII B Note have entered into an intercreditor agreement (each a
"PCFII Intercreditor Agreement").

Rights of the Holder of the PCFII B Notes

      Pursuant to the terms of each PCFII Intercreditor Agreement, the holder of each PCFII B Note has the right to direct the master servicer with respect to various servicing matters (including substitution or release of the related mortgaged property) affecting such PCFII A/B Mortgage Loan as described hereunder. In addition, the holder of each PCFII B Note has the right (i) to replace the special servicer of the applicable PCFII A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Special
Servicer--Termination of the Special Servicer" and (ii) whether or not a PCFII
Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the related PCFII Mortgage Loan (in whole but not in part) if an event of default under the related PCFII A/B Mortgage Loan has occurred and such PCFII A/B Mortgage Loan has become specially serviced.

      If a monetary event of default (as to which the holder of any PCFII B Note or its designee is not curing in accordance with the applicable PCFII
Intercreditor Agreement) has occurred and is continuing with respect to the related PCFII Mortgage Loan, or a material non-monetary event of default (as to which the holder of the related PCFII B Note or its designee is not curing in accordance with the applicable PCFII Intercreditor Agreement) has occurred and is continuing at a time when the related PCFII Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the applicable PCFII Intercreditor Agreement (until such amounts have been paid in full) payable on the related PCFII Mortgage Loan prior to paying interest or principal to the holder of the related PCFII B Note. At all other times, amounts received and other collections with respect to the any
PCFII A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the related

                                      S-174

PCFII Mortgage Loan and the related PCFII B Note, as further described in the applicable PCFII Intercreditor Agreement.

Certain Rights to Consult with and Direct the Special Servicer

      With respect to each PCFII A/B Mortgage Loan, except under the circumstances described below, neither the master servicer nor the special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under such PCFII A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing
Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer or special servicer, as applicable, has notified the holder of the related PCFII B Note of such proposed action in writing, and such holder has not objected in writing within 5 business days (if such PCFII A/B Mortgage Loan is not specially serviced) or 10 business days (if such PCFII A/B Mortgage Loan is specially serviced) following the holder of the related PCFII B Note having been notified and provided with all information that such holder reasonably requests with respect to the proposed action:

      o     any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing such PCFII A/B Mortgage Loan;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of such PCFII A/B Mortgage Loan (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such PCFII A/B Mortgage Loan);

      o     any proposed sale of the related mortgaged property after it becomes
            REO Property;

      o     any acceptance of a discounted payoff of such PCFII A/B Mortgage
            Loan;

      o     any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
            environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of material collateral for such PCFII A/B Mortgage Loan
            (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, such PCFII A/B Mortgage
            Loan;

      o     any acceptance of substitute or additional collateral for such PCFII
            A/B Mortgage Loan (other than in accordance with the terms of such
            PCFII A/B Mortgage Loan);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to such PCFII A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

      o     any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of such PCFII A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such PCFII A/B Mortgage
            Loan) from liability under such PCFII A/B Mortgage Loan;

      o     any renewal or replacement of the then existing insurance policies with respect to such PCFII A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lender's approval is required under the related mortgage loan documents; and

                                      S-175

      o     any adoption or approval of a plan in bankruptcy of the borrower;

provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the certificateholders and the holder of the applicable PCFII B
Note (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, may consent to the master servicer's taking) any such action without waiting for the response of such
PCFII B Note holder.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the holder of any PCFII B Note for the related PCFII A/B Mortgage Loan may, and the master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment would:

      o     require, cause or permit such servicer to violate applicable law, any provision of the applicable PCFII Intercreditor Agreement or the
            Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Furthermore, the master servicer or the special servicer, as applicable will not be obligated to seek approval from the holder of such PCFII B Note for any actions to be taken by such servicer with respect to the workout or liquidation of related PCFII A/B Mortgage Loan if:

      o     the master servicer or special servicer has, as provided in the second preceding paragraph, notified the holder of such PCFII B Note in writing of various actions that the master servicer or special servicer proposes to take with respect to the workout or liquidation of such PCFII B Note; and

      o     for 90 days following the first such notice, the holder of such
            PCFII B Note has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or special servicer considers to be consistent with the Servicing
            Standard.

      Notwithstanding the foregoing, the holder of such PCFII B Note will not have the rights otherwise described above for so long as a PCFII Change of
Control Event exists with respect to the related PCFII A/B Mortgage Loan.

Cure Rights of the Holder of the PCFII B Notes

      In addition, the holder of each PCFII B Note will be entitled (subject to certain terms and conditions set forth in the applicable PCFII Intercreditor
Agreement) to cure monetary events of default under the related PCFII A/B
Mortgage Loan, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The holder of such PCFII B Note may exercise such right to cure within 10 days after the later of receipt of notice or the expiration of the grace period. Notwithstanding the foregoing, the holder of such PCFII B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent such PCFII A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable PCFII Intercreditor Agreement is made, or a non-monetary default exists for which the holder of such PCFII B Note
(or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the applicable PCFII Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer; but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges. Notwithstanding the foregoing, the holder of such B Note is entitled to (i) no more than 4 consecutive cure events,
(ii) no more than 6 cure events, whether or not consecutive, in any 12 month period and (iii) no more than 9 cure events over the life of the related PCFII
Mortgage Loan.

                                      S-176

Purchase Option

      The holder of each PCFII B Note will also have the option to purchase the related PCFII Mortgage Loan if an event of default under the related PCFII A/B
Mortgage Loan occurs and such PCFII A/B Mortgage Loan becomes specially serviced. If and for so long as such PCFII A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of such PCFII B Note losing its control rights under the applicable PCFII
Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, the holder of such PCFII B Note may, at its option, purchase or designate another person to purchase the related PCFII Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the applicable PCFII
Intercreditor Agreement, which such purchase price is generally equal to a par purchase price. No workout fee, liquidation fee or similar fee payable to the master servicer or special servicer for the related PCFII A/B Mortgage Loan will be payable by the holder of such PCFII B Note if (i) the Pooling and Servicing
Agreement does not expressly provide for payment of such liquidation fees by the holder of such PCFII B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of such PCFII B Note, the related
PCFII Mortgage Loan is purchased within 90 days of the later of the transfer of the related PCFII A/B Mortgage Loan to the special servicer and the receipt by the holder of such PCFII B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of such PCFII B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of such PCFII B Note do not apply to any REO Property related to the applicable PCFII A/B Mortgage Loan and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property.

      The initial holder of each PCFII B Note will be Principal Life Insurance
Company or an affiliate thereof. Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for the PCFII A/B Mortgage Loans.

      Each holder of a PCFII B Note may have relationships and interests that conflict with those of the series 2007-TOP27 certificateholders. Each such holder of the PCFII B Note has no obligations to the series 2007-TOP27 certificateholders and may act solely in its own interests. No series 2007-TOP27 certificateholder may take any action against the holder of any PCFII B Note for acting solely in its own interests.

      When reviewing the rest of this "Servicing of the Mortgage Loans" section under this prospectus supplement, it is important that you consider the effects that the rights and powers of the holder of each PCFII B Note discussed above could have on the actions of the master servicer or special servicer.

FAIRFIELD INN WILMINGTON A/B MORTGAGE LOAN

      Mortgage Loan No. 110, which had an outstanding principal balance as of the Cut-off Date of $9,280,000 (the "Fairfield Inn Wilmington Mortgage Loan"),
represents 0.3% of the Initial Pool Balance (and represents 0.4% of the Initial
Loan Group 1 Balance). The mortgage on the related mortgaged property also secures one subordinate note (the "Fairfield Inn Wilmington B Note") with an original principal balance of $580,000.

      The initial holder of the Fairfield Inn Wilmington Mortgage Loan and the initial holder of the Fairfield Inn Wilmington B Note have entered into an intercreditor agreement (the "Fairfield Inn Wilmington Intercreditor
Agreement"). The Fairfield Inn Wilmington B Note initially will be held by Mezz
Cap Finance, LLC, which holder may sell or transfer the Fairfield Inn Wilmington
B Note at any time subject to compliance with the requirements of the Fairfield
Inn Wilmington Intercreditor Agreement. The Fairfield Inn Wilmington B Note is
not included in the Trust but it will be serviced pursuant to the Pooling and
Servicing Agreement. The Fairfield Inn Wilmington Mortgage Loan, together with the Fairfield Inn Wilmington B Note, is referred to herein as the "Fairfield Inn
Wilmington A/B Mortgage Loan."

                                      S-177

      The Fairfield Inn Wilmington Mortgage Loan and the Fairfield Inn
Wilmington B Note comprising the Fairfield Inn Wilmington A/B Mortgage Loan are
cross-defaulted and have the same borrower, maturity date, amortization schedule and prepayment structure. The Fairfield Inn Wilmington B Note has a higher interest rate than the Fairfield Inn Wilmington Mortgage Loan. For purposes of the information presented in this prospectus supplement with respect to the
Fairfield Inn Wilmington Mortgage Loan, the loan-to-value ratio and debt service coverage ratio information reflects only the Fairfield Inn Wilmington Mortgage
Loan and does not take into account the Fairfield Inn Wilmington B Note. The outstanding principal balance of the Fairfield Inn Wilmington B Note does not exceed 5% of the underwritten appraised value of the mortgaged real property that secures the Fairfield Inn Wilmington A/B Mortgage Loan.

      The Fairfield Inn Wilmington Intercreditor Agreement. The Fairfield Inn
Wilmington Intercreditor Agreement provides, among other things, for the application of payments between the Fairfield Inn Wilmington Mortgage Loan and the Fairfield Inn Wilmington B Note.

      The right of the holder of the Fairfield Inn Wilmington B Note to receive payments of interest, principal and other amounts is subordinated to the right of the holder of the Fairfield Inn Wilmington Mortgage Loan to receive such amounts. A "Fairfield Inn Wilmington A/B Mortgage Loan Material Default"
consists of the following events: (a) the acceleration of the Fairfield Inn
Wilmington Mortgage Loan or the Fairfield Inn Wilmington B Note; (b) the
existence of a continuing monetary event of default; and/or (c) the filing of a bankruptcy or insolvency action by, or against, the borrower or the borrower otherwise being the subject of a bankruptcy or insolvency proceeding. So long as a Fairfield Inn Wilmington A/B Mortgage Loan Material Default has not occurred or, if a Fairfield Inn Wilmington A/B Mortgage Loan Material Default has
occurred, that Fairfield Inn Wilmington A/B Mortgage Loan Material Default is no
longer continuing, the borrower under the Fairfield Inn Wilmington A/B Mortgage
Loan will make separate payments of principal and interest to the respective holders of the Fairfield Inn Wilmington Mortgage Loan and Fairfield Inn
Wilmington B Note. Escrow and reserve payments will be made to the master servicer on behalf of the Trust (as the holder of the Fairfield Inn Wilmington
Mortgage Loan). Any proceeds under title, hazard or other insurance policies, or awards or settlements in respect of condemnation proceedings or similar exercises of the power of eminent domain, or any other principal prepayment of the Fairfield Inn Wilmington A/B Mortgage Loan (together with any applicable yield maintenance charges), will generally be applied first to the principal balance of the Fairfield Inn Wilmington Mortgage Loan and then to the principal balance of the Fairfield Inn Wilmington B Note. If a Fairfield Inn Wilmington
A/B Mortgage Loan Material Default occurs and is continuing, then all amounts tendered by the borrower or otherwise available for payment of the Fairfield Inn
Wilmington A/B Mortgage Loan will be applied by the master servicer (with any payments received by the holder of the subject Fairfield Inn Wilmington B Note after and during such a Fairfield Inn Wilmington A/B Mortgage Loan Material
Default to be forwarded to the master servicer), net of certain amounts, in the order of priority set forth in a sequential payment waterfall in the Fairfield
Inn Wilmington Intercreditor Agreement, which generally provides that all interest (other than default interest), principal, the Fairfield Inn Wilmington
Mortgage Loan's pro rata share of yield maintenance charges, the Fairfield Inn
Wilmington Mortgage Loan's pro rata share of static prepayment premiums and outstanding expenses with respect to the Fairfield Inn Wilmington Mortgage Loan will be paid in full prior to any application of payments to the Fairfield Inn
Wilmington B Note.

      If, after the expiration of the right of the holder of the Fairfield Inn
Wilmington B Note to purchase the Fairfield Inn Wilmington Mortgage Loan (as described below), the Fairfield Inn Wilmington Mortgage Loan or the Fairfield
Inn Wilmington B Note is modified in connection with a work-out so that, with respect to either the Fairfield Inn Wilmington Mortgage Loan or the Fairfield
Inn Wilmington B Note, (a) the outstanding principal balance is decreased, (b)
payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of such mortgage loan, then, in most cases, all payments to the Trust (as the holder of the Fairfield Inn
Wilmington Mortgage Loan) will be made as though such work-out did not occur and the payment terms of the Fairfield Inn Wilmington Mortgage Loan will remain the same. In all cases, the holder of the Fairfield Inn Wilmington B Note will bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the Fairfield Inn Wilmington Mortgage Loan or the Fairfield Inn
Wilmington B Note attributable to such work-out (up to the outstanding principal balance, together with accrued interest thereon, of the Fairfield Inn Wilmington
B Note).

      So long as a Fairfield Inn Wilmington A/B Mortgage Loan Material Default
has not occurred with respect to the Fairfield Inn Wilmington A/B Mortgage Loan, the master servicer will have no obligation to collect payments

                                      S-178

with respect to the Fairfield Inn Wilmington B Note. A separate servicer of the
Fairfield Inn Wilmington B Note will be responsible for collecting amounts payable in respect of the Fairfield Inn Wilmington B Note. That servicer will have no servicing duties or obligations with respect to the Fairfield Inn
Wilmington Mortgage Loan or the mortgaged real property. If a Fairfield Inn
Wilmington A/B Mortgage Loan Material Default occurs with respect to the
Fairfield Inn Wilmington A/B Mortgage Loan, the master servicer or the special servicer, as applicable, will (during the continuance of that Fairfield Inn
Wilmington A/B Mortgage Loan Material Default) collect and distribute payments for both of the Fairfield Inn Wilmington Mortgage Loan and the Fairfield Inn
Wilmington B Note pursuant to the sequential payment waterfall set forth in the
Fairfield Inn Wilmington Intercreditor Agreement.

      Advances. Neither the master servicer nor the trustee is required to make any P&I Advance with respect to the Fairfield Inn Wilmington B Note. Neither the holder of the Fairfield Inn Wilmington B Note nor any related separate servicer is required to make any P&I Advance with respect to the Fairfield Inn Wilmington
Mortgage Loan or any Servicing Advances with respect to the mortgaged real property. The master servicer, the special servicer and, if applicable, the trustee will make Servicing Advances with respect to the mortgaged real properties securing the Fairfield Inn Wilmington A/B Mortgage Loan.

      Modifications. The ability of the master servicer or the special servicer, as applicable, to enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of any term or provision of the Fairfield Inn Wilmington B Note, the Fairfield Inn
Wilmington Mortgage Loan or the related loan documents, is limited by the rights of the holder of the Fairfield Inn Wilmington B Note to approve certain such modifications and other actions as set forth in the Fairfield Inn Wilmington
Intercreditor Agreement until expiration of such holder's right to purchase the
Fairfield Inn Wilmington Mortgage Loan in accordance with the terms of the
Fairfield Inn Wilmington Intercreditor Agreement.

      Purchase Option. In the event that (i) any payment of principal or interest on the Fairfield Inn Wilmington Mortgage Loan or the Fairfield Inn
Wilmington B Note becomes ninety (90) or more days delinquent, (ii) the principal balance of the Fairfield Inn Wilmington Mortgage Loan or the Fairfield
Inn Wilmington B Note has been accelerated, (iii) the principal balance of the
Fairfield Inn Wilmington Mortgage Loan or the Fairfield Inn Wilmington B Note is
not paid at maturity, (iv) the borrower under the Fairfield Inn Wilmington A/B
Mortgage Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under the
Fairfield Inn Wilmington B Note has been interrupted and the priority of payments under such Fairfield Inn Wilmington A/B Mortgage Loan have been converted to a sequential payment structure in accordance with the Fairfield Inn
Wilmington Intercreditor Agreement following an event of default, the holder of the Fairfield Inn Wilmington B Note will be entitled to purchase the Fairfield
Inn Wilmington Mortgage Loan from the Trust for a period of thirty (30) days following its receipt from the master servicer or special servicer of notice of such event, subject to certain conditions set forth in the Fairfield Inn
Wilmington Intercreditor Agreement. If the holder of the Fairfield Inn
Wilmington B Note exercises its purchase option, the purchase price will generally be equal to the sum of (a) the outstanding principal balance of the
Fairfield Inn Wilmington Mortgage Loan, (b) accrued and unpaid interest on the outstanding principal balance of the Fairfield Inn Wilmington Mortgage Loan
(excluding any default interest or other late payment charges), (c) any unreimbursed Servicing Advances made with respect to the Fairfield Inn
Wilmington Mortgage Loan, together with any advance interest thereon, (d)
reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the Fairfield Inn Wilmington A/B Mortgage Loan by the master servicer or special servicer, (e) any interest on any unreimbursed P&I Advances with respect to the Fairfield Inn Wilmington Mortgage Loan, (f) any related
Master Servicing Fees, Primary Servicing Fees, Special Servicing Fees and
Trustee's Fees payable under the Pooling and Servicing Agreement (other than success or similar fees or termination compensation) and (g) out-of-pocket expenses incurred by the trustee or the master servicer with respect to the
Fairfield Inn Wilmington A/B Mortgage Loan together with advance interest thereon.

      The holder of the Fairfield Inn Wilmington B Note does not have any rights to cure any defaults with respect to the Fairfield Inn Wilmington A/B Mortgage
Loan.

                                      S-179

THE MASTER SERVICER

Master Servicer Compensation

      The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

      The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

      In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not Specially
Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

      In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the Master
Servicing Fee as compensation.

EVENTS OF DEFAULT

      If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of Default"
under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the
"Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any
Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the
Pooling and Servicing Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

      The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

      Upon termination of the master servicer under the Pooling and Servicing
Agreement, all authority, power and rights of the master servicer under the
Pooling and Servicing Agreement, whether with respect to the mortgage

                                      S-180

loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates and
(ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating
Agency downgrade or its failure to remain on an approved servicer list of any
Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a
U.S. Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or subservicing arrangement.

      However, if the master servicer is terminated solely due to an Event of
Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

      The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

THE SPECIAL SERVICER

Special Servicer Compensation

      The special servicer will be entitled to receive:

      o     a Special Servicing Fee;

      o     a Workout Fee; and

      o     a Liquidation Fee.

                                      S-181

      The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

      The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on
Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for REO Property collections, and other charges specified in the Pooling and Servicing Agreement.
The Special Servicing Fee, the Liquidation Fee and the Workout Fee will be obligations of the Trust and will represent Expense Losses. The Special Servicer
Compensation will be payable in addition to the Master Servicing Fee payable to the master servicer.

      In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

      As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

      If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

      The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

      The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

      Notwithstanding anything to the contrary contained herein, with respect to each PCFII A/B Mortgage Loan, to the extent that no PCFII B Note Change of
Control Event exists, the holder of the applicable PCFII B Note or its designee has and shall have the right to appoint and replace the special servicer for the related PCFII A/B Mortgage Loans with a qualified special servicer, provided, however, that such holder or its designee shall only have the right to terminate the special servicer if such special servicer no longer meets the eligibility criteria for a special servicer

                                      S-182

as set forth in the Pooling and Servicing Agreement or in the event that neither the special servicer nor an affiliate thereof holds a majority of the
Controlling Class.

      In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

      An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

      o     any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

      o     any foreclosure or comparable conversion of the ownership of a mortgaged property;

      o     any proposed sale of a defaulted mortgage loan or A/B Mortgage Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the
            Offered Certificates--Optional Termination";

      o     any determination to bring an REO Property into compliance with applicable environmental laws;

      o     any release of or acceptance of substitute or additional collateral for a mortgage loan or A/B Mortgage Loan;

      o     any acceptance of a discounted payoff;

      o     any waiver or consent to a waiver of a "due-on-sale" or
            "due-on-encumbrance" clause;

      o     any acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan or A/B
            Mortgage Loan;

      o     any release of collateral for a Specially Serviced Mortgage Loan or
            A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

      o     any franchise changes or management company changes to which the special servicer is required to consent;

      o     certain releases of any escrow accounts, reserve accounts or letters of credit; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B Mortgage
            Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that,

                                      S-183

prior to the effectiveness of any such appointment the trustee shall have received a letter from each Rating Agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing Agreement).

      At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

      The Operating Adviser shall be responsible for its own expenses.

      We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

      Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

      Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

      o     reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment
            Premium or Yield Maintenance Charge;

      o     reduce the amount of the Scheduled Payment on any Specially Serviced
            Mortgage Loan, including by way of a reduction in the related mortgage rate;

      o     forbear in the enforcement of any right granted under any mortgage note or mortgage relating to a Specially Serviced Mortgage Loan;

      o     extend the maturity date of any Specially Serviced Mortgage Loan;
            and/or

      o     accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

                                      S-184

      In no event, however, will the special servicer be permitted to:

      o     extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
            Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date; or

      o     if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage
            Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

      Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered Certificates--Distributions--Subordination;
Allocation of Losses and Expenses" in this prospectus supplement.

      The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

      The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

      The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan, (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment) (subject to the rights of any related mezzanine note holder or B Note holder). The "Option Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

      The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a Rehabilitated
Mortgage Loan, (ii) been subject to a work-out arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

      Additionally, each holder of a B Note or a mezzanine loan may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement.

FORECLOSURES

      The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing

                                      S-185

Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

      If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

      If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, no REMIC will be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I or the Class
AW34 REMIC, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to REMIC I or the Class AW34 REMIC at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and
Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I or the Class AW34 REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of
REO Taxes in connection with the operation of commercial REO Properties by
REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of
"Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal,

                                      S-186

state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

      For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--REMICS--Tiered REMIC Structures" in the prospectus.
Four separate REMIC elections will be made with respect to designated portions of the Trust other than that portion of the Trust consisting of the rights to
Excess Interest and the Excess Interest Sub-account (the "Excess Interest
Grantor Trust") and the separate trust that holds the Class A-MFL Regular
Interest, the rights of the Class A-MFL Certificates in respect of payments on the swap contract and the Class A-MFL floating rate account (the "Class A-MFL
Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins
LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

      o     the making of proper elections;

      o     the accuracy of all representations made with respect to the mortgage loans;

      o     ongoing compliance with all provisions of the Pooling and Servicing
            Agreement and other related documents and no amendments to them;

      o     ongoing compliance with any Non-Serviced Mortgage Loan Pooling and
            Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

      o     compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II, REMIC III and the Class AW34 REMIC will qualify as a REMIC under the Code; (2) the Residual
Certificates will represent (a) two separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, and the
Class AW34 REMIC in the case of the Class R-1 Certificates, (b) the sole class of "residual interests" in REMIC II in the case of the Class R-II Certificates, and (c) the sole class of "residual interests" in REMIC III in the case of the
Class R-III Certificates; (3) the REMIC III Regular Certificates (other than the beneficial interest of the Class P Certificates in the Excess Interest) and the
Class A-MFL Regular Interest will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Class AW34 Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, the Class AW34 REMIC; (5) each of the Excess Interest Grantor
Trust and the Class A-MFL Grantor Trust will be treated as a grantor trust for federal income tax purposes; (6) the Class P Certificates will represent both a
REMIC regular interest and a beneficial ownership of the assets of the Excess
Interest Grantor Trust; and (7) the Class A-MFL Certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust.

      The offered certificates will be regular interests issued by REMIC III.
See "Federal Income Tax Consequences--Taxation of Owners of REMIC Regular
Certificates " in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

      The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

                                      S-187

      Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The offered certificates will be treated as assets described in Section
7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      We anticipate that the Class A-1 and Class A-2 Certificates will be issued at a premium, that the Class A-1A, Class A-3, Class A-4, Class A-AB, and Class
A-M Certificates will be issued with de minimis original issue discount, and that the Class A-J Certificates will be issued with original issue discount for federal income tax purposes. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such
Certificateholder.

      Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates " in
the prospectus.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as described under
"Description of the Offered Certificates--Distributions--Distributions of
Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a
Prepayment Premium or Yield Maintenance Charge should be taxed to the holders of a Class of certificates entitled to a Prepayment Premium or Yield Maintenance
Charge. For federal income tax information reporting purposes, Prepayment
Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to Prepayment Premiums or Yield Maintenance
Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums or Yield Maintenance Charges in the
determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment
Premiums or Yield Maintenance Charges.

                                      S-188

ADDITIONAL CONSIDERATIONS

      The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

      Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III, the Class AW34 REMIC and the
Excess Interest Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

      For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in New York, Virginia and California
(approximately 20.2%, 13.2% and 13.1% of the Initial Pool Balance, respectively)
that are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

NEW YORK

      New York law requires a lender to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

VIRGINIA

      Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, written notice to the borrower and other lienholders of record and newspaper advertisement of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate at public auction. The trustee is agent for both the grantor and the beneficiary and is bound to act impartially between them. The trustee can act only in a manner authorized by the express or implied terms of the deed of trust, or in a manner expressly authorized by statute. Under Virginia law, a foreclosure sale conducted in accordance with applicable statutory provisions and the provisions of the deed of trust will not be set aside because of inadequacy of price unless the price is so low as to
"shock the conscience" of a court sitting in equity. Although rarely used in
Virginia, in a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a court-appointed commissioner in chancery or other officer. In either type of foreclosure sale, upon consummation of the foreclosure, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, under certain circumstances and for certain time periods, a lienholder may petition the court for the appointment of a receiver to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions. The decision to appoint a receiver is solely within the court's discretion, regardless of what the deed of trust provides.

                                      S-189

CALIFORNIA

      Mortgage loans in California are generally secured by deeds of trust.
Foreclosure of a deed of trust may be accomplished by a non judicial trustee's sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time, after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by a court-appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale.
California's "one action rule" requires the lender to complete foreclosure of all real estate security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted)
against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale. Further, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default.

                          CERTAIN ERISA CONSIDERATIONS

      ERISA and the Code impose restrictions on Plans that are subject to ERISA and/or Section 4975 of the Code and on persons that are Parties in Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. ERISA and Section 4975 of the Code also prohibit certain transactions between a Plan and Parties in Interest with respect to such
Plan. Governmental plans (as defined in Section 3(32) of ERISA) and most
non-U.S. plans as described by Section 4(b)(4) of ERISA are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS AND PROHIBITED TRANSACTIONS

      Under Section 3(42) of ERISA and the U.S. Department of Labor ("DOL")
regulation located at 29 C.F.R. Section 2510.3-101, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. If the assets of the Trust were deemed to constitute
Plan assets by reason of a Plan's investment in certificates, such Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

      Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with

                                      S-190

respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v.
Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA,
as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

      The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2007-5) set forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
            transaction with an unrelated party;

      o     the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

      o     the trustee cannot be an affiliate of any member of the Restricted
            Group, other than an underwriter. The "Restricted Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, the Swap Counterparty, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

      o     the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Depositor in
            consideration of the assignment of the mortgage loans to the Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
            Securities and Exchange Commission under the 1933 Act.

                                      S-191

      A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

      Before purchasing any such Class of certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

      Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

      o     the Plan's investment in each Class of certificates does not exceed
            25% of all of the certificates outstanding of that Class at the time of the acquisition; and

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with
"plan assets" of Plans, and that all of the above conditions of the Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small
Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and
Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor
issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

                                      S-192

      Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

      We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the mortgage loan sellers and to the payment of expenses in connection with the issuance of the certificates.

                                      S-193

                              PLAN OF DISTRIBUTION

      We have entered into an Underwriting Agreement with Morgan Stanley & Co.
Incorporated and Bear, Stearns & Co. Inc. Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each
Underwriter and each Underwriter has agreed severally to purchase from us, the respective aggregate Certificate Balance of each class of offered certificates presented below.

    UNDERWRITERS        CLASS A-1      CLASS A-1A      CLASS A-2     CLASS A-3
---------------------  ------------  --------------  -------------  ------------
Morgan Stanley & Co.    $46,850,000    $143,960,000   $139,650,000   $68,700,000
   Incorporated

Bear, Stearns & Co.     $46,850,000    $143,960,000   $139,650,000   $68,700,000
   Inc.

     Total...........   $93,700,000    $287,920,000   $279,300,000  $137,400,000

    UNDERWRITERS        CLASS A-AB     CLASS A-4       CLASS A-M     CLASS A-J
---------------------  ------------  --------------  -------------  ------------
 Morgan Stanley & Co.   $56,150,000    $538,535,500    $86,143,000   $95,300,500
    Incorporated

 Bear, Stearns & Co.    $56,150,000    $538,535,500    $86,143,000   $95,300,500
    Inc.

      Total.........   $112,300,000  $1,077,071,000   $172,286,000  $190,601,000

      Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

      The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $2,316,048,442, plus accrued interest on the certificates.

      The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of offered certificates for whom they may act as agent.

      One or more affiliates of the Underwriters have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers. Affiliates of the Underwriters, including Morgan Stanley
Mortgage Capital Holdings LLC, engage in, and intend to continue to engage in, the acquisition, development, operation, financing and disposition of real estate-related assets in the ordinary course of their business, and are not prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers. See "Risk Factors--Conflicts of
Interest May Have An Adverse Effect On Your Certificates" in this prospectus supplement.

      In connection with the offering, the Underwriters may purchase and sell the offered certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by the
Underwriter of a greater number of certificates than it is required to purchase from Morgan Stanley Mortgage Capital Holdings LLC in the offering.

                                      S-194

An Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the securities sold in the offering may be reclaimed by the Underwriter if the certificates are repurchased by the
Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise. We expect that affiliates of Morgan
Stanley & Co. Incorporated will purchase approximately $20,000,000 of the Class
A-4 Certificates and all of the Class X Certificates for their own accounts.

      The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about July 30, 2007, which is the seventh (7th) business day following the date of pricing of the certificates.

      Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.
Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the offered certificates will be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

      One or more of the Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

      The Depositor is an affiliate of Morgan Stanley & Co. Incorporated, an
Underwriter, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller.

                                      S-195

                                  LEGAL MATTERS

      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain legal matters with respect to the offered certificates will be passed upon for the
Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by Cadwalader,
Wickersham & Taft LLP, New York, New York, for Morgan Stanley Mortgage Capital
Holdings LLC by Latham & Watkins LLP, New York, New York, for Wells Fargo Bank,
National Association, in its capacity as sponsor and mortgage loan seller, by
Andrews Kurth LLP, for Wells Fargo Bank, National Association, in its capacity as master servicer, by Sidley Austin LLP, New York, New York, for Principal
Commercial Funding II, LLC, by Dechert LLP, New York, New York, for Wells Fargo
Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell & Hickman LLP, and for LaSalle Bank National Association, by Kennedy Covington Lobdell &
Hickman LLP.

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch, S&P and DBRS.

      CLASS                                   FITCH   S&P   DBRS
      -------------------------------------   -----   ---   ----
      Class A-1............................    AAA    AAA   AAA
      Class A-1A...........................    AAA    AAA   AAA
      Class A-2............................    AAA    AAA   AAA
      Class A-3............................    AAA    AAA   AAA
      Class A-AB...........................    AAA    AAA   AAA
      Class A-4............................    AAA    AAA   AAA
      Class A-M............................    AAA    AAA   AAA
      Class A-J............................    AAA    AAA   AAA

      It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

      The ratings of the certificates do not represent any assessment of (1) the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                      S-196

                                GLOSSARY OF TERMS

      The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

      Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

      "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note
(or notes) included in the Trust.

      "A/B Mortgage Loan" means the PCFII A/B Mortgage Loans, the Fairfield Inn
Wilmington A/B Mortgage Loan or any mortgage loan serviced under the Pooling and
Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B
Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

      "Accrued Certificate Interest" means, in respect of each Class of
Certificates and for the Class A-MFL Regular Interest for each Distribution
Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or
Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months, except in the case of the Class A-MFL Certificates, where it will be calculated on the basis of the actual number of days elapsed in the related Interest
Accrual Period and a 360-day year.

      "Additional Servicer" means each affiliate of the master servicer, the trustee, the paying agent, the Depositor, MSMCH, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the trustee, the paying agent, the
Depositor, MSMCH, BSCMI, PCFII, Wells Fargo Bank or any Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

      "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II and Appendix III.

      "Advance Rate" means a rate equal to the "Prime Rate" as reported in The
Wall Street Journal from time to time.

      "Advances" means Servicing Advances and P&I Advances, collectively.

      "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

      "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

                                      S-197

      "Appraisal Event" means not later than the earliest of the following:

o     the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o     the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o     the effective date of any modification to a Money Term of a mortgage loan,
      Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
      Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o     the date 30 days following the date a mortgaged property becomes an REO
      Property.

      "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

      the sum of:

o     the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
      Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan, Loan Pair or A/B Mortgage Loan;

o     to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o     all related unreimbursed Advances and interest on such Advances at the
      Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
      Mortgage Loan that have since been reimbursed to the advancing party by the Trust out of principal collections but not by the related mortgagor;
      and

o     to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow
      Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

      over

o     90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
      (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the

                                      S-198

related B Note and then allocated to the related A Note. In the case of any
Non-Serviced Mortgage Loan, any Appraisal Reduction will be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement.

      "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

      "Assumed Scheduled Payment" means an amount deemed due in respect of:

o     any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
      maturity date; or

o     any mortgage loan as to which the related mortgaged property has become an
      REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

      "Available Distribution Amount" means in general, for any Distribution
Date:

      (1)   all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that represent payments and other collections on or in respect of the mortgage loans (other than the 330 West 34th Street Mortgage Loan) and any REO Properties
            that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that represents one or more of the following:

            o     Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period;

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

            o     amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                  Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                  Servicing Fees);

            o     amounts deposited in the Certificate Account in error;

            o     if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                  Amounts of one day's interest with respect to the Interest
                  Reserve Loans to be deposited into the Interest Reserve
                  Account;

            o     in the case of the REO Property related to an A/B Mortgage
                  Loan or Loan Pair, all amounts received with respect to such
                  A/B Mortgage Loan or Loan Pair, as applicable, that are
                  required to be paid to the holder of the related B Note or
                  Serviced Companion Mortgage Loan pursuant to the terms of the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

                                      S-199

            o     any portion of such amounts payable to the holders of any
                  Serviced Companion Mortgage Loan or B Note;

      (2)   to the extent not already included in clause (1), any P&I Advances made and any Compensating Interest Payment paid with respect to such
            Distribution Date on the mortgage loans (other than the 330 West
            34th Street Mortgage Loan); and

      (3)   if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest Reserve
            Amounts then on deposit in the Interest Reserve Account with respect to the mortgage loans (other than the 330 West 34th Street Mortgage
            Loan).

      "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

      "Balloon Loans" means mortgage loans that provide for Scheduled Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment
Dates, as the case may be, unless previously prepaid.

      "Balloon LTV" - See "Balloon LTV Ratio."

      "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

      "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

      "Base Interest Fraction" means, with respect to any Principal Prepayment of any mortgage loan that provides for payment of a Prepayment Premium or Yield
Maintenance Charge, and with respect to any Class of certificates (except for the Class A-MFL Certificates) and the Class A-MFL Regular Interest, a fraction
(A) whose numerator is the greater of (x) zero and (y) the difference between
(i) the Pass-Through Rate on that Class of certificates or the Class A-MFL
Regular Interest, and (ii) the Discount Rate used in calculating the Prepayment
Premium or Yield Maintenance Charge with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Prepayment
Premium or Yield Maintenance Charge with respect to that Principal Prepayment
(or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the Pass-Through Rate on that Class of certificates, then the Base
Interest Fraction shall be equal to 1.0.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

      "Cameron Apartments A/B Mortgage Loan" means the Cameron Apartments
Mortgage Loan and the Cameron Apartments B Note.

                                      S-200

      "Cameron Apartments B Note" means, with respect to the Cameron Apartments
Mortgage Loan, the related B Note.

      "Cameron Apartments Mortgage Loan" means Mortgage Loan No. 111.

      "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing Agreement.

      "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate or the Class A-MFL Regular Interest will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

      "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

      "Certificate Group 1 Principal Distribution Amount" means, for any
Distribution Date, an amount equal to the lesser of (A) the sum of (i) the portion of the Principal Distribution Amount for such Distribution Date attributable to Loan Group 1, and (ii) on or after the Distribution Date on which the aggregate Certificate Balance of the Class A-1A Certificates has been reduced to zero, the portion of the Principal Distribution Amount attributable to Loan Group 2 (net of any portion thereof that is distributable on that
Distribution Date to the holders of the Class A-1A Certificates), and (B) the
Aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-AB
and Class A-4 Certificates outstanding immediately before such Distribution
Date.

      "Certificate Owner" means an entity acquiring an interest in an offered certificate.

      "Class" means the designation applied to the offered certificates, the private certificates and the Class A-MFL Regular Interest, pursuant to this prospectus supplement.

      "Class A Senior Certificates" means the Class A-1 Certificates, the Class
A-1A Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the
Class A-AB Certificates and the Class A-4 Certificates.

      "Class A-MFL Regular Interest" means an interest issued as an uncertificated regular interest in REMIC III represented by a portion of the
Class A-MFL Certificates.

      "Clearstream Bank" means Clearstream Bank, societe anonyme.

      "Closing Date" means on or about July 30, 2007.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

      "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including the 330 West 34th Street Mortgage Loan, any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest
Excesses incurred in respect of the mortgage loans resulting from Principal
Prepayments on the mortgage loans (but not including the 330 West 34th Street
Mortgage Loan, any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the

                                      S-201

portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any the 330 West
34th Street Mortgage Loan, any B Note, Non-Serviced Companion Mortgage Loan or
Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

      "Compensating Interest Payment" means any payment of Compensating
Interest.

      "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

      "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

      "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

      "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

      "CPR" - See "Constant Prepayment Rate" above.

      "Cut-off Date" means July 1, 2007. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in July 2007 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on July 1, 2007, not the actual day which such Scheduled Payments were due.

      "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

      "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

      "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

                                      S-202

      "DBRS" means Dominion Bond Rating Service, Inc.

      "Debt Service Coverage Ratio" or "DSCR" means the ratio of Underwritable
Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

      "Depositor" means Morgan Stanley Capital I Inc.

      "Determination Date" means the 7th day of each month, or, if such day is not a business day, the next succeeding business day.

      "Discount Rate" means, for the purposes of the distribution of Prepayment
Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      "Distributable Certificate Interest Amount" means, in respect of any Class of certificates (other than the Class A-MFL Certificates) or the Class A-MFL
Regular Interest for any Distribution Date, the sum of:

o     Accrued Certificate Interest in respect of such Class or Classes of certificates or Class A-MFL Regular Interest for such Distribution Date, reduced (to not less than zero) by:

            o     any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

            o     Realized Losses and Expense Losses, in each case specifically allocated with respect to such Distribution Date to reduce the
                  Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance with the terms of the
                  Pooling and Servicing Agreement; plus

o     the portion of the Distributable Certificate Interest Amount for such
      Class or Classes remaining unpaid as of the close of business on the preceding Distribution Date; plus

o     if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
      Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
      Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
      Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

      "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

      "Distribution Date" means the 4th business day after the related
Determination Date.

                                      S-203

      "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

      "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section 2510.3-101).

      "DSCR" - See "Debt Service Coverage Ratio."

      "DTC" means The Depository Trust Company.

      "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

      "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company (A)
whose commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P, "F-1" by Fitch, and
"R-1(middle)" by DBRS or, if not rated by DBRS, an equivalent rating such as those listed above by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's), in the case of accounts in which funds are to be held for 30 days or less or (B) whose long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A-" if the short-term unsecured debt obligations are rated at least "A-1" by S&P), at least "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit unsecured debt obligations are rated not less than "F-1" by Fitch), and at least
"A(high)" by DBRS (or if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account more than 30 days, or (ii) a segregated trust account or accounts maintained in the trust department of the trustee or the paying agent or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal
Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by confirmation that the use of any such account as the Certificate Account or the Distribution
Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P,
"F-1" in the case of Fitch and "R-1(middle)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and
S&P) by at least two nationally recognized statistical rating organizations
(which may include S&P, Fitch and/or Moody's)), if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A-" if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P, at least "A+" in the case of
Fitch, and at least "AA(low)" in the case of DBRS (or, if not rated by DBRS, an equivalent rating (such as those listed above for Fitch and S&P) by at least two nationally recognized statistical rating organizations (which may include S&P,
Fitch and/or Moody's)), if the deposits are to be held in the account for more than 30 days.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

      "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

      "Event of Default" means, with respect to the master servicer under the
Pooling and Servicing Agreement, any one of the following events:

o     any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the Pooling and Servicing Agreement, including any required Advances;

                                      S-204

o     any failure by the master servicer to make a required deposit to the
      Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o     any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
      Agreement (other than with respect to the duties described under
      "Description of the Offered Certificates - Evidence as to Compliance" in
      this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
      Act of 1934, which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of
      Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
      provided, further that such cure period may not exceed 90 days;

o     any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o     the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the master servicer is removed from S&P's Select Servicer List as a U.S.
      Commercial Mortgage Master Servicer and is not reinstated within 60 days;

o     the trustee shall receive notice from Fitch or DBRS to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by
      Fitch or DBRS, as applicable, to any Class of certificates; or

o     the master servicer has been downgraded to a servicer rating level below
      CMS3, or its then equivalent, by Fitch.

      Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates
-- Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with
Regulation AB and the Securities Exchange Act of 1934 or the failure of the
Master Servicer to terminate certain of those parties for such failures, will constitute an event of

                                      S-205

default that entitles the Depositor or another party to terminate that defaulting party. In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

      "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

      "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

      "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO Property related to a Loan Pair, a prepayment in full had been made with respect to both the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on
the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage Loan, Excess
Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

      "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

      "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.03% per annum.

      "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

      "Expense Losses" means, among other things:

      o     any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

      o     all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

      o     other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the
            Trust; and

      o     any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

      "Fairfield Inn Wilmington A/B Mortgage Loan" means the Fairfield Inn
Wilmington Mortgage Loan and the Fairfield Inn Wilmington B Note.

                                      S-206

      "Fairfield Inn Wilmington B Note" means, with respect to the Fairfield Inn
Wilmington Mortgage Loan, the related B Note.

      "Fairfield Inn Wilmington Intercreditor Agreement" means the intercreditor agreement, between the initial holder of the Fairfield Inn Wilmington Mortgage
Loan and the initial holder of the Fairfield Inn Wilmington B Note.

      "Fairfield Inn Wilmington Mortgage Loan" means Mortgage Loan No. 110.

      "Financial Market Publishers" means TREPP, LLC, Bloomberg L.P. and Intex
Solutions, Inc., or any successor entities thereof.

      "Fitch" means Fitch, Inc.

      "401(c) Regulations" means the final regulations issued by the DOL under
Section 401(c) of ERISA clarifying the application of ERISA to Insurance Company
General Accounts.

      "Initial Loan Group 1 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 1, or $2,434,944,951.

      "Initial Loan Group 2 Balance" means the aggregate Cut-off Date Balance of the mortgage loans in Loan Group 2, or $287,920,070.

      "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$2,722,865,021.

      "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

      "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

      "Interest Accrual Period" means, with respect to each Distribution Date,
(i) for each class of REMIC III Regular Certificates and the Class A-MFL Regular
Interest, the calendar month immediately preceding the month in which such
Distribution Date occurs and (ii) for the Class A-MFL Certificates, the period from (and including) the prior Distribution Date (or the Closing Date, in the case of the first such period) and ending on (and including) the day before the current Distribution Date.

      "Interest Only Certificates" means the Class X Certificates.

      "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

      "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

      "Interest Reserve Loan" - See "Non-30/360 Loan" below.

      "Lennox Town Center A/B Mortgage Loan" means the Lennox Town Center
Mortgage Loan and the Lennox Town Center B Note.

      "Lennox Town Center B Note" means, with respect to the Lennox Town Center
Mortgage Loan, the related B Note.

                                      S-207

      "Lennox Town Center Mortgage Loan" means Mortgage Loan No. 31.

      "LIBOR" or "one-month LIBOR" means, with respect to the Class A-MFL
Certificates and each Interest Accrual Period, the rate for deposits in U.S.
Dollars, for a period equal to one month, which appears on the Reuters Screen
LIBOR01 Page as of 11:00 a.m., London time, on the related LIBOR Determination
Date. If such rate does not appear on Reuters Screen LIBOR01 Page, the rate for that Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any four major reference banks in the London interbank market selected by the paying agent to provide such bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The paying agent will request the principal London office of any four major reference banks in the London interbank market selected by the paying agent to provide a quotation of such rates, as offered by each such bank. If at least two such quotations are provided, the rate for that Interest Accrual Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Accrual Period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the paying agent, at approximately 11:00 a.m., New York City time, on the LIBOR Determination Date with respect to such Interest Accrual Period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the first day of the related Interest Accrual Period with respect to such Interest Accrual
Period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The paying agent will determine LIBOR for each Interest Accrual Period, and the determination of LIBOR by the paying agent will be binding absent manifest error.

      "LIBOR Business Day" is any day on which commercial banks are open for international business (including dealings in U.S. Dollar deposits) in London,
England.

      "LIBOR Determination Date" for the Class A-MFL Certificates is (i) with respect to the initial Interest Accrual Period, the date that is two LIBOR
Business Days prior to the Closing Date, and (ii) with respect to each Interest
Accrual Period thereafter, the date that is two LIBOR Business Days prior to the beginning of the related Interest Accrual Period.

      "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

      "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

      "Loan Group" means Loan Group 1 or Loan Group 2, as applicable.

      "Loan Group 1" means that distinct loan group consisting of one hundred ninety-seven (197) mortgage loans, representing 89.4% of the Initial Pool
Balance, comprised of all of the mortgage loans other than twenty-three (23)
mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties.

      "Loan Group 2" means that distinct loan group consisting of twenty-eight
(28) mortgage loans, representing 10.6% of the Initial Pool Balance (and representing approximately 95.6% of the Initial Pool Balance of

                                      S-208

all the mortgage loans secured by multifamily and manufactured housing community properties), comprised of twenty-three (23) mortgage loans that are secured by multifamily properties and five (5) mortgage loans that are secured by manufactured housing community properties.

      "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

      "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

      "MAI" means Member of the Appraisal Institute.

      "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

      "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note (other than the PCFII B Notes).

      "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the Non-Serviced
Mortgage Loans), any Serviced Companion Mortgage Loan and any B Note in
connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.02% per annum.

      "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

      "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

      "Money Term" means, with respect to any mortgage loan, Serviced Companion
Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield Maintenance Charge
(but does not include late fee or default interest provisions).

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage File" means the following documents, among others:

      o     the original mortgage note (or lost note affidavit), endorsed
            (without recourse) in blank or to the order of the trustee;

      o     the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

      o     the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon
            (unless such document(s) have not been returned by the applicable recorder's office);

      o     an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

                                      S-209

      o     an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

      o     an original or copy of the related lender's title insurance policy
            (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

      o     when relevant, the related ground lease or a copy of it.

      "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

      "Mortgage Pool" means the two hundred twenty-five (225) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$2,722,865,021, which may vary on the Closing Date by up to 5%.

      "MSMCH" means Morgan Stanley Mortgage Capital Holdings LLC, successor-in-interest by merger to Morgan Stanley Mortgage Capital Inc.

      "MSMCH Loans" means the mortgage loans that were originated or purchased by MSMCH.

      "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans (excluding the 330 West 34th Street Mortgage
Loan) other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating
Interest Payment paid by the master servicer.

      "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC III Regular
Certificates or the Class A-MFL Regular Interest from time to time, the Net
Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360 Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess
Interest). However, with respect to each Non-30/360 Loan:

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in January of each year (other than a leap year)
      and February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o     the Net Mortgage Rate that would otherwise be in effect for purposes of the Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest
      Reserve Account for the preceding January, if applicable, and February.

      "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the
"NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income
(and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

                                      S-210

      "Non-Serviced Companion Mortgage Loan" means a loan not included in the
Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. There are no Non-Serviced Companion Mortgage Loans
related to the Trust.

      "Non-Serviced Mortgage Loan" means a mortgage loan included in the Trust but serviced under another agreement. There are no Non-Serviced Mortgage Loans related to the Trust.

      "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

      "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. There are no Non-Serviced Mortgage Loan
Groups related to the Trust.

      "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement. There are no Non-Serviced Mortgage Loan Master Servicers related to the Trust.

      "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan. There are no Non-Serviced Mortgage Loan Mortgages
related to the Trust.

      "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced. There are no Non-Serviced Mortgage Loan Pooling and Servicing
Agreements related to the Trust.

      "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement. There are no Non-Serviced Mortgaged Loan Special Servicers
related to the Trust.

      "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There
are no Non-Serviced Mortgage Loan Trustees related to the Trust.

      "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve
30-day months.

      "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time; provided that, for the avoidance of doubt the notional amount of the Class X Certificates will not include the outstanding principal balance of the Class AW34 Certificates.

      "OID" means original issue discount.

      "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be Centerline REIT Inc. (formerly known as ARCap
REIT, Inc.), an affiliate of the special servicer.

      "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

                                      S-211

      "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

      "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan. There are no Pari Passu Loan
Servicing Fees related to the Trust.

      "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement. There are no Pari
Passu Loan Servicing Fee Rates related to the Trust.

      "Participants" means DTC's participating organizations.

      "Parties in Interest" means persons who have specified relationships to
Plans ("parties in interest" under ERISA or "disqualified persons" under Section
4975 of the Code).

      "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) or the Class A-MFL Regular
Interest accrues interest.

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

      "PCFII A/B Mortgage Loans" means each of the Cameron Apartments A/B
Mortgage Loan and Lennox Town Center A/B Mortgage Loan.

      "PCFII B Notes" means each of the Cameron Apartments B Note and the Lennox
Town Center B Note.

      "PCFII Change of Control Event" means, with respect to each PCFII A/B
Mortgage Loan, as of any date of determination if (a) (i) the initial unpaid principal balance of the related PCFII B Note minus (ii) the sum of (x) any
Scheduled Payments or prepayments of principal allocated to, and received on, such PCFII B Note, (y) any Appraisal Reduction amount in effect as of such date of determination and allocable to such PCFII B Note and (z) any realized losses allocated to such PCFII B Note is less than (b) 25% of the difference between
(x) the initial unpaid principal balance of such PCFII B Note and (y) any
Scheduled Payments or prepayments of principal allocated to, and received on, such PCFII B Note.

      "PCFII Intercreditor Agreement" means each of the intercreditor agreements, between the initial holder of the applicable PCFII Mortgage Loan and the initial holder of the related PCFII B Note.

      "PCFII Mortgage Loans" means each of the Cameron Apartments Mortgage Loan and the Lennox Town Center Mortgage Loan.

      "Penetration" means, with respect to a hotel mortgaged property, the ratio between the hotel's operating results and the corresponding data for the market.
If the penetration factor is greater than 100%, then the hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

      "Percentage Interest" will equal, as evidenced by any certificate in the
Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate Certificate
Balance or Notional Amount, as the case may be, of such Class.

      "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified

                                      S-212

period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property.
Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

      "Permitted Cure Period" means, for the purposes of any Material Document
Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material
Document Defect or Material Breach, as the case may be. However, if such
Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such
Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure
Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a Specially Serviced
Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the Document Defect was
identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

      "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

      "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

      "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of July 1, 2007, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer,
Centerline Servicing Inc. (formerly known as ARCap Servicing, Inc.), as special servicer, LaSalle Bank National Association, as trustee and custodian and Wells
Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

      "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

      "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial Principal
Prepayment (or a Balloon Payment) during the related Collection Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing Fee, the Primary
Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan) and the Trustee Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o     the aggregate amount of interest that would have accrued at the Net
      Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal
      Balance of

                                      S-213

      such mortgage loan if the mortgage loan had paid on its Due Date and such
      Principal Prepayment or Balloon Payment had not been made, over

o     the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
      Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
      if the related mortgage loan is a Specially Serviced Mortgage Loan, and the Trustee Fee).

      "Prepayment Premium" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion Mortgage
Loan or B Note.

      "Primary Servicer" means Principal Global Investors, LLC.

      "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

      "Primary Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate (including the rate at which any subservicing fees accrue) for Wells Fargo Bank, National Association will range, on a loan-by-loan basis, from 0.01% per annum to 0.10% per annum.

      "Principal Balance Certificates" means, upon initial issuance, the Class
A-1, Class A-1A, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class
A-MFL, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates.

      "Principal Distribution Amount" equals, in general, for any Distribution
Date, the aggregate of the following:

o     the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any Serviced Companion Mortgage Loan, the 330 West 34th Street Mortgage
      Loan or B Note or any of their respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period;
      and

o     all payments (including Principal Prepayments and the principal portion of
      Balloon Payments (but not in respect of any Serviced Companion Mortgage
      Loan , the 330 West 34th Street Mortgage Loan or B Note or any of their respective successor REO mortgage loan)) and other collections (including
      Liquidation Proceeds (other than the portion, if any, constituting Excess
      Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds and REO
      Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or the 330 West 34th Street Mortgage Loan) during the related
      Collection Period and that were identified and applied by the master servicer as recoveries of principal.

      The following amounts shall generally reduce the Principal Distribution
Amount (and, in each case, will be allocated first to reduce the Principal
Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates, and then to reduce the Principal Distribution Amount attributable to the other Loan Group) to the extent applicable:

o     if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related
      Distribution Date, and the Principal Distribution Amount will be reduced
      (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during

                                      S-214

      that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal
      Distribution Amount (and will be allocated first to increase the Principal
      Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs);
      and

o     if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
      Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution
      Amount will be reduced (to not less than zero) by any of those Advances
      (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount (and will be allocated first to increase the Principal Distribution Amount attributable to such other Loan Group, and then to increase the Principal Distribution
      Amount attributable to the Loan Group to which the applicable mortgage loan relates) for the distribution date following the Collection Period in which the subsequent recovery occurs).

      So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single Principal Distribution Amount will effectively be calculated in the aggregate for both Loan Groups.

      "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

      "PTCE" means a DOL Prohibited Transaction Class Exemption.

      "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property
(including any unreimbursed Servicing Advances, advance interest related to such mortgage loan and any related B Note or Serviced Companion Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing
Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the Depositor or the trustee in respect of the
Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

      "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

      "Rated Final Distribution Date" as to each Class of certificates, means the Distribution Date in June 2042, which is the first Distribution Date that follows, by at least 60 months, the maturity date of the ARD Loan that, as of the Cut-off Date, has the latest final maturity date.

                                      S-215

      "Rating Agencies" means Fitch, S&P and DBRS.

      "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o     the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o     the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
      Losses.

      If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

      "Record Date" means, (i) with respect to each class of certificates, other than the Class A-MFL Certificates, for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such
Distribution Date occurs and (ii) with respect to the Class A-MFL Certificates, the business day immediately preceding the related Distribution Date.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

      "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

                                      S-216

      "REMIC III Regular Certificates " means the Senior Certificates and the
Subordinate Certificates (other than the Class A-MFL Certificates).

      "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing
Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable
Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan Mortgage), the
REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

      "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

      "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

      "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

      "Residual Certificates" means the Class R-I Certificates, the Class R-II
Certificates and the Class R-III Certificates.

      "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

      "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o     any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period; and

o     the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

      "Senior Certificates" means the Class A Senior Certificates and the Class
X Certificates.

      "Serviced Companion Mortgage Loan" means a loan not included in the Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the Trust.

      "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the
Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. There are no Serviced Pari Passu Mortgage
Loans related to the Trust.

                                      S-217

      "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

      "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

      "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o     with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion
      Mortgage Loan and any B Note or, if a mortgage loan, any Serviced
      Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or a Loan
      Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the
      Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net Mortgage Rate, in the case of the mortgage loans (other than any A Note or Serviced Pari Passu Mortgage
      Loan), or (ii) the weighted average of the mortgage rates on the related A
      Note and B Note, in the case of any A/B Mortgage Loan, and on the Serviced
      Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

            o     any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

            o     the ownership of any certificate or any interest in any
                  Serviced Companion Mortgage Loan, any Non-Serviced Companion
                  Mortgage Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

            o     the master servicer's obligation to make Advances;

            o     the right of the master servicer (or any of their affiliates)
                  or the special servicer, as the case may be, to receive
                  reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

            o     any obligation of the master servicer (or any of its
                  affiliates) to repurchase any mortgage loan from the Trust.

                                      S-218

      "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage Loan), a
Serviced Companion Mortgage Loan or a B Note to become a Specially Serviced
Mortgage Loan. If a Servicing Transfer Event occurs with respect to any A Note, it will be deemed to have occurred also with respect to the related B Note;
provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

      "Specially Serviced Mortgage Loan" means the following:

o     any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
      Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the Certificateholders or the holder of the related B Note or Serviced
      Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o     any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or
      Serviced Companion Mortgage Loan (as the case may be).

      "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

                                      S-219

      "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o     any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
      Agreement;

o     any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
      Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o     any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
      Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the
      Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o     a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o     the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o     the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o     the trustee shall have received notice from Fitch or DBRS, as applicable, that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch or DBRS, as applicable, to any Class of certificates;

o     the special servicer has been downgraded to a servicer rating level below
      CSS3, or its then equivalent, by Fitch;

o     the special servicer is no longer listed on S&P's Select Servicer List as a U.S. Commercial Mortgage Special Servicer and is not reinstated within
      60 days; or

                                      S-220

o     under certain circumstances, if the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the
      Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange Act of 1934, as amended, and the
      Trust's disclosure obligations under Regulation AB by the time provided for in the Pooling and Servicing Agreement.

      "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

      "Structuring Assumptions" means the following assumptions:

o     the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o     the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement, and the
      Pass-Through Rates of the Class A-MFL Certificates remain at their initial rates;

o     the Closing Date for the sale of the certificates is July 30, 2007;

o     distributions on the certificates are made on the 11th day of each month, commencing in August 2007;

o     there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o     Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o     the Trust does not experience any Expense Losses;

o     no Principal Prepayment on any mortgage loan is made during its Lock-out
      Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
      Charge or a defeasance requirement, and otherwise Principal Prepayments are made on the mortgage loans at the indicated levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o     no Prepayment Interest Shortfalls occur;

o     no mortgage loan exercises its partial release option;

o     no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
      Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o     no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o     each ARD Loan pays in full on its Anticipated Repayment Date; and

o     any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

      "Subordinate Certificates" means the Class A-M, Class A-MFL (or, as the context requires, the Class A-MFL Regular Interest), Class A-J, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

      "Swap Counterparty" means Bear Stearns Capital Markets Inc. or any successor thereto.

                                      S-221

      "330 West 34th Street Mortgage Loan" means the mortgage loan that supports the Class AW34 Certificates which, unless otherwise stated, is not reflected in the term "mortgage loan" and is not a "mortgage loan" included in either Loan
Group.

      "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
Release H.15-Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

      "Trust" means Morgan Stanley Capital I Trust 2007-TOP27.

      "Trustee Fee" means a monthly fee in an amount equal to, in any month, the product of the portion of a rate equal to 0.0009% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan, which fee is to be paid from the Distribution
Account to the trustee and the paying agent as compensation for the performance of their duties.

      "UCF" - See "Underwritable Cash Flow."

      "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwriters" means Morgan Stanley & Co. Incorporated and Bear, Stearns &
Co. Inc.

      "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

      "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests (including the Class A-MFL Regular Interest) or certificates
(other than the Residual Certificates or the Class A-MFL Certificates), the
portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

      "WAC" - See "Weighted Average Net Mortgage Rate."

      "Weighted Average Net Mortgage Rate" or "WAC" means, for any Distribution
Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date. For the avoidance of doubt, the 330 West 34th
Street Mortgage Loan is not a "mortgage loan" for purposes of this definition.

      "Wells Fargo" means Wells Fargo Bank, National Association.

      "Workout Fee" means that fee, payable with respect to any Rehabilitated
Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any
Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

                                      S-222

      "Yield Maintenance Charge" means, with respect to any Distribution Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain Characteristics of the Mortgage Loans" and "Appendix III - Certain Characteristics of the Mortgage
Loans in Loan Group 2."

                                      S-223

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                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE LOAN SELLERS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                                        MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                    62            1,100,923,632             40.4        5.614
Morgan Stanley Mortgage Capital Holdings LLC              71              733,526,095             26.9        5.682
Wells Fargo Bank, National Association                    52              562,984,354             20.7        5.756
Principal Commercial Funding II, LLC                      40              325,430,939             12.0        5.789
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                        TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                    113         1.86          1.77            57.3          55.1
Morgan Stanley Mortgage Capital Holdings LLC              106         1.69          1.66            57.8          52.9
Wells Fargo Bank, National Association                    116         1.61          1.54            67.3          63.8
Principal Commercial Funding II, LLC                      116         1.55          1.46            65.8          62.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                              3                2,460,044              0.1        6.127
1,000,001 - 2,000,000                                     16               26,353,764              1.0        5.794
2,000,001 - 3,000,000                                     43              111,914,108              4.1        5.804
3,000,001 - 4,000,000                                     25               91,181,672              3.3        5.737
4,000,001 - 5,000,000                                     21               94,910,121              3.5        5.742
5,000,001 - 6,000,000                                      7               40,035,443              1.5        5.749
6,000,001 - 7,000,000                                     15               96,974,885              3.6        5.742
7,000,001 - 8,000,000                                      7               55,099,790              2.0        5.679
8,000,001 - 9,000,000                                     11               93,354,243              3.4        5.719
9,000,001 - 10,000,000                                     5               49,260,289              1.8        5.761
10,000,001 - 15,000,000                                   23              293,098,805             10.8        5.833
15,000,001 - 20,000,000                                   13              221,772,838              8.1        5.664
20,000,001 - 30,000,000                                   17              430,714,365             15.8        5.641
30,000,001 <=                                             19            1,115,734,654             41.0        5.624
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                           TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                             118         1.26          1.26            64.5          55.0
1,000,001 - 2,000,000                                     114         1.61          1.55            56.0          47.3
2,000,001 - 3,000,000                                     114         1.65          1.56            61.5          55.1
3,000,001 - 4,000,000                                     115         2.29          2.22            55.5          50.8
4,000,001 - 5,000,000                                     115         1.69          1.63            56.3          50.3
5,000,001 - 6,000,000                                     110         1.70          1.56            59.5          54.1
6,000,001 - 7,000,000                                     112         1.55          1.52            60.6          54.5
7,000,001 - 8,000,000                                     118         1.54          1.44            58.4          49.0
8,000,001 - 9,000,000                                     101         1.74          1.71            62.8          58.3
9,000,001 - 10,000,000                                    118         1.62          1.51            69.9          64.5
10,000,001 - 15,000,000                                   109         1.96          1.89            59.6          56.3
15,000,001 - 20,000,000                                   115         1.70          1.60            61.6          57.5
20,000,001 - 30,000,000                                   107         1.65          1.60            64.3          62.7
30,000,001 <=                                             114         1.69          1.62            59.4          57.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: $659,403
Maximum: $220,000,000
Weighted Average: $12,101,622

                                      I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

STATES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                       NUMBER OF         CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                                              MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

New York                                                  23              548,905,014             20.2        5.684
Virginia                                                  20              358,282,665             13.2        5.593
California - Southern                                     31              216,263,152              7.9        5.692
California - Northern                                     15              140,446,166              5.2        5.728
Maryland                                                  13              176,161,016              6.5        5.743
Ohio                                                       7              166,187,165              6.1        5.676
New Jersey                                                11              117,963,596              4.3        5.527
Pennsylvania                                               8              104,831,060              3.9        5.648
Texas                                                     19              102,670,358              3.8        5.708
Florida                                                   13               76,037,628              2.8        5.825
Illinois                                                  10               74,260,748              2.7        5.737
Vermont                                                    1               63,400,000              2.3        5.482
Massachusetts                                              4               63,330,000              2.3        5.503
Connecticut                                                4               49,840,571              1.8        5.704
South Carolina                                             4               44,830,000              1.6        5.548
North Carolina                                             2               36,650,000              1.3        5.727
Kentucky                                                   2               33,500,000              1.2        5.814
Georgia                                                   13               32,601,215              1.2        5.741
Alaska                                                     2               32,500,000              1.2        5.559
Arizona                                                    8               32,274,486              1.2        5.744
Colorado                                                  13               29,414,318              1.1        5.618
Utah                                                       1               28,000,000              1.0        6.351
Indiana                                                    4               25,332,551              0.9        5.369
Michigan                                                   5               23,839,582              0.9        5.746
Nebraska                                                   2               22,833,857              0.8        5.745
Hawaii                                                     1               16,640,000              0.6        6.160
Wisconsin                                                  4               15,620,644              0.6        5.704
Minnesota                                                  3               13,809,069              0.5        5.871
Delaware                                                   2                9,999,495              0.4        6.342
Oregon                                                     3                9,031,573              0.3        5.750
Kansas                                                     1                8,500,000              0.3        6.650
Rhode Island                                               2                7,954,000              0.3        5.618
New Mexico                                                 3                6,725,438              0.2        5.678
Washington                                                 3                5,567,414              0.2        5.678
Iowa                                                       2                5,446,297              0.2        5.669
Oklahoma                                                   2                4,970,000              0.2        5.873
Virgin Islands                                             1                4,035,000              0.1        5.758
Nevada                                                     1                3,985,363              0.1        6.020
Mississippi                                                1                2,900,000              0.1        6.184
Tennessee                                                  1                2,741,579              0.1        5.630
Alabama                                                    1                2,395,351              0.1        5.740
New Hampshire                                              1                1,594,284              0.1        5.550
West Virginia                                              1                  594,365              0.0        5.850
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   268           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
STATE                                              TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

New York                                                  130         2.07          1.93            54.7          51.7
Virginia                                                  111         1.61          1.59            61.0          59.8
California - Southern                                     113         1.58          1.51            57.6          54.0
California - Northern                                     118         1.62          1.54            59.3          55.0
Maryland                                                  119         1.60          1.57            68.3          65.8
Ohio                                                       92         1.49          1.49            60.0          52.7
New Jersey                                                118         1.90          1.82            59.1          57.4
Pennsylvania                                               96         1.59          1.53            65.2          63.3
Texas                                                      97         1.48          1.45            69.3          63.2
Florida                                                   119         1.42          1.32            67.6          59.8
Illinois                                                   84         1.82          1.79            60.1          55.7
Vermont                                                    56         1.77          1.77            53.5          53.5
Massachusetts                                             117         1.84          1.84            53.7          53.7
Connecticut                                                72         1.55          1.55            55.5          52.5
South Carolina                                            116         1.58          1.56            68.9          68.5
North Carolina                                             70         1.80          1.79            70.1          69.8
Kentucky                                                  118         1.62          1.35            75.1          69.5
Georgia                                                   118         1.71          1.67            63.5          60.0
Alaska                                                    118         2.05          1.69            62.0          57.7
Arizona                                                   119         1.81          1.81            49.5          44.1
Colorado                                                  118         1.79          1.72            61.6          59.8
Utah                                                      120         1.39          1.20            70.4          64.2
Indiana                                                   113         1.93          1.93            53.8          52.8
Michigan                                                  118         1.71          1.71            69.9          67.4
Nebraska                                                  118         1.52          1.52            65.9          52.3
Hawaii                                                    120         1.72          1.33            61.3          51.9
Wisconsin                                                 118         1.73          1.61            65.9          60.9
Minnesota                                                 117         1.51          1.51            71.6          62.9
Delaware                                                  119         1.43          1.25            78.0          65.7
Oregon                                                    119         1.65          1.43            58.8          54.6
Kansas                                                    129         1.68          1.68            63.7          63.7
Rhode Island                                               99         1.95          1.95            59.2          59.2
New Mexico                                                118         1.75          1.75            64.6          64.6
Washington                                                118         1.75          1.75            64.5          64.5
Iowa                                                      119         1.88          1.88            54.2          49.3
Oklahoma                                                  117         1.45          1.22            71.9          64.9
Virgin Islands                                            117         1.85          1.85            64.6          64.6
Nevada                                                     56         1.52          1.52            41.5          39.1
Mississippi                                               179         1.51          1.29            67.4          57.6
Tennessee                                                 117         1.38          1.38            63.3          53.4
Alabama                                                   118         1.83          1.83            56.4          47.6
New Hampshire                                             119         1.62          1.62            42.5          18.9
West Virginia                                             118         1.08          1.08            52.1           7.2
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

                                      I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

PROPERTY TYPES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                        NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                      MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                                    35         773,375,368             28.4        5.559
   Free Standing                                               69         205,509,102              7.5        5.724
   Specialty                                                    1         100,574,654              3.7        5.625
   Unanchored                                                  28          92,258,108              3.4        5.651
   Shadow Anchored                                              7          18,652,558              0.7        5.828
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               140      $1,190,369,790             43.7%       5.604%
                                                   -----------------------------------------------------------------
Office
   Urban                                                        9         372,592,230             13.7        5.775
   Suburban                                                    20         237,538,874              8.7        5.902
   Medical                                                      6          34,161,719              1.3        5.920
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                35      $  644,292,824             23.7%       5.829%
                                                   -----------------------------------------------------------------
Multifamily
   Garden                                                      15         202,241,582              7.4        5.590
   Low Rise                                                     3          34,700,000              1.3        5.536
   Mid Rise                                                     4          21,300,000              0.8        5.523
   Cooperative                                                  2          17,267,959              0.6        6.433
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                24      $  275,509,540             10.1%       5.631%
                                                   -----------------------------------------------------------------
Hospitality
   Full Service                                                 5         134,727,840              4.9        5.588
   Limited Service                                             11          98,482,720              3.6        5.957
   Extended Stay                                                2          31,455,649              1.2        5.620
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                18      $  264,666,209              9.7%       5.729%
                                                   -----------------------------------------------------------------
Industrial
   Warehouse                                                   13          90,158,139              3.3        5.586
   Warehouse/Cold Storage                                       3          72,500,000              2.7        5.480
   Flex                                                         3          24,393,226              0.9        5.705
   Light                                                        4          16,899,560              0.6        5.771
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                23      $  203,950,925              7.5%       5.578%
                                                   -----------------------------------------------------------------
Other
   Leased Fee                                                   5          25,007,834              0.9        5.651
   Theater                                                      2          22,833,857              0.8        5.745
   Medical/Rehab Center                                         1           8,300,000              0.3        5.990
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 8      $   56,141,692              2.1%       5.739%
                                                   -----------------------------------------------------------------
Self Storage
   Self Storage                                                 9          31,607,082              1.2        5.887
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 9      $   31,607,082              1.2%       5.887%
                                                   -----------------------------------------------------------------
Mixed Use
   Office/Retail                                                4          23,653,159              0.9        6.074
   Office/Retail/Multifamily                                    1           4,495,311              0.2        5.760
   Retail/Multifamily                                           1           2,500,000              0.1        5.840
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 6      $   30,648,470              1.1%       6.009%
                                                   -----------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community                               5          25,678,489              0.9        5.794
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 5      $   25,678,489              0.9%       5.794%
--------------------------------------------------------------------------------------------------------------------
Total                                                         268      $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                      TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                                99         1.67          1.64            62.2          60.9
   Free Standing                                          108         1.67          1.66            62.2          57.7
   Specialty                                               78         1.28          1.28            61.0          49.6
   Unanchored                                             117         1.55          1.46            61.4          53.9
   Shadow Anchored                                        117         1.78          1.73            55.8          48.0
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           101         1.63X         1.60X           61.9%         58.7%
                                                   --------------------------------------------------------------------
Office
   Urban                                                  150         1.70          1.50            58.0          53.6
   Suburban                                               108         1.50          1.41            63.4          60.1
   Medical                                                119         1.68          1.41            62.8          53.4
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           133         1.63X         1.46X           60.2%         56.0%
                                                   --------------------------------------------------------------------
Multifamily
   Garden                                                 111         1.64          1.58            62.0          60.9
   Low Rise                                               118         1.71          1.55            58.6          56.8
   Mid Rise                                               119         1.49          1.45            55.1          54.6
   Cooperative                                            117         8.73          8.73            10.1           9.0
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           113         2.08X         2.02X           57.8%         56.6%
                                                   --------------------------------------------------------------------
Hospitality
   Full Service                                            94         2.23          2.23            51.5          50.4
   Limited Service                                        112         1.62          1.48            69.0          59.8
   Extended Stay                                          119         2.13          2.13            56.8          55.1
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           104         1.99X         1.94X           58.6%         54.5%
                                                   --------------------------------------------------------------------
Industrial
   Warehouse                                              116         1.73          1.70            62.5          60.5
   Warehouse/Cold Storage                                 117         1.88          1.88            54.0          54.0
   Flex                                                   119         1.41          1.39            71.1          67.7
   Light                                                  117         1.88          1.72            55.9          50.7
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           117         1.76X         1.73X           60.0%         58.3%
                                                   --------------------------------------------------------------------
Other
   Leased Fee                                             118         2.09          2.09            37.8          37.1
   Theater                                                118         1.52          1.52            65.9          52.3
   Medical/Rehab Center                                   117         1.70          1.34            70.9          64.3
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           118         1.80X         1.75X           54.1%         47.3%
                                                   --------------------------------------------------------------------
Self Storage
   Self Storage                                           125         1.55          1.47            59.6          51.5
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           125         1.55X         1.47X           59.6%         51.5%
                                                   --------------------------------------------------------------------
Mixed Use
   Office/Retail                                          120         1.73          1.51            69.3          62.4
   Office/Retail/Multifamily                              119         2.02          2.02            39.8          33.6
   Retail/Multifamily                                     118         1.90          1.59            61.3          54.2
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           119         1.79X         1.59X           64.3%         57.5%
                                                   --------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community                         108         1.66          1.62            66.2          64.0
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           108         1.66X         1.62X           66.2%         64.0%
-----------------------------------------------------------------------------------------------------------------------
Total                                                     112         1.73x         1.65x           60.5%         57.1%
=======================================================================================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

MORTGAGE RATES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                             45              943,496,525             34.7        5.414
5.501 - 6.000                                            150            1,358,014,524             49.9        5.710
6.001 - 6.500                                             25              379,742,803             13.9        6.112
6.501 - 7.000                                              4               30,023,608              1.1        6.698
7.501 <=                                                   1               11,587,561              0.4        7.630
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
MORTGAGE RATE (%)                                  TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                             101         1.93          1.92            53.0          52.6
5.501 - 6.000                                             110         1.59          1.53            64.4          59.9
6.001 - 6.500                                             150         1.52          1.27            67.6          60.7
6.501 - 7.000                                             121         4.07          4.07            43.1          39.3
7.501 <=                                                   44         1.42          1.42            32.0          28.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 5.050%
Maximum: 7.630%
Weighted Average: 5.683%

ORIGINAL TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                    19              339,380,832             12.5        5.520
61 - 120                                                 203            2,152,084,189             79.0        5.667
121 - 180                                                  3              231,400,000              8.5        6.068
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)            TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     57         1.79          1.79            57.4          57.3
61 - 120                                                  114         1.73          1.68            60.2          56.6
121 - 180                                                 174         1.54          1.22            67.9          61.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                    20              350,968,393             12.9        5.590
61 - 120                                                 202            2,140,496,628             78.6        5.656
121 - 180                                                  3              231,400,000              8.5        6.068
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)           TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     56         1.78          1.78            56.5          56.4
61 - 120                                                  114         1.74          1.68            60.4          56.7
121 - 180                                                 174         1.54          1.22            67.9          61.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 44 mos.
Maximum: 179 mos.
Weighted Average: 112 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

ORIGINAL AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             92            1,552,115,500             57.0        5.534
121 - 180                                                  3               13,729,615              0.5        5.800
181 - 240                                                  3               14,734,479              0.5        6.035
241 - 300                                                 17              440,679,127             16.2        5.974
301 - 360                                                108              652,668,801             24.0        5.823
401 - 420                                                  2               48,937,500              1.8        5.768
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                  TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             103         1.81          1.81            58.5          58.5
121 - 180                                                 118         1.34          1.34            45.2          11.0
181 - 240                                                 118         1.37          1.37            59.3          39.4
241 - 300                                                 134         1.48          1.29            63.5          54.9
301 - 360                                                 118         1.73          1.58            62.7          55.8
401 - 420                                                 120         1.35          1.16            75.6          70.7
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 132 mos.
Maximum: 420 mos.
Weighted Average: 335 mos.

REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             92            1,552,115,500             57.0        5.534
121 - 180                                                  3               13,729,615              0.5        5.800
181 - 240                                                  4               26,322,040              1.0        6.737
241 - 300                                                 16              429,091,566             15.8        5.929
301 - 360                                                108              652,668,801             24.0        5.823
361 - 420                                                  2               48,937,500              1.8        5.768
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                 TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             103         1.81          1.81            58.5          58.5
121 - 180                                                 118         1.34          1.34            45.2          11.0
181 - 240                                                  85         1.39          1.39            47.3          34.7
241 - 300                                                 136         1.48          1.29            64.3          55.6
301 - 360                                                 118         1.73          1.58            62.7          55.8
361 - 420                                                 120         1.35          1.16            75.6          70.7
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 130 mos.
Maximum: 420 mos.
Weighted Average: 329 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED
                                           NUMBER OF       AGGREGATE      AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE
                                            MORTGAGE    CUT-OFF DATE   CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   DSCR AFTER
DEBT SERVICE COVERAGE RATIO (X)              LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       IO (X)
------------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                        11          62,964,529           2.3      5.895           95       1.14         1.14
1.21 - 1.30                                    16         178,362,305           6.6      5.740           87       1.27         1.27
1.31 - 1.40                                    21         196,185,231           7.2      5.892          117       1.36         1.27
1.41 - 1.50                                    40         465,592,802          17.1      5.694          115       1.45         1.37
1.51 - 1.60                                    30         600,234,439          22.0      5.848          140       1.55         1.41
1.61 - 1.70                                    16         123,599,192           4.5      5.724          119       1.67         1.64
1.71 - 1.80                                    24         257,482,437           9.5      5.611          101       1.75         1.68
1.81 - 1.90                                    20         281,199,851          10.3      5.551           86       1.85         1.82
1.91 - 2.00                                    10         129,576,297           4.8      5.435           67       1.95         1.92
2.01 <=                                        37         427,667,937          15.7      5.481          116       2.56         2.51
------------------------------------------------------------------------------------------------------------------------------------
Total:                                        225      $2,722,865,021        100.0%     5.683%          112      1.73x        1.65x
====================================================================================================================================

DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------
                                                WEIGHTED            WEIGHTED
                                                 AVERAGE             AVERAGE
                                            CUT-OFF DATE             BALLOON
DEBT SERVICE COVERAGE RATIO (X)                  LTV (%)             LTV (%)
-----------------------------------------------------------------------------

<= 1.20                                             62.3                49.8
1.21 - 1.30                                         66.2                56.9
1.31 - 1.40                                         67.9                61.8
1.41 - 1.50                                         64.6                61.7
1.51 - 1.60                                         67.6                63.5
1.61 - 1.70                                         62.7                60.5
1.71 - 1.80                                         60.0                57.9
1.81 - 1.90                                         58.2                57.4
1.91 - 2.00                                         54.2                53.5
2.01 <=                                             43.2                41.7
-----------------------------------------------------------------------------
Total:                                             60.5%               57.1%
=============================================================================

Minimum: 1.08x
Maximum: 13.33x
Weighted Average: 1.73x

DEBT SERVICE COVERAGE RATIOS POST IO
------------------------------------------------------------------------------------------------------------------------------------
                                                                         PERCENT BY   WEIGHTED     WEIGHTED                WEIGHTED
                                           NUMBER OF        AGGREGATE     AGGREGATE    AVERAGE      AVERAGE   WEIGHTED      AVERAGE
                                            MORTGAGE     CUT-OFF DATE  CUT-OFF DATE   MORTGAGE    REMAINING    AVERAGE   DSCR AFTER
DEBT SERVICE COVERAGE RATIOS POST IO (X)     LOANS        BALANCE ($)   BALANCE (%)   RATE (%)  TERM (MOS.)   DSCR (X)       IO (X)
------------------------------------------------------------------------------------------------------------------------------------

<= 1.20                                        26         431,647,029          15.9      5.952          144       1.42         1.18
1.21 - 1.30                                    28         289,277,505          10.6      5.792          100       1.34         1.25
1.31 - 1.40                                    23         165,222,731           6.1      5.971          117       1.47         1.35
1.41 - 1.50                                    28         343,632,602          12.6      5.643          114       1.48         1.45
1.51 - 1.60                                    29         366,749,439          13.5      5.675          118       1.59         1.56
1.61 - 1.70                                    16         139,699,192           5.1      5.695          119       1.74         1.67
1.71 - 1.80                                    21         237,342,437           8.7      5.547           99       1.79         1.75
1.81 - 1.90                                    15         257,999,851           9.5      5.550           83       1.85         1.85
1.91 - 2.00                                     8         117,476,297           4.3      5.411           62       1.95         1.95
2.01 <=                                        31         373,817,937          13.7      5.463          116       2.63         2.62
------------------------------------------------------------------------------------------------------------------------------------
Total:                                        225      $2,722,865,021        100.0%     5.683%          112      1.73x        1.65x
====================================================================================================================================

DEBT SERVICE COVERAGE RATIOS POST IO
-------------------------------------------------------------------------------
                                                  WEIGHTED            WEIGHTED
                                                   AVERAGE             AVERAGE
                                              CUT-OFF DATE             BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)           LTV (%)             LTV (%)
-------------------------------------------------------------------------------

<= 1.20                                               68.2                61.3
1.21 - 1.30                                           68.8                60.7
1.31 - 1.40                                           66.7                59.9
1.41 - 1.50                                           61.7                59.9
1.51 - 1.60                                           65.6                62.8
1.61 - 1.70                                           62.3                59.8
1.71 - 1.80                                           57.6                56.4
1.81 - 1.90                                           58.0                57.8
1.91 - 2.00                                           54.4                54.2
2.01 <=                                               41.2                40.1
-------------------------------------------------------------------------------
Total:                                               60.5%               57.1%
===============================================================================

Minimum: 1.08x
Maximum: 13.33x
Weighted Average: 1.65x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                   TOTAL POOL

LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

<=20.0                                                     3               21,249,618              0.8        6.247
20.1 - 30.0                                                2               46,997,815              1.7        5.262
30.1 - 40.0                                               10               86,078,766              3.2        5.843
40.1 - 50.0                                               30              242,998,197              8.9        5.474
50.1 - 60.0                                               51              710,256,364             26.1        5.528
60.1 - 70.0                                               81            1,144,134,618             42.0        5.751
70.1 - 80.0                                               48              471,149,643             17.3        5.846
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                            TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

<=20.0                                                    117         7.74          7.74            11.9          10.2
20.1 - 30.0                                               118         2.17          2.17            29.8          29.6
30.1 - 40.0                                               108         2.19          2.17            35.5          30.8
40.1 - 50.0                                               116         2.15          2.12            45.4          43.5
50.1 - 60.0                                                91         1.78          1.77            55.2          53.5
60.1 - 70.0                                               123         1.54          1.44            65.3          61.1
70.1 - 80.0                                               115         1.46          1.33            74.6          69.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 6.7%
Maximum: 80.0%
Weighted Average: 60.5%

BALLOON LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                 3               25,182,402              0.9        6.250
10.1 - 20.0                                                3                9,796,831              0.4        5.613
20.1 - 30.0                                                4               62,577,780              2.3        5.737
30.1 - 40.0                                               18              102,278,850              3.8        5.661
40.1 - 50.0                                               40              420,187,899             15.4        5.585
50.1 - 60.0                                               69              818,809,511             30.1        5.559
60.1 - 70.0                                               72            1,033,491,748             38.0        5.781
70.1 - 80.0                                               16              250,540,000              9.2        5.789
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   225           $2,722,865,021            100.0%       5.683%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                    TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                118         6.32          6.32            23.3           8.4
10.1 - 20.0                                               118         2.40          2.40            29.3          15.7
20.1 - 30.0                                               104         2.07          2.07            30.3          29.2
30.1 - 40.0                                               115         2.10          2.06            39.6          33.9
40.1 - 50.0                                               106         1.80          1.78            52.0          46.3
50.1 - 60.0                                                95         1.78          1.73            57.6          55.3
60.1 - 70.0                                               128         1.54          1.42            67.7          64.6
70.1 - 80.0                                               112         1.49          1.40            75.7          73.5
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.73X         1.65X           60.5%         57.1%
=======================================================================================================================

Minimum: 6.7%
Maximum: 77.4%
Weighted Average: 57.1%

                                      I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-07            JUL-08            JUL-09            JUL-10             JUL-11
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             97.65%            90.02%            71.74%            56.42%             56.66%
Greater of YM and 1.00%                 2.35%             9.98%            28.26%            43.20%             42.96%
Open                                    0.00%             0.00%             0.00%             0.38%              0.39%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,722,865,021    $2,714,090,680    $2,704,547,895    $2,693,782,751     $2,670,327,625
% Initial Pool Balance                100.00%            99.68%            99.33%            98.93%             98.07%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-12            JUL-13            JUL-14            JUL-15             JUL-16
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             60.86%            60.65%            62.95%            62.45%             61.64%
Greater of YM and 1.00%                38.03%            38.21%            35.28%            35.38%             35.49%
Open                                    1.11%             1.14%             1.77%             2.16%              2.87%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,317,589,185    $2,250,918,002    $2,098,093,979    $2,083,358,027     $2,067,843,917
% Initial Pool Balance                 85.12%            82.67%            77.05%            76.51%             75.94%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-17            JUL-18            JUL-19            JUL-20             JUL-21
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             96.30%           100.00%           100.00%           100.00%            100.00%
Greater of YM and 1.00%                 3.70%             0.00%             0.00%             0.00%              0.00%
Open                                    0.00%             0.00%             0.00%             0.00%              0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $230,019,327      $217,700,280      $213,640,452      $209,360,869       $204,775,264
% Initial Pool Balance                  8.45%             8.00%             7.85%             7.69%              7.52%
-----------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                       I-8

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE LOAN SELLERS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                                        MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                    60            1,079,223,632             44.3        5.619
Morgan Stanley Mortgage Capital Holdings LLC              58              600,840,732             24.7        5.724
Wells Fargo Bank, National Association                    43              477,299,647             19.6        5.771
Principal Commercial Funding II, LLC                      36              277,580,939             11.4        5.782
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
LOAN SELLER                                        TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.                    112         1.86          1.77            57.4          55.2
Morgan Stanley Mortgage Capital Holdings LLC              104         1.63          1.60            58.4          52.6
Wells Fargo Bank, National Association                    119         1.59          1.53            67.1          63.4
Principal Commercial Funding II, LLC                      115         1.57          1.47            65.7          61.4
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                              3                2,460,044              0.1        6.127
1,000,001 - 2,000,000                                     15               25,003,764              1.0        5.786
2,000,001 - 3,000,000                                     38               97,929,401              4.0        5.805
3,000,001 - 4,000,000                                     21               76,096,309              3.1        5.746
4,000,001 - 5,000,000                                     20               90,660,121              3.7        5.754
5,000,001 - 6,000,000                                      6               34,435,443              1.4        5.738
6,000,001 - 7,000,000                                     13               83,924,885              3.4        5.762
7,000,001 - 8,000,000                                      4               31,899,790              1.3        5.835
8,000,001 - 9,000,000                                     10               84,354,243              3.5        5.718
9,000,001 - 10,000,000                                     4               39,260,289              1.6        5.769
10,000,001 - 15,000,000                                   21              268,398,805             11.0        5.864
15,000,001 - 20,000,000                                    9              153,572,838              6.3        5.757
20,000,001 - 30,000,000                                   16              404,714,365             16.6        5.637
30,000,001 <=                                             17            1,042,234,654             42.8        5.623
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)                           TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                             118         1.26          1.26            64.5          55.0
1,000,001 - 2,000,000                                     114         1.62          1.55            55.5          46.4
2,000,001 - 3,000,000                                     114         1.64          1.55            61.6          55.3
3,000,001 - 4,000,000                                     118         1.82          1.75            56.9          52.2
4,000,001 - 5,000,000                                     115         1.69          1.63            56.3          50.1
5,000,001 - 6,000,000                                     109         1.73          1.61            59.2          53.9
6,000,001 - 7,000,000                                     111         1.55          1.51            60.6          53.7
7,000,001 - 8,000,000                                     118         1.43          1.35            62.1          46.7
8,000,001 - 9,000,000                                      99         1.74          1.70            64.0          59.0
9,000,001 - 10,000,000                                    118         1.59          1.45            69.3          62.4
10,000,001 - 15,000,000                                   108         2.01          1.93            59.7          56.0
15,000,001 - 20,000,000                                   113         1.54          1.46            64.4          59.4
20,000,001 - 30,000,000                                   110         1.67          1.62            63.5          61.7
30,000,001 <=                                             114         1.71          1.64            59.0          56.4
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: $659,403
Maximum: $220,000,000
Weighted Average: $12,360,127

                                      I-9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

STATES

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                        NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                                              MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

New York                                                       21         541,905,014             22.3        5.686
California - Southern                                          24         163,913,152              6.7        5.749
California - Northern                                          14         137,446,166              5.6        5.726
Virginia                                                       18         301,282,665             12.4        5.625
Maryland                                                       13         176,161,016              7.2        5.743
Ohio                                                            7         166,187,165              6.8        5.676
New Jersey                                                     10         109,963,596              4.5        5.536
Texas                                                          18          76,670,358              3.1        5.707
Florida                                                        13          76,037,628              3.1        5.825
Pennsylvania                                                    7          71,331,060              2.9        5.543
Illinois                                                        9          70,260,748              2.9        5.741
Vermont                                                         1          63,400,000              2.6        5.482
Massachusetts                                                   4          63,330,000              2.6        5.503
Connecticut                                                     4          49,840,571              2.0        5.704
South Carolina                                                  3          41,730,000              1.7        5.536
North Carolina                                                  2          36,650,000              1.5        5.727
Kentucky                                                        2          33,500,000              1.4        5.814
Georgia                                                        12          30,208,089              1.2        5.724
Colorado                                                       13          29,414,318              1.2        5.618
Utah                                                            1          28,000,000              1.1        6.351
Arizona                                                         7          23,274,486              1.0        5.750
Nebraska                                                        2          22,833,857              0.9        5.745
Hawaii                                                          1          16,640,000              0.7        6.160
Wisconsin                                                       4          15,620,644              0.6        5.704
Minnesota                                                       3          13,809,069              0.6        5.871
Delaware                                                        2           9,999,495              0.4        6.342
Kansas                                                          1           8,500,000              0.3        6.650
Rhode Island                                                    2           7,954,000              0.3        5.618
New Mexico                                                      3           6,725,438              0.3        5.678
Indiana                                                         3           6,632,551              0.3        5.484
Washington                                                      3           5,567,414              0.2        5.678
Iowa                                                            2           5,446,297              0.2        5.669
Oklahoma                                                        2           4,970,000              0.2        5.873
Virgin Islands                                                  1           4,035,000              0.2        5.758
Oregon                                                          2           3,431,573              0.1        5.636
Mississippi                                                     1           2,900,000              0.1        6.184
Tennessee                                                       1           2,741,579              0.1        5.630
Alabama                                                         1           2,395,351              0.1        5.740
Michigan                                                        1           2,048,000              0.1        5.649
New Hampshire                                                   1           1,594,284              0.1        5.550
West Virginia                                                   1             594,365              0.0        5.850
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                        240      $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
STATE                                              TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

New York                                                  130         1.99          1.85            55.1          52.1
California - Southern                                     111         1.62          1.52            57.6          52.8
California - Northern                                     118         1.61          1.53            59.6          55.3
Virginia                                                  109         1.60          1.58            61.7          60.2
Maryland                                                  119         1.60          1.57            68.3          65.8
Ohio                                                       92         1.49          1.49            60.0          52.7
New Jersey                                                118         1.88          1.82            60.1          58.5
Texas                                                     110         1.56          1.51            66.5          58.4
Florida                                                   119         1.42          1.32            67.6          59.8
Pennsylvania                                               85         1.70          1.61            63.6          60.9
Illinois                                                   81         1.84          1.82            59.0          54.8
Vermont                                                    56         1.77          1.77            53.5          53.5
Massachusetts                                             117         1.84          1.84            53.7          53.7
Connecticut                                                72         1.55          1.55            55.5          52.5
South Carolina                                            116         1.57          1.57            68.9          68.9
North Carolina                                             70         1.80          1.79            70.1          69.8
Kentucky                                                  118         1.62          1.35            75.1          69.5
Georgia                                                   118         1.75          1.71            62.6          59.7
Colorado                                                  118         1.79          1.72            61.6          59.8
Utah                                                      120         1.39          1.20            70.4          64.2
Arizona                                                   119         1.83          1.83            48.4          40.9
Nebraska                                                  118         1.52          1.52            65.9          52.3
Hawaii                                                    120         1.72          1.33            61.3          51.9
Wisconsin                                                 118         1.73          1.61            65.9          60.9
Minnesota                                                 117         1.51          1.51            71.6          62.9
Delaware                                                  119         1.43          1.25            78.0          65.7
Kansas                                                    129         1.68          1.68            63.7          63.7
Rhode Island                                               99         1.95          1.95            59.2          59.2
New Mexico                                                118         1.75          1.75            64.6          64.6
Indiana                                                    96         1.70          1.70            61.3          57.5
Washington                                                118         1.75          1.75            64.5          64.5
Iowa                                                      119         1.88          1.88            54.2          49.3
Oklahoma                                                  117         1.45          1.22            71.9          64.9
Virgin Islands                                            117         1.85          1.85            64.6          64.6
Oregon                                                    118         1.95          1.76            55.0          53.5
Mississippi                                               179         1.51          1.29            67.4          57.6
Tennessee                                                 117         1.38          1.38            63.3          53.4
Alabama                                                   118         1.83          1.83            56.4          47.6
Michigan                                                  118         1.68          1.68            64.3          64.3
New Hampshire                                             119         1.62          1.62            42.5          18.9
West Virginia                                             118         1.08          1.08            52.1           7.2
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

                                      I-10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

PROPERTY TYPES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                        NUMBER OF        CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                      MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                                    35         773,375,368             31.8        5.559
   Free Standing                                               69         205,509,102              8.4        5.724
   Specialty                                                    1         100,574,654              4.1        5.625
   Unanchored                                                  28          92,258,108              3.8        5.651
   Shadow Anchored                                              7          18,652,558              0.8        5.828
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                               140      $1,190,369,790             48.9%       5.604%
                                                   -----------------------------------------------------------------
Office
   Urban                                                        9         372,592,230             15.3        5.775
   Suburban                                                    20         237,538,874              9.8        5.902
   Medical                                                      6          34,161,719              1.4        5.920
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                35      $  644,292,824             26.5%       5.829%
                                                   -----------------------------------------------------------------
Hospitality
   Full Service                                                 5         134,727,840              5.5        5.588
   Limited Service                                             11          98,482,720              4.0        5.957
   Extended Stay                                                2          31,455,649              1.3        5.620
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                18      $  264,666,209             10.9%       5.729%
                                                   -----------------------------------------------------------------
Industrial/Warehouse
   Warehouse                                                   13          90,158,139              3.7        5.586
   Warehouse/Cold Storage                                       3          72,500,000              3.0        5.480
   Flex                                                         3          24,393,226              1.0        5.705
   Light                                                        4          16,899,560              0.7        5.771
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                23      $  203,950,925              8.4%       5.578%
                                                   -----------------------------------------------------------------
Other
   Leased Fee                                                   5          25,007,834              1.0        5.651
   Theater                                                      2          22,833,857              0.9        5.745
   Medical/Rehab Center                                         1           8,300,000              0.3        5.990
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 8      $   56,141,692              2.3%       5.739%
                                                   -----------------------------------------------------------------
Self Storage
   Self Storage                                                 9          31,607,082              1.3        5.887
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 9      $   31,607,082              1.3%       5.887%
                                                   -----------------------------------------------------------------
Mixed Use
   Office/Retail                                                4          23,653,159              1.0        6.074
   Office/Retail/Multifamily                                    1           4,495,311              0.2        5.760
   Retail/Multifamily                                           1           2,500,000              0.1        5.840
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 6      $   30,648,470              1.3%       6.009%
                                                   -----------------------------------------------------------------
Multifamily
   Cooperative                                                  1          13,267,959              0.5        6.750
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                                 1      $ 13,267,959              0.5%       6.750%
--------------------------------------------------------------------------------------------------------------------
TOTAL                                                         240      $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
PROPERTY TYPE                                      TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Retail
   Anchored                                                99         1.67          1.64            62.2          60.9
   Free Standing                                          108         1.67          1.66            62.2          57.7
   Specialty                                               78         1.28          1.28            61.0          49.6
   Unanchored                                             117         1.55          1.46            61.4          53.9
   Shadow Anchored                                        117         1.78          1.73            55.8          48.0
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           101         1.63X         1.60X           61.9%         58.7%
                                                   --------------------------------------------------------------------
Office
   Urban                                                  150         1.70          1.50            58.0          53.6
   Suburban                                               108         1.50          1.41            63.4          60.1
   Medical                                                119         1.68          1.41            62.8          53.4
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           133         1.63X         1.46X           60.2%         56.0%
                                                   --------------------------------------------------------------------
Hospitality
   Full Service                                            94         2.23          2.23            51.5          50.4
   Limited Service                                        112         1.62          1.48            69.0          59.8
   Extended Stay                                          119         2.13          2.13            56.8          55.1
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           104         1.99X         1.94X           58.6%         54.5%
                                                   --------------------------------------------------------------------
Industrial/Warehouse
   Warehouse                                              116         1.73          1.70            62.5          60.5
   Warehouse/Cold Storage                                 117         1.88          1.88            54.0          54.0
   Flex                                                   119         1.41          1.39            71.1          67.7
   Light                                                  117         1.88          1.72            55.9          50.7
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           117         1.76X         1.73X           60.0%         58.3%
                                                   --------------------------------------------------------------------
Other
   Leased Fee                                             118         2.09          2.09            37.8          37.1
   Theater                                                118         1.52          1.52            65.9          52.3
   Medical/Rehab Center                                   117         1.70          1.34            70.9          64.3
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           118         1.80X         1.75X           54.1%         47.3%
                                                   --------------------------------------------------------------------
Self Storage
   Self Storage                                           125         1.55          1.47            59.6          51.5
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           125         1.55X         1.47X           59.6%         51.5%
                                                   --------------------------------------------------------------------
Mixed Use
   Office/Retail                                          120         1.73          1.51            69.3          62.4
   Office/Retail/Multifamily                              119         2.02          2.02            39.8          33.6
   Retail/Multifamily                                     118         1.90          1.59            61.3          54.2
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           119         1.79X         1.59X           64.3%         57.5%
                                                   --------------------------------------------------------------------
Multifamily
   Cooperative                                            117         7.34          7.34            11.1           9.7
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           117         7.34X         7.34X           11.1%          9.7%
-----------------------------------------------------------------------------------------------------------------------
TOTAL                                                     112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

                                      I-11

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

MORTGAGE RATES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                             34              804,796,525             33.1        5.410
5.501 - 6.000                                            134            1,212,779,816             49.8        5.707
6.001 - 6.500                                             24              375,757,440             15.4        6.113
6.501 - 7.000                                              4               30,023,608              1.2        6.698
7.501 <=                                                   1               11,587,561              0.5        7.630
---------------------------------------------------------------------------------------------------------------------
Total:                                                   197           $2,434,944,951            100.0%       5.693%
=====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     Weighted                   Weighted        Weighted      Weighted
                                                      Average     Weighted       Average         Average       Average
                                                    Remaining      Average          DSCR    Cut-off Date       Balloon
Mortgage Rate (%)                                  Term (Mos.)     DSCR (x)  After IO (x)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                              97         1.92          1.91            52.8          52.4
5.501 - 6.000                                             110         1.59          1.53            64.1          59.3
6.001 - 6.500                                             151         1.52          1.26            67.8          60.9
6.501 - 7.000                                             121         4.07          4.07            43.1          39.3
7.501 <=                                                   44         1.42          1.42            32.0          28.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 5.050%
Maximum: 7.630%
Weighted Average: 5.693%

ORIGINAL TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                    17              309,395,469             12.7        5.498
61 - 120                                                 177            1,894,149,481             77.8        5.679
121 - 180                                                  3              231,400,000              9.5        6.068
--------------------------------------------------------------------------------------------------------------------
Total:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)            TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     56         1.84          1.84            55.9          55.8
61 - 120                                                  113         1.72          1.66            60.3          56.4
121 - 180                                                 174         1.54          1.22            67.9          61.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 60 mos.
Maximum: 180 mos.
Weighted Average: 116 mos.

REMAINING TERMS TO STATED MATURITY
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                    18              320,983,030             13.2        5.575
61 - 120                                                 176            1,882,561,921             77.3        5.667
121 - 180                                                  3              231,400,000              9.5        6.068
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)           TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     56         1.83          1.83            55.0          54.9
61 - 120                                                  114         1.72          1.67            60.5          56.6
121 - 180                                                 174         1.54          1.22            67.9          61.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 44 mos.
Maximum: 179 mos.
Weighted Average: 112 mos.

                                      I-12

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

ORIGINAL AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             75            1,332,365,500             54.7        5.527
121 - 180                                                  3               13,729,615              0.6        5.800
181 - 240                                                  3               14,734,479              0.6        6.035
241 - 300                                                 17              440,679,127             18.1        5.974
301 - 360                                                 97              584,498,730             24.0        5.844
361 - 420                                                  2               48,937,500              2.0        5.768
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                  TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             102         1.81          1.81            58.1          58.1
121 - 180                                                 118         1.34          1.34            45.2          11.0
181 - 240                                                 118         1.37          1.37            59.3          39.4
241 - 300                                                 134         1.48          1.29            63.5          54.9
301 - 360                                                 118         1.72          1.58            62.9          55.9
361 - 420                                                 120         1.35          1.16            75.6          70.7
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 132 mos.
Maximum: 420 mos.
Weighted Average: 333 mos.

REMAINING AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             75            1,332,365,500             54.7        5.527
121 - 180                                                  3               13,729,615              0.6        5.800
181 - 240                                                  4               26,322,040              1.1        6.737
241 - 300                                                 16              429,091,566             17.6        5.929
301 - 360                                                 97              584,498,730             24.0        5.844
361 - 420                                                  2               48,937,500              2.0        5.768
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
REMAINING AMORTIZATION TERM (MOS.)                 TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
Interest Only                                             102         1.81          1.81            58.1          58.1
121 - 180                                                 118         1.34          1.34            45.2          11.0
181 - 240                                                  85         1.39          1.39            47.3          34.7
241 - 300                                                 136         1.48          1.29            64.3          55.6
301 - 360                                                 118         1.72          1.58            62.9          55.9
361 - 420                                                 120         1.35          1.16            75.6          70.7
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 130 mos.
Maximum: 420 mos.
Weighted Average: 327 mos.

                                      I-13

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                    MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

<= 1.20                                                   11               62,964,529              2.6        5.895
1.21 - 1.30                                               14              149,969,179              6.2        5.742
1.31 - 1.40                                               20              162,685,231              6.7        5.896
1.41 - 1.50                                               30              365,295,436             15.0        5.743
1.51 - 1.60                                               28              591,999,076             24.3        5.849
1.61 - 1.70                                               15              120,599,192              5.0        5.725
1.71 - 1.80                                               19              226,188,222              9.3        5.594
1.81 - 1.90                                               20              281,199,851             11.5        5.551
1.91 - 2.00                                               10              129,576,297              5.3        5.435
2.01 <=                                                   30              344,467,937             14.1        5.487
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIO (X)                    TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

<= 1.20                                                    95         1.14          1.14            62.3          49.8
1.21 - 1.30                                                91         1.27          1.27            64.1          53.3
1.31 - 1.40                                               117         1.37          1.25            67.8          60.4
1.41 - 1.50                                               114         1.45          1.36            65.6          62.2
1.51 - 1.60                                               141         1.55          1.41            67.9          63.7
1.61 - 1.70                                               119         1.67          1.64            63.0          60.8
1.71 - 1.80                                                98         1.75          1.68            59.3          57.1
1.81 - 1.90                                                86         1.85          1.82            58.2          57.4
1.91 - 2.00                                                67         1.95          1.92            54.2          53.5
2.01 <=                                                   116         2.54          2.52            41.2          39.8
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 1.08x
Maximum: 7.34x
Weighted Average: 1.72x

DEBT SERVICE COVERAGE RATIOS POST IO

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIOS POST IO (X)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

<= 1.20                                                   26              431,647,029             17.7        5.952
1.21 - 1.30                                               24              251,284,379             10.3        5.801
1.31 - 1.40                                               21              128,722,731              5.3        6.005
1.41 - 1.50                                               19              249,835,236             10.3        5.697
1.51 - 1.60                                               27              358,514,076             14.7        5.673
1.61 - 1.70                                               15              124,199,192              5.1        5.710
1.71 - 1.80                                               15              184,148,222              7.6        5.525
1.81 - 1.90                                               15              257,999,851             10.6        5.550
1.91 - 2.00                                                8              117,476,297              4.8        5.411
2.01 <=                                                   27              331,117,937             13.6        5.472
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)           TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

<= 1.20                                                   144         1.42          1.18            68.2          61.3
1.21 - 1.30                                               103         1.35          1.25            67.9          58.9
1.31 - 1.40                                               116         1.49          1.35            66.6          57.9
1.41 - 1.50                                               112         1.49          1.45            62.2          59.9
1.51 - 1.60                                               119         1.59          1.57            66.0          63.2
1.61 - 1.70                                               119         1.71          1.67            62.5          60.1
1.71 - 1.80                                                93         1.76          1.75            56.5          55.7
1.81 - 1.90                                                83         1.85          1.85            58.0          57.8
1.91 - 2.00                                                62         1.95          1.95            54.4          54.2
2.01 <=                                                   116         2.56          2.55            40.7          39.5
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 1.08x
Maximum: 7.34x
Weighted Average: 1.64x

                                      I-14

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 1

LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

<=20.0                                                     2               17,249,618              0.7        6.448
20.1 - 30.0                                                2               46,997,815              1.9        5.262
30.1 - 40.0                                               10               86,078,766              3.5        5.843
40.1 - 50.0                                               26              211,012,834              8.7        5.468
50.1 - 60.0                                               43              642,056,364             26.4        5.532
60.1 - 70.0                                               71            1,005,390,403             41.3        5.768
70.1 - 80.0                                               43              426,159,150             17.5        5.858
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
LOAN-TO-VALUE RATIO (%)                            TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

<=20.0                                                    117         6.44          6.44            13.1          11.0
20.1 - 30.0                                               118         2.17          2.17            29.8          29.6
30.1 - 40.0                                               108         2.19          2.17            35.5          30.8
40.1 - 50.0                                               117         2.15          2.13            45.4          43.4
50.1 - 60.0                                                88         1.80          1.78            55.3          53.4
60.1 - 70.0                                               124         1.54          1.43            65.5          60.9
70.1 - 80.0                                               118         1.46          1.33            74.4          69.3
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 11.1%
Maximum: 80.0%
Weighted Average: 60.5%

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                 2               21,182,402              0.9        6.414
10.1 - 20.0                                                3                9,796,831              0.4        5.613
20.1 - 30.0                                                4               62,577,780              2.6        5.737
30.1 - 40.0                                               17               98,293,487              4.0        5.647
40.1 - 50.0                                               36              389,187,899             16.0        5.595
50.1 - 60.0                                               57              709,917,929             29.2        5.562
60.1 - 70.0                                               65              933,448,622             38.3        5.796
70.1 - 80.0                                               13              210,540,000              8.6        5.803
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                   197           $2,434,944,951            100.0%       5.693%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED        WEIGHTED      WEIGHTED
                                                      AVERAGE     WEIGHTED       AVERAGE         AVERAGE       AVERAGE
                                                    REMAINING      AVERAGE          DSCR    CUT-OFF DATE       BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                    TERM (MOS.)     DSCR (X)  AFTER IO (X)         LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                117         5.00          5.00            26.4           8.8
10.1 - 20.0                                               118         2.40          2.40            29.3          15.7
20.1 - 30.0                                               104         2.07          2.07            30.3          29.2
30.1 - 40.0                                               118         2.12          2.08            39.5          33.7
40.1 - 50.0                                               105         1.77          1.76            52.4          46.3
50.1 - 60.0                                                92         1.78          1.74            57.6          55.2
60.1 - 70.0                                               129         1.54          1.42            68.0          64.6
70.1 - 80.0                                               118         1.50          1.41            75.6          73.1
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112         1.72X         1.64X           60.5%         56.8%
=======================================================================================================================

Minimum: 7.2%
Maximum: 75.5%
Weighted Average: 56.8%

                                      I-15

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                     GROUP 1

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-07            JUL-08            JUL-09            JUL-10             JUL-11
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             97.37%            89.00%            73.52%            57.83%             58.11%
Greater of YM and 1.00%                 2.63%            11.00%            26.48%            41.90%             41.62%
Open                                    0.00%             0.00%             0.00%             0.27%              0.27%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,434,944,951    $2,426,309,963    $2,416,917,117    $2,406,320,181     $2,383,187,576
% Initial Pool Balance                100.00%            99.65%            99.26%            98.82%             97.87%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-12            JUL-13            JUL-14            JUL-15             JUL-16
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             63.51%            63.37%            68.04%            67.53%             66.66%
Greater of YM and 1.00%                35.25%            35.35%            31.76%            31.84%             31.92%
Open                                    1.25%             1.29%             0.20%             0.63%              1.42%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $2,060,613,377    $1,994,795,528    $1,842,874,826    $1,829,095,107     $1,814,583,716
% Initial Pool Balance                 84.63%            81.92%            75.68%            75.12%             74.52%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                JUL-17            JUL-18            JUL-19            JUL-20             JUL-21
-----------------------------------------------------------------------------------------------------------------------

Locked Out                             96.30%           100.00%           100.00%           100.00%            100.00%
Greater of YM and 1.00%                 3.70%             0.00%             0.00%             0.00%              0.00%
Open                                    0.00%             0.00%             0.00%             0.00%              0.00%
-----------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%           100.00%           100.00%           100.00%            100.00%
-----------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding        $230,019,327      $217,700,280      $213,640,452      $209,360,869       $204,775,264
% Initial Pool Balance                  9.45%             8.94%             8.77%             8.60%              8.41%
-----------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-16

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN SELLER                                        MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC              13              132,685,363             46.1        5.494
Wells Fargo Bank, National Association                     9               85,684,707             29.8        5.674
Principal Commercial Funding II, LLC                       4               47,850,000             16.6        5.829
Bear Stearns Commercial Mortgage, Inc.                     2               21,700,000              7.5        5.375
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
LOAN SELLER                                        TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Morgan Stanley Mortgage Capital Holdings LLC              117          1.97         1.93             55.2         54.5
Wells Fargo Bank, National Association                    100          1.71         1.57             68.5         65.8
Principal Commercial Funding II, LLC                      119          1.44         1.42             66.4         65.7
Bear Stearns Commercial Mortgage, Inc.                    119          1.96         1.92             51.1         50.6
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
CUT-OFF DATE BALANCE ($)                           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                                      1                1,350,000              0.5        5.950
2,000,001 - 3,000,000                                      5               13,984,707              4.9        5.804
3,000,001 - 4,000,000                                      4               15,085,363              5.2        5.696
4,000,001 - 5,000,000                                      1                4,250,000              1.5        5.500
5,000,001 - 6,000,000                                      1                5,600,000              1.9        5.820
6,000,001 - 7,000,000                                      2               13,050,000              4.5        5.609
7,000,001 - 8,000,000                                      3               23,200,000              8.1        5.466
8,000,001 - 9,000,000                                      1                9,000,000              3.1        5.728
9,000,001 - 10,000,000                                     1               10,000,000              3.5        5.730
10,000,001 - 15,000,000                                    2               24,700,000              8.6        5.500
15,000,001 - 20,000,000                                    4               68,200,000             23.7        5.456
20,000,001 - 30,000,000                                    1               26,000,000              9.0        5.710
30,000,001 <=                                              2               73,500,000             25.5        5.636
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
CUT-OFF DATE BALANCE ($)                           TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1,000,001 - 2,000,000                                     119          1.42         1.42             65.2         65.2
2,000,001 - 3,000,000                                     118          1.71         1.64             60.8         53.9
3,000,001 - 4,000,000                                     103          4.68         4.55             48.1         43.9
4,000,001 - 5,000,000                                     118          1.54         1.54             54.9         54.9
5,000,001 - 6,000,000                                     119          1.47         1.23             61.2         55.2
6,000,001 - 7,000,000                                     119          1.58         1.58             60.1         60.1
7,000,001 - 8,000,000                                     118          1.70         1.56             53.4         52.3
8,000,001 - 9,000,000                                     120          1.76         1.76             52.2         52.2
9,000,001 - 10,000,000                                    118          1.74         1.74             72.5         72.5
10,000,001 - 15,000,000                                   119          1.46         1.46             59.0         59.0
15,000,001 - 20,000,000                                   119          2.08         1.91             55.2         53.2
20,000,001 - 30,000,000                                    59          1.26         1.26             77.4         77.4
30,000,001 <=                                             119          1.42         1.42             65.1         65.1
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: $1,350,000
Maximum: $40,000,000
Weighted Average: $10,282,860

                                      I-17

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

STATES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
STATE                                              MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Virginia                                                   2               57,000,000             19.8        5.428
California - Southern                                      7               52,350,000             18.2        5.512
California - Northern                                      1                3,000,000              1.0        5.780
Pennsylvania                                               1               33,500,000             11.6        5.870
Alaska                                                     2               32,500,000             11.3        5.559
Texas                                                      1               26,000,000              9.0        5.710
Michigan                                                   4               21,791,582              7.6        5.756
Indiana                                                    1               18,700,000              6.5        5.329
Arizona                                                    1                9,000,000              3.1        5.728
New Jersey                                                 1                8,000,000              2.8        5.400
New York                                                   2                7,000,000              2.4        5.502
Oregon                                                     1                5,600,000              1.9        5.820
Illinois                                                   1                4,000,000              1.4        5.670
Nevada                                                     1                3,985,363              1.4        6.020
South Carolina                                             1                3,100,000              1.1        5.720
Georgia                                                    1                2,393,126              0.8        5.950
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
STATE                                              TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Virginia                                                  119          1.70         1.70             57.5         57.5
California - Southern                                     119          1.46         1.46             57.7         57.7
California - Northern                                     119          2.29         2.29             42.7         42.7
Pennsylvania                                              119          1.35         1.35             68.6         68.6
Alaska                                                    118          2.05         1.69             62.0         57.7
Texas                                                      59          1.26         1.26             77.4         77.4
Michigan                                                  118          1.71         1.71             70.4         67.7
Indiana                                                   119          2.01         2.01             51.1         51.1
Arizona                                                   120          1.76         1.76             52.2         52.2
New Jersey                                                116          2.14         1.74             45.5         42.2
New York                                                  119          8.32         8.20             25.6         24.1
Oregon                                                    119          1.47         1.23             61.2         55.2
Illinois                                                  120          1.47         1.22             80.0         72.0
Nevada                                                     56          1.52         1.52             41.5         39.1
South Carolina                                            119          1.71         1.42             68.9         62.0
Georgia                                                   117          1.22         1.22             74.8         63.6
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

                                      I-18

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

PROPERTY TYPES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                                      MORTGAGED PROPERTIES    BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                                                 15              202,241,582             70.2        5.590
   Low Rise                                                3               34,700,000             12.1        5.536
   Mid Rise                                                4               21,300,000              7.4        5.523
   Cooperative                                             1                4,000,000              1.4        5.380
                                                   -----------------------------------------------------------------
      SUBTOTAL:                                           23             $262,241,582             91.1%       5.574%
                                                   -----------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community                          5               25,678,489              8.9        5.794
--------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                            5             $ 25,678,489              8.9%       5.794%
--------------------------------------------------------------------------------------------------------------------
Total:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
PROPERTY TYPE                                      TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Multifamily
   Garden                                                 111          1.64         1.58             62.0         60.9
   Low Rise                                               118          1.71         1.55             58.6         56.8
   Mid Rise                                               119          1.49         1.45             55.1         54.6
   Cooperative                                            119         13.33        13.33              6.7          6.7
                                                   --------------------------------------------------------------------
      SUBTOTAL:                                           113          1.82X        1.75X            60.2%        59.0%
                                                   --------------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community                         108          1.66         1.62             66.2         64.0
-----------------------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                           108          1.66X        1.62X            66.2%        64.0%
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

                                      I-19

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

MORTGAGE RATES
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
MORTGAGE RATE (%)                                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                             11              138,700,000             48.2        5.438
5.501 - 6.000                                             16              145,234,707             50.4        5.731
6.001 - 6.500                                              1                3,985,363              1.4        6.020
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
MORTGAGE RATE (%)                                  TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

5.001 - 5.500                                             119          2.01         1.99             54.5         54.3
5.501 - 6.000                                             108          1.61         1.50             67.1         64.9
6.001 - 6.500                                              56          1.52         1.52             41.5         39.1
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 5.329%
Maximum: 6.020%
Weighted Average: 5.594%

ORIGINAL TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL TERM TO STATED MATURITY (MOS.)            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                     2               29,985,363             10.4        5.751
61 - 120                                                  26              257,934,707             89.6        5.576
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
ORIGINAL TERM TO STATED MATURITY (MOS.)            TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     59          1.29         1.29             72.6         72.3
61 - 120                                                  119          1.86         1.79             59.3         58.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 60 mos.
Maximum: 120 mos.
Weighted Average: 114 mos.

REMAINING TERMS TO STATED MATURITY

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1 - 60                                                     2               29,985,363             10.4        5.751
61 - 120                                                  26              257,934,707             89.6        5.576
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)           TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1 - 60                                                     59          1.29         1.29             72.6         72.3
61 - 120                                                  119          1.86         1.79             59.3         58.0
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 56 mos.
Maximum: 120 mos.
Weighted Average: 112 mos.

                                      I-20

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

ORIGINAL AMORTIZATION TERMS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)                  MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                                          17              219,750,000             76.3        5.579
   301 - 360                                              11               68,170,070             23.7        5.643
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)                  TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                                          112          1.79         1.79             60.7         60.7
   301 - 360                                              114          1.85         1.57             60.8         55.5
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 360 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

REMAINING AMORTIZATION TERMS

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)                 MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                                          17              219,750,000             76.3        5.579
   301 - 360                                              11               68,170,070             23.7        5.643
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
REMAINING AMORTIZATION TERM (MOS.)                 TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

Balloon Loans
   Interest Only                                          112          1.79         1.79             60.7         60.7
   301 - 360                                              114          1.85         1.57             60.8         55.5
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 356 mos.
Maximum: 360 mos.
Weighted Average: 360 mos.

                                      I-21

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

DEBT SERVICE COVERAGE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)                    MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                                                2               28,393,126              9.9        5.730
1.31 - 1.40                                                1               33,500,000             11.6        5.870
1.41 - 1.50                                               10              100,297,367             34.8        5.517
1.51 - 1.60                                                2                8,235,363              2.9        5.752
1.61 - 1.70                                                1                3,000,000              1.0        5.664
1.71 - 1.80                                                5               31,294,215             10.9        5.731
2.01 <=                                                    7               83,200,000             28.9        5.459
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIO (X)                    TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                                                64          1.26         1.26             77.2         76.2
1.31 - 1.40                                               119          1.35         1.35             68.6         68.6
1.41 - 1.50                                               119          1.46         1.44             61.0         60.1
1.51 - 1.60                                                88          1.53         1.53             48.4         47.3
1.61 - 1.70                                               119          1.65         1.36             50.8         47.4
1.71 - 1.80                                               119          1.75         1.72             65.0         63.3
2.01 <=                                                   118          2.64         2.46             51.5         49.5
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 1.22x
Maximum: 13.33x
Weighted Average: 1.80x

DEBT SERVICE COVERAGE RATIOS POST IO

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
DEBT SERVICE COVERAGE RATIOS POST IO (X)           MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                                                4               37,993,126             13.2        5.737
1.31 - 1.40                                                2               36,500,000             12.7        5.853
1.41 - 1.50                                                9               93,797,367             32.6        5.500
1.51 - 1.60                                                2                8,235,363              2.9        5.752
1.61 - 1.70                                                1               15,500,000              5.4        5.580
1.71 - 1.80                                                6               53,194,215             18.5        5.621
2.01 <=                                                    4               42,700,000             14.8        5.394
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)           TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

1.21 - 1.30                                                78          1.31         1.25             75.1         72.7
1.31 - 1.40                                               119          1.37         1.35             67.1         66.9
1.41 - 1.50                                               119          1.47         1.46             60.4         59.9
1.51 - 1.60                                                88          1.53         1.53             48.4         47.3
1.61 - 1.70                                               118          2.02         1.66             60.8         56.7
1.71 - 1.80                                               118          1.92         1.74             61.2         58.7
2.01 <=                                                   119          3.18         3.18             44.6         44.6
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 1.22x
Maximum: 13.33x
Weighted Average: 1.74x

                                      I-22

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                  LOAN GROUP 2

LOAN-TO-VALUE RATIOS
--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
LOAN-TO-VALUE RATIO (%)                            MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

<= 20.0                                                    1                4,000,000              1.4        5.380
40.1 - 50.0                                                4               31,985,363             11.1        5.513
50.1 - 60.0                                                8               68,200,000             23.7        5.490
60.1 - 70.0                                               10              138,744,215             48.2        5.624
70.1 - 80.0                                                5               44,990,493             15.6        5.735
--------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
LOAN-TO-VALUE RATIO (%)                            TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

<= 20.0                                                   119         13.33        13.33              6.7          6.7
40.1 - 50.0                                               110          2.12         2.02             45.4         44.3
50.1 - 60.0                                               119          1.66         1.65             54.1         54.0
60.1 - 70.0                                               119          1.60         1.50             64.1         62.4
70.1 - 80.0                                                84          1.40         1.37             76.0         74.1
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 6.7%
Maximum: 80.0%
Weighted Average: 60.7%

BALLOON LOAN-TO-VALUE RATIOS

--------------------------------------------------------------------------------------------------------------------
                                                                                            PERCENT BY     WEIGHTED
                                                                            AGGREGATE        AGGREGATE      AVERAGE
                                                     NUMBER OF           CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS          BALANCE ($)      BALANCE (%)     RATE (%)
--------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                 1                4,000,000              1.4        5.380
30.1 - 40.0                                                1                3,985,363              1.4        6.020
40.1 - 50.0                                                4               31,000,000             10.8        5.462
50.1 - 60.0                                               12              108,891,582             37.8        5.540
60.1 - 70.0                                                7              100,043,126             34.7        5.638
70.1 - 80.0                                                3               40,000,000             13.9        5.711
---------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    28             $287,920,070            100.0%       5.594%
=====================================================================================================================

-----------------------------------------------------------------------------------------------------------------------
                                                     WEIGHTED                   WEIGHTED         WEIGHTED     WEIGHTED
                                                      AVERAGE      WEIGHTED      AVERAGE          AVERAGE      AVERAGE
                                                    REMAINING       AVERAGE         DSCR     CUT-OFF DATE      BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)                    TERM (MOS.)      DSCR (X) AFTER IO (X)          LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------------------------------------

0.0 - 10.0                                                119         13.33        13.33              6.7          6.7
30.1 - 40.0                                                56          1.52         1.52             41.5         39.1
40.1 - 50.0                                               118          2.16         2.03             46.5         45.3
50.1 - 60.0                                               119          1.77         1.64             57.7         55.6
60.1 - 70.0                                               119          1.45         1.44             65.0         64.5
70.1 - 80.0                                                80          1.40         1.38             76.4         75.6
-----------------------------------------------------------------------------------------------------------------------
TOTAL:                                                    112          1.80X        1.74X            60.7%        59.5%
=======================================================================================================================

Minimum: 6.7%
Maximum: 77.4%
Weighted Average: 59.5%

                                      I-23

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION
                                     GROUP 2

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

--------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JUL-07            JUL-08            JUL-09            JUL-10             JUL-11
--------------------------------------------------------------------------------------------------------------------

Locked Out                         100.00%            98.63%            56.77%            44.62%             44.61%
Greater of YM and 1.00%              0.00%             1.37%            43.23%            54.04%             54.07%
Open                                 0.00%             0.00%             0.00%             1.34%              1.32%
--------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%           100.00%           100.00%           100.00%            100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $287,920,070      $287,780,717      $287,630,778      $287,462,570       $287,140,049
% Initial Pool Balance             100.00%            99.95%            99.90%            99.84%             99.73%
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions             JUL-12            JUL-13            JUL-14            JUL-15             JUL-16
--------------------------------------------------------------------------------------------------------------------

Locked Out                          39.62%            39.45%            26.15%            25.92%             25.67%
Greater of YM and 1.00%             60.38%            60.55%            60.72%            60.91%             61.10%
Open                                 0.00%             0.00%            13.13%            13.18%             13.23%
--------------------------------------------------------------------------------------------------------------------
TOTALS                             100.00%           100.00%           100.00%           100.00%            100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding      $256,975,808      $256,122,473      $255,219,154      $254,262,919       $253,260,201
% Initial Pool Balance              89.25%            88.96%            88.64%            88.31%             87.96%
--------------------------------------------------------------------------------------------------------------------

Notes:

(1)   The analysis is based on Structuring Assumptions and a 0% CPR as discussed in Prospectus Supplement.

(2)   See Appendix II of the Prospectus Supplement for a description of the
      Yield Maintenance.

(3)   DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-24

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

----------------------------------------------------------------------------------------------------------------------

MORTGAGE    CMSA        CMSA       LOAN     MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  GROUP  LOAN SELLER(1)  PROPERTY NAME(2)
----------------------------------------------------------------------------------------------------------------------

   1         1         1-001        1        BSCMI       360 Park Avenue South
   2         2         2-001        1        MSMCH       Legacy Village
             3                                           C&S Wholesale Portfolio (I)
   3                   3-001        1        BSCMI       C&S Wholesale Portfolio - Westfield (I)
   4                   3-002        1        BSCMI       C&S Wholesale Portfolio - Aberdeen (I)
   5                   3-003        1        BSCMI       C&S Wholesale Portfolio - North Hatfield (I)
   6                   3-004        1        BSCMI       C&S Wholesale Portfolio - South Hatfield (I)
   7         4         4-001        1        MSMCH       Fair City Mall
   8         5         5-001        1        MSMCH       Plaza at Landmark
   9         6         6-001        1        BSCMI       Maple Tree Place
   10        7         7-001        1        BSCMI       The Mercer Hotel
             8                                           NY Inland Portfolio (II)
   11                  8-001        1        BSCMI       NY Inland Portfolio - Wilton Square (II)
   12                  8-002        1        BSCMI       NY Inland Portfolio - Mid-Hudson Shopping Center (II)
   13        9         9-001        1        BSCMI       485 Madison Avenue
   14        10        10-001       1         WFB        Parkshore Plaza 1
   15        11        11-001       2        MSMCH       Tysons Glen
   16        12        12-001       1         WFB        Florence Mall
             13                                          Springfield Hotel Portfolio (III)
   17                  13-001       1        BSCMI       Springfield Crowne Plaza (III)
   18                  13-002       1        BSCMI       Springfield Holiday Inn Express (III)
   19        14        14-001       1        BSCMI       Gardiner Manor Mall
   20        15        15-001       1        BSCMI       161 William Street
   21        16        16-001       1        MSMCH       Marriott Raleigh Crabtree Valley
   22        17        17-001       2        PCFII       Townline Townhomes
   23        18        18-001       1         WFB        Pacific Plaza
   24        19        19-001       1        BSCMI       2220 91st Street
   25        20        20-001       1        BSCMI       8 West 40th Street
   26        21        21-001       1        PCFII       791 Park of Commerce
   27        22        22-001       1         WFB        Project SEB - Skyline Village
   28        23        23-001       1        PCFII       Millrock Park North
   29        24        24-001       1        BSCMI       Residence Inn - Herndon
   30        25        25-001       1        BSCMI       Century III Plaza
   31        26        26-001       1        PCFII       Lennox Town Center
   32        27        27-001       2         WFB        The Reserve at the Fountains
   33        28        28-001       1        BSCMI       Towne Square Mall
   34        29        29-001       1        MSMCH       Eastlake Village Center
   35        30        30-001       1         WFB        Project SEB - Hillview Shopping Center
   36        31        31-001       1         WFB        Project SEB - Towne Square
   37        32        32-001       1        PCFII       Rookwood Tower
   38        33        33-001       1         WFB        Project SEB - Kings Contrivance
             34                                          CT Inland Portfolio (IV)
   39                  34-001       1        BSCMI       CT Inland Portfolio - Home Depot Plaza (IV)
   40                  34-002       1        BSCMI       CT Inland Portfolio - Orange Plaza (IV)
   41        35        35-001       1        PCFII       Reston Sunrise I & II
   42        36        36-001       1        PCFII       Iron Horse Plaza
   43        37        37-001       1        PCFII       Agoura Gateway Center
   44        38        38-001       1         WFB        Project SEB - Ingleside Shopping Center
   45        39        39-001       2        BSCMI       The Fields Apartment Homes
   46        40        40-001       1        MSMCH       Soundview Plaza
   47        41        41-001       2        MSMCH       Stuart Woods
   48        42        42-001       2         WFB        Jillian Square Apartments
             43                                          Arizona Self Storage Portfolio (V)
   49                  43-001       1         WFB        Arizona Self Storage Portfolio - San Tan Storage (V)
   50                  43-002       1         WFB        Arizona Self Storage Portfolio - Deer Valley II Storage (V)
   51                  43-003       1         WFB        Arizona Self Storage Portfolio - AZ Mini Storage (V)
   52                  43-004       1         WFB        Arizona Self Storage Portfolio - Gilbert Storage (V)
   53                  43-005       1         WFB        Arizona Self Storage Portfolio - Cactus Storage (V)
   54        44        44-001       1        MSMCH       St. Francis Liliha Medical Office Building
   55        45        45-001       1         WFB        Project SEB - Security Square Shopping Center
   56        46        46-001       1        BSCMI       Oakview 24
   57        47        47-001       1        PCFII       Konterra Business Campus
   58        48        48-001       2         WFB        Sophie Plaza Apartments
             49                                          Cole Applebees Portfolio I (VI)
   59                  49-001       1        BSCMI       Cole Applebees Portfolio I - Santa Fe (VI)
   60                  49-002       1        BSCMI       Cole Applebees Portfolio I - Windsor Springs (VI)
   61                  49-003       1        BSCMI       Cole Applebees Portfolio I - Airport Throughway Columbus (VI)
   62                  49-004       1        BSCMI       Cole Applebees Portfolio I - Albany (VI)
   63                  49-005       1        BSCMI       Cole Applebees Portfolio I - Macon Mall (VI)
   64                  49-006       1        BSCMI       Cole Applebees Portfolio I - Gateway (VI)
   65                  49-007       1        BSCMI       Cole Applebees Portfolio I - Walla Walla (VI)
   66                  49-008       1        BSCMI       Cole Applebees Portfolio I - Garden of Gods (VI)
             50                                          Grand Mart Chicago Portfolio (VII)
   67                  50-001       1        BSCMI       Grand Mart Chicago Portfolio - Bridgeview (VII)
   68                  50-002       1        BSCMI       Grand Mart Chicago Portfolio - Joliet (VII)
   69                  50-003       1        BSCMI       Grand Mart Chicago Portfolio - Aurora (VII)
   70        51        51-001       1         WFB        Comfort Suites BWI Airport
   71        52        52-001       1         WFB        Empire Towers
   72        53        53-001       1         WFB        Project SEB - Timonium Crossing
   73        54        54-001       1        BSCMI       Embassy Suites Hotel - Secaucus
   74        55        55-001       1        BSCMI       Rivery Town Center (A)
   75        56        56-001       1        BSCMI       Gander Mountain River Park (A)
   76        57        57-001       1        BSCMI       35 Melanie Lane
             58                                          Cole Applebees Portfolio III (VIII)
   77                  58-001       1        BSCMI       Cole Applebees Portfolio III - Longview (VIII)
   78                  58-002       1        BSCMI       Cole Applebees Portfolio III - Grand Junction (VIII)
   79                  58-003       1        BSCMI       Cole Applebees Portfolio III - Garden City (VIII)
   80                  58-004       1        BSCMI       Cole Applebees Portfolio III - Fountain (VIII)
   81                  58-005       1        BSCMI       Cole Applebees Portfolio III - East Lliff Aurora (VIII)
   82                  58-006       1        BSCMI       Cole Applebees Portfolio III - Clovis (VIII)
   83                  58-007       1        BSCMI       Cole Applebees Portfolio III - Macon (VIII)
   84        59        59-001       2        MSMCH       1400 Midvale Court
   85        60        60-001       1        MSMCH       Birchwood Towers Cooperative
             61                                          Cole Applebees Portfolio II (IX)
   86                  61-001       1        BSCMI       Cole Applebees Portfolio II - Columbus (IX)
   87                  61-002       1        BSCMI       Cole Applebees Portfolio II - Gallup (IX)
   88                  61-003       1        BSCMI       Cole Applebees Portfolio II - Savannah (IX)
   89                  61-004       1        BSCMI       Cole Applebees Portfolio II - Warner Robins (IX)
   90                  61-005       1        BSCMI       Cole Applebees Portfolio II - Union Gap (IX)
   91                  61-006       1        BSCMI       Cole Applebees Portfolio II - Loveland (IX)
   92                  61-007       1        BSCMI       Cole Applebees Portfolio II - Littleton (IX)
   93        62        62-001       1        MSMCH       King Plaza
   94        63        63-001       1        PCFII       Oxford Square
   95        64        64-001       1         WFB        Project SEB - Fullerton Plaza
   96        65        65-001       1        MSMCH       Marina Way South
   97        66        66-001       1        MSMCH       Abington Shopping Center
   98        67        67-001       1         WFB        Creekside Inn
   99        68        68-001       1        MSMCH       One Flint Hill
  100        69        69-001       1         WFB        Comfort Suites Chesapeake
  101        70        70-001       1        BSCMI       Crossroads
  102        71        71-001       2        MSMCH       1441 Midvale Tower
  103        72        72-001       1        BSCMI       Home Depot Center
  104        73        73-001       1         WFB        TownePlace Suites
  105        74        74-001       1        BSCMI       Bed Bath & Beyond
  106        75        75-001       1        BSCMI       One Exchange Place
  107        76        76-001       1        MSMCH       Bed Bath & Beyond - Fairfield
  108        77        77-001       2         WFB        Belleville Manor
  109        78        78-001       1        MSMCH       Pearland Retail Center
  110        79        79-001       1         WFB        Fairfield Inn Wilmington
  111        80        80-001       2        PCFII       Cameron Apartments
  112        81        81-001       1        MSMCH       Wall Street West
  113        82        82-001       1        BSCMI       Chesapeake Commons
  114        83        83-001       1        PCFII       Iroquois Shopping Center
  115        84        84-001       1        MSMCH       College Square
  116        85        85-001       1        BSCMI       207 Tradewinds Blvd
  117        86        86-001       1         WFB        Pioneer Industrial
  118        87        87-001       1         WFB        Ramada Inn - Silver Spring
  119        88        88-001       1         WFB        Country Inn & Suites - Chanhassen
  120        89        89-001       1         WFB        Project SEB - North East Station
  121        90        90-001       2        MSMCH       Franklin Manor Apartments
  122        91        91-001       2        MSMCH       The Hilgard
  123        92        92-001       1        BSCMI       Hampton Inn Cincinnati Airport
  124        93        93-001       1        MSMCH       Three Roads Plaza
  125        94        94-001       1        BSCMI       Comfort Inn - Pensacola
             95                                          Blockbuster Portfolio (X)
  126                  95-001       1        MSMCH       Blockbuster Portfolio - Harrisonburg (X)
  127                  95-002       1        MSMCH       Blockbuster Portfolio - Lynchburg (X)
  128                  95-003       1        MSMCH       Blockbuster Portfolio - Danville (X)
  129                  95-004       1        MSMCH       Blockbuster Portfolio - Salem (X)
  130                  95-005       1        MSMCH       Blockbuster Portfolio - Easton (X)
  131                  95-006       1        MSMCH       Blockbuster Portfolio - Roanoke (X)
  132                  95-007       1        MSMCH       Blockbuster Portfolio - Seaford (X)
  133                  95-008       1        MSMCH       Blockbuster Portfolio - Christiansburg (X)
  134                  95-009       1        MSMCH       Blockbuster Portfolio - Beckley (X)
  135                  95-010       1        MSMCH       Blockbuster Portfolio - Staunton (X)
  136        96        96-001       2        MSMCH       Park Rochester Towers
  137        97        97-001       1        BSCMI       Rite Aid - Allentown (B)
  138        98        98-001       1        BSCMI       Rite Aid - Plains (B)
  139        99        99-001       1        MSMCH       Blalock Shopping Center
  140       100       100-001       2        MSMCH       Ashton Towers
  141       101       101-001       1        MSMCH       Douglas Theatre
  142       102       102-001       1         WFB        Radisson Hotel Worthington
  143       103       103-001       1        PCFII       771 East Daily Drive
  144       104       104-001       1        BSCMI       Walgreens Cincinnati (C)
  145       105       105-001       1        BSCMI       Northern Tool Blaine (C )
  146       106       106-001       1        MSMCH       Kingsview Industrial
  147       107       107-001       1        MSMCH       Bank of America - Studio City
  148       108       108-001       1        PCFII       265 North Whisman Road & 325 Middlefield Road
  149       109       109-001       1        MSMCH       Garden Ridge Store - Mesquite
  150       110       110-001       1        MSMCH       The Alameda Office Center
  151       111       111-001       2         WFB        Mason Manor
  152       112       112-001       1        BSCMI       Dick's Sporting Goods - Columbia
  153       113       113-001       1        BSCMI       Rath Gibson
  154       114       114-001       1        PCFII       1551 Sandspur Road
  155       115       115-001       1         WFB        Apple Building - Cupertino
            116                                          Tractor Supply Midwest Portfolio (XI)
  156                 116-001       1        BSCMI       Tractor Supply Midwest Portfolio - Paw Paw (XI)
  157                 116-002       1        BSCMI       Tractor Supply Midwest Portfolio - Ankeny (XI)
  158                 116-003       1        BSCMI       Tractor Supply Midwest Portfolio - Marinette (XI)
  159       117       117-001       1        MSMCH       Garden Ridge Store - Lewisville
  160       118       118-001       1         WFB        Veronica I Medical Office Building
  161       119       119-001       2        MSMCH       Harmony Crossing Apartments
  162       120       120-001       1        MSMCH       Kingston Emporium
  163       121       121-001       1        BSCMI       550 Western
  164       122       122-001       1        BSCMI       Walgreens Madeira (D)
  165       123       123-001       1        BSCMI       ABX Air Coventry (D)
  166       124       124-001       1        PCFII       2044 Forward Drive
  167       125       125-001       1        MSMCH       Country Inn and Suites - Ft Myers Airport
  168       126       126-001       1         WFB        4th Street Inn
  169       127       127-001       1        MSMCH       50-68 West Fordham Road
  170       128       128-001       1        MSMCH       Garden Grove Retail
  171       129       129-001       1         WFB        Red Self Storage
  172       130       130-001       1        MSMCH       Plaza on Union
  173       131       131-001       1        BSCMI       8701-8711 W. 3rd Street
  174       132       132-001       1        MSMCH       Petco - Brooklyn
  175       133       133-001       1        MSMCH       Cancos Tile
  176       134       134-001       1        BSCMI       Walgreens Sharonville (E)
  177       135       135-001       1        BSCMI       Office Max - Orangeburg (E)
  178       136       136-001       1        BSCMI       Coca Cola Facility
  179       137       137-001       1         WFB        3846-3896 5th Ave
  180       138       138-001       1         WFB        Fair Oaks Retail Center
  181       139       139-001       1        MSMCH       CVS - Cumming
  182       140       140-001       1        BSCMI       1178 Broadway
  183       141       141-001       2        MSMCH       Chateau Hilgard
  184       142       142-001       1        MSMCH       Orchard Supply Hardware Store
  185       143       143-001       1        MSMCH       Hampton Inn - Daytona
  186       144       144-001       1        BSCMI       Borders Carmel
  187       145       145-001       1        PCFII       Lombard Square Shopping Center
  188       146       146-001       1        BSCMI       Cost-U-Less
  189       147       147-001       2        MSMCH       890 West End Avenue Cooperative
  190       148       148-001       1        MSMCH       The Madison at Town Center
  191       149       149-001       2        PCFII       Court Royal Apartments
  192       150       150-001       1         WFB        North Pima Shopping Center
  193       151       151-001       2        MSMCH       Aloha Mobile Home Park
  194       152       152-001       1        MSMCH       247 West 35th Street
  195       153       153-001       1        BSCMI       Sportsman's Warehouse
  196       154       154-001       1        MSMCH       Starlight Plaza
  197       155       155-001       1         WFB        3190 Corporate Place
  198       156       156-001       1         WFB        Pilot Professional Building
  199       157       157-001       1        MSMCH       Silver Spur Office Building
  200       158       158-001       1         WFB        Randall Self Storage
  201       159       159-001       1         WFB        4343 Wisconsin Avenue
  202       160       160-001       1        MSMCH       312-314 Bleecker Street
  203       161       161-001       1        MSMCH       JC Penney-Ground Lease
  204       162       162-001       1        BSCMI       Sweetbay / Kash N' Karry Tampa
  205       163       163-001       1         WFB        Best Buy - Cedar Rapids
  206       164       164-001       1        PCFII       353 Highway 35
  207       165       165-001       1         WFB        C & M Mini Warehouse
  208       166       166-001       1        MSMCH       Vogue Plaza
  209       167       167-001       2        MSMCH       Spring Valley MHC & Apartments
  210       168       168-001       2         WFB        Highland Apartments
  211       169       169-001       2        BSCMI       36 Arden Street
  212       170       170-001       1         WFB        432 South Arroyo Parkway Retail
  213       171       171-001       1         WFB        Saratoga Courtyards
  214       172       172-001       1        MSMCH       Point Meadows Professional Building
  215       173       173-001       1         WFB        Walgreens - Denton
  216       174       174-001       2         WFB        Woodview Village Apartments
  217       175       175-001       1        BSCMI       101 Merchants Way
  218       176       176-001       1        BSCMI       Staples - Greenville
  219       177       177-001       1        BSCMI       Broadmoor Mini Storage
            178                                          CVS Portfolio (XII)
  220                 178-001       1        BSCMI       CVS - Johnson City (XII)
  221                 178-002       1        BSCMI       CVS - Cortland (XII)
  222       179       179-001       1        PCFII       3250 Craig Drive
  223       180       180-001       1        BSCMI       Big 5 Plaza
  224       181       181-001       1        PCFII       Lufthansa Technik Facility
  225       182       182-001       1        MSMCH       Eckerd - Cleveland, TN
  226       183       183-001       1        MSMCH       3334 Richmond Ave
  227       184       184-001       1        BSCMI       1520 Westchester Avenue
  228       185       185-001       1        PCFII       6614 East Adamo Drive
  229       186       186-001       1        MSMCH       Meadows Shopping Center
  230       187       187-001       2         WFB        Livonia Apartments
  231       188       188-001       1        PCFII       Innovative Solutions
  232       189       189-001       1         WFB        1479 Ygnacio Valley Road
  233       190       190-001       1        PCFII       1136 Crescent Avenue
  234       191       191-001       1        PCFII       2101 Smith Street
  235       192       192-001       1        BSCMI       Coca Cola Odessa
  236       193       193-001       1        MSMCH       Drayer Physical Therapy
  237       194       194-001       1         WFB        Walgreens Mountain Iron
  238       195       195-001       1        BSCMI       Dick's Sporting Goods - Burlington
  239       196       196-001       1        MSMCH       Peach Orchard Pavilion
  240       197       197-001       2         WFB        Pinebrook Estates
  241       198       198-001       1         WFB        80 & 100 North Lake
  242       199       199-001       1         WFB        Jamestown Flex Building
  243       200       200-001       1        PCFII       Euclid Commons
  244       201       201-001       1        PCFII       5903-5905 82nd Street Retail Center
  245       202       202-001       1        PCFII       6180 Atlantic Boulevard
  246       203       203-001       1        MSMCH       Claremont University Village
  247       204       204-001       1        PCFII       UPS Catoosa
  248       205       205-001       1        BSCMI       Walgreens Dallas
  249       206       206-001       1        MSMCH       The Plazas at Midtown I
  250       207       207-001       1        PCFII       456 San Fernando Mission Boulevard
  251       208       208-001       1        PCFII       Legacy Corporate Center
  252       209       209-001       1        PCFII       Centennial Shops
  253       210       210-001       1        MSMCH       Tractor Supply Store - Amarillo
  254       211       211-001       1        PCFII       16900 Roscoe Boulevard
  255       212       212-001       1        MSMCH       Regent Shoppes - St. Cloud, FL
  256       213       213-001       1        MSMCH       Petco - Portland
  257       214       214-001       1        MSMCH       Northlake Village Lot 1
  258       215       215-001       1        MSMCH       10 Fort Eddy Road
  259       216       216-001       1        MSMCH       739 Fentress Boulevard
  260       217       217-001       1        PCFII       5701 Colleyville Boulevard
  261       218       218-001       1        PCFII       1500 Lawrence Avenue
  262       219       219-001       1        MSMCH       IHOP - Mishawaka
  263       220       220-001       1        PCFII       18002 Irvine Boulevard
  264       221       221-001       2        PCFII       1546 Golden Gate Avenue
  265       222       222-001       1        PCFII       2538 Guadalupe Street/2513 San Antonio Street
  266       223       223-001       1        MSMCH       Starbucks - Auburn, Indiana
  267       224       224-001       1        PCFII       1500 West 4th Street
  268       225       225-001       1        PCFII       1325 South Lone Hill Avenue

                                                         TOTALS AND WEIGHTED AVERAGES:

-----------------------------------------------------------------------------------------------------------------------------------
          LOAN PURPOSE
MORTGAGE  (ACQUISITION/                                                                                                       ZIP
LOAN NO.   REFINANCE)    STREET ADDRESS                                                        CITY                    STATE  CODE
-----------------------------------------------------------------------------------------------------------------------------------

   1        Refinance    360 Park Avenue South                                                 New York                  NY   10010
   2        Refinance    25001 Cedar Road                                                      Lyndhurst                 OH   44124

   3       Acquisition   56 Summit Lock Road                                                   Westfield                 MA   01085
   4       Acquisition   1000 Old Philadelphia Road                                            Aberdeen                  MD   21001
   5       Acquisition   95 North Hatfield Road                                                North Hatfield            MA   01038
   6       Acquisition   142 Elm Street                                                        South Hatfield            MA   01038
   7        Refinance    9600 Main Street                                                      Fairfax                   VA   22031
   8        Refinance    6200 Little River Turnpike                                            Alexandria                VA   22312
   9        Refinance    Taft Corners /28 Walnut Street/Route 2 & 2A                           Williston                 VT   05495
   10       Refinance    99 Prince Street                                                      New York                  NY   10012

   11       Refinance    3049 State Route 50                                                   Saratoga Springs          NY   12866
   12       Refinance    3440-3480 North Road                                                  Poughkeepsie              NY   12601
   13       Refinance    485 Madison Avenue                                                    New York                  NY   10022
   14      Acquisition   255 & 295 Parkshore Drive and 600 & 620 Coolidge Drive                Folsom                    CA   95630
   15       Refinance    2250 Mohegan Drive                                                    Falls Church              VA   22043
   16      Acquisition   1945 West Palmetto Street                                             Florence                  SC   29501

   17      Acquisition   3000 S Dirksen Parkway                                                Springfield               IL   62703
   18      Acquisition   3050 S Dirksen Parkway                                                Springfield               IL   62703
   19       Refinance    836 Sunrise Highway                                                   Bay Shore                 NY   11706
   20       Refinance    161 William Street                                                    New York                  NY   10038
   21      Acquisition   4500 Marriott Drive                                                   Raleigh                   NC   27612
   22       Refinance    2902 Aspen Circle                                                     Blue Bell                 PA   19422
   23       Refinance    5900-5998 Pacific Boulevard                                           Huntington Park           CA   90255
   24       Refinance    2220 91st Street                                                      North Bergen              NJ   07094
   25       Refinance    8 West 40th Street                                                    New York                  NY   10018
   26       Refinance    791 Park of Commerce Boulevard                                        Boca Raton                FL   33487
   27       Refinance    2035 East Market Street                                               Harrisonburg              VA   22801
   28       Refinance    6440 South Millrock Drive                                             Holladay                  UT   84121
   29       Refinance    315 Elden Street                                                      Herndon                   VA   20170
   30       Refinance    9971 Mountain View Drive                                              West Mifflin              PA   15122
   31       Refinance    1717-1803 Olentangy River Road                                        Columbus                  OH   43212
   32       Refinance    10502 Fountain Lake Dr                                                Stafford                  TX   77477
   33      Acquisition   5000 Frederica Street                                                 Owensboro                 KY   42301
   34       Refinance    20535 Yorba Linda Boulevard                                           Yorba Linda               CA   92886
   35       Refinance    2133 NJ Route 38                                                      Cherry Hill               NJ   08002
   36       Refinance    1357 Towne Square Boulevard                                           Roanoke                   VA   24012
   37      Acquisition   3805 Edwards Road                                                     Norwood                   OH   45209
   38       Refinance    8600-8640 Guilford Road                                               Columbia                  MD   21046

   39       Refinance    440 Boston Post Road                                                  Orange                    CT   06447
   40       Refinance    53 Boston Post Road                                                   Orange                    CT   06477
   41       Refinance    12200 & 12220 Sunrise Valley Drive                                    Reston                    VA   20191
   42      Acquisition   485 San Ramon Valley Boulevard                                        Danville                  CA   94526
   43       Refinance    28632 Roadside Drive                                                  Agoura Hills              CA   91301
   44       Refinance    5624-5668 Baltimore National Pike                                     Baltimore                 MD   21228
   45      Acquisition   1333 Fenbrook Lane                                                    Bloomington               IN   47401
   46       Refinance    1266 East Main Street                                                 Stamford                  CT   06902
   47       Refinance    140 Laurel Way                                                        Herndon                   VA   20170
   48       Refinance    3000 Davis Road                                                       Fairbanks                 AK   99709

   49       Refinance    2875 W. Chandler Blvd.                                                Chandler                  AZ   85224
   50       Refinance    20550 N. 19th Ave.                                                    Phoenix                   AZ   85027
   51       Refinance    12650 N. Cave Creek Rd.                                               Phoenix                   AZ   85022
   52       Refinance    1690 E. Williams Field Rd.                                            Gilbert                   AZ   85296
   53       Refinance    12160 N. 59th Avenue                                                  Glendale                  AZ   85304
   54       Refinance    2226 Liliha Street                                                    Honolulu                  HI   96817
   55       Refinance    7005 Security Boulevard                                               Balitmore                 MD   21244
   56       Refinance    3555 South 140th Street                                               Omaha                     NE   68144
   57       Refinance    12200 - 12400 & 12401 Kiln Court                                      Beltsville                MD   20705
   58       Refinance    1721 University Avenue                                                Fairbanks                 AK   99709

   59      Acquisition   4246 Cerrillos Road                                                   Santa Fe                  NM   87507
   60      Acquisition   2125 Windsor Spring Road                                              Augusta                   GA   30906
   61      Acquisition   2513 Airport Throughway                                               Columbus                  GA   31904
   62      Acquisition   1525 Geary Street SE                                                  Albany                    OR   97321
   63      Acquisition   3652 Eisenhower Parkway                                               Macon                     GA   31206
   64      Acquisition   16485 East 40th Circle                                                Aurora                    CO   80014
   65      Acquisition   1604 Plaza Way                                                        Walla Walla               WA   98632
   66      Acquisition   495 Garden of the Gods Road                                           Colorado Springs          CO   80907

   67      Acquisition   10280 South Harlem Avenue                                             Bridgeview                IL   60455
   68      Acquisition   191 South Larkin Avenue                                               Joliet                    IL   60436
   69      Acquisition   55 South Constitution Drive                                           Aurora                    IL   60506
   70      Acquisition   815 Elkridge Landing Rd.                                              Linthicum Heights         MD   21090
   71       Refinance    7300 & 7310 Governor Ritchie Highway                                  Glen Burnie               MD   21061
   72       Refinance    2080-2090 York Rd.                                                    Timonium                  MD   21093
   73       Refinance    455 Plaza Drive                                                       Secaucus                  NJ   07094
   74      Acquisition   1103 Rivery Boulevard                                                 Georgetown                TX   78628
   75      Acquisition   19890 Southwest Freeway                                               Sugar Land                TX   77479
   76       Refinance    35 Melanie Lane                                                       Hanover                   NJ   07891

   77      Acquisition   400 Triangle Center                                                   Longview                  WA   98632
   78      Acquisition   711 Horizon Drive                                                     Grand Junction            CO   81506
   79      Acquisition   5460 Augusta Rd                                                       Garden City               GA   31408
   80      Acquisition   6428 S. Hwy 85/87                                                     Fountain                  CO   80817
   81      Acquisition   14091 East Lliff Avenue                                               Aurora                    CO   80014
   82      Acquisition   516 E. Liano Estacado Blvd                                            Clovis                    NM   88101
   83      Acquisition   2574 Riverside Drive                                                  Macon                     GA   31204
   84       Refinance    1400 Midvale Avenue                                                   Los Angeles               CA   90024
   85       Refinance    102-10 66th Road                                                      Rego Park                 NY   11375

   86      Acquisition   3229 Gentian Boulevard                                                Columbus                  GA   31909
   87      Acquisition   1560 West Maloney Avenue                                              Gallup                    NM   87301
   88      Acquisition   11120 Abercorn Street                                                 Savannah                  GA   31419
   89      Acquisition   314 Russell Parkway                                                   Warner Robins             GA   31099
   90      Acquisition   1505 E. Washington Avenue                                             Union Gap                 WA   98903
   91      Acquisition   213 E 29th St.                                                        Loveland                  CO   80538
   92      Acquisition   5250 South Wadsworth Boulevard                                        Littleton                 CO   80123
   93      Acquisition   950-980 King Plaza                                                    Daly City                 CA   94015
   94      Acquisition   401 North 3rd Street                                                  Oxford Borough            PA   19363
   95       Refinance    7927 Belair Road                                                      Baltimore                 MD   21236
   96       Refinance    1387-1402 Marina Way South                                            Richmond                  CA   94808
   97       Refinance    1411-1441 Old York Road                                               Abington                  PA   19001
   98       Refinance    3400 El Camino Real                                                   Palo Alto                 CA   94306
   99       Refinance    10530 Rosehaven Street                                                Fairfax                   VA   22030
  100       Refinance    1550 Crossways Boulevard                                              Chesapeake                VA   23320
  101      Acquisition   4107 Portsmouth Boulevard                                             Chesapeake                VA   23321
  102       Refinance    1441 Midvale Avenue                                                   Los Angeles               CA   90024
  103       Refinance    3550 William Penn Highway                                             Wilkins Township          PA   15235
  104       Refinance    2000 Old Greenbrier Road                                              Chesapeake                VA   23320
  105       Refinance    950 Merchants Concourse                                               Westbury                  NY   11590
  106       Refinance    One Exchange Place                                                    Jersey City               NJ   07302
  107       Refinance    2280 Kings Highway                                                    Fairfield                 CT   06824
  108       Refinance    8701 Belleville Road                                                  Belleville                MI   48111
  109       Refinance    2800 East Broadway Street                                             Pearland                  TX   77581
  110       Refinance    65 Geoffrey Drive                                                     Newark                    DE   19713
  111       Refinance    5421 West Indian School Road                                          Phoenix                   AZ   85031
  112       Refinance    74785 Highway 111                                                     Indian Wells              CA   92210
  113      Acquisition   4107 Portsmouth Boulevard                                             Chesapeake                VA   23321
  114       Refinance    1163 East Ogden Avenue                                                Naperville                IL   60563
  115       Refinance    11930 College Boulevard                                               Overland Park             KS   66210
  116      Acquisition   207 Tradewinds Blvd                                                   Midland                   TX   79706
  117      Acquisition   8808-8840 Pioneer Blvd & 8825 Millergrove Drive                       Santa Fe Springs          CA   90670
  118       Refinance    7990 Georgia Ave                                                      Silver Spring             MD   20910
  119      Acquisition   591 West 78th Street                                                  Chanhassen                MN   55317
  120       Refinance    2500 West Pulaski Hwy                                                 North East                MD   21901
  121       Refinance    114 Franklin Street                                                   Morristown                NJ   07960
  122       Refinance    972 Hilgard Avenue                                                    Los Angeles               CA   90024
  123       Refinance    7393 Turfway Road                                                     Florence                  KY   41042
  124       Refinance    1015-1067 Route 112                                                   Port Jefferson Station    NY   11776
  125       Refinance    8080 North Davis Highway                                              Pensacola                 FL   32514

  126       Refinance    1810 East Market Street                                               Harrisonburg              VA   22801
  127       Refinance    21054 Timberlake Road                                                 Lynchburg                 VA   24502
  128       Refinance    133 Enterprise Drive                                                  Danville                  VA   24540
  129       Refinance    131 Electric Road                                                     Salem                     VA   24153
  130       Refinance    102 Marlboro Road                                                     Easton                    MD   21601
  131       Refinance    4014 Electric Road                                                    Roanoke                   VA   24014
  132       Refinance    625 North Dual Highway                                                Seaford                   DE   19973
  133       Refinance    445 North Franklin Street                                             Christiansburg            VA   24073
  134       Refinance    520 Beckley Crossing                                                  Beckley                   WV   25801
  135       Refinance    851 Statler Boulevard                                                 Staunton                  VA   24401
  136       Refinance    10969 Rochester Avenue                                                Los Angeles               CA   90024
  137      Acquisition   1401 - 17 Tilghman Street                                             Allentown                 PA   18102
  138      Acquisition   20 South River Street                                                 Plains                    PA   18705
  139       Refinance    1302 Blalock                                                          Houston                   TX   77055
  140       Refinance    10926 Ashton Avenue                                                   Los Angeles               CA   90024
  141      Acquisition   1101 P Street                                                         Lincoln                   NE   68508
  142       Refinance    7007 N. High Street                                                   Worthington               OH   43085
  143      Acquisition   771 East Daily Drive                                                  Camarillo                 CA   93010
  144      Acquisition   9 West Mitchell Avenue                                                Cincinnati                OH   45217
  145      Acquisition   9411 Ulysses Street NE                                                Blaine                    MN   55449
  146       Refinance    701, 704, 727, 730, 751 East Kingshill Place; 16830 Avalon Boulevard  Carson                    CA   90746
  147       Refinance    12223 Ventura Boulevard                                               Los Angeles               CA   91604
  148       Refinance    265 North Whisman Road & 325 Middlefield Road                         Mountain View             CA   94043
  149      Acquisition   2727 Towne Centre Drive                                               Mesquite                  TX   75150
  150       Refinance    1625 The Alameda                                                      San Jose                  CA   95128
  151       Refinance    2179 Hull Road                                                        Mason                     MI   48854
  152       Refinance    6221 Columbia Crossing Circle                                         Columbia                  MD   21044
  153      Acquisition   2505-2533 Foster Avenue                                               Janesville                WI   53545
  154      Acquisition   1551 Sandspur Road                                                    Maitland                  FL   32751
  155       Refinance    10355 North DeAnza Boulevard                                          Cupertino                 CA   95014

  156      Acquisition   1000 South Kalamazoo Street                                           Paw Paw                   MI   49079
  157      Acquisition   405 SE Oralabor Road                                                  Ankeny                    IA   50021
  158      Acquisition   2881 Roosevelt Road                                                   Marinette                 WI   54143
  159       Refinance    2512 South Stemmons Freeway                                           Lewisville                TX   75067
  160       Refinance    75 Veronica Avenue                                                    Franklin Township         NJ   08873
  161       Refinance    5905-6005 Trail Avenue NE                                             Keizer                    OR   97303
  162       Refinance    99 Fortin Road                                                        Kingston                  RI   02881
  163       Refinance    550 South Western Avenue                                              Los Angeles               CA   90020
  164      Acquisition   6901 Miami Avenue                                                     Madeira                   OH   45243
  165      Acquisition   70 Centre of New England Boulevard                                    Coventry                  RI   02816
  166       Refinance    2044 Forward Drive                                                    Augusta                   GA   30906
  167       Refinance    9401 Marketplace Road                                                 Fort Myers                FL   33912
  168      Acquisition   38 East 4th Street                                                    New York                  NY   10003
  169       Refinance    50-68 West Fordham Road                                               Bronx                     NY   10468
  170      Acquisition   SWC Harbor Boulevard & Chapman Avenue                                 Garden Grove              CA   92840
  171      Acquisition   3300 NE 2nd Avenue                                                    Miami                     FL   33137
  172      Acquisition   145 Union Boulevard                                                   Lakewood                  CO   80228
  173       Refinance    8701-8711 W. 3rd Street                                               Los Angeles               CA   90048
  174       Refinance    1602 - 1624 Avenue Y                                                  Brooklyn                  NY   11235
  175       Refinance    1992 Jericho Turnpike                                                 East Northport            NY   11731
  176      Acquisition   12110 Lebanon Road                                                    Sharonville               OH   45214
  177      Acquisition   2790 North Road                                                       Orangeburg                SC   29118
  178      Acquisition   1075 Vapor Trail                                                      Colorado Springs          CO   80916
  179       Refinance    3846-3496 5th Avenue & 441-449 University Avenue                      San Diego                 CA   92103
  180       Refinance    2381 Fair Oaks Boulevard                                              Sacramento                CA   95825
  181      Acquisition   5510 Castleberry Road                                                 Cumming                   GA   30040
  182      Acquisition   1178 Broadway                                                         New York                  NY   10001
  183       Refinance    962 Hilgard Avenue                                                    Los Angeles               CA   90024
  184       Refinance    17200 Brookhurst Street                                               Fountain Valley           CA   92708
  185       Refinance    3135 S Atlantic Avenue                                                Daytona Beach Shores      FL   32118
  186      Acquisition   2381 Pointe Parkway                                                   Carmel                    IN   46032
  187       Refinance    800 East Roosevelt Road                                               Lombard                   IL   60148
  188      Acquisition   4300 Sion Farm                                                        Christiansted             VI   00820
  189       Refinance    890-898 West End Avenue                                               New York                  NY   10025
  190      Acquisition   24501 Town Center Drive                                               Valencia                  CA   91355
  191       Refinance    1000 Royal Heights Road                                               Belleville                IL   62226
  192       Refinance    3737 West Ina Road                                                    Marana                    AZ   85434
  193       Refinance    500 Miller Ave                                                        North Las Vegas           NV   89030
  194       Refinance    247 West 35th Street                                                  New York                  NY   10001
  195      Acquisition   1551 Lawrence Dr.                                                     De Pere                   WI   54115
  196      Acquisition   8441 Park Boulevard                                                   Seminole                  FL   33777
  197      Acquisition   3190 Corporate Place                                                  Hayward                   CA   94545
  198       Refinance    7551 Timberlake Way                                                   Sacramento                CA   95823
  199       Refinance    500 Silver Spur Road                                                  Rancho Palos Verdes       CA   90275
  200       Refinance    1051 Ketel Avenue                                                     North Aurora              IL   60542
  201       Refinance    4343 Wisconsin Avenue                                                 Grand Chute               WI   54913
  202       Refinance    312-314 Bleecker Street                                               New York                  NY   10014
  203      Acquisition   1719 Boston Road                                                      Springfield               MA   01129
  204      Acquisition   805 W. Dr. Martin Luther King Jr. Blvd.                               Tampa                     FL   33603
  205       Refinance    4650 1st Avenue NE                                                    Cedar Rapids              IA   52402
  206       Refinance    353 Highway 35                                                        Eatontown                 NJ   07724
  207       Refinance    2430 Kissimmee Park Road                                              Saint Cloud               FL   34769
  208      Acquisition   360-380 E. Thousand Oaks Boulevard                                    Thousand Oaks             CA   91360
  209       Refinance    1001 Spring Valley Drive                                              Hanahan                   SC   29406
  210       Refinance    2600 Knollwood Court                                                  Cameron Park              CA   95682
  211       Refinance    36-44 Arden Street                                                    New York                  NY   10040
  212       Refinance    432 South Arroyo Parkway                                              Pasadena                  CA   91105
  213       Refinance    12295, 12297 and 13000 Saratoga-Sunnyvale Road                        Saratoga                  CA   95070
  214       Refinance    7740 Point Meadows Drive                                              Jacksonville              FL   32256
  215      Acquisition   1700 South Loop 288                                                   Denton                    TX   76205
  216      Acquisition   1000 and 1142 Northland Drive                                         Marquette                 MI   49855
  217       Refinance    101 Merchants Way                                                     Marlton                   NJ   08053
  218      Acquisition   3210 N. Pleasantburg Drive                                            Greenville                SC   29609
  219       Refinance    4824 Poplar Springs Place                                             Meridian                  MS   39305

  220      Acquisition   345 Main Street                                                       Johnson City              NY   13790
  221      Acquisition   29-33 Port Watson Street                                              Cortland                  NY   13045
  222      Acquisition   3250 Craig Drive                                                      McKinney                  TX   75070
  223      Acquisition   19330 East Quincy Avenue                                              Aurora                    CO   80016
  224      Acquisition   9932 East 58th Street                                                 Tulsa                     OK   74146
  225       Refinance    578 Paul Huff Parkway                                                 Cleveland                 TN   37312
  226      Acquisition   3334 Richmond Ave.                                                    Houston                   TX   77098
  227       Refinance    1520-1528 Westchester Avenue, 1182-1186 Elder Avenue                  Bronx                     NY   10472
  228       Refinance    6614 East Adamo Drive                                                 Tampa                     FL   33619
  229       Refinance    8848 - 8878 Maximus Drive                                             Lone Tree                 CO   80124
  230       Refinance    29200 Dardanella Street                                               Livonia                   MI   48152
  231       Refinance    2554 Millcreek Drive                                                  Sacramento                CA   95833
  232       Refinance    1479 Ygnacio Valley Road                                              Walnut Creek              CA   94598
  233       Refinance    1136 Crescent Avenue                                                  Atlanta                   GA   30309
  234       Refinance    2101 Smith Street                                                     Houston                   TX   77002
  235      Acquisition   201 South Pagewood Avenue                                             Odessa                    TX   79761
  236       Refinance    8205 Presidents Drive                                                 Hummelstown               PA   17036
  237      Acquisition   5476 Mountain Iron Drive                                              Mountain Iron             MN   55792
  238       Refinance    2703 Burlington-Mt. Holly Road                                        Burlington Township       NJ   08016
  239      Acquisition   1705 US Highway 78 East                                               Jasper                    AL   35501
  240       Refinance    4486 Cherokee Drive                                                   Douglasville              GA   30134
  241       Refinance    80 & 100 North Lake Avenue                                            Pasadena                  CA   91101
  242       Refinance    1060 North Eliseo C. Felix Jr. Way                                    Avondale                  AZ   85323
  243       Refinance    701 -711 West Lake Street                                             Oak Park                  IL   60301
  244      Acquisition   5903-5905 82nd Street                                                 Lubbock                   TX   79424
  245       Refinance    6180 Atlantic Boulevard                                               Norcross                  GA   30071
  246       Refinance    363-383 West Bonita Avenue & 300-310 North Indian Hill Boulevard      Claremont                 CA   91711
  247      Acquisition   5445 North Bird Creek                                                 Catoosa                   OK   74015
  248      Acquisition   1104 South Westmoreland Avenue                                        Dallas                    TX   75211
  249       Refinance    2501 Bagby Street                                                     Houston                   TX   77006
  250      Acquisition   456 San Fernando Mission Boulevard                                    San Fernando, CA          CA   91340
  251       Refinance    41973 Remington Avenue                                                Temecula                  CA   92590
  252      Acquisition   12023 and 12073 East Arapahoe Road                                    Centennial                CO   80112
  253      Acquisition   Interstate 27 North of Ventura Drive                                  Amarillo                  TX   79110
  254       Refinance    16900 Roscoe Boulevard                                                Van Nuys                  CA   91406
  255       Refinance    3272-3288 Canoe Creek Road                                            St. Cloud                 FL   34472
  256      Acquisition   6653 NE Glisan Street                                                 Portland                  OR   97213
  257       Refinance    7030 Smith Corners Boulevard                                          Charlotte                 NC   28269
  258       Refinance    10 Fort Eddy Road                                                     Concord                   NH   03301
  259       Refinance    739 Fentress Boulevard                                                Daytona Beach             FL   32114
  260       Refinance    5701 Colleyville Boulevard                                            Colleyville               TX   76034
  261       Refinance    1500 Lawrence Avenue                                                  Ocean                     NJ   07712
  262      Acquisition   4115 North Main Street                                                Mishawaka                 IN   46545
  263       Refinance    18002 Irvine Boulevard                                                Tustin                    CA   92780
  264       Refinance    1546 Golden Gate Avenue                                               Los Angeles               CA   90026
  265       Refinance    2538 Guadalupe/2513 San Antonio Street                                Austin                    TX   78705
  266      Acquisition   1049 West 7th Avenue                                                  Auburn                    IN   46706
  267      Acquisition   1500 West 4th Street                                                  Pueblo                    CO   81004
  268       Refinance    1325 South Lone Hill Avenue                                           Glendora                  CA   91740

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MORTGAGE
LOAN NO.  PROPERTY TYPE                   PROPERTY SUB-TYPE               UNITS/SF(3)          YEAR BUILT           YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------

   1      Office                          Urban                               451,800             1913                   2003
   2      Retail                          Specialty                           594,682             2003                    NAP

   3      Industrial                      Warehouse/Cold Storage              520,000             1995                   2004
   4      Industrial                      Warehouse/Cold Storage              401,072             1995                   2000
   5      Industrial                      Warehouse/Cold Storage              467,000         1994 - 1996                 NAP
   6      Industrial                      Warehouse                           333,000         1968 - 1972                 NAP
   7      Retail                          Anchored                            384,752      1974 / 1988 / 1990             NAP
   8      Retail                          Anchored                            428,668             1963                   1990
   9      Retail                          Anchored                            488,915         2001 - 2006                 NAP
   10     Hospitality                     Full Service                             75             1887            1997 / 2004 - 2006

   11     Retail                          Anchored                            438,097             2000                    NAP
   12     Retail                          Anchored                            235,599             2000                    NAP
   13     Office                          Urban                               280,060             1929                   2004
   14     Office                          Suburban                            269,254             1999                    NAP
   15     Multifamily                     Garden                                  343             1967                   2006
   16     Retail                          Anchored                            333,441         1969 - 2006                2000

   17     Hospitality                     Full Service                            288             1997                    NAP
   18     Hospitality                     Limited Service                         140             1998                   1993
   19     Retail                          Anchored                            220,716             2000                    NAP
   20     Office                          Urban                               192,935             1951                   2004
   21     Hospitality                     Full Service                            375      1981 - 1982 / 1987            2006
   22     Multifamily                     Garden                                  320             1974                    NAP
   23     Retail                          Anchored                            186,725             1983                   2002
   24     Industrial                      Warehouse                           694,548             1961                    NAP
   25     Office                          Urban                               127,273             1916                   1987
   26     Office                          Suburban                            138,132             1994                   2000
   27     Retail                          Anchored                            188,238      1988 / 2003 - 2007             NAP
   28     Office                          Suburban                            148,180             2006                    NAP
   29     Hospitality                     Extended Stay                           168             1988                   2005
   30     Retail                          Anchored                            283,839             1996                    NAP
   31     Retail                          Anchored                            343,913             1996                    NAP
   32     Multifamily                     Garden                                  370             1997                    NAP
   33     Retail                          Anchored                            357,355             1978                   1989
   34     Retail                          Anchored                            220,801             1985                1999 / 2001
   35     Retail                          Anchored                            209,185             1996                    NAP
   36     Retail                          Anchored                            301,740         1987 - 1988                 NAP
   37     Office                          Suburban                            166,153             2001                    NAP
   38     Retail                          Anchored                            121,973             1986                   2007

   39     Retail                          Anchored                            135,643             1992                    NAP
   40     Retail                          Anchored                             57,976             1983                   2006
   41     Office                          Suburban                            136,825         1985 / 2001                2004
   42     Retail                          Anchored                             61,878             2000                    NAP
   43     Office                          Suburban                             94,364             2002                    NAP
   44     Retail                          Anchored                            112,722             1957                   1996
   45     Multifamily                     Garden                                  285         1997 - 2001                 NAP
   46     Office                          Urban                               180,098             1984                   2001
   47     Multifamily                     Garden                                  240             1974                1997 - 2006
   48     Multifamily                     Garden                                  356             1985                    NAP

   49     Self Storage                    Self Storage                         67,585             1997                   2001
   50     Self Storage                    Self Storage                         71,900             1998                    NAP
   51     Self Storage                    Self Storage                         77,250             1983                1995 / 2001
   52     Self Storage                    Self Storage                         71,915             2001                    NAP
   53     Self Storage                    Self Storage                         72,525             2000                    NAP
   54     Office                          Medical                              89,804             1997                    NAP
   55     Retail                          Anchored                             77,287             1972                   2000
   56     Other                           Theater                             107,402             1997                    NAP
   57     Industrial                      Flex                                155,971         1991 - 1996                 NAP
   58     Multifamily                     Low Rise                                354             1985                    NAP

   59     Retail                          Free Standing                         5,400             1997                    NAP
   60     Retail                          Free Standing                         6,405             2005                    NAP
   61     Retail                          Free Standing                         6,140             2006                    NAP
   62     Retail                          Free Standing                         6,024             2005                    NAP
   63     Retail                          Free Standing                         5,000             1995                    NAP
   64     Retail                          Free Standing                         4,987             1998                    NAP
   65     Retail                          Free Standing                         6,025             2005                    NAP
   66     Retail                          Free Standing                         4,800             1998                    NAP

   67     Retail                          Free Standing                        65,438             1993                   2006
   68     Retail                          Free Standing                        64,064             1992                    NAP
   69     Retail                          Free Standing                        64,064             1993                    NAP
   70     Hospitality                     Limited Service                         137             1997                    NAP
   71     Mixed Use                       Office/Retail                       141,667      1960 / 1970 / 1992            2005
   72     Retail                          Unanchored                           59,799             1986                    NAP
   73     Other                           Leased Fee                              262             1986                    NAP
   74     Retail                          Anchored                             74,266             2005                    NAP
   75     Retail                          Free Standing                        64,329             2005                    NAP
   76     Industrial                      Warehouse                           234,203             1979                    NAP

   77     Retail                          Free Standing                         6,570             2004                    NAP
   78     Retail                          Free Standing                         4,900             1995                    NAP
   79     Retail                          Free Standing                         4,300             1998                    NAP
   80     Retail                          Free Standing                         6,140             2005                    NAP
   81     Retail                          Free Standing                         5,200             1992                    NAP
   82     Retail                          Free Standing                         6,140             2005                    NAP
   83     Retail                          Free Standing                         5,000             1998                    NAP
   84     Multifamily                     Garden                                   73             1987                    NAP
   85     Multifamily                     Cooperative                             498             1964                    NAP

   86     Retail                          Free Standing                         5,200             1995                    NAP
   87     Retail                          Free Standing                         6,800             2004                    NAP
   88     Retail                          Free Standing                         5,200             1993                    NAP
   89     Retail                          Free Standing                         4,990             1994                    NAP
   90     Retail                          Free Standing                         4,800             2004                    NAP
   91     Retail                          Free Standing                         4,987             1997                    NAP
   92     Retail                          Free Standing                         5,400             1990                    NAP
   93     Retail                          Unanchored                           59,538             1973                    NAP
   94     Retail                          Anchored                            119,893             1975                2004 - 2006
   95     Retail                          Anchored                            152,834             1979                    NAP
   96     Office                          Suburban                            128,160             1991                    NAP
   97     Retail                          Anchored                             73,857             1958                    NAP
   98     Hospitality                     Full Service                            136  1953 / 1957 / 1959 / 1962         2006
   99     Office                          Suburban                            127,774             1981                    NAP
  100     Hospitality                     Limited Service                         124             1990                    NAP
  101     Retail                          Anchored                            119,985             1991                   2005
  102     Multifamily                     Low Rise                                 60             1987                    NAP
  103     Retail                          Free Standing                       136,123             1996                    NAP
  104     Hospitality                     Limited Service                         119             1999                   2005
  105     Retail                          Anchored                             61,639         2000 / 2002                 NAP
  106     Office                          Urban                                97,733             1920                   1990
  107     Retail                          Free Standing                        34,267             2007                    NAP
  108     Manufactured Housing Community  Manufactured Housing Community          358         1959 / 1987             1995 / 1997
  109     Retail                          Anchored                             81,160             1999                    NAP
  110     Hospitality                     Limited Service                         133             1990                   2005
  111     Multifamily                     Garden                                  200             2001                    NAP
  112     Office                          Suburban                             40,718             1996                    NAP
  113     Retail                          Anchored                             79,476             1991                   2005
  114     Retail                          Anchored                            140,981             1981                   1996
  115     Retail                          Anchored                            114,550             1988                   1998
  116     Other                           Medical/Rehab Center                 64,000             1986                   2006
  117     Industrial                      Warehouse                           163,578         1954 / 1962                1998
  118     Hospitality                     Limited Service                         126             1961                    NAP
  119     Hospitality                     Limited Service                         122             1990                    NAP
  120     Retail                          Anchored                             80,190             1998                    NAP
  121     Multifamily                     Garden                                  140             1948                   2006
  122     Multifamily                     Low Rise                                 44             1980                    NAP
  123     Hospitality                     Limited Service                         117             1989                2003 / 2005
  124     Retail                          Anchored                             65,083             1976                    NAP
  125     Hospitality                     Limited Service                         115             1994                   2004

  126     Retail                          Free Standing                         6,400             1990                    NAP
  127     Retail                          Unanchored                            6,424             1990                    NAP
  128     Retail                          Unanchored                            7,500             1990                    NAP
  129     Retail                          Unanchored                            6,400             1989                    NAP
  130     Retail                          Free Standing                         7,000             1987                    NAP
  131     Retail                          Unanchored                            6,279             1996                    NAP
  132     Retail                          Unanchored                            6,325             1995                    NAP
  133     Retail                          Unanchored                            6,000             2000                    NAP
  134     Retail                          Free Standing                         6,400             1990                    NAP
  135     Retail                          Free Standing                         6,400             1990                    NAP
  136     Multifamily                     Mid Rise                                 38             1987                    NAP
  137     Retail                          Free Standing                        14,564             2006                    NAP
  138     Retail                          Free Standing                        14,564             2006                    NAP
  139     Retail                          Anchored                             70,475             1987                    NAP
  140     Multifamily                     Mid Rise                                 39             1989                    NAP
  141     Other                           Theater                              68,633             2004                    NAP
  142     Hospitality                     Full Service                            230         1975 / 1978             2002 / 2007
  143     Office                          Suburban                             37,638             2006                    NAP
  144     Retail                          Free Standing                        15,120             2000                    NAP
  145     Retail                          Free Standing                        25,488             2006                    NAP
  146     Industrial                      Light                               168,728             1979                    NAP
  147     Retail                          Free Standing                        13,360             1973                   2005
  148     Industrial                      Flex                                 33,314             1965                   1995
  149     Retail                          Free Standing                       142,000             1995                    NAP
  150     Office                          Urban                                54,496             1966                    NAP
  151     Manufactured Housing Community  Manufactured Housing Community          267         1975 / 1987                 NAP
  152     Retail                          Free Standing                        60,000             1997                    NAP
  153     Industrial                      Light                               277,270  1974 - 1995 / 1983 - 1996         2006
  154     Office                          Suburban                             42,260             1997                    NAP
  155     Office                          Suburban                             62,130             1984                   2004

  156     Retail                          Free Standing                        22,670             2006                    NAP
  157     Retail                          Free Standing                        19,079             2006                    NAP
  158     Retail                          Free Standing                        19,097             2006                    NAP
  159     Retail                          Free Standing                       122,000             1997                    NAP
  160     Office                          Medical                              41,706         2000 / 2005                 NAP
  161     Multifamily                     Garden                                   85             2006                    NAP
  162     Retail                          Anchored                             40,625             1987                   2006
  163     Office                          Suburban                             12,627             1930                   2005
  164     Retail                          Free Standing                        13,905             1998                    NAP
  165     Industrial                      Warehouse                            33,000             1998                    NAP
  166     Industrial                      Warehouse                           298,000             1994                    NAP
  167     Hospitality                     Limited Service                          85             2001                2005 / 2006
  168     Hospitality                     Extended Stay                            14             1910                   2006
  169     Retail                          Unanchored                           11,230             1920                   1995
  170     Other                           Leased Fee                           27,039             2000                    NAP
  171     Self Storage                    Self Storage                         44,558             1926                1998 / 2000
  172     Retail                          Unanchored                           11,193             2006                    NAP
  173     Office                          Urban                                17,775         1954 / 1989                 NAP
  174     Retail                          Free Standing                        13,500             2007                    NAP
  175     Retail                          Free Standing                        38,000             1963                2003 - 2006
  176     Retail                          Free Standing                        13,905             1998                    NAP
  177     Retail                          Free Standing                        23,500             1999                    NAP
  178     Industrial                      Warehouse                            55,980             2006                    NAP
  179     Mixed Use                       Office/Retail/Multifamily            24,680         1942 / 1945                2000
  180     Retail                          Shadow Anchored                      15,222             2006                    NAP
  181     Retail                          Free Standing                        12,900             2006                    NAP
  182     Mixed Use                       Office/Retail                        21,850             1908                   2007
  183     Multifamily                     Mid Rise                                 24             1988                    NAP
  184     Retail                          Free Standing                        50,000             1970                   1996
  185     Hospitality                     Limited Service                         114             1974                2004 - 2005
  186     Retail                          Free Standing                        23,196             2001                    NAP
  187     Retail                          Unanchored                           61,186             1975                   2006
  188     Retail                          Free Standing                        38,365             2005                    NAP
  189     Multifamily                     Cooperative                              79             1926                   1991
  190     Retail                          Unanchored                            9,342             2001                    NAP
  191     Multifamily                     Garden                                   88             1990                    NAP
  192     Retail                          Shadow Anchored                      94,781             1987                    NAP
  193     Manufactured Housing Community  Manufactured Housing Community          213             1965                    NAP
  194     Office                          Urban                                81,700             1926                2002 - 2005
  195     Retail                          Free Standing                        48,453             2004                    NAP
  196     Retail                          Unanchored                           51,868         1960 - 1981                2005
  197     Industrial                      Warehouse                            83,463         1976 / 1991                 NAP
  198     Office                          Medical                              17,090         2006 / 2007                 NAP
  199     Office                          Suburban                             36,551             1986                   2003
  200     Self Storage                    Self Storage                         59,055             2003                    NAP
  201     Retail                          Shadow Anchored                      12,005             2006                    NAP
  202     Retail                          Unanchored                            2,489             1880                   1995
  203     Other                           Leased Fee                          120,000             1967                    NAP
  204     Retail                          Free Standing                        47,989             1997                   2006
  205     Retail                          Free Standing                        46,790             1996                    NAP
  206     Retail                          Unanchored                           42,000             1974                   2006
  207     Self Storage                    Self Storage                         81,650         1997 / 2004                 NAP
  208     Retail                          Unanchored                           14,040             1968                   2003
  209     Manufactured Housing Community  Manufactured Housing Community          210             1971                    NAP
  210     Multifamily                     Garden                                   64             1991                    NAP
  211     Multifamily                     Mid Rise                                 69             1926                   1989
  212     Retail                          Free Standing                        17,305             1922                   2006
  213     Retail                          Unanchored                           10,753             1997                    NAP
  214     Office                          Medical                              20,468             2004                    NAP
  215     Retail                          Free Standing                        14,490             2005                    NAP
  216     Multifamily                     Garden                                  124         1976 - 1978                 NAP
  217     Retail                          Unanchored                           30,212             2000                    NAP
  218     Retail                          Free Standing                        20,388             2007                    NAP
  219     Self Storage                    Self Storage                         71,875         1996 - 2006                 NAP

  220     Retail                          Free Standing                        10,125             1998                    NAP
  221     Retail                          Free Standing                        10,125             1998                    NAP
  222     Office                          Suburban                             15,544             2006                    NAP
  223     Retail                          Unanchored                           15,800             2006                    NAP
  224     Industrial                      Light                               103,200             1977                    NAP
  225     Retail                          Free Standing                        13,824             2004                    NAP
  226     Office                          Suburban                             26,769             1970                   2001
  227     Retail                          Unanchored                            7,042             1927                   2003
  228     Industrial                      Warehouse                            41,377             1967                    NAP
  229     Retail                          Unanchored                           19,476             1986                   2005
  230     Multifamily                     Garden                                   92             1964                    NAP
  231     Office                          Suburban                             25,689             1992                   1999
  232     Office                          Medical                              14,011             1966                    NAP
  233     Mixed Use                       Retail/Multifamily                    8,800             1963            2000 / 2003 - 2004
  234     Mixed Use                       Office/Retail                        13,817             1962                   2005
  235     Industrial                      Warehouse                            50,000         2006 - 2007                 NAP
  236     Office                          Medical                              19,220             2003                   2005
  237     Retail                          Free Standing                        13,650             2007                    NAP
  238     Retail                          Free Standing                        45,102             1999                    NAP
  239     Retail                          Shadow Anchored                      30,000             2005                    NAP
  240     Manufactured Housing Community  Manufactured Housing Community          147             1963                   1987
  241     Mixed Use                       Office/Retail                        11,393         1946 / 1967                 NAP
  242     Industrial                      Warehouse                            28,336         2004 / 2005                 NAP
  243     Retail                          Unanchored                            7,705             2004                    NAP
  244     Retail                          Unanchored                           25,560             2004                    NAP
  245     Industrial                      Flex                                 79,500             1980                    NAP
  246     Retail                          Unanchored                            8,063             1997                    NAP
  247     Industrial                      Warehouse                            56,000             1999                    NAP
  248     Retail                          Free Standing                        13,905             1996                    NAP
  249     Retail                          Unanchored                           15,820             1999                    NAP
  250     Office                          Suburban                              9,671             1960                1994 / 2006
  251     Industrial                      Warehouse                            24,006             2006                    NAP
  252     Retail                          Unanchored                           15,878         2002 - 2003                 NAP
  253     Retail                          Free Standing                        24,727             2007                    NAP
  254     Retail                          Free Standing                         5,244             1976                    NAP
  255     Retail                          Unanchored                           10,850             2006                    NAP
  256     Retail                          Shadow Anchored                       9,760             2006                    NAP
  257     Retail                          Shadow Anchored                       7,380             2006                    NAP
  258     Retail                          Unanchored                            9,770             1996                    NAP
  259     Industrial                      Light                                20,238             2006                    NAP
  260     Other                           Leased Fee                            4,300             2007                    NAP
  261     Office                          Suburban                             24,720             1988                    NAP
  262     Retail                          Free Standing                         5,220             2002                    NAP
  263     Office                          Suburban                             17,127             1966                2001 - 2005
  264     Multifamily                     Garden                                   16             1929                   2006
  265     Retail                          Free Standing                         5,588         1935 / 1960                2005
  266     Retail                          Free Standing                         3,100             1983                   2006
  267     Retail                          Shadow Anchored                       2,932             2006                    NAP
  268     Other                           Leased Fee                            3,234             2002                    NAP

--------------------------------------------------------------------

MORTGAGE    PERCENT  PERCENT LEASED
LOAN NO.  LEASED(4)  AS OF DATE(4)   SECURITY TYPE(5)  LIEN POSITION
--------------------------------------------------------------------

   1         100.0%    07/01/2007           Fee            First
   2          94.7%    04/11/2007           Fee            First

   3         100.0%    07/01/2007           Fee            First
   4         100.0%    07/01/2007           Fee            First
   5         100.0%    07/01/2007           Fee            First
   6         100.0%    07/01/2007           Fee            First
   7          98.6%    07/01/2007           Fee            First
   8          99.8%    04/01/2007           Fee            First
   9          85.2%    01/03/2007           Fee            First
   10         94.4%    04/30/2007           Fee            First

   11        100.0%    01/18/2007           Fee            First
   12        100.0%    01/18/2007     Fee / Leasehold      First
   13         87.2%    03/27/2007           Fee            First
   14         99.1%    01/29/2007           Fee            First
   15         92.1%    04/10/2007           Fee            First
   16         94.0%    04/18/2007           Fee            First

   17         62.7%    12/31/2006           Fee            First
   18         71.9%    12/31/2006           Fee            First
   19        100.0%    01/18/2007           Fee            First
   20        100.0%    03/27/2007           Fee            First
   21         72.4%    12/31/2006           Fee            First
   22         90.6%    05/15/2007           Fee            First
   23         98.2%    05/29/2007           Fee            First
   24        100.0%    03/09/2007           Fee            First
   25         95.1%    01/01/2007           Fee            First
   26        100.0%    06/08/2007           Fee            First
   27         96.8%    01/31/2007           Fee            First
   28         91.1%    06/15/2007           Fee            First
   29         80.3%    03/31/2007           Fee            First
   30        100.0%    01/03/2007           Fee            First
   31        100.0%    06/05/2007           Fee            First
   32         93.8%    05/09/2007           Fee            First
   33         95.8%    03/26/2007           Fee            First
   34         99.6%    03/27/2007           Fee            First
   35        100.0%    01/31/2007           Fee            First
   36         95.9%    05/08/2007           Fee            First
   37         93.1%    05/17/2007           Fee            First
   38         98.0%    01/31/2007           Fee            First

   39        100.0%    01/18/2007           Fee            First
   40         86.5%    01/18/2007           Fee            First
   41        100.0%    05/10/2007           Fee            First
   42        100.0%    05/30/2007           Fee            First
   43         91.6%    06/01/2007           Fee            First
   44        100.0%    01/31/2007           Fee            First
   45         95.4%    04/04/2007           Fee            First
   46         72.8%    05/31/2007           Fee            First
   47         90.8%    06/26/2007           Fee            First
   48         95.8%    03/15/2007           Fee            First

   49         92.7%    04/09/2007           Fee            First
   50         95.3%    04/08/2007           Fee            First
   51         95.5%    04/08/2007           Fee            First
   52         88.9%    04/08/2007           Fee            First
   53         93.6%    04/08/2007           Fee            First
   54         97.2%    05/17/2007        Leasehold         First
   55        100.0%    01/31/2007           Fee            First
   56        100.0%    07/01/2007        Leasehold         First
   57         86.8%    05/15/2007           Fee            First
   58         94.4%    03/14/2007           Fee            First

   59        100.0%    07/01/2007           Fee            First
   60        100.0%    07/01/2007           Fee            First
   61        100.0%    07/01/2007           Fee            First
   62        100.0%    07/01/2007           Fee            First
   63        100.0%    07/01/2007           Fee            First
   64        100.0%    07/01/2007           Fee            First
   65        100.0%    07/01/2007           Fee            First
   66        100.0%    07/01/2007           Fee            First

   67        100.0%    07/01/2007           Fee            First
   68        100.0%    07/01/2007           Fee            First
   69        100.0%    07/01/2007           Fee            First
   70         76.1%    03/31/2007           Fee            First
   71         91.0%    04/27/2007           Fee            First
   72         95.3%    01/31/2007           Fee            First
   73        100.0%    02/19/2007           Fee            First
   74         85.9%    01/04/2007           Fee            First
   75        100.0%    07/01/2007           Fee            First
   76        100.0%    04/01/2007           Fee            First

   77        100.0%    07/01/2007           Fee            First
   78        100.0%    07/01/2007           Fee            First
   79        100.0%    07/01/2007           Fee            First
   80        100.0%    07/01/2007           Fee            First
   81        100.0%    07/01/2007           Fee            First
   82        100.0%    07/01/2007           Fee            First
   83        100.0%    07/01/2007           Fee            First
   84         98.6%    03/31/2007           Fee            First
   85        100.0%    01/12/2007           Fee            First

   86        100.0%    07/01/2007     Fee / Leasehold      First
   87        100.0%    07/01/2007           Fee            First
   88        100.0%    07/01/2007           Fee            First
   89        100.0%    07/01/2007           Fee            First
   90        100.0%    07/01/2007           Fee            First
   91        100.0%    07/01/2007           Fee            First
   92        100.0%    07/01/2007           Fee            First
   93        100.0%    04/01/2007           Fee            First
   94        100.0%    05/14/2007           Fee            First
   95         97.4%    01/31/2007           Fee            First
   96        100.0%    03/01/2007           Fee            First
   97        100.0%    03/13/2007           Fee            First
   98         71.6%    03/31/2007           Fee            First
   99         91.3%    06/18/2007           Fee            First
  100         71.5%    04/30/2007           Fee            First
  101         94.3%    02/25/2007           Fee            First
  102        100.0%    03/31/2007           Fee            First
  103        100.0%    07/01/2007        Leasehold         First
  104         82.7%    02/28/2007           Fee            First
  105        100.0%    01/18/2007           Fee            First
  106         84.4%    04/01/2007           Fee            First
  107        100.0%    10/05/2006           Fee            First
  108         96.1%    03/28/2007           Fee            First
  109        100.0%    04/18/2007           Fee            First
  110         68.9%    03/31/2007           Fee            First
  111         88.5%    05/29/2007           Fee            First
  112         92.4%    01/29/2007           Fee            First
  113        100.0%    01/10/2007           Fee            First
  114         92.9%    03/29/2007           Fee            First
  115         96.3%    03/31/2007           Fee            First
  116        100.0%    07/01/2007           Fee            First
  117        100.0%    02/07/2007           Fee            First
  118         59.1%    12/31/2006           Fee            First
  119         65.9%    03/31/2007           Fee            First
  120        100.0%    01/31/2007           Fee            First
  121         98.6%    01/04/2007           Fee            First
  122         97.7%    03/31/2007           Fee            First
  123         67.2%    05/31/2007           Fee            First
  124        100.0%    04/01/2007           Fee            First
  125         63.9%    04/30/2007           Fee            First

  126        100.0%    04/19/2007           Fee            First
  127        100.0%    04/19/2007           Fee            First
  128         84.0%    04/19/2007           Fee            First
  129         69.5%    04/19/2007           Fee            First
  130        100.0%    04/19/2007           Fee            First
  131        100.0%    04/19/2007           Fee            First
  132         83.4%    04/19/2007           Fee            First
  133        100.0%    04/19/2007           Fee            First
  134        100.0%    04/19/2007           Fee            First
  135        100.0%    04/19/2007           Fee            First
  136        100.0%    03/31/2007           Fee            First
  137        100.0%    07/01/2007           Fee            First
  138        100.0%    07/01/2007           Fee            First
  139        100.0%    05/23/2007           Fee            First
  140        100.0%    03/31/2007           Fee            First
  141        100.0%    07/01/2007           Fee            First
  142         58.4%    02/28/2007           Fee            First
  143        100.0%    04/11/2007           Fee            First
  144        100.0%    07/01/2007           Fee            First
  145        100.0%    07/01/2007           Fee            First
  146        100.0%    05/15/2007           Fee            First
  147        100.0%    03/22/2007           Fee            First
  148        100.0%    04/26/2007           Fee            First
  149        100.0%    03/31/2007           Fee            First
  150         91.7%    04/20/2007           Fee            First
  151         96.3%    03/28/2007           Fee            First
  152        100.0%    07/01/2007           Fee            First
  153        100.0%    07/01/2007           Fee            First
  154        100.0%    05/18/2007           Fee            First
  155        100.0%    07/01/2007           Fee            First

  156        100.0%    07/01/2007           Fee            First
  157        100.0%    07/01/2007           Fee            First
  158        100.0%    07/01/2007           Fee            First
  159        100.0%    04/01/2007           Fee            First
  160        100.0%    05/16/2007           Fee            First
  161         95.3%    05/19/2007           Fee            First
  162         94.6%    04/25/2007           Fee            First
  163        100.0%    07/01/2007           Fee            First
  164        100.0%    07/01/2007           Fee            First
  165        100.0%    07/01/2007           Fee            First
  166        100.0%    04/16/2007           Fee            First
  167         73.0%    02/28/2007           Fee            First
  168        100.0%    07/01/2007           Fee            First
  169        100.0%    05/01/2007           Fee            First
  170         79.7%    03/31/2007           Fee            First
  171         71.6%    01/17/2007           Fee            First
  172        100.0%    05/01/2007           Fee            First
  173        100.0%    07/01/2007           Fee            First
  174        100.0%    07/01/2007           Fee            First
  175        100.0%    07/01/2007           Fee            First
  176        100.0%    07/01/2007           Fee            First
  177        100.0%    07/01/2007           Fee            First
  178        100.0%    07/01/2007           Fee            First
  179        100.0%    06/29/2007           Fee            First
  180        100.0%    10/23/2006           Fee            First
  181        100.0%    07/01/2007           Fee            First
  182        100.0%    06/18/2007           Fee            First
  183         95.8%    03/31/2007           Fee            First
  184        100.0%    07/01/2007           Fee            First
  185         50.6%    03/01/2007           Fee            First
  186        100.0%    07/01/2007           Fee            First
  187         86.9%    05/17/2007           Fee            First
  188        100.0%    07/01/2007           Fee            First
  189        100.0%    01/22/2007           Fee            First
  190        100.0%    02/09/2007           Fee            First
  191         98.9%    06/01/2007           Fee            First
  192         95.1%    03/09/2007           Fee            First
  193         92.0%    04/20/2007           Fee            First
  194         85.1%    05/31/2007           Fee            First
  195        100.0%    07/01/2007           Fee            First
  196         92.2%    04/17/2007           Fee            First
  197        100.0%    07/01/2007           Fee            First
  198         96.1%    03/14/2007           Fee            First
  199        100.0%    12/01/2006           Fee            First
  200         90.1%    04/25/2007           Fee            First
  201         87.6%    04/06/2007           Fee            First
  202        100.0%    06/13/2007           Fee            First
  203        100.0%    07/01/2007           Fee            First
  204        100.0%    07/01/2007           Fee            First
  205        100.0%    07/01/2007           Fee            First
  206        100.0%    05/01/2007           Fee            First
  207         85.5%    02/13/2007           Fee            First
  208        100.0%    03/30/2007           Fee            First
  209         98.1%    03/01/2007           Fee            First
  210        100.0%    03/31/2007           Fee            First
  211         95.7%    03/01/2007           Fee            First
  212        100.0%    07/01/2007           Fee            First
  213         89.2%    04/11/2007           Fee            First
  214         89.8%    05/16/2007           Fee            First
  215        100.0%    07/01/2007           Fee            First
  216         94.1%    03/30/2007           Fee            First
  217        100.0%    01/01/2007           Fee            First
  218        100.0%    07/01/2007           Fee            First
  219         89.8%    06/01/2007           Fee            First

  220        100.0%    07/01/2007           Fee            First
  221        100.0%    07/01/2007        Leasehold         First
  222        100.0%    04/26/2007           Fee            First
  223        100.0%    07/01/2007           Fee            First
  224        100.0%    03/30/2007           Fee            First
  225        100.0%    01/25/2007           Fee            First
  226        100.0%    01/16/2007           Fee            First
  227         89.2%    06/15/2007           Fee            First
  228        100.0%    04/24/2007           Fee            First
  229        100.0%    01/10/2007           Fee            First
  230         96.7%    05/01/2007           Fee            First
  231        100.0%    06/13/2007           Fee            First
  232        100.0%    02/28/2007           Fee            First
  233        100.0%    04/30/2007           Fee            First
  234         73.6%    04/26/2007           Fee            First
  235        100.0%    07/01/2007           Fee            First
  236        100.0%    03/31/2007           Fee            First
  237        100.0%    07/01/2007           Fee            First
  238        100.0%    07/01/2007        Leasehold         First
  239        100.0%    01/03/2007           Fee            First
  240         74.8%    03/16/2007           Fee            First
  241        100.0%    04/05/2007           Fee            First
  242        100.0%    04/06/2007           Fee            First
  243        100.0%    04/26/2007           Fee            First
  244         76.5%    04/26/2007           Fee            First
  245         86.2%    06/01/2007           Fee            First
  246        100.0%    01/01/2007           Fee            First
  247        100.0%    04/25/2007        Leasehold         First
  248        100.0%    07/01/2007           Fee            First
  249        100.0%    02/08/2007           Fee            First
  250        100.0%    05/10/2007           Fee            First
  251        100.0%    06/08/2007           Fee            First
  252        100.0%    05/07/2007           Fee            First
  253        100.0%    02/08/2007           Fee            First
  254        100.0%    06/07/2007           Fee            First
  255        100.0%    04/20/2007           Fee            First
  256        100.0%    04/17/2007           Fee            First
  257        100.0%    05/18/2007           Fee            First
  258        100.0%    06/27/2007           Fee            First
  259        100.0%    04/30/2007           Fee            First
  260        100.0%    05/14/2007           Fee            First
  261        100.0%    05/02/2007           Fee            First
  262        100.0%    01/26/2007           Fee            First
  263        100.0%    05/11/2007           Fee            First
  264        100.0%    05/07/2007           Fee            First
  265        100.0%    05/31/2007           Fee            First
  266        100.0%    07/01/2007           Fee            First
  267        100.0%    04/16/2007           Fee            First
  268        100.0%    05/08/2007           Fee            First

------------------------------------------------------------------------------------------------------------------------

MORTGAGE                                             RELATED                                                    ORIGINAL
LOAN NO.                                          BORROWER LIST                                                  BALANCE
------------------------------------------------------------------------------------------------------------------------

   1                                                   NAP                                                  $220,000,000
   2                                                   NAP                                                  $108,000,000

   3                 3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $29,500,000
   4                 3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $22,720,000
   5                 3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $20,280,000
   6                 3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $10,000,000
   7                                                  7, 8                                                   $71,000,000
   8                                                  7, 8                                                   $69,000,000
   9                 3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $63,400,000
   10                                                  NAP                                                   $55,000,000

   11                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $28,560,000
   12                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $23,750,000
   13                                              13, 20, 25                                                $45,000,000
   14                                                  NAP                                                   $41,275,000
   15                                                15, 47                                                  $40,000,000
   16                                                  NAP                                                   $36,900,000

   17                                                  NAP                                                   $26,000,000
   18                                                  NAP                                                   $10,500,000
   19                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $36,300,000
   20                                              13, 20, 25                                                $35,000,000
   21                                                  NAP                                                   $35,000,000
   22                                                  NAP                                                   $33,500,000
   23                                                  NAP                                                   $32,000,000
   24                                              24, 73, 76                                                $30,475,000
   25                                              13, 20, 25                                                $30,000,000
   26                                                  NAP                                                   $28,500,000
   27                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $28,300,000
   28                                                  NAP                                                   $28,000,000
   29                                                  NAP                                                   $26,500,000
   30                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $26,200,000
   31                                                  NAP                                                   $26,000,000
   32                                                  NAP                                                   $26,000,000
   33                                                  NAP                                                   $25,500,000
   34                                                  NAP                                                   $25,000,000
   35                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $24,800,000
   36                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $24,750,000
   37                                                  NAP                                                   $24,000,000
   38                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $22,700,000

   39                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $13,530,000
   40                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $8,550,000
   41                                                  NAP                                                   $22,000,000
   42                                                  NAP                                                   $20,437,500
   43                                                  NAP                                                   $20,000,000
   44                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $19,150,000
   45                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $18,700,000
   46                                                  NAP                                                   $19,500,000
   47                                                15, 47                                                  $17,000,000
   48                                                48, 58                                                  $17,000,000

   49                                                  NAP                                                    $4,350,000
   50                                                  NAP                                                    $3,250,000
   51                                                  NAP                                                    $3,250,000
   52                                                  NAP                                                    $3,150,000
   53                                                  NAP                                                    $3,000,000
   54                                                  NAP                                                   $16,640,000
   55                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $16,125,000
   56                                                  NAP                                                   $16,100,000
   57                                                  NAP                                                   $15,700,000
   58                                                48, 58                                                  $15,500,000

   59     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,805,977
   60     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,342,769
   61     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,155,703
   62     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,781,573
   63     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,692,494
   64     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,665,771
   65     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,496,520
   66     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,220,378

   67                                                  NAP                                                    $5,812,500
   68                                                  NAP                                                    $5,062,500
   69                                                  NAP                                                    $4,125,000
   70                                                70, 110                                                 $14,850,000
   71                                                  NAP                                                   $14,560,000
   72                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $14,550,000
   73                                              24, 73, 76                                                $14,500,000
   74                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $8,018,000
   75                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $6,435,000
   76                                              24, 73, 76                                                $14,000,000

   77     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,378,400
   78     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,289,321
   79     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,933,006
   80     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,906,283
   81     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,808,297
   82     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,781,573
   83     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,754,849
   84                                      84, 102, 122, 136, 140, 183                                       $13,500,000
   85                                                  NAP                                                   $13,300,000

   86     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,556,557
   87     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,137,888
   88     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,915,191
   89     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,826,112
   90     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,692,494
   91     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,621,231
   92     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,487,613
   93                                                  NAP                                                   $12,750,000
   94                                                  NAP                                                   $12,500,000
   95                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                   $12,450,000
   96                                                  NAP                                                   $12,200,000
   97                                                  NAP                                                   $12,000,000
   98                                                  NAP                                                   $12,000,000
   99                                                  NAP                                                   $13,000,000
  100                                                  NAP                                                   $11,250,000
  101                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $11,210,000
  102                                      84, 102, 122, 136, 140, 183                                       $11,200,000
  103                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $11,200,000
  104                                                  NAP                                                   $11,000,000
  105                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                  $10,550,000
  106                                                  NAP                                                   $10,000,000
  107                                                  NAP                                                   $10,000,000
  108                                               108, 151                                                 $10,000,000
  109                                     109, 139, 141, 149, 159, 184                                       $10,000,000
  110                                                70, 110                                                  $9,280,000
  111                                                  NAP                                                    $9,000,000
  112                                                  NAP                                                    $9,000,000
  113                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $8,950,000
  114                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $8,750,000
  115                                                  NAP                                                    $8,500,000
  116                                                  NAP                                                    $8,300,000
  117                                                  NAP                                                    $8,285,000
  118                                                  NAP                                                    $8,250,000
  119                                                  NAP                                                    $8,200,000
  120                                  27, 35, 36, 38, 44, 55, 72, 95, 120                                    $8,175,000
  121                                                  NAP                                                    $8,000,000
  122                                      84, 102, 122, 136, 140, 183                                        $8,000,000
  123                                                  NAP                                                    $8,000,000
  124                                                  NAP                                                    $8,000,000
  125                                                  NAP                                                    $8,000,000

  126                                                  NAP                                                    $1,001,318
  127                                                  NAP                                                      $959,157
  128                                                  NAP                                                      $953,887
  129                                                  NAP                                                      $932,806
  130                                                  NAP                                                      $874,835
  131                                                  NAP                                                      $737,813
  132                                                  NAP                                                      $727,273
  133                                                  NAP                                                      $632,411
  134                                                  NAP                                                      $600,790
  135                                                  NAP                                                      $579,710
  136                                      84, 102, 122, 136, 140, 183                                        $7,200,000
  137     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $3,615,000
  138     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $3,380,000
  139                                     109, 139, 141, 149, 159, 184                                        $6,900,000
  140                                      84, 102, 122, 136, 140, 183                                        $6,850,000
  141                                     109, 139, 141, 149, 159, 184                                        $6,800,000
  142                                                  NAP                                                    $6,750,000
  143                                                  NAP                                                    $6,750,000
  144     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $3,341,000
  145     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $3,185,000
  146                                                  NAP                                                    $6,500,000
  147                                                  NAP                                                    $6,500,000
  148                                                  NAP                                                    $6,500,000
  149                                     109, 139, 141, 149, 159, 184                                        $6,365,000
  150                                                  NAP                                                    $6,250,000
  151                                               108, 151                                                  $6,200,000
  152                                                  NAP                                                    $6,100,000
  153                                                  NAP                                                    $6,100,000
  154                                                  NAP                                                    $6,050,000
  155                                                  NAP                                                    $6,000,000

  156     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,048,000
  157     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,950,000
  158     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,918,000
  159                                     109, 139, 141, 149, 159, 184                                        $5,900,000
  160                                                  NAP                                                    $5,800,000
  161                                                  NAP                                                    $5,600,000
  162                                                  NAP                                                    $5,500,000
  163                                                  NAP                                                    $5,350,000
  164     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,876,000
  165     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,454,000
  166                                                  NAP                                                    $5,000,000
  167                                                  NAP                                                    $5,000,000
  168                                                  NAP                                                    $4,960,000
  169                                                  NAP                                                    $4,900,000
  170                                                  NAP                                                    $4,800,000
  171                                                  NAP                                                    $4,725,000
  172                                                  NAP                                                    $4,700,000
  173                                                  NAP                                                    $4,600,000
  174                                                  NAP                                                    $4,600,000
  175                                                  NAP                                                    $4,600,000
  176     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,655,000
  177     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $1,875,000
  178                                             178, 227, 235                                               $4,510,000
  179                                                  NAP                                                    $4,500,000
  180                                                  NAP                                                    $4,500,000
  181                                                  NAP                                                    $4,340,000
  182                                                  NAP                                                    $4,250,000
  183                                      84, 102, 122, 136, 140, 183                                        $4,250,000
  184                                     109, 139, 141, 149, 159, 184                                        $4,250,000
  185                                                  NAP                                                    $4,250,000
  186                3-6, 9, 11-12, 19, 30, 39-40, 45, 74, 75, 101, 103, 105, 113, 114, 186                   $4,140,000
  187                                                  NAP                                                    $4,110,000
  188     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $4,035,000
  189                                                  NAP                                                    $4,000,000
  190                                                  NAP                                                    $4,000,000
  191                                                  NAP                                                    $4,000,000
  192                                                  NAP                                                    $4,000,000
  193                                                  NAP                                                    $4,000,000
  194                                                  NAP                                                    $4,000,000
  195     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $3,906,500
  196                                                  NAP                                                    $3,900,000
  197                                                  NAP                                                    $3,825,000
  198                                                  NAP                                                    $3,800,000
  199                                                  NAP                                                    $3,700,000
  200                                                  NAP                                                    $3,700,000
  201                                                  NAP                                                    $3,700,000
  202                                                  NAP                                                    $3,600,000
  203                                                  NAP                                                    $3,550,000
  204                                                  NAP                                                    $3,500,000
  205                                                  NAP                                                    $3,500,000
  206                                                  NAP                                                    $3,500,000
  207                                                  NAP                                                    $3,300,000
  208                                                  NAP                                                    $3,150,000
  209                                                  NAP                                                    $3,100,000
  210                                                  NAP                                                    $3,000,000
  211                                                  NAP                                                    $3,000,000
  212                                                  NAP                                                    $3,000,000
  213                                                  NAP                                                    $3,000,000
  214                                                  NAP                                                    $3,000,000
  215                                                  NAP                                                    $3,000,000
  216                                                  NAP                                                    $3,000,000
  217                                                  NAP                                                    $3,000,000
  218     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,955,000
  219                                                  NAP                                                    $2,900,000

  220                                                  NAP                                                    $1,800,000
  221                                                  NAP                                                    $1,100,000
  222                                               222, 267                                                  $2,887,500
  223     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,804,000
  224                                               224, 247                                                  $2,770,000
  225                                                  NAP                                                    $2,750,000
  226                                                  NAP                                                    $2,700,000
  227                                             178, 227, 235                                               $2,700,000
  228                                                  NAP                                                    $2,650,000
  229                                                  NAP                                                    $2,600,000
  230                                                  NAP                                                    $2,600,000
  231                                                  NAP                                                    $2,500,000
  232                                                  NAP                                                    $2,500,000
  233                                                  NAP                                                    $2,500,000
  234                                                  NAP                                                    $2,500,000
  235                                             178, 227, 235                                               $2,490,000
  236                                                  NAP                                                    $2,450,000
  237                                                  NAP                                                    $2,435,000
  238                                                  NAP                                                    $2,400,000
  239                                                  NAP                                                    $2,400,000
  240                                                  NAP                                                    $2,400,000
  241                                                  NAP                                                    $2,350,000
  242                                                  NAP                                                    $2,300,000
  243                                                  NAP                                                    $2,285,200
  244                                                  NAP                                                    $2,205,000
  245                                                  NAP                                                    $2,200,000
  246                                                  NAP                                                    $2,200,000
  247                                               224, 247                                                  $2,200,000
  248     59-66, 77-83, 86-92, 137, 138, 144, 145, 156-158, 164, 165, 176, 177, 188, 195, 218, 223, 248       $2,175,000
  249                                                  NAP                                                    $2,170,000
  250                                                  NAP                                                    $2,150,000
  251                                                  NAP                                                    $2,000,000
  252                                                  NAP                                                    $2,000,000
  253                                                  NAP                                                    $2,000,000
  254                                                  NAP                                                    $1,850,000
  255                                                  NAP                                                    $1,700,000
  256                                                  NAP                                                    $1,650,000
  257                                                  NAP                                                    $1,650,000
  258                                                  NAP                                                    $1,600,000
  259                                                  NAP                                                    $1,550,000
  260                                                  NAP                                                    $1,500,000
  261                                                  NAP                                                    $1,500,000
  262                                                  NAP                                                    $1,500,000
  263                                                  NAP                                                    $1,450,000
  264                                                  NAP                                                    $1,350,000
  265                                                  NAP                                                    $1,225,000
  266                                                  NAP                                                    $1,000,000
  267                                               222, 267                                                    $805,000
  268                                                  NAP                                                      $660,000

                                                                                                          $2,734,335,700

--------------------------------------------------------------------------------------------------------------------------

MORTGAGE    CUT-OFF DATE  % BY CUT-OFF    % OF APPLICABLE   CUT-OFF DATE BALANCE              FIRST PAYMENT  FIRST PAYMENT
LOAN NO.      BALANCE(6)  DATE BALANCE  LOAN GROUP BALANCE      PER UNIT OR SF    NOTE DATE   DATE (P&I)      DATE (IO)
--------------------------------------------------------------------------------------------------------------------------

   1        $220,000,000      8.1%             9.0%                  $487         02/15/2007   04/01/2017     04/01/2007
   2        $100,574,654      3.7%             4.1%                  $169         12/04/2003   02/01/2004         NAP

   3         $29,500,000      1.1%             1.2%                   $48         03/13/2007       NAP        05/01/2007
   4         $22,720,000      0.8%             0.9%                   $48         03/13/2007       NAP        05/01/2007
   5         $20,280,000      0.7%             0.8%                   $48         03/13/2007       NAP        05/01/2007
   6         $10,000,000      0.4%             0.4%                   $48         03/13/2007       NAP        05/01/2007
   7         $71,000,000      2.6%             2.9%                  $185         05/01/2007       NAP        06/01/2007
   8         $69,000,000      2.5%             2.8%                  $161         05/01/2007       NAP        06/01/2007
   9         $63,400,000      2.3%             2.6%                  $130         02/06/2007       NAP        04/01/2007
   10        $55,000,000      2.0%             2.3%              $733,333         05/16/2007       NAP        07/01/2007

   11        $28,560,000      1.0%             1.2%                   $78         02/06/2007       NAP        04/01/2007
   12        $23,750,000      0.9%             1.0%                   $78         02/06/2007       NAP        04/01/2007
   13        $45,000,000      1.7%             1.8%                  $161         04/16/2007       NAP        06/01/2007
   14        $41,275,000      1.5%             1.7%                  $153         04/13/2007       NAP        06/01/2007
   15        $40,000,000      1.5%             13.9%             $116,618         05/04/2007       NAP        07/01/2007
   16        $36,900,000      1.4%             1.5%                  $111         05/10/2007       NAP        07/01/2007

   17        $26,000,000      1.0%             1.1%               $85,280         03/16/2007       NAP        05/01/2007
   18        $10,500,000      0.4%             0.4%               $85,280         03/16/2007       NAP        05/01/2007
   19        $36,300,000      1.3%             1.5%                  $164         02/06/2007       NAP        04/01/2007
   20        $35,000,000      1.3%             1.4%                  $181         04/16/2007       NAP        06/01/2007
   21        $35,000,000      1.3%             1.4%               $93,333         02/27/2007       NAP        04/05/2007
   22        $33,500,000      1.2%             11.6%             $104,688         05/24/2007       NAP        07/01/2007
   23        $32,000,000      1.2%             1.3%                  $171         05/31/2007   07/01/2012     07/01/2007
   24        $30,475,000      1.1%             1.3%                   $44         04/23/2007       NAP        06/01/2007
   25        $30,000,000      1.1%             1.2%                  $236         04/17/2007       NAP        06/01/2007
   26        $28,500,000      1.0%             1.2%                  $206         06/08/2007   08/01/2012     08/01/2007
   27        $28,300,000      1.0%             1.2%                  $150         06/18/2007       NAP        08/01/2007
   28        $28,000,000      1.0%             1.1%                  $189         06/19/2007   08/01/2010     08/01/2007
   29        $26,500,000      1.0%             1.1%              $157,738         05/08/2007       NAP        07/01/2007
   30        $26,200,000      1.0%             1.1%                   $92         02/06/2007       NAP        04/01/2007
   31        $26,000,000      1.0%             1.1%                   $76         06/05/2007       NAP        08/01/2007
   32        $26,000,000      1.0%             9.0%               $70,270         05/31/2007       NAP        07/01/2007
   33        $25,500,000      0.9%             1.0%                   $71         04/16/2007   06/01/2012     06/01/2007
   34        $24,946,865      0.9%             1.0%                  $113         04/26/2007   06/01/2007         NAP
   35        $24,800,000      0.9%             1.0%                  $119         06/18/2007       NAP        08/01/2007
   36        $24,750,000      0.9%             1.0%                   $82         06/18/2007       NAP        08/01/2007
   37        $24,000,000      0.9%             1.0%                  $144         05/17/2007       NAP        07/01/2007
   38        $22,700,000      0.8%             0.9%                  $186         06/18/2007       NAP        08/01/2007

   39        $13,530,000      0.5%             0.6%                  $114         02/06/2007       NAP        04/01/2007
   40         $8,550,000      0.3%             0.4%                  $114         02/06/2007       NAP        04/01/2007
   41        $22,000,000      0.8%             0.9%                  $161         05/10/2007       NAP        07/01/2007
   42        $20,437,500      0.8%             0.8%                  $330         05/31/2007   07/01/2010     07/01/2007
   43        $20,000,000      0.7%             0.8%                  $212         06/01/2007   08/01/2012     08/01/2007
   44        $19,150,000      0.7%             0.8%                  $170         06/18/2007       NAP        08/01/2007
   45        $18,700,000      0.7%             6.5%               $65,614         05/08/2007       NAP        07/01/2007
   46        $17,760,571      0.7%             0.7%                   $99         12/16/2002   02/01/2003         NAP
   47        $17,000,000      0.6%             5.9%               $70,833         05/04/2007       NAP        07/01/2007
   48        $17,000,000      0.6%             5.9%               $47,753         03/29/2007   06/01/2012     06/01/2007

   49         $4,345,415      0.2%             0.2%                   $47         05/01/2007   07/01/2007         NAP
   50         $3,246,574      0.1%             0.1%                   $47         05/01/2007   07/01/2007         NAP
   51         $3,246,574      0.1%             0.1%                   $47         05/01/2007   07/01/2007         NAP
   52         $3,146,680      0.1%             0.1%                   $47         05/01/2007   07/01/2007         NAP
   53         $2,996,838      0.1%             0.1%                   $47         05/01/2007   07/01/2007         NAP
   54        $16,640,000      0.6%             0.7%                  $185         06/13/2007   08/01/2010     08/01/2007
   55        $16,125,000      0.6%             0.7%                  $209         06/18/2007       NAP        08/01/2007
   56        $16,054,000      0.6%             0.7%                  $149         04/19/2007   06/01/2007         NAP
   57        $15,700,000      0.6%             0.6%                  $101         05/15/2007       NAP        07/01/2007
   58        $15,500,000      0.6%             5.4%               $43,785         04/02/2007   06/01/2012     06/01/2007

   59         $2,805,977      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   60         $2,342,769      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   61         $2,155,703      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   62         $1,781,573      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   63         $1,692,494      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   64         $1,665,771      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   65         $1,496,520      0.1%             0.1%                  $339         04/26/2007       NAP        06/01/2007
   66         $1,220,378      0.0%             0.1%                  $339         04/26/2007       NAP        06/01/2007

   67         $5,781,403      0.2%             0.2%                   $77         03/01/2007   04/01/2007         NAP
   68         $5,035,416      0.2%             0.2%                   $77         03/01/2007   04/01/2007         NAP
   69         $4,102,931      0.2%             0.2%                   $77         03/01/2007   04/01/2007         NAP
   70        $14,850,000      0.5%             0.6%              $108,394         05/24/2007   07/01/2012     07/01/2007
   71        $14,560,000      0.5%             0.6%                  $103         06/07/2007   08/01/2010     08/01/2007
   72        $14,550,000      0.5%             0.6%                  $243         06/18/2007       NAP        08/01/2007
   73        $14,500,000      0.5%             0.6%               $55,344         04/02/2007       NAP        06/01/2007
   74         $8,018,000      0.3%             0.3%                  $104         01/08/2007       NAP        03/01/2007
   75         $6,435,000      0.2%             0.3%                  $104         03/12/2007       NAP        05/01/2007
   76        $14,000,000      0.5%             0.6%                   $60         04/23/2007       NAP        06/01/2007

   77         $2,378,400      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   78         $2,289,321      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   79         $1,933,006      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   80         $1,906,283      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   81         $1,808,297      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   82         $1,781,573      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   83         $1,754,849      0.1%             0.1%                  $362         04/26/2007       NAP        06/01/2007
   84        $13,500,000      0.5%             4.7%              $184,932         05/09/2007       NAP        07/01/2007
   85        $13,267,959      0.5%             0.5%               $26,642         03/07/2007   05/01/2007         NAP

   86         $2,556,557      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   87         $2,137,888      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   88         $1,915,191      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   89         $1,826,112      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   90         $1,692,494      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   91         $1,621,231      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   92         $1,487,613      0.1%             0.1%                  $354         04/26/2007       NAP        06/01/2007
   93        $12,750,000      0.5%             0.5%                  $214         03/13/2007   05/01/2012     05/01/2007
   94        $12,500,000      0.5%             0.5%                  $104         05/14/2007   07/01/2009     07/01/2007
   95        $12,450,000      0.5%             0.5%                   $81         06/18/2007       NAP        08/01/2007
   96        $12,177,392      0.4%             0.5%                   $95         04/27/2007   06/01/2007         NAP
   97        $12,000,000      0.4%             0.5%                  $162         03/29/2007   05/01/2012     05/01/2007
   98        $11,987,328      0.4%             0.5%               $88,142         05/31/2007   07/01/2007         NAP
   99        $11,587,561      0.4%             0.5%                   $91         02/15/2001   04/01/2001         NAP
  100        $11,250,000      0.4%             0.5%               $90,726         05/30/2007   07/01/2010     07/01/2007
  101        $11,210,000      0.4%             0.5%                   $93         05/04/2007       NAP        07/01/2007
  102        $11,200,000      0.4%             3.9%              $186,667         05/09/2007       NAP        07/01/2007
  103        $11,200,000      0.4%             0.5%                   $82         02/06/2007       NAP        04/01/2007
  104        $11,000,000      0.4%             0.5%               $92,437         05/18/2007   07/01/2010     07/01/2007
  105        $10,550,000      0.4%             0.4%                  $171         02/06/2007       NAP        04/01/2007
  106        $10,000,000      0.4%             0.4%                  $102         02/28/2007   04/01/2010     04/01/2007
  107        $10,000,000      0.4%             0.4%                  $292         04/05/2007       NAP        06/01/2007
  108        $10,000,000      0.4%             3.5%               $27,933         04/05/2007       NAP        06/01/2007
  109         $9,980,289      0.4%             0.4%                  $123         04/26/2007   06/01/2007         NAP
  110         $9,280,000      0.3%             0.4%               $69,774         05/24/2007   07/01/2008     07/01/2007
  111         $9,000,000      0.3%             3.1%               $45,000         06/01/2007       NAP        08/01/2007
  112         $9,000,000      0.3%             0.4%                  $221         03/23/2007       NAP        05/01/2007
  113         $8,950,000      0.3%             0.4%                  $113         05/04/2007       NAP        07/01/2007
  114         $8,750,000      0.3%             0.4%                   $62         03/29/2007       NAP        05/01/2007
  115         $8,500,000      0.3%             0.3%                   $74         05/10/2007       NAP        07/01/2007
  116         $8,300,000      0.3%             0.3%                  $130         03/08/2007   05/01/2012     05/01/2007
  117         $8,254,139      0.3%             0.3%                   $50         02/02/2007   04/01/2007         NAP
  118         $8,215,537      0.3%             0.3%               $65,203         04/23/2007   06/01/2007         NAP
  119         $8,191,568      0.3%             0.3%               $67,144         05/31/2007   07/01/2007         NAP
  120         $8,175,000      0.3%             0.3%                  $102         06/18/2007       NAP        08/01/2007
  121         $8,000,000      0.3%             2.8%               $57,143         02/22/2007   04/01/2012     04/01/2007
  122         $8,000,000      0.3%             2.8%              $181,818         05/01/2007       NAP        06/01/2007
  123         $8,000,000      0.3%             0.3%               $68,376         04/02/2007   06/01/2009     06/01/2007
  124         $8,000,000      0.3%             0.3%                  $123         03/29/2007       NAP        05/01/2007
  125         $7,985,346      0.3%             0.3%               $69,438         04/09/2007   06/01/2007         NAP

  126           $990,609      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  127           $948,899      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  128           $943,686      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  129           $922,830      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  130           $865,479      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  131           $729,922      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  132           $719,495      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  133           $625,648      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  134           $594,365      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  135           $573,510      0.0%             0.0%                  $122         04/27/2007   06/01/2007         NAP
  136         $7,200,000      0.3%             2.5%              $189,474         05/09/2007       NAP        07/01/2007
  137         $3,615,000      0.1%             0.1%                  $240         05/15/2007       NAP        07/01/2007
  138         $3,380,000      0.1%             0.1%                  $240         04/16/2007       NAP        06/01/2007
  139         $6,892,714      0.3%             0.3%                   $98         05/03/2007   07/01/2007         NAP
  140         $6,850,000      0.3%             2.4%              $175,641         05/09/2007       NAP        07/01/2007
  141         $6,779,858      0.2%             0.3%                   $99         03/07/2007   05/01/2007         NAP
  142         $6,740,512      0.2%             0.3%               $29,307         05/22/2007   07/01/2007         NAP
  143         $6,737,408      0.2%             0.3%                  $179         04/26/2007   06/01/2007         NAP
  144         $3,341,000      0.1%             0.1%                  $161         03/05/2007       NAP        05/01/2007
  145         $3,185,000      0.1%             0.1%                  $161         03/05/2007       NAP        05/01/2007
  146         $6,500,000      0.2%             0.3%                   $39         03/29/2007       NAP        05/01/2007
  147         $6,500,000      0.2%             0.3%                  $487         04/20/2007       NAP        06/01/2007
  148         $6,493,226      0.2%             0.3%                  $195         05/08/2007   07/01/2007         NAP
  149         $6,346,168      0.2%             0.3%                   $45         04/25/2007   06/01/2007         NAP
  150         $6,250,000      0.2%             0.3%                  $115         04/30/2007       NAP        06/01/2007
  151         $6,200,000      0.2%             2.2%               $23,221         04/05/2007       NAP        06/01/2007
  152         $6,100,000      0.2%             0.3%                  $102         06/11/2007   08/01/2007         NAP
  153         $6,100,000      0.2%             0.3%                   $22         04/18/2007   06/01/2010     06/01/2007
  154         $6,050,000      0.2%             0.2%                  $143         05/21/2007   07/01/2009     07/01/2007
  155         $6,000,000      0.2%             0.2%                   $97         03/23/2007   06/01/2009     06/01/2007

  156         $2,048,000      0.1%             0.1%                   $97         04/09/2007       NAP        06/01/2007
  157         $1,950,000      0.1%             0.1%                   $97         04/09/2007       NAP        06/01/2007
  158         $1,918,000      0.1%             0.1%                   $97         04/09/2007       NAP        06/01/2007
  159         $5,883,974      0.2%             0.2%                   $48         04/25/2007   06/01/2007         NAP
  160         $5,800,000      0.2%             0.2%                  $139         06/01/2007   07/01/2009     07/01/2007
  161         $5,600,000      0.2%             1.9%               $65,882         05/02/2007   07/01/2010     07/01/2007
  162         $5,500,000      0.2%             0.2%                  $135         05/01/2007       NAP        06/01/2007
  163         $5,335,469      0.2%             0.2%                  $423         03/14/2007   05/01/2007         NAP
  164         $2,876,000      0.1%             0.1%                  $114         03/05/2007       NAP        05/01/2007
  165         $2,454,000      0.1%             0.1%                  $114         03/09/2007       NAP        05/01/2007
  166         $5,000,000      0.2%             0.2%                   $17         05/03/2007       NAP        07/01/2007
  167         $4,989,382      0.2%             0.2%               $58,699         05/08/2007   07/01/2007         NAP
  168         $4,955,649      0.2%             0.2%              $353,975         05/30/2007   07/01/2007         NAP
  169         $4,900,000      0.2%             0.2%                  $436         06/18/2007   08/01/2010     08/01/2007
  170         $4,800,000      0.2%             0.2%                  $178         03/26/2007       NAP        05/01/2007
  171         $4,725,000      0.2%             0.2%                  $106         05/11/2007   07/01/2012     07/01/2007
  172         $4,700,000      0.2%             0.2%                  $420         03/15/2007   05/01/2012     05/01/2007
  173         $4,600,000      0.2%             0.2%                  $259         05/31/2007       NAP        07/01/2007
  174         $4,600,000      0.2%             0.2%                  $341         06/13/2007   08/01/2007         NAP
  175         $4,595,124      0.2%             0.2%                  $121         05/09/2007   07/01/2007         NAP
  176         $2,655,000      0.1%             0.1%                  $121         03/05/2007       NAP        05/01/2007
  177         $1,875,000      0.1%             0.1%                  $121         02/28/2007       NAP        05/01/2007
  178         $4,510,000      0.2%             0.2%                   $81         06/12/2007       NAP        08/01/2007
  179         $4,495,311      0.2%             0.2%                  $182         04/04/2007   07/01/2007         NAP
  180         $4,465,049      0.2%             0.2%                  $293         10/23/2006   12/01/2006         NAP
  181         $4,331,408      0.2%             0.2%                  $336         04/05/2007   06/01/2007         NAP
  182         $4,250,000      0.2%             0.2%                  $195         05/16/2007   07/01/2012     07/01/2007
  183         $4,250,000      0.2%             1.5%              $177,083         05/01/2007       NAP        06/01/2007
  184         $4,241,513      0.2%             0.2%                   $85         04/26/2007   06/01/2007         NAP
  185         $4,220,887      0.2%             0.2%               $37,025         04/20/2007   06/01/2007         NAP
  186         $4,140,000      0.2%             0.2%                  $178         05/14/2007       NAP        07/01/2007
  187         $4,105,798      0.2%             0.2%                   $67         05/17/2007   07/01/2007         NAP
  188         $4,035,000      0.1%             0.2%                  $105         03/26/2007       NAP        05/01/2007
  189         $4,000,000      0.1%             1.4%               $50,633         05/18/2007       NAP        07/01/2007
  190         $4,000,000      0.1%             0.2%                  $428         03/28/2007   05/01/2009     05/01/2007
  191         $4,000,000      0.1%             1.4%               $45,455         06/01/2007   08/01/2010     08/01/2007
  192         $3,992,404      0.1%             0.2%                   $42         04/05/2007   06/01/2007         NAP
  193         $3,985,363      0.1%             1.4%               $18,711         02/23/2007   04/08/2007         NAP
  194         $3,981,659      0.1%             0.2%                   $49         03/15/2007   05/01/2007         NAP
  195         $3,906,500      0.1%             0.2%                   $81         04/20/2007       NAP        06/01/2007
  196         $3,892,296      0.1%             0.2%                   $75         04/27/2007   06/01/2007         NAP
  197         $3,825,000      0.1%             0.2%                   $46         05/21/2007   07/01/2012     07/01/2007
  198         $3,788,768      0.1%             0.2%                  $222         03/26/2007   05/01/2007         NAP
  199         $3,700,000      0.1%             0.2%                  $101         04/26/2007   06/01/2012     06/01/2007
  200         $3,700,000      0.1%             0.2%                   $63         06/15/2007   08/01/2010     08/01/2007
  201         $3,696,144      0.1%             0.2%                  $308         05/11/2007   07/01/2007         NAP
  202         $3,600,000      0.1%             0.1%                $1,446         05/04/2007   07/01/2011     07/01/2007
  203         $3,550,000      0.1%             0.1%                   $30         03/30/2007       NAP        05/01/2007
  204         $3,500,000      0.1%             0.1%                   $73         04/02/2007       NAP        06/01/2007
  205         $3,496,297      0.1%             0.1%                   $75         05/11/2007   07/01/2007         NAP
  206         $3,496,241      0.1%             0.1%                   $83         05/01/2007   07/01/2007         NAP
  207         $3,300,000      0.1%             0.1%                   $40         06/04/2007   08/01/2007         NAP
  208         $3,150,000      0.1%             0.1%                  $224         04/30/2007       NAP        06/01/2007
  209         $3,100,000      0.1%             1.1%               $14,762         05/22/2007   07/01/2010     07/01/2007
  210         $3,000,000      0.1%             1.0%               $46,875         05/11/2007       NAP        07/01/2007
  211         $3,000,000      0.1%             1.0%               $43,478         05/15/2007   07/01/2012     07/01/2007
  212         $3,000,000      0.1%             0.1%                  $173         10/02/2006   11/01/2011     12/01/2006
  213         $2,996,903      0.1%             0.1%                  $279         05/23/2007   07/01/2007         NAP
  214         $2,996,892      0.1%             0.1%                  $146         05/17/2007   07/01/2007         NAP
  215         $2,996,826      0.1%             0.1%                  $207         05/09/2007   07/01/2007         NAP
  216         $2,994,215      0.1%             1.0%               $24,147         04/04/2007   06/01/2007         NAP
  217         $2,993,945      0.1%             0.1%                   $99         04/09/2007   06/01/2007         NAP
  218         $2,955,000      0.1%             0.1%                  $145         04/11/2007       NAP        06/01/2007
  219         $2,900,000      0.1%             0.1%                   $40         05/18/2007   07/01/2012     07/01/2007

  220         $1,800,000      0.1%             0.1%                  $143         05/08/2007   07/01/2012     07/01/2007
  221         $1,100,000      0.0%             0.0%                  $143         05/08/2007   07/01/2012     07/01/2007
  222         $2,882,220      0.1%             0.1%                  $185         04/26/2007   06/01/2007         NAP
  223         $2,804,000      0.1%             0.1%                  $177         04/11/2007       NAP        06/01/2007
  224         $2,770,000      0.1%             0.1%                   $27         03/30/2007   05/01/2010     05/01/2007
  225         $2,741,579      0.1%             0.1%                  $198         03/08/2007   05/01/2007         NAP
  226         $2,700,000      0.1%             0.1%                  $101         01/26/2007   03/01/2010     03/01/2007
  227         $2,694,622      0.1%             0.1%                  $383         04/16/2007   06/01/2007         NAP
  228         $2,650,000      0.1%             0.1%                   $64         04/24/2007   06/01/2011     06/01/2007
  229         $2,600,000      0.1%             0.1%                  $134         02/28/2007   04/01/2012     04/01/2007
  230         $2,597,367      0.1%             0.9%               $28,232         05/11/2007   07/01/2007         NAP
  231         $2,500,000      0.1%             0.1%                   $97         06/13/2007   08/01/2007         NAP
  232         $2,500,000      0.1%             0.1%                  $178         05/11/2007   07/01/2010     07/01/2007
  233         $2,500,000      0.1%             0.1%                  $284         04/30/2007   06/01/2009     06/01/2007
  234         $2,495,530      0.1%             0.1%                  $181         04/26/2007   06/01/2007         NAP
  235         $2,490,000      0.1%             0.1%                   $50         06/12/2007       NAP        08/01/2007
  236         $2,436,060      0.1%             0.1%                  $127         02/26/2007   04/01/2007         NAP
  237         $2,432,501      0.1%             0.1%                  $178         04/11/2007   07/01/2007         NAP
  238         $2,400,000      0.1%             0.1%                   $53         03/21/2007   05/01/2012     05/01/2007
  239         $2,395,351      0.1%             0.1%                   $80         04/05/2007   06/01/2007         NAP
  240         $2,393,126      0.1%             0.8%               $16,280         03/30/2007   05/01/2007         NAP
  241         $2,347,629      0.1%             0.1%                  $206         05/11/2007   07/01/2007         NAP
  242         $2,300,000      0.1%             0.1%                   $81         05/24/2007   08/01/2007         NAP
  243         $2,285,200      0.1%             0.1%                  $297         04/26/2007   06/01/2009     06/01/2007
  244         $2,200,923      0.1%             0.1%                   $86         04/26/2007   06/01/2007         NAP
  245         $2,200,000      0.1%             0.1%                   $28         06/01/2007   02/01/2008     08/01/2007
  246         $2,200,000      0.1%             0.1%                  $273         02/15/2007       NAP        04/01/2007
  247         $2,200,000      0.1%             0.1%                   $39         04/25/2007   06/01/2010     06/01/2007
  248         $2,175,000      0.1%             0.1%                  $156         05/09/2007       NAP        07/01/2007
  249         $2,157,335      0.1%             0.1%                  $136         02/12/2007   04/01/2007         NAP
  250         $2,146,883      0.1%             0.1%                  $222         05/15/2007   07/01/2007         NAP
  251         $2,000,000      0.1%             0.1%                   $83         06/08/2007   08/01/2007         NAP
  252         $1,997,815      0.1%             0.1%                  $126         05/14/2007   07/01/2007         NAP
  253         $1,994,138      0.1%             0.1%                   $81         03/20/2007   05/01/2007         NAP
  254         $1,850,000      0.1%             0.1%                  $353         06/07/2007   08/01/2010     08/01/2007
  255         $1,698,265      0.1%             0.1%                  $157         05/08/2007   07/01/2007         NAP
  256         $1,650,000      0.1%             0.1%                  $169         04/25/2007   06/01/2012     06/01/2007
  257         $1,650,000      0.1%             0.1%                  $224         03/27/2007   05/01/2010     05/01/2007
  258         $1,594,284      0.1%             0.1%                  $163         05/04/2007   07/01/2007         NAP
  259         $1,529,560      0.1%             0.1%                   $76         12/20/2006   02/01/2007         NAP
  260         $1,498,431      0.1%             0.1%                  $348         05/14/2007   07/01/2007         NAP
  261         $1,498,410      0.1%             0.1%                   $61         05/04/2007   07/01/2007         NAP
  262         $1,495,520      0.1%             0.1%                  $287         03/20/2007   05/01/2007         NAP
  263         $1,448,531      0.1%             0.1%                   $85         05/11/2007   07/01/2007         NAP
  264         $1,350,000      0.0%             0.5%               $84,375         05/21/2007       NAP        07/01/2007
  265         $1,223,811      0.0%             0.1%                  $219         05/31/2007   07/01/2007         NAP
  266           $997,032      0.0%             0.0%                  $322         03/02/2007   05/01/2007         NAP
  267           $803,609      0.0%             0.0%                  $274         04/16/2007   06/01/2007         NAP
  268           $659,403      0.0%             0.0%                  $204         05/17/2007   07/01/2007         NAP

          $2,722,865,021     100.0%

---------------------------------------------------------------------------------------------------------------

MORTGAGE  MATURITY DATE    GRACE                LOCKBOX  LOCKBOX  ORIGINAL TERM  REMAINING TERM      ORIGINAL
LOAN NO.      OR ARD     PERIOD(7)  ARD LOAN    STATUS    TYPE    TO MATURITY     TO MATURITY    AMORT. TERM(8)
---------------------------------------------------------------------------------------------------------------

   1        03/01/2022       0         No      In Place   Hard        180             176             300
   2        01/01/2014       0         No        None     NAP         120             78              300

   3        04/01/2017       5        Yes     Springing   Hard        120             117              IO
   4        04/01/2017       5        Yes     Springing   Hard        120             117              IO
   5        04/01/2017       5        Yes     Springing   Hard        120             117              IO
   6        04/01/2017       5        Yes     Springing   Hard        120             117              IO
   7        05/01/2017       5         No        None     NAP         120             118              IO
   8        05/01/2017       5         No        None     NAP         120             118              IO
   9        03/01/2012       5         No     Springing   Hard        60              56               IO
   10       06/01/2017       5         No      In Place   Hard        120             119              IO

   11       03/01/2012       5        Yes     Springing   Hard        60              56               IO
   12       03/01/2012       5        Yes     Springing   Hard        60              56               IO
   13       05/01/2017       0         No        None     NAP         120             118              IO
   14       05/01/2017       5         No     Springing   Hard        120             118              IO
   15       06/01/2017       0         No        None     NAP         120             119              IO
   16       06/01/2017       5         No     Springing   Hard        120             119              IO

   17       04/01/2012       0         No      In Place   Hard        60              57               IO
   18       04/01/2012       0         No      In Place   Hard        60              57               IO
   19       03/01/2012       5         No     Springing   Hard        60              56               IO
   20       05/01/2017       0         No        None     NAP         120             118              IO
   21       03/05/2013       0         No      In Place   Hard        72              68               IO
   22       06/01/2017       0         No        None     NAP         120             119              IO
   23       06/01/2017       5         No        None     NAP         120             119             360
   24       05/01/2017       5         No        None     NAP         120             118              IO
   25       05/01/2017       0         No        None     NAP         120             118              IO
   26       07/01/2017       3         No        None     NAP         120             120             420
   27       07/01/2017       5         No     Springing   Hard        120             120              IO
   28       07/01/2017       0         No        None     NAP         120             120             360
   29       06/01/2017       5         No      In Place   Hard        120             119              IO
   30       03/01/2012       5        Yes     Springing   Hard        60              56               IO
   31       07/01/2017       0         No        None     NAP         120             120              IO
   32       06/01/2012       5         No        None     NAP         60              59               IO
   33       05/01/2017       5         No      In Place   Hard        120             118             360
   34       05/01/2017       5         No        None     NAP         120             118             360
   35       07/01/2017       5         No     Springing   Hard        120             120              IO
   36       07/01/2017       5         No     Springing   Hard        120             120              IO
   37       06/01/2017       0         No        None     NAP         120             119              IO
   38       07/01/2017       5         No     Springing   Hard        120             120              IO

   39       03/01/2012       5        Yes        None     NAP         60              56               IO
   40       03/01/2012       5        Yes        None     NAP         60              56               IO
   41       06/01/2014       0         No        None     NAP         84              83               IO
   42       06/01/2017       0         No        None     NAP         120             119             372
   43       07/01/2017       2         No        None     NAP         120             120             360
   44       07/01/2017       5         No     Springing   Hard        120             120              IO
   45       06/01/2017       5         No        None     NAP         120             119              IO
   46       01/01/2013       0         No        None     NAP         120             66              300
   47       06/01/2017       5         No        None     NAP         120             119              IO
   48       05/01/2017       5         No        None     NAP         120             118             360

   49       06/01/2017       5         No        None     NAP         120             119             360
   50       06/01/2017       5         No        None     NAP         120             119             360
   51       06/01/2017       5         No        None     NAP         120             119             360
   52       06/01/2017       5         No        None     NAP         120             119             360
   53       06/01/2017       5         No        None     NAP         120             119             360
   54       07/01/2017       5         No      In Place   Hard        120             120             284
   55       07/01/2017       5         No     Springing   Hard        120             120              IO
   56       05/01/2017       5         No     Springing   Hard        120             118             300
   57       06/01/2017       0         No        None     NAP         120             119              IO
   58       05/01/2017       5         No        None     NAP         120             118             360

   59       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   60       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   61       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   62       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   63       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   64       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   65       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   66       05/01/2017       0        Yes     Springing   Hard        120             118              IO

   67       03/01/2017       5         No      In Place   Hard        120             116             300
   68       03/01/2017       5         No      In Place   Hard        120             116             300
   69       03/01/2017       5         No      In Place   Hard        120             116             300
   70       06/01/2017       5         No      In Place   Hard        120             119             360
   71       07/01/2017       5         No        None     NAP         120             120             360
   72       07/01/2017       5         No     Springing   Hard        120             120              IO
   73       05/01/2017       5         No      In Place   Hard        120             118              IO
   74       02/01/2014       5         No        None     NAP         84              79               IO
   75       04/01/2014       5         No        None     NAP         84              81               IO
   76       05/01/2017       5         No        None     NAP         120             118              IO

   77       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   78       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   79       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   80       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   81       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   82       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   83       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   84       06/01/2017       5         No        None     NAP         120             119              IO
   85       04/01/2017       5         No        None     NAP         120             117             360

   86       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   87       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   88       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   89       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   90       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   91       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   92       05/01/2017       0        Yes     Springing   Hard        120             118              IO
   93       04/01/2017       5         No        None     NAP         120             117             360
   94       06/01/2017       0         No        None     NAP         120             119             360
   95       07/01/2017       5         No     Springing   Hard        120             120              IO
   96       05/01/2017       5         No     Springing   Hard        120             118             360
   97       04/01/2017       5         No        None     NAP         120             117             360
   98       06/01/2017       5         No        None     NAP         120             119             360
   99       03/01/2011       5         No        None     NAP         120             44              300
  100       06/01/2017       5         No     Springing   Hard        120             119             360
  101       06/01/2012       5         No        None     NAP         60              59               IO
  102       06/01/2017       5         No        None     NAP         120             119              IO
  103       03/01/2012       5        Yes     Springing   Hard        60              56               IO
  104       06/01/2017       5        Yes     Springing   Hard        120             119             360
  105       03/01/2012       5         No        None     NAP         60              56               IO
  106       03/01/2017       5         No        None     NAP         120             116             360
  107       05/01/2017       5         No        None     NAP         120             118              IO
  108       05/01/2017       5         No        None     NAP         120             118              IO
  109       05/01/2017       0         No        None     NAP         120             118             360
  110       06/01/2017       5         No     Springing   Hard        120             119             360
  111       07/01/2017       0         No        None     NAP         120             120              IO
  112       04/01/2012       5         No        None     NAP         60              57               IO
  113       06/01/2012       5         No        None     NAP         60              59               IO
  114       04/01/2014       0         No        None     NAP         84              81               IO
  115       04/01/2018       5         No        None     NAP         130             129              IO
  116       04/01/2017       5         No      In Place   Hard        120             117             300
  117       03/01/2017       5         No        None     NAP         120             116             360
  118       05/01/2017       5         No     Springing   Hard        120             118             240
  119       06/01/2017       5         No        None     NAP         120             119             360
  120       07/01/2017       5         No     Springing   Hard        120             120              IO
  121       03/01/2017       5         No        None     NAP         120             116             360
  122       05/01/2017       5         No        None     NAP         120             118              IO
  123       05/01/2017       5         No      In Place   Hard        120             118             360
  124       04/01/2017       5         No      In Place   Hard        120             117              IO
  125       05/01/2017       5         No        None     NAP         120             118             360

  126       05/01/2017       5         No      In Place   Hard        120             118             132
  127       05/01/2017       5         No      In Place   Hard        120             118             132
  128       05/01/2017       5         No      In Place   Hard        120             118             132
  129       05/01/2017       5         No      In Place   Hard        120             118             132
  130       05/01/2017       5         No      In Place   Hard        120             118             132
  131       05/01/2017       5         No      In Place   Hard        120             118             132
  132       05/01/2017       5         No      In Place   Hard        120             118             132
  133       05/01/2017       5         No      In Place   Hard        120             118             132
  134       05/01/2017       5         No      In Place   Hard        120             118             132
  135       05/01/2017       5         No      In Place   Hard        120             118             132
  136       06/01/2017       5         No        None     NAP         120             119              IO
  137       06/01/2017       0        Yes     Springing   Hard        120             119              IO
  138       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  139       06/01/2017       0         No      In Place   Soft        120             119             360
  140       06/01/2017       5         No        None     NAP         120             119              IO
  141       04/01/2017       0         No     Springing   Hard        120             117             360
  142       06/01/2017       5        Yes     Springing   Hard        120             119             300
  143       05/01/2017       0         No        None     NAP         120             118             360
  144       09/01/2016       0        Yes     Springing   Hard        113             110              IO
  145       09/01/2016       0        Yes     Springing   Hard        113             110              IO
  146       04/01/2017       5         No        None     NAP         120             117              IO
  147       05/01/2012       5         No        None     NAP         60              58               IO
  148       06/01/2017       0         No        None     NAP         120             119             360
  149       05/01/2017       0         No     Springing   Hard        120             118             300
  150       05/01/2017       5         No        None     NAP         120             118              IO
  151       05/01/2017       5         No        None     NAP         120             118              IO
  152       07/01/2017       5         No      In Place   Hard        120             120             360
  153       05/01/2017       5         No      In Place   Hard        120             118             360
  154       06/01/2017       0         No        None     NAP         120             119             360
  155       05/01/2017       5         No        None     NAP         120             118             360

  156       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  157       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  158       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  159       05/01/2017       0         No     Springing   Hard        120             118             300
  160       06/01/2017       5         No        None     NAP         120             119             360
  161       06/01/2017       5         No        None     NAP         120             119             360
  162       05/01/2017       5         No        None     NAP         120             118              IO
  163       04/01/2012       5         No        None     NAP         60              57              360
  164       04/01/2012       0        Yes     Springing   Hard        60              57               IO
  165       04/01/2012       0        Yes     Springing   Hard        60              57               IO
  166       06/01/2017       0         No        None     NAP         120             119              IO
  167       06/01/2017       5         No        None     NAP         120             119             240
  168       06/01/2017       5         No        None     NAP         120             119             360
  169       07/01/2017       5         No        None     NAP         120             120             360
  170       04/01/2017       5         No        None     NAP         120             117              IO
  171       06/01/2017       5         No        None     NAP         120             119             360
  172       04/01/2017       5         No        None     NAP         120             117             360
  173       06/01/2017       5         No        None     NAP         120             119              IO
  174       07/01/2017       5         No        None     NAP         120             120             360
  175       06/01/2014       5         No     Springing   Hard        84              83              360
  176       04/01/2012       0        Yes     Springing   Hard        60              57               IO
  177       04/01/2012       0        Yes     Springing   Hard        60              57               IO
  178       07/01/2017       5         No        None     NAP         120             120              IO
  179       06/01/2017       5         No        None     NAP         120             119             360
  180       11/01/2016       5         No        None     NAP         120             112             360
  181       05/01/2017       5         No     Springing   Hard        120             118             360
  182       06/01/2017       5         No        None     NAP         120             119             360
  183       05/01/2017       5         No        None     NAP         120             118              IO
  184       05/01/2017       0         No     Springing   Hard        120             118             360
  185       05/01/2017       5         No        None     NAP         120             118             180
  186       06/01/2014       5        Yes        None     NAP         84              83               IO
  187       06/01/2017       2        Yes        None     NAP         120             119             360
  188       04/01/2017       0        Yes     Springing   Hard        120             117              IO
  189       06/01/2017       5         No     Springing   Hard        120             119              IO
  190       04/01/2017       5         No        None     NAP         120             117             360
  191       07/01/2017       0         No        None     NAP         120             120             360
  192       05/01/2017       5         No        None     NAP         120             118             360
  193       03/08/2012       0         No        None     NAP         60              56              360
  194       04/01/2017       5         No        None     NAP         120             117             300
  195       05/01/2017       0        Yes      In Place   Hard        120             118              IO
  196       05/01/2017       5         No        None     NAP         120             118             360
  197       06/01/2017       5         No     Springing   Hard        120             119             360
  198       04/01/2017       5         No        None     NAP         120             117             360
  199       05/01/2017       5         No        None     NAP         120             118             360
  200       07/01/2017       5         No        None     NAP         120             120             360
  201       06/01/2017       5         No        None     NAP         120             119             360
  202       06/01/2017       5         No        None     NAP         120             119             360
  203       04/01/2017       5         No        None     NAP         120             117              IO
  204       05/01/2017       5        Yes        None     NAP         120             118              IO
  205       06/01/2017       5         No     Springing   Hard        120             119             360
  206       06/01/2017       0         No        None     NAP         120             119             360
  207       07/01/2017       5         No        None     NAP         120             120             300
  208       05/01/2017       5         No        None     NAP         120             118              IO
  209       06/01/2017       5         No        None     NAP         120             119             360
  210       06/01/2017       5         No        None     NAP         120             119              IO
  211       06/01/2017       5         No        None     NAP         120             119             360
  212       11/01/2016       5         No        None     NAP         120             112             360
  213       06/01/2017       5         No        None     NAP         120             119             360
  214       06/01/2017       5         No        None     NAP         120             119             360
  215       06/01/2017       5         No      In Place   Hard        120             119             360
  216       05/01/2017       5         No        None     NAP         120             118             360
  217       05/01/2017       5         No        None     NAP         120             118             360
  218       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  219       06/01/2022       5         No        None     NAP         180             179             360

  220       06/01/2017       5        Yes      In Place   Hard        120             119             360
  221       06/01/2017       5        Yes      In Place   Hard        120             119             360
  222       05/01/2017       0         No        None     NAP         120             118             360
  223       05/01/2017       0        Yes     Springing   Hard        120             118              IO
  224       04/01/2017       0         No        None     NAP         120             117             360
  225       04/01/2017       5         No     Springing   Hard        120             117             360
  226       02/01/2017       5         No     Springing   Hard        120             115             360
  227       05/01/2017       5         No        None     NAP         120             118             360
  228       05/01/2017       0         No        None     NAP         120             118             360
  229       03/01/2017       5         No        None     NAP         120             116             360
  230       06/01/2017       5         No        None     NAP         120             119             360
  231       07/01/2017       0         No        None     NAP         120             120             360
  232       06/01/2017       5         No        None     NAP         120             119             360
  233       05/01/2017       0         No        None     NAP         120             118             360
  234       05/01/2017       0         No        None     NAP         120             118             360
  235       07/01/2017       5         No        None     NAP         120             120              IO
  236       03/01/2017       5         No        None     NAP         120             116             300
  237       06/01/2017       5         No     Springing   Hard        120             119             360
  238       04/01/2017       5        Yes      In Place   Hard        120             117             360
  239       05/01/2017       5         No        None     NAP         120             118             360
  240       04/01/2017       5         No        None     NAP         120             117             360
  241       06/01/2017       5         No        None     NAP         120             119             360
  242       07/01/2017       5         No        None     NAP         120             120             360
  243       05/01/2017       0         No        None     NAP         120             118             360
  244       05/01/2017       0         No        None     NAP         120             118             360
  245       07/01/2017       0         No        None     NAP         120             120             360
  246       03/01/2017       5         No        None     NAP         120             116              IO
  247       05/01/2017       0         No        None     NAP         120             118             360
  248       06/01/2017       0        Yes     Springing   Hard        120             119              IO
  249       03/01/2014       5         No        None     NAP         84              80              300
  250       06/01/2017       0         No        None     NAP         120             119             300
  251       07/01/2017       0         No        None     NAP         120             120             360
  252       06/01/2017       0         No        None     NAP         120             119             360
  253       04/01/2017       5         No        None     NAP         120             117             360
  254       07/01/2017       0         No        None     NAP         120             120             264
  255       06/01/2017       5         No        None     NAP         120             119             360
  256       05/01/2017       5         No        None     NAP         120             118             360
  257       04/01/2017      15         No        None     NAP         120             117             360
  258       06/01/2017       5         No        None     NAP         120             119             180
  259       01/01/2017       5         No      In Place   Hard        120             114             240
  260       06/01/2017       0         No        None     NAP         120             119             360
  261       06/01/2017       0         No        None     NAP         120             119             360
  262       04/01/2017       5         No     Springing   Hard        120             117             360
  263       06/01/2017       0         No        None     NAP         120             119             360
  264       06/01/2017       0         No        None     NAP         120             119              IO
  265       06/01/2017       0         No        None     NAP         120             119             360
  266       04/01/2017       5         No        None     NAP         120             117             360
  267       05/01/2017       0         No        None     NAP         120             118             360
  268       06/01/2017       0         No        None     NAP         120             119             360

                                                                      116             112             335

----------------------------------------------------------------------------------------------------------------------

MORTGAGE   REMAINING   MORTGAGE        MONTHLY       MONTHLY  THIRD MOST RECENT  THIRD MOST RECENT  SECOND MOST RECENT
LOAN NO.  AMORT. TERM    RATE    PAYMENT (P&I)  PAYMENT (IO)                NOI       NOI DATE                     NOI
----------------------------------------------------------------------------------------------------------------------

   1          300       6.044%      $1,423,386    $1,123,456        $19,305,386      12/31/2004            $18,965,418
   2          258       5.625%        $671,301           NAP         $8,806,907      12/31/2004            $11,049,988

   3          IO        5.480%             NAP      $134,717                NAP         NAP                        NAP
   4          IO        5.480%             NAP      $103,755                NAP         NAP                        NAP
   5          IO        5.480%             NAP       $92,612                NAP         NAP                        NAP
   6          IO        5.480%             NAP       $45,667                NAP         NAP                        NAP
   7          IO        5.500%             NAP      $329,936         $5,647,036      12/31/2005             $5,717,924
   8          IO        5.500%             NAP      $320,642         $5,148,651      12/31/2005             $5,303,839
   9          IO        5.482%             NAP      $289,632                NAP         NAP                        NAP
   10         IO        5.345%             NAP      $248,382         $7,830,076      12/31/2005             $8,909,955

   11         IO        5.391%             NAP      $128,306         $3,298,987      12/31/2003             $2,866,863
   12         IO        5.391%             NAP      $106,697         $2,568,661      12/31/2003             $2,589,450
   13         IO        5.251%             NAP      $199,647         $5,975,943      12/31/2004             $7,189,734
   14         IO        5.670%             NAP      $197,733         $4,601,345      12/31/2004             $3,971,915
   15         IO        5.440%             NAP      $183,852         $3,332,295      12/31/2005             $3,654,114
   16         IO        5.534%             NAP      $172,534         $2,790,823      12/31/2004             $2,865,801

   17         IO        5.714%             NAP      $125,512         $1,884,240      12/31/2004             $2,463,566
   18         IO        5.714%             NAP       $50,687           $634,728      12/31/2004             $1,098,746
   19         IO        5.351%             NAP      $161,868         $3,705,657      12/31/2003             $4,361,087
   20         IO        5.251%             NAP      $155,281         $4,588,195      12/31/2004             $4,768,810
   21         IO        5.730%             NAP      $169,446         $3,415,562      12/31/2004             $3,699,149
   22         IO        5.870%             NAP      $166,147         $2,408,982      12/31/2004             $2,473,874
   23         360       5.965%        $191,137      $161,276         $2,727,894      12/31/2005             $2,823,829
   24         IO        5.476%             NAP      $140,999         $3,151,402      12/31/2004             $3,170,158
   25         IO        5.282%             NAP      $133,884         $3,117,744      12/31/2004             $3,054,023
   26         420       5.730%        $157,370      $137,978                NAP         NAP                        NAP
   27         IO        5.630%             NAP      $134,618           $684,672      12/31/2004             $1,099,797
   28         360       6.351%        $174,244      $150,248                NAP         NAP                        NAP
   29         IO        5.426%             NAP      $121,488         $3,708,528      12/31/2005             $3,886,338
   30         IO        5.417%             NAP      $118,271         $2,971,165      12/31/2003             $2,524,957
   31         IO        5.640%             NAP      $122,200         $3,416,633      12/31/2004             $3,343,413
   32         IO        5.710%             NAP      $125,435         $2,004,271      12/31/2005             $1,961,222
   33         360       5.813%        $149,833      $125,242         $2,412,874      12/31/2004             $2,574,526
   34         358       5.310%        $138,981           NAP         $3,215,368      12/31/2004             $3,680,755
   35         IO        5.630%             NAP      $117,969         $2,119,720      12/31/2004             $2,180,195
   36         IO        5.630%             NAP      $117,732         $1,581,843      12/31/2004             $1,700,937
   37         IO        5.750%             NAP      $116,597         $2,559,593      12/31/2004             $2,331,624
   38         IO        5.630%             NAP      $107,980         $1,618,846      12/31/2004             $1,641,539

   39         IO        5.482%             NAP       $61,810         $1,754,378      12/31/2003             $1,816,745
   40         IO        5.482%             NAP       $39,059                NAP         NAP                        NAP
   41         IO        5.660%             NAP      $105,208           $231,408      12/31/2004             $1,149,809
   42         372       5.820%        $118,755      $100,499         $1,509,340      12/31/2003             $1,618,208
   43         360       5.670%        $115,700       $95,813                NAP         NAP                 $1,589,682
   44         IO        5.630%             NAP       $91,093         $1,562,247      12/31/2004             $1,751,997
   45         IO        5.329%             NAP       $83,044         $1,916,224      12/31/2004             $1,940,798
   46         246       6.000%        $125,639           NAP         $3,158,673      12/31/2004             $2,485,720
   47         IO        5.400%             NAP       $77,563         $1,752,936      12/31/2005             $2,066,718
   48         360       5.540%         $96,951       $79,573         $1,923,644      12/31/2004             $1,806,197

   49         359       5.700%         $25,247           NAP           $579,039      12/31/2005                $67,275
   50         359       5.700%         $18,863           NAP           $385,360      12/31/2005               $432,616
   51         359       5.700%         $18,863           NAP           $385,360      12/31/2005               $432,616
   52         359       5.700%         $18,283           NAP           $373,503      12/31/2005               $419,304
   53         359       5.700%         $17,412           NAP           $355,717      12/31/2005               $399,337
   54         284       6.160%        $111,455       $86,605         $2,222,251      12/31/2004             $2,231,110
   55         IO        5.630%             NAP       $76,704         $1,428,383      12/31/2004             $1,601,135
   56         298       5.726%        $101,053           NAP         $1,957,347      12/31/2004             $1,996,494
   57         IO        5.620%             NAP       $74,550         $1,104,858      12/31/2004             $1,326,528
   58         360       5.580%         $88,787       $73,076         $1,828,996      12/31/2004             $1,656,990

   59         IO        5.678%             NAP       $13,461                NAP         NAP                        NAP
   60         IO        5.678%             NAP       $11,239                NAP         NAP                        NAP
   61         IO        5.678%             NAP       $10,342                NAP         NAP                        NAP
   62         IO        5.678%             NAP        $8,547                NAP         NAP                        NAP
   63         IO        5.678%             NAP        $8,120                NAP         NAP                        NAP
   64         IO        5.678%             NAP        $7,991                NAP         NAP                        NAP
   65         IO        5.678%             NAP        $7,179                NAP         NAP                        NAP
   66         IO        5.678%             NAP        $5,855                NAP         NAP                        NAP

   67         296       6.138%         $37,942           NAP                NAP         NAP                        NAP
   68         296       6.138%         $33,046           NAP                NAP         NAP                        NAP
   69         296       6.138%         $26,926           NAP                NAP         NAP                        NAP
   70         360       6.330%         $92,208       $79,422         $1,454,527      12/31/2005             $1,502,678
   71         360       6.200%         $89,175       $76,271         $1,362,728      12/31/2005             $1,508,581
   72         IO        5.630%             NAP       $69,212         $1,281,478      12/31/2004             $1,112,174
   73         IO        5.594%             NAP       $68,533         $2,001,738      12/31/2004             $2,122,005
   74         IO        5.333%             NAP       $35,633                NAP         NAP                        NAP
   75         IO        5.295%             NAP       $28,394                NAP         NAP                        NAP
   76         IO        5.476%             NAP       $64,774           $679,147      12/31/2004             $1,500,392

   77         IO        5.678%             NAP       $11,410                NAP         NAP                        NAP
   78         IO        5.678%             NAP       $10,983                NAP         NAP                        NAP
   79         IO        5.678%             NAP        $9,273                NAP         NAP                        NAP
   80         IO        5.678%             NAP        $9,145                NAP         NAP                        NAP
   81         IO        5.678%             NAP        $8,675                NAP         NAP                        NAP
   82         IO        5.678%             NAP        $8,547                NAP         NAP                        NAP
   83         IO        5.678%             NAP        $8,419                NAP         NAP                        NAP
   84         IO        5.500%             NAP       $62,734           $974,037      12/31/2004             $1,022,380
   85         357       6.750%         $86,264           NAP                NAP         NAP                        NAP

   86         IO        5.678%             NAP       $12,265                NAP         NAP                        NAP
   87         IO        5.678%             NAP       $10,256                NAP         NAP                        NAP
   88         IO        5.678%             NAP        $9,188                NAP         NAP                        NAP
   89         IO        5.678%             NAP        $8,761                NAP         NAP                        NAP
   90         IO        5.678%             NAP        $8,120                NAP         NAP                        NAP
   91         IO        5.678%             NAP        $7,778                NAP         NAP                        NAP
   92         IO        5.678%             NAP        $7,137                NAP         NAP                        NAP
   93         360       5.560%         $72,874       $59,895           $828,348      12/31/2004               $888,335
   94         360       5.590%         $71,681       $59,038           $254,868      12/31/2004               $663,991
   95         IO        5.630%             NAP       $59,223           $990,777      12/31/2004             $1,193,104
   96         358       5.940%         $72,675           NAP         $2,287,836      12/31/2004             $2,424,465
   97         360       5.690%         $69,572       $57,690         $1,038,572      12/31/2004               $980,819
   98         359       5.690%         $69,572           NAP         $1,885,067      12/31/2005             $2,237,339
   99         224       7.630%         $97,171           NAP         $2,037,665      12/31/2004             $1,761,725
  100         360       5.705%         $65,331       $54,227         $1,056,797      12/31/2005             $1,152,364
  101         IO        5.405%             NAP       $50,492                NAP         NAP                        NAP
  102         IO        5.500%             NAP       $52,046           $754,029      12/31/2004               $838,654
  103         IO        5.482%             NAP       $51,165                NAP         NAP                        NAP
  104         360       5.705%         $63,879       $53,022         $1,102,091      12/31/2005             $1,229,726
  105         IO        5.482%             NAP       $48,196         $1,096,251      12/31/2003             $1,097,613
  106         360       5.409%         $56,209       $45,701           $801,965      12/31/2004             $1,067,298
  107         IO        5.670%             NAP       $47,906                NAP         NAP                        NAP
  108         IO        5.730%             NAP       $48,413           $997,311      12/31/2004             $1,030,181
  109         358       5.660%         $57,787           NAP                NAP         NAP                        NAP
  110         360       6.380%         $57,925       $50,024           $336,142      12/31/2005               $890,247
  111         IO        5.728%             NAP       $43,557           $759,315      12/31/2004               $839,364
  112         IO        5.440%             NAP       $41,367           $953,946      12/31/2004               $912,256
  113         IO        5.381%             NAP       $40,133                NAP         NAP                        NAP
  114         IO        5.050%             NAP       $36,823           $790,791      12/31/2004             $1,137,222
  115         IO        6.650%             NAP       $47,758         $1,035,378      12/31/2004             $1,130,733
  116         300       5.990%         $53,426       $42,006                NAP         NAP                        NAP
  117         356       5.940%         $49,354           NAP                NAP         NAP                   $724,317
  118         238       5.990%         $59,058           NAP           $791,321      12/31/2004             $1,016,064
  119         359       5.830%         $48,271           NAP           $734,469      12/31/2005             $1,042,231
  120         IO        5.630%             NAP       $38,887           $764,459      12/31/2004               $820,132
  121         360       5.400%         $44,922       $36,500           $825,508      12/31/2004               $925,303
  122         IO        5.500%             NAP       $37,176           $633,904      12/31/2004               $665,310
  123         360       5.818%         $47,032       $39,325           $889,076      12/31/2004               $989,146
  124         IO        5.680%             NAP       $38,393           $561,000      12/31/2004               $666,251
  125         358       5.992%         $47,923           NAP         $1,781,647      12/31/2005             $1,108,950

  126         130       5.850%         $10,304           NAP           $140,967      12/31/2004               $155,104
  127         130       5.850%          $9,870           NAP           $140,967      12/31/2004               $155,104
  128         130       5.850%          $9,816           NAP           $119,367      12/31/2004               $131,344
  129         130       5.850%          $9,599           NAP            $92,067      12/31/2004               $101,314
  130         130       5.850%          $9,003           NAP            $31,727      12/31/2004               $121,981
  131         130       5.850%          $7,593           NAP           $128,367      12/31/2004               $136,660
  132         130       5.850%          $7,484           NAP            $84,756      12/31/2004                $96,399
  133         130       5.850%          $6,508           NAP            $68,605      12/31/2004                $79,374
  134         130       5.850%          $6,183           NAP           $148,767      12/31/2004               $163,684
  135         130       5.850%          $5,966           NAP           $110,367      12/31/2004               $121,444
  136         IO        5.500%             NAP       $33,458           $538,814      12/31/2004               $555,235
  137         IO        5.783%             NAP       $17,663                NAP         NAP                        NAP
  138         IO        5.599%             NAP       $15,990                NAP         NAP                        NAP
  139         359       5.690%         $40,004           NAP                NAP         NAP                        NAP
  140         IO        5.500%             NAP       $31,832           $487,561      12/31/2004               $529,313
  141         357       5.790%         $39,856           NAP                NAP         NAP                        NAP
  142         299       6.170%         $44,194           NAP           $267,270      12/31/2004               $561,640
  143         358       5.910%         $40,080           NAP                NAP         NAP                        NAP
  144         IO        6.001%             NAP       $16,940                NAP         NAP                        NAP
  145         IO        6.001%             NAP       $16,149                NAP         NAP                        NAP
  146         IO        5.680%             NAP       $31,194           $819,371      12/31/2004               $811,862
  147         IO        6.120%             NAP       $33,610           $426,388      12/31/2004               $542,688
  148         359       5.760%         $37,974           NAP           $951,718      12/31/2004               $974,075
  149         298       5.520%         $39,163           NAP                NAP         NAP                        NAP
  150         IO        5.550%             NAP       $29,308           $923,217      12/31/2005               $848,209
  151         IO        5.730%             NAP       $30,016           $541,740      12/31/2004               $557,093
  152         360       5.893%         $36,154           NAP                NAP         NAP                   $873,800
  153         360       5.804%         $35,807       $29,913                NAP         NAP                        NAP
  154         360       5.700%         $35,114       $29,137                NAP         NAP                        NAP
  155         360       5.540%         $34,218       $28,085                NAP         NAP                        NAP

  156         IO        5.649%             NAP        $9,775                NAP         NAP                        NAP
  157         IO        5.649%             NAP        $9,307                NAP         NAP                        NAP
  158         IO        5.649%             NAP        $9,154                NAP         NAP                        NAP
  159         298       6.020%         $38,086           NAP                NAP         NAP                        NAP
  160         360       5.470%         $32,823       $26,806           $721,906      12/31/2005               $718,292
  161         360       5.820%         $32,930       $27,537                NAP         NAP                        NAP
  162         IO        5.580%             NAP       $25,930                NAP         NAP                   $574,437
  163         357       6.200%         $32,767           NAP                NAP         NAP                   $545,310
  164         IO        5.702%             NAP       $13,856                NAP         NAP                        NAP
  165         IO        5.702%             NAP       $11,823                NAP         NAP                        NAP
  166         IO        5.700%             NAP       $24,080                NAP         NAP                   $864,961
  167         239       6.160%         $36,285           NAP           $817,903      12/31/2005               $839,271
  168         359       6.655%         $31,858           NAP                NAP         NAP                        NAP
  169         360       5.710%         $28,471       $23,640           $390,979      12/31/2004               $417,835
  170         IO        5.500%             NAP       $22,306                NAP         NAP                        NAP
  171         360       5.910%         $28,056       $23,594           $458,859      12/31/2005               $544,565
  172         360       5.520%         $26,745       $21,920                NAP         NAP                        NAP
  173         IO        5.724%             NAP       $22,247           $745,546      12/31/2004               $847,858
  174         360       5.500%         $26,118           NAP                NAP         NAP                        NAP
  175         359       5.670%         $26,611           NAP           $434,688      12/31/2004               $434,688
  176         IO        5.615%             NAP       $12,596                NAP         NAP                        NAP
  177         IO        5.608%             NAP        $8,884                NAP         NAP                        NAP
  178         IO        5.452%             NAP       $20,775                NAP         NAP                        NAP
  179         359       5.760%         $26,289           NAP           $428,404      12/31/2004               $615,571
  180         352       6.000%         $26,980           NAP                NAP         NAP                        NAP
  181         358       5.640%         $25,025           NAP                NAP         NAP                        NAP
  182         360       5.708%         $24,689       $20,497                NAP         NAP                        NAP
  183         IO        5.500%             NAP       $19,750           $312,947      12/31/2004               $313,126
  184         358       5.600%         $24,398           NAP                NAP         NAP                        NAP
  185         178       5.800%         $35,406           NAP           $681,635      12/31/2004             $1,317,145
  186         IO        5.316%             NAP       $18,340                NAP         NAP                        NAP
  187         359       5.860%         $24,273           NAP                NAP         NAP                   $239,640
  188         IO        5.758%             NAP       $19,630                NAP         NAP                        NAP
  189         IO        5.380%             NAP       $18,182                NAP         NAP                   $167,642
  190         360       5.600%         $22,963       $18,926                NAP         NAP                        NAP
  191         360       5.670%         $23,140       $19,163           $319,733      12/31/2004               $335,294
  192         358       5.830%         $23,547           NAP                NAP         NAP                   $622,351
  193         356       6.020%         $24,033           NAP           $156,457      12/31/2004               $237,500
  194         297       5.440%         $24,420           NAP           $365,276      12/31/2003               $709,037
  195         IO        5.520%             NAP       $18,219                NAP         NAP                        NAP
  196         358       5.650%         $22,512           NAP                NAP         NAP                   $465,380
  197         360       5.710%         $22,225       $18,453                NAP         NAP                        NAP
  198         357       5.800%         $22,297           NAP                NAP         NAP                        NAP
  199         360       6.050%         $22,302       $18,913           $348,412      12/31/2004               $469,358
  200         360       5.780%         $21,663       $18,069           $278,272      12/31/2006               $292,082
  201         359       5.760%         $21,616           NAP                NAP         NAP                        NAP
  202         360       5.640%         $20,758       $17,155                NAP         NAP                        NAP
  203         IO        5.890%             NAP       $17,667                NAP         NAP                        NAP
  204         IO        5.313%             NAP       $15,711                NAP         NAP                        NAP
  205         359       5.680%         $20,270           NAP                NAP         NAP                        NAP
  206         359       5.600%         $20,093           NAP                NAP         NAP                        NAP
  207         300       6.680%         $22,654           NAP           $188,286      12/31/2004               $378,162
  208         IO        5.450%             NAP       $14,505                NAP         NAP                   $286,310
  209         360       5.720%         $18,032       $14,982           $300,024      12/31/2005               $288,957
  210         IO        5.780%             NAP       $14,651           $408,456      12/31/2004               $426,439
  211         360       5.664%         $17,344       $14,357           $234,805      12/31/2004               $217,946
  212         360       6.220%         $18,413       $15,766                NAP         NAP                        NAP
  213         359       5.810%         $17,622           NAP                NAP         NAP                   $455,080
  214         359       5.790%         $17,583           NAP                NAP         NAP                   $191,943
  215         359       5.680%         $17,374           NAP                NAP         NAP                        NAP
  216         358       5.760%         $17,526           NAP           $464,440      12/31/2004               $448,952
  217         358       5.551%         $17,130           NAP           $594,081      12/31/2004               $608,245
  218         IO        5.510%             NAP       $13,757                NAP         NAP                        NAP
  219         360       6.184%         $17,732       $15,152                NAP         NAP                        NAP

  220         360       5.709%         $10,457        $8,682                NAP         NAP                        NAP
  221         360       5.709%          $6,391        $5,306                NAP         NAP                        NAP
  222         358       6.000%         $17,312           NAP                NAP         NAP                        NAP
  223         IO        5.570%             NAP       $13,196                NAP         NAP                        NAP
  224         360       5.860%         $16,359       $13,715                NAP         NAP                        NAP
  225         357       5.630%         $15,839           NAP                NAP         NAP                        NAP
  226         360       6.010%         $16,205       $13,710                NAP         NAP                        NAP
  227         358       5.612%         $15,521           NAP                NAP         NAP                        NAP
  228         360       5.750%         $15,465       $12,874                NAP         NAP                        NAP
  229         360       5.740%         $15,156       $12,609           $161,097      12/31/2004               $236,287
  230         359       5.910%         $15,438           NAP           $278,272      12/31/2005               $289,980
  231         360       5.890%         $14,812           NAP                NAP         NAP                        NAP
  232         360       5.840%         $14,733       $12,336          -$164,968      12/31/2004               $303,565
  233         360       5.840%         $14,733       $12,336                NAP         NAP                   $271,165
  234         358       6.100%         $15,150           NAP                NAP         NAP                        NAP
  235         IO        5.452%             NAP       $11,470                NAP         NAP                        NAP
  236         296       5.780%         $15,458           NAP                NAP         NAP                        NAP
  237         359       5.840%         $14,350           NAP                NAP         NAP                        NAP
  238         360       5.812%         $14,100       $11,785           $333,434      12/31/2004               $329,010
  239         358       5.740%         $13,991           NAP                NAP         NAP                        NAP
  240         357       5.950%         $14,312           NAP                NAP         NAP                   $213,611
  241         359       5.930%         $13,984           NAP                NAP         NAP                   $247,971
  242         360       5.980%         $13,760           NAP                NAP         NAP                   $145,221
  243         360       5.960%         $13,642       $11,507                NAP         NAP                        NAP
  244         358       5.950%         $13,149           NAP                NAP         NAP                        NAP
  245         360       6.150%         $13,403       $11,432           $335,217      12/31/2004               $369,083
  246         IO        5.510%             NAP       $10,242                NAP         NAP                   $206,561
  247         360       5.890%         $13,035       $10,948                NAP         NAP                        NAP
  248         IO        5.763%             NAP       $10,591                NAP         NAP                        NAP
  249         296       5.630%         $13,495           NAP                NAP         NAP                   $348,070
  250         299       5.970%         $13,813           NAP           $116,032      12/31/2004               $110,798
  251         360       5.900%         $11,863           NAP                NAP         NAP                        NAP
  252         359       5.510%         $11,368           NAP                NAP         NAP                        NAP
  253         357       5.840%         $11,786           NAP                NAP         NAP                        NAP
  254         264       6.250%         $12,912        $9,769                NAP         NAP                        NAP
  255         359       5.870%         $10,051           NAP                NAP         NAP                        NAP
  256         360       5.590%          $9,462        $7,793                NAP         NAP                        NAP
  257         360       5.670%          $9,545        $7,905                NAP         NAP                        NAP
  258         179       5.550%         $13,116           NAP                NAP         NAP                        NAP
  259         234       5.870%         $10,989           NAP                NAP         NAP                        NAP
  260         359       5.740%          $8,744           NAP                NAP         NAP                        NAP
  261         359       5.670%          $8,678           NAP           $311,332      12/31/2004               $303,107
  262         357       5.750%          $8,754           NAP                NAP         NAP                        NAP
  263         359       5.910%          $8,610           NAP           $172,820      12/31/2004               $180,408
  264         IO        5.950%             NAP        $6,787                NAP         NAP                    $93,599
  265         359       6.130%          $7,447           NAP                NAP         NAP                        NAP
  266         357       5.780%          $5,855           NAP                NAP         NAP                        NAP
  267         358       6.250%          $4,957           NAP                NAP         NAP                        NAP
  268         359       6.500%          $4,172           NAP                NAP         NAP                        NAP

              329       5.683%

--------------------------------------------------------------------

MORTGAGE  SECOND MOST RECENT  MOST RECENT  MOST RECENT NOI  MORTGAGE
LOAN NO.       NOI DATE               NOI        DATE       LOAN NO.
--------------------------------------------------------------------

   1          12/31/2005      $16,212,929     12/31/2006       1
   2          12/31/2005      $11,438,408     12/31/2006       2

   3             NAP                  NAP        NAP           3
   4             NAP                  NAP        NAP           4
   5             NAP                  NAP        NAP           5
   6             NAP                  NAP        NAP           6
   7          12/31/2006       $5,636,450  T-12 03/31/2007     7
   8          12/31/2006       $5,197,200  T-12 03/31/2007     8
   9             NAP           $5,045,757     12/31/2006       9
   10         12/31/2006       $9,051,070     04/30/2007       10

   11         12/31/2004       $3,039,922     12/31/2006       11
   12         12/31/2004       $2,518,756     12/31/2006       12
   13         12/31/2005       $7,558,244     12/31/2006       13
   14         12/31/2005       $4,279,115     12/31/2006       14
   15         12/31/2006       $3,667,920  T-12 03/31/2007     15
   16         12/31/2005       $2,866,204     12/31/2006       16

   17         12/31/2005       $3,032,339     12/31/2006       17
   18         12/31/2005       $1,236,743     12/31/2006       18
   19         12/31/2004       $3,662,401     12/31/2006       19
   20         12/31/2005       $4,644,181     12/31/2006       20
   21         12/31/2005       $4,357,052     12/31/2006       21
   22         12/31/2005       $2,332,539     12/31/2006       22
   23         12/31/2006       $2,972,564  T-12 04/30/2007     23
   24         12/31/2005       $3,294,374     12/31/2006       24
   25         12/31/2005       $3,185,564     12/31/2006       25
   26            NAP                  NAP        NAP           26
   27         12/31/2005         $921,994     12/31/2006       27
   28            NAP                  NAP        NAP           28
   29         12/31/2006       $3,618,877  T-12 03/31/2007     29
   30         12/31/2004       $2,499,047     12/31/2006       30
   31         12/31/2005       $3,333,817     12/31/2006       31
   32         12/31/2006       $1,999,363  T-12 04/30/2007     32
   33         12/31/2005       $2,278,615     12/31/2006       33
   34         12/31/2005       $3,585,940     12/31/2006       34
   35         12/31/2005       $2,126,983     12/31/2006       35
   36         12/31/2005       $2,066,672     12/31/2006       36
   37         12/31/2005       $2,526,748     12/31/2006       37
   38         12/31/2005       $1,332,101     12/31/2006       38

   39         12/31/2004       $1,843,130     12/31/2006       39
   40            NAP             $598,739     12/31/2006       40
   41         12/31/2005       $1,829,279     12/31/2006       41
   42         12/31/2004       $1,585,500     12/31/2005       42
   43         12/31/2005       $1,748,869     12/31/2006       43
   44         12/31/2005       $1,812,959     12/31/2006       44
   45         12/31/2005       $2,197,957     12/31/2006       45
   46         12/31/2005       $2,110,790     12/31/2006       46
   47         12/31/2006       $2,041,472  T-12 03/31/2007     47
   48         12/31/2005       $2,151,717     12/31/2006       48

   49         12/31/2006         $594,043  T-12 03/31/2007     49
   50         12/31/2006         $443,825  T-12 03/31/2007     50
   51         12/31/2006         $443,825  T-12 03/31/2007     51
   52         12/31/2006         $430,169  T-12 03/31/2007     52
   53         12/31/2006         $409,685  T-12 03/31/2007     53
   54         12/31/2005       $2,155,291     12/31/2006       54
   55         12/31/2005       $1,365,911     12/31/2006       55
   56         12/31/2005       $2,036,424     12/31/2006       56
   57         12/31/2005       $1,446,755     12/31/2006       57
   58         12/31/2005       $1,843,703     12/31/2006       58

   59            NAP                  NAP        NAP           59
   60            NAP                  NAP        NAP           60
   61            NAP                  NAP        NAP           61
   62            NAP                  NAP        NAP           62
   63            NAP                  NAP        NAP           63
   64            NAP                  NAP        NAP           64
   65            NAP                  NAP        NAP           65
   66            NAP                  NAP        NAP           66

   67            NAP                  NAP        NAP           67
   68            NAP                  NAP        NAP           68
   69            NAP                  NAP        NAP           69
   70         12/31/2006       $1,653,973  T-12 03/31/2007     70
   71         12/31/2006       $1,481,217  T-12 03/31/2007     71
   72         12/31/2005       $1,297,745     12/31/2006       72
   73         12/31/2005       $2,262,493     12/31/2006       73
   74            NAP                  NAP        NAP           74
   75            NAP                  NAP        NAP           75
   76         12/31/2005       $1,336,444     12/31/2006       76

   77            NAP                  NAP        NAP           77
   78            NAP                  NAP        NAP           78
   79            NAP                  NAP        NAP           79
   80            NAP                  NAP        NAP           80
   81            NAP                  NAP        NAP           81
   82            NAP                  NAP        NAP           82
   83            NAP                  NAP        NAP           83
   84         12/31/2005       $1,090,374     12/31/2006       84
   85            NAP                  NAP        NAP           85

   86            NAP                  NAP        NAP           86
   87            NAP                  NAP        NAP           87
   88            NAP                  NAP        NAP           88
   89            NAP                  NAP        NAP           89
   90            NAP                  NAP        NAP           90
   91            NAP                  NAP        NAP           91
   92            NAP                  NAP        NAP           92
                                             Ann 11 mos.
   93         12/31/2005       $1,165,456     11/30/2006       93
   94         12/31/2005         $534,093     12/31/2006       94
   95         12/31/2005       $1,067,268     12/31/2006       95
   96         12/31/2005       $1,977,693     12/31/2006       96
   97         12/31/2005         $918,987     12/31/2006       97
   98         12/31/2006       $2,304,911  T-12 03/31/2007     98
   99         12/31/2005       $1,501,454     12/31/2006       99
  100         12/31/2006       $1,246,705  T-12 04/30/2007    100
                                             Ann 11 mos.
  101            NAP             $951,205     11/30/2006      101
  102         12/31/2005         $907,110     12/31/2006      102
  103            NAP           $1,056,864     12/31/2006      103
  104         12/31/2006       $1,248,330  T-12 02/28/2007    104
  105         12/31/2004       $1,030,647     12/31/2006      105
  106         12/31/2005         $859,569     12/31/2006      106
  107            NAP                  NAP        NAP          107
  108         12/31/2005         $987,058     12/31/2006      108
  109            NAP                  NAP        NAP          109
  110         12/31/2006         $971,788  T-12 03/31/2007    110
  111         12/31/2005         $972,823     12/31/2006      111
  112         12/31/2005         $943,720     12/31/2006      112
  113            NAP                  NAP        NAP          113
  114         12/31/2005       $1,419,655     12/31/2006      114
  115         12/31/2005       $1,163,225     12/31/2006      115
  116            NAP                  NAP        NAP          116
             Ann. 10 mos                     Ann 11 mos.
  117         12/31/2005         $817,639     11/30/2006      117
  118         12/31/2005       $1,065,563     12/31/2006      118
  119         12/31/2006       $1,077,922  T-12 04/30/2007    119
  120         12/31/2005         $723,660     12/31/2006      120
  121         12/31/2005         $965,808     12/31/2006      121
  122         12/31/2005         $676,459     12/31/2006      122
  123         12/31/2005         $999,941  T-12 02/28/2006    123
  124         12/31/2005         $634,169     12/31/2006      124
  125         12/31/2006         $870,507  T-12 04/30/2007    125

  126         12/31/2005         $154,930     12/31/2006      126
  127         12/31/2005         $154,930     12/31/2006      127
  128         12/31/2005         $131,170     12/31/2006      128
  129         12/31/2005         $101,140     12/31/2006      129
  130         12/31/2005         $125,850     12/31/2006      130
  131         12/31/2005         $136,486     12/31/2006      131
  132         12/31/2005          $95,227     12/31/2006      132
  133         12/31/2005          $95,457     12/31/2006      133
  134         12/31/2005         $163,510     12/31/2006      134
  135         12/31/2005         $121,270     12/31/2006      135
  136         12/31/2005         $605,912     12/31/2006      136
  137            NAP                  NAP        NAP          137
  138            NAP                  NAP        NAP          138
  139            NAP                  NAP        NAP          139
  140         12/31/2005         $560,921     12/31/2006      140
  141            NAP                  NAP        NAP          141
  142         12/31/2005         $846,672     12/31/2006      142
  143            NAP                  NAP        NAP          143
  144            NAP                  NAP        NAP          144
  145            NAP                  NAP        NAP          145
  146         12/31/2005         $831,239     12/31/2006      146
  147         12/31/2005         $507,863     12/31/2006      147
  148         12/31/2005         $943,686     12/31/2006      148
  149            NAP                  NAP        NAP          149
  150         12/31/2006         $807,650  T-12 02/28/2007    150
  151         12/31/2005         $589,543     12/31/2006      151
  152         12/31/2005         $873,800     12/31/2006      152
  153            NAP                  NAP        NAP          153
  154            NAP                  NAP        NAP          154
  155            NAP                  NAP        NAP          155

  156            NAP                  NAP        NAP          156
  157            NAP                  NAP        NAP          157
  158            NAP                  NAP        NAP          158
  159            NAP                  NAP        NAP          159
  160         12/31/2006         $706,758  T-12 03/31/2007    160
  161            NAP                  NAP        NAP          161
  162         12/31/2005         $613,903     12/31/2006      162
  163         12/31/2005         $561,669     12/31/2006      163
  164            NAP                  NAP        NAP          164
  165            NAP                  NAP        NAP          165
  166         12/31/2005         $922,450     12/31/2006      166
  167         12/31/2006         $882,809  T-12 02/28/2007    167
                                              Ann 2 mos.
  168            NAP             $461,400     04/30/2007      168
  169         12/31/2005         $373,164     12/31/2006      169
  170            NAP                  NAP        NAP          170
  171         12/31/2006         $521,398  T-12 04/30/2007    171
  172            NAP              $66,481     12/31/2006      172
  173         12/31/2005         $927,979     12/31/2006      173
  174            NAP                  NAP        NAP          174
  175         12/31/2005         $444,364     12/31/2006      175
  176            NAP                  NAP        NAP          176
  177            NAP                  NAP        NAP          177
  178            NAP                  NAP        NAP          178
  179         12/31/2005         $746,083     12/31/2006      179
  180            NAP                  NAP        NAP          180
  181            NAP                  NAP        NAP          181
                                             Ann 11 mos.
  182            NAP             $507,167     11/30/2006      182
  183         12/31/2005         $349,709     12/31/2006      183
  184            NAP                  NAP        NAP          184
  185         12/31/2005       $1,048,998     12/31/2006      185
  186            NAP                  NAP        NAP          186
  187         12/31/2005         $257,197     12/31/2006      187
  188            NAP                  NAP        NAP          188
  189         12/31/2004         $248,294     12/31/2005      189
  190            NAP                  NAP        NAP          190
  191         12/31/2005         $370,164     12/31/2006      191
  192         12/31/2005         $677,944     12/31/2006      192
  193         12/31/2005         $362,554     12/31/2006      193
  194         12/31/2004         $372,839     12/31/2005      194
  195            NAP                  NAP        NAP          195
  196         12/31/2005         $560,924     12/31/2006      196
  197            NAP                  NAP        NAP          197
  198            NAP                  NAP        NAP          198
  199         12/31/2005         $579,714     12/31/2006      199
                                              Ann 6 mos.
  200      T-12 05/01/2007       $293,553     05/01/2007      200
  201            NAP                  NAP        NAP          201
  202            NAP                  NAP        NAP          202
  203            NAP                  NAP        NAP          203
  204            NAP             $444,859     12/31/2006      204
  205            NAP                  NAP        NAP          205
  206            NAP                  NAP        NAP          206
  207         12/31/2005         $390,610     12/31/2006      207
  208         12/31/2005         $381,051     12/31/2006      208
  209         12/31/2006         $292,595  T-12 02/28/2007    209
  210         12/31/2005         $433,197     12/31/2006      210
  211         12/31/2005         $303,987     12/31/2006      211
  212            NAP                  NAP        NAP          212
  213         12/31/2005         $412,014     12/31/2006      213
  214         12/31/2005         $242,405     12/31/2006      214
  215            NAP                  NAP        NAP          215
  216         12/31/2005         $469,684     12/31/2006      216
  217         12/31/2005         $593,557     12/31/2006      217
  218            NAP                  NAP        NAP          218
  219            NAP                  NAP        NAP          219

  220            NAP             $196,229     12/31/2006      220
  221            NAP             $139,125     12/31/2006      221
  222            NAP                  NAP        NAP          222
  223            NAP                  NAP        NAP          223
  224            NAP                  NAP        NAP          224
  225            NAP                  NAP        NAP          225
  226            NAP             $277,431     12/31/2006      226
  227            NAP             $242,452     12/31/2006      227
  228            NAP             $185,690     12/31/2006      228
  229         12/31/2005         $238,642     12/31/2006      229
  230         12/31/2006         $276,075  T-12 03/31/2007    230
  231            NAP                  NAP        NAP          231
  232         12/31/2005         $316,564     12/31/2006      232
  233         12/31/2004         $289,438     12/31/2005      233
  234            NAP                  NAP        NAP          234
  235            NAP                  NAP        NAP          235
  236            NAP                  NAP        NAP          236
  237            NAP                  NAP        NAP          237
  238         12/31/2005         $331,124     12/31/2006      238
  239            NAP             $333,364     12/31/2006      239
  240         12/31/2005         $265,393     12/31/2006      240
  241         12/31/2005         $262,957     12/31/2006      241
  242      T-10 12/31/2005       $234,410     12/31/2006      242
  243            NAP                  NAP        NAP          243
  244            NAP                  NAP        NAP          244
  245         12/31/2005         $251,430     12/31/2006      245
  246         12/31/2005         $208,921     12/31/2006      246
  247            NAP                  NAP        NAP          247
  248            NAP                  NAP        NAP          248
  249         12/31/2005         $298,978     12/31/2006      249
  250         12/31/2005         $176,986     12/31/2006      250
  251            NAP                  NAP        NAP          251
  252            NAP                  NAP        NAP          252
  253            NAP                  NAP        NAP          253
  254            NAP                  NAP        NAP          254
  255            NAP                  NAP        NAP          255
  256            NAP                  NAP        NAP          256
  257            NAP                  NAP        NAP          257
  258            NAP                  NAP        NAP          258
  259            NAP                  NAP        NAP          259
  260            NAP                  NAP        NAP          260
  261         12/31/2005         $303,216     12/31/2006      261
  262            NAP                  NAP        NAP          262
  263         12/31/2005         $186,267     12/31/2006      263
  264         12/31/2005         $120,060     12/31/2006      264
  265            NAP                  NAP        NAP          265
  266            NAP                  NAP        NAP          266
  267            NAP                  NAP        NAP          267
  268            NAP                  NAP        NAP          268

APPENDIX II

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

---------------------------------------------------------------------------------------------

MORTGAGE    CMSA    UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE
LOAN NO.  LOAN NO.            EGI       EXPENSES            NOI  CAPITAL ITEMS      CASH FLOW
---------------------------------------------------------------------------------------------

   1         1      $30,310,589     $8,786,784    $21,523,805       $956,816     $20,566,989
   2         2      $18,152,562     $7,337,630    $10,814,932       $497,952     $10,316,980
             3
   3                 $3,458,000       $103,740    $3,354,260        $304,469      $3,049,791
   4                 $2,660,000        $79,800    $2,580,200        $234,835      $2,345,365
   5                 $2,440,075        $73,202    $2,366,873        $273,437      $2,093,436
   6                 $1,265,400        $37,962    $1,227,438        $194,977      $1,032,461
   7         4       $7,847,779     $1,704,851    $6,142,928        $335,470      $5,807,458
   8         5       $8,057,564     $2,057,988    $5,999,576        $428,914      $5,570,662
   9         6       $9,211,519     $2,818,632    $6,392,887        $228,666      $6,164,220
   10        7      $18,899,977    $10,005,438    $8,894,539        $674,759      $8,219,780
             8
   11                $4,203,757     $1,154,994    $3,048,763        $183,887      $2,864,876
   12                $3,901,423     $1,262,882    $2,638,541         $52,174      $2,586,367
   13        9      $12,737,444     $6,688,137    $6,049,307        $848,942      $5,200,365
   14        10      $6,154,404     $2,014,410    $4,139,995        $371,271      $3,768,723
   15        11      $5,585,088     $2,245,771    $3,339,317         $85,750      $3,253,567
   16        12     $4,186,345       $802,997     $3,383,348        $190,809      $3,192,540
             13
   17               $14,428,781    $11,154,074    $3,274,707        $577,151      $2,697,556
   18                $3,150,592     $1,825,084    $1,325,508        $126,024      $1,199,484
   19        14      $5,906,983     $1,976,776    $3,930,206         $74,988      $3,855,218
   20        15      $7,728,151     $3,592,333    $4,135,817        $121,236      $4,014,582
   21        16     $17,281,345    $12,736,495    $4,544,850        $866,394      $3,678,456
   22        17      $4,714,600     $1,875,968    $2,838,632        $148,160      $2,690,472
   23        18      $3,836,295       $892,273    $2,944,022        $141,516      $2,802,506
   24        19      $4,333,973     $1,251,714    $3,082,259        $219,325      $2,862,934
   25        20      $5,818,980     $2,901,591    $2,917,389        $171,012      $2,746,377
   26        21      $3,470,950     $1,174,294    $2,296,656        $124,319      $2,172,337
   27        22      $2,975,637       $394,282    $2,581,355         $48,376      $2,532,980
   28        23      $3,503,319       $854,160    $2,649,159        $140,124      $2,509,035
   29        24      $7,832,236     $4,174,073    $3,658,163        $313,289      $3,344,874
   30        25      $4,134,472     $1,281,666    $2,852,806        $272,293      $2,580,513
   31        26      $4,696,612     $1,457,336    $3,239,276        $102,955      $3,136,321
   32        27      $3,597,411     $1,615,376    $1,982,035         $92,500      $1,889,535
   33        28      $4,140,436     $1,662,336    $2,478,100        $245,325      $2,232,774
   34        29      $4,669,022     $1,057,230    $3,611,792        $201,646      $3,410,146
   35        30      $3,532,507     $1,216,405    $2,316,102         $93,754      $2,222,347
   36        31      $3,179,674       $721,635    $2,458,039        $205,069      $2,252,970
   37        32      $4,133,022     $1,711,940    $2,421,083        $204,368      $2,216,714
   38        33      $2,847,803       $747,894    $2,099,910         $67,795      $2,032,115
             34
   39                $2,121,791       $668,997    $1,452,794         $55,701      $1,397,093
   40                $1,133,545       $284,427      $849,118         $13,466        $835,652
   41        35      $3,279,963     $1,327,185    $1,952,778        $166,927      $1,785,851
   42        36      $2,294,449       $583,284    $1,711,165         $24,743      $1,686,422
   43        37      $2,482,170       $719,536    $1,762,634        $108,519      $1,654,115
   44        38      $2,294,749       $406,532    $1,888,217         $80,143      $1,808,073
   45        39      $3,547,269     $1,475,333    $2,071,936         $71,250      $2,000,686
   46        40      $3,931,639     $1,962,818    $1,968,822        $277,214      $1,691,607
   47        41      $3,516,863     $1,379,334    $2,137,529         $60,000      $2,077,529
   48        42      $4,572,200     $2,478,343    $2,093,857        $106,800      $1,987,057
             43
   49                  $847,922       $327,546      $520,376         $13,849        $506,527
   50                  $633,505       $244,718      $388,787         $10,347        $378,440
   51                  $633,505       $244,718      $388,787         $10,347        $378,440
   52                  $614,012       $237,188      $376,824         $10,029        $366,795
   53                  $584,774       $225,893      $358,880          $9,551        $349,329
   54        44      $3,496,222     $1,536,371    $1,959,851        $176,016      $1,783,835
   55        45      $1,805,945       $314,025    $1,491,921         $45,116      $1,446,805
   56        46      $2,548,295       $634,199    $1,914,096         $77,105      $1,836,991
   57        47      $1,900,714       $476,856    $1,423,858        $148,744      $1,275,114
   58        48      $4,167,639     $2,287,587    $1,880,052        $106,200      $1,773,852
             49
   59                  $299,250         $8,978      $290,273          $4,617        $285,656
   60                  $249,850         $7,496      $242,355          $5,476        $236,878
   61                  $229,900         $6,897      $223,003          $5,250        $217,753
   62                  $190,000         $5,700      $184,300          $5,150        $179,150
   63                  $180,500         $5,415      $175,085          $4,275        $170,810
   64                  $177,650         $5,330      $172,321          $4,264        $168,057
   65                  $159,600         $4,788      $154,812          $5,151        $149,661
   66                  $130,150         $3,905      $126,246          $4,104        $122,142
             50
   67                $1,310,994       $661,001      $649,993         $20,940        $629,052
   68                  $902,882       $310,570      $592,311         $18,579        $573,733
   69                  $941,075       $286,709      $654,366         $19,860        $634,506
   70        51      $4,184,962     $2,505,260    $1,679,702        $167,398      $1,512,303
   71        52      $2,459,857       $909,557    $1,550,300        $127,623      $1,422,676
   72        53      $1,765,966       $397,150    $1,368,816         $69,083      $1,299,733
   73        54      $3,147,811       $956,292    $2,191,519              $0      $2,191,519
   74        55      $1,280,679       $419,096      $861,582         $56,254        $805,328
   75        56        $909,145       $244,486      $664,659         $50,659        $614,000
   76        57      $2,053,724       $626,182    $1,427,542         $64,231      $1,363,311
             58
   77                  $253,650         $7,610      $246,041          $5,849        $240,192
   78                  $244,150         $7,325      $236,826          $4,362        $232,464
   79                  $206,150         $6,185      $199,966          $3,828        $196,138
   80                  $203,300         $6,099      $197,201          $5,466        $191,735
   81                  $192,850         $5,786      $187,065          $4,629        $182,435
   82                  $190,000         $5,700      $184,300          $5,466        $178,834
   83                  $187,150         $5,615      $181,536          $4,451        $177,085
   84        59      $1,630,024       $507,017    $1,123,007         $23,496      $1,099,511
   85        60     $13,612,979     $5,885,930    $7,727,049        $124,500      $7,602,549
             61
   86                  $272,650         $8,180      $264,471          $4,567        $259,904
   87                  $228,000         $6,840      $221,160          $5,972        $215,188
   88                  $204,250         $6,128      $198,123          $4,567        $193,556
   89                  $194,750         $5,843      $188,908          $4,383        $184,525
   90                  $180,500         $5,415      $175,085          $4,216        $170,869
   91                  $172,900         $5,187      $167,713          $4,380        $163,333
   92                  $158,650         $4,760      $153,891          $4,743        $149,148
   93        62      $1,578,686       $527,975    $1,050,711         $43,627      $1,007,084
   94        63      $1,512,389       $420,496    $1,091,893         $49,156      $1,042,737
   95        64      $1,525,327       $334,148    $1,191,178         $62,835      $1,128,344
   96        65      $2,292,027       $744,221    $1,547,806        $201,211      $1,346,594
   97        66      $1,492,018       $460,556    $1,031,462         $50,962        $980,501
   98        67      $5,098,869     $2,951,562    $2,147,307        $203,955      $1,943,352
   99        68      $3,072,081     $1,160,717    $1,911,364        $261,260      $1,650,104
  100        69      $3,077,050     $1,812,503    $1,264,547        $123,082      $1,141,465
  101        70      $1,878,667       $491,181    $1,387,487        $128,454      $1,259,032
  102        71      $1,316,438       $389,306      $927,132         $19,050        $908,082
  103        72      $1,810,256       $589,224    $1,221,032         $20,418      $1,200,614
  104        73      $2,607,354     $1,401,002    $1,206,352        $104,294      $1,102,058
  105        74      $2,002,065       $918,209    $1,083,856         $33,302      $1,050,554
  106        75      $2,634,232     $1,543,357    $1,090,875         $66,460      $1,024,415
  107        76      $1,096,935       $128,856      $968,079              $0        $968,079
  108        77      $1,608,800       $577,836    $1,030,964         $17,900      $1,013,064
  109        78      $1,368,259       $386,760      $981,498         $59,855        $921,644
  110        79      $2,951,911     $1,959,463      $992,448        $118,076        $874,371
  111        80      $1,645,351       $677,654      $967,698         $48,200        $919,498
  112        81      $1,241,882       $326,086      $915,796         $61,892        $853,904
  113        82      $1,202,643       $297,563      $905,080         $20,864        $884,216
  114        83      $2,016,776       $605,395    $1,411,381        $131,053      $1,280,328
  115        84      $1,570,702       $507,920    $1,062,781        $101,950        $960,832
  116        85        $902,841        $28,085      $874,755         $16,000        $858,755
  117        86      $1,011,716       $238,326      $773,390         $42,242        $731,148
  118        87      $2,410,836     $1,359,867    $1,050,969         $96,433        $954,535
  119        88      $2,810,514     $1,852,973      $957,541        $112,421        $845,120
  120        89      $1,092,001       $322,538      $769,463         $36,504        $732,959
  121        90      $2,034,824     $1,062,867      $971,957         $35,000        $936,957
  122        91        $982,494       $317,479      $665,015         $11,446        $653,569
  123        92      $2,601,208     $1,547,819    $1,053,389        $101,907        $951,482
  124        93      $1,118,094       $513,918      $604,176         $39,887        $564,289
  125        94      $2,091,653     $1,206,927      $884,726         $87,285        $797,441
             95
  126                  $169,392        $22,725      $146,667          $6,730        $139,937
  127                  $157,517        $21,865      $135,652          $6,020        $129,632
  128                  $161,298        $26,587      $134,711          $7,450        $127,261
  129                  $142,702        $31,828      $110,874          $6,935        $103,939
  130                  $151,014        $22,439      $128,575          $6,396        $122,180
  131                  $133,664        $25,866      $107,798          $4,878        $102,920
  132                  $116,880        $19,919       $96,961          $5,282         $91,679
  133                  $111,750        $21,930       $89,820          $3,648         $86,172
  134                  $122,434        $34,712       $87,722          $4,932         $82,789
  135                  $110,422        $22,849       $87,573          $5,002         $82,571
  136        96        $852,806       $256,548      $596,258         $12,008        $584,250
  137        97        $398,871        $11,966      $386,905         $10,068        $376,837
  138        98        $370,664        $11,120      $359,544          $9,701        $349,843
  139        99        $884,923       $261,709      $623,214         $56,380        $566,834
  140       100        $835,614       $277,227      $558,387         $14,621        $543,766
  141       101      $1,203,994       $403,481      $800,513         $56,278        $744,235
  142       102      $4,691,562     $3,766,966      $924,596        $187,662        $736,934
  143       103        $870,026       $253,722      $616,304         $45,335        $570,969
  144       104        $365,000        $10,950      $354,050          $2,268        $351,782
  145       105        $459,489       $152,860      $306,630         $14,146        $292,484
  146       106      $1,155,874       $274,985      $880,889         $79,302        $801,587
  147       107        $606,802       $136,039      $470,763         $17,902        $452,861
  148       108        $795,239       $162,598      $632,641         $40,580        $592,061
  149       109      $1,181,250       $351,167      $830,084         $78,974        $751,110
  150       110      $1,450,805       $742,954      $707,851        $151,133        $556,717
  151       111        $991,511       $348,659      $642,851         $13,350        $629,501
  152       112        $869,250        $27,278      $841,973         $37,856        $804,116
  153       113        $834,955        $25,049      $809,906        $103,075        $706,831
  154       114        $920,986       $360,070      $560,916         $36,766        $524,150
  155       115      $1,038,159       $340,144      $698,015         $52,433        $645,582
            116
  156                  $220,248         $9,607      $210,641         $12,004        $198,637
  157                  $202,590         $8,578      $194,013         $10,112        $183,901
  158                  $203,236         $6,097      $197,139         $10,112        $187,027
  159       117      $1,094,850       $318,402      $776,449         $71,040        $705,409
  160       118        $927,495       $270,806      $656,689         $44,700        $611,989
  161       119        $747,334       $240,223      $507,111         $21,250        $485,861
  162       120        $826,109       $191,295      $634,814         $16,469        $618,345
  163       121        $705,469       $169,752      $535,718          $1,894        $533,824
  164       122        $314,000         $9,420      $304,580          $2,086        $302,494
  165       123        $430,101       $149,601      $280,500         $14,388        $266,112
  166       124        $968,931       $185,458      $783,473        $120,457        $663,016
  167       125      $2,124,383     $1,406,878      $717,505         $84,975        $632,530
  168       126        $750,732       $270,732      $480,000          $1,375        $478,625
  169       127        $643,963       $203,748      $440,215          $8,201        $432,014
  170       128        $611,481       $214,390      $397,090         $33,528        $363,562
  171       129        $733,997       $324,788      $409,209          $6,684        $402,525
  172       130        $492,238        $93,803      $398,435         $15,111        $383,325
  173       131        $865,010       $134,101      $730,909         $27,942        $702,967
  174       132        $634,693        $77,259      $557,434         $21,645        $535,789
  175       133        $506,129       $110,548      $395,581         $25,840        $369,741
  176       134        $290,000         $8,700      $281,300          $2,086        $279,214
  177       135        $239,994         $7,200      $232,794         $20,581        $212,213
  178       136        $582,798        $17,484      $565,314          $8,397        $556,917
  179       137        $938,022       $259,767      $678,255         $41,207        $637,048
  180       138        $612,441       $143,744      $468,698         $17,105        $451,592
  181       139        $375,310        $39,817      $335,493          $1,935        $333,558
  182       140      $1,081,966       $359,071      $722,895         $37,539        $685,357
  183       141        $558,558       $184,262      $374,296          $8,892        $365,404
  184       142        $672,323       $257,143      $415,180          $7,500        $407,680
  185       143      $2,714,133     $1,883,928      $830,205        $104,275        $725,930
  186       144        $465,879        $13,976      $451,903         $14,844        $437,059
  187       145        $548,253       $146,291      $401,962         $43,441        $358,521
  188       146        $473,600        $14,208      $459,392         $24,051        $435,341
  189       147      $4,217,734     $1,287,356    $2,930,378         $21,806      $2,908,572
  190       148        $485,610       $133,730      $351,880         $23,449        $328,431
  191       149        $559,448       $197,840      $361,608         $24,024        $337,584
  192       150      $1,454,329       $599,005      $855,325         $72,725        $782,599
  193       151        $889,061       $439,712      $449,349         $10,650        $438,699
  194       152      $1,969,339       $834,674    $1,134,666        $123,025      $1,011,641
  195       153        $451,097        $13,533      $437,565         $24,152        $413,413
  196       154        $703,281       $264,098      $439,183         $50,601        $388,582
  197       155        $672,626       $286,657      $385,969         $36,637        $349,333
  198       156        $541,068       $116,099      $424,969         $24,288        $400,681
  199       157        $896,314       $346,045      $550,269         $68,716        $481,554
  200       158        $554,187       $231,935      $322,251          $5,906        $316,346
  201       159        $412,470        $84,529      $327,941         $13,171        $314,770
  202       160        $362,331        $85,378      $276,953          $4,940        $272,013
  203       161        $431,059       $188,322      $242,737              $0        $242,737
  204       162        $456,678        $13,700      $442,978         $15,956        $427,022
  205       163        $724,394       $212,339      $512,055         $27,132        $484,923
  206       164        $750,646       $176,538      $574,108         $27,300        $546,808
  207       165        $569,861       $212,851      $357,010         $12,248        $344,762
  208       166        $489,016       $116,535      $372,481         $17,121        $355,360
  209       167        $702,056       $380,001      $322,055         $15,300        $306,755
  210       168        $688,812       $267,699      $421,113         $19,200        $401,913
  211       169        $657,001       $356,286      $300,716         $17,250        $283,466
  212       170        $427,197        $83,681      $343,516         $20,238        $323,278
  213       171        $442,667       $101,691      $340,976         $13,892        $327,083
  214       172        $454,441       $139,695      $314,746         $38,480        $276,267
  215       173        $514,226       $175,705      $338,521          $1,449        $337,072
  216       174        $904,475       $502,231      $402,244         $31,000        $371,244
  217       175        $691,334       $177,273      $514,061         $27,791        $486,270
  218       176        $302,150         $9,065      $293,086         $11,960        $281,126
  219       177        $481,136       $195,947      $285,189         $10,781        $274,408
            178
  220                  $201,684        $15,637      $186,047          $7,366        $178,681
  221                  $184,612        $57,740      $126,872          $6,480        $120,392
  222       179        $384,876       $137,424      $247,452          $2,332        $245,120
  223       180        $376,875       $104,975      $271,900         $10,092        $261,808
  224       181        $375,841       $102,086      $273,755         $40,248        $233,507
  225       182        $277,654         $8,330      $269,324          $7,188        $262,136
  226       183        $460,182       $205,705      $254,476         $29,545        $224,931
  227       184        $413,974       $144,833      $269,141          $8,821        $260,320
  228       185        $304,636        $78,039      $226,597          $8,358        $218,239
  229       186        $421,382       $124,315      $297,067         $26,877        $270,190
  230       187        $635,043       $339,265      $295,778         $23,000        $272,778
  231       188        $557,304       $136,721      $420,583         $30,737        $389,846
  232       189        $437,083       $142,510      $294,573         $24,889        $269,683
  233       190        $373,963        $82,109      $291,854         $10,720        $281,134
  234       191        $313,999        $71,314      $242,685         $12,574        $230,111
  235       192        $340,183        $12,705      $327,478          $7,500        $319,978
  236       193        $307,509        $12,300      $295,209         $19,028        $276,181
  237       194        $360,905        $96,768      $264,136          $1,365        $262,771
  238       195        $651,271       $362,314      $288,958         $20,937        $268,021
  239       196        $406,823        $75,759      $331,064         $24,300        $306,764
  240       197        $465,625       $248,361      $217,264          $7,350        $209,914
  241       198        $350,788        $94,005      $256,783         $15,002        $241,781
  242       199        $330,748        $85,029      $245,719         $16,484        $229,236
  243       200        $259,484        $52,756      $206,728          $7,696        $199,032
  244       201        $352,104       $123,028      $229,076         $17,299        $211,777
  245       202        $407,986       $158,055      $249,931         $27,824        $222,107
  246       203        $301,692        $85,522      $216,170          $7,256        $208,914
  247       204        $299,982        $88,323      $211,659         $16,870        $194,789
  248       205        $235,200         $7,056      $228,144          $8,508        $219,636
  249       206        $484,549       $182,698      $301,851         $20,411        $281,440
  250       207        $323,134       $109,084      $214,050         $14,249        $199,801
  251       208        $269,692        $72,441      $197,251          $5,942        $191,309
  252       209        $461,546       $127,930      $333,617         $23,182        $310,435
  253       210        $319,932       $102,887      $217,045         $16,073        $200,972
  254       211        $213,877        $35,204      $178,673          $6,112        $172,561
  255       212        $228,102        $70,008      $158,094         $12,153        $145,941
  256       213        $222,528         $8,901      $213,627         $11,907        $201,720
  257       214        $193,257        $33,420      $159,838          $9,889        $149,948
  258       215        $345,105        $80,628      $264,476          $9,379        $255,097
  259       216        $183,150         $8,775      $174,376          $8,298        $166,078
  260       217        $155,925         $1,559      $154,366              $0        $154,366
  261       218        $458,188       $168,840      $289,348         $29,664        $259,684
  262       219        $144,793         $7,344      $137,450          $5,846        $131,603
  263       220        $294,568       $118,109      $176,459         $19,012        $157,447
  264       221        $176,140        $56,394      $119,746          $4,448        $115,298
  265       222        $142,982        $30,507      $112,475          $3,856        $108,619
  266       223         $88,350         $2,651       $85,700          $2,976         $82,724
  267       224         $96,617        $22,405       $74,212          $2,790         $71,422
  268       225        $104,910        $31,682       $73,228              $0         $73,228

-----------------------------------------------------------------------------------------------------------------------
MORTGAGE      NOI         NCF            NCF POST IO      CUT-OFF DATE  BALLOON       BALLOON     APPRAISED   VALUATION
LOAN NO.  DSCR (X)(9)  DSCR (X)(9)   PERIOD DSCR (X)(10)      LTV         LTV         BALANCE         VALUE   DATE(11)
-----------------------------------------------------------------------------------------------------------------------

    1        1.60         1.53              1.20             68.1%      61.8%    $199,546,949  $323,000,000  11/27/2006
    2        1.34         1.28              1.28             61.0%      49.6%     $81,806,878  $165,000,000  05/07/2007

    3        2.11         1.88              1.88             54.0%      54.0%     $29,500,000   $53,900,000  01/01/2007
    4        2.11         1.88              1.88             54.0%      54.0%     $22,720,000   $41,500,000  01/01/2007
    5        2.11         1.88              1.88             54.0%      54.0%     $20,280,000   $38,100,000  01/01/2007
    6        2.11         1.88              1.47             59.4%      59.4%     $71,000,000  $119,600,000  04/02/20
    7        1.55         1.47              1.47             59.4%      59.4%     $71,000,000  $119,600,000  04/02/2007
    8        1.56         1.45              1.45             61.9%      61.9%     $69,000,000  $111,400,000  04/02/2007
    9        1.84         1.77              1.77             53.5%      53.5%     $63,400,000  $118,500,000  01/05/2007
   10        2.98         2.76              2.76             40.7%      40.7%     $55,000,000  $135,000,000  05/01/2007

   11        2.02         1.93              1.93             54.8%      54.8%     $28,560,000   $49,400,000  01/12/2007
   12        2.02         1.93              1.93             54.8%      54.8%     $23,750,000   $46,000,000  01/08/2007
   13        2.52         2.17              2.17             29.8%      29.8%     $45,000,000  $150,900,000  03/14/2007
   14        1.74         1.59              1.59             65.0%      65.0%     $41,275,000   $63,500,000  03/20/2007
   15        1.51         1.47              1.47             62.1%      62.1%     $40,000,000   $64,400,000  03/22/2007
   16        1.63         1.54              1.54             69.6%      69.6%     $36,900,000   $53,000,000  03/10/2007

   17        2.18         1.84              1.84             57.0%      57.0%     $26,000,000   $46,000,000  11/01/2006
   18        2.18         1.84              1.84             57.0%      57.0%     $10,500,000   $18,000,000  11/01/2006
   19        2.02         1.98              1.98             51.1%      51.1%     $36,300,000   $71,000,000  01/08/2007
   20        2.22         2.15              2.15             49.6%      49.6%     $35,000,000   $50,000,000  02/01/2007
   21        2.24         1.81              1.81             70.0%      70.0%     $35,000,000   $50,000,000  02/01/2007
   22        1.42         1.35              1.35             68.6%      68.6%     $33,500,000   $48,800,000  04/23/2007
   23        1.52         1.45              1.22             70.7%      66.2%     $29,957,394   $45,250,000  04/04/2007
   24        1.82         1.69              1.69             63.6%      63.6%     $30,475,000   $47,900,000  03/09/2007
   25        1.82         1.71              1.71             49.8%      49.8%     $30,000,000   $60,300,000  03/14/2007
   26        1.39         1.31              1.15             76.0%      72.5%     $27,187,126   $37,500,000  04/03/2007
   27        1.60         1.57              1.57             68.2%      68.2%     $28,300,000   $41,500,000  03/01/2008
   28        1.47         1.39              1.20             70.4%      64.2%     $25,515,149   $39,750,000  05/07/2007
   29        2.51         2.29              2.29             52.5%      52.5%     $26,500,000   $50,500,000  03/30/2007
   30        2.01         1.82              1.82             58.7%      58.7%     $26,200,000   $44,600,000  01/10/2007
   31        2.21         2.14              2.14             52.0%      52.0%     $26,000,000   $50,000,000  04/23/2007
   32        1.32         1.26              1.26             77.4%      77.4%     $26,000,000   $33,600,000  04/20/2007
   33        1.65         1.49              1.24             79.9%      74.7%     $23,828,992   $31,900,000  05/01/2007
   34        2.17         2.04              2.04             39.0%      32.5%     $20,812,265   $64,000,000  03/22/2007
   35        1.64         1.57              1.57             73.2%      73.2%     $24,800,000   $33,900,000  05/14/2007
   36        1.74         1.59              1.59             75.0%      75.0%     $24,750,000   $33,000,000  05/10/2007
   37        1.73         1.58              1.58             66.5%      66.5%     $24,000,000   $36,100,000  03/07/2007
   38        1.62         1.57              1.57             64.5%      64.5%     $22,700,000   $35,200,000  10/01/2007

   39        1.90         1.84              1.84             53.1%      53.1%     $13,530,000   $28,350,000  01/08/2007
   40        1.90         1.84              1.84             53.1%      53.1%      $8,550,000   $13,250,000  01/08/2007
   41        1.55         1.41              1.41             63.7%      63.7%     $22,000,000   $34,560,000  02/28/2007
   42        1.42         1.40              1.18             75.0%      68.2%     $18,578,322   $27,250,000  02/14/2007
   43        1.53         1.44              1.19             66.9%      62.4%     $18,653,052   $29,900,000  05/02/2007
   44        1.73         1.65              1.65             71.5%      71.5%     $19,150,000   $26,800,000  05/09/2007
   45        2.08         2.01              2.01             51.1%      51.1%     $18,700,000   $36,620,000  01/11/2007
   46        1.31         1.12              1.12             53.0%      44.6%     $14,939,621   $33,525,000  06/06/2007
   47        2.30         2.23              2.23             46.8%      46.8%     $17,000,000   $36,300,000  03/22/2007
   48        2.19         2.08              1.71             63.0%      58.6%     $15,826,834   $27,000,000  02/02/2007

   49        1.72         1.67              1.67             50.7%      42.8%      $3,664,159    $7,450,000  04/10/2007
   50        1.72         1.67              1.67             50.7%      42.8%      $2,737,592    $7,050,000  04/10/2007
   51        1.72         1.67              1.67             50.7%      42.8%      $2,737,592    $6,600,000  04/10/2007
   52        1.72         1.67              1.67             50.7%      42.8%      $2,653,359    $6,330,000  04/10/2007
   53        1.72         1.67              1.67             50.7%      42.8%      $2,527,008    $6,050,000  04/10/2007
   54        1.89         1.72              1.33             61.3%      51.9%     $14,077,449   $27,150,000  02/28/2007
   55        1.62         1.57              1.57             70.4%      70.4%     $16,125,000   $22,900,000  05/09/2007
   56        1.58         1.51              1.51             66.5%      51.3%     $12,397,812   $24,150,000  03/15/2007
   57        1.59         1.43              1.43             75.5%      75.5%     $15,700,000   $20,800,000  02/12/2007
   58        2.14         2.02              1.66             60.8%      56.7%     $14,438,355   $25,475,000  02/02/2007

   59        1.80         1.75              1.75             64.6%      64.6%      $2,805,977    $4,350,000  03/01/2007
   60        1.80         1.75              1.75             64.6%      64.6%      $2,342,769    $3,625,000  03/06/2007
   61        1.80         1.75              1.75             64.6%      64.6%      $2,155,703    $3,325,000  03/01/2007
   62        1.80         1.75              1.75             64.6%      64.6%      $1,781,573    $2,760,000  03/01/2007
   63        1.80         1.75              1.75             64.6%      64.6%      $1,692,494    $2,625,000  03/02/2007
   64        1.80         1.75              1.75             64.6%      64.6%      $1,665,771    $2,580,000  03/08/2007
   65        1.80         1.75              1.75             64.6%      64.6%      $1,496,520    $2,320,000  03/05/2007
   66        1.80         1.75              1.75             64.6%      64.6%      $1,220,378    $1,900,000  03/01/2007

   67        1.61         1.56              1.56             61.9%      48.6%      $4,540,119    $8,300,000  02/20/2007
   68        1.61         1.56              1.56             61.9%      48.6%      $3,954,297    $7,500,000  02/20/2007
   69        1.61         1.56              1.56             61.9%      48.6%      $3,222,020    $8,300,000  02/20/2007
   70        1.76         1.59              1.37             79.0%      74.3%     $13,967,356   $18,800,000  04/12/2007
   71        1.69         1.55              1.33             80.0%      72.7%     $13,230,706   $18,200,000  03/20/2007
   72        1.65         1.56              1.56             70.0%      70.0%     $14,550,000   $20,800,000  05/06/2007
   73        2.66         2.66              2.66             31.5%      31.5%     $14,500,000   $46,100,000  03/06/2007
   74        1.99         1.85              1.85             59.9%      59.9%      $8,018,000   $13,200,000  08/09/2006
   75        1.99         1.85              1.85             59.9%      59.9%      $6,435,000   $10,940,000  01/16/2007
   76        1.84         1.75              1.75             68.3%      68.3%     $14,000,000   $20,500,000  04/01/2007

   77         1.80        1.75              1.75             64.4%      64.4%      $2,378,400    $3,680,000  03/02/2007
   78         1.80        1.75              1.75             64.4%      64.4%      $2,378,400    $3,680,000  03/02/2007
   79        1.80         1.75              1.75             64.4%      64.4%      $1,933,006    $3,000,000  03/08/2007
   80        1.80         1.75              1.75             64.4%      64.4%      $1,906,283    $3,000,000  03/01/2007
   81        1.80         1.75              1.75             64.4%      64.4%      $1,808,297    $2,800,000  03/08/2007
   82        1.80         1.75              1.75             64.4%      64.4%      $1,781,573    $2,750,000  03/06/2007
   83        1.80         1.75              1.75             64.4%      64.4%      $1,754,849    $2,725,000  03/02/2007
   84        1.49         1.46              1.46             60.8%      60.8%     $13,500,000   $22,200,000  03/26/2007
   85        7.46         7.34              7.34             11.1%       9.7%     $11,543,971  $119,600,000  01/12/2007

   86        1.80         1.75              1.75             64.7%      64.7%      $2,556,557    $3,950,000  03/01/2007
   87        1.80         1.75              1.75             64.7%      64.7%      $2,137,888    $3,300,000  03/01/2007
   88        1.80         1.75              1.75             64.7%      64.7%      $1,915,191    $2,975,000  03/08/2007
   89        1.80         1.75              1.75             64.7%      64.7%      $1,826,112    $2,825,000  03/02/2007
   90        1.80         1.75              1.75             64.7%      64.7%      $1,692,494    $2,610,000  03/05/2007
   91        1.80         1.75              1.75             64.7%      64.7%      $1,621,231    $2,500,000  03/02/2007
   92        1.80         1.75              1.75             64.7%      64.7%      $1,487,613    $2,300,000  03/08/2007
   93        1.46         1.40              1.15             61.3%      57.1%     $11,871,261   $20,800,000  02/05/2007
   94        1.54         1.47              1.21             69.8%      61.4%     $10,992,376   $17,900,000  03/31/2007
   95        1.68         1.59              1.59             68.4%      68.4%     $12,450,000   $18,200,000  05/06/2007
   96        1.77         1.54              1.54             55.4%      47.1%     $10,352,916   $22,000,000  03/19/2007
   97        1.49         1.42              1.17             71.9%      67.0%     $11,192,897   $16,700,000  02/28/2007
   98        2.57         2.33              2.33             36.1%      30.4%     $10,104,984   $33,200,000  04/12/2007
   99        1.64         1.42              1.42             32.0%      28.8%     $10,429,958   $36,200,000  06/11/2007
   100       1.94         1.75              1.46             76.5%      68.9%     $10,123,584   $14,700,000  04/12/2007
   101       2.29         2.08              2.08             57.8%      57.8%     $11,210,000   $19,400,000  01/01/2007
   102       1.48         1.45              1.45             56.9%      56.9%     $11,200,000   $19,700,000  03/26/2007
   103       1.99         1.96              1.96             58.9%      58.9%     $11,200,000   $19,000,000  01/10/2007
   104       1.90         1.73              1.44             73.8%      66.4%      $9,898,616   $14,900,000  02/01/2007
   105       1.87         1.82              1.82             56.7%      56.7%     $10,550,000   $18,600,000  01/15/2007
   106       1.99         1.87              1.52             58.5%      52.3%      $8,949,714   $17,100,000  01/04/2007
   107       1.68         1.68              1.68             65.4%      65.4%     $10,000,000   $15,300,000  05/01/2007
   108       1.77         1.74              1.74             72.5%      72.5%     $10,000,000   $13,800,000  01/16/2007
   109       1.42         1.33              1.33             73.9%      62.3%      $8,415,320   $13,500,000  03/22/2007
   110       1.65         1.46              1.26             80.0%      70.2%      $8,143,626   $11,600,000  04/06/2007
   111       1.85         1.76              1.76             52.2%      52.2%      $9,000,000   $17,250,000  04/16/2007
   112       1.84         1.72              1.72             59.3%      59.3%      $9,000,000   $15,170,000  10/05/2006
   113       1.88         1.84              1.84             59.7%      59.7%      $8,950,000   $15,000,000  01/23/2007
   114       3.19         2.90              2.90             41.5%      41.5%      $8,750,000   $21,100,000  02/22/2007
   115       1.85         1.68              1.68             63.7%      63.7%      $8,500,000   $13,350,000  04/05/2007
   116       1.74         1.70              1.34             70.9%      64.3%      $7,518,018   $11,700,000  12/12/2006
   117       1.31         1.23              1.23             71.8%      61.2%      $7,033,102   $11,500,000  01/10/2007
   118       1.48         1.35              1.35             65.2%      43.2%      $5,441,121   $12,600,000  02/16/2007
   119       1.65         1.46              1.46             79.5%      67.3%      $6,934,074   $10,300,000  04/13/2007
   120       1.65         1.57              1.57             70.5%      70.5%      $8,175,000   $11,600,000  05/06/2007
   121       2.22         2.14              1.74             45.5%      42.2%      $7,435,591   $17,600,000  01/16/2007
   122       1.49         1.47              1.47             56.7%      56.7%      $8,000,000   $14,110,000  03/26/2007
   123       2.23         2.02              1.69             59.7%      52.8%      $7,073,955   $13,400,000  04/01/2006
   124       1.31         1.22              1.22             67.2%      67.2%      $8,000,000   $11,900,000  01/09/2007
   125       1.54         1.39              1.39             69.4%      59.1%      $6,799,169   $11,500,000  11/01/2006

   126       1.14         1.08              1.08             52.1%       7.2%        $137,329    $1,900,000  01/08/2007
   127       1.14         1.08              1.08             52.1%       7.2%        $131,546    $1,820,000  01/08/2007
   128       1.14         1.08              1.08             52.1%       7.2%        $130,824    $1,810,000  01/08/2007
   129       1.14         1.08              1.08             52.1%       7.2%        $127,932    $1,770,000  01/08/2007
   130       1.14         1.08              1.08             52.1%       7.2%        $119,982    $1,660,000  01/08/2007
   131       1.14         1.08              1.08             52.1%       7.2%        $101,190    $1,400,000  01/08/2007
   132       1.14         1.08              1.08             52.1%       7.2%         $99,744    $1,380,000  01/08/2007
   133       1.14         1.08              1.08             52.1%       7.2%         $86,734    $1,200,000  01/08/2007
   134       1.14         1.08              1.08             52.1%       7.2%         $82,397    $1,140,000  01/08/2007
   135       1.14         1.08              1.08             52.1%       7.2%         $79,506    $1,100,000  01/08/2007
   136       1.49         1.46              1.46             58.5%      58.5%      $7,200,000   $12,300,000  03/26/2007
   137       1.85         1.80              1.80             64.8%      64.8%      $3,615,000    $5,600,000  02/10/2007
   138       1.85         1.80              1.80             64.8%      64.8%      $3,380,000    $5,200,000  02/10/2007
   139       1.30         1.18              1.18             79.7%      67.2%      $5,810,367    $8,650,000  03/10/2007
   140       1.46         1.42              1.42             53.5%      53.5%      $6,850,000   $12,800,000  03/26/2007
   141       1.67         1.56              1.56             64.6%      54.7%      $5,743,476   $10,500,000  01/19/2007
   142       1.74         1.39              1.39             49.2%      38.5%      $5,274,466   $13,700,000  06/01/2007
   143       1.28         1.19              1.19             57.6%      48.9%      $5,722,983   $11,700,000  03/30/2007
   144       1.66         1.62              1.62             64.3%      64.3%      $3,341,000    $5,225,000  01/19/2007
   145       1.66         1.62              1.62             64.3%      64.3%      $3,185,000    $4,930,000  01/22/2008
   146       2.35         2.14              2.14             40.4%      40.4%      $6,500,000   $16,100,000  02/03/2007
   147       1.17         1.12              1.12             73.9%      73.9%      $6,500,000    $8,800,000  03/02/2007
   148       1.39         1.30              1.30             65.6%      55.4%      $5,485,057    $9,900,000  04/05/2007
   149       1.77         1.60              1.60             67.5%      51.8%      $4,866,658    $9,400,000  03/22/2007
   150       2.01         1.58              1.58             46.0%      46.0%      $6,250,000   $13,600,000  03/09/2007
   151       1.78         1.75              1.75             67.4%      67.4%      $6,200,000    $9,200,000  01/16/2007
   152       1.94         1.85              1.85             48.3%      40.9%      $5,169,177   $12,640,000  03/09/2007
   153       2.26         1.97              1.64             64.2%      57.9%      $5,501,176    $9,500,000  03/01/2007
   154       1.60         1.50              1.24             70.3%      62.0%      $5,333,947    $8,600,000  04/20/2007
   155       2.07         1.92              1.57             40.3%      35.4%      $5,271,310   $14,900,000  12/12/2006

   156       1.78         1.68              1.68             64.3%      64.3%      $2,048,000    $3,175,000  12/01/2006
   157       1.78         1.68              1.68             64.3%      64.3%      $1,950,000    $3,050,000  11/08/2006
   158       1.78         1.68              1.68             64.3%      64.3%      $1,918,000    $2,970,000  12/05/2006
   159       1.70         1.54              1.54             66.9%      52.1%      $4,588,719    $8,800,000  03/22/2007
   160       2.04         1.90              1.55             65.2%      57.1%      $5,086,050    $8,900,000  04/06/2007
   161       1.53         1.47              1.23             61.2%      55.2%      $5,050,728    $9,145,000  03/12/2007
   162       2.04         1.99              1.99             57.9%      57.9%      $5,500,000    $9,500,000  02/08/2007
   163       1.36         1.36              1.36             61.0%      57.4%      $5,024,907    $8,750,000  01/12/2007
   164       1.90         1.85              1.85             62.2%      62.2%      $2,876,000    $4,475,000  01/19/2007
   165       1.90         1.85              1.85             62.2%      62.2%      $2,454,000    $4,100,000  12/12/2006
   166       2.71         2.29              2.29             46.7%      46.7%      $5,000,000   $10,700,000  03/23/2007
   167       1.65         1.45              1.45             49.4%      32.9%      $3,317,929   $10,100,000  03/25/2007
   168       1.26         1.25              1.25             79.9%      69.3%      $4,293,936    $6,200,000  02/28/2007
   169       1.55         1.52              1.26             60.5%      54.5%      $4,410,722    $8,100,000  03/20/2007
   170       1.48         1.36              1.36             42.1%      42.1%      $4,800,000   $11,400,000  02/22/2007
   171       1.45         1.42              1.20             70.5%      66.0%      $4,420,191    $6,700,000  04/10/2007
   172       1.51         1.46              1.19             72.3%      67.3%      $4,373,646    $6,500,000  02/15/2007
   173       2.74         2.63              2.63             34.6%      34.6%      $4,600,000   $13,300,000  03/14/2007
   174       1.78         1.71              1.71             52.9%      44.3%      $3,852,096    $8,700,000  04/01/2007
   175       1.24         1.16              1.16             63.8%      57.5%      $4,136,667    $7,200,000  03/14/2007
   176       1.99         1.91              1.91             62.1%      62.1%      $2,655,000    $4,150,000  01/18/2007
   177       1.99         1.91              1.91             62.1%      62.1%      $1,875,000    $3,150,000  01/16/2007
   178       2.27         2.23              2.23             50.1%      50.1%      $4,510,000    $9,000,000  06/01/2007
   179       2.15         2.02              2.02             39.8%      33.6%      $3,797,348   $11,300,000  03/09/2007
   180       1.45         1.39              1.39             60.9%      52.2%      $3,823,584    $7,330,000  08/16/2006
   181       1.12         1.11              1.11             78.0%      65.8%      $3,650,034    $5,550,000  01/16/2007
   182       2.94         2.79              2.31             38.6%      36.0%      $3,965,086   $11,000,000  03/29/2007
   183       1.58         1.54              1.54             54.9%      54.9%      $4,250,000    $7,740,000  03/26/2007
   184       1.42         1.39              1.39             52.4%      44.1%      $3,569,993    $8,100,000  03/14/2007
   185       1.95         1.71              1.71             33.2%      15.0%      $1,905,415   $12,700,000  03/07/2007
   186       2.05         1.99              1.99             59.1%      59.1%      $4,140,000    $7,000,000  01/29/2007
   187       1.38         1.23              1.23             77.5%      65.6%      $3,478,588    $5,300,000  04/01/2007
   188       1.95         1.85              1.85             64.6%      64.6%      $4,035,000    $6,250,000  01/31/2007
   189       13.43        13.33             13.33             6.7%       6.7%      $4,000,000   $59,300,000  02/19/2007
   190       1.55         1.45              1.19             69.3%      60.9%      $3,518,436    $5,775,000  02/02/2007
   191       1.57         1.47              1.22             80.0%      72.0%      $3,597,722    $5,000,000  04/21/2007
   192       3.03         2.77              2.77             31.1%      26.3%      $3,383,363   $12,850,000  02/26/2007
   193       1.56         1.52              1.52             41.5%      39.1%      $3,749,603    $9,600,000  01/09/2007
   194       3.87         3.45              3.45             19.9%      15.2%      $3,049,144   $20,000,000  12/15/2006
   195       2.00         1.89              1.89             64.7%      64.7%      $3,906,500    $6,040,000  03/22/2007
   196       1.63         1.44              1.44             63.5%      53.5%      $3,280,979    $6,130,000  03/15/2007
   197       1.74         1.58              1.31             61.7%      57.6%      $3,568,674    $6,200,000  04/09/2007
   198       1.59         1.50              1.50             63.1%      53.5%      $3,210,547    $6,000,000  02/27/2007
   199       2.42         2.12              1.80             42.8%      40.1%      $3,468,399    $8,650,000  12/15/2006
   200       1.49         1.46              1.22             77.1%      69.5%      $3,335,162    $4,800,000  04/16/2007
   201       1.26         1.21              1.21             71.0%      60.0%      $3,122,263    $5,206,000  06/29/2007
   202       1.35         1.32              1.09             63.2%      57.9%      $3,297,557    $5,700,000  03/09/2007
   203       1.14         1.14              1.14             49.3%      49.3%      $3,550,000    $7,200,000  01/23/2007
   204       2.35         2.26              2.26             53.8%      53.8%      $3,500,000    $6,500,000  01/31/2007
   205       2.11         1.99              1.99             48.6%      40.9%      $2,946,398    $7,200,000  02/08/2007
   206       2.38         2.27              2.27             48.6%      40.8%      $2,939,262    $7,200,000  04/11/2007
   207       1.31         1.27              1.27             63.1%      50.1%      $2,622,314    $5,230,000  01/29/2007
   208       2.14         2.04              2.04             50.0%      50.0%      $3,150,000    $6,300,000  03/14/2007
   209       1.79         1.71              1.42             68.9%      62.0%      $2,790,440    $4,500,000  02/20/2007
   210       2.40         2.29              2.29             42.7%      42.7%      $3,000,000    $7,020,000  04/04/2007
   211       1.75         1.65              1.36             50.8%      47.4%      $2,797,209    $5,900,000  04/05/2007
   212       1.82         1.71              1.46             62.5%      58.6%      $2,815,042    $4,800,000  06/30/2006
   213       1.61         1.55              1.55             44.3%      37.5%      $2,535,347    $6,760,000  04/19/2007
   214       1.49         1.31              1.31             68.9%      58.2%      $2,533,836    $4,350,000  04/05/2007
   215       1.62         1.62              1.62             52.6%      44.3%      $2,525,484    $5,700,000  04/03/2007
   216       1.91         1.77              1.77             69.6%      58.9%      $2,532,219    $4,300,000  02/22/2007
   217       2.50         2.37              2.37             40.2%      33.8%      $2,516,222    $7,450,000  02/15/2007
   218       1.78         1.70              1.70             64.9%      64.9%      $2,955,000    $4,550,000  02/08/2007
   219       1.57         1.51              1.29             67.4%      57.6%      $2,476,965    $4,300,000  03/30/2007

   220       1.86         1.78              1.48             61.7%      57.6%      $1,679,353    $2,800,000  02/18/2007
   221       1.86         1.78              1.48             61.7%      57.6%      $1,026,271    $1,900,000  02/18/2007
   222       1.19         1.18              1.18             73.9%      62.9%      $2,454,650    $3,900,000  03/27/2007
   223       1.72         1.65              1.65             65.0%      65.0%      $2,804,000    $4,315,000  04/09/2007
   224       1.66         1.42              1.19             71.9%      64.9%      $2,500,290    $3,850,000  03/22/2007
   225       1.42         1.38              1.38             63.3%      53.4%      $2,311,571    $4,330,000  01/21/2007
   226       1.55         1.37              1.16             71.4%      64.6%      $2,443,647    $3,780,000  01/10/2007
   227       1.45         1.40              1.40             65.7%      55.3%      $2,268,825    $4,100,000  01/23/2007
   228       1.47         1.41              1.18             79.1%      72.6%      $2,432,335    $3,350,000  03/15/2007
   229       1.96         1.79              1.49             67.4%      62.9%      $2,428,023    $3,860,000  01/10/2007
   230       1.60         1.47              1.47             70.4%      59.7%      $2,203,820    $3,690,000  04/01/2007
   231       2.37         2.19              2.19             42.0%      35.6%      $2,118,327    $5,950,000  04/20/2007
   232       1.99         1.82              1.53             59.5%      53.7%      $2,255,671    $4,200,000  12/31/2006
   233       1.97         1.90              1.59             61.3%      54.2%      $2,211,722    $4,080,000  02/07/2007
   234       1.33         1.27              1.27             72.3%      61.8%      $2,131,431    $3,450,000  02/02/2007
   235       2.38         2.32              2.32             47.9%      47.9%      $2,490,000    $5,200,000  05/14/2007
   236       1.59         1.49              1.49             62.5%      48.5%      $1,890,755    $3,900,000  01/05/2007
   237       1.53         1.53              1.53             54.5%      46.2%      $2,059,693    $4,460,000  02/13/2007
   238       2.04         1.90              1.58             52.2%      48.7%      $2,242,270    $4,600,000  01/23/2007
   239       1.97         1.83              1.83             56.4%      47.6%      $2,024,559    $4,250,000  03/03/2007
   240       1.27         1.22              1.22             74.8%      63.6%      $2,036,732    $3,200,000  02/12/2007
   241       1.53         1.44              1.44             55.1%      46.8%      $1,993,087    $4,260,000  03/28/2007
   242       1.49         1.39              1.39             61.8%      52.5%      $1,954,033    $3,720,000  04/17/2007
   243       1.50         1.44              1.22             76.2%      67.6%      $2,027,194    $3,000,000  02/05/2007
   244       1.45         1.34              1.34             64.7%      55.1%      $1,871,713    $3,400,000  03/21/2007
   245       1.82         1.62              1.38             55.7%      48.1%      $1,898,830    $3,950,000  03/01/2007
   246       1.76         1.70              1.70             57.9%      57.9%      $2,200,000    $3,800,000  01/09/2007
   247       1.61         1.48              1.25             71.9%      64.9%      $1,987,370    $3,060,000  03/22/2007
   248       1.80         1.73              1.73             64.9%      64.9%      $2,175,000    $3,350,000  04/05/2007
   249       1.86         1.74              1.74             45.0%      38.6%      $1,849,793    $4,790,000  01/30/2007
   250       1.29         1.21              1.21             73.3%      57.0%      $1,668,878    $2,930,000  04/06/2007
   251       1.39         1.34              1.34             65.6%      55.6%      $1,695,163    $3,050,000  03/31/2007
   252       2.45         2.28              2.28             29.8%      25.0%      $1,674,962    $6,700,000  03/24/2007
   253       1.53         1.42              1.42             57.0%      48.3%      $1,691,774    $3,500,000  03/05/2007
   254       1.52         1.47              1.11             53.6%      44.2%      $1,524,739    $3,450,000  04/20/2007
   255       1.31         1.21              1.21             72.6%      61.5%      $1,439,258    $2,340,000  02/22/2007
   256       2.28         2.16              1.78             44.6%      41.5%      $1,537,199    $3,700,000  03/08/2007
   257       1.69         1.58              1.31             71.7%      64.5%      $1,483,777    $2,300,000  01/06/2007
   258       1.68         1.62              1.62             42.5%      18.9%        $709,139    $3,750,000  03/21/2007
   259       1.32         1.26              1.26             60.0%      39.9%      $1,016,896    $2,550,000  10/23/2006
   260       1.47         1.47              1.47             55.5%      46.9%      $1,265,023    $2,700,000  03/22/2007
   261       2.78         2.49              2.49             39.4%      33.2%      $1,262,361    $3,800,000  04/13/2007
   262       1.31         1.25              1.25             58.1%      49.1%      $1,265,429    $2,575,000  02/07/2007
   263       1.71         1.52              1.52             46.7%      39.6%      $1,229,053    $3,100,000  03/28/2007
   264       1.47         1.42              1.42             65.2%      65.2%      $1,350,000    $2,070,000  04/11/2007
   265       1.26         1.22              1.22             79.0%      67.4%      $1,045,014    $1,550,000  04/20/2007
   266       1.22         1.18              1.18             75.0%      63.5%        $844,377    $1,329,000  01/12/2007
   267       1.25         1.20              1.20             68.4%      58.7%        $689,285    $1,175,000  03/21/2007
   268       1.46         1.46              1.46             43.7%      37.7%        $568,942    $1,510,000  04/29/2007

             1.84X        1.73X             1.65X            60.5%      57.1%

--------------------------------------------------------------------------------------------------------

MORTGAGE                                                                             LEASE
LOAN NO.  LARGEST TENANT(12)                                                    EXPIRATION DATE   % NSF
--------------------------------------------------------------------------------------------------------

    1     Reed Elsevier Inc.                                                      12/31/2021     100.0%
    2     Expo Design Center                                                      01/31/2044      15.5%

    3     C&S Wholesale Grocers, Inc.                                             06/30/2022     100.0%
    4     C&S Wholesale Grocers, Inc.                                             06/30/2022     100.0%
    5     C&S Wholesale Grocers, Inc.                                             06/30/2022     100.0%
    6     C&S Wholesale Grocers, Inc.                                             06/30/2022     100.0%
    7     Shoppers Food Warehouse                                                 09/30/2015      16.1%
    8     Shoppers Food Warehouse                                                 01/31/2021      15.2%
    9     Shaw's Supermarket                                                      02/28/2022      12.4%
   10     NAP                                                                         NAP           NAP

   11     Home Depot (Ground Lease)                                               01/31/2020      30.1%
   12     Home Depot (Ground Lease)                                               01/31/2020      53.2%
   13     McKinsey & Company Inc.                                                 07/31/2014      29.4%
   14     Verizon Wireless                                                        06/30/2009      71.1%
   15     NAP                                                                         NAP           NAP
   16     NAP                                                                         NAP           NAP

   17     NAP                                                                         NAP           NAP
   18     NAP                                                                         NAP           NAP
   19     King Kullen Supermarket                                                 08/31/2019      21.7%
   20     Pace University                                                         10/31/2021      64.7%
   21     NAP                                                                         NAP           NAP
   22     NAP                                                                         NAP           NAP
   23     La Curacao                                                              08/31/2017      53.7%
   24     Duane Reade                                                             12/31/2008      53.9%
   25     Fila USA Inc.                                                           12/31/2013       9.9%
   26     Interlogix, Inc                                                         12/31/2014      64.2%
   27     Kohl's                                                                  04/15/2024      46.9%
   28     CompHealth (CHG)                                                        05/31/2017      79.9%
   29     NAP                                                                         NAP           NAP
   30     Home Depot                                                              01/31/2016      46.5%
   31     Target                                                                  05/15/2016      39.1%
   32     NAP                                                                         NAP           NAP
   33     Sears                                                                   02/28/2028      34.2%
   34     Steinmart                                                               03/18/2011      19.8%
   35     Kohl's                                                                  01/27/2018      41.5%
   36     Michaels                                                                04/30/2009      13.3%
   37     Northwest Mutual Life Ins                                               12/31/2010      18.0%
   38     Harris Teeter                                                           09/30/2027      49.0%

   39     Home Depot                                                              01/31/2013      76.4%
   40     Best Buy                                                                01/31/2022      78.7%
   41     United States of America (GSA)                                          01/31/2015      42.2%
   42     Lunardi's Foods                                                         03/14/2019      66.3%
   43     WebQuest, Inc.                                                          08/31/2009      13.1%
   44     Safeway                                                                 11/30/2016      48.1%
   45     NAP                                                                         NAP           NAP
   46     Chilton Investment Co.                                                  01/31/2011      13.6%
   47     NAP                                                                         NAP           NAP
   48     NAP                                                                         NAP           NAP

   49     NAP                                                                         NAP           NAP
   50     NAP                                                                         NAP           NAP
   51     NAP                                                                         NAP           NAP
   52     NAP                                                                         NAP           NAP
   53     NAP                                                                         NAP           NAP
   54     Liberty Dialysis                                                        10/31/2017      17.4%
   55     Super Fresh                                                             02/28/2021      75.3%
   56     American Multi-Cinema, Inc.                                             12/31/2012     100.0%
   57     The Bowers Group, Inc.                                                  04/30/2015      18.9%
   58     NAP                                                                         NAP           NAP

   59     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   60     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   61     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   62     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   63     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   64     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   65     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   66     Restaurant Concepts II, LLC                                             04/30/2027     100.0%

   67     Grand Bridgeview, Inc.                                                  02/28/2032     100.0%
   68     Grand Joliet, Inc.                                                      02/28/2032     100.0%
   69     Grand Aurora, Inc.                                                      02/28/2032     100.0%
   70     NAP                                                                         NAP           NAP
   71     Gerard Vetter                                                           06/30/2010       3.7%
   72     Amerian Radiology                                                       08/31/2012      24.4%
   73     Embassy Suites                                                          10/31/2011        NAP
   74     Beall's                                                                 01/31/2020      40.4%
   75     Gander Mountain Company                                                 04/30/2020     100.0%
   76     State Farm Mutual Automobile Insurance Company                          03/31/2008      50.2%

   77     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   78     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   79     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   80     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   81     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   82     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   83     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   84     NAP                                                                         NAP           NAP
   85     NAP                                                                         NAP           NAP

   86     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   87     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   88     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   89     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   90     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   91     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   92     Restaurant Concepts II, LLC                                             04/30/2027     100.0%
   93     Manila Oriental                                                         06/18/2011      54.4%
   94     Redner Markets, Inc                                                     11/30/2024      45.2%
   95     K-Mart                                                                  11/30/2010      62.8%
   96     City of Richmond                                                        09/14/2011      50.6%
   97     Giant Food Stores (Shorday's sublease)                                  06/30/2024      45.3%
   98     NAP                                                                         NAP           NAP
   99     ICF Consulting Group                                                    10/01/2012      36.2%
   100    NAP                                                                         NAP           NAP
   101    Circuit City                                                            11/30/2016      27.8%
   102    NAP                                                                         NAP           NAP
   103    Home Depot                                                              01/31/2017     100.0%
   104    NAP                                                                         NAP           NAP
   105    Bed, Bath & Beyond                                                      01/31/2021      88.0%
   106    Office Unlmtd Int' NJ                                                   12/31/2009      11.1%
   107    Bed, Bath & Beyond                                                      01/31/2023     100.0%
   108    NAP                                                                         NAP           NAP
   109    Conn's Electronics                                                      12/19/2021      37.0%
   110    NAP                                                                         NAP           NAP
   111    NAP                                                                         NAP           NAP
   112    Desert Medical Imaging                                                  06/30/2008      20.6%
   113    Best Buy                                                                01/31/2015      38.5%
   114    Big Lots Stores, Inc.                                                   01/31/2015      20.6%
   115    Hen House Market                                                        01/07/2018      48.4%
   116    Midland Memorial Healthcare System (subleased to Rehab Care Group)      06/30/2013     100.0%
   117    Super Dyeing                                                            12/31/2008      62.7%
   118    NAP                                                                         NAP           NAP
   119    NAP                                                                         NAP           NAP
   120    Food Lion                                                               03/10/2018      47.9%
   121    NAP                                                                         NAP           NAP
   122    NAP                                                                         NAP           NAP
   123    NAP                                                                         NAP           NAP
   124    G&L Foods                                                               11/30/2011      43.0%
   125    NAP                                                                         NAP           NAP

   126    Blockbuster                                                             04/18/2017     100.0%
   127    Blockbuster                                                             04/18/2017      73.5%
   128    Blockbuster                                                             04/18/2017      61.1%
   129    Blockbuster                                                             04/18/2017      46.9%
   130    Blockbuster                                                             04/18/2017     100.0%
   131    Roanoke - Blockbuster                                                   04/18/2017      65.0%
   132    Blockbuster                                                             04/18/2017      58.1%
   133    Blockbuster                                                             04/18/2017      60.0%
   134    Blockbuster                                                             04/18/2017     100.0%
   135    Blockbuster                                                             04/18/2017     100.0%
   136    NAP                                                                         NAP           NAP
   137    Rite Aid of Pennsylvania, Inc.                                          02/21/2027     100.0%
   138    Rite Aid of Pennsylvania, Inc.                                          05/03/2026     100.0%
   139    H Mart                                                                  06/30/2027      74.8%
   140    NAP                                                                         NAP           NAP
   141    Douglas Theatre Co.                                                     12/17/2016     100.0%
   142    NAP                                                                         NAP           NAP
   143    CBRE                                                                    02/28/2016      23.2%
   144    Walgreen Co.                                                            05/31/2061     100.0%
   145    Northern Tool & Equipment Company, Inc.                                 11/30/2021     100.0%
   146    Datalok Data Storage Center/West Los Angeles Datalok Part               10/31/2010      43.4%
   147    Bank of America, NA                                                     08/31/2013     100.0%
   148    Iconix Pharmaceuticals, Inc.                                            01/31/2010     100.0%
   149    Garden Ridge                                                            08/31/2020     100.0%
   150    Mortgage Magic Inc.                                                     07/31/2010      12.1%
   151    NAP                                                                         NAP           NAP
   152    Dick's Sporting Goods, Inc.                                             06/13/2017     100.0%
   153    RathGibson, Inc.                                                        12/21/2026     100.0%
   154    Concord Management, Ltd.                                                01/31/2017     100.0%
   155    Apple Computer Inc.                                                     12/31/2014     100.0%

   156    Tractor Supply Company                                                  12/10/2022     100.0%
   157    Tractor Supply Company                                                  10/09/2021     100.0%
   158    Tractor Supply Company                                                  12/15/2021     100.0%
   159    Garden Ridge                                                            10/12/2016     100.0%
   160    University Radiology Group, P.C.                                        02/28/2017      27.5%
   161    NAP                                                                         NAP           NAP
   162    CVS Pharmacy, Inc.                                                      01/31/2013      17.7%
   163    Saehan Bank                                                             04/16/2015     100.0%
   164    Walgreen Co.                                                            08/30/2058     100.0%
   165    ABX Air, Inc.                                                           01/31/2014     100.0%
   166    RBW Logistics Corporation                                               08/31/2009     100.0%
   167    NAP                                                                         NAP           NAP
   168    NAP                                                                         NAP           NAP
   169    Luzy's Department Store                                                 09/30/2014      35.2%
   170    Joe's CrabShack                                                         06/30/2021      29.7%
   171    NAP                                                                         NAP           NAP
   172    Old Chicago                                                             09/30/2016      56.1%
   173    Cedars-Sinai Medical Center                                             10/31/2014     100.0%
   174    Petco                                                                   01/31/2018     100.0%
   175    Cancos Tile Corp.                                                       12/31/2020     100.0%
   176    Walgreen Co.                                                            11/30/2058     100.0%
   177    Office Max, Inc.                                                        06/30/2014     100.0%
   178    Coca-Cola Enterprises Inc.                                              01/31/2022     100.0%
   179    Buffalo Exchange                                                        09/30/2010      15.3%
   180    Wide World of Golf & Tennis                                             09/30/2016      61.2%
   181    Georgia CVS Pharmacy, L.L.C.                                            01/31/2032     100.0%
   182    Sin Cha Sin                                                             02/28/2017      18.8%
   183    NAP                                                                         NAP           NAP
   184    Orchard Supply Hardware                                                 10/11/2016     100.0%
   185    NAP                                                                         NAP           NAP
   186    Borders, Inc.                                                           12/31/2017     100.0%
   187    Tile Shop                                                               06/01/2018      35.1%
   188    Cost-U-Less                                                             04/30/2020     100.0%
   189    NAP                                                                         NAP           NAP
   190    Pinnacle Estate Properties                                              08/31/2010      35.1%
   191    NAP                                                                         NAP           NAP
   192    Hancock Fabric                                                          07/31/2016      14.8%
   193    NAP                                                                         NAP           NAP
   194    BTL                                                                     04/30/2008       4.9%
   195    Sportsman's Warehouse, Inc.                                             10/31/2019     100.0%
   196    Save-A-Lot                                                              03/31/2012      28.0%
   197    Columbus Manufacturing, Inc.                                            05/25/2017     100.0%
   198    Catholic Healthcare West                                                04/15/2012      41.8%
   199    Wilkes & McHugh                                                         06/30/2008      21.2%
   200    NAP                                                                         NAP           NAP
   201    Vitamin Shoppe                                                          02/28/2017      29.2%
   202    A'Alle-ou la Cuisse Restaurant                                          12/01/2015      67.5%
   203    JCPenney                                                                01/31/2017     100.0%
   204    Kash N' Karry Food Stores, Inc.                                         09/30/2022     100.0%
   205    Best Buy                                                                09/10/2012     100.0%
   206    Capitol Lighting                                                        12/31/2019      68.1%
   207    NAP                                                                         NAP           NAP
   208    Dunn-Edwards Paints                                                     03/31/2009      50.0%
   209    NAP                                                                         NAP           NAP
   210    NAP                                                                         NAP           NAP
   211    NAP                                                                         NAP           NAP
   212    Snyder-Diamond, Inc                                                     09/30/2016     100.0%
   213    Comerica Bank                                                           03/31/2017      32.5%
   214    Regional Consultants Hematology/Oncology                                09/14/2013      22.9%
   215    Walgreen Co.                                                            07/31/2030     100.0%
   216    NAP                                                                         NAP           NAP
   217    Nobel Learning Center                                                   05/31/2016      26.5%
   218    Staples the Office Superstore East, Inc.                                03/31/2017     100.0%
   219    NAP                                                                         NAP           NAP

   220    CVS Pharmacy, Inc.                                                      01/31/2019     100.0%
   221    CVS Pharmacy, Inc.                                                      01/31/2019     100.0%
   222    General Services Administration                                         11/09/2019     100.0%
   223    Big 5 CORP.                                                             01/31/2022      63.3%
   224    Lufthansa Technik Composite                                             12/31/2015     100.0%
   225    Eckerd                                                                  10/20/2024     100.0%
   226    Rohe & Wright Builders                                                  09/30/2013      25.2%
   227    Papa John's Pizza                                                       05/30/2018      22.9%
   228    Roofing Supply Group - Tampa, LLC                                       03/31/2012     100.0%
   229    Plato's Closet                                                          05/31/2012      16.4%
   230    NAP                                                                         NAP           NAP
   231    IS Inc.                                                                 11/30/2021     100.0%
   232    East Bay Laser & Skin                                                   10/31/2010      18.7%
   233    Sutra Lounge                                                            10/31/2012      65.9%
   234    Crosspoint Properties                                                   03/15/2017      26.8%
   235    Coca-Cola Enterprises Inc.                                              01/31/2022     100.0%
   236    Drayer Physical Therapy Institute, LLC                                  07/31/2016     100.0%
   237    Walgreen Co.                                                            02/28/2032     100.0%
   238    Dick's Sporting Goods, Inc.                                             03/31/2019     100.0%
   239    Dollar Tree                                                             11/30/2010      33.3%
   240    NAP                                                                         NAP           NAP
   241    Int'l Academy of Cosmetology                                                MTM         29.0%
   242    Up-Tight Carpet                                                         05/31/2008      31.4%
   243    Starbucks Coffee                                                        12/12/2016      19.6%
   244    Chin Feng Japanese Steakhouse                                           10/31/2010      17.6%
   245    Media Graphix                                                           06/30/2009      17.0%
   246    American Jinjiali                                                       05/31/2014      31.6%
   247    UPS                                                                     03/28/2013     100.0%
   248    Walgreen Co.                                                            09/30/2056     100.0%
   249    Charivari Restaurant                                                    11/30/2009      19.0%
   250    General Services Administration                                         10/10/2016     100.0%
   251    Dal-Tile SSC West, Inc.                                                 09/30/2016     100.0%
   252    Seoul BBQ, Sushi & Teriyaki                                             09/30/2011      19.8%
   253    Tractor Supply Company                                                  02/01/2022     100.0%
   254    LuLu's, Inc.                                                            07/31/2057     100.0%
   255    Cool Blue Burrito                                                       08/31/2011      16.1%
   256    PETCO                                                                   01/31/2017     100.0%
   257    Rug Gallery                                                             03/31/2012      49.0%
   258    Fedex Kinko's                                                           04/01/2012      51.2%
   259    International Truck and Engine Corporation                              09/30/2016     100.0%
   260    Bank of America, NA                                                     05/14/2027     100.0%
   261    Ansell Zaro Grimm & Aaron, P.C.                                         10/31/2019     100.0%
   262    IHOP Properties, Inc.                                                   09/30/2027     100.0%
   263    Executive Benefits                                                      12/31/2007      15.5%
   264    NAP                                                                         NAP           NAP
   265    Index Hospitality                                                       12/30/2015     100.0%
   266    Starbucks Corporation                                                   01/25/2017     100.0%
   267    Starbucks                                                               12/31/2016      59.8%
   268    Wendy's International, Inc.                                             12/31/2011     100.0%

-------------------------------------------------------------------------------------------------------------------------

MORTGAGE                                                    LEASE
LOAN NO.  SECOND LARGEST TENANT(12)                    EXPIRATION DATE  % NSF   THIRD LARGEST TENANT(12)
-------------------------------------------------------------------------------------------------------------------------

   1      NAP                                                NAP          NAP   NAP
   2      Dick's Sporting Goods                           01/31/2019    13.7%   Giant Eagle

   3      NAP                                                NAP          NAP   NAP
   4      NAP                                                NAP          NAP   NAP
   5      NAP                                                NAP          NAP   NAP
   6      NAP                                                NAP          NAP   NAP
   7      Lifetime Fitness                                07/31/2026    15.3%   Bed Bath & Beyond
   8      Regency Furniture, Inc.                         12/31/2017    14.6%   Bally Total Fitness
   9      Christmas Tree Shop                             11/30/2024     9.5%   Best Buy
   10     NAP                                                NAP          NAP   NAP

   11     Target (Ground Lease)                           01/31/2021    28.3%   Price Chopper
   12     Stop & Shop (Dark)                              12/31/2028    26.3%   Staples
   13     Univision Radio Inc.                            11/30/2013     4.9%   R.Marston Inc. & RMA Corp.
   14     Wachovia Securities                             09/30/2009     4.8%   Intuit
   15     NAP                                                NAP          NAP   NAP
   16     NAP                                                NAP          NAP   NAP

   17     NAP                                                NAP          NAP   NAP
   18     NAP                                                NAP          NAP   NAP
   19     Linens 'N Things                                01/31/2016    11.5%   Old Navy
   20     The City of New York                            01/14/2021    20.9%   Rogers Burgun ETAL Inc.
   21     NAP                                                NAP          NAP   NAP
   22     NAP                                                NAP          NAP   NAP
   23     CVS/pharmacy                                    08/31/2008    12.3%   Anchor Blue
   24     Western Carriers, Inc.                          06/30/2010    22.0%   Western Carriers, Inc.
   25     London Fog Industries                           01/31/2015     9.8%   Stict Women's World Bar
   26     Champion Solutions                              11/30/2011    13.4%   Waiora USA, Inc
   27     Giant Food Stores, LLC                          08/31/2027    38.8%   Virginia ABC Store
   28     New Century                                     08/31/2012     6.2%   First Western Advisors, Inc
   29     NAP                                                NAP          NAP   NAP
   30     Giant Eagle                                     04/30/2016    31.9%   Circuit City
   31     AMC Theatre                                     12/31/2021    23.3%   Barnes & Noble
   32     NAP                                                NAP          NAP   NAP
   33     JC Penney                                       02/28/2008    17.3%   Macy's (Annex)
   34     Von's Companies Inc. #3069                      12/31/2020    19.3%   Long's Drug #279
   35     Worldwide Wholesale Floor                       05/31/2018    19.1%   Babies R Us
   36     Marshalls                                       11/30/2013    11.6%   Ross Dress For Less
   37     The Health Foundation of Greater Cincinnati     06/30/2011    16.5%   Jeffery Anderson Real Estate INC.
   38     CVS                                             06/30/2009     6.8%   Michael's Pub

   39     Office Max (Dark)                               01/31/2008    18.4%   Work 'N Gear
   40     Cycle Gear, Inc.                                11/30/2011     7.8%   NAP
   41     Raytheon Company                                04/20/2010    37.7%   Richmond American Homes of Virginia, Inc.
   42     Blockbuster Inc.                                12/31/2008     8.1%   Beauty Town
   43     First Horizon Home Loans                        05/31/2012     7.8%   Nationwide Medical, Inc.
   44     Rite Aid                                        04/12/2011    10.5%   Dollar Tree
   45     NAP                                                NAP          NAP   NAP
   46     HQ Global Workplace, LLC                        07/31/2018    10.7%   Focusvision Worldwide, Inc
   47     NAP                                                NAP          NAP   NAP
   48     NAP                                                NAP          NAP   NAP

   49     NAP                                                NAP          NAP   NAP
   50     NAP                                                NAP          NAP   NAP
   51     NAP                                                NAP          NAP   NAP
   52     NAP                                                NAP          NAP   NAP
   53     NAP                                                NAP          NAP   NAP
   54     SFH-Conference Center                           10/31/2017    12.0%   SFH-Cancer Center
   55     Chadwick Liquors                                08/31/2016     6.2%   Catherines Plus Sizes
   56     NAP                                                NAP          NAP   NAP
   57     Apria Healthcare, Inc.                          08/31/2008    13.9%   Lason Services, Inc.
   58     NAP                                                NAP          NAP   NAP

   59     NAP                                                NAP          NAP   NAP
   60     NAP                                                NAP          NAP   NAP
   61     NAP                                                NAP          NAP   NAP
   62     NAP                                                NAP          NAP   NAP
   63     NAP                                                NAP          NAP   NAP
   64     NAP                                                NAP          NAP   NAP
   65     NAP                                                NAP          NAP   NAP
   66     NAP                                                NAP          NAP   NAP

   67     NAP                                                NAP          NAP   NAP
   68     NAP                                                NAP          NAP   NAP
   69     NAP                                                NAP          NAP   NAP
   70     NAP                                                NAP          NAP   NAP
   71     Empire Corporation                              12/31/2013     3.3%   Northwest Savings Bank
   72     Sunchasers Tanning Salon                        06/30/2008     8.8%   Leisure Fitness
   73     NAP                                                NAP          NAP   NAP
   74     Sombreros                                       10/31/2011     6.7%   Cici's Pizza
   75     NAP                                                NAP          NAP   NAP
   76     Goen Technologies Corporation                   09/30/2014    49.8%   NAP

   77     NAP                                                NAP          NAP   NAP
   78     NAP                                                NAP          NAP   NAP
   79     NAP                                                NAP          NAP   NAP
   80     NAP                                                NAP          NAP   NAP
   81     NAP                                                NAP          NAP   NAP
   82     NAP                                                NAP          NAP   NAP
   83     NAP                                                NAP          NAP   NAP
   84     NAP                                                NAP          NAP   NAP
   85     NAP                                                NAP          NAP   NAP

   86     NAP                                                NAP          NAP   NAP
   87     NAP                                                NAP          NAP   NAP
   88     NAP                                                NAP          NAP   NAP
   89     NAP                                                NAP          NAP   NAP
   90     NAP                                                NAP          NAP   NAP
   91     NAP                                                NAP          NAP   NAP
   92     NAP                                                NAP          NAP   NAP
   93     Chung Ko Fong & Mai Wai Chow Fong               07/31/2015    10.9%   Wash & Dry
   94     Tractor Supply Company                          10/10/2021    24.9%   Rite Aid of Pennsylvania
   95     Salvo Auto Parts                                08/31/2009     7.9%   Fashion Bug
   96     QRS/Inovis USA                                  06/30/2010    49.4%   NAP
   97     Rite Aid                                        08/31/2018    19.5%   Baja Fresh
   98     NAP                                                NAP          NAP   NAP
   99     Lockheed Martin                                 12/31/2008    25.6%   Avtec Systems, Inc.
  100     NAP                                                NAP          NAP   NAP
  101     T.J. Maxx                                       01/31/2012    20.8%   Shoe Carnival
  102     NAP                                                NAP          NAP   NAP
  103     NAP                                                NAP          NAP   NAP
  104     NAP                                                NAP          NAP   NAP
  105     Benihana                                        08/31/2017    12.0%   NAP
  106     East West Mortgage                              12/30/2011     8.3%   US Tech
  107     NAP                                                NAP          NAP   NAP
  108     NAP                                                NAP          NAP   NAP
  109     UTMB                                            01/14/2016    22.1%   Joyce's Hallmark
  110     NAP                                                NAP          NAP   NAP
  111     NAP                                                NAP          NAP   NAP
  112     Charles Schwab                                  10/31/2008    13.5%   Compensation Consultants
  113     Ross Dress for Less                             01/31/2016    37.5%   Old Navy
  114     Sears Logistics Services Inc                    09/30/2011    15.5%   Planet Fitness Chicago1, LLC
  115     Westlake Hardware, Inc.                         12/31/2008    16.1%   Hallmark Cards
  116     NAP                                                NAP          NAP   NAP
  117     Sierra West                                     01/31/2009    24.5%   Fastenal Company
  118     NAP                                                NAP          NAP   NAP
  119     NAP                                                NAP          NAP   NAP
  120     Happy Harry's Discount Drugs                    05/31/2013    12.3%   Dollar Tree
  121     NAP                                                NAP          NAP   NAP
  122     NAP                                                NAP          NAP   NAP
  123     NAP                                                NAP          NAP   NAP
  124     Lisa Cosmetics                                  07/31/2011     7.3%   Anka Bagels
  125     NAP                                                NAP          NAP   NAP

  126     NAP                                                NAP          NAP   NAP
  127     Starbucks                                       03/11/2017    26.5%   NAP
  128     Starbucks                                       04/28/2017    22.9%   NAP
  129     Starbucks                                       04/21/2017    22.7%   NAP
  130     NAP                                                NAP          NAP   NAP
  131     Roanoke - Printex                               12/31/2009    35.0%   NAP
  132     American General                                06/30/2010    25.3%   NAP
  133     Dr. Belamy                                      09/30/2010    20.0%   Beneficial VA
  134     NAP                                                NAP          NAP   NAP
  135     NAP                                                NAP          NAP   NAP
  136     NAP                                                NAP          NAP   NAP
  137     NAP                                                NAP          NAP   NAP
  138     NAP                                                NAP          NAP   NAP
  139     Bradley's Art & Frame                           05/31/2008     7.1%   Blalock Medical Services
  140     NAP                                                NAP          NAP   NAP
  141     NAP                                                NAP          NAP   NAP
  142     NAP                                                NAP          NAP   NAP
  143     Stewart Title                                   08/31/2011    23.1%   TLC/Miramar Eye Specialists
  144     NAP                                                NAP          NAP   NAP
  145     NAP                                                NAP          NAP   NAP
  146     Keystone Automotive Industries                  06/16/2010    22.2%   Proma, Inc.
  147     NAP                                                NAP          NAP   NAP
  148     NAP                                                NAP          NAP   NAP
  149     NAP                                                NAP          NAP   NAP
  150     Chris Carlo Esq.                                12/31/2009     6.1%   Bank of Walnut Creek
  151     NAP                                                NAP          NAP   NAP
  152     NAP                                                NAP          NAP   NAP
  153     NAP                                                NAP          NAP   NAP
  154     NAP                                                NAP          NAP   NAP
  155     NAP                                                NAP          NAP   NAP

  156     NAP                                                NAP          NAP   NAP
  157     NAP                                                NAP          NAP   NAP
  158     NAP                                                NAP          NAP   NAP
  159     NAP                                                NAP          NAP   NAP
  160     New Brunswick Radiology Group, P.A.             01/31/2011    23.8%   Robert P. Fein, M.D. & David A. Richards, M.D.
  161     NAP                                                NAP          NAP   NAP
  162     Rhode Island Book Co.                           04/30/2012     8.9%   Cumberland Farms
  163     NAP                                                NAP          NAP   NAP
  164     NAP                                                NAP          NAP   NAP
  165     NAP                                                NAP          NAP   NAP
  166     NAP                                                NAP          NAP   NAP
  167     NAP                                                NAP          NAP   NAP
  168     NAP                                                NAP          NAP   NAP
  169     Goodwill                                        03/31/2010    18.0%   Hyung K. Oh
  170     Red Robin                                       10/31/2020    27.2%   Outback Steakhouse
  171     NAP                                                NAP          NAP   NAP
  172     Chipotle Mexican Grill                          10/09/2016    22.1%   Tokyo Joe's
  173     NAP                                                NAP          NAP   NAP
  174     NAP                                                NAP          NAP   NAP
  175     NAP                                                NAP          NAP   NAP
  176     NAP                                                NAP          NAP   NAP
  177     NAP                                                NAP          NAP   NAP
  178     NAP                                                NAP          NAP   NAP
  179     Tristany Group                                  04/30/2010    10.7%   Ranoosh Restaurant
  180     Roxy, LP                                        03/31/2017    30.0%   Nouzat Kanbar-Alsarraj
  181     NAP                                                NAP          NAP   NAP
  182     Absolute Silver Inc                             09/01/2008    17.4%   1178 Broadway Management
  183     NAP                                                NAP          NAP   NAP
  184     NAP                                                NAP          NAP   NAP
  185     NAP                                                NAP          NAP   NAP
  186     NAP                                                NAP          NAP   NAP
  187     Whirly Ball                                     08/31/2018    27.0%   European Deli
  188     NAP                                                NAP          NAP   NAP
  189     NAP                                                NAP          NAP   NAP
  190     Sushi Nishi                                     10/31/2014    33.6%   Preferred Bank
  191     NAP                                                NAP          NAP   NAP
  192     Bookmans                                        07/31/2011    12.7%   Dollar Tree
  193     NAP                                                NAP          NAP   NAP
  194     Mataci                                          02/29/2012     4.3%   Reem
  195     NAP                                                NAP          NAP   NAP
  196     Family Dollar                                   12/31/2011    21.1%   Perkins Restaurant & Bakery (3)
  197     NAP                                                NAP          NAP   NAP
  198     Barbara Arnold MD Inc                           03/01/2012    16.8%   Pacific Evaluations
  199     Keller Williams Realty                          11/30/2007    18.8%   National Media
  200     NAP                                                NAP          NAP   NAP
  201     Cingular                                        10/31/2016    25.0%   Qdoba
  202     SEE Inc.                                        04/30/2016    32.5%   NAP
  203     NAP                                                NAP          NAP   NAP
  204     NAP                                                NAP          NAP   NAP
  205     NAP                                                NAP          NAP   NAP
  206     Rug Collezione                                  09/30/2009    13.6%   Walt's Sleep Shop
  207     NAP                                                NAP          NAP   NAP
  208     Ferguson Express                                01/31/2010    25.0%   JRP Kitchens
  209     NAP                                                NAP          NAP   NAP
  210     NAP                                                NAP          NAP   NAP
  211     NAP                                                NAP          NAP   NAP
  212     NAP                                                NAP          NAP   NAP
  213     Fidelity National Title                         12/31/2008    22.6%   New Era Medical Clinic
  214     Jacksonville Orthopedic Institute               09/30/2011    18.4%   Bay Pointe Dental
  215     NAP                                                NAP          NAP   NAP
  216     NAP                                                NAP          NAP   NAP
  217     The Body Shop Gym                               12/31/2008    17.0%   Kings Grant Wine & Liquor
  218     NAP                                                NAP          NAP   NAP
  219     NAP                                                NAP          NAP   NAP

  220     NAP                                                NAP          NAP   NAP
  221     NAP                                                NAP          NAP   NAP
  222     NAP                                                NAP          NAP   NAP
  223     Quincy Liquor                                   12/31/2016    22.2%   H&R Block Enterprises, Inc.
  224     NAP                                                NAP          NAP   NAP
  225     NAP                                                NAP          NAP   NAP
  226     Rohe & Wright Design                            09/30/2008    23.8%   Dorthy Pearce, CPA
  227     Martines Mexican Restaurant                     11/30/2007    19.8%   Elder Pharmacy
  228     NAP                                                NAP          NAP   NAP
  229     California Closets                              11/30/2007    12.9%   National Ballet of Denver
  230     NAP                                                NAP          NAP   NAP
  231     NAP                                                NAP          NAP   NAP
  232     Physicians Choice Medical Group                 03/31/2009    15.4%   Norman Yung, D.D.S.
  233     Fuego, Inc.                                     10/20/2013    34.1%   NAP
  234     T-Mobile                                        05/31/2017    18.9%   Starbucks
  235     NAP                                                NAP          NAP   NAP
  236     NAP                                                NAP          NAP   NAP
  237     NAP                                                NAP          NAP   NAP
  238     NAP                                                NAP          NAP   NAP
  239     Rent-A-Center                                   02/28/2011    16.0%   Guadalajara Grille
  240     NAP                                                NAP          NAP   NAP
  241     Jennifer Convertibles                           12/31/2011    26.3%   Star-Brite (Dr. Israel Navarro)
  242     Universal Lift Systems                          05/31/2008    12.4%   Arizona Salvage & Liquidation
  243     Kabloom                                         06/13/2009    18.5%   Great Frame Up
  244     Le Chic Boutique/Class Act                      10/31/2008    11.7%   Papa Johns
  245     Tang Dynasty Antiques                           01/31/2010     8.8%   Quick Trip Movers
  246     The UPS Store                                   10/09/2016    18.9%   Quiznos Sub
  247     NAP                                                NAP          NAP   NAP
  248     NAP                                                NAP          NAP   NAP
  249     The Coffee Groundz                              04/30/2012    16.8%   Dog House Tavern
  250     NAP                                                NAP          NAP   NAP
  251     NAP                                                NAP          NAP   NAP
  252     Chipotle Mexican Grill                          11/30/2009    17.9%   The Noodle Shop, Co. - Colorado, Inc.
  253     NAP                                                NAP          NAP   NAP
  254     NAP                                                NAP          NAP   NAP
  255     Super Suppers                                   01/31/2012    16.1%   Ostering
  256     NAP                                                NAP          NAP   NAP
  257     Benjamin Dorantes                               05/31/2014    33.0%   Framed Art
  258     Boston Market                                   05/01/2012    29.6%   Einstein Brothers Bagels
  259     NAP                                                NAP          NAP   NAP
  260     NAP                                                NAP          NAP   NAP
  261     NAP                                                NAP          NAP   NAP
  262     NAP                                                NAP          NAP   NAP
  263     Employers Resource                              10/31/2012    14.0%   California Premier Escrow
  264     NAP                                                NAP          NAP   NAP
  265     NAP                                                NAP          NAP   NAP
  266     NAP                                                NAP          NAP   NAP
  267     EZ Money                                        09/30/2011    40.2%   NAP
  268     NAP                                                NAP          NAP   NAP

------------------------------------------------------------------------------------------------------------

MORTGAGE       LEASE                 INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
------------------------------------------------------------------------------------------------------------

   1            NAP          NAP        No               Yes                Yes                  No
   2        10/31/2023     13.5%        No               Yes                No                   Yes

   3            NAP          NAP        No               No                 No                   No
   4            NAP          NAP        No               No                 No                   No
   5            NAP          NAP        No               No                 No                   No
   6            NAP          NAP        No               No                 No                   No
   7        01/31/2009      9.0%        No               Yes                No                   Yes
   8        01/31/2022     10.0%        No               Yes                No                   Yes
   9        01/31/2017      9.5%        No               No                 No                   No
   10           NAP          NAP        No               No                 No                   No

   11       01/31/2011     14.1%        No               No                 No                   No
   12       06/30/2015     10.2%        No               No                 No                   No
   13       08/31/2008      4.8%        No               No                 No                   No
   14       09/30/2009      4.1%        No               No                 No                   No
   15           NAP          NAP        No               No                 No                   No
   16           NAP          NAP        No               No                 No                   No

   17           NAP          NAP        No               Yes                Yes                  No
   18           NAP          NAP        No               Yes                Yes                  No
   19       08/31/2010     10.9%        No               No                 No                   No
   20       05/31/2011      5.6%        No               No                 No                   No
   21           NAP          NAP        No               No                 Yes                  No
   22           NAP          NAP        Yes              Yes                No                   No
   23       10/31/2009     10.7%        Yes              Yes                Yes                  Yes
   24       03/31/2016     15.4%        No               No                 No                   No
   25       12/31/2014      9.5%        No               No                 No                   No
   26       05/31/2008      7.2%        Yes              Yes                No                   No
   27       12/31/2008      2.7%        No               No                 No                   No
   28       05/31/2013      5.0%        No               Yes                No                   Yes
   29           NAP          NAP        Yes              Yes                Yes                  No
   30       01/31/2011     19.2%        No               No                 No                   No
   31       08/31/2012      7.4%        No               No                 No                   No
   32           NAP          NAP        No               Yes                Yes                  No
   33       01/31/2011      8.0%        Yes              Yes                Yes                  Yes
   34       02/28/2015     11.3%        No               No                 No                   No
   35       01/31/2013     17.9%        No               No                 No                   No
   36       01/31/2016      9.9%        No               No                 No                   No
   37       12/31/2010      7.0%        No               No                 No                   No
   38       08/31/2008      5.0%        No               No                 No                   No

   39       01/31/2008      2.6%        No               No                 No                   No
   40           NAP          NAP        No               No                 No                   No
   41       10/31/2012     20.2%        Yes              Yes                No                   No
   42       02/28/2009      5.2%        Yes              Yes                No                   Yes
   43       12/15/2009      5.9%        No               Yes                No                   Yes
   44       09/30/2012      8.9%        No               No                 No                   No
   45           NAP          NAP        No               No                 No                   No
   46       01/31/2010      8.6%        No               No                 No                   No
   47           NAP          NAP        No               No                 No                   No
   48           NAP          NAP        Yes              Yes                Yes                  No

   49           NAP          NAP        Yes              Yes                No                   No
   50           NAP          NAP        Yes              Yes                No                   No
   51           NAP          NAP        Yes              Yes                No                   No
   52           NAP          NAP        Yes              Yes                No                   No
   53           NAP          NAP        Yes              Yes                No                   No
   54       10/31/2047      9.8%        No               Yes                Yes                  Yes
   55       02/28/2011      5.2%        No               No                 No                   No
   56           NAP          NAP        No               No                 No                   No
   57       03/31/2008      9.7%        Yes              Yes                No                   Yes
   58           NAP          NAP        Yes              Yes                Yes                  No

   59           NAP          NAP        No               No                 No                   No
   60           NAP          NAP        No               No                 No                   No
   61           NAP          NAP        No               No                 No                   No
   62           NAP          NAP        No               No                 No                   No
   63           NAP          NAP        No               No                 No                   No
   64           NAP          NAP        No               No                 No                   No
   65           NAP          NAP        No               No                 No                   No
   66           NAP          NAP        No               No                 No                   No

   67           NAP          NAP        Yes              Yes                Yes                  Yes
   68           NAP          NAP        Yes              Yes                Yes                  Yes
   69           NAP          NAP        Yes              Yes                Yes                  Yes
   70           NAP          NAP        Yes              Yes                Yes                  No
   71       01/31/2008      3.2%        Yes              Yes                Yes                  Yes
   72       01/31/2009      5.8%        No               No                 No                   No
   73           NAP          NAP        No               No                 No                   No
   74       05/31/2015      6.2%        No               No                 No                   No
   75           NAP          NAP        No               No                 No                   No
   76           NAP          NAP        No               No                 No                   No

   77           NAP          NAP        No               No                 No                   No
   78           NAP          NAP        No               No                 No                   No
   79           NAP          NAP        No               No                 No                   No
   80           NAP          NAP        No               No                 No                   No
   81           NAP          NAP        No               No                 No                   No
   82           NAP          NAP        No               No                 No                   No
   83           NAP          NAP        No               No                 No                   No
   84           NAP          NAP        No               No                 No                   No
   85           NAP          NAP        No               No                 No                   No

   86           NAP          NAP        No               No                 No                   No
   87           NAP          NAP        No               No                 No                   No
   88           NAP          NAP        No               No                 No                   No
   89           NAP          NAP        No               No                 No                   No
   90           NAP          NAP        No               No                 No                   No
   91           NAP          NAP        No               No                 No                   No
   92           NAP          NAP        No               No                 No                   No
   93       01/31/2011      4.0%        Yes              Yes                Yes                  No
   94       04/30/2008      7.8%        Yes              Yes                No                   Yes
   95       01/31/2012      5.2%        No               No                 No                   No
   96           NAP          NAP        No               Yes                No                   Yes
   97       05/31/2013      5.9%        No               No                 No                   No
   98           NAP          NAP        Yes              Yes                Yes                  No
   99       11/03/2007     18.4%        No               No                 No                   Yes
  100           NAP          NAP        No               Yes                Yes                  No
  101       07/31/2015      7.7%        No               No                 No                   No
  102           NAP          NAP        No               No                 No                   No
  103           NAP          NAP        No               No                 No                   No
  104           NAP          NAP        No               Yes                Yes                  No
  105           NAP          NAP        No               No                 No                   No
  106       06/30/2011      6.7%        Yes              Yes                Yes                  Yes
  107           NAP          NAP        No               No                 No                   No
  108           NAP          NAP        No               Yes                No                   No
  109       02/28/2015      6.0%        No               Yes                Yes                  No
  110           NAP          NAP        Yes              Yes                Yes                  No
  111           NAP          NAP        No               No                 No                   No
  112       09/30/2007     10.0%        No               No                 No                   No
  113       01/31/2012     24.0%        No               No                 No                   No
  114       12/31/2010     11.8%        No               No                 No                   No
  115       02/28/2009      7.4%        No               No                 No                   No
  116           NAP          NAP        No               No                 No                   Yes
  117       12/31/2008      7.1%        Yes              Yes                Yes                  Yes
  118           NAP          NAP        Yes              Yes                Yes                  No
  119           NAP          NAP        Yes              Yes                Yes                  No
  120       01/31/2008     10.5%        No               No                 No                   No
  121           NAP          NAP        No               Yes                No                   No
  122           NAP          NAP        No               No                 No                   No
  123           NAP          NAP        No               Yes                Yes                  No
  124       04/30/2009      5.4%        No               No                 Yes                  No
  125           NAP          NAP        Yes              Yes                Yes                  No

  126           NAP          NAP        Yes              Yes                Yes                  Yes
  127           NAP          NAP        Yes              Yes                Yes                  Yes
  128           NAP          NAP        Yes              Yes                Yes                  Yes
  129           NAP          NAP        Yes              Yes                Yes                  Yes
  130           NAP          NAP        Yes              Yes                Yes                  Yes
  131           NAP          NAP        Yes              Yes                Yes                  Yes
  132           NAP          NAP        Yes              Yes                Yes                  Yes
  133       09/30/2007     20.0%        Yes              Yes                Yes                  Yes
  134           NAP          NAP        Yes              Yes                Yes                  Yes
  135           NAP          NAP        Yes              Yes                Yes                  Yes
  136           NAP          NAP        No               No                 No                   No
  137           NAP          NAP        No               No                 No                   No
  138           NAP          NAP        No               No                 No                   No
  139       04/30/2009      2.5%        No               Yes                Yes                  No
  140           NAP          NAP        No               No                 No                   No
  141           NAP          NAP        No               No                 No                   No
  142           NAP          NAP        No               No                 Yes                  No
  143       04/30/2014     11.0%        Yes              Yes                No                   Yes
  144           NAP          NAP        No               No                 No                   No
  145           NAP          NAP        No               No                 No                   No
  146       02/27/2010     13.0%        No               No                 No                   No
  147           NAP          NAP        No               No                 Yes                  Yes
  148           NAP          NAP        No               No                 No                   No
  149           NAP          NAP        No               No                 Yes                  No
  150       12/31/2010      4.4%        No               No                 No                   No
  151           NAP          NAP        No               Yes                No                   No
  152           NAP          NAP        No               No                 No                   No
  153           NAP          NAP        No               No                 No                   No
  154           NAP          NAP        No               Yes                No                   No
  155           NAP          NAP        No               No                 Yes                  No

  156           NAP          NAP        No               No                 No                   No
  157           NAP          NAP        No               No                 No                   No
  158           NAP          NAP        No               No                 No                   No
  159           NAP          NAP        No               No                 Yes                  No
  160       12/31/2015     22.7%        No               No                 No                   No
  161           NAP          NAP        Yes              Yes                Yes                  No
  162       09/30/2012      6.1%        Yes              Yes                Yes                  Yes
  163           NAP          NAP        No               No                 No                   No
  164           NAP          NAP        No               No                 No                   No
  165           NAP          NAP        No               No                 No                   No
  166           NAP          NAP        No               No                 No                   Yes
  167           NAP          NAP        Yes              Yes                Yes                  No
  168           NAP          NAP        Yes              Yes                Yes                  No
  169       08/31/2007     14.7%        No               Yes                Yes                  Yes
  170       06/30/2015     22.8%        No               No                 No                   No
  171           NAP          NAP        Yes              Yes                Yes                  No
  172       11/09/2016     21.8%        No               Yes                Yes                  Yes
  173           NAP          NAP        No               No                 No                   No
  174           NAP          NAP        Yes              No                 No                   Yes
  175           NAP          NAP        No               No                 No                   No
  176           NAP          NAP        No               No                 No                   No
  177           NAP          NAP        No               No                 No                   No
  178           NAP          NAP        No               No                 No                   No
  179       04/30/2010      7.1%        No               No                 No                   No
  180       01/31/2012      8.8%        Yes              Yes                Yes                  No
  181           NAP          NAP        No               No                 No                   No
  182       03/01/2017     17.4%        Yes              Yes                Yes                  Yes
  183           NAP          NAP        No               No                 No                   No
  184           NAP          NAP        No               No                 Yes                  No
  185           NAP          NAP        No               Yes                No                   No
  186           NAP          NAP        No               No                 No                   No
  187       05/31/2009     15.9%        Yes              Yes                No                   No
  188           NAP          NAP        No               No                 No                   No
  189           NAP          NAP        No               No                 No                   No
  190       10/31/2011     31.3%        Yes              Yes                Yes                  Yes
  191           NAP          NAP        No               Yes                No                   No
  192       07/31/2011     12.4%        Yes              Yes                Yes                  No
  193           NAP          NAP        No               Yes                Yes                  No
  194       09/30/2009      4.2%        Yes              Yes                No                   No
  195           NAP          NAP        No               No                 No                   No
  196       10/01/2017     12.0%        Yes              Yes                No                   Yes
  197           NAP          NAP        No               Yes                No                   No
  198       03/01/2012     14.3%        Yes              Yes                Yes                  Yes
  199       10/31/2007     11.3%        No               No                 No                   No
  200           NAP          NAP        Yes              Yes                Yes                  No
  201       10/31/2016     19.9%        Yes              Yes                Yes                  Yes
  202           NAP          NAP        No               Yes                No                   No
  203           NAP          NAP        No               No                 No                   Yes
  204           NAP          NAP        No               No                 No                   No
  205           NAP          NAP        No               No                 No                   No
  206       10/31/2010     11.9%        No               No                 No                   No
  207           NAP          NAP        Yes              Yes                Yes                  No
  208       07/31/2010     14.0%        No               No                 No                   No
  209           NAP          NAP        Yes              Yes                Yes                  No
  210           NAP          NAP        No               No                 No                   No
  211           NAP          NAP        Yes              Yes                Yes                  No
  212           NAP          NAP        No               No                 No                   No
  213       03/31/2009     16.6%        No               No                 No                   No
  214       02/28/2012     14.1%        Yes              Yes                Yes                  Yes
  215           NAP          NAP        No               No                 No                   No
  216           NAP          NAP        No               No                 No                   No
  217       11/30/2011     10.1%        No               No                 Yes                  No
  218           NAP          NAP        No               No                 No                   No
  219           NAP          NAP        Yes              Yes                No                   No

  220           NAP          NAP        No               No                 No                   No
  221           NAP          NAP        No               No                 No                   No
  222           NAP          NAP        Yes              Yes                No                   No
  223       04/30/2011      7.3%        No               No                 No                   No
  224           NAP          NAP        No               No                 No                   No
  225           NAP          NAP        No               No                 No                   No
  226       07/31/2010     11.2%        Yes              Yes                No                   Yes
  227       09/30/2014     17.9%        No               Yes                Yes                  Yes
  228           NAP          NAP        No               Yes                No                   Yes
  229       05/31/2009     12.8%        Yes              Yes                No                   No
  230           NAP          NAP        No               Yes                No                   No
  231           NAP          NAP        No               No                 No                   No
  232       07/31/2010      8.8%        No               Yes                Yes                  Yes
  233           NAP          NAP        Yes              Yes                No                   No
  234       03/31/2016     14.1%        Yes              Yes                No                   No
  235           NAP          NAP        No               No                 No                   No
  236           NAP          NAP        No               No                 Yes                  Yes
  237           NAP          NAP        No               No                 No                   No
  238           NAP          NAP        No               No                 No                   No
  239       02/28/2011     10.0%        No               No                 No                   No
  240           NAP          NAP        Yes              Yes                Yes                  No
  241       04/25/2008     13.2%        No               Yes                No                   Yes
  242       02/28/2010      7.7%        Yes              Yes                Yes                  Yes
  243       11/18/2008     16.9%        No               No                 No                   Yes
  244       08/31/2011      6.1%        Yes              Yes                No                   No
  245       03/31/2009      8.8%        Yes              Yes                No                   Yes
  246       12/31/2007     15.0%        No               No                 No                   No
  247           NAP          NAP        No               No                 No                   No
  248           NAP          NAP        No               No                 No                   No
  249       10/31/2011     15.5%        No               No                 No                   No
  250           NAP          NAP        Yes              Yes                No                   No
  251           NAP          NAP        No               No                 No                   No
  252       11/30/2012     16.5%        Yes              Yes                No                   No
  253           NAP          NAP        No               No                 No                   No
  254           NAP          NAP        No               No                 No                   No
  255       04/30/2010     15.2%        Yes              Yes                Yes                  Yes
  256           NAP          NAP        No               No                 No                   No
  257       03/31/2012     18.0%        Yes              Yes                No                   Yes
  258       05/01/2012     19.2%        No               No                 No                   No
  259           NAP          NAP        No               No                 No                   No
  260           NAP          NAP        No               No                 No                   No
  261           NAP          NAP        No               No                 No                   No
  262           NAP          NAP        No               No                 Yes                  No
  263       02/28/2010     12.0%        Yes              Yes                No                   Yes
  264           NAP          NAP        No               No                 No                   No
  265           NAP          NAP        Yes              Yes                No                   No
  266           NAP          NAP        Yes              No                 Yes                  Yes
  267           NAP          NAP        Yes              Yes                No                   Yes
  268           NAP          NAP        No               No                 No                   No

                                       19.2%            45.4%              28.3%                28.0%

-------------------------------------------------------------------------------------------------------

MORTGAGE                          OTHER                                        SPRINGING
LOAN NO.                  ESCROW DESCRIPTION(15)                         ESCROW DESCRIPTION(16)
-------------------------------------------------------------------------------------------------------

   1                   Local Law Deficiency Reserve                            Insurance
   2                               NAP                                            None

   3                               NAP                                  RE Tax, Insurance, CapEx
   4                               NAP                                  RE Tax, Insurance, CapEx
   5                               NAP                                  RE Tax, Insurance, CapEx
   6                               NAP                                  RE Tax, Insurance, CapEx
   7                          Tenant Reserve                            RE Tax, Insurance, TI/LC
   8                          Tenant Reserve                            RE Tax, Insurance, TI/LC
   9                               NAP                                  RE Tax, Insurance, CapEx
   10                              NAP                                  RE Tax, Insurance, CapEx

   11                              NAP                                  RE Tax, Insurance, CapEx
   12                              NAP                                  RE Tax, Insurance, CapEx
   13                              NAP                                  RE Tax, Insurance, CapEx
   14                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   15                              NAP                                  RE Tax, Insurance, CapEx
   16                              NAP                              RE Tax, Insurance, CapEx, TI/LC

   17                              NAP                                         Insurance
   18                              NAP                                         Insurance
   19                              NAP                                  RE Tax, Insurance, CapEx
   20                      Local Law 11 Reserve                     RE Tax, Insurance, CapEx, Other
   21                              NAP                                  RE Tax, Insurance, CapEx
   22                              NAP                                           CapEx
   23                              NAP                                           TI/LC
   24                              NAP                                  RE Tax, Insurance, CapEx
   25                              NAP                                  RE Tax, Insurance, CapEx
   26                              NAP                                           TI/LC
   27                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   28            Rent Reserve; Additional Security (LOC)                         TI/LC
   29                              NAP                                            None
   30                              NAP                                  RE Tax, Insurance, CapEx
   31                              NAP                                            None
   32                              NAP                                            None
   33                              NAP                                           TI/LC
   34                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   35                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   36                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   37                              NAP                                            None
   38                              NAP                              RE Tax, Insurance, CapEx, TI/LC

   39                              NAP                                  RE Tax, Insurance, CapEx
   40                    Prefunded Earnout (LOC)                        RE Tax, Insurance, CapEx
   41                              NAP                                           TI/LC
   42                          Rent Reserve                                       None
   43                        Rollover Reserve                                     None
   44                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   45                              NAP                                     RE Tax, Insurance
   46                              NAP                                            None
   47                              NAP                                  RE Tax, Insurance, CapEx
   48                              NAP                                            None

   49                              NAP                                            None
   50                              NAP                                            None
   51                              NAP                                            None
   52                              NAP                                            None
   53                              NAP                                            None
   54                              NAP                                         Insurance
   55                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   56                 Springing Ground Rent Reserve                 RE Tax, Insurance, CapEx, Other
   57                              NAP                                            None
   58                              NAP                                            None

   59                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   60                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   61                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   62                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   63                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   64                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   65                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   66                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other

   67                              NAP                                           TI/LC
   68                              NAP                                           TI/LC
   69                              NAP                                           TI/LC
   70                      Debt Service Reserve                                   None
   71                              NAP                                            None
   72                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   73                              NAP                                  RE Tax, Insurance, CapEx
   74                      Tenant Reserve (LOC)                         RE Tax, Insurance, CapEx
   75                              NAP                                  RE Tax, Insurance, CapEx
   76                              NAP                                  RE Tax, Insurance, CapEx

   77                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   78                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   79                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   80                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   81                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   82                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   83                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   84                              NAP                                  RE Tax, Insurance, CapEx
   85                              NAP                                  RE Tax, Insurance, CapEx

   86                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   87                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   88                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   89                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   90                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   91                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   92                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
   93                              NAP                                           TI/LC
   94                              NAP                                            None
   95                              NAP                              RE Tax, Insurance, CapEx, TI/LC
   96                         Tenant Reserve                         Insurance, CapEx, TI/LC, Other
   97                              NAP                                  RE Tax, Insurance, CapEx
   98                              NAP                                            None
   99                              NAP                                            None
  100                              NAP                                         Insurance
  101                              NAP                                  RE Tax, Insurance, CapEx
  102                              NAP                                  RE Tax, Insurance, CapEx
  103                              NAP                                  RE Tax, Insurance, CapEx
  104                              NAP                                         Insurance
  105                              NAP                                  RE Tax, Insurance, CapEx
  106                         Tenant Reserve                                      None
  107              Debt Service Reserve; Tenant Reserve                    RE Tax, Insurance
  108                              NAP                                      Insurance, CapEx
  109                         Tenant Reserve                                      None
  110                              NAP                                            None
  111                              NAP                                            None
  112                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  113                              NAP                                  RE Tax, Insurance, CapEx
  114                              NAP                                            None
  115                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  116                              NAP                                  RE Tax, Insurance, CapEx
  117                    Seismic Retrofit Reserve                                 None
  118                      Performance Reserve                                    None
  119                              NAP                                            None
  120                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  121                              NAP                                      Insurance, CapEx
  122                              NAP                                  RE Tax, Insurance, CapEx
  123                              NAP                                         Insurance
  124                              NAP                                  RE Tax, Insurance, TI/LC
  125                              NAP                                            None

  126                              NAP                                           TI/LC
  127                         Tenant Reserve                                     TI/LC
  128                         Tenant Reserve                                     TI/LC
  129                         Tenant Reserve                                     TI/LC
  130                              NAP                                           TI/LC
  131                              NAP                                           TI/LC
  132                              NAP                                           TI/LC
  133                              NAP                                           TI/LC
  134                              NAP                                           TI/LC
  135                              NAP                                           TI/LC
  136                              NAP                                  RE Tax, Insurance, CapEx
  137                              NAP                                  RE Tax, Insurance, CapEx
  138                              NAP                                  RE Tax, Insurance, CapEx
  139                              NAP                                           Other
  140                              NAP                                  RE Tax, Insurance, CapEx
  141                              NAP                                  RE Tax, Insurance, Other
  142                      Spring Flag Reserve                      RE Tax, Insurance, CapEx, Other
  143                              NAP                                            None
  144                              NAP                                  RE Tax, Insurance, CapEx
  145                              NAP                                  RE Tax, Insurance, CapEx
  146                              NAP                                     RE Tax, Insurance
  147                              NAP                                  RE Tax, Insurance, TI/LC
  148                              NAP                                           TI/LC
  149                              NAP                                  RE Tax, Insurance, Other
  150                              NAP                                            None
  151                              NAP                                      Insurance, CapEx
  152                              NAP                                  RE Tax, Insurance, CapEx
  153                              NAP                                  RE Tax, Insurance, CapEx
  154                              NAP                                           TI/LC
  155                              NAP                                  RE Tax, Insurance, TI/LC

  156                              NAP                                  RE Tax, Insurance, CapEx
  157                              NAP                                  RE Tax, Insurance, CapEx
  158                              NAP                                  RE Tax, Insurance, CapEx
  159                              NAP                                  RE Tax, Insurance, Other
  160                              NAP                                            None
  161                              NAP                                            None
  162                              NAP                                           TI/LC
  163                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  164                              NAP                                  RE Tax, Insurance, CapEx
  165                              NAP                                  RE Tax, Insurance, CapEx
  166                              NAP                                            None
  167                              NAP                                            None
  168                              NAP                                           TI/LC
  169                              NAP                                         Insurance
  170                      Tenant Reserve (LOC)                         RE Tax, Insurance, TI/LC
  171                              NAP                                            None
  172                              NAP                                        TI/LC, Other
  173                              NAP                                  RE Tax, Insurance, CapEx
  174          Tenant Reserve; Bank Pad Completion Reserve                RE Tax, CapEx, TI/LC
  175                              NAP                                        CapEx, TI/LC
  176                              NAP                                  RE Tax, Insurance, CapEx
  177                              NAP                                  RE Tax, Insurance, CapEx
  178                              NAP                                     RE Tax, Insurance
  179                              NAP                                  RE Tax, Insurance, TI/LC
  180                              NAP                                           TI/LC
  181                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  182                              NAP                                            None
  183                              NAP                                  RE Tax, Insurance, CapEx
  184                              NAP                                     RE Tax, Insurance
  185                              NAP                                      Insurance, CapEx
  186                              NAP                                  RE Tax, Insurance, CapEx
  187                              NAP                                            None
  188                              NAP                                  RE Tax, Insurance, CapEx
  189                              NAP                                  RE Tax, Insurance, CapEx
  190                              NAP                                           TI/LC
  191                              NAP                                            None
  192                              NAP                                            None
  193                              NAP                                            None
  194                              NAP                                        CapEx, TI/LC
  195                 Springing Debt Service Reserve                RE Tax, Insurance, CapEx, Other
  196                              NAP                                    CapEx, TI/LC, Other
  197                              NAP                                      Insurance, TI/LC
  198                          Rent Reserve                                       None
  199                              NAP                                  RE Tax, Insurance, CapEx
  200                              NAP                                           TI/LC
  201                        Rent-Up Reserve                                      None
  202                              NAP                                  Insurance, CapEx, TI/LC
  203                              NAP                                  RE Tax, Insurance, TI/LC
  204                              NAP                                  RE Tax, Insurance, CapEx
  205                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  206                              NAP                                            None
  207                              NAP                                            None
  208                              NAP                           RE Tax, Insurance, CapEx, TI/LC, Other
  209                              NAP                                            None
  210                              NAP                                     RE Tax, Insurance
  211                              NAP                                            None
  212                              NAP                                            None
  213                              NAP                                     RE Tax, Insurance
  214                              NAP                                           TI/LC
  215     Debt Service Reserve; Minimum Account Balance Reserve            RE Tax, Insurance
  216                              NAP                                  RE Tax, Insurance, CapEx
  217                              NAP                                     RE Tax, Insurance
  218                              NAP                                  RE Tax, Insurance, CapEx
  219                    Real Estate Tax Reserve                                  None

  220                              NAP                                  RE Tax, Insurance, TI/LC
  221                      Ground Rent Reserve                      RE Tax, Insurance, TI/LC, Other
  222                              NAP                                           TI/LC
  223                              NAP                                  RE Tax, Insurance, CapEx
  224                              NAP                                           TI/LC
  225                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  226                              NAP                                        CapEx, Other
  227                              NAP                                  Insurance, Environmental
  228                              NAP                                            None
  229                 Immediate TI/Lost Rent Reserve                          CapEx, TI/LC
  230                              NAP                                      Insurance, CapEx
  231                              NAP                                            None
  232                              NAP                                         Insurance
  233                              NAP                                            None
  234                              NAP                                           TI/LC
  235                              NAP                                     RE Tax, Insurance
  236                              NAP                                  RE Tax, Insurance, TI/LC
  237                Minimum Account Balance Reserve                       RE Tax, Insurance
  238                              NAP                                  RE Tax, Insurance, CapEx
  239                              NAP                                        CapEx, TI/LC
  240                              NAP                                            None
  241                              NAP                                      Insurance, TI/LC
  242                              NAP                                            None
  243                              NAP                                            None
  244                              NAP                                            None
  245                              NAP                                            None
  246                              NAP                                  RE Tax, Insurance, TI/LC
  247                              NAP                                           TI/LC
  248                              NAP                                  RE Tax, Insurance, CapEx
  249                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  250                              NAP                                           TI/LC
  251                              NAP                                           TI/LC
  252                              NAP                                            None
  253                              NAP                                     RE Tax, Insurance
  254                              NAP                                            None
  255                         Tenant Reserve                                     TI/LC
  256                              NAP                                            None
  257                          Rent Reserve                                      CapEx
  258                              NAP                              RE Tax, Insurance, CapEx, TI/LC
  259                              NAP                           RE Tax, Insurance, CapEx, TI/LC, Other
  260                              NAP                                            None
  261                              NAP                                           TI/LC
  262                    Flood Insurance Reserve                        RE Tax, Insurance, TI/LC
  263                              NAP                                            None
  264                              NAP                                            None
  265                              NAP                                           TI/LC
  266                              NAP                                           TI/LC
  267                              NAP                                           TI/LC
  268                              NAP                                           TI/LC

-------------------------------------------------------------------------------------------------------------------------

MORTGAGE  INITIAL CAPITAL EXPENDITURE   MONTHLY CAPITAL EXPENDITURE   CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC
LOAN NO.       ESCROW REQUIREMENT(17)        ESCROW REQUIREMENT(18)            ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)
-------------------------------------------------------------------------------------------------------------------------

   1                           $9,413                        $9,413                       $37,676                      $0
   2                               $0                            $0                            $0             $13,649,873

   3                               $0                            $0                            $0                      $0
   4                               $0                            $0                            $0                      $0
   5                               $0                            $0                            $0                      $0
   6                               $0                            $0                            $0                      $0
   7                               $0                            $0                            $0                $400,000
   8                               $0                            $0                            $0                $300,000
   9                               $0                            $0                            $0                      $0
   10                              $0                            $0                            $0                      $0

   11                              $0                            $0                            $0                      $0
   12                              $0                            $0                            $0                      $0
   13                              $0                            $0                            $0                      $0
   14                              $0                            $0                            $0                      $0
   15                              $0                            $0                            $0                      $0
   16                              $0                            $0                            $0                      $0

   17                         $47,780                       $47,780                      $149,490                      $0
   18                         $10,678                       $10,678                       $25,939                      $0
   19                              $0                            $0                            $0                      $0
   20                              $0                            $0                            $0                      $0
   21       $2,000,000 LOC                                       $0        $2,000,000 LOC                              $0
   22                              $0                            $0                            $0                      $0
   23                              $0                        $2,334                            $0                      $0
   24                              $0                            $0                            $0                      $0
   25                              $0                            $0                            $0                      $0
   26                              $0                            $0                            $0                      $0
   27                              $0                            $0                            $0                      $0
   28                              $0                            $0                            $0                $695,500
   29                         $26,110                       $26,110                       $26,110                      $0
   30                              $0                            $0                            $0                      $0
   31                              $0                            $0                            $0                      $0
   32                              $0                        $7,708                            $0                      $0
   33                          $4,467                        $4,467                        $8,934                 $10,000
   34                              $0                            $0                            $0                      $0
   35                              $0                            $0                            $0                      $0
   36                              $0                            $0                            $0                      $0
   37                              $0                            $0                            $0                      $0
   38                              $0                            $0                            $0                      $0

   39                              $0                            $0                            $0                      $0
   40                              $0                            $0                            $0                      $0
   41                              $0                            $0                            $0                      $0
   42                              $0                            $0                            $0                $150,000
   43                              $0                            $0                            $0                 $93,920
   44                              $0                            $0                            $0                      $0
   45                              $0                            $0                            $0                      $0
   46                              $0                            $0                            $0                      $0
   47                              $0                            $0                            $0                      $0
   48                              $0                        $8,900                        $8,900                      $0

   49                              $0                            $0                            $0                      $0
   50                              $0                            $0                            $0                      $0
   51                              $0                            $0                            $0                      $0
   52                              $0                            $0                            $0                      $0
   53                              $0                            $0                            $0                      $0
   54                              $0                        $1,497                            $0                      $0
   55                              $0                            $0                            $0                      $0
   56                              $0                            $0                            $0                      $0
   57                              $0                            $0                            $0                $500,000
   58                              $0                        $8,850                        $8,850                      $0

   59                              $0                            $0                            $0                      $0
   60                              $0                            $0                            $0                      $0
   61                              $0                            $0                            $0                      $0
   62                              $0                            $0                            $0                      $0
   63                              $0                            $0                            $0                      $0
   64                              $0                            $0                            $0                      $0
   65                              $0                            $0                            $0                      $0
   66                              $0                            $0                            $0                      $0

   67                          $1,672                        $1,672                        $6,690                $338,000
   68                          $1,638                        $1,638                        $6,551                $331,000
   69                          $1,638                        $1,638                        $6,551                $331,000
   70                        $404,908                       $11,296                      $404,908                      $0
   71                              $0                        $2,357                            $0                $180,000
   72                              $0                            $0                            $0                      $0
   73                              $0                            $0                            $0                      $0
   74                              $0                            $0                            $0                      $0
   75                              $0                            $0                            $0                      $0
   76                              $0                            $0                            $0                      $0

   77                              $0                            $0                            $0                      $0
   78                              $0                            $0                            $0                      $0
   79                              $0                            $0                            $0                      $0
   80                              $0                            $0                            $0                      $0
   81                              $0                            $0                            $0                      $0
   82                              $0                            $0                            $0                      $0
   83                              $0                            $0                            $0                      $0
   84                              $0                            $0                            $0                      $0
   85                              $0                            $0                            $0                      $0

   86                              $0                            $0                            $0                      $0
   87                              $0                            $0                            $0                      $0
   88                              $0                            $0                            $0                      $0
   89                              $0                            $0                            $0                      $0
   90                              $0                            $0                            $0                      $0
   91                              $0                            $0                            $0                      $0
   92                              $0                            $0                            $0                      $0
   93                              $0                          $744                          $744                      $0
   94                              $0                            $0                            $0                      $0
   95                              $0                            $0                            $0                      $0
   96                              $0                            $0                            $0                      $0
   97                              $0                            $0                            $0                      $0
   98                              $0  4% of Monthly Gross Revenues                            $0                      $0
   99                              $0                            $0                            $0                      $0
  100                              $0                       $10,256                            $0                      $0
  101                              $0                            $0                            $0                      $0
  102                              $0                            $0                            $0                      $0
  103                              $0                            $0                            $0                      $0
  104                              $0                        $8,763                            $0                      $0
  105                              $0                            $0                            $0                      $0
  106                          $2,115                        $2,115                        $8,460                $500,000
  107                              $0                            $0                            $0                      $0
  108                              $0                            $0                            $0                      $0
  109                              $0                        $1,011                            $0                      $0
  110                              $0                       $12,300                            $0                      $0
  111                              $0                            $0                            $0                      $0
  112                              $0                            $0                            $0                      $0
  113                              $0                            $0                            $0                      $0
  114                              $0                            $0                            $0                      $0
  115                              $0                            $0                            $0                      $0
  116                              $0                            $0                            $0                $300,000
  117                              $0                        $1,363                        $4,089                $385,000
  118                        $158,036  4% of Monthly Gross Revenues                      $158,036                      $0
  119                              $0                        $9,444                            $0                      $0
  120                              $0                            $0                            $0                      $0
  121                              $0                            $0                            $0                      $0
  122                              $0                            $0                            $0                      $0
  123                          $8,671                        $8,671                       $17,341                      $0
  124                              $0                          $842                          $842                      $0
  125                          $7,889                        $7,889                       $15,777                      $0

  126                              $0                           $80                            $0                      $0
  127                              $0                           $80                            $0                      $0
  128                              $0                           $94                            $0                      $0
  129                              $0                           $80                            $0                      $0
  130                              $0                           $88                            $0                      $0
  131                              $0                           $79                            $0                      $0
  132                              $0                           $79                            $0                      $0
  133                              $0                           $75                            $0                      $0
  134                              $0                           $80                            $0                      $0
  135                              $0                           $80                            $0                      $0
  136                              $0                            $0                            $0                      $0
  137                              $0                            $0                            $0                      $0
  138                              $0                            $0                            $0                      $0
  139                              $0                          $352                            $0                      $0
  140                              $0                            $0                            $0                      $0
  141                              $0                            $0                            $0                      $0
  142                        $200,000                            $0                      $200,452                      $0
  143                              $0                            $0                            $0                      $0
  144                              $0                            $0                            $0                      $0
  145                              $0                            $0                            $0                      $0
  146                              $0                            $0                            $0                      $0
  147                              $0                          $167                            $0                      $0
  148                              $0                            $0                            $0                      $0
  149                              $0                        $2,957                            $0                      $0
  150                              $0                            $0                            $0                      $0
  151                              $0                            $0                            $0                      $0
  152                              $0                            $0                            $0                      $0
  153                              $0                            $0                            $0                      $0
  154                              $0                            $0                            $0                      $0
  155                              $0                        $1,036                        $1,036                      $0

  156                              $0                            $0                            $0                      $0
  157                              $0                            $0                            $0                      $0
  158                              $0                            $0                            $0                      $0
  159                              $0                        $1,017                            $0                      $0
  160                              $0                            $0                            $0                      $0
  161                              $0                        $1,771                            $0                      $0
  162                              $0                          $590                            $0                      $0
  163                              $0                            $0                            $0                      $0
  164                              $0                            $0                            $0                      $0
  165                              $0                            $0                            $0                      $0
  166                              $0                            $0                            $0       $285,000 LOC
  167                              $0                        $7,081                            $0                      $0
  168                              $0                          $115                            $0                      $0
  169                              $0                          $152                            $0                      $0
  170                              $0                            $0                            $0                      $0
  171                              $0                          $557                            $0                      $0
  172                              $0                          $133                          $133                      $0
  173                              $0                            $0                            $0                      $0
  174                              $0                            $0                            $0                $160,076
  175                              $0                            $0                            $0                      $0
  176                              $0                            $0                            $0                      $0
  177                              $0                            $0                            $0                      $0
  178                              $0                            $0                            $0                      $0
  179                              $0                            $0                            $0                      $0
  180                              $0                          $190                        $1,332                      $0
  181                              $0                            $0                            $0                      $0
  182                            $473                          $473                          $473                  $4,167
  183                              $0                            $0                            $0                      $0
  184                              $0                          $625                            $0                      $0
  185                              $0                            $0                            $0                      $0
  186                              $0                            $0                            $0                      $0
  187                              $0                            $0                            $0                      $0
  188                              $0                            $0                            $0                      $0
  189                              $0                            $0                            $0                      $0
  190                              $0                          $117                          $117                      $0
  191                              $0                            $0                            $0                      $0
  192                              $0                        $2,603                        $2,603                      $0
  193                              $0                          $888                        $1,776                      $0
  194                              $0                            $0                            $0                      $0
  195                              $0                            $0                            $0                      $0
  196                              $0                            $0                            $0                      $0
  197                              $0                            $0                            $0                      $0
  198                              $0                          $285                          $570                $362,459
  199                              $0                            $0                            $0                      $0
  200                              $0                          $492                            $0                      $0
  201                              $0                          $149                            $0                      $0
  202                              $0                            $0                            $0                      $0
  203                              $0                            $0                            $0                 $75,000
  204                              $0                            $0                            $0                      $0
  205                              $0                            $0                            $0                      $0
  206                              $0                            $0                            $0                      $0
  207                              $0                        $1,020                            $0                      $0
  208                              $0                            $0                            $0                      $0
  209                              $0                        $1,275                            $0                      $0
  210                              $0                            $0                            $0                      $0
  211                          $1,438                        $1,438                        $1,438                      $0
  212                              $0                            $0                            $0                      $0
  213                              $0                            $0                            $0                      $0
  214                              $0                          $256                            $0                 $75,000
  215                              $0                            $0                            $0                      $0
  216                              $0                            $0                            $0                      $0
  217                            $378                          $378                          $755                      $0
  218                              $0                            $0                            $0                      $0
  219                              $0                            $0                            $0                      $0

  220                              $0                            $0                            $0                      $0
  221                              $0                            $0                            $0                      $0
  222                              $0                            $0                            $0                      $0
  223                              $0                            $0                            $0                      $0
  224                              $0                            $0                            $0                      $0
  225                              $0                            $0                            $0                      $0
  226                              $0                            $0                            $0                      $0
  227                             $88                           $88                           $88                    $589
  228                              $0                            $0                            $0                 $92,500
  229                              $0                            $0                            $0                      $0
  230                              $0                            $0                            $0                      $0
  231                              $0                            $0                            $0                      $0
  232                              $0                          $234                            $0                      $0
  233                              $0                            $0                            $0                      $0
  234                              $0                            $0                            $0                      $0
  235                              $0                            $0                            $0                      $0
  236                              $0                          $240                          $480                      $0
  237                              $0                            $0                            $0                      $0
  238                              $0                            $0                            $0                      $0
  239                              $0                            $0                            $0                      $0
  240                              $0                          $613                        $1,225                      $0
  241                              $0                            $0                            $0                 $39,150
  242                              $0                          $354                            $0                      $0
  243                              $0                            $0                            $0                 $35,000
  244                              $0                            $0                            $0                      $0
  245                              $0                            $0                            $0                 $25,000
  246                              $0                            $0                            $0                      $0
  247                              $0                            $0                            $0                      $0
  248                              $0                            $0                            $0                      $0
  249                              $0                            $0                            $0                      $0
  250                              $0                            $0                            $0                      $0
  251                              $0                            $0                            $0                      $0
  252                              $0                            $0                            $0                      $0
  253                              $0                            $0                            $0                      $0
  254                              $0                            $0                            $0                      $0
  255                              $0                          $136                            $0                      $0
  256                              $0                            $0                            $0                      $0
  257                              $0                            $0                            $0                      $0
  258                              $0                            $0                            $0                      $0
  259                              $0                            $0                            $0                      $0
  260                              $0                            $0                            $0                      $0
  261                              $0                            $0                            $0                      $0
  262                              $0                           $65                            $0                      $0
  263                              $0                            $0                            $0                 $50,000
  264                              $0                            $0                            $0                      $0
  265                              $0                            $0                            $0                      $0
  266                              $0                           $39                            $0                      $0
  267                              $0                            $0                            $0                 $14,000
  268                              $0                            $0                            $0                      $0

                           $2,887,390                      $238,435                    $3,108,365             $19,382,233

------------------------------------------------------------------------------------------
            MONTHLY TI/LC  CURRENT TI/LC
MORTGAGE           ESCROW         ESCROW    ENVIRONMENTAL      INTEREST
LOAN NO.  REQUIREMENT(21)    BALANCE(22)      INSURANCE     ACCRUAL METHOD   SEASONING(23)
------------------------------------------------------------------------------------------

    1                  $0             $0         No           Actual/360           4
    2                  $0       $528,501         No             30/360             42

    3                  $0             $0         No             30/360             3
    4                  $0             $0         No             30/360             3
    5                  $0             $0         No             30/360             3
    6                  $0             $0         No             30/360             3
    7                  $0       $400,000         No           Actual/360           2
    8                  $0       $300,000         No           Actual/360           2
    9                  $0             $0         No             30/360             4
   10                  $0             $0         No           Actual/360           1

   11                  $0             $0         No             30/360             4
   12                  $0             $0         No             30/360             4
   13                  $0             $0         No           Actual/360           2
   14                  $0             $0         No           Actual/360           2
   15                  $0             $0         No           Actual/360           1
   16                  $0             $0         No           Actual/360           1

   17                  $0             $0         No           Actual/360           3
   18                  $0             $0         No           Actual/360           3
   19                  $0             $0         No             30/360             4
   20                  $0             $0         No           Actual/360           2
   21                  $0             $0         No           Actual/360           4
   22                  $0             $0         No           Actual/360           1
   23              $5,478             $0         No           Actual/360           1
   24                  $0             $0         No           Actual/360           2
   25                  $0             $0         No           Actual/360           2
   26                  $0             $0         No           Actual/360           0
   27                  $0             $0         No           Actual/360           0
   28                  $0       $695,500         No           Actual/360           0
   29                  $0             $0         No           Actual/360           1
   30                  $0             $0         No             30/360             4
   31                  $0             $0         No             30/360             0
   32                  $0             $0         No           Actual/360           1
   33             $10,000        $20,000         No           Actual/360           2
   34                  $0             $0         No           Actual/360           2
   35                  $0             $0         No           Actual/360           0
   36                  $0             $0         No           Actual/360           0
   37                  $0             $0         No           Actual/360           1
   38                  $0             $0         No           Actual/360           0

   39                  $0             $0         No             30/360             4
   40                  $0             $0         No             30/360             4
   41                  $0             $0         No           Actual/360           1
   42                  $0       $150,000         No           Actual/360           1
   43                  $0        $93,920         No           Actual/360           0
   44                  $0             $0         No           Actual/360           0
   45                  $0             $0         No             30/360             1
   46                  $0             $0         No             30/360             54
   47                  $0             $0         No           Actual/360           1
   48                  $0             $0         No           Actual/360           2

   49                  $0             $0         No           Actual/360           1
   50                  $0             $0         No           Actual/360           1
   51                  $0             $0         No           Actual/360           1
   52                  $0             $0         No           Actual/360           1
   53                  $0             $0         No           Actual/360           1
   54              $7,484             $0         No           Actual/360           0
   55                  $0             $0         No           Actual/360           0
   56                  $0             $0         No           Actual/360           2
   57                  $0       $500,000         No           Actual/360           1
   58                  $0             $0         No           Actual/360           2

   59                  $0             $0         No           Actual/360           2
   60                  $0             $0         No           Actual/360           2
   61                  $0             $0         No           Actual/360           2
   62                  $0             $0         No           Actual/360           2
   63                  $0             $0         No           Actual/360           2
   64                  $0             $0         No           Actual/360           2
   65                  $0             $0         No           Actual/360           2
   66                  $0             $0         No           Actual/360           2

   67                  $0       $338,000         No           Actual/360           4
   68                  $0       $331,000         No           Actual/360           4
   69                  $0       $331,000         No           Actual/360           4
   70                  $0             $0         No           Actual/360           1
   71              $4,375       $180,000         No           Actual/360           0
   72                  $0             $0         No           Actual/360           0
   73                  $0             $0         No           Actual/360           2
   74                  $0             $0         No             30/360             5
   75                  $0             $0         No             30/360             3
   76                  $0             $0         No           Actual/360           2

   77                  $0             $0         No           Actual/360           2
   78                  $0             $0         No           Actual/360           2
   79                  $0             $0         No           Actual/360           2
   80                  $0             $0         No           Actual/360           2
   81                  $0             $0         No           Actual/360           2
   82                  $0             $0         No           Actual/360           2
   83                  $0             $0         No           Actual/360           2
   84                  $0             $0         No           Actual/360           1
   85                  $0             $0         No           Actual/360           3

   86                  $0             $0         No           Actual/360           2
   87                  $0             $0         No           Actual/360           2
   88                  $0             $0         No           Actual/360           2
   89                  $0             $0         No           Actual/360           2
   90                  $0             $0         No           Actual/360           2
   91                  $0             $0         No           Actual/360           2
   92                  $0             $0         No           Actual/360           2
   93                  $0             $0         No           Actual/360           3
   94              $5,000             $0         No           Actual/360           1
   95                  $0             $0         No           Actual/360           0
   96              $7,500             $0         No           Actual/360           2
   97                  $0             $0         No           Actual/360           3
   98                  $0             $0         No           Actual/360           1
   99             $11,111             $0         No             30/360             76
   100                 $0             $0         No           Actual/360           1
   101                 $0             $0         No             30/360             1
   102                 $0             $0         No           Actual/360           1
   103                 $0             $0         No             30/360             4
   104                 $0             $0         No           Actual/360           1
   105                 $0             $0         No             30/360             4
   106             $8,333       $526,337         No           Actual/360           4
   107                 $0             $0         No           Actual/360           2
   108                 $0             $0         No           Actual/360           2
   109                 $0             $0         No           Actual/360           2
   110                 $0             $0         No           Actual/360           1
   111                 $0             $0         No           Actual/360           0
   112                 $0             $0         No           Actual/360           3
   113                 $0             $0         No             30/360             1
   114                 $0             $0         No             30/360             3
   115                 $0             $0         No           Actual/360           1
   116                 $0       $303,320         No           Actual/360           3
   117                 $0       $611,548         No           Actual/360           4
   118                 $0             $0         No           Actual/360           2
   119                 $0             $0         No           Actual/360           1
   120                 $0             $0         No           Actual/360           0
   121                 $0             $0  Yes - Individual    Actual/360           4
   122                 $0             $0         No           Actual/360           2
   123                 $0             $0         No           Actual/360           2
   124                 $0             $0         No           Actual/360           3
   125                 $0             $0         No           Actual/360           2

   126               $400             $0         No           Actual/360           2
   127               $402             $0         No           Actual/360           2
   128               $469             $0         No           Actual/360           2
   129               $400             $0         No           Actual/360           2
   130               $438             $0         No           Actual/360           2
   131               $392             $0         No           Actual/360           2
   132               $395             $0         No           Actual/360           2
   133               $375             $0         No           Actual/360           2
   134               $400             $0         No           Actual/360           2
   135               $400             $0         No           Actual/360           2
   136                 $0             $0         No           Actual/360           1
   137                 $0             $0         No           Actual/360           1
   138                 $0             $0         No           Actual/360           2
   139                 $0             $0         No           Actual/360           1
   140                 $0             $0         No           Actual/360           1
   141                 $0             $0         No           Actual/360           3
   142                 $0             $0         No           Actual/360           1
   143             $2,370         $2,370         No           Actual/360           2
   144                 $0             $0         No           Actual/360           3
   145                 $0             $0         No           Actual/360           3
   146                 $0             $0         No           Actual/360           3
   147               $445             $0         No           Actual/360           2
   148                 $0             $0         No           Actual/360           1
   149                 $0             $0         No           Actual/360           2
   150                 $0             $0         No           Actual/360           2
   151                 $0             $0         No           Actual/360           2
   152                 $0             $0         No           Actual/360           0
   153                 $0             $0         No           Actual/360           2
   154                 $0             $0         No           Actual/360           1
   155                 $0             $0         No           Actual/360           2

   156                 $0             $0         No           Actual/360           2
   157                 $0             $0         No           Actual/360           2
   158                 $0             $0         No           Actual/360           2
   159                 $0             $0         No           Actual/360           2
   160                 $0             $0         No           Actual/360           1
   161                 $0             $0         No           Actual/360           1
   162             $1,862             $0         No           Actual/360           2
   163                 $0             $0         No           Actual/360           3
   164                 $0             $0         No           Actual/360           3
   165                 $0             $0         No           Actual/360           3
   166                 $0  $285,000 LOC          No           Actual/360           1
   167                 $0             $0         No           Actual/360           1
   168                 $0             $0         No           Actual/360           1
   169               $949             $0         No           Actual/360           0
   170                 $0             $0         No           Actual/360           3
   171                 $0             $0     Yes - Group      Actual/360           1
   172             $1,500         $1,500         No           Actual/360           3
   173                 $0             $0         No           Actual/360           1
   174                 $0       $160,076         No           Actual/360           0
   175                 $0             $0         No           Actual/360           1
   176                 $0             $0         No           Actual/360           3
   177                 $0             $0         No           Actual/360           3
   178                 $0             $0         No           Actual/360           0
   179                 $0             $0     Yes - Group      Actual/360           1
   180                 $0             $0         No           Actual/360           8
   181                 $0             $0         No           Actual/360           2
   182             $4,167         $4,167         No           Actual/360           1
   183                 $0             $0         No           Actual/360           2
   184                 $0             $0         No           Actual/360           2
   185                 $0             $0         No           Actual/360           2
   186                 $0             $0         No             30/360             1
   187                 $0             $0         No           Actual/360           1
   188                 $0             $0         No           Actual/360           3
   189                 $0             $0         No           Actual/360           1
   190               $833           $833         No           Actual/360           3
   191                 $0             $0         No           Actual/360           0
   192                 $0             $0     Yes - Group      Actual/360           2
   193                 $0             $0         No           Actual/360           4
   194                 $0             $0         No           Actual/360           3
   195                 $0             $0         No           Actual/360           2
   196             $3,571             $0         No           Actual/360           2
   197                 $0             $0         No           Actual/360           1
   198             $1,739       $364,713     Yes - Group      Actual/360           3
   199                 $0             $0         No           Actual/360           2
   200                 $0             $0     Yes - Group      Actual/360           0
   201               $929             $0     Yes - Group      Actual/360           1
   202                 $0             $0         No           Actual/360           1
   203             $2,083        $77,109         No           Actual/360           3
   204                 $0             $0         No           Actual/360           2
   205                 $0             $0     Yes - Group      Actual/360           1
   206                 $0             $0         No           Actual/360           1
   207                 $0             $0     Yes - Group      Actual/360           0
   208                 $0             $0         No           Actual/360           2
   209                 $0             $0         No           Actual/360           1
   210                 $0             $0     Yes - Group      Actual/360           1
   211                 $0             $0         No           Actual/360           1
   212                 $0             $0         No           Actual/360           8
   213                 $0             $0     Yes - Group      Actual/360           1
   214             $2,000        $75,000         No           Actual/360           1
   215                 $0             $0     Yes - Group      Actual/360           1
   216                 $0             $0     Yes - Group      Actual/360           2
   217                 $0             $0         No           Actual/360           2
   218                 $0             $0         No           Actual/360           2
   219                 $0             $0         No           Actual/360           1

   220                 $0             $0         No           Actual/360           1
   221                 $0             $0         No           Actual/360           1
   222                 $0             $0         No           Actual/360           2
   223                 $0             $0         No           Actual/360           2
   224                 $0             $0         No           Actual/360           3
   225                 $0             $0         No           Actual/360           3
   226             $1,667         $5,004         No           Actual/360           5
   227               $589           $589         No           Actual/360           2
   228                 $0        $92,814         No           Actual/360           2
   229                 $0             $0         No           Actual/360           4
   230                 $0             $0         No           Actual/360           1
   231                 $0             $0         No           Actual/360           0
   232             $1,837             $0         No           Actual/360           1
   233                 $0             $0         No           Actual/360           2
   234                 $0             $0         No           Actual/360           2
   235                 $0             $0         No           Actual/360           0
   236             $1,201         $2,402         No           Actual/360           4
   237                 $0             $0     Yes - Group      Actual/360           1
   238                 $0             $0         No           Actual/360           3
   239                 $0             $0         No           Actual/360           2
   240                 $0             $0     Yes - Group      Actual/360           3
   241                 $0        $39,150     Yes - Group      Actual/360           1
   242               $625             $0         No           Actual/360           0
   243                 $0        $35,000         No           Actual/360           2
   244                 $0             $0         No           Actual/360           2
   245             $1,100        $25,000         No           Actual/360           0
   246                 $0             $0         No           Actual/360           4
   247                 $0             $0         No           Actual/360           2
   248                 $0             $0         No           Actual/360           1
   249                 $0             $0         No           Actual/360           4
   250                 $0             $0         No           Actual/360           1
   251                 $0             $0         No           Actual/360           0
   252                 $0             $0         No           Actual/360           1
   253                 $0             $0         No           Actual/360           3
   254                 $0             $0         No           Actual/360           0
   255               $814             $0         No           Actual/360           1
   256                 $0             $0         No           Actual/360           2
   257               $738           $738         No           Actual/360           3
   258                 $0             $0         No           Actual/360           1
   259                 $0             $0         No           Actual/360           6
   260                 $0             $0         No           Actual/360           1
   261                 $0             $0         No           Actual/360           1
   262                 $0             $0         No           Actual/360           3
   263                 $0        $50,000         No           Actual/360           1
   264                 $0             $0         No           Actual/360           1
   265                 $0             $0         No           Actual/360           1
   266               $258             $0         No           Actual/360           3
   267                 $0        $14,000         No           Actual/360           2
   268                 $0             $0         No           Actual/360           1

                  $94,629     $6,544,592

----------------------------------------------------------------------------------------------------------
                        PREPAYMENT CODE(24)
MORTGAGE  ------------------------------------------------        YM          ADMINISTRATIVE      MORTGAGE
LOAN NO.  LO    DEF      DEF/YM1.00       YM1.00     OPEN    FORMULA(25)      COST RATE(26)       LOAN NO.
----------------------------------------------------------------------------------------------------------

   1      28    148                                   4                           3.090              1
   2      59                                58        3           A               2.090              2

   3      35                                83        2           B               3.090              3
   4      35                                83        2           B               3.090              4
   5      35                                83        2           B               3.090              5
   6      35                                83        2           B               3.090              6
   7      26    90                                    4                           4.090              7
   8      26    90                                    4                           4.090              8
   9      35                                23        2           B               3.090              9
   10     25    93                                    2                           3.090              10

   11     35                                23        2           B               3.090              11
   12     35                                23        2           B               3.090              12
   13     26    90                                    4                           3.090              13
   14     26                 87                       7           C               3.090              14
   15     25                 91                       4           D               2.090              15
   16     25                 88                       7           C               3.090              16

   17     27    31                                    2                           5.090              17
   18     27    31                                    2                           5.090              18
   19     35                                23        2           B               3.090              19
   20     26    90                                    4                           3.090              20
   21     28    37                                    7                           2.090              21
   22     25    58                                    37                          3.090              22
   23     35    81                                    4                           8.090              23
   24     26    93                                    1                           3.090              24
   25     26    90                                    4                           3.090              25
   26     24    94                                    2                           3.090              26
   27     11                 92             13        4           C               3.090              27
   28     24                 93                       3           E               3.090              28
   29     25    93                                    2                           3.090              29
   30     35                                23        2           B               3.090              30
   31     24                                92        4           E               3.090              31
   32     35    21                                    4                           3.090              32
   33     26    93                                    1                           3.090              33
   34     26    90                                    4                           2.090              34
   35     11                 92             13        4           C               3.090              35
   36     11                 92             13        4           C               3.090              36
   37     13                               103        4           E               3.090              37
   38     11                 92             13        4           C               3.090              38

   39     35                                23        2           B               3.090              39
   40     35                                23        2           B               3.090              40
   41                        34             25        25          E               3.090              41
   42     25    93                                    2                           3.090              42
   43     24    94                                    2                           3.090              43
   44     11                 92             13        4           C               3.090              44
   45     35                                83        2           B               3.090              45
   46     35                                81        4           A               2.090              46
   47     25                 91                       4           F               2.090              47
   48     35    81                                    4                           3.090              48

   49     35                 81                       4           C               3.090              49
   50     35                 81                       4           C               3.090              50
   51     35                 81                       4           C               3.090              51
   52     35                 81                       4           C               3.090              52
   53     35                 81                       4           C               3.090              53
   54     24    92                                    4                           2.090              54
   55     11                 92             13        4           C               3.090              55
   56     26    92                                    2                           3.090              56
   57     25    91                                    4                           3.090              57
   58     35    81                                    4                           3.090              58

   59     26    90                                    4                           3.090              59
   60     26    90                                    4                           3.090              60
   61     26    90                                    4                           3.090              61
   62     26    90                                    4                           3.090              62
   63     26    90                                    4                           3.090              63
   64     26    90                                    4                           3.090              64
   65     26    90                                    4                           3.090              65
   66     26    90                                    4                           3.090              66

   67     28    91                                    1                           3.090              67
   68     28    91                                    1                           3.090              68
   69     28    91                                    1                           3.090              69
   70     35    83                                    2                           3.090              70
   71     24    94                                    2                           3.090              71
   72     11                 92             13        4           C               3.090              72
   73     26    93                                    1                           3.090              73
   74     35                                47        2           B               3.090              74
   75     35                                47        2           B               3.090              75
   76     26    93                                    1                           3.090              76

   77     26    90                                    4                           3.090              77
   78     26    90                                    4                           3.090              78
   79     26    90                                    4                           3.090              79
   80     26    90                                    4                           3.090              80
   81     26    90                                    4                           3.090              81
   82     26    90                                    4                           3.090              82
   83     26    90                                    4                           3.090              83
   84     24                 90             1         5           I               2.090              84
   85     27                                89        4           G               2.090              85

   86     26    90                                    4                           3.090              86
   87     26    90                                    4                           3.090              87
   88     26    90                                    4                           3.090              88
   89     26    90                                    4                           3.090              89
   90     26    90                                    4                           3.090              90
   91     26    90                                    4                           3.090              91
   92     26    90                                    4                           3.090              92
   93     27    89                                    4                           2.090              93
   94     25    93                                    2                           3.090              94
   95     11                 92             13        4           C               3.090              95
   96     26                                87        7           I               12.090             96
   97     27    86                                    7                           7.090              97
   98     35    81                                    4                           3.090              98
   99     59                                58        3           A               8.821              99
  100     25    93                                    2                           3.090             100
  101     35                                23        2           B               3.090             101
  102     24                 90             1         5           I               2.090             102
  103     35                                23        2           B               3.090             103
  104     25    93                                    2                           3.090             104
  105     35                                23        2           B               3.090             105
  106     28    91                                    1                           3.090             106
  107     26    90                                    4                           7.090             107
  108     35                                81        4           C               3.090             108
  109     26    90                                    4                           2.090             109
  110     25    93                                    2                           3.090             110
  111     24    93                                    3                           3.090             111
  112     27    29                                    4                           2.090             112
  113     35                                23        2           B               3.090             113
  114     15                                67        2           E               3.090             114
  115     25                               101        4           H               2.090             115
  116     27    91                                    2                           5.090             116
  117     28                 88                       4           C               3.090             117
  118     35    81                                    4                           3.090             118
  119     35    81                                    4                           3.090             119
  120     11                 92             13        4           C               3.090             120
  121     28    88                                    4                           2.090             121
  122     25                 89             1         5           I               2.090             122
  123     26    91                                    3                           3.090             123
  124     27    68                                    25                          2.090             124
  125     26    93                                    1                           7.090             125

  126     26    90                                    4                           2.090             126
  127     26    90                                    4                           2.090             127
  128     26    90                                    4                           2.090             128
  129     26    90                                    4                           2.090             129
  130     26    90                                    4                           2.090             130
  131     26    90                                    4                           2.090             131
  132     26    90                                    4                           2.090             132
  133     26    90                                    4                           2.090             133
  134     26    90                                    4                           2.090             134
  135     26    90                                    4                           2.090             135
  136     24                 90             1         5           I               2.090             136
  137     25    91                                    4                           3.090             137
  138     26    90                                    4                           3.090             138
  139     25    91                                    4                           2.090             139
  140     24                 90             1         5           I               2.090             140
  141     27    89                                    4                           2.090             141
  142     25    91                                    4                           3.090             142
  143     26                                92        2           J               3.090             143
  144     27    82                                    4                           3.090             144
  145     27    82                                    4                           3.090             145
  146                                      116        4           K               2.090             146
  147     26                                9         25          H               2.090             147
  148     25    93                                    2                           3.090             148
  149     26    90                                    4                           2.090             149
  150     26                                90        4           H               7.090             150
  151     35                                81        4           C               3.090             151
  152     24    95                                    1                           3.090             152
  153                                      119        1           L               3.090             153
  154     25    93                                    2                           3.090             154
  155     26    90                                    4                           3.090             155

  156     26    90                                    4                           3.090             156
  157     26    90                                    4                           3.090             157
  158     26    90                                    4                           3.090             158
  159     26    90                                    4                           2.090             159
  160     35                                83        2           C               3.090             160
  161     25    91                                    4                           2.090             161
  162     26    90                                    4                           2.090             162
  163     27    31                                    2                           3.090             163
  164     27    29                                    4                           3.090             164
  165     27    29                                    4                           3.090             165
  166     25                                91        4           J               3.090             166
  167     25    88                                    7                           2.090             167
  168     25    93                                    2                           3.090             168
  169     24    92                                    4                           2.090             169
  170     59                                57        4           K               2.090             170
  171     35    83                                    2                           3.090             171
  172     27    89                                    4                           2.090             172
  173     25    92                                    3                           3.090             173
  174     24    92                                    4                           2.090             174
  175     25                                55        4           H               2.090             175
  176     27    29                                    4                           3.090             176
  177     27    29                                    4                           3.090             177
  178     24                                92        4           M               3.090             178
  179     35    81                                    4                           3.090             179
  180     35    81                                    4                           3.090             180
  181     26    90                                    4                           2.090             181
  182     25    94                                    1                           3.090             182
  183     25                 89             1         5           I               2.090             183
  184     26    90                                    4                           2.090             184
  185     26    87                                    7                           2.090             185
  186     35                                47        2           B               3.090             186
  187     25                                91        4           J               3.090             187
  188     27    89                                    4                           3.090             188
  189     25                                91        4           N               2.090             189
  190     27    89                                    4                           9.090             190
  191     24                                94        2           J               3.090             191
  192     35                 81                       4           C               3.090             192
  193     11                                24        25          K               2.090             193
  194     27    89                                    4                           2.090             194
  195     26    90                                    4                           3.090             195
  196     26    90                                    4                           2.090             196
  197     35    81                                    4                           3.090             197
  198     35    81                                    4                           3.090             198
  199     26    33                                    61                          2.090             199
  200     35    81                                    4                           8.090             200
  201     35    81                                    4                           8.090             201
  202     25                                91        4           N               2.090             202
  203     27    89                                    4                           2.090             203
  204     26    90                                    4                           3.090             204
  205     35    83                                    2                           3.090             205
  206     25                                93        2           J               3.090             206
  207     35                 81                       4           C               3.090             207
  208     26    89                                    5                           2.090             208
  209     25                                91        4           H               2.090             209
  210     35    81                                    4                           3.090             210
  211     25    94                                    1                           3.090             211
  212     35    81                                    4                           3.090             212
  213     35                 81                       4           C               10.090            213
  214     25    91                                    4                           2.090             214
  215     35    81                                    4                           3.090             215
  216     35    81                                    4                           3.090             216
  217     26    93                                    1                           3.090             217
  218     26    90                                    4                           3.090             218
  219     25    153                                   2                           7.090             219

  220     25                 90                       5           O               3.090             220
  221     25                 90                       5           O               3.090             221
  222     26                                91        3           J               3.090             222
  223     26    90                                    4                           3.090             223
  224     27                                91        2           J               3.090             224
  225     27    89                                    4                           2.090             225
  226     29    87                                    4                           12.090            226
  227     26                                90        4           P               3.090             227
  228     26                                91        3           E               3.090             228
  229     28    88                                    4                           11.090            229
  230     25    91                                    4                           3.090             230
  231     24                                94        2           J               3.090             231
  232     25                 92                       3           C               3.090             232
  233     26                                92        2           J               3.090             233
  234     26                                92        2           J               3.090             234
  235     24                                92        4           Q               3.090             235
  236     28    88                                    4                           2.090             236
  237     35    81                                    4                           4.090             237
  238     27                 91                       2           R               3.090             238
  239     26                 90                       4           H               2.090             239
  240     35    81                                    4                           3.090             240
  241     35                 81                       4           C               3.090             241
  242     35                 81                       4           C               3.090             242
  243     26                                92        2           E               3.090             243
  244     26                                92        2           J               3.090             244
  245     24                                94        2           J               3.090             245
  246     28                                88        4           G               2.090             246
  247     26                                92        2           J               3.090             247
  248     25    91                                    4                           3.090             248
  249     28                 52                       4           S               2.090             249
  250     25                                93        2           J               3.090             250
  251     24                                92        4           E               3.090             251
  252     23                                93        4           J               3.090             252
  253     27    89                                    4                           2.090             253
  254     24                                94        2           J               3.090             254
  255     25    91                                    4                           2.090             255
  256     26                                90        4           H               2.090             256
  257     27    89                                    4                           2.090             257
  258     25    91                                    4                           2.090             258
  259     30    83                                    7                           2.090             259
  260     25                                93        2           J               3.090             260
  261     25                                91        4           J               3.090             261
  262     27    89                                    4                           2.090             262
  263     25                                93        2           J               3.090             263
  264     25                                91        4           J               3.090             264
  265     25                                91        4           J               3.090             265
  266     27    89                                    4                           2.090             266
  267     24                                93        3           J               3.090             267
  268     25                                93        2           E               3.090             268

APPENDIX III

CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED HOUSING COMMUNITY
LOANS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF                    % OF APPLICABLE
MORTGAGE     CMSA        CMSA         MORTGAGE                                      INITIAL POOL   LOAN GROUP     LOAN GROUP
LOAN NO.   LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)                   BALANCE     (ONE OR TWO)      BALANCE
-------------------------------------------------------------------------------------------------------------------------------

   15         11        11-001         MSMCH       Tysons Glen                          1.5%            2           13.9%
   22         17        17-001         PCF II      Townline Townhomes                   1.2%            2           11.6%
   32         27        27-001          WFB        The Reserve at the Fountains         1.0%            2            9.0%
   45         39        39-001         BSCMI       The Fields Apartment Homes           0.7%            2            6.5%
   47         41        41-001         MSMCH       Stuart Woods                         0.6%            2            5.9%
   48         42        42-001          WFB        Jillian Square Apartments            0.6%            2            5.9%
   58         48        48-001          WFB        Sophie Plaza Apartments              0.6%            2            5.4%
   84         59        59-001         MSMCH       1400 Midvale Court                   0.5%            2            4.7%
   85         60        60-001         MSMCH       Birchwood Towers Cooperative         0.5%            1            0.5%
  102         71        71-001         MSMCH       1441 Midvale Tower                   0.4%            2            3.9%
  108         77        77-001          WFB        Belleville Manor                     0.4%            2            3.5%
  111         80        80-001         PCF II      Cameron Apartments                   0.3%            2            3.1%
  121         90        90-001         MSMCH       Franklin Manor Apartments            0.3%            2            2.8%
  122         91        91-001         MSMCH       The Hilgard                          0.3%            2            2.8%
  136         96        96-001         MSMCH       Park Rochester Towers                0.3%            2            2.5%
  140        100       100-001         MSMCH       Ashton Towers                        0.3%            2            2.4%
  151        111       111-001          WFB        Mason Manor                          0.2%            2            2.2%
  161        119       119-001         MSMCH       Harmony Crossing Apartments          0.2%            2            1.9%
  183        141       141-001         MSMCH       Chateau Hilgard                      0.2%            2            1.5%
  189        147       147-001         MSMCH       890 West End Avenue Cooperative      0.1%            2            1.4%
  191        149       149-001         PCF II      Court Royal Apartments               0.1%            2            1.4%
  193        151       151-001         MSMCH       Aloha Mobile Home Park               0.1%            2            1.4%
  209        167       167-001         MSMCH       Spring Valley MHC & Apartments       0.1%            2            1.1%
  210        168       168-001          WFB        Highland Apartments                  0.1%            2            1.0%
  211        169       169-001         BSCMI       36 Arden Street                      0.1%            2            1.0%
  216        174       174-001          WFB        Woodview Village Apartments          0.1%            2            1.0%
  230        187       187-001          WFB        Livonia Apartments                   0.1%            2            0.9%
  240        197       197-001          WFB        Pinebrook Estates                    0.1%            2            0.8%
  264        221       221-001         PCF II      1546 Golden Gate Avenue              0.0%            2            0.5%

                                                   TOTALS AND WEIGHTED AVERAGES        11.1%

------------------------------------------------------------------------------------------------------------------   --------------

MORTGAGE     # OF     PROPERTY                        PROPERTY
LOAN NO.  PROPERTIES  TYPE                            SUB-TYPE                        STREET ADDRESS                 CITY
------------------------------------------------------------------------------------------------------------------   --------------

   15          1      Multifamily                     Garden                          2250 Mohegan Drive             Falls Church
   22          1      Multifamily                     Garden                          2902 Aspen Circle              Blue Bell
   32          1      Multifamily                     Garden                          10502 Fountain Lake Dr         Stafford
   45          1      Multifamily                     Garden                          1333 Fenbrook Lane             Bloomington
   47          1      Multifamily                     Garden                          140 Laurel Way                 Herndon
   48          1      Multifamily                     Garden                          3000 Davis Road                Fairbanks
   58          1      Multifamily                     Low Rise                        1721 University Avenue         Fairbanks
   84          1      Multifamily                     Garden                          1400 Midvale Avenue            Los Angeles
   85          1      Multifamily                     Cooperative                     102-10 66th Road               Rego Park
   102         1      Multifamily                     Low Rise                        1441 Midvale Avenue            Los Angeles
   108         1      Manufactured Housing Community  Manufactured Housing Community  8701 Belleville Road           Belleville
   111         1      Multifamily                     Garden                          5421 West Indian School Road   Phoenix
   121         1      Multifamily                     Garden                          114 Franklin Street            Morristown
   122         1      Multifamily                     Low Rise                        972 Hilgard Avenue             Los Angeles
   136         1      Multifamily                     Mid Rise                        10969 Rochester Avenue         Los Angeles
   140         1      Multifamily                     Mid Rise                        10926 Ashton Avenue            Los Angeles
   151         1      Manufactured Housing Community  Manufactured Housing Community  2179 Hull Road                 Mason
   161         1      Multifamily                     Garden                          5905-6005 Trail Avenue NE      Keizer
   183         1      Multifamily                     Mid Rise                        962 Hilgard Avenue             Los Angeles
   189         1      Multifamily                     Cooperative                     890-898 West End Avenue        New York
   191         1      Multifamily                     Garden                          1000 Royal Heights Road        Belleville
   193         1      Manufactured Housing Community  Manufactured Housing Community  500 Miller Ave                 North Las Vegas
   209         1      Manufactured Housing Community  Manufactured Housing Community  1001 Spring Valley Drive       Hanahan
   210         1      Multifamily                     Garden                          2600 Knollwood Court           Cameron Park
   211         1      Multifamily                     Mid Rise                        36-44 Arden Street             New York
   216         1      Multifamily                     Garden                          1000 and 1142 Northland Drive  Marquette
   230         1      Multifamily                     Garden                          29200 Dardanella Street        Livonia
   240         1      Manufactured Housing Community  Manufactured Housing Community  4486 Cherokee Drive            Douglasville
   264         1      Multifamily                     Garden                          1546 Golden Gate Avenue        Los Angeles

-----------------------------------------------------------------------------------------------------------------------------------
                                                               CUT-OFF DATE                ORIGINAL  REMAINING  ORIGINAL  REMAINING
MORTGAGE                                          CUT-OFF DATE  BALANCE PER      NOTE      TERM TO    TERM TO    AMORT.    TERM TO
LOAN NO.   COUNTY                STATE  ZIP CODE    BALANCE(6)   UNIT ($)        DATE      MATURITY  MATURITY   TERM(8)   MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

   15      Fairfax                VA      22043   $ 40,000,000   $116,618     05/04/2007     120       119         IO         IO
   22      Montgomery             PA      19422   $ 33,500,000   $104,688     05/24/2007     120       119         IO         IO
   32      Fort Bend              TX      77477   $ 26,000,000   $ 70,270     05/31/2007     60        59          IO         IO
   45      Monroe                 IN      47401   $ 18,700,000   $ 65,614     05/08/2007     120       119         IO         IO
   47      Fairfax                VA      20170   $ 17,000,000   $ 70,833     05/04/2007     120       119         IO         IO
   48      Fairbanks North Star   AK      99709   $ 17,000,000   $ 47,753     03/29/2007     120       118        360        360
   58      Fairbanks North Star   AK      99709   $ 15,500,000   $ 43,785     04/02/2007     120       118        360        360
   84      Los Angeles            CA      90024   $ 13,500,000   $184,932     05/09/2007     120       119         IO         IO
   85      Queens                 NY      11375   $ 13,267,959   $ 26,642     03/07/2007     120       117        360        357
   102     Los Angeles            CA      90024   $ 11,200,000   $186,667     05/09/2007     120       119         IO         IO
   108     Wayne                  MI      48111   $ 10,000,000   $ 27,933     04/05/2007     120       118         IO         IO
   111     Maricopa               AZ      85031   $  9,000,000   $ 45,000     06/01/2007     120       120         IO         IO
   121     Morris                 NJ      07960   $  8,000,000   $ 57,143     02/22/2007     120       116        360        360
   122     Los Angeles            CA      90024   $  8,000,000   $181,818     05/01/2007     120       118         IO         IO
   136     Los Angeles            CA      90024   $  7,200,000   $189,474     05/09/2007     120       119         IO         IO
   140     Los Angeles            CA      90024   $  6,850,000   $175,641     05/09/2007     120       119         IO         IO
   151     Ingham                 MI      48854   $  6,200,000   $ 23,221     04/05/2007     120       118         IO         IO
   161     Marion                 OR      97303   $  5,600,000   $ 65,882     05/02/2007     120       119        360        360
   183     Los Angeles            CA      90024   $  4,250,000   $177,083     05/01/2007     120       118         IO         IO
   189     New York               NY      10025   $  4,000,000   $ 50,633     05/18/2007     120       119         IO         IO
   191     Saint Clair            IL      62226   $  4,000,000   $ 45,455     06/01/2007     120       120        360        360
   193     Clark                  NV      89030   $  3,985,363   $ 18,711     02/23/2007     60        56         360        356
   209     Berkeley               SC      29406   $  3,100,000   $ 14,762     05/22/2007     120       119        360        360
   210     El Dorado              CA      95682   $  3,000,000   $ 46,875     05/11/2007     120       119         IO         IO
   211     New York               NY      10040   $  3,000,000   $ 43,478     05/15/2007     120       119        360        360
   216     Marquette              MI      49855   $  2,994,215   $ 24,147     04/04/2007     120       118        360        358
   230     Wayne                  MI      48152   $  2,597,367   $ 28,232     05/11/2007     120       119        360        359
   240     Douglas                GA      30134   $  2,393,126   $ 16,280     03/30/2007     120       117        360        357
   264     Los Angeles            CA      90026   $  1,350,000   $ 84,375     05/21/2007     120       119         IO         IO

                                                  $301,188,029                               114       113        360        359

------------------------------------------------------------------------------------------------------
              FIRST
MORTGAGE   INTEREST ONLY    NCF      NCF POST IO    CUT-OFF DATE  BALLOON  UTILITIES
LOAN NO.      PERIOD      DSCR(9)  PERIOD DSCR(10)       LTV        LTV    PAID BY TENANT
------------------------------------------------------------------------------------------------------

   15          120         1.47          1.47          62.1%       62.1%   Electric, Water, Sewer
   22          120         1.35          1.35          68.6%       68.6%   Electric, Gas
   32           60         1.26          1.26          77.4%       77.4%   Electric, Gas, Water, Sewer
   45          120         2.01          2.01          51.1%       51.1%   Electric, Gas, Water, Sewer
   47          120         2.23          2.23          46.8%       46.8%   Electric, Water, Sewer
   48           60         2.08          1.71          63.0%       58.6%   Electric
   58           60         2.02          1.66          60.8%       56.7%   Electric
   84          120         1.46          1.46          60.8%       60.8%   Electric
   85          NAP         7.34          7.34          11.1%        9.7%   Electric, Gas
   102         120         1.45          1.45          56.9%       56.9%   Electric
   108         120         1.74          1.74          72.5%       72.5%   Electric, Gas, Water, Sewer
   111         120         1.76          1.76          52.2%       52.2%   Electric, Gas, Water
   121          60         2.14          1.74          45.5%       42.2%   Electric
   122         120         1.47          1.47          56.7%       56.7%   Electric
   136         120         1.46          1.46          58.5%       58.5%   Electric
   140         120         1.42          1.42          53.5%       53.5%   Electric
   151         120         1.75          1.75          67.4%       67.4%   Electric, Gas, Water, Sewer
   161          36         1.47          1.23          61.2%       55.2%   Electric
   183         120         1.54          1.54          54.9%       54.9%   Electric
   189         120        13.33         13.33           6.7%        6.7%   Electric, Gas
   191          36         1.47          1.22          80.0%       72.0%   Electric, Gas
   193         NAP         1.52          1.52          41.5%       39.1%   Electric, Gas, Water, Sewer
   209          36         1.71          1.42          68.9%       62.0%   Electric, Water, Sewer
   210         120         2.29          2.29          42.7%       42.7%   Electric, Gas, Water
   211          60         1.65          1.36          50.8%       47.4%   Electric, Gas
   216         NAP         1.77          1.77          69.6%       58.9%   Electric
   230         NAP         1.47          1.47          70.4%       59.7%   Electric
   240         NAP         1.22          1.22          74.8%       63.6%   Electric, Water, Sewer
   264         120         1.42          1.42          65.2%       65.2%   None

                           2.05X        1.98X          58.5%       57.3%

------------------------------------------------------------------------------------------------------------------------
                    STUDIOS                    1 BEDROOM                   2 BEDROOM                   3 BEDROOM
           -------------------------   -------------------------   -------------------------   -------------------------
MORTGAGE     NO. OF      AVG RENT        NO. OF      AVG RENT        NO. OF       AVG RENT       NO. OF       AVG RENT
LOAN NO.   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)
------------------------------------------------------------------------------------------------------------------------

   15           0           NAP            138        1,291           160           1,548          45           1,818
   22           0           NAP            138        1,267           150           1,444          32           1,756
   32           0           NAP            190         720            110            929           70           1,126
   45           0           NAP             72         822            173           1,042          39           1,424
   47           0           NAP            120        1,125           120           1,265           0            NAP
   48           0           NAP            101         885            255           1,070           0            NAP
   58           0           NAP            243         890            111            970            0            NAP
   84           5          1,008            40        1,666            19           2,257           9           2,901
   85           0           NAP            275        1,383           198           1,816          20           2,438
   102          4          1,450            29        1,872            27           2,394           0            NAP
   108          0           NAP              0         NAP             0             NAP            0            NAP
   111          0           NAP              0         NAP            144            681           56            755
   121          0           NAP             76        1,194            64           1,337           0            NAP
   122          6          1,348            18        1,899            20           2,404           0            NAP
   136          3          1,400            12        1,767            23           2,330           0            NAP
   140         15          1,465             4        1,873            20           2,605           0            NAP
   151          0           NAP              0         NAP             0             NAP            0            NAP
   161          0           NAP              0         NAP             85            740            0            NAP
   183          0           NAP             20        1,978            4            2,500           0            NAP
   189          4          1,750             0         NAP             60           4,625          15           6,100
   191          0           NAP              0         NAP             88            595            0            NAP
   193          0           NAP              0         NAP             0             NAP            0            NAP
   209          0           NAP              5         430             19            514            0            NAP
   210          0           NAP             16         845             48            970            0            NAP
   211          0           NAP             44         820             25            839            0            NAP
   216          1           385              9         515            114            641            0            NAP
   230          0           NAP             48         595             44            695            0            NAP
   240          0           NAP              0         NAP             0             NAP            0            NAP
   264         12           889              4        1,126            0             NAP            0            NAP

------------------------------------------------------------------------------------------------------------------------------
                   4 BEDROOM            GREATER THAN 5 BEDROOM                    OTHER UNITS
           -------------------------   -------------------------   ------------------------------------------
MORTGAGE     NO. OF      AVG RENT        NO. OF      AVG RENT        NO. OF       AVG RENT     DESCRIPTION OF   TOTAL NUMBER
LOAN NO.   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)   UNITS/ROOMS   PER MO. ($)    OTHER UNITS       OF UNITS
------------------------------------------------------------------------------------------------------------------------------

   15          0            NAP             0           NAP            0             NAP            NAP              343
   22          0            NAP             0           NAP            0             NAP            NAP              320
   32          0            NAP             0           NAP            0             NAP            NAP              370
   45          1           2,021            0           NAP            0             NAP            NAP              285
   47          0            NAP             0           NAP            0             NAP            NAP              240
   48          0            NAP             0           NAP            0             NAP            NAP              356
   58          0            NAP             0           NAP            0             NAP            NAP              354
   84          0            NAP             0           NAP            0             NAP            NAP               73
   85          0            NAP             0           NAP            5            1,708      Medical Office        498
   102         0            NAP             0           NAP            0             NAP            NAP               60
   108         0            NAP             0           NAP            0             NAP            NAP              358
   111         0            NAP             0           NAP            0             NAP            NAP              200
   121         0            NAP             0           NAP            0             NAP            NAP              140
   122         0            NAP             0           NAP            0             NAP            NAP               44
   136         0            NAP             0           NAP            0             NAP            NAP               38
   140         0            NAP             0           NAP            0             NAP            NAP               39
   151         0            NAP             0           NAP            0             NAP            NAP              267
   161         0            NAP             0           NAP            0             NAP            NAP               85
   183         0            NAP             0           NAP            0             NAP            NAP               24
   189         0            NAP             0           NAP            0             NAP            NAP               79
   191         0            NAP             0           NAP            0             NAP            NAP               88
   193         0            NAP             0           NAP            0             NAP            NAP              213
   209         0            NAP             0           NAP            0             NAP            NAP              210
   210         0            NAP             0           NAP            0             NAP            NAP               64
   211         0            NAP             0           NAP            0             NAP            NAP               69
   216         0            NAP             0           NAP            0             NAP            NAP              124
   230         0            NAP             0           NAP            0             NAP            NAP               92
   240         0            NAP             0           NAP            0             NAP            NAP              147
   264         0            NAP             0           NAP            0             NAP            NAP               16

---------------------------------------------------------------------------------
                        MANUFACTURED HOUSING COMMUNITY
                       ---------------------------------
MORTGAGE   NO. OF      NO. OF     AVG RENT      NO. OF       AVG RENT    MORTGAGE
LOAN NO.   ELEVATORS    PADS     PER MO. ($)   RV SITES    PER MO. ($)   LOAN NO.
---------------------------------------------------------------------------------

   15         0           0          NAP           0           NAP           15
   22         0           0          NAP           0           NAP           22
   32         0           0          NAP           0           NAP           32
   45         0           0          NAP           0           NAP           45
   47         0           0          NAP           0           NAP           47
   48         0           0          NAP           0           NAP           48
   58         1           0          NAP           0           NAP           58
   84         2           0          NAP           0           NAP           84
   85         6           0          NAP           0           NAP           85
   102        2           0          NAP           0           NAP          102
   108        0          358         376           0           NAP          108
   111        0           0          NAP           0           NAP          111
   121        0           0          NAP           0           NAP          121
   122        1           0          NAP           0           NAP          122
   136        1           0          NAP           0           NAP          136
   140        2           0          NAP           0           NAP          140
   151        0          267         330           0           NAP          151
   161        0           0          NAP           0           NAP          161
   183        1           0          NAP           0           NAP          183
   189        2           0          NAP           0           NAP          189
   191        0           0          NAP           0           NAP          191
   193        0          213         377           0           NAP          193
   209        0          186         199           0           NAP          209
   210        0           0          NAP           0           NAP          210
   211        0           0          NAP           0           NAP          211
   216        0           0          NAP           0           NAP          216
   230        0           0          NAP           0           NAP          230
   240        0          140         300           7           325          240
   264        0           0          NAP           0           NAP          264

FOOTNOTES TO APPENDIX II AND III

1     "BSCMI," "MSMCH," "WFB," and "PCFII" denote Bear Stearns Commercial
      Mortgage, Inc., Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo
      Bank, National Association and Principal Commercial Funding II, LLC,
      respectively, as Sellers.

2     The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
      Nos. 3-6, 11-12, 17-18, 39-40, 49-53, 59-66, 67-69, 77-83, 86-92, 126-135,
      156-158 and 220-221. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritable
      Cash Flows. The following loan pools represent
      cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
      Nos. 74-75, 137-138, 144-145, 164-165, and 176-177. For the purpose of the statistical information set forth in this Prospectus Supplement as to such single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
      Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4     In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower. "Percent Leased as of Date" indicates the date as of which
      "Percent Leased" was determined based on such information.

5     Certain mortgage loans are subject to a ground lease. If for any mortgage loan, the ground lessor has encumbered/subordinated its interest in the respective mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished, the mortgage loan may be disclosed as a fee loan.

6     The Cut-off Date is July 1, 2007 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in July 2007 were due on July 1, 2007, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan No. 21,
      Marriott Raleigh Crabtree Valley, which is due on the 5th of the month and
      Mortgage Loan No. 193, Aloha Mobile Home Park, which is due on the 8th of the month.

      With respect to Mortgage Loan No. 31, Lennox Town Center, the borrower has a subordinate B Note in the amount of $1,000,000, which is co-terminous with the A Note. The B Note is owned by an affiliate of the mortgage loan seller and is not included in the trust. A co-lender agreement is in place.

      With respect to Mortgage Loan No. 110, Fairfield Inn Wilmington, there is an existing $580,000 subordinated B Note held by Mezz Cap Finance, LLC.
      The B Note and right of holder of the B Note to receive payments is junior and subordinated to A Note and rights of holder of the A Note; the A Note and B Note are cross defaulted.

      With respect to Mortgage Loan No. 111, Cameron Apartments, the borrower has a subordinate B Note in the amount of $500,000, which is co-terminous with the A Note. The B Note is owned by an affiliate of the mortgage loan seller and is not included in the trust. A co-lender agreement is in place.

      With respect to Mortgage Loan No. 70, Comfort Suites BWI Airport, there is existing mezzanine debt in the amount of $1,000,000 from Kristal Capital,
      LLC to LEM 2Q, LLC and LEM 2P, LLC.

      With respect to Mortgage Loan No. 117, Pioneer Industrial, future secured subordinate debt is permitted subject to various conditions, including, but not limited to, (i) a combined DSCR greater than or equal to 1.24x;
      (ii) a combined LTV of 72% or less; (iii) the junior loan will have a fixed interest rate, be fully amortizing and have a maturity date not earlier than the senior loan; (iv) junior lender shall have delivered junior loan documents and a subordination agreement reasonably acceptable to lender; (v) lender approval of junior lender, not to be unreasonably withheld; and (vi) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such subordinate financing.

                                      II-1

      With respect to Mortgage Loan No. 13, 485 Madison Avenue, the borrower is permitted to incur future mezzanine financing and partnership debt (such mezzanine debt and partnership debt would be subordinate to the 485
      Madison Avenue Loan and the partnership debt may not exceed $3,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x (based on a 6.81% mortgage constant); (ii) the aggregate LTV may not exceed 70%; and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing) and a subordination and standstill agreement (with respect to any partnership debt).

      With respect to Mortgage Loan No. 14, Parkshore Plaza I, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.25x; (ii) a combined
      LTV of 75% or less; (iii) intercreditor agreement satisfactory to lender;
      (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $250 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $125 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 15, Tysons Glen, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x.

      With respect to Mortgage Loan No. 16, Florence Mall, future mezzanine debt is permitted subject to various conditions, including but not limited to,
      (i) a combined DSCR greater than or equal to 1.25x; (ii) a combined LTV of
      75% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $750 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $500 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 20, 161 William Street, the borrower is permitted to incur future mezzanine financing and partnership debt (such mezzanine debt and partnership debt would be subordinate to the 161
      William Street Loan and the partnership debt may not exceed $3,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x (based on a 6.81% mortgage constant); (ii) the aggregate LTV may not exceed 70%; and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing) and a subordination and standstill agreement (with respect to any partnership debt).

      With respect to Mortgage Loan No. 21, Marriott Raleigh Crabtree Valley,
      future mezzanine debt is permitted following the lockout period, subject to various conditions including the amount will not result in an aggregate
      LTV greater than 70% and DSCR less than 1.45x.

      With respect to Mortgage Loan No. 25, 8 West 40th Street, the borrower is permitted to incur future mezzanine financing and partnership debt (such mezzanine debt and partnership debt would be subordinate to the 8 West
      40th Street Loan and the partnership debt may not exceed $3,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x (based on a 6.81% mortgage constant); (ii) the aggregate LTV may not exceed 70%; and (iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing) and a subordination and standstill agreement (with respect to any partnership debt).

      With respect to Mortgage Loan No. 27, Project SEB - Skyline Village,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 28, Millrock Park North, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.15x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

                                      II-2

      With respect to Mortgage Loan No. 35, Project SEB - Hillview Shopping
      Center, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 36, Project SEB - Towne Square, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 37, Rookwood Tower, future mezzanine debt is permitted subject to various conditions including; (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than
      1.15x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

      With respect to Mortgage Loan No. 38, Project SEB - Kings Contrivance,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 41, Reston Sunrise I & II, future mezzanine debt is permitted subject to various conditions including; (i)
      the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.10x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

      With respect to Mortgage Loan No. 44, Project SEB - Ingleside Shopping
      Center, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 47, Stuart Woods, future mezzanine debt is permitted from and after May 1, 2008, subject to various conditions including the amount will not result in an aggregate LTV greater than 80%
      and DSCR less than 1.20x.

      With respect to Mortgage Loan No. 55, Project SEB - Security Square
      Shopping Center, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv)
      mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

                                      II-3

      With respect to Mortgage Loan No. 72, Project SEB - Timonium Crossing,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 84, 1400 Midvale Court, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 85, Birchwood Towers Cooperative, the
      borrower may obtain an unsecured line of credit from Sovereign Bank subject to various conditions including the amount will not result in an aggregate LTV greater than 25% and the line of credit shall have a maturity date that is either co-terminous or beyond the term of the subject mortgage loan.

      With respect to Mortgage Loan No. 93, King Plaza, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.25x.

      With respect to Mortgage Loan No. 95, Project SEB - Fullerton Plaza,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 102, 1441 Midvale Tower, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 111, Cameron Apartments, future mezzanine debt is permitted subject to various conditions including but not limited to; (i) the amount will not result in an aggregate LTV greater than 60% and DSCR less than 1.50x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

      With respect to Mortgage Loan No. 120, Project SEB - North East Station,
      future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to
      1.20x; (ii) a combined LTV of 80% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; (iv) mezzanine lender shall be "qualified transferee" (total assets in name or under management in excess of $600 million and, other than pension advisors or fiduciaries, capital surplus or shareholder equity of $250 million, and be regularly engaged in business of making or owning commercial real estate loans or operating commercial mortgaged properties); and (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 122, The Hilgard, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 123, Hampton Inn Cincinnati Airport, the
      borrower may obtain an unsecured loan up to $1,200,000 subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to the execution of an acceptable subordination and standstill agreement.

      With respect to Mortgage Loan No. 136, Park Rochester Towers, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x

      With respect to Mortgage Loan No. 140, Ashton Towers, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 150, The Alameda Office Center, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.05x.

                                      II-4

      With respect to Mortgage Loan No. 170, Garden Grove Retail, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x.

      With respect to Mortgage Loan No. 183, Chateau Hilgard, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 185, Hampton Inn - Daytona, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 55% and DSCR less than 1.60x.

      With respect to Mortgage Loan No. 189, 890 West End Avenue Cooperative,
      the borrower may obtain an unsecured line of credit from Sovereign Bank subject to various conditions including the amount will not result in an aggregate LTV greater than 25% and the line of credit shall have a maturity date that is either co-terminous or beyond the term of the subject mortgage loan.

      With respect to Mortgage Loan No. 192, North Pima Shopping Center, future mezzanine debt is permitted subject to various conditions, including but not limited to, (i) a combined DSCR greater than or equal to 2.00x; (ii) a combined LTV of 50% or less; (iii) mezzanine loan documents and an intercreditor agreement satisfactory to lender; and (iv) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such mezzanine financing.

      With respect to Mortgage Loan No. 199, Silver Spur Office Building, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 80%, DSCR less than 1.20x and a rating agency DSCR less than 0.80x.

      With respect to Mortgage Loan No. 208, Vogue Plaza, future mezzanine debt is permitted 2 years after the closing date subject to various conditions including the amount will not result in an aggregate LTV greater than 75%
      and DSCR less than 1.20x.

      With respect to Mortgage Loan No. 211, 36 Arden Street, the borrower may incur future mezzanine debt subject to restrictions and conditions as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV ratio is not greater than 75%,
      (iii) the combined DSCR is not less than 1.20x and (iv) the mezzanine debt will be subject to an intercreditor agreement with mezzanine lender.

      With respect to Mortgage Loan No. 229, Meadows Shopping Center, future mezzanine debt is subject to various conditions including the amount will not result in an aggregate LTV greater than 85% and DSCR less than 1.10x.

      With respect to Mortgage Loan No. 246, Claremont University Village,
      subsequent to a sale of the property and assumption of the loan by an acceptable transferee, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate
      LTV greater than 70% and DSCR less than 1.25x.

      With respect to Mortgage Loan No. 256, Petco - Portland, future mezzanine debt is permitted subject to various conditions including the amount will not result in an aggregate LTV greater than 65% and DSCR less than 1.70x.

      With respect to Mortgage Loan No. 261, 1500 Lawrence Avenue, future mezzanine debt is permitted subject to various conditions including but not limited to; (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.15x at a 9% mortgage constant; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

      With respect to Mortgage Loan No. 264, 1546 Golden Gate Avenue, future mezzanine debt is permitted subject to various conditions including but not limited to; (i) the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.20x; and (ii) the lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with lender.

      With respect to Mortgage Loan Nos. 3 - 6, the C&S Wholesale Portfolio, the
      borrower may release any C&S Wholesale Portfolio Property from the lien of the C&S Wholesale Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to: (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 55%, and (iii) the DSCR immediately following the release is at least equal to the greater of 1.11x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release.

                                      II-5

      With respect to Mortgage Loan Nos. 11 - 12, the NY Inland Portfolio, the
      borrower may release the Mid-Hudson Shopping Center property from the lien of the NY Inland Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 115% of the allocated loan amount for the Mid-Hudson Shopping Center property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 59%, and (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.00x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release.

      With respect to Mortgage Loan Nos. 39 - 40, the CT Inland Portfolio, the
      borrower may release any CT Inland Portfolio property from the lien of the
      CT Inland Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 59%, and (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.05x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release.

      With respect to Mortgage Loan Nos. 49 - 53, Arizona Self Storage
      Portfolio, the borrower has the option of obtaining the release of any two constituent properties in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 110% of the allocated loan amount; (ii)
      payment of any applicable prepayment charges; (iii) the LTV of the remaining collateral must not exceed 51%; (iv) the DSCR of the remaining collateral must be equal to or greater than 1.67x; (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such partial release;
      (vi) the borrower will pay all costs associated with the partial release;
      and (vii) the principal and interest payments will be re-calculated. For the purposes of LTV and DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan Nos. 59 - 66, Cole Applebees Portfolio I,
      any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the LTV immediately following the release is not greater than 65%, (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.06x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release, (iv) any dark stores must be released prior to properties where the tenant is in occupancy and open for business (in the event that there are no dark stores at the time of release, the individual property being released must have the highest occupancy cost as determined by the lender), and (v) the lender has received confirmation from the rating agencies that such release will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 74 - 75, Rivery Town Center and Gander
      Mountain River Park, the borrower may release either property, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 60%, and (iii) the
      DSCR immediately following the release is at least equal to or greater than the greater of 1.12x (based on a 9.30% mortgage constant) and the
      DSCR immediately prior to such release.

      With respect to Mortgage Loan Nos. 77 - 83, Cole Applebees Portfolio III,
      any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the LTV immediately following the release is not greater than 65%, (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.06x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release, (iv) any dark stores must be released prior to properties where the tenant is in occupancy and open for business (in the event that there are no dark stores at the time of release, the individual property being released must have the highest occupancy cost as determined by the lender), and (v) the lender has received confirmation from the rating agencies that such release will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

                                      II-6

      With respect to Mortgage Loan Nos. 86 - 92, Cole Applebees Portfolio II,
      any property may be released through partial defeasance subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i) defeasance of an amount equal to 115% of the allocated loan amount for the released property, (ii) the LTV immediately following the release is not greater than 65%, (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.06x (based on a 9.30% mortgage constant) and the DSCR immediately prior to such release, (iv) any dark stores must be released prior to properties where the tenant is in occupancy and open for business (in the event that there are no dark stores at the time of release, the individual property being released must have the highest occupancy cost as determined by the lender), and (v) the lender has received confirmation from the rating agencies that such release will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 126 - 135, the Blockbuster Portfolio,
      permits the release of the individual properties in conjunction with partial defeasance or by paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the allocated principal amount; (ii) payment of any applicable prepayment charges; (iii) the aggregate debt service coverage ratio with respect to the remaining mortgaged properties following the release being equal to or greater than 1.20x, and (iv) the LTV of the remaining properties must not exceed 52.1%.

      With respect to Mortgage Loan No. 170, Garden Grove Retail, the borrower may request the release of up to two parcels subject to a prepayment of
      110% of the allocated loan amount of the parcel being released as set forth in the loan documents. The release is subject to certain conditions, including, but not limited to, (i) the LTV of the remaining collateral must not exceed 70.0%, (ii) DSCR of the remaining collateral must be at least 1.10x based on the actual mortgage constant and (iii) payment of a prepayment premium equal to the greater of yield maintenance and 1%.

      With respect to Mortgage Loan No. 197, 3190 Corporate Place, the borrower has the option of obtaining the release of a land parcel in conjunction with paying a yield maintenance premium subject to certain conditions, including, but not limited to, (i) payment of a release price equal to the greater of (a) 110% of the allocated loan amount for the release property or (b) the amount that would result in a 1.30x DSCR (based on actual mortgage constant) and 0.89x DSCR (based on a 10% mortgage constant); (ii)
      payment of any applicable prepayment charges; (iii) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such unimproved parcel release; and (iv) the borrower will pay all costs associated with the parcel release.

      With respect to Mortgage Loan No. 213, Saratoga Courtyards, the borrower has the option of obtaining the release of any three constituent properties following the expiration of the prepayment lockout period in conjunction with paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 120% of the allocated loan amount; (ii) payment of any applicable prepayment charges;
      (iii) the LTV of the remaining collateral must not exceed 44.4%; (iv) the
      DSCR of the remaining collateral must be equal to or greater than 1.55x;
      (v) confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such partial release; and (vi) the borrower will pay all costs associated with the partial release. For the purposes of LTV and
      DSCR calculations, the outstanding loan balance after release is assumed to be the loan balance less the allocated loan balance of the released property (rather than the loan balance less the release price).

      With respect to Mortgage Loan No. 241, 80 & 100 North Lake, the borrower has the option of obtaining the release of any two constituent properties in conjunction with paying a yield maintenance premium, subject to certain conditions, including, but not limited to, (i) payment of 125% of the appraised value for the release property; (ii) payment of any applicable prepayment charges; (iii) the DSCR of the remaining collateral must be equal to or greater than 1.35x (based on the actual mortgage constant) and
      1.00x (based on amortizing payments and a 10% mortgage constant); (iv)
      confirmation from applicable rating agencies of no downgrade, withdrawal or qualification to current ratings of the certificates resulting from such partial release; and (v) the borrower will pay all costs associated with the partial release.

      With respect to Mortgage Loan Nos. 3 - 6, the C&S Wholesale Portfolio, the
      borrower may substitute any C&S Wholesale Portfolio Property by substituting a replacement property for an individual property once on or before April 1, 2017, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date of the substitution, (iii) the payment of a fee equal to $10,000 and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

                                      II-7

      With respect to Mortgage Loan Nos. 11 - 12, the NY Inland Portfolio, the
      borrower may substitute any NY Inland Portfolio Property by substituting a replacement property for an individual property once, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date of the substitution, (iii) the payment of a fee equal to $10,000 and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 59 - 66, Cole Applebees Portfolio I,
      the loan allows the borrower to substitute individual properties a maximum of five times during the loan term (with no more than three substitutions each year). Any proposed substitution is subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount, (iv) dark stores must be substituted prior to properties where the tenant is in occupancy and open for business, (v) the substitute property shall have an occupancy cost equal to or lower than the property being replaced and (vi) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 74 - 75, Rivery Town Center and Gander
      Mountain River Park, the loan allows the borrower to substitute individual properties during the loan term. Any proposed substitution is subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and
      (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the NOI for the replacement property does not show a downward trend over three consecutive years prior to the date of the proposed substitution, and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 77 - 83, Cole Applebees Portfolio III,
      the loan allows the borrower to substitute individual properties a maximum of five times during the loan term (with no more than three substitutions each year). Any proposed substitution is subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount, (iv) dark stores must be substituted prior to properties where the tenant is in occupancy and open for business, (v) the substitute property shall have an occupancy cost equal to or lower than the property being substituted and (vi) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      With respect to Mortgage Loan Nos. 86 - 92, Cole Applebees Portfolio II,
      the loan allows the borrower to substitute individual properties a maximum of five times during the loan term (with no more than three substitutions each year). Any proposed substitution is subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount, (iv) dark stores must be substituted prior to properties where the tenant is in occupancy and open for business, (v) the substitute property shall have an occupancy cost equal to or lower than the property being substituted and (vi) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

                                      II-8

      With respect to Mortgage Loan Nos. 156 -158, Tractor Supply Midwest
      Portfolio, the loan allows the borrower to substitute individual properties a maximum of three times during the loan term. Any proposed substitution is subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at closing or the aggregate DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the closing date and (b) the fair market value of the substituted property immediately preceding the substitution, (iii) the payment of a fee equal to 0.5% of the substituted property's allocated loan amount and (iv) lender has received confirmation from the rating agencies that such substitution will not result in a downgrade of the certificates.

7     The "Grace Period" shown is grace period to charge late interest.

8     The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
      Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

      With respect to Mortgage Loan No. 1, 360 Park Avenue South, on or after
      April 1, 2017, if at any time, and from time to time, Reed International
      P.L.C. and/or Elsevier NV are rated BB+ or lower by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall be 20 years (rather than 25 years) and the monthly principal and interest payments will change accordingly. If at any time a
      20-year amortization schedule is in effect, from and after the first payment date occurring twelve months after Reed International P.L.C. and
      EIsevier NV attain a credit rating (and maintain such rating at all times during such 12-month period) higher than BB+ by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall then revert back to 25 years and the monthly principal and interest payments will change accordingly. However, in no event shall the monthly payments of principal and interest payable by the borrower after
      April 1, 2017, reflect an amortization schedule that would reduce the principal balance of the loan to $0.00 subsequent to March 1, 2042.

9     The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10    The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11    "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12    "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
      Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

      With respect to Mortgage Loan No. 144, Walgreens Cincinnati, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 164, Walgreens Madeira, Walgreen Co. has
      a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 176, Walgreens Sharonville, Walgreen Co.
      has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

      With respect to Mortgage Loan No. 248, Walgreens Dallas, Walgreen Co. has
      a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13    For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

                                      II-9

14    For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15    "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
      Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16    "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17    "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18    "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19    "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2007 due dates for the MSMCH-originated mortgage loans, and as of the June, 2007 due dates for the WFB, BSCMI and PCFII-originated loans.

20    "Initial TI/LC Escrow Requirement" indicates the amount designated for
      Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21    "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22    "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2007 due dates for the
      MSMCH-originated mortgage loans, and as of the June, 2007 due dates for the WFB, BSCMI and PCFII-originated loans.

23    "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
      Date.

24    The "Prepayment Code" includes the number of loan payments from the first
      Due Date to the stated maturity or in the case of and ARD Loan, the
      Anticipated Repayment Date. "LO" represents the lockout period. "DEF"
      represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%.
      "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity or ARD for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

25    Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 19 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M",
      "N", "O", "P", "Q", "R" and "S". Any exceptions to these formulas are shown below such formulas. Summaries of the 19 formulas are listed beginning on page II-13.

26    The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-10

27    Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-7, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                      II-11

                                                                           Escrowed
                                                                 Holdback or Letter
  Mtg.                                      Escrow or LOC         of Credit Initial   Outside Date   Prepayment Premium
Loan No.   Property Name                    Release Conditions               Amount   for Release        Provisions
-----------------------------------------------------------------------------------------------------------------------

   22      Townline Townhomes                       1                       $32,000   06/01/2008     Yield Maintenance
   28      Millrock Park North                      2                $3,154,000 LOC   06/01/2008     Yield Maintenance
   94      Oxford Square                            3                      $241,469   06/01/2008     Yield Maintenance
  170      Garden Grove Retail                      4                      $150,000      NAP         Yield Maintenance
  201      4343 Wisconsin Avenue                    5                      $200,000   05/11/2008     Yield Maintenance
  224      Lufthansa Technik Facility               3                       $19,375   03/30/2008     Yield Maintenance
  255      Regent Shoppes - St. Cloud, FL           6                       $10,051   11/08/2007     Yield Maintenance
  263      18002 Irvine Boulevard                   7                        $6,875   10/31/2007     Yield Maintenance

      All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-12

RELEASE CONDITIONS

1     Borrower furnishes to Lender written disbursement request; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and/or other evidence reasonably determined by Lender showing the work is completed. In addition, the lender has inspected or waived right to inspection.

2     Borrower furnishes to Lender evidence that the DSCR of the premises has increase to at least 1.20x.

3     Borrower furnishes to Lender written disbursement request; lien waivers;
      title endorsements; all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. In addition, the lender has inspected or waived right to inspection.

4     Completion of construction for the vacant parcel and a tenant being in occupancy of the same.

5     Borrower furnishes to Lender written disbursement request, upon satisfaction of certain conditions, including, but not limited to, (i)
      minimum 1.20x DSCR (based on actual mortgage constant) and 0.85x DSCR
      (based on 10% mortgage constant) and (ii) 95% occupancy.

6     At closing, Borrower deposited with lender $10,050.71 to be held as additional collateral for the Loan. The funds will be released to borrower when lender receives an estoppel certificate the tenant confirming, among other things, that Colliers is in occupancy, open for business and paying rent under its lease of space at the property. If the Colliers Reserve disbursement conditions are not satisfied within six months following loan closing, then lender may elect to apply the funds to partially prepay the loan subject to a prepayment premium equal to the greater of yield maintenance and 1%.

7     Borrower furnishes to Lender written disbursement request; copies of evaluations, paid invoices and photos for the work that has been done.

                                      II-13

YIELD MAINTENANCE FORMULAS

A     Commencing on January 1, 2009(1)(2), provided there is no Event of
      Default, Borrower may prepay this Note in full on the first day of any calendar month, but not in part, upon ninety (90)((4))(5) days prior notice to Lender and upon payment in full of Debt, which will include a payment (the "Prepayment Premium") equal to the greater of (i) an amount equal to the product of one percent (1%) times the Prepayment Date
      Principal and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Discount Rate, exceeds the
      Prepayment Date Principal.

      "Discount Rate" means(3) the yield on a U.S. Treasury issue selected by
      Lender, as published in The Wall Street Journal, two (2) weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and, if applicable a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate(6).

      (1)   With respect to Mortgage Loan No. 46, Soundview Plaza, delete
            "January 1, 2009" and insert "January 1, 2006"

      (2)   With respect to Mortgage Loan No. 99, One Flint Hill, delete
            "January 1, 2009" and insert "March 1, 2006"

      (3)   With respect to Mortgage Loan No. 46, Soundview Plaza, delete "the yield on a U.S. Treasury issue selected be Lender as published in the Wall Street Journal" and insert "(i) if prepaid during years four through eight of the Term, 50 basis points plus the yield on the comparable U.S. Treasury issues as described below or (ii) if prepaid at any time permitted hereunder except years four through eight of the Term, the yield on the comparable U.S. Treasury issue.
            The comparable U.S. Treasury issue to be selected by Lender as published in Bloomberg"

      (4)   With respect to Mortgage Loan No. 46, Soundview Plaza, delete
            "ninety (90)" and insert "30"

      (5)   With respect to Mortgage Loan No. 99, One Flint Hill, delete "ninety
            (90)" and insert "60"

      (6)   With respect to Mortgage Loan No. 99, One Flint Hill, insert "plus fifty (50) basis points"

                                      II-14

B     Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment
      Date. On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the
      Loan Agreement, prepay the unpaid principal balance of the Loan in whole, but (1)(subject to Section 2.3.1(b) of the Loan Agreement) not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment),
      (iii) all other sums then due under the Loan Agreement, the Notes(2), the
      Mortgages(3) and the other Loan Documents, and (iv) (4)if prepayment occurs prior to the Payment Date which is one month prior to the
      (5)Anticipated Repayment Date, a prepayment consideration (the "Prepayment
      Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under the Loan Agreement including, but not limited to, principal and interest on the (6)Anticipated Repayment
      Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the (7)aggregate outstanding principal amount of the (8)Notes. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. (9)(10)

      "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
      Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
      Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall
      Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates,"
      or any successor publication, published by the Board of Governors of the
      Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date.

                                      II-15

B     Notes:

      (1)   With respect to Mortgage Loan No. 74, Rivery Town Center, Mortgage
            Loan No. 75 Gander Mountain River Park, Mortgage Loan No. 9 Maple
            Tree Place, Mortgage Loan No. 19 Gardiner Manor Mall, Mortgage Loan
            No. 30 Century III Plaza, Mortgage Loan No. 45 The Fields Apartment
            Homes, Mortgage Loan No. 101 Crossroads, Mortgage Loan No. 103 Home
            Depot Center, Mortgage Loan No. 105 Bed Bath & Beyond, Mortgage Loan
            No. 113 Chesapeake Commons and Mortgage Loan No. 186 Borders Carmel,
            delete "(subject to Section 2.3.1(b) of the Loan Agreement)".

      (2)   With respect to Mortgage Loan No. 74, Rivery Town Center, Mortgage
            Loan No. 75 Gander Mountain River Park, Mortgage Loan No. 9 Maple
            Tree Place, Mortgage Loan No. 19 Gardiner Manor Mall, Mortgage Loan
            No. 30 Century III Plaza, Mortgage Loan No. 45 The Fields Apartment
            Homes, Mortgage Loan No. 101 Crossroads, Mortgage Loan No. 103 Home
            Depot Center, Mortgage Loan No. 105 Bed Bath & Beyond, Mortgage Loan
            No. 113 Chesapeake Commons and Mortgage Loan No. 186 Borders Carmel,
            delete "Notes" and insert "Note."

      (3)   With respect Mortgage Loan No. 74, Rivery Town Center, Mortgage Loan
            No. 75 Gander Mountain River Park, Mortgage Loan No. 9 Maple Tree
            Place, Mortgage Loan No. 19 Gardiner Manor Mall, Mortgage Loan No.
            30 Century III Plaza, Mortgage Loan No. 45 The Fields Apartment
            Homes, Mortgage Loan No. 101 Crossroads, Mortgage Loan No. 103 Home
            Depot Center, Mortgage Loan No. 105 Bed Bath & Beyond, Mortgage Loan
            No. 113 Chesapeake Commons and Mortgage Loan No. 186 Borders Carmel,
            delete "Mortgages" and insert "Mortgage."

      (4)   With respect to Mortgage Loan No. 186, Borders Carmel, delete "if prepayment occurs prior to the Payment Date which is one month prior to the Anticipated Repayment Date."

      (5)   With respect to Mortgage Loan No. 74, Rivery Town Center, Mortgage
            Loan No. 75 Gander Mountain River Park, Mortgage Loan No. 9 Maple
            Tree Place, Mortgage Loan No. 19 Gardiner Manor Mall, Mortgage Loan
            No. 45 The Fields Apartment Homes, Mortgage Loan No. 101 Crossroads,
            Mortgage Loan No. 105 Bed Bath & Beyond and Mortgage Loan No. 113
            Chesapeake Commons loans, delete "Anticipated Repayment" and insert
            "Maturity."

      (6)   With respect to Mortgage Loan No. 11-12, NY Inland Portfolio,
            Mortgage Loan No. 39-40, CT Inland Portfolio, Mortgage Loan No. 74,
            Rivery Town Center, Mortgage Loan No. 75, Gander Mountain River
            Park, Mortgage Loan No. 9, Maple Tree Place, Mortgage Loan No. 19,
            Gardiner Manor Mall, Mortgage Loan No. 30 Century III Plaza,
            Mortgage Loan No. 45 The Fields Apartment Homes, Mortgage Loan No.
            101 Crossroads, Mortgage Loan No. 103 Home Depot Center, Mortgage
            Loan No. 105 Bed Bath & Beyond and Mortgage Loan No. 113 Chesapeake
            Commons, delete "Anticipated Repayment" and insert "Maturity."

      (7)   With respect to Mortgage Loan No. 74 Rivery Town Center, Mortgage
            Loan No. 75 Gander Mountain River Park, Mortgage Loan No. 9 Maple
            Tree Place, Mortgage Loan No. 19 Gardiner Manor Mall, Mortgage Loan
            No. 30 Century III Plaza, Mortgage Loan No. 45 The Fields Apartment
            Homes, Mortgage Loan No. 101 Crossroads, Mortgage Loan No. 103 Home
            Depot Center, Mortgage Loan No. 105 Bed Bath & Beyond, Mortgage Loan
            No. 113 Chesapeake Commons and Mortgage Loan No. 186 Borders Carmel,
            delete "aggregate."

      (8)   With respect to Mortgage Loan No. 9, Maple Tree Place, Mortgage Loan
            No. 19, Gardiner Manor Mall, Mortgage Loan No. 30, Century III
            Plaza, Mortgage Loan No. 45, The Fields Apartment Homes, Mortgage
            Loan No. 74, Rivery Town Center, Mortgage Loan No. 101 Crossroads,
            Mortgage Loan No. 103 Home Depot Center, Mortgage Loan No. 105 Bed
            Bath & Beyond, Mortgage Loan No. 113 Chesapeake Commons and Mortgage
            Loan No. 186 Borders Carmel, delete "Notes" and insert "Loan."

      (9)   With respect to Mortgage Loan No. 74, Rivery Town Center, insert
            "Notwithstanding the foregoing, Borrower's right to prepay the Loan in whole pursuant to this Section 2.3.1(a) is conditioned upon the simultaneous prepayment of the Gander Loan in accordance with
            Section 2.3.1(a) of the Gander Loan Agreement."

      (10)  With respect to Mortgage Loan No. 75, Gander Mountain River Park, insert "Notwithstanding the foregoing, Borrower's right to prepay the Loan in whole pursuant to this Section 2.3.1(a) is conditioned upon the simultaneous prepayment of the Rivery Loan in accordance with Section 2.3.1(a) of the Rivery Loan Agreement."

                                      II-16

C     Basic Charge.

      Except as provided below, if this Note is prepaid prior to the Open Period
      Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following(1) a
      Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

            (1)   an amount equal to 1% of the amount prepaid; or

            (2)   (2)an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note,
                  calculated by discounting such payments from their respective
                  Due Dates(3) (or, with respect to the payment required on the
                  Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield
                  (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a
                  fraction whose numerator is the amount prepaid and whose
                  denominator is the outstanding principal balance of the Loan as of the prepayment date.

      For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
      Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
      Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or
      4, if Due Dates are quarterly.

      Additional Charge.

      If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

      Exclusion.

      Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                      II-17

C     Notes:

      (1)   With respect to Mortgage Loan No. 16, Florence Mall, insert: "the occurrence and during the continuation of"

      (2)   With respect to Mortgage Loan No. 14, Parkshore Plaza 1, delete: "an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by
            discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity
            Date) back to the prepayment date at a discount rate equal to the
            Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date" and insert: "the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the prepayment date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equal to the Periodic
            Treasury Yield plus 0.50% per annum when compounded semi-annually and deducting from the sum of the present values any short-term interest paid from the date of prepayment to the next succeeding payment date in the event such payment is not made on a payment date), over (ii) the principal amount being prepaid".

      (3)   With respect to Mortgage Loan No. 16, Florence Mall, delete: "(or, with respect to the payment required on the Maturity Date, from
            Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by" and insert: "through and including the due date occurring on December 1, 2017 back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below)
            plus 0.50% exceeds the outstanding principal balance of the loan as of the prepayment date multiplied by".

                                      II-18

D     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (i) one percent (1%) of the principal amount of the Loan being prepaid or
      (ii) the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi annually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the sum of (a) the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date and (b) fifty basis points (0.50%). In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-19

E     "Make Whole Premium" (1)means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated (2) as provided in subparagraphs (1)-(3) below:

            (1) Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
      published one week prior to the date of prepayment (3)(4) and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the
      Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
      Issue") which the Lender reasonably deems to be similar to the Primary
      Issue's characteristics (i.e., rate, remaining time to maturity, yield).

      *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note(5).

            (2) Calculate the "Present Value of the Loan." The Present Value of
      the Loan is the present value of the payments to be made in accordance with the Note (6) (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the(7) Maturity Date.

            (3) Subtract the amount of the prepaid proceeds from the Present
      Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      "Open Period" means the period beginning with the payment date in that month which is (8)(9)(10)three month prior to the Maturity Date.

      Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance (11) of the Note until the
      (12)(13)(14)Open Period. From and after such date, provided there is no
      Event of Default, the principal balance of the Note(15) may be prepaid, at par, in whole but not in part, upon: (a) not less than (16)30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which(17) the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c)
      payment of all other Indebtedness then due under the Loan Documents.
      Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

      (18)(19)In addition, (20)Borrower shall have the right to prepay (21)the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the
      Open Period will require the payment of the Make Whole Premium.

                                      II-20

E     Notes:

      (1)   With respect to Mortgage Loan No. 31, Lennox Town Center: insert:
            "(for the Loan, or for Note A or Note B, as applicable)"

      (2)   With respect to Mortgage Loan No. 228, 6614 East Adamo Drive:
            insert: "to the start of the Open Period (defined herein)"

      (3)   With respect to Mortgage Loan No. 41, Reston Sunrise I & II: insert:
            "plus twenty-five (25) basis points,"

      (4)   With respect to Mortgage Loan No. 251, Legacy Corporate Center:
            insert: "plus fifty (50) basis points,"

      (5)   With respect to Mortgage Loan No. 37, Rookwood Tower: insert: "less the Open Period."

      (6)   With respect to Mortgage Loan No. 31, Lennox Town Center: insert: "A and/or Note B, as applicable"

      (7)   With respect to Mortgage Loan No. 37, Rookwood Tower; Loan No. 41
            Reston Sunrise I & II: delete: "Maturity Date."; insert: "beginning of the Open Period."

      (8)   With respect to Mortgage Loan No. 243, Euclid Commons, Loan No. 114
            - Iroquois Shopping Center: delete: "three"; insert: "one"

      (9)   With respect to Mortgage Loan No. 228, 6614 East Adamo Drive; Loan
            No. 28 - Millrock Park North: delete: "three"; insert: "two"

      (10)  With respect to Mortgage Loan No. 41, Reston Sunrise I & II: delete:
            "three"; insert: "twenty-four"

      (11)  With respect to Mortgage Loan No. 31, Lennox Town Center: delete:
            "the Note"; insert: "either Note A or Note B"

      (12)  With respect to Mortgage Loan No. 37, Rookwood Tower: insert: "first day of"

      (13)  With respect to Mortgage Loan No. 228, 6614 East Adamo Drive:
            insert: "date which is two (2) months prior to the Maturity Date, also known as the"

      (14)  With respect to Mortgage Loan No. 268, 1325 South Lone Hill Avenue:
            delete: "Open Period." insert: "date which is one months prior to the Maturity Date."

      (15)  With respect to Mortgage Loan No. 31, Lennox Town Center: insert: "A and Note B"

      (16)  With respect to Mortgage Loan No. 114, Iroquois Shopping Center;
            Loan No. 228 - 6614 East Adamo Drive; Loan No. 268 - 1325 South Lone
            Hill Avenue; Loan No. 31 - Lennox Town Center: delete "30"; insert
            "15"

      (17)  With respect to Mortgage Loan No. 31, Lennox Town Center: delete:
            "the Note is"; insert: "Note A and Note B are both"

      (18)  With respect to Mortgage Loan No. 228, 6614 East Adamo Drive:
            delete: "In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole
            Premium." Insert: "In addition to the Loan Prepayment rights set forth in paragraph 2.1 (E)(i) hereinabove, after the Lockout Date but prior to the date which is two (2) months prior to the Maturity
            Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior to written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a Make Whole
            Premium. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                                      II-21

E     (19)  With respect to Mortgage Loan No. 268, 1325 South Lone Hill Avenue:
            delete: "In addition, Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make Whole
            Premium." Insert: "In addition to the Loan Prepayment rights set forth in paragraph 2.1 (E)(i) hereinabove, after the Lockout Date but prior to the date which is one (1) months prior to the Maturity
            Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior to written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a Make Whole
            Premium. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

      (20)  With respect to Mortgage Loan No. 41, Reston Sunrise I & II: delete:
            "Borrower shall have the right to prepay the unpaid principal balance after the Lockout Date in accordance with the terms above provided"; insert: "and notwithstanding any of the other provisions of this Loan Agreement including this Article II, borrower shall have the right at its election to prepay the unpaid principal balance in whole but not in part at any time on or after the date hereof in accordance with the terms in 2.1 (E)(i) above provided,"

      (21)  With respect to Mortgage Loan No. 31, Lennox Town Center: delete:
            "unpaid principal balance"; insert: "all or any portion of the aggregate unpaid principal balance of both Note A and Note B"

                                      II-22

F     The term "Yield Maintenance Premium" as used herein shall mean an amount equal to the present value as of the Prepayment Date of the Calculated
      Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
      Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the sum of (a) the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H. 15-Selected
      Interest Rates under the heading U.S. Government Securities/Treasury
      Constant Maturities for the week ending prior to the Prepayment Date, of
      U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date, and (b) fifty basis points (0.50%). In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-23

G     The term "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the (1)Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield
      Maintenance Treasury Rate. As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.
      15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

      Notes:

      (1) With respect to Mortgage Loan No. 246, Claremont University Village,
      insert "date occurring three (3) months prior to the"

                                      II-24

H     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (x) one percent (1%) of the principal amount of this Note being prepaid or
      (y) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate . As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
      Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the
      Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the
      Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate . As
      used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
      Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the
      Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the
      week ending prior to the Prepayment Date, of U.S. Treasury Constant
      Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
      Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-25

I     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (x) one percent (1%) of the principal amount of this Note being prepaid or
      (y) the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the
      Discount Rate (hereinafter defined). As used in this definition, the term
      "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield
      Maintenance Treasury Rate (hereinafter defined). As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semiannually. As used in this definition, the term "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
      Maturity Date. In the event Release H. 15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-26

J     (1)(2)(i) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of this Note until the Open
      Period. From and after such date, provided there is no Event of Default, the principal balance of this Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 30 days prior written notice to
      Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless
      Borrower pays to Lender all interest that would have accrued for the entire month in which this Note is prepaid absent such prepayment; (b)
      payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
      Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this Note unless it is accompanied by all sums due in connection therewith.

      (3)(ii) "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and the Environmental
      Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by Lender, a Securitization Transaction.

      (iii) In addition to the Loan Prepayment rights set forth hereinabove, after the Lockout Date ((4)which is the earlier of the date which is two
      (2) years after the date of the (5)Securitization Transaction (as hereinafter defined) (6)or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open
      Period, Borrower may prepay the principal balance of this Note, as set forth in the immediately preceding paragraph, provided however, that such prepayment will require the payment of the Make Whole Premium

            (7)Borrower agrees that to the extent of any prepayment permitted herein, or if Lender accelerates the whole or any part of the principal sum evidenced hereby after the occurrence of an Event of Default, Borrower waives any right to prepay said principal sum in whole or in part without premium and agrees to pay, as yield maintenance protection and not as a penalty,(8) the "Make Whole Premium".

            The Make Whole Premium shall be (8)the greater of one percent (1%)
      of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

      (1)   Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue with similar remaining time to the (9)Maturity Date as reasonably selected by Lender within one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield (10), or in the event there is no market activity involving the U.S. Treasury Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill which the Lender reasonably deems to be similar to the U.S. Treasury Issue's characteristics (11) (i.e., rate, remaining time to maturity, yield) (10).

      (2)   Calculate the "Present Value of the Loan." The Present Value of the
      Loan is the present value of the payments to be made hereunder (all installment payments and any remaining payment due on the (9)Maturity
      Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the (9)Maturity Date.

      (3)   Subtract the outstanding principal amount of the Note from the
      Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

      Notwithstanding anything in this section to the contrary, during the "Open
      Period" which is the period beginning on the payment date in the month which is (12)(13)one month prior to the (9)Maturity Date, no Make Whole
      Premium shall be payable.

      In the event any proceeds from a Casualty or Taking are applied to reduce the principal balance hereof, such reduction shall be made without a Make
      Whole Premium, provided no Event of Default then exists under the Loan
      Documents.

                                      II-27

J     Notes:

      (1)   With respect to Mortgage Loan No. 231, Innovative Solutions: insert:
            "Except as otherwise provided in Section 22.19 of the Deed of Trust,
            Fixture Filing, Security Agreement and Assignment of Leases and
            Rents,"

      (2)   With respect to Mortgage Loan No. 265, 2538 Guadalupe Street/2513
            San Antonio Street: insert: "Except as expressly provided in the final grammatical paragraph of Paragraph 3 below,"

      (3)   With respect to Loan No. 252, Centennial Shops - delete: " (ii)
            "Securitization Transaction" shall mean: the sale, transfer or assignment of this Note, the other Loan Documents and Environmental
            Indemnity, or the granting of participations or issuance of mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement, each, as designated by lender, a Securitization
            Transaction."

      (4)   With respect to Loan No. 252, Centennial Shops - delete: "which is the earlier of the date which is two (2) years after the date of the
            Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder) but prior to the Open Period"; insert:
            "date which is two (2) years after the date of the Loan Closing,"

      (5)   With respect to Loan No. 267, 1500 West 4th Street: delete:
            "Securitization Transaction (as hereinafter defined) or the date which is four (4) years after the date of the first full debt service payment hereunder)"; insert: "first full debt service payment hereunder)"

      (6)   With respect to Loan No. 231, Innovative Solutions: delete: "or the date which is four (4) years after the date of the first full debt service payment hereunder)"

      (7)   With respect to Loan No. 187, Lombard Square Shopping Center -
            insert: "Following the Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of this Note, at par, in whole but not in part, upon (a) not less than 30 days prior to written notice to Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than the scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of this Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of this Note to and including the date on which prepayment is to be made; and (c) payment of all other
            Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of this
            Note unless it is accompanied by all sums due in connection therewith. Notwithstanding anything hereinabove in the paragraph
            (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of this Note."

      (8)   With respect to Loan No. 234, 2101 Smith Street; Loan No. 260, 5701
            Colleyville Boulevard; Loan No. 244, 5903-5905 82nd Street Retail
            Center; Loan No. 265, 2538 Guadalupe/2513 San Antonio Street :
            insert: "the lesser of: (a) the maximum amount which is allowable under Texas law limited the amount of interest which ay be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

      (9)   With respect to Loan No. 187, Lombard Square Shopping Center -
            delete: "Maturity Date"; insert: "Anticipated Repayment Date"

      (10)  With respect to Loan No. 264, 1546 Golden Gate Avenue: insert: "plus fifty basis points."

      (11)  With respect to Loan No. 187, Lombard Square Shopping Center -
            delete: "(i.e., rate, remaining time to maturity, yield)"; insert:
            ""(i.e., rate, remaining time to maturity of U.S. Treasury Issue as to the time remaining to the Anticipated Repayment Date, yield)"

      (12)  With respect to Loan No. 267, 1500 West 4th Street; Loan No. 222 -
            3250 Craig Drive; delete: "one" insert "two"

      (13)  With respect to Loan No. 252, Centennial Shops; Loan No. 261, 1500
            Lawrence Avenue; Loan No. 166, 2044 Forward Drive; Loan No. 264,
            1546 Golden Gate Avenue; Loan No. 187, Lombard Square Shopping
            Center; Loan No. 265, 2538 Guadalupe/2513 San Antonio Street;
            delete: "one" insert "three"

                                      II-28

K     The Prepayment Consideration shall equal an amount equal to the greater of
      (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date
      (including any balloon payment) determined by discounting such payments at the Discount Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The
      "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate (as hereinafter defined), when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical
      Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury constant maturities with maturity dates
      (one longer and one shorter) most nearly approximating the Maturity Date.
      (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-29

L     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except as otherwise set forth in the Note.

      Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay, at any time or from time to time, the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made
      (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (iv) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A)
      one percent (1%) of the principal balance of the Note being prepaid and
      (B) the excess, if any, of (x) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (y) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-30

M     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except as expressly set forth below.

      After the earlier to occur of (i) two (2) years from securitization and
      (ii) the third (3rd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the date which is three (3) calendar months prior to the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date provided however, in the event such prepayment is not made on the projected date, Borrower shall have until the greater of (i) an additional ten (10) days from the projected date or (ii) the end of the calendar month in which such projected date was to occur, to prepay all amounts then due and owing under the Note without having to send Lender additional notice (even if such prepayment occurs in the following month in which prepayment was projected) so long as Borrower pays (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made
      (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents (including, but not limited to the prepayment consideration).

                                      II-31

N     "Yield Maintenance Premium" shall mean an amount equal to the greater of:
      (x) one percent (1%) of the principal amount of this Note being prepaid or
      (y) the present value as of the Prepayment Date of the Calculated Payments
      (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between
      (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury
      Rate (hereinafter defined). As used in this definition, the term "Discount
      Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release
      H.15-Selected Interest Rates under the heading U.S. Government
      Securities/Treasury Constant Maturities for the week ending prior to the
      Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
      (one longer or one shorter) most nearly approximating the Maturity Date.
      In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate.
      In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-32

O     Following the Defeasance Lockout Date and prior to the Optional Prepayment
      Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note, in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security Instrument and the Other Security Documents,
      and (d) if the prepayment occurs prior to the Optional Prepayment Date, a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of (1) all then-scheduled Interest Only Monthly Payments or Monthly
      Payments, as applicable, and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)) over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Optional Prepayment Date, as most recently published in the "Treasury
      Bonds, Notes and Bills" section in The Wall Street Journal as of such
      Prepayment Rate Determination Date. If more than one issue of United
      States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of the Prepayment Rate
      Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New
      York, New York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-33

P     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except as expressly set forth below.

      After the earlier to occur of (i) two (2) years from securitization and
      (ii) the third (3rd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date provided however, in the event such prepayment is not made on the projected date, Borrower shall have until the greater of (i) an additional ten (10) days from the projected date or (ii) the end of the calendar month in which such projected date was to occur, to prepay all amounts then due and owing under the Note without having to send Lender additional notice (even if such prepayment occurs in the following month in which prepayment was projected) so long as Borrower pays (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made
      (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents (including, but not limited to the prepayment consideration).

                                      II-34

Q     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note except as expressly set forth below.

      After the earlier to occur of (i) two (2) years from securitization and
      (ii) the third (3rd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid,
      (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the date which is three (3) calendar months prior to the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
      (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of such Prepayment Rate
      Determination Date. If more than one issue of United States Treasury
      Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
      Security most recently issued as of the Prepayment Rate Determination
      Date. The rate so published shall control absent manifest error. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the scheduled prepayment date. As used herein,
      "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
      York.

      Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
      Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
      (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

      Borrower's right to prepay any portion of the principal balance of the
      Note shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date provided however, in the event such prepayment is not made on the projected date, Borrower shall have until the greater of (i) an additional ten (10) days from the projected date or (ii) the end of the calendar month in which such projected date was to occur, to prepay all amounts then due and owing under the Note without having to send Lender additional notice (even if such prepayment occurs in the following month in which prepayment was projected) so long as Borrower pays (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made
      (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents (including, but not limited to the prepayment consideration).

                                      II-35

R     Following the earlier of (i) two years following the effective Startup
      Date (as such term is defined in Section 860(G)(a)(9) of the Internal
      Revenue Code of 1986, as amended) of the issuance of Securities (as defined in Article 12 herein) or (ii) the fourth anniversary of the
      Month-End Date, and prior to the Optional Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this paragraph, prepay the unpaid principal balance of the Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment,
      (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Security
      Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
      one percent (1%) of the principal balance of the Note being prepaid and
      (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Optional
      Prepayment Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

      Borrower's right to prepay the principal balance of the Note pursuant to this paragraph shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

      From and after the Optional Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the
      Note, prepay the unpaid principal balance of the Note by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment) and (c) all other sums then due under the Note, the Security Instrument and the Other
      Security Documents.

      Except for prepayments made by application of Excess Cash Flow in accordance with the terms of the Note, prepayments of the principal amount of the Note may be made in whole only, and not in part.

      Following an Event of Default and acceleration of the Note, if Borrower or anyone on Borrower's behalf makes a tender of payment of the amount necessary to satisfy the indebtedness evidenced by the Note and secured by the Security Instrument at any time prior to foreclosure sale (including, but not limited to, sale under power of sale under the Security
      Instrument), or during any redemption period after foreclosure, the tender of payment shall constitute an evasion of the prepayment prohibition contained in this Article 5 and shall, therefore, to the maximum extent permitted by law, include an amount equal to the greater of (i) three percent (3%) of the then principal amount of the Note and (ii) an amount equal to the excess of (A) the sum of the present values of a series of payments payable at the times and in the amounts equal to the payments of principal and interest (including, but not limited to the principal and interest payable on the Maturity Date) which would have been scheduled to be payable after the date of such tender under the Note had the Note not been accelerated, with each such payment discounted to its present value at the date of such tender at the rate which when compounded monthly is equivalent to the Prepayment Rate (as hereinafter defined), over (B) the then principal amount of the Note.

      The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
      Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
      Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States
      Treasury Securities has the remaining term to the Optional Prepayment Date referred to above, the "Prepayment Rate" shall be the yield on the United
      States Treasury Security most recently issued as of such date. The term
      "Prepayment Rate Determination Date" shall mean the date which is five (5)
      Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

      If the publication of the Prepayment Rate in The Wall Street Journal is
      discontinued, Lender shall determine the Prepayment Rate on the basis of
      "Statistical Release H.15 (519), Selected Interest Rates," or any
      successor publication, published by the Board of Governors of the Federal
      Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-36

S     ...prepayment premium (the "Yield Maintenance Premium") which shall be equal to the greater of (i) one percent (1.0%) of the outstanding principal balance of the Note or (ii) an amount equal to the present value as of the Prepayment Date of the Calculated Payments from the Prepayment
      Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used herein, the defined terms used herein shall have the following meanings: (a) "Prepayment Date" shall mean the date on which prepayment premium is made or with respect to subsection (h) below, the date on which a Default Prepayment is due; (b) "Calculated Payments"
      shall mean the monthly payments of interest-only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate; (c) "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield
      Maintenance Treasury Rate, when compounded semi-annually; (d) "Yield
      Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
      Statistical Release H.15-Selected Interest Rates under the heading U.S.
      Government Securities Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the term of the Loan. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance
      Treasury Rate, In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX IV

SIGNIFICANT LOAN SUMMARIES
--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                       [PHOTOS OF 360 PARK AVENUE SOUTH]

                                      IV-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

                         [MAP OF 360 PARK AVENUE SOUTH]

                                      IV-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - 360 PARK AVENUE SOUTH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $220,000,000

CUT-OFF DATE BALANCE:                   $220,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          6.044%

AMORTIZATION(1):                        Interest Only through March 1, 2017.
                                        Principal and interest payments of
                                        $1,423,386.17 beginning April 1, 2017
                                        through the maturity date.

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2022

EXPECTED MATURITY BALANCE:              $199,546,949

SPONSOR:                                Susan Zises Green, Bonnie Englebardt,
                                        Carol S. Weisman and Lois R. Zarro

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until 2 years after the REMIC
                                        "start-up" date, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty on and after
                                        December 1, 2021.

LOAN PER SF:                            $486.94

UP-FRONT RESERVES:                      RE Tax:       $813,270

                                        Cap Ex:       $9,413

                                        Other:        $1,000,000

ONGOING RESERVES:                       RE Tax:       $271,090 / month

                                        Insurance:    Springing

                                        Cap Ex:       $9,413 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1913 / 2003

PERCENT LEASED(2):                      100.0%

SQUARE FOOTAGE:                         451,800

THE COLLATERAL:                         20-story urban office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Cushman & Wakefield, Inc.

3RD MOST RECENT NOI (AS OF):            $19,305,386 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $18,965,418 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $16,212,929 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $21,523,805

U/W NET CASH FLOW:                      $20,566,989

U/W OCCUPANCY:                          97.0%

APPRAISED VALUE:                        $323,000,000

CUT-OFF DATE LTV:                       68.1%

MATURITY DATE LTV:                      61.8%

DSCR:                                   1.53x

POST IO DSCR:                           1.20x
--------------------------------------------------------------------------------

(1)   On or after April 1, 2017, if at any time, and from time to time, Reed
      International P.L.C. and/or Elsevier NV are rated BB+ or lower by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall be 20 years (rather than 25 years)
      and the monthly principal and interest payments will change accordingly.
      If at any time a 20-year amortization schedule is in effect, from and after the first payment date occurring twelve months after Reed
      International P.L.C. and EIsevier NV attain a credit rating (and maintain such rating at all times during such 12-month period) higher than BB+ by the rating agencies, the amortization schedule (based on the then outstanding principal balance of the loan) shall then revert back to 25 years and the monthly principal and interest payments will change accordingly. However, in no event shall the monthly payments of principal and interest payable by the borrower after April 1, 2017, reflect an amortization schedule that would reduce the principal balance of the loan to $0.00 subsequent to March 1, 2042.

(2)   Percent leased is based on the lease to Reed Elsevier Inc.

THE 360 PARK AVENUE SOUTH LOAN.

      THE LOAN. The largest loan (the "360 Park Avenue South Loan") is evidenced by three pari passu promissory notes and is secured by a first priority mortgage on the 360 Park Avenue South office property located in New York, New York (the
"360 Park Avenue South Property"). The 360 Park Avenue South Loan was originated on February 15, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is 360 Park Avenue South Delaware Associates,
LLC, a Delaware limited liability company (the "360 Park Avenue South Borrower")
that owns no material assets other than the 360 Park Avenue South Property and related interests. The 360 Park Avenue South Borrower is indirectly owned by the principals of Enterprise Asset Management, Inc. ("EAM"), Susan Zises Green,
Bonnie Englebardt, Carol S. Weisman and Lois R. Zarro. EAM is a privately owned, family-run business founded in 1968 with the intent to acquire, develop and manage real estate throughout the United States. Headquartered in New York City,
EAM currently owns interests in

                                      IV-3

two regional shopping malls containing over 1.0 million square feet of gross area. In addition, EAM owns interests in approximately 3.0 million square feet of office buildings and over 1,000 multifamily residential units.

      THE PROPERTY. The 360 Park Avenue South Property is a 20-story, 451,800 square foot office building located on the southwest corner of Park Avenue South and East 26th Street in New York City. The 360 Park Avenue South Property was
originally built in 1913 and underwent substantial renovations ending in 2003 at a total cost of approximately $46 million. The property is currently 100% leased to Reed Elsevier Inc. through December 31, 2021. The lease is guaranteed by Reed
Elsevier PLC and Reed Elsevier NV, each of which has a corporate credit rating of A-/Baa1/A- from Fitch/Moody's/S&P, respectively. The 360 Park Avenue South
Property serves as the corporate headquarters for Reed Business Information (a division of the Reed Elsevier Group), who reportedly spent approximately $50 million building out their space. The Reed Elsevier Group operates as a publisher and information provider, including science and medical, legal, education and business publishing and has approximately 36,000 employees in over
200 worldwide locations. Its two parent companies, Reed Elsevier PLC and Reed
Elsevier NV, are listed on the London and Amsterdam Stock Exchanges. Both companies' ADRs are listed on the NYSE under the ticker symbols "RUK" and "ENL", respectively. The combined companies have a market capitalization of approximately (euro)23 billion.

      The following table presents certain information relating to the lease rollover at the 360 Park Avenue South Property:

----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                         % OF TOTAL
                                UNDERWRITTEN                      CUMULATIVE      UNDERWRITTEN       CUMULATIVE % OF TOTAL
                 # OF LEASES    BASE RENT PER    % OF TOTAL SF     % OF SF        BASE RENTAL          UNDERWRITTEN BASE
     YEAR          ROLLING       SF ROLLING         ROLLING        ROLLING      REVENUES ROLLING    RENTAL REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

    Vacant            0             $0.00               0%            0%                0%                     0%
     2007             0             $0.00               0%            0%                0%                     0%
     2008             0             $0.00               0%            0%                0%                     0%
     2009             0             $0.00               0%            0%                0%                     0%
     2010             0             $0.00               0%            0%                0%                     0%
     2011             0             $0.00               0%            0%                0%                     0%
     2012             0             $0.00               0%            0%                0%                     0%
     2013             0             $0.00               0%            0%                0%                     0%
     2014             0             $0.00               0%            0%                0%                     0%
     2015             0             $0.00               0%            0%                0%                     0%
     2016             0             $0.00               0%            0%                0%                     0%
2017 & Beyond         1            $56.30             100%          100%              100%                    100%
----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the 360 Park Avenue South Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME          MOODY'S/S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Reed Elsevier Inc.          A-/Baa1/A-       451,800     100%       $25,437,389        100%          $56.30      12/31/2021
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       451,800     100%       $25,437,389        100%          $56.30
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP                0       0%                $0          0%           $0.00         NAP
Vacant Space                    NAP                0       0%                $0          0%           $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       451,800     100%       $25,437,389        100%          $56.30
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The 360 Park Avenue South Borrower is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. Insurance reserves spring upon the occurrence of an event of default or upon the failure of the 360 Park Avenue South Borrower to provide evidence of payment of insurance premiums or maintain a blanket insurance policy. The 360 Park Avenue South Borrower is also required to escrow
$9,413 monthly in a Cap Ex reserve, subject to a cap of $1,250,000. In addition, at loan origination the 360 Park Avenue South Borrower deposited $1,000,000 into a reserve account for required repairs to correct the Local Law 11 deficiency per the mortgage loan documents.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the 360 Park Avenue South Loan.

      PROPERTY MANAGEMENT. The 360 Park Avenue South Property is managed by
Cushman & Wakefield, Inc. Cushman & Wakefield, Inc. provides clients with a variety of real estate related services and has 11,000-plus worldwide employees, located in 192 offices throughout 58 countries.

                                      IV-4

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the 360 Park Avenue South Borrower is
required to insure the 360 Park Avenue South Property against risk of loss on account of acts of terrorism. However, the 360 Park Avenue South Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to 150% of the cost of the initial terrorism insurance premium.

      Certain additional information regarding the 360 Park Avenue South Loan and the 360 Park Avenue South Property is set forth on Appendix II hereto.

                                      IV-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-6

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

                           [PHOTOS OF LEGACY VILLAGE]

                                      IV-7

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

                             [MAP OF LEGACY VILLAGE]

                                      IV-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - LEGACY VILLAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH

ORIGINAL BALANCE(1):                    $108,000,000

CUT-OFF DATE BALANCE(1):                $100,574,654

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     February 1, 2004

INTEREST RATE:                          5.625%

AMORTIZATION:                           300 months

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          January 1, 2014

EXPECTED MATURITY BALANCE:              $81,806,878

SPONSORS:                               First Interstate Legacy Village Partners
                                        LLC, National Electric Benefit Pension
                                        Fund, and Northern Ohio Building and
                                        Construction Trades Real Estate
                                        Investment Group.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out until January 1, 2009.
                                        Thereafter, prepayable with the greater
                                        of yield maintenance and 1% of the
                                        principal balance being prepaid.
                                        Prepayable without penalty from and
                                        after November 1, 2013.

LOAN PER SF:                            $169.12

UP-FRONT RESERVES:                      RE Tax:          $340,200

                                        TI/LC:           $13,649,873

ONGOING RESERVES:                       RE Tax:          $48,600 / month

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Specialty

LOCATION:                               Lyndhurst, OH

YEAR BUILT/RENOVATED:                   2003 / NAP

PERCENT LEASED(2):                      94.7%

SQUARE FOOTAGE:                         594,682

THE COLLATERAL:                         594,682 square foot lifestyle center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Bayer Properties, L.L.C.

3RD MOST RECENT NOI (AS OF):            $8,806,907 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $11,049,988 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $11,438,408 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $10,814,932

U/W NET CASH FLOW:                      $10,316,980

U/W OCCUPANCY:                          94.7%

APPRAISED VALUE:                        $165,000,000

CUT-OFF DATE LTV:                       61.0%

MATURITY LTV:                           49.6%

DSCR:                                   1.28x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   The subject loan was funded in two parts. The first note with an original principal balance of $98,000,000 was funded on December 4, 2003 and an additional note in the original principal balance of $10,000,000 was funded on December 23, 2004.

(2)   Percent Leased is based on the rent roll dated April 11, 2007.

THE LEGACY VILLAGE LOAN.

      THE LOAN. The second largest loan (the "Legacy Village Loan"), as evidenced by (i) a certain Promissory Note in the amount of $98,000,000, dated as of December 4, 2003 and (ii) a certain Promissory Note in the amount of
$10,000,000, dated as of December 23, 2004 (together, the "Legacy Village
Note"), is secured by a first priority fee Open-End Mortgage, Assignment of
Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of
December 4, 2003 and amended on December 23, 2004 (the "Legacy Village
Mortgage") encumbering the 594,682 square foot lifestyle shopping center known as Legacy Village, located in Lyndhurst, Ohio (the "Legacy Village Property").
The words "Open End" in the title of the Legacy Village Mortgage do not imply that the loan is a line of credit or revolving facility. The Legacy Village
Borrower is not allowed to incur any additional indebtedness, not including trade debts. The Legacy Village Loan was originated on December 4, 2003 by or on behalf of Teacher's Insurance and Annuity Association of America, and
subsequently transferred to Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Legacy Village Investors LLC and Legacy
Village Partners LLC, a Delaware limited liability company (the "Legacy Village
Borrower"). The sponsors are First Interstate Legacy Village Partners LLC (25%),
National Electric Benefit Pension Fund ("NEBF") (71.9%), and Northern Ohio
Building and Construction Trades Real Estate Investment Group ("NOBCT") (3.1%).
Mitchell Schneider is the managing member of First Interstate Legacy Village
Partners Ltd and the president of First Interstate Properties LLC, an Ohio-based retail real estate development and management company. NEBF is a multi-employer defined benefit pension plan for union

                                      IV-9

members of the International Brotherhood of Electrical Workers and the National
Electric Contractors Association. NOBCT is an open-ended, co-mingled fund consisting of contributions from four local trade pension funds.

      THE PROPERTY. The Legacy Village Property is located in Lyndhurst, Ohio, at 25001 Cedar Road. The Legacy Village Property is located in a suburban retail corridor approximately 10 miles east of Cleveland. The site is proximate to
Cleveland's eastern suburbs, including the adjacent suburbs of Beachwood, Pepper
Pike, Orange and Shaker Heights. The Legacy Village Property was originally constructed in 2003, and it consists of a 594,682 square foot mixed-use retail, grocery, restaurant and entertainment center. The Legacy Village Property is situated on approximately 67 acres and includes 2,576 parking spaces. The Legacy
Village Property is anchored by Dick's Sporting Goods, Giant Eagle, Crate &
Barrel, Joseph Beth, Talbot's, Apple Computer, Cheesecake Factory and
Restoration Hardware. Expo Design Center, which is owned by The Home Depot Inc., closed its 90,900 square foot store in 2005. The closure was due to larger corporate issues for the store concept. The lease runs through 2044 and is guaranteed by The Home Depot Inc. which is rated A+/Aa3/A+ by Fitch, Moody's, and S&P, respectively. The tenant is dark but still paying rent. The Home Depot has subleased 50% of the space to Gold's Gym. The Legacy Village Property has increased its sales since the vacancy.

      The following table presents certain information relating to the lease rollover at the Legacy Village Property:

----------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                         % OF TOTAL
                                UNDERWRITTEN                      CUMULATIVE      UNDERWRITTEN       CUMULATIVE % OF TOTAL
                 # OF LEASES    BASE RENT PER    % OF TOTAL SF     % OF SF        BASE RENTAL          UNDERWRITTEN BASE
     YEAR          ROLLING       SF ROLLING         ROLLING        ROLLING      REVENUES ROLLING    RENTAL REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

    Vacant            12           $ 0.00              5%              5%              0%                      0%
     2007              0           $ 0.00              0%              5%              0%                      0%
     2008              4           $57.93              1%              6%              2%                      2%
     2009              3           $54.66              1%              7%              1%                      3%
     2010              4           $54.92              2%              9%              3%                      6%
     2011              4           $29.61              1%             10%              1%                      7%
     2012              2           $51.33              1%             10%              1%                      8%
     2013             13           $43.99             15%             25%             21%                     29%
     2014             10           $44.64              7%             32%             10%                     39%
     2015              2           $37.49              2%             34%              2%                     42%
     2016              2           $39.17              4%             38%              6%                     47%
2017 & Beyond         10           $25.73             62%            100%             53%                    100%
----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Legacy Village Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL     ANNUALIZED
                             CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME            MOODY'S/S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Giant Eagle                    --/--/--        80,363       14%        $2,364,537          13%         $29.42      10/31/2023
Expo Design Center (dark)      A+/Aa3/A+       92,373       16%        $2,055,595          11%         $22.25      01/31/2044
Dick's Sporting Goods          --/--/--        81,665       14%        $1,570,679           9%         $19.23      01/31/2019
Crate & Barrel                 --/--/--        35,925        6%        $1,022,541           6%         $28.46      10/31/2018
Talbot's                       --/--/--        24,085        4%          $928,795           5%         $38.56      01/31/2016
Joseph Beth                    --/--/--        26,628        4%          $796,795           4%         $29.92      10/31/2018
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        341,039       57%        $8,738,942          48%         $25.62
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various       222,087       37%        $9,293,188          52%         $41.84       Various
Vacant Space                      NAP          31,556        5%                $0           0%          $0.00          NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        594,682      100%       $18,032,130         100%         $30.32
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Legacy Village Borrower initially deposited
$340,200 into the real estate tax escrow account and is required to escrow 1/12 of annual real estate taxes monthly. The amounts shown are the current monthly collections. The Legacy Village Borrower initially deposited $2,582,960 into a tenant improvement reserve account (vacant space), from which the Legacy Village
Borrower can draw upon in order to pay for tenant improvements and leasing commissions for new tenants occupying vacant space at the Legacy Village
Property. The Legacy Village Borrower initially deposited $11,066,913 into a tenant improvement reserve account (leased space), from which the Legacy Village
Borrower can draw upon in order to pay for specific tenant improvements for which the Legacy Village Borrower is contractually obligated to pay for existing tenants at the Legacy Village Property.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place with respect to the Legacy Village Loan.

                                      IV-10

      PROPERTY MANAGEMENT. Effective as of April 2007, the Legacy Village
Property is managed by Bayer Properties, L.L.C., which is not an affiliate of the Legacy Village Borrower. The management agreement is subordinate to the
Legacy Village Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Legacy Village Borrower is required to insure the Legacy Village Property against risk on account of acts of terrorism.

      Certain additional information regarding the Legacy Village Loan and the
Legacy Village Property is set forth on Appendix II hereto.

                                      IV-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-12

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

                       [PHOTOS OF C&S WHOLESALE PORTFOLIO]

                                      IV-13

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

                        [MAP OF C&S WHOLESALE PORTFOLIO]

                                      IV-14

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 3 - C&S WHOLESALE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $82,500,000

CUT-OFF DATE BALANCE:                   $82,500,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     May 1, 2007

INTEREST RATE:                          5.480%

AMORTIZATION:                           Interest Only

ARD:                                    April 1, 2017

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the lesser of (i) 7.480% and
                                        (ii) the maximum rate permitted by
                                        applicable law.

MATURITY DATE:                          April 1, 2037

EXPECTED ARD BALANCE:                   $82,500,000

SPONSOR:                                Inland American Real Estate Trust, Inc.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out through March 31, 2010. In
                                        connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance. Prepayable without
                                        penalty on and after March 1, 2017.

LOAN PER SF:                            $47.94

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:         Springing

                                        Insurance:      Springing

                                        Cap Ex:         Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Industrial

PROPERTY SUB-TYPE:                      Warehouse / Cold Storage

LOCATION:                               Various - See Table

YEAR BUILT/RENOVATED:                   Various - See Table

PERCENT LEASED(1):                      100.0%

THE COLLATERAL:                         One warehouse and 3 cold storage
                                        industrial properties

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Inland American Industrial Management
                                        LLC

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                NAP

U/W NET OP. INCOME:                     $9,528,771

U/W NET CASH FLOW:                      $8,521,052

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $152,850,000

CUT-OFF DATE LTV:                       54.0%

ARD LTV:                                54.0%

DSCR:                                   1.88x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the leases expiring in 2022.

THE C&S WHOLESALE PORTFOLIO LOAN.

      THE LOAN. The third largest loan (the "C&S Wholesale Portfolio Loan") is evidenced by four promissory notes and is secured by three first priority mortgages and one first priority indemnity deed of trust on the C&S Wholesale
Portfolio, a portfolio of four industrial properties located in Massachusetts and Maryland (the "C&S Wholesale Portfolio Properties"). The C&S Wholesale
Portfolio Loan was originated on March 13, 2007 by Bear Stearns Commercial
Mortgage, Inc.

      THE BORROWER. The borrowers are Inland American Westfield Summit Lock,
L.L.C., Inland American North Hatfield, L.L.C., Inland American South Hatfield
Elm, L.L.C., and Inland American Aberdeen Old Philadelphia SPE, L.L.C., each a
Delaware limited liability company (collectively, the "C&S Wholesale Portfolio
Borrower"). Inland American Westfield Summit Lock, L.L.C., Inland American North
Hatfield, L.L.C., Inland American South Hatfield Elm, L.L.C. each own only their respective property. Inland American Aberdeen Old Philadelphia SPE, L.L.C. owns no material assets. Inland American Aberdeen Old Philadelphia, L.L.C.
("Grantor") is the grantor under the Maryland Indemnity Deed of Trust and owns no assets other than the related borrower and the property located in Aberdeen,
Maryland. The sole member of the C&S Wholesale Portfolio Borrower is Inland
American Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

                                      IV-15

      THE PROPERTIES. The C&S Wholesale Portfolio Properties consist of four industrial properties located in Massachusetts and Maryland. The portfolio consists of three cold storage facilities (81% of total net rentable area) and one warehouse facility (19% of total net rentable area). All of the assets are located less than 5 miles from major regional and/or national highways. The
Massachusetts properties are located outside of Springfield near the intersection of I-90 and I-91 while the Maryland property is located east of
I-95 in Aberdeen. The C&S Wholesale Portfolio Properties consist of 1,721,072 square feet and are each 100% leased by C&S Wholesale Grocers, Inc. ("C&S").
Founded in 1918, C&S is currently the second largest grocery wholesaler in the
United States, providing distribution services to grocery chains and independent stores, and delivering to more than 5,000 locations from its distribution centers in Vermont, Massachusetts, Connecticut, New York, New Jersey, Maryland,
Pennsylvania, Tennessee, South Carolina, Alabama, California and Hawaii. The
company is the 7th largest privately held company in the United States, as ranked by Forbes magazine, with annual sales for 2006 estimated to be approximately $20 billion. C&S is currently the defendant in a $750 million class action suit for claims of unpaid wages and overtime. In October 2006, the parties finalized an agreement to mediate, and the court has adjourned all current litigation dates pending the outcome of the mediation.

      The following table presents certain information relating to the C&S
Wholesale Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                                           NET
                                             ALLOCATED                   RENTABLE     YEAR BUILT /      APPRAISED      U/W NET CASH
PROPERTY               LOCATION             LOAN AMOUNT    SPACE TYPE    AREA (SF)      RENOVATED         VALUE            FLOW
------------------------------------------------------------------------------------------------------------------------------------

C&S - Westfield        Westfield, MA        $29,500,000   Cold Storage     520,000     1995 / 2004      $53,900,000     $3,049,791
C&S - Aberdeen         Aberdeen, MD         $22,720,000   Cold Storage     401,072     1995 / 2000      $41,500,000     $2,345,365
C&S - North Hatfield   North Hatfield, MA   $20,280,000   Cold Storage     467,000   1994-1996 / NAP    $38,100,000     $2,093,436
C&S - South Hatfield   South Hatfield, MA   $10,000,000   Warehouse        333,000   1968-1972 / NAP    $19,350,000     $1,032,461
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                       $82,500,000                  1,721,072                     $152,850,000     $8,521,052
------------------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover at the C&S Wholesale Portfolio Properties:

-----------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                                AVERAGE                                            % OF TOTAL        CUMULATIVE % OF
                   # OF       UNDERWRITTEN                                        UNDERWRITTEN      TOTAL UNDERWRITTEN
                  LEASES     BASE RENT PER    % OF TOTAL SF    CUMULATIVE %        BASE RENTAL         BASE RENTAL
     YEAR         ROLLING      SF ROLLING        ROLLING       OF SF ROLLING    REVENUES ROLLING     REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------

    Vacant           0           $0.00               0%              0%                 0%                   0%
     2007            0           $0.00               0%              0%                 0%                   0%
     2008            0           $0.00               0%              0%                 0%                   0%
     2009            0           $0.00               0%              0%                 0%                   0%
     2010            0           $0.00               0%              0%                 0%                   0%
     2011            0           $0.00               0%              0%                 0%                   0%
     2012            0           $0.00               0%              0%                 0%                   0%
     2013            0           $0.00               0%              0%                 0%                   0%
     2014            0           $0.00               0%              0%                 0%                   0%
     2015            0           $0.00               0%              0%                 0%                   0%
     2016            0           $0.00               0%              0%                 0%                   0%
2017 & Beyond        4           $6.01             100%            100%               100%                 100%
-----------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenant at the C&S Wholesale Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                              CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 (FITCH/         TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
       TENANT NAME             MOODY'S/S&P)       NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

C&S Wholesale Grocers, Inc.      --/--/--      1,721,072      100%      $10,340,500        100%          $6.01       06/30/2022
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         1,721,072      100%      $10,340,500        100%          $6.01
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP                0        0%               $0          0%          $0.00          NAP
Vacant Space                        NAP                0        0%               $0          0%          $0.00          NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         1,721,072      100%      $10,340,500        100%          $6.01
---------------------------------------------------------------------------------------------------------------------------------

                                      IV-16

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
C&S Wholesale Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the C&S Wholesale Portfolio Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. All rents are deposited into a cash management account with Lender unless and until C&S achieves a credit rating of
BBB or better. Prior to a cash management event, cash flow remaining after the payment of debt service and reserves is paid to the C&S Wholesale Portfolio
Borrower. After a cash management event, such excess cash flow is retained by
Lender as additional collateral. A cash management event is triggered upon (i)
the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, or (iii) the bankruptcy or insolvency of the C&S Wholesale Portfolio Borrower, Grantor, property manager, the anchor tenant, or the lease guarantor. In such case, all receivables will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) subject to certain conditions, including but not limited to the
DSCR for the preceding six month period being greater than or equal to 1.35x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The C&S Wholesale Portfolio Properties are managed by
Inland American Industrial Management LLC, an affiliate of the C&S Wholesale
Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The C&S Wholesale Portfolio Borrower may release any C&S Wholesale Portfolio Property from the lien of the C&S Wholesale
Portfolio Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to: (i)
payment of an amount equal to 115% of the allocated loan amount for the released property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 55%, and (iii) the DSCR immediately following the release is at least equal to the greater of 1.11x (based on a
9.30% constant) and the DSCR immediately prior to such release.

      SUBSTITUTION OF PROPERTIES. The C&S Wholesale Portfolio Borrower may
substitute any C&S Wholesale Portfolio Property with an individual property on or before April 1, 2017, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate DSCR immediately prior to the substitution, (ii)
the fair market value of the substitute property is not less than the greater of
(a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date of the substitution (iii) the payment of a fee equal to $10,000, and, (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal or downgrade in the ratings of the certificates.

      TERRORISM INSURANCE. Generally, the C&S Wholesale Portfolio Borrower is
required to insure the C&S Wholesale Portfolio Properties against risk of loss on account of acts of terrorism. However, the C&S Wholesale Portfolio Borrower is not required to maintain terrorism insurance if (a) the C&S Wholesale
Portfolio Borrower indemnifies the lender for any losses associated with acts of terrorism, (b) Inland American Real Estate Trust, Inc. ("Terrorism Insurance
Guarantor") guarantees the indemnification obligation described in clause (a), and (c) the Terrorism Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the C&S Wholesale Portfolio Loan and the C&S Wholesale Portfolio Properties is set forth on Appendix II hereto.

                                      IV-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

                           [PHOTOS OF FAIR CITY MALL]

                                      IV-19

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

                             [MAP OF FAIR CITY MALL]

                                      IV-20

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 4 - FAIR CITY MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH

ORIGINAL BALANCE:                       $71,000,000

CUT-OFF DATE BALANCE:                   $71,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     June 1, 2007

INTEREST RATE:                          5.500%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $71,000,000

SPONSOR:                                Marshall S. Ruben

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of May 1,
                                        2012 or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable in
                                        full without a premium from and after
                                        February 1, 2017.

LOAN PER SF:                            $184.53

UP-FRONT RESERVES:                      RE Tax:           $255,000

                                        TI/LC:            $400,000 (LOC)

                                        DSW Holdback:     $86,000

ONGOING RESERVES:                       RE Tax:           Springing

                                        Insurance:        Springing

                                        TI/LC:            Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Fairfax, VA

YEAR BUILT/RENOVATED:                   1974, 1988, 1990 / NAP

PERCENT LEASED(1):                      98.6%

SQUARE FOOTAGE:                         384,752

THE COLLATERAL:                         Community shopping center composed of
                                        five one-story buildings

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Urban Retail Properties Co. of Virginia

3RD MOST RECENT NOI (AS OF):            $5,647,036 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):            $5,717,924 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                $5,636,450 (TTM 03/31/2007)

U/W NET OP. INCOME:                     $6,142,928

U/W NET CASH FLOW:                      $5,807,458

U/W OCCUPANCY:                          91.0%

APPRAISED VALUE:                        $119,600,000

CUT-OFF DATE LTV:                       59.4%

MATURITY DATE LTV:                      59.4%

DSCR:                                   1.47x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated July 1, 2007.

THE FAIR CITY MALL LOAN.

      THE LOAN. The fourth largest loan (the "Fair City Mall Loan") as evidenced by the Promissory Note is secured by a first priority fee Deed of Trust,
Assignment of Leases and Rents, Security Agreement and Fixture Filing
encumbering the 384,752 square foot regional shopping center known as Fair City
Mall, located in Fairfax, Virginia (the "Fair City Mall Property"). The Fair
City Loan was originated on May 1, 2007 by or on behalf of Morgan Stanley
Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Fair City HHH, L.L.C., a Virginia limited liability company (the "Fair City Mall Borrower") that owns no material asset other than the Fair City Mall Property and related interests. The Fair City Mall
Borrower is owned by the Haft-Ruben family partnership consisting of Myrna R.
Haft (9%), Marshall S. Ruben (45%), Dana R. Rogers (45%), and Fair City Inc.
(1%). Marshall S. Ruben is the sponsor of the Fair City Mall Loan. Marshall S.
Ruben is a senior attorney for Ruben, Johnson & Morgan, P.C. in Hartford, CT focusing on commercial real estate. In addition to the subject property, the sponsorship also owns the Plaza at Landmark Loan (which is the fifth largest mortgage loan in the trust).

      THE PROPERTY. The Fair City Mall Property is located in Fairfax, Virginia at 9600 Main Street. The Fair City Mall Property is located in a developed commercial and residential area approximately 15 miles west of Washington, DC.
Fair City Mall Property was constructed in phases in 1974, 1988, and 1990 with a net rentable area of 384,752 square feet. It is a community shopping center consisting of five single-story buildings, including three out-parcels (Wendy's,
McDonald's and Chevy Chase Savings Bank). The Fair City Mall Property is
situated on approximately 33.12 acres. The Fair City Mall Property is anchored by Shoppers Food Warehouse (61,915 square feet), Lifetime Fitness (58,889 square feet), Bed, Bath & Beyond (34,740 square feet), and Marshall's (27,630 square feet).

                                      IV-21

         The following table presents certain information relating to the lease rollover at Fair City Mall Property:

------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                                                                                                        CUMULATIVE % OF
                                 AVERAGE                                             % OF TOTAL              TOTAL
                  # OF        UNDERWRITTEN                                        UNDERWRITTEN BASE      UNDERWRITTEN
                 LEASES     BASE RENT PER SF    % OF TOTAL SF    CUMULATIVE %      RENTAL REVENUES        BASE RENTAL
     YEAR        ROLLING         ROLLING        FEET ROLLING     OF SF ROLLING         ROLLING         REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

    Vacant          2             $0.00               1%               1%                 0%                  0%
     2007           0             $0.00               0%               1%                 0%                  0%
     2008           4            $29.99               4%               6%                 7%                  7%
     2009           9            $15.20              31%              37%                29%                 36%
     2010           2            $21.29               2%              39%                 2%                 39%
     2011           5            $15.72              10%              49%                10%                 49%
     2012           3            $26.61               1%              50%                 2%                 51%
     2013           1            $14.00               3%              53%                 3%                 53%
     2014           3            $28.16               2%              55%                 3%                 56%
     2015           1            $12.09              16%              71%                12%                 68%
     2016           6            $29.45               6%              77%                10%                 78%
2017 & Beyond       5            $15.42              23%             100%                22%                100%
------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Fair City Mall Property:

------------------------------------------------------------------------------------------------------------------------------
                                                                                      % OF TOTAL     ANNUALIZED
                             CREDIT RATING                            ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/        TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME            MOODY'S/S&P)(1)     NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

Shoppers Food Warehouse        B+/B1/BB-       61,915       16%         $748,552          12%          $12.09      09/30/2015
Lifetime Fitness               --/--/--        58,889       15%         $647,900          10%          $11.00      07/31/2026
Bed Bath & Beyond              --/--/BBB       34,740        9%         $581,200           9%          $16.73      01/31/2009
DSW                            --/--/--        18,416        5%         $441,984           7%          $24.00      04/30/2017
Ross Dress for Less            --/--/BBB       27,030        7%         $364,905           6%          $13.50      01/31/2009
Marshall's                      --/A3/A        27,630        7%         $339,849           5%          $12.30      01/31/2011
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        228,620       59%       $3,124,390          49%          $13.67
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various       150,782       39%       $3,216,444          51%          $21.33       Various
Vacant Space                      NAP           5,350        1%               $0           0%          $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        384,752      100%       $6,340,834         100%          $16.48
------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. The Fair City Mall Borrower deposited with lender
$255,000 for tax funds on the closing date. The Fair City Mall Borrower's obligation to make monthly tax deposits will be suspended if no event of default has occurred or is continuing, the Fair City Mall borrower has deposited with lender cash in an amount equal to six months of real estate taxes or a letter of credit and the Fair City Mall Borrower provides Lender with evidence that all real estate taxes are being paid in full on or before the due dates. The Fair
City Mall Borrower's obligation to make monthly insurance deposits will be suspended so long as no event of default has occurred and the Fair City Mall borrower provides evidence that all required insurance coverages are being maintained in full force. Additionally, on the closing date the Fair City Mall
Borrower deposited with lender $400,000 (the "Rollover Deposit") for tenant improvements and leasing commissions and shall deposit with lender a monthly
Rollover Deposit in the amount of $16,925, up to a maximum of $400,000 on deposit at any time. The Rollover Deposit obligation may also be satisfied with a letter of credit in the amount of $400,000. In the event that the Fair City
Mall Borrower receives compensation in connection with a tenant's lease termination, such funds will be deposited with lender for tenant improvements and leasing commissions. At the closing, the Fair City Mall Borrower deposited with lender $86,000 in connection with construction obligations under the DSW lease.

      LOCKBOX AND CASH MANAGEMENT. No lockbox is in place with respect to the
Fair City Mall Loan.

      PROPERTY MANAGEMENT. The Fair City Mall Property is managed by Urban
Retail Properties, Co. of Virginia. The management agreement is subordinate to the Fair City Mall Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Fair City Mall Borrower is required to insure the Fair City Mall Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Fair City Mall Loan and the
Fair City Mall Property is set forth on Appendix II hereto.

                                      IV-22

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

                          [PHOTOS OF PLAZA AT LANDMARK]

                                      IV-23

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

                           [MAP OF PLAZA AT LANDMARK]

                                      IV-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 - PLAZA AT LANDMARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   MSMCH

ORIGINAL BALANCE:                       $69,000,000

CUT-OFF DATE BALANCE:                   $69,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     June 1, 2007

INTEREST RATE:                          5.500%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $69,000,000

SPONSOR:                                Marshall S. Ruben

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the earlier of May 1st,
                                        2012, or 2 years after the REMIC
                                        "start-up" day, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without a premium from and after
                                        February 1, 2017.

LOAN PER SF:                            $160.96

UP-FRONT RESERVES:                      RE Tax:                      $302,000

                                        TI/LC:                       $300,000

                                        Regency/Bally's Holdback:    $5,600,000

                                        Tenancy Holdback:            $455,000

ONGOING RESERVES:                       RE Tax:                      Springing

                                        Insurance:                   Springing

                                        TI/LC:                       Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Alexandria, VA

YEAR BUILT/RENOVATED:                   1963 / 1990

PERCENT LEASED(1):                      99.8%

SQUARE FOOTAGE:                         428,668

THE COLLATERAL:                         Regional shopping center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Urban Retail Properties Co. of Virginia

3RD MOST RECENT NOI (AS OF):            $5,148,651 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):            $5,303,839 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                $5,197,200 (TTM 03/31/2007)

U/W NET OP. INCOME:                     $5,999,576

U/W NET CASH FLOW:                      $5,570,662

U/W OCCUPANCY:                          95.0%

APPRAISED VALUE:                        $111,400,000

CUT-OFF DATE LTV:                       61.9%

MATURITY DATE LTV:                      61.9%

DSCR:                                   1.45x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent Leased is based on the rent roll dated April 1, 2007

THE PLAZA AT LANDMARK LOAN.

      THE LOAN. The fifth largest loan (the "Plaza at Landmark Loan") as evidenced by the Promissory Note is secured by a first priority fee Amended Deed of Trust and Security Agreement encumbering the 428,668 square foot regional shopping center known as Plaza at Landmark, located in Alexandria, Virginia (the
"Plaza at Landmark Property"). The Plaza at Landmark Loan was originated on May
1, 2007 by or on behalf of Morgan Stanley Mortgage Capital Holdings LLC.

      THE BORROWER. The borrower is Landmark HHH, L.L.C., a Virginia limited liability company (the "Plaza at Landmark Borrower") that owns no material asset other than the Plaza at Landmark Property and related interests. The Plaza at
Landmark Borrower is owned by the Haft-Ruben family partnership consisting of
Myrna R. Haft (9%), Marshall S. Ruben (45%), Dana R. Rogers (45%), and Landmark
HHH, Inc. (1%). Marshall S. Ruben is the sponsor of the Plaza at Landmark Loan.
Marshall S. Ruben is a senior attorney for Ruben, Johnson & Morgan, P.C. in
Hartford, CT focusing on commercial real estate. In addition to the subject property, the sponsorship also owns the Fair City Mall Loan (which is the fourth largest mortgage loan in the trust).

      THE PROPERTY. The Plaza at Landmark Property is located in Alexandria,
Virginia at 6200 Little River Turnpike, 10 miles southwest of Washington DC. The
Plaza at Landmark Property was originally constructed in 1963 and renovated in
1990. It consists of a 428,668 square foot community center of stores. The Plaza at Landmark Property is situated on approximately 22.649 acres and includes 1853 parking spaces. The Plaza at Landmark Property is anchored by Shoppers Food
Warehouse, Regency Furniture, Inc., Bally Total Fitness and Marshall's.

                                      IV-25

       The following table presents certain information relating to the lease rollover at Plaza at Landmark Property:

------------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SCHEDULE

                                                                                      % OF TOTAL
                                                                                     UNDERWRITTEN      CUMULATIVE % OF
                  # OF            AVERAGE                                             BASE RENTAL    TOTAL UNDERWRITTEN
                 LEASES      UNDERWRITTEN BASE     % OF TOTAL SF    CUMULATIVE %       REVENUES          BASE RENTAL
    YEAR         ROLLING    RENT PER SF ROLLING       ROLLING       OF SF ROLLING       ROLLING       REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

   Vacant           1              $0.00                0%                0%              0%                  0%
    2007            2             $34.05                1%                1%              1%                  1%
    2008            5             $19.95                9%               10%             11%                 12%
    2009            6             $29.25                3%               13%              5%                 18%
    2010            6             $15.30               15%               27%             14%                 32%
    2011            8             $15.83               15%               42%             14%                 46%
    2012            6             $29.33                5%               46%              9%                 55%
    2013            2             $13.65               10%               57%              9%                 63%
    2014            1             $28.41                0%               57%              1%                 64%
    2015            1             $20.34                2%               59%              2%                 66%
    2016            0              $0.00                0%               59%              0%                 66%
2017 & Beyond       5             $13.07               41%              100%             34%                100%
------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants at the Plaza at Landmark Property:

--------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                             CREDIT RATING                              ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                (FITCH/         TENANT                 UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME            MOODY'S/S&P)(1)      NRSF     % OF NRSF    BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

Shoppers Food Warehouse      B+/B1/BB-          65,000       15%        $1,092,000         16%           $16.80      01/31/2021
Regency Furniture, INC.(2)    --/--/--          62,480       15%          $624,800          9%           $10.00      12/31/2017
Bally Total Fitness           --/--/--          42,735       10%          $427,350          6%           $10.00      01/31/2022
Marshall's                    --/A3/A           35,875        8%          $412,563          6%           $11.50      12/30/2010
Ross Dress for Less          --/--/BBB          28,700        7%          $530,950          8%           $18.50      01/31/2008
Total Beverages               --/--/--          26,377        6%          $466,345          7%           $17.68      10/31/2013
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         261,167       61%        $3,554,008         52%           $13.61
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other Tenants                 Various          166,541       39%        $3,307,644         48%           $19.86       Various
Vacant Space                    NAP                960        0%                $0          0%            $0.00         NAP
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         428,668      100%        $6,861,652        100%           $16.01
--------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Regency Furniture, Inc. is scheduled to take occupancy on 1/1/2008. An escrow is in place until the tenant take occupancy; therefore, underwriting includes contractual rent for that tenant. Please see the
      Escrows and Reserves section below.

      ESCROWS AND RESERVES. On the closing date, the Plaza at Landmark Borrower deposited with lender $302,000 for tax funds. The Plaza at Landmark Borrower's obligation to make monthly tax deposits will be suspended if no event of default has occurred or is continuing, borrower has deposited with lender cash in an amount equal to six months of real estate taxes or a letter of credit and the
Plaza at Landmark Borrower provides lender with evidence that all real estate taxes are being paid in full on or before the due dates. The Plaza at Landmark
Borrower's obligation to make monthly insurance deposits will be suspended for so long as no event of default has occurred and the borrower provides evidence that all required insurance coverage is being maintained in full force. On the closing date, the Plaza at Landmark Borrower also deposited $300,000 in
"Rollover Funds" for tenant improvements and leasing commissions and shall make further monthly deposits of $18,236 for such purposes, capped at $300,000 on deposit at any time.

      In the event the Plaza at Landmark Borrower receives compensation in connection with a tenant's lease termination, the Plaza at Landmark Borrower shall deposit the lease termination fee with lender to be used for tenant improvements and leasing commissions with respect to the space relating to such lease termination or in replacement of rent if there was a rent deficiency for the space from and after the date the lease terminated.

      On the closing date, the Plaza at Landmark Borrower deposited with lender
$5,600,000 with respect to the lease between the Plaza at Landmark Borrower, as landlord, and Regency Furniture, Inc. and Regency Furniture of Alexandria, Inc.,
as tenant, and the lease between the Plaza at Landmark Borrower, as landlord, and Bally Total Fitness of Mid-Atlantic, Inc., as tenant. The reserve will be released on the occupancy, proof of rent payment, and acceptable estoppels of the Regency Furniture and Bally's Fitness spaces. At the closing, the Plaza at
Landmark Borrower deposited $455,000 in "Tenancy Holdback Funds" for tenants who have executed leases, but who have not begun occupying their leased premises and/or commenced paying rent. This reserve will be released on occupancy and payment of rent by Bally's Fitness, Andrew's Cleaners, Branch Banking and Trust
Company, and Lollicup VA, LLC. In lieu of making the monthly tax deposits,

                                      IV-26

the Rollover Funds deposits and the Regency/Bally's Holdback Funds deposits, the
Plaza at Landmark Borrower may deliver to lender a letter of credit equal to six months of taxes with respect to the tax funds, $300,000 with respect to the
Rollover Funds, and $5,600,000 with respect to the Regency/Bally's Holdback
Funds.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place for the Plaza at
Landmark loan.

      PROPERTY MANAGEMENT. The Plaza at Landmark Property is managed by Urban
Retail Properties Co. of Virginia. The management agreement is subordinate to the Plaza at Landmark Loan.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Plaza at Landmark Borrower is required to insure the Plaza at Landmark Property against risk of loss on account of acts of terrorism.

      Certain additional information regarding the Plaza at Landmark Loan and the Plaza at Landmark Property is set forth on Appendix II hereto.

                                      IV-27

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-28

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

                          [PHOTOS OF MAPLE TREE PLACE]

                                      IV-29

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

                            [MAP OF MAPLE TREE PLACE]

                                      IV-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 - MAPLE TREE PLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $63,400,000

CUT-OFF DATE BALANCE:                   $63,400,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          5.482%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          March 1, 2012

EXPECTED MATURITY BALANCE:              $63,400,000

SPONSOR:                                Inland Western Retail Real Estate
                                        Trust, Inc.

INTEREST CALCULATION:                   30/360
CALL PROTECTION:                        Locked out through February 28, 2010. In
                                        connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance. Prepayable without
                                        penalty on and after February 1, 2012.

LOAN PER SF:                            $129.67

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:             Springing

                                        Insurance:          Springing

                                        Cap Ex:             Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Williston, VT

YEAR BUILT/RENOVATED:                   2001 - 2006 / NAP

PERCENT LEASED(1):                      85.2%

SQUARE FOOTAGE:                         488,915

THE COLLATERAL:                         Class "A" anchored retail center

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Inland US Management LLC

3RD MOST RECENT NOI (AS OF):            NAP

2ND MOST RECENT NOI (AS OF):            NAP

MOST RECENT NOI (AS OF):                $5,045,757 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $6,392,887

U/W NET CASH FLOW:                      $6,164,220

U/W OCCUPANCY:                          85.9%

APPRAISED VALUE:                        $118,500,000

CUT-OFF DATE LTV:                       53.5%

MATURITY DATE LTV:                      53.5%

DSCR:                                   1.77x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 3, 2007.

THE MAPLE TREE PLACE LOAN.

      THE LOAN. The sixth largest loan (the "Maple Tree Place Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Maple Tree Place retail property located in Williston, Vermont (the "Maple
Tree Place Property"). The Maple Tree Place Loan was originated on February 6,
2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is Inland Western Williston Maple Tree, L.L.C., a Delaware limited liability company that owns no material assets other than the
Maple Tree Place Property (the "Maple Tree Place Borrower"). The sponsor of the
Maple Tree Place Borrower is Inland Western Retail Real Estate Trust, Inc., a
subsidiary of the Inland Group Inc. ("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTY. The Maple Tree Place Property is a 488,915 square foot anchored retail center located in Williston, Vermont. The Maple Tree Place
Property was built from 2001-2006 and is located approximately five minutes from the Burlington International Airport and approximately twenty minutes from downtown Burlington, Vermont. Anchored by Best Buy, Linens `N Things, Shaw's
Supermarket and Staples, the Maple Tree Place Property was 85.2% leased to 39 retail tenants and 6 office tenants as of January 3, 2007. The largest tenant,
Shaw's Supermarket, reported 2006 annual sales of $32,500,000, or $535 per square foot. The Majestic Cinemas reported 2006 annual sales of approximately
$407,100 per screen. No tenant at the property accounts for more than 12% of the total net rentable area or 14% of the annualized underwritten base rent. Other nationally recognizable tenants at the property include GSA, The Men's
Warehouse, Chili's Restaurant and Longhorn Steakhouse.

                                      IV-31

      The following table presents certain information relating to the lease rollover at the Maple Tree Place Property:

---------------------------------------------------------------------------------------------------------------
                                            LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL       CUMULATIVE % OF
                 # OF     UNDERWRITTEN                                      UNDERWRITTEN     TOTAL UNDERWRITTEN
                LEASES    BASE RENT PER   % OF TOTAL SF   CUMULATIVE %      BASE RENTAL         BASE RENTAL
    YEAR        ROLLING    SF ROLLING        ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

   Vacant          2          $0.00            15%             15%               0%                   0%
    2007           1         $22.66             0%             15%               0%                   0%
    2008          10         $17.30             4%             19%               5%                   5%
    2009           9         $18.06             4%             23%               5%                  10%
    2010           5         $16.97             3%             27%               4%                  14%
    2011           2         $20.58             1%             27%               1%                  15%
    2012           1         $25.21             1%             28%               1%                  16%
    2013           2         $14.58             1%             29%               1%                  17%
    2014           2         $19.92             3%             32%               4%                  21%
    2015           0          $0.00             0%             32%               0%                  21%
    2016           5         $16.78             8%             40%               9%                  30%
2017 & Beyond      8         $16.97            60%            100%              70%                 100%
---------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the Maple Tree Place Property:

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                          CREDIT RATING                               ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             (FITCH/                                 UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
     TENANT NAME         MOODY'S/S&P)(1)   TENANT NRSF   % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Shaw's Supermarket          --/--/--          60,800        12%         $987,996         14%          $16.25      02/28/2022
Christmas Tree Shop         --/--/BBB         46,479        10%         $829,650         12%          $17.85      11/30/2024
Best Buy                  BBB+/Baa2/BBB       46,219         9%         $775,790         11%          $16.79      01/31/2017
Dick's Sporting Goods       --/--/--          40,000         8%         $610,000          9%          $15.25      01/31/2017
Linens 'N Things            --/--/--          35,000         7%         $525,000          7%          $15.00      01/31/2017
Majestic Cinemas            --/--/--          32,764         7%         $442,314          6%          $13.50      04/30/2019
Staples                  BBB+/Baa1/BBB+       24,000         5%         $332,905          5%          $13.87      10/31/2016
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       285,262        58%       $4,503,655         63%          $15.79
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Other Tenants                Various         131,490        27%       $2,665,525         37%          $20.27       Various
Vacant Space                   NAP            72,163        15%               $0          0%           $0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       488,915       100%       $7,169,180        100%          $14.66
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Maple Tree Place Borrower fails to provide evidence of payment. Cap Ex reserve springs if the Maple Tree Place Borrower fails to make all necessary replacements or maintain the Maple Tree Place Property to lender's satisfaction, or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of a lockbox event, (i)
the Maple Tree Place Borrower will execute a cash management agreement, (ii) all receivables will be paid into a lockbox account, and (iii) after the payment of debt service, reserves and operating expenses, the excess cash will be paid to the Maple Tree Place Borrower. A lockbox event is triggered if DSCR is less than or equal to 1.25x for the preceding six months annualized or upon a cash management event. Upon the occurrence of a cash management event, the excess cash shall not be paid to the Maple Tree Place Borrower, but rather, shall be held by lender as additional security. A cash management event is triggered upon
(i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, or (iii) the bankruptcy of the Maple Tree Place Borrower, property manager or the anchor tenant. Such cash sweep may be terminated (not more than twice during the term of the Maple Tree Place Loan) subject to certain conditions, including but not limited to the DSCR for the preceding six month period being greater than or equal to 1.25x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The Maple Tree Place Property is managed by Inland US
Management LLC, an affiliate of the Maple Tree Place Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                      IV-32

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Maple Tree Place Borrower is required to insure the Maple Tree Place Property against risk of loss on account of acts of terrorism. However, the Maple Tree Place Borrower is not required to maintain terrorism insurance if (a) the Maple Tree Place Borrower indemnifies the lender for any losses associated with acts of terrorism, (b) Inland Western Retail Real
Estate Trust, Inc. ("Terrorism Insurance Guarantor") guarantees the indemnification obligation described in clause (a), and (c) the Terrorism
Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the Maple Tree Place Loan and the
Maple Tree Place Property is set forth on Appendix II hereto.

                                      IV-33

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

                          [PHOTOS OF THE MERCER HOTEL]

                                      IV-35

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

                            [MAP OF THE MERCER HOTEL]

                                      IV-36

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 7 - THE MERCER HOTEL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $55,000,000

CUT-OFF DATE BALANCE:                   $55,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         BBB- / BBB- / BBB (low)

FIRST PAYMENT DATE:                     July 1, 2007

INTEREST RATE:                          5.345%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          June 1, 2017

EXPECTED MATURITY BALANCE:              $55,000,000

SPONSORS:                               Richard Born, Ira Drukier and Andre
                                        Balazs

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until the 2 years after the
                                        REMIC "start-up" date, with U.S.
                                        Treasury defeasance thereafter.
                                        Prepayable without penalty on and after
                                        May 1, 2017.

LOAN PER ROOM:                          $733,333

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:                Springing

                                        Insurance:             Springing

                                        Deferred Maintenance:  Springing

                                        FF&E:                  Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Hospitality

PROPERTY SUB-TYPE:                      Full Service

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1887 / 1997, 2004-2006

OCCUPANCY(1):                           94.4%

ROOMS:                                  75

THE COLLATERAL:                         75-room luxury boutique hotel

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Mercer Management, L.L.C. and BD
                                        Hotels, LLC

3RD MOST RECENT NOI (AS OF):            $7,830,076 (TTM 12/31/2005)

2ND MOST RECENT NOI (AS OF):            $8,909,955 (TTM 12/31/2006)

MOST RECENT NOI (AS OF):                $9,051,070 (TTM 04/30/2007)

U/W NET OP. INCOME:                     $8,894,539

U/W NET CASH FLOW:                      $8,219,780

U/W OCCUPANCY:                          94.5%

APPRAISED VALUE:                        $135,000,000

CUT-OFF DATE LTV:                       40.7%

MATURITY DATE LTV:                      40.7%

DSCR:                                   2.76x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Occupancy is based on the trailing twelve-month financials dated April 30,
      2007.

THE MERCER HOTEL LOAN.

      THE LOAN. The seventh largest loan (the "Mercer Hotel Loan") is evidenced by a promissory note and is secured by a first priority mortgage on The Mercer
Hotel located in New York, New York (the "Mercer Hotel Property"). The Mercer
Hotel Loan was originated on May 16, 2007 by Bear Stearns Commercial Mortgage,
Inc.

      THE BORROWER. The borrowers are The Mercer I L.L.C. and Mercer Operating,
LLC, each a Delaware limited liability company (collectively the "Mercer Hotel
Borrower") that owns no material assets other than the Mercer Hotel Property and related interests. The Mercer Hotel Borrower is sponsored by Richard Born, Ira
Drukier and Andre Balazs. Mr. Born and Mr. Drukier, founders of BD Hotels, have ownership interests in approximately 25 hotels, the majority of which are located in Manhattan. Their portfolio includes the Chambers Hotel, the Hotel
Metro, the Marquis Hotel, the Belvedere Hotel, the Mercer Hotel, the Wellington
Hotel, and the Maritime Hotel. Andre Balazs is an experienced hotel owner and through Andre Balazs Properties, owns a group of boutique hotels including Hotel
QT in New York, The Standard Hollywood, The Standard Downtown Los Angeles, The
Standard Miami Hotel and Spa, Chateau Marmont in Hollywood, The Raleigh in Miami
Beach and Sunset Beach in Shelter Island.

      THE PROPERTY. The Mercer Hotel Property is a 6-story, 75-room, boutique hotel located at the northwest corner of Mercer and Prince Streets within the
SoHo section of New York City. The Mercer Hotel Property is a landmark
Romanesque revival building originally built in 1887 and redeveloped as a hotel in 1997 by the sponsors. The property was most recently renovated from 2004-2006 for a reported cost of $2,054,000 ($27,387/key). The room mix at the property includes 18 Queens, 10 Courtyard Queens, 8 Studio Queens, 32 Deluxe King Studio,
5 Loft King Suites, and 2 Courtyard Loft King Rooms. Amenities at the property include complimentary guest access to Crunch Gym

                                      IV-37

and World Gym (both located one block away), business services including courier service and foreign currency exchange, and a car/limo rental service. Typical room amenities include room bars, plasma flat screen TVs, DVD & CD players, complimentary high-speed wireless internet access, marble bathrooms and in-room safes. The Mercer Hotel Property also features the 200-seat Mercer Kitchen restaurant, a Jean-Georges Vongerichten establishment, which is comprised of a
40-seat street-level cafe adjacent to the lobby and a 160-seat lower level main dining room. There is one 11,000 square foot retail space at the Mercer Hotel property which is occupied by J.Crew.

---------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR

                   COMPETITIVE SET (1)            THE MERCER HOTEL (2)            PENETRATION FACTOR

   YEAR       OCCUPANCY     ADR     REVPAR    OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR     REVPAR
---------------------------------------------------------------------------------------------------------

   2004         82.3%     $302.55   $248.90     86.4%     $516.38   $445.93    105.0%     170.7%   179.2%
   2005         84.6%     $350.93   $297.05     91.5%     $554.31   $507.29    108.2%     158.0%   170.8%
   2006         86.7%     $379.97   $329.40     94.6%     $602.38   $569.94    109.1%     158.5%   173.0%
T-12 4/2007     86.5%     $394.20   $340.85     94.4%     $622.69   $587.53    109.1%     158.0%   172.4%
---------------------------------------------------------------------------------------------------------

(1)   Data provided by Smith Travel Research.

(2)   Based on operating statements provided by the Mercer Hotel Borrower.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
Mercer Hotel Borrower fails to provide evidence of payment or an event of default occurs. Furniture, Fixture & Equipment reserve springs if the Mercer
Hotel Borrower fails to provide evidence of property maintenance. A deferred maintenance reserve of $13,125 springs if the Mercer Hotel Borrower does not complete the required repairs outlined in the mortgage loan documents by
November 16, 2007.

      LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the Mercer Hotel Loan.

      PROPERTY MANAGEMENT. The Mercer Hotel Property is managed by Mercer
Management, L.L.C. and BD Hotels, LLC, affiliates of the Mercer Hotel Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the Mercer Hotel Borrower is required to insure the Mercer Hotel Property against risk of loss on account of acts of terrorism. However, the Mercer Hotel Borrower is required to maintain terrorism insurance only to the extent obtainable for a maximum annual premium equal to
200% of the initial terrorism insurance at closing. In no event shall the insurance coverage be less than the then-outstanding principal balance minus the land value.

      Certain additional information regarding the Mercer Hotel Loan and the
Mercer Hotel Property is set forth on Appendix II hereto.

                                      IV-38

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
--------------------------------------------------------------------------------

                         [PHOTOS OF NY INLAND PORTFOLIO]

                                      IV-39

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF NY INLAND PORTFOLIO]

                                      IV-40

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 8 - NY INLAND PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $52,310,000

CUT-OFF DATE BALANCE:                   $52,310,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     April 1, 2007

INTEREST RATE:                          5.391%

AMORTIZATION:                           Interest Only

ARD:                                    March 1, 2012

HYPERAMORTIZATION:                      After the ARD, the loan interest rate
                                        steps up to the lesser of (i) 7.391% and
                                        (ii) the maximum rate permitted by
                                        applicable law.

MATURITY DATE:                          March 1, 2037

EXPECTED ARD BALANCE:                   $52,310,000

SPONSOR:                                Inland Western Retail Real Estate Trust,
                                        Inc.

INTEREST CALCULATION:                   30/360

CALL PROTECTION:                        Locked out through February 28, 2010. In
                                        connection with any voluntary
                                        prepayment, the borrower must pay a
                                        premium equal to the greater of a yield
                                        maintenance premium and 1% of the
                                        principal balance. Prepayable without
                                        penalty on and after February 1, 2012.

LOAN PER SF:                            $77.65

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:             Springing

                                        Insurance:          Springing

                                        Cap Ex:             Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Portfolio

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               Various - See Table

YEAR BUILT/RENOVATED:                   2000 / NAP

PERCENT LEASED(1):                      100.0%

SQUARE FOOTAGE:                         673,696

THE COLLATERAL:                         Two anchored retail centers

OWNERSHIP INTEREST:                     Fee/Leasehold

PROPERTY MANAGEMENT:                    Inland US Management LLC

3RD MOST RECENT NOI (AS OF):            $5,867,648 (TTM 12/31/2003)

2ND MOST RECENT NOI (AS OF):            $5,456,313 (TTM 12/31/2004)

MOST RECENT NOI (AS OF):                $5,558,678 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $5,687,304

U/W NET CASH FLOW:                      $5,451,242

U/W OCCUPANCY:                          96.8%

APPRAISED VALUE:                        $95,400,000

CUT-OFF DATE LTV:                       54.8%

ARD LTV:                                54.8%

DSCR:                                   1.93x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 18, 2007.

THE NY INLAND PORTFOLIO LOAN.

      THE LOAN. The eighth largest loan (the "NY Inland Portfolio Loan") is evidenced by two promissory notes and is secured by two first priority mortgages on the NY Inland Portfolio, a portfolio of two retail properties located in New
York State (the "NY Inland Portfolio Properties"). The NY Inland Portfolio Loan
was originated on February 6, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrowers are Inland Western Poughkeepsie Mid-Hudson,
L.L.C. and Inland Western Saratoga Springs Wilton, L.L.C., each a Delaware limited liability company that owns no material assets other than the one of the two NY Inland Portfolio Properties (collectively, the "NY Inland Portfolio
Borrower"). The sponsor of the NY Inland Portfolio Borrower is Inland Western
Retail Real Estate Trust, Inc., a subsidiary of the Inland Group Inc.
("Inland"). Inland, together with its subsidiaries and affiliates, is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, development, redevelopment, syndication, renovation, construction finance and other related services. Currently, Inland employs more than 1,000 people and manages over a reported $17 billion in assets and more than 100 million square feet of commercial property.

      THE PROPERTIES. The NY Inland Portfolio Properties consist of two retail centers located in New York State. Wilton Square is a 438,097 square foot power retail center located in Saratoga Springs, New York. Originally constructed in
1977, the property was redeveloped in 2000 and a mix of anchor tenants was added, including Home Depot, Target and Staples. Wilton Square is currently 100%
leased to 19 tenants. The Wilton Square property is located within the State
Route 50 Corridor of Saratoga Springs, a major big box retail strip which includes such retailers as Wal-Mart, Lowe's, Best Buy, TJ Maxx, Bed, Bath &
Beyond, Dick's Sporting Goods and BJ's Wholesale Club. The Mid-Hudson Shopping
Center is a 235,599 square foot power retail center which was built in 2000 and is situated on

                                      IV-41

a 24.78-acre site in Poughkeepsie, New York. The Mid-Hudson Shopping Center
property is anchored by Home Depot and Stop & Shop (currently dark). The center is currently 100% leased with 73.7% physical occupancy. Several other tenants at the property are nationally recognized tenants including Staples, Applebee's,
McDonalds and Starbucks. Trade Dimensions estimated 2006 annual sales for Home
Depot (Wilton Square), Target and Price Chopper of $286 per square foot, $251 per square foot, and $525 per square foot, respectively.

      The following table presents certain information relating to the NY Inland
Portfolio Properties:

--------------------------------------------------------------------------------------------------------------------------
                                                     ALLOCATED    NET RENTABLE   YEAR BUILT /    APPRAISED    U/W NET CASH
PROPERTY                     LOCATION               LOAN AMOUNT    AREA (SF)      RENOVATED        VALUE          FLOW
--------------------------------------------------------------------------------------------------------------------------

Wilton Square                Saratoga Springs, NY   $28,560,000     438,097       2000 / NAP    $49,400,000    $2,864,876
Mid-Hudson Shopping Center   Poughkeepsie, NY       $23,750,000     235,599       2000 / NAP    $46,000,000    $2,586,367
--------------------------------------------------------------------------------------------------------------------------
TOTAL                                               $52,310,000     673,696                     $95,400,000    $5,451,242
--------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover at the NY Inland Portfolio Properties:

----------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

                                 AVERAGE                                      % OF TOTAL
                              UNDERWRITTEN                    CUMULATIVE     UNDERWRITTEN      CUMULATIVE % OF TOTAL
                # OF LEASES   BASE RENT PER   % OF TOTAL SF    % OF SF       BASE RENTAL      UNDERWRITTEN BASE RENTAL
    YEAR          ROLLING      SF ROLLING        ROLLING       ROLLING     REVENUES ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------

   Vacant            0            $0.00             0%             0%             0%                      0%
    2007             2           $23.55             1%             1%             2%                      2%
    2008             5           $25.41             1%             2%             3%                      5%
    2009             1           $22.50             0%             2%             0%                      5%
    2010             0            $0.00             0%             2%             0%                      5%
    2011             8           $12.00            14%            16%            18%                     23%
    2012             2           $27.79             0%            17%             1%                     25%
    2013             0            $0.00             0%            17%             0%                     25%
    2014             0            $0.00             0%            17%             0%                     25%
    2015             3           $14.22             8%            24%            12%                     36%
    2016             2           $14.76             6%            30%             9%                     46%
2017 & Beyond        8            $7.34            70%           100%            54%                    100%
----------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the NY Inland Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             % OF TOTAL     ANNUALIZED
                           CREDIT RATING                                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/                       TENANT    % OF   UNDERWRITTEN   UNDERWRITTEN    BASE RENT       LEASE
      TENANT NAME          MOODY'S/S&P)(1)    PROPERTY       NRSF     NRSF   BASE RENT ($)   BASE RENT     ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Home Depot (Ground Lease)    A-/Aa3/A+        Both (2)      257,264    38%    $1,459,505         23%           $5.67      01/31/2020
Stop & Shop (Dark) (3)      BB+/Ba1/BBB-     Mid-Hudson      61,847     9%    $1,082,323         17%          $17.50      12/31/2028
Staples                    BBB+/Baa1/BBB+     Both (4)       47,884     7%      $672,052         11%          $14.03      Various(5)
Price Chopper                 --/--/--      Wilton Square    61,859     9%      $564,042          9%           $9.12      01/31/2011
Target (Ground Lease)         A+/A1/A+      Wilton Square   124,128    18%      $360,000          6%           $2.90      01/31/2021
Barnes & Noble                --/--/--      Wilton Square    21,500     3%      $322,500          5%          $15.00      01/31/2016
A. C. Moore                   --/--/--      Wilton Square    21,000     3%      $290,850          5%          $13.85      02/01/2011
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      595,482    88%    $4,751,272         75%           $7.98
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                 Various          Various       78,214    12%    $1,600,966         25%          $20.47         NAP
Vacant Space                    NAP              NAP              0     0%            $0          0%           $0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                      673,696   100%    $6,352,237        100%           $9.43
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   There is a 131,877 square foot store at Wilton Square and a 125,387 square foot store at Mid-Hudson Shopping Center.

(3)   The Stop & Shop space is currently dark, but the tenant continues to make rent payments. At loan origination, the sponsor signed a master lease for the entire Stop & Shop space at the underwritten rent of $17.50 per square foot that will begin paying rent in the event that Stop & Shop ceases to make rent payments due under its lease.

(4)   There is a 23,942 square foot store at Wilton Square and a 23,942 square foot store at Mid-Hudson Shopping Center. The store at the Mid-Hudson
      Shopping Center is situated on a leasehold parcel. The ground lease on the leasehold parcel is subordinate to a judgment filed against the ground lessor in 1997 in the current amount of approximately $450,000. If such parcel were to be sold in satisfaction of the judgment, the purchaser would have the right to terminate the ground lease, which would result in the NY Inland Portfolio Borrower's loss of rental income from the Staples store (approximately 5% of the Total Annualized Underwritten Base Rent).

(5)   23,942 square feet of Staples' space expires on June 30, 2015; the remaining 23,942 square feet expires on November 30, 2015.

                                      IV-42

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
NY Inland Portfolio Borrower fails to provide evidence of payment. Cap Ex reserve springs if the NY Inland Portfolio Borrower fails to make all necessary replacements or maintain the NY Inland Portfolio Properties to the lender's satisfaction, or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. Upon the occurrence of a lockbox event, (i)
the NY Inland Portfolio Borrower will execute a cash management agreement, (ii)
all receivables will be paid into a lockbox account, and (iii) after payment of debt service, reserves, and operating expenses, the balance of the funds will be paid to the NY Inland Portfolio Borrower. A lockbox event is triggered if DSCR is less than or equal to 1.25x for the preceding six months annualized or upon a cash management event. Upon the occurrence of a cash management event, the excess cash in the lockbox account shall not be paid to the NY Inland Portfolio
Borrower, but rather, shall be held by lender as additional security. A cash management event is triggered upon (i) the date the DSCR is less than or equal to 1.25x for the preceding six months annualized, (ii) the occurrence of an event of default, (iii) the bankruptcy of the NY Inland Portfolio Borrower, property manager or the anchor tenant, or (iv) the occurrence of the anticipated repayment date. A cash sweep based on the DSCR test may be terminated (not more than twice during the term of the loan) subject to certain conditions, including but not limited to the DSCR for the preceding six month period being greater than or equal to 1.25x for two complete, consecutive calendar quarters.

      PROPERTY MANAGEMENT. The NY Inland Portfolio Properties are managed by
Inland US Management LLC, an affiliate of the NY Inland Portfolio Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PROPERTIES. The NY Inland Portfolio Borrower may release the
Mid-Hudson Shopping Center property from the lien of the NY Inland Portfolio
Loan, subject to the satisfaction of certain requirements and conditions set forth in the loan documents including, but not limited to the following: (i)
payment of an amount equal to 115% of the allocated loan amount for the
Mid-Hudson Shopping Center property plus the applicable yield maintenance premium, (ii) the LTV immediately following the release is not greater than 59%, and (iii) the DSCR immediately following the release is at least equal to or greater than the greater of 1.00x (based on a 9.30% constant) and the DSCR immediately prior to such release.

      SUBSTITUTION OF PROPERTIES. The NY Inland Portfolio Borrower may
substitute any NY Inland Portfolio Property with an individual property once, subject to the satisfaction of certain requirements and conditions including, but not limited to: (i) the aggregate DSCR immediately after the substitution is not less than the greater of the aggregate DSCR at origination and the aggregate
DSCR immediately prior to the substitution, (ii) the fair market value of the substitute property is not less than the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value of the substituted property on the date of the substitution, (iii) the payment of a fee equal to $10,000 and (iv) the lender has received confirmation from the rating agencies that such substitution will not result in a withdrawal, qualification or downgrade in the ratings of the certificates.

      TERRORISM INSURANCE. Generally, the NY Inland Portfolio Borrower is
required to insure the NY Inland Portfolio Properties against risk of loss on account of acts of terrorism. However, the NY Inland Portfolio Borrower is not required to maintain terrorism insurance if (a) the NY Inland Portfolio Borrower indemnifies the lender for any losses associated with acts of terrorism, (b)
Inland Western Retail Real Estate Trust, Inc. ("Terrorism Insurance Guarantor")
guarantees the indemnification obligation described in clause (a), and (c) the
Terrorism Insurance Guarantor maintains certain net worth and the loan meets certain LTV requirements.

      Certain additional information regarding the NY Inland Portfolio Loan and the NY Inland Portfolio Properties is set forth on Appendix II hereto.

                                      IV-43

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-44

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

                         [PHOTOS OF 485 MADISON AVENUE]

                                      IV-45

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

                           [MAP OF 485 MADISON AVENUE]

                                      IV-46

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 9 - 485 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI

ORIGINAL BALANCE:                       $45,000,000

CUT-OFF DATE BALANCE:                   $45,000,000

LOAN PURPOSE:                           Refinance

SHADOW RATING (S&P/FITCH/DBRS):         A+ / BBB- / A (low)

FIRST PAYMENT DATE:                     June 1, 2007

INTEREST RATE:                          5.251%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $45,000,000

SPONSORS:                               Lawrence Ruben Company, Inc., Jack
                                        Resnick & Sons, Inc.

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until 2 years after the REMIC
                                        "start-up" date, with U.S. Treasury
                                        defeasance thereafter. Prepayable
                                        without penalty on and after February 1,
                                        2017.

LOAN PER SF:                            $160.68

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:             Springing

                                        Insurance:          Springing

                                        Cap Ex:             Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Urban

LOCATION:                               New York, NY

YEAR BUILT/RENOVATED:                   1929 / 2004

PERCENT LEASED(1):                      87.2%

SQUARE FOOTAGE:                         280,060

THE COLLATERAL:                         24-story urban office building

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Jack Resnick & Sons, Inc.

3RD MOST RECENT NOI (AS OF):            $5,975,943 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $7,189,734 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $7,558,244 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $6,049,307

U/W NET CASH FLOW:                      $5,200,365

U/W OCCUPANCY:                          87.6%

APPRAISED VALUE:                        $150,900,000

CUT-OFF DATE LTV:                       29.8%

MATURITY DATE LTV:                      29.8%

DSCR:                                   2.17x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated March 27, 2007.

THE 485 MADISON AVENUE.

      THE LOAN. The ninth largest loan (the "485 Madison Avenue Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the 485 Madison Avenue office property located in New York, New York (the "485
Madison Avenue Property"). The 485 Madison Avenue Loan was originated on April
16, 2007 by Bear Stearns Commercial Mortgage, Inc.

      THE BORROWER. The borrower is 485 Madison Avenue, LLC, a Delaware limited liability company (the "485 Madison Avenue Borrower") that owns no material assets other than the 485 Madison Avenue Property and related interests. The 485
Madison Avenue Borrower is indirectly owned by Lawrence Ruben Company, Inc.
("Lawrence Ruben") and Jack Resnick & Sons, Inc. ("Resnick"). Since its founding in 1959, Lawrence Ruben has been developing properties in America's major cities. In New York, Washington D.C. and Boston alone, Lawrence Ruben has participated in the development, acquisition and management of over seven million square feet of office space and 1,000 luxury residential apartments with a total combined portfolio value in excess of $1.0 billion. Resnick has become one of the largest private owners of office properties in New York City. The company currently owns and manages a portfolio of more than five million square feet of space in Midtown and Downtown Manhattan.

      THE PROPERTY. The 485 Madison Avenue Property is a 24-story, 280,060 square foot office building with 10,693 square feet of ground floor retail space located on the southeast corner of Madison Avenue and 52nd Street in an area known as the Plaza District in New York

                                      IV-47

City. The Plaza District is recognized as the New York City submarket with the highest asking rents for both office and retail tenants. The 485 Madison Avenue
Property is centrally located near many flagship retailers, such as Saks Fifth
Avenue, Bergdorf Goodman, Tiffany & Co., and Barney's, and provides access to public transportation. The land value of the 485 Madison Avenue Property is
$85.6 million or 190% of the 485 Madison Avenue Loan. Built in 1929 and most recently renovated in 2004, the 485 Madison Avenue Property is currently 87.2%
leased to over 20 tenants. The largest tenant is McKinsey & Company Inc. which leases 82,246 square feet or 29% of the total net rentable area. No other tenant accounts for more than 5% of the total net rentable area or more than 6% of in-place base rent.

      The following table presents certain information relating to the lease rollover at the 485 Madison Avenue Property:

----------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE

                                 AVERAGE %                                           OF TOTAL
                                UNDERWRITTEN                                       UNDERWRITTEN      CUMULATIVE % OF TOTAL
                # OF LEASES   BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %      BASE RENTAL      UNDERWRITTEN BASE RENTAL
    YEAR          ROLLING         ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

   Vacant            3              $0.00             13%             13%               0%                      0%
    2007             1             $56.12              3%             16%               4%                      4%
    2008             4             $64.95              9%             24%              14%                     18%
    2009             6             $45.28             13%             37%              14%                     32%
    2010             1             $50.00              3%             40%               4%                     36%
    2011             1             $54.00              5%             45%               6%                     43%
    2012             0              $0.00              0%             45%               0%                     43%
    2013             2             $36.90              9%             54%               8%                     51%
    2014             2             $34.32             33%             86%              28%                     79%
    2015             4             $51.12              6%             92%               7%                     87%
    2016             3             $59.39              7%            100%              11%                     98%
2017 & Beyond        1            $208.33              0%            100%               2%                    100%
----------------------------------------------------------------------------------------------------------------------------

      The following table presents certain information relating to the tenants at the 485 Madison Avenue Property:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                        % OF TOTAL     ANNUALIZED
                                CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                   (FITCH/       TENANT                UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
         TENANT NAME            MOODY'S/S&P)(1)   NRSF     % OF NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

McKinsey & Company Inc.            --/--/--       82,246      29%        $2,796,364         25%          $34.00      07/31/2014
STD Security Life Ins. Co. NY     --/--/BBB       12,918       5%          $697,572          6%          $54.00      12/31/2011
Douglas Elliman LLC                --/--/--       11,807       4%          $544,502          5%          $46.12      06/30/2016
R. Marston Inc. & RMA Corp.        --/--/--       13,496       5%          $522,462          5%          $38.71      08/31/2008
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           120,467      43%        $4,560,900         41%          $37.86
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        NAP         123,626      44%        $6,565,107         59%          $53.10       Various
Vacant Space                         NAP          35,967      13%                $0          $0           $0.00         NAP
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           280,060     100%       $11,126,006        100%          $39.73
-------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      ESCROWS AND RESERVES. Real estate tax and insurance reserves spring if the
485 Madison Avenue Borrower fails to provide evidence of payment or an event of default occurs. Cap Ex reserve springs if the 485 Madison Avenue Borrower fails to provide evidence of property maintenance or an event of default occurs.

      LOCKBOX AND CASH MANAGEMENT. There is no lockbox in place with respect to the 485 Madison Avenue Loan.

      PROPERTY MANAGEMENT. The 485 Madison Avenue Property is managed by Jack
Resnick & Sons, Inc., an affiliate of the 485 Madison Avenue Borrower.

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The 485 Madison Avenue
Borrower is permitted to incur future mezzanine financing and unsecured partnership debt (such mezzanine debt and partnership debt would be subordinate to the 485 Madison Avenue Loan and the partnership debt may not exceed
$3,000,000), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including but not limited to: (i) the debt service coverage ratio on the aggregate debt must be equal to or greater than 1.25x
(based on a 6.81% loan constant); (ii) the aggregate LTV may not exceed 70%; and
(iii) the execution of an acceptable intercreditor agreement (with respect to any mezzanine financing) and a subordination and standstill agreement (with respect to any partnership debt).

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                      IV-48

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. Generally, the 485 Madison Avenue Borrower is
required to insure the 485 Madison Avenue Property against risk of loss on account of acts of terrorism. However, the 485 Madison Avenue Borrower is only required to maintain terrorism insurance for so long as institutional lenders similar to the 485 Madison Avenue lender in the practice of securitizing loans are requiring that such insurance be maintained for properties located in the
Borough of Manhattan, City of New York and for loans of similar amounts as the
485 Madison Avenue Loan, with similar borrowers as the 485 Madison Avenue
Borrower. If TRIA is not in effect, the 485 Madison Avenue Borrower shall not be obligated to pay annual premiums for terrorism insurance in excess of
$187,012.11.

      Certain additional information regarding the 485 Madison Avenue Loan and the 485 Madison Avenue Property is set forth on Appendix II hereto.

                                      IV-49

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                      IV-50

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
--------------------------------------------------------------------------------

                          [PHOTOS OF PARKSHORE PLAZA 1]

                                      IV-51

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
--------------------------------------------------------------------------------

                           [MAP OF PARKSHORE PLAZA 1]

                                      IV-52

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 - PARKSHORE PLAZA 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB

ORIGINAL BALANCE:                       $41,275,000

CUT-OFF DATE BALANCE:                   $41,275,000

LOAN PURPOSE:                           Acquisition

SHADOW RATING (S&P/FITCH/DBRS):         NAP

FIRST PAYMENT DATE:                     June 1, 2007

INTEREST RATE:                          5.670%

AMORTIZATION:                           Interest Only

ARD:                                    NAP

HYPERAMORTIZATION:                      NAP

MATURITY DATE:                          May 1, 2017

EXPECTED MATURITY BALANCE:              $41,275,000

SPONSOR:                                Strategic Property Fund

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Locked out until 26-payments from the
                                        first payment date. Thereafter,
                                        prepayable with the greater of 1% or
                                        yield maintenance or defeasance for the
                                        following 87 payments. Thereafter,
                                        prepayable without penalty through
                                        maturity date.

LOAN PER SF:                            $153.29

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Tax:             Springing

                                        Insurance:          Springing

                                        Cap Ex:             Springing

                                        TI/LC:              Springing

LOCKBOX:                                Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Office

PROPERTY SUB-TYPE:                      Suburban

LOCATION:                               Folsom, CA

YEAR BUILT/RENOVATED:                   1999 / NAP

PERCENT LEASED(1):                      99.1%

SQUARE FOOTAGE:                         269,254

THE COLLATERAL:                         4 building, 269,254 square foot office
                                        complex

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    McCarthy Cook & Co.

3RD MOST RECENT NOI (AS OF):            $4,601,345 (TTM 12/31/2004)

2ND MOST RECENT NOI (AS OF):            $3,971,915 (TTM 12/31/2005)

MOST RECENT NOI (AS OF):                $4,279,115 (TTM 12/31/2006)

U/W NET OP. INCOME:                     $4,139,995

U/W NET CASH FLOW:                      $3,768,723

U/W OCCUPANCY:                          93.0%

APPRAISED VALUE:                        $63,500,000

CUT-OFF DATE LTV:                       65.0%

MATURITY DATE LTV:                      65.0%

DSCR:                                   1.59x

POST IO DSCR:                           NAP
--------------------------------------------------------------------------------

(1)   Percent leased is based on the rent roll dated January 29, 2007.

THE PARKSHORE PLAZA 1 LOAN.

      THE LOAN. The tenth largest loan (the "Parkshore Plaza 1 Loan") is evidenced by a Promissory Note and Loan Agreement ("Parkshore Plaza 1 Note")
that is secured by a first priority Deed of Trust, Assignment of Leases and
Rents, Fixture Filing and Security Agreement (the "Parkshore Plaza 1 Mortgage")
encumbering the four office buildings containing 269,254 square feet known as
Parkshore Plaza 1, located in Folsom, CA (the "Parkshore Plaza Property"). The
Parkshore Plaza 1 Loan was originated on April 13, 2007 by or on behalf of Wells
Fargo Bank, National Association.

      THE BORROWER. The borrower is Parkshore Plaza Office Property Owner LLC
(the "Parkshore Plaza 1 Borrower"). The Parkshore Plaza 1 Borrower is 100% owned by Parkshore Plaza Acquisition Company, LLC. Parkshore Plaza Acquisition Company
is made up of 95% ownership from Parkshore Acquisition, LLC and 5% ownership from McCarthy Cook Ventures VIII, LLC. Parkshore Acquisition, LLC is 100% owned by the Commingled Pension Trust Fund (Strategic Property Fund) of JP Morgan
Chase Bank, National Association. The Strategic Property Fund has a net worth of
$11.6 billion and focuses on high-quality stabilized assets with dominant competitive characteristics in markets with attractive demographics. The
Strategic Property Fund has a direct real property interest in 120 properties with 196 account holders.

      THE PROPERTY. The Parkshore Plaza 1 Property is a four building Class A office complex with 269,254 square feet located in Folsom, CA, which is approximately 25 miles east of Sacramento. There are two 2-story buildings and two 3-story buildings. The subject property was built in 1999. The complex is situated on 17.35 acres of land and provides parking for 1,016 vehicles
(3.8/1,000 square feet). As of January 29, 2007, the property was 99.1% occupied by 14 tenants. The buildings feature a limestone facade with a Spanish tile sloped roof and common area flooring consisting of a combination of travertine marble and carpeting with some granite in the lobby areas. The grounds

                                      IV-53

at the complex are heavily landscaped incorporating water features. There is also a health club and conference center that all tenants can use. Primary access to the neighborhood is provided by US-50 located approximately two miles south of the Parkshore Plaza Property. Also, the Sacramento Regional Transit
system has a stop adjacent to the property.

      The following table presents certain information relating to the lease rollover at the Parkshore Plaza 1 Property:

--------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SCHEDULE

                             AVERAGE                                     % OF TOTAL
                 # OF     UNDERWRITTEN                    CUMULATIVE    UNDERWRITTEN     CUMULATIVE % OF TOTAL
                LEASES    BASE RENT PER   % OF TOTAL SF    % OF SF     RENTAL REVENUES      CONTRACT RENTAL
    YEAR        ROLLING   SF ROLLING(1)      ROLLING       ROLLING         ROLLING         REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------

   Vacant          1          $0.00             1%             1%             0%                   0%
    2007           1         $29.16             1%             2%             1%                   1%
    2008           1         $25.20             0%(2)          3%             1%                   2%
    2009           4         $18.57            81%            84%            77%                  79%
    2010           4         $25.23             7%            91%             9%                  88%
    2011           1         $25.80             3%            94%             4%                  92%
    2012           3         $25.32             6%           100%             8%                 100%
    2013           0          $0.00             0%           100%             0%                 100%
    2014           0          $0.00             0%           100%             0%                 100%
    2015           0          $0.00             0%           100%             0%                 100%
    2016           0          $0.00             0%           100%             0%                 100%
2017 & Beyond      0          $0.00             0%           100%             0%                 100%
--------------------------------------------------------------------------------------------------------------

(1)   A 742 square foot management office has been excluded from the per square footage analysis, as there is no rent attributable to this space. Also,
      2,622 square feet of health club and conference room space has been excluded. No rent is underwritten for this space either.

(2)   Lease rolling comprises 0.48% of Total square footage.

      The following table presents certain information relating to the major tenants at the Parkshore Plaza 1 Property:

---------------------------------------------------------------------------------------------------------------------------
                                                                                                   ANNUALIZED
                          CREDIT RATING                              ANNUALIZED    % OF TOTAL       CONTRACT
                             (FITCH/                                  CONTRACT     ANNUALIZED         RENT         LEASE
      TENANT NAME         MOODY'S/S&P)(1)  TENANT NRSF   % OF NRSF    RENT ($)    CONTRACT RENT   ($ PER NRSF)   EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Verizon Wireless             A+/A3/A         191,512        71%      $3,377,389        65%           $17.64      06/30/2009
Wachovia Securities        AA-/Aa3/AA-        13,013         5%        $327,928         6%           $25.20      09/30/2009
Intuit                       --/--/--         11,121         4%        $286,918         6%           $25.80      09/30/2009
Primary Relocation           --/--/--          9,964         4%        $247,500         5%           $24.84      12/31/2010
Chang, Ruthenberg & Lon      --/--/--          7,815         3%        $201,627         4%           $25.80      11/30/2011
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       233,425        87%      $4,441,362        85%           $19.03
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP            33,395        12%        $773,548        15%           $25.76(2)    Various
Vacant Space                   NAP             2,434         1%              $0         0%            $0.00         NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       269,254       100%      $5,214,910       100%           $19.79
---------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   A 742 square foot management office has been excluded from the per square footage analysis, as there is no rent attributable to this space. Also,
      2,622 square feet of health club and conference room space has been excluded. No rent is underwritten for this space either.

      ESCROWS AND RESERVES. Upon the occurrence of an event of default, the
Parkshore Plaza 1 Borrower is required to deposit monthly: (i) 1/12 of the estimated annual taxes and insurance premium costs, (ii) $4,488 monthly ($0.20 per square foot annually) for capital expenditures and (iii) $26,500 for TI/LC costs.

      LOCKBOX AND CASH MANAGEMENT. A springing hard lockbox is in place with respect to the Parkshore Plaza 1 Loan. A cash sweep event is triggered upon: (i)
6 months after an event of default; (ii) any bankruptcy action of borrower;
(iii) any bankruptcy action of manager, unless the manager is replaced by a
Qualified Manager within 45 days; (iv) Verizon fails to renew or extend its lease nine months prior to lease expiration. $5,194,797 will be swept into the lockbox if Verizon fails to renew the lease or the Parkshore Plaza 1 Borrower must provide one of the following in lieu: cash, letter of credit, or a guarantee by the Strategic Property Fund.

      PROPERTY MANAGEMENT. The Parkshore Plaza 1 Property is managed by McCarthy
Cook & Co. The company has acquired approximately 4.4 million square feet of office and mixed-use properties with an additional 1 million square feet of value added development opportunity. During its 11-year history, McCarthy Cook &
Co. has acquired approximately $1.4 billion of properties with its partners.

                                      IV-54

      MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted provided: (i) no default has occurred; (ii) DSCR shall be equal to or greater than 1.25x; (iii) LTV shall not exceed 75%; (iv) lender is a qualified mezzanine lender (as defined in the Parkshore Plaza 1 Note) and; (v)
rating agency confirmation of no downgrade of the certificates.

      ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

      RELEASE OF PARCELS. Not allowed.

      TERRORISM INSURANCE. The Parkshore Plaza 1 Borrower is required to insure the Parkshore Plaza 1 Property against risk of loss on account of acts of terrorism. However, the Parkshore Plaza 1 Borrower is required to maintain insurance only to the extent obtainable for a maximum annual premium equal to
$60,000, which is 200% of the current cost of a separate policy for terrorism coverage.

      Certain additional information regarding the Parkshore Plaza 1 Loan and the Parkshore Plaza 1 Property is set forth on Appendix II hereto.

                                      IV-55

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                    DISTRIBUTION DATE STATEMENT

                                                         TABLE OF CONTENTS

                           -----------------------------------------------------------------------------
                           STATEMENT SECTIONS                                                   PAGE(s)
                           -----------------------------------------------------------------------------

                           Certificate Distribution Detail                                         2
                           Certificate Factor Detail                                               3
                           Reconciliation Detail                                                   4
                           Other Required Information                                              5
                           Cash Reconciliation Detail                                              6
                           Ratings Detail                                                          8
                           Current Mortgage Loan and Property Stratification Tables              8 - 16
                           Mortgage Loan Detail                                                    17
                           NOI Detail                                                              18
                           Principal Prepayment Detail                                             19
                           Historical Detail                                                       20
                           Delinquency Loan Detail                                                 21
                           Specially Serviced Loan Detail                                       22 - 23
                           Advance Summary                                                         24
                           Modified Loan Detail                                                    25
                           Historical Liquidated Loan Detail                                       26
                           Historical Bond / Collateral Realized Loss Reconciliation               27
                           Interest Shortfall Reconciliation Detail                             28 - 29
                           Defeased Loan Detail                                                    30
                           Supplemental Reporting                                                  31
                           -----------------------------------------------------------------------------

                DEPOSITOR                                    MASTER SERVICER                            SPECIAL SERVICER
  --------------------------------------         -----------------------------------          ------------------------------------

  Morgan Stanley Capital I Inc.                  Wells Fargo Bank, N.A                        Centerline Servicing, Inc.
                                                 1320 Willow Pass Road, Suite 300             5221 N. O' Connor Blvd., Ste. 600
                                                 investorreporting@wellsfargo.com             Lrving, Tx 75039
  1585 Broadway                                  Concord, CA 94520
  New York, NY 10036

  Contact:  General Information Number           Contact: Myung J. Nam                        Contact:      Chris Crouch
  Phone Number: (212) 761-4700                   Phone Number:                                Phone Number: (972) 868-5300
  --------------------------------------         -----------------------------------          ------------------------------------

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the
Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 1 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                   CERTIFICATE DISTRIBUTION DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     Realized
                                                                                      Loss/
                                                                                    Additional                           Current
               Pass-Through Original Beginning  Principal     Interest   Prepayment Trust Fund    Total      Ending   Subordination
 Class  CUSIP      Rate     Balance   Balance  Distribution Distribution  Premium    Expenses  Distribution  Balance    Level (1)
-----------------------------------------------------------------------------------------------------------------------------------

  A-1            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-1A           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-2            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-3            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-AB           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-4            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-M            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  A-J            0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   B             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   C             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   D             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   E             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   F             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   G             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   H             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   J             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   K             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   L             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   M             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   N             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   O             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   P             0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  AW34           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
   R-I           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-II           0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
  R-III          0.000000%    0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                        0.00      0.00       0.00         0.00        0.00       0.00        0.00       0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                             Original  Beginning                                           Ending
               Pass-Through  Notional  Notional     Interest    Prepayment     Total      Notional
Class   CUSIP      Rate       Amount    Amount    Distribution   Premium    Distribution   Amount
--------------------------------------------------------------------------------------------------

 X               0.000000      0.00      0.00         0.00         0.00         0.00        0.00
--------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 2 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                      CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        Realized
                                                                                                          Loss/
                                                                                                       Additional
                                                                                                          Trust
                                     Beginning        Principal        Interest       Prepayment          Fund            Ending
     Class        CUSIP               Balance        Distribution     Distribution     Premium          Expenses          Balance
------------------------------------------------------------------------------------------------------------------------------------

  A-1                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-1A                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-2                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-3                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-AB                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-4                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-M                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  A-J                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   B                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   C                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   D                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   E                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   F                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   G                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   H                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   J                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   K                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   L                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   M                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   N                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   O                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
   P                                 0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  AW34                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  R-I                                0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  R-II                               0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
  R-III                              0.00000000       0.00000000       0.00000000     0.00000000        0.00000000      0.00000000
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                  Beginning                                           Ending
                                   Notional          Interest      Prepayment        Notional
     Class          CUSIP           Amount         Distribution      Premium          Amount
-------------------------------------------------------------------------------------------------

      X                           0.00000000        0.00000000     0.00000000       0.00000000
-------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 3 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                        RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                   Unpaid                                                        Stated      Unpaid       Current
              Stated Beginning   Beginning                                                       Ending      Ending      Principal
                 Principal       Principal    Scheduled   Unscheduled    Principal   Realized   Principal   Principal   Distribution
 Loan Group       Balance         Balance     Principal    Principal    Adjustments    Loss      Balance     Balance       Amount
------------------------------------------------------------------------------------------------------------------------------------

      1            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
      2            0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
    Total          0.00            0.00          0.00        0.00          0.00        0.00        0.00       0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

CERTIFICATE INTEREST RECONCILIATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Remaining
                                        Net Aggregate                 Distributable                                       Unpaid
                             Accrued     Prepayment    Distributable   Certificate             Additional              Distributable
         Accrual  Accrual  Certificate    Interest      Certificate     Interest     WAC CAP   Trust Fund   Interest    Certificate
Class     Dates    Days     Interest      Shortfall      Interest      Adjustment   Shortfall   Expenses  Distribution   Interest
------------------------------------------------------------------------------------------------------------------------------------

  A-1       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-1A      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-2       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-3       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-AB      0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-4       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-M       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
  A-J       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   X        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   B        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   C        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   D        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   E        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   F        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   G        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   H        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   J        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   K        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   L        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   M        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   N        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   O        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
   P        0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
 AW34       0        0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals               0           0.00         0.00           0.00           0.00        0.00        0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 4 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                     OTHER REQUIRED INFORMATION
------------------------------------------------------------------------------------------------------------------------------------

Available Distribution Amount (1)                                 0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                   0.00
   Less Delinquent Master Servicing Fees                          0.00
   Less Reductions to Master Servicing Fees                       0.00
   Plus Master Servicing Fees for Delinquent Payments             0.00
   Plus Adjustments for Prior Master Servicing Calculation        0.00
   Total Master Servicing Fees Collected                          0.00

                                                                           Appraisal Reduction Amount
                                                                           -------------------------------------------------
                                                                                       Appraisal     Cumulative  Most Recent
                                                                            Loan       Reduction        ASER      App.Red.
                                                                           Number      Effected        Amount       Date
                                                                           -------------------------------------------------

                                                                           -------------------------------------------------
                                                                           Total
                                                                           -------------------------------------------------

(1) The Available Distribution Amount includes any Prepayment Premiums .
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 5 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                           CASH RECONCILIATION DETAIL

------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED
  INTEREST:
      Interest paid or advanced                                         0.00
      Interest reductions due to Non-Recoverability Determinations      0.00
      Interest Adjustments                                              0.00
      Deferred Interest                                                 0.00
      Net Prepayment Interest Shortfall                                 0.00
      Net Prepayment Interest Excess                                    0.00
      Extension Interest                                                0.00
      Interest Reserve Withdrawal                                       0.00
                                                                              ------
            TOTAL INTEREST COLLECTED                                            0.00

  PRINCIPAL:
      Scheduled Principal                                               0.00
      Unscheduled Principal                                             0.00
            Principal Prepayments                                       0.00
            Collection of Principal after Maturity Date                 0.00
            Recoveries from Liquidation and Insurance Proceeds          0.00
            Excess of Prior Principal Amounts paid                      0.00
            Curtailments                                                0.00
      Negative Amortization                                             0.00
      Principal Adjustments                                             0.00
                                                                              ------
            TOTAL PRINCIPAL COLLECTED                                           0.00

  OTHER:
      Prepayment Penalties/Yield Maintenance                            0.00
      Repayment Fees                                                    0.00
      Borrower Option Extension Fees                                    0.00
      Equity Payments Received                                          0.00
      Net Swap Counterparty Payments Received                           0.00
                                                                              ------
            TOTAL OTHER COLLECTED                                               0.00
                                                                              ------
TOTAL FUNDS COLLECTED                                                           0.00
                                                                              ======

    TOTAL FUNDS DISTRIBUTED
      FEES:
          Master Servicing Fee                                          0.00
          Trustee Fee                                                   0.00
          Certificate Administration Fee                                0.00
          Insurer Fee                                                   0.00
          Miscellaneous Fee                                             0.00
                                                                              ------
              TOTAL FEES                                                        0.00

      ADDITIONAL TRUST FUND EXPENSES:

          Reimbursement for Interest on Advances                        0.00
          ASER Amount                                                   0.00
          Special Servicing Fee                                         0.00
          Rating Agency Expenses                                        0.00
          Attorney Fees & Expenses                                      0.00
          Bankruptcy Expense                                            0.00
          Taxes Imposed on Trust Fund                                   0.00
          Non-Recoverable Advances                                      0.00
          Other Expenses                                                0.00
                                                                              ------
              TOTAL ADDITIONAL TRUST FUND EXPENSES                              0.00

      INTEREST RESERVE DEPOSIT                                                  0.00

      PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:

          Interest Distribution                                         0.00
          Principal Distribution                                        0.00
          Prepayment Penalties/Yield Maintenance                        0.00
          Borrower Option Extension Fees                                0.00
          Equity Payments Paid                                          0.00
          Net Swap Counterparty Payments Paid                           0.00
                                                                              ------
                 TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                  0.00
                                                                              ------
 TOTAL FUNDS DISTRIBUTED                                                        0.00
                                                                              ======

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 6 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                           RATINGS DETAIL

-------------------------------------------------------------------------------------------------------------------
                                                    Original Ratings                     Current Ratings (1)
                                           ------------------------------------------------------------------------
       Class                CUSIP              Fitch       S & P      DBRS         Fitch        S & P       DBRS
-------------------------------------------------------------------------------------------------------------------

       A-1
       A-1A
       A-2
       A-3
       A-AB
       A-4
       A-M
       A-J
        X
        B
        C
        D
        E
        F
        G
        H
        J
        K
        L
        M
        N
        O
        P
       AW34
-------------------------------------------------------------------------------------------------------------------

      NR  - Designates that the class was not rated by the above agency at the time of original issuance.

       X  - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

      N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.
Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                                  Standard & Poor's Rating Services                  Dominion Bond Rating Service
One State Street Plaza                       55 Church Street                                   200 King Street West, Suite 1304
New York, New York 10004                     New York, New York 10041                           Toronto, Ontario M5H 3T4
(212) 908-0500                               (212) 438-2430                                     (416) 593-5577
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 7 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                         % of             Weighted
    Scheduled   # of    Scheduled   Agg.   WAM           Avg DSCR                      # of   Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)             State      Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 8 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                  Weighted                                        % of              Weighted
 Debt Service    # of    Scheduled  Agg.    WAM           Avg DSCR          Property   # of    Scheduled   Agg.  WAM        Avg DSCR
Coverage Ratio   loans    Balance   Bal.    (2)    WAC      (1)               Type     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of              Weighted
                # of    Scheduled  Agg.    WAM           Avg DSCR                      # of    Scheduled  Agg.   WAM        Avg DSCR
  Note Rate     loans    Balance   Bal.    (2)    WAC      (1)           Seasoning    loans    Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                        Page 9 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                           AGGREGATE POOL

        ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                    REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                       % of                  Weighted         Remaining                       % of              Weighted
Remaining Term  # of    Scheduled  Agg.    WAM           Avg DSCR          Stated     # of     Scheduled  Agg.   WAM        Avg DSCR
     (2)        loans    Balance   Bal.    (2)    WAC      (1)              Term      loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
  Remaining                         % of                  Weighted         Age of                         % of              Weighted
 Amortization   # of     Scheduled  Agg.    WAM           Avg DSCR       Most Recent   # of    Scheduled   Agg.  WAM        Avg DSCR
     Term       loans     Balance   Bal.    (2)    WAC      (1)              NOI       loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 10 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of             Weighted
   Scheduled    # of    Scheduled  Agg.    WAM           Avg DSCR                      # of    Scheduled  Agg.   WAM       Avg DSCR
    Balance     loans    Balance   Bal.    (2)    WAC      (1)              State     Props.    Balance   Bal.   (2)   WAC    (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 11 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
  Debt Service                    % of                  Weighted                                         % of             Weighted
    Coverage    # of    Scheduled  Agg.    WAM           Avg DSCR                      # of   Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance   Bal.    (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                   % of                  Weighted                                         % of              Weighted
      Note      # of    Scheduled  Agg.    WAM           Avg DSCR                     # of     Scheduled  Agg.   WAM        Avg DSCR
      Rate      loans    Balance   Bal.    (2)    WAC      (1)            Seasoning   loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 12 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                               GROUP I

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------

 Anticipated                       % of                  Weighted         Remaining                       % of              Weighted
Remaining Term   # of   Scheduled  Agg.    WAM           Avg DSCR          Stated     # of     Scheduled  Agg.   WAM        Avg DSCR
     (2)        loans    Balance   Bal.    (2)    WAC      (1)              Term      loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                          Age of
   Remaining                        % of                 Weighted          Most                           % of              Weighted
  Amortization  # of     Scheduled  Agg.    WAM          Avg DSCR         Recent      # of     Scheduled  Agg.   WAM        Avg DSCR
      Term      loans     Balance   Bal.    (2)    WAC     (1)              NOI       loans     Balance   Bal.   (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 13 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                         SCHEDULED BALANCE                                                       STATE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
                                     %                                                                     %
                  #                  of                  Weighted                       #                  of              Weighted
   Scheduled     of     Scheduled   Agg.   WAM           Avg DSCR                       of    Scheduled   Agg.  WAM        Avg DSCR
    Balance     loans    Balance    Bal.   (2)    WAC      (1)              State     Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 14 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

                    DEBT SERVICE COVERAGE RATIO                                              PROPERTY TYPE (3)
--------------------------------------------------------------------   -------------------------------------------------------------
      Debt
    Service                        % of                  Weighted                                       % of              Weighted
    Coverage    # of    Scheduled   Agg.   WAM           Avg DSCR                     #  of   Scheduled   Agg.  WAM        Avg DSCR
     Ratio      loans    Balance    Bal.   (2)    WAC      (1)         Property Type  Props.   Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

                             NOTE RATE                                                           SEASONING
--------------------------------------------------------------------   -------------------------------------------------------------
                                    % of                 Weighted                                        % of              Weighted
      Note       # of    Scheduled  Agg.   WAM           Avg DSCR                      # of    Scheduled  Agg.  WAM        Avg DSCR
      Rate      loans     Balance   Bal.   (2)    WAC      (1)            Seasoning   loans     Balance   Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

See footnotes on last page of this section.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 15 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                      CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES
                                                              GROUP II

         ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)                   REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------   -------------------------------------------------------------
 Anticipated                        % of                 Weighted         Remaining                      % of              Weighted
Remaining Term  # of    Scheduled   Agg.   WAM           Avg DSCR          Stated     # of    Scheduled   Agg.  WAM        Avg DSCR
     (2)        loans    Balance    Bal.   (2)    WAC      (1)              Term      loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

        REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)                               AGE OF MOST RECENT NOI
--------------------------------------------------------------------   -------------------------------------------------------------
                                                                           Age of
   Remaining                        % of                  Weighted          Most                           % of             Weighted
  Amortization  # of     Scheduled   Agg.   WAM           Avg DSCR         Recent      # of    Scheduled   Agg.  WAM        Avg DSCR
      Term      loans    Balance     Bal.   (2)    WAC      (1)             NOI        loans    Balance    Bal.  (2)   WAC     (1)
--------------------------------------------------------------------   -------------------------------------------------------------

--------------------------------------------------------------------   -------------------------------------------------------------
     Totals                                                                Totals
--------------------------------------------------------------------   -------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the
Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off
Date balance of each property as disclosed in the offering document.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 16 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                        MORTGAGE LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
                  Property                                               Anticipated            Neg.     Beginning    Ending
   Loan             Type                   Interest   Principal  Gross    Repayment   Maturity  Amort    Scheduled   Scheduled
  Number   ODCR     (1)     City   State   Payment     Payment   Coupon     Date        Date    (Y/N)     Balance     Balance
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------
            Paid     Appraisal   Appraisal   Res.   Mod.
   Loan     Thru     Reduction   Reduction  Strat.  Code
  Number    Date       Date       Amount     (2)     (3)
----------------------------------------------------------

----------------------------------------------------------
 Totals
----------------------------------------------------------

                      (1) Property Type Code                                        (2) Resolution Strategy Code

MF - Multi-Family            OF - Office          1 - Modification      6 - DPO                      10 - Deed in Lieu Of
RT - Retail                  MU - Mixed Use       2 - Foreclosure       7 - REO                           Foreclosure
HC - Health Care             LO - Lodging         3 - Bankruptcy        8 - Resolved                 11 - Full Payoff
IN - Industrial              SS - Self Storage    4 - Extension         9 - Pending Return           12 - Reps and Warranties
WH - Warehouse               OT - Other           5 - Note Sale             to Master Servicer       13 - Other or TBD
MH - Mobile Home Park

    (3) Modification Code

 1 - Maturity Date Extension
 2 - Amortization Change
 3 - Principal Write-Off
 4 - Combination
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 17 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                            NOI DETAIL
----------------------------------------------------------------------------------------------------------------------------------
                                                         Ending            Most            Most       Most Recent    Most Recent
    Loan              Property                          Scheduled         Recent          Recent       NOI Start       NOI End
   Number    ODCR       Type       City      State       Balance        Fiscal NOI          NOI           Date           Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   Total
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 18 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                     PRINCIPAL PREPAYMENT DETAIL
------------------------------------------------------------------------------------------------------------------------------------

                                                    Principal Prepayment Amount                      Prepayment Penalties
                            Offering Document  -------------------------------------------------------------------------------------
 Loan Number   Loan Group    Cross-Reference     Payoff Amount    Curtailment Amount   Prepayment Premium  Yield Maintenance Premium
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
    Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 19 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

----------------------------------------------------------------------------------------------------------------
                                                 Delinquencies
----------------------------------------------------------------------------------------------------------------
Distribution     30-59 Days      60-89 Days     90 Days or More     Foreclosure         REO        Modifications
    Date        #     Balance   #     Balance    #      Balance    #     Balance   #     Balance   #     Balance
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
                       Prepayments                 Rate and Maturities
-------------------------------------------------------------------------
Distribution    Curtailments       Payoff       Next Weighted Avg.
    Date        #     Balance   #     Balance   Coupon        Remit   WAM
-------------------------------------------------------------------------

-------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 20 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                 DELINQUENCY LOAN DETAIL
---------------------------------------------------------------------------------------------------------------------------

                  Offering        # of                     Current    Outstanding    Status of  Resolution
                  Document        Months    Paid Through    P & I        P & I       Mortgage    Strategy       Servicing
 Loan Number   Cross-Reference    Delinq.       Date       Advances   Advances **    Loan (1)    Code (2)     Transfer Date
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 Totals
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                 Actual      Outstanding
                Foreclosure     Principal     Servicing    Bankruptcy   REO
 Loan Number       Date          Balance      Advances        Date      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Totals
-----------------------------------------------------------------------------

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code

A - Payments Not Received       2 - Two Months Delinquent             1 - Modification   6 - DPO                  10 - Deed In Lieu
    But Still in Grace Period   3 - Three or More Months Delinquent   2 - Foreclosure    7 - REO                       Of Forclosure
B - Late Payment But Less       4 - Assumed Scheduled Payment         3 - Bankruptcy     8 - Resolved             11 - Full Payoff
    Than 1 Month Delinquent         (Performing Matured Loan)         4 - Extension      9 - Pending Return       12 - Reps and
0 - Current                     7 - Foreclosure                       5 - Note Sale          to Master Servicer        Warranties
1 - One Month Delinquent        9 - REO                                                                           13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 21 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------------
                               Offering       Servicing   Resolution
  Distribution     Loan        Document       Transfer     Strategy      Scheduled      Property              Interest      Actual
     Date         Number    Cross-Reference     Date       Code (1)       Balance       Type (2)     State      Rate        Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                    Net                                                Remaining
  Distribution   Operating      NOI             Note     Maturity     Amortization
     Date          Income      Date     DSCR    Date       Date           Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                                    (2) Property Type Code

1 - Modification   6 - DPO                  10 - Deed In Lieu Of        MF - Multi-Family            OF - Office
2 - Foreclosure    7 - REO                       Foreclosure            RT - Retail                  MU - Mixed use
3 - Bankruptcy     8 - Resolved             11 - Full Payoff            HC - Health Care             LO - Lodging
4 - Extension      9 - Pending Return       12 - Reps and Warranties    IN - Industrial              SS - Self Storage
5 - Note Sale          to Master Servicer   13 - Other or TBD           WH - Warehouse               OT - Other
                                                                        MH - Mobile Home Park
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 22 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                          Offering      Resolution      Site
 Distribution   Loan      Document       Strategy    Inspection                 Appraisal   Appraisal      Other REO
     Date      Number  Cross-Reference   Code (1)       Date     Phase 1 Date     Date        Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                     (1) Resolution Strategy Code

1 - Modification       6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure        7 - REO                             Foreclosure
3 - Bankruptcy         8 - Resolved                   11 - Full Payoff
4 - Extension          9 - Pending Return             12 - Reps and Warranties
5 - Note Sale              to Master Servicer         13 - Other or TBD
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 23 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                             ADVANCE SUMMARY

--------------------------------------------------------------------------
                                                            Current Period
                                                               Interest
              Current                       Outstanding       on P&I and
                P&I         Outstanding      Servicing         Servicing
Loan Group    Advances      P&I Advances      Advances       Advances Paid
--------------------------------------------------------------------------

    1             0.00             0.00             0.00              0.00
    2             0.00             0.00             0.00              0.00
--------------------------------------------------------------------------
  Totals          0.00             0.00             0.00              0.00
--------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 24 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL
------------------------------------------------------------------------------------------------------------------------------------
              Offering
  Loan        Document      Pre-Modification  Post-Modification  Pre-Modification  Post-Modification   Modification     Modification
 Number    Cross-Reference       Balance           Balance         Interest Rate     Interest Rate         Date         Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 25 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                  HISTORICAL LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      Net
                                                                                                      Net           Proceeds
                                   Beginning         Fees,        Most Recent     Gross Sales       Proceeds       Available
    Distribution                   Scheduled       Advances,       Appraised      Proceeds or     Received on         for
        Date          ODCR          Balance     and Expenses *   Value or BPO   Other Proceeds    Liquidation     Distribution
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
         Current Total
-------------------------------------------------------------------------------------------------------------------------------
        Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

                                Realized     Date of Current  Current Period   Cumulative      Loss to Loan
    Distribution                  Loss         Period Adj.      Adjustment     Adjustment        with Cum
        Date          ODCR      to Trust         to Trust        to Trust       to Trust      Adj. to Trust
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
         Current Total
--------------------------------------------------------------------------------------------------------------
        Cumulative Total
--------------------------------------------------------------------------------------------------------------

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 26 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                        HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Prior
                                                                      Realized
                   Offering         Beginning         Aggregate     Loss Applied       Amounts          Interest       Modification
  Distribution     Document          Balance        Realized Loss        to           Covered by      (Shortages)/      /Appraisal
      Date      Cross-Reference   at Liquidation      on Loans      Certificates    Credit Support      Excesses      Reduction Adj.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                                  (Recoveries)/
                                Realized Loss                     Losses Applied
                 Additional       Applied to     Recoveries of          to
  Distribution  (Recoveries)   Certificates to  Realized Losses    Certificate
      Date       /Expenses           Date         Paid as Cash       Interest
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 27 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
                        Stated
     Offering          Principal      Current Ending                 Special Servicing Fees
     Document         Balance at         Scheduled     --------------------------------------------------
 Cross-Reference     Contribution         Balance          Monthly        Liquidation      Work Out          ASER     (PPIS) Excess
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                                                        Modified
                                                        Interest
     Offering       Non-Recoverable     Interest           Rate          Additional
     Document         (Scheduled           on          (Reduction)      Trust Fund
 Cross-Reference      Interest)         Advances         /Excess          Expense
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
      Totals
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 28 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                          INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

-----------------------------------------------------------------------------------------------------------------------------------

                                                           Reimb of Advances to the
                                                                   Servicer
                       Stated                          ---------------------------------
    Offering          Principal       Current Ending                       Left to           Other
    Document         Balance at         Scheduled                         Reimburse      (Shortfalls)/
 Cross-Reference    Contribution         Balance        Current Month  Master Servicer      Refunds              Comments
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
     Totals
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 2 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Shortfall Reconciliation Detail Part 1 Total                0.00
-----------------------------------------------------------------------------------------------------------------------------------
     Total Interest Shortfall Allocated to Trust                          0.00
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 29 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                        DEFEASED LOAN DETAIL

---------------------------------------------------------------------------------------------------
                        Offering        Ending
                        Document       Scheduled      Maturity                      Defeasance
    Loan Number      Cross-Reference    Balance         Date          Note Rate       Status
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      Totals
---------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 30 of 31

------------
                                           MORGAN STANLEY CAPITAL I INC.                  -----------------------------------------
 [LOGO]WELLS                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           For Additional Information please contact
       FARGO                                     SERIES 2007-TOP27                                   CTSLink Customer Service
                                                                                                        (301) 815-6600
------------                                                                               Reports Available @ www.ctslink.com/cmbs
                                                                                          -----------------------------------------

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                                  PAYMENT DATE:                 08/13/2007
9062 OLD ANNAPOLIS ROAD                                                                   RECORD DATE:                  07/31/2007
COLUMBIA, MD 21045-1951                                                                   DETERMINATION DATE:
----------------------------------------------------------------------------------------------------------------------------------

                                                       SUPPLEMENTAL REPORTING

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                       Page 31 of 31

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE       BALANCE       DISTRIBUTION DATE       BALANCE
-----------------   ---------------   -----------------   ---------------
   08/11/2007       $112,300,000.00      05/11/2011       $112,300,000.00
   09/11/2007       $112,300,000.00      06/11/2011       $112,300,000.00
   10/11/2007       $112,300,000.00      07/11/2011       $112,300,000.00
   11/11/2007       $112,300,000.00      08/11/2011       $112,300,000.00
   12/11/2007       $112,300,000.00      09/11/2011       $112,300,000.00
   01/11/2008       $112,300,000.00      10/11/2011       $112,300,000.00
   02/11/2008       $112,300,000.00      11/11/2011       $112,300,000.00
   03/11/2008       $112,300,000.00      12/11/2011       $112,300,000.00
   04/11/2008       $112,300,000.00      01/11/2012       $112,300,000.00
   05/11/2008       $112,300,000.00      02/11/2012       $112,300,000.00
   06/11/2008       $112,300,000.00      03/11/2012       $112,300,000.00
   07/11/2008       $112,300,000.00      04/11/2012       $112,300,000.00
   08/11/2008       $112,300,000.00      05/11/2012       $112,300,000.00
   09/11/2008       $112,300,000.00      06/11/2012       $112,285,523.71
   10/11/2008       $112,300,000.00      07/11/2012       $110,968,000.00
   11/11/2008       $112,300,000.00      08/11/2012       $109,718,000.00
   12/11/2008       $112,300,000.00      09/11/2012       $108,461,000.00
   01/11/2009       $112,300,000.00      10/11/2012       $107,083,000.00
   02/11/2009       $112,300,000.00      11/11/2012       $105,813,000.00
   03/11/2009       $112,300,000.00      12/11/2012       $104,422,000.00
   04/11/2009       $112,300,000.00      01/11/2013        $88,251,000.00
   05/11/2009       $112,300,000.00      02/11/2013        $87,012,000.00
   06/11/2009       $112,300,000.00      03/11/2013        $50,425,000.00
   07/11/2009       $112,300,000.00      04/11/2013        $49,173,000.00
   08/11/2009       $112,300,000.00      05/11/2013        $47,800,000.00
   09/11/2009       $112,300,000.00      06/11/2013        $46,535,000.00
   10/11/2009       $112,300,000.00      07/11/2013        $45,150,000.00
   11/11/2009       $112,300,000.00      08/11/2013        $43,872,000.00
   12/11/2009       $112,300,000.00      09/11/2013        $42,587,000.00
   01/11/2010       $112,300,000.00      10/11/2013        $41,183,000.00
   02/11/2010       $112,300,000.00      11/11/2013        $39,885,000.00
   03/11/2010       $112,300,000.00      12/11/2013        $38,467,000.00
   04/11/2010       $112,300,000.00      01/11/2014        $37,200,000.00
   05/11/2010       $112,300,000.00      02/11/2014        $36,200,000.00
   06/11/2010       $112,300,000.00      03/11/2014        $34,900,000.00
   07/11/2010       $112,300,000.00      04/11/2014        $33,900,000.00
   08/11/2010       $112,300,000.00      05/11/2014        $32,745,000.00
   09/11/2010       $112,300,000.00      06/11/2014        $31,789,000.00
   10/11/2010       $112,300,000.00      07/11/2014        $30,629,000.00
   11/11/2010       $112,300,000.00      08/11/2014        $29,576,000.00
   12/11/2010       $112,300,000.00      09/11/2014        $28,517,000.00
   01/11/2011       $112,300,000.00      10/11/2014        $27,343,000.00
   02/11/2011       $112,300,000.00      11/11/2014        $26,273,000.00
   03/11/2011       $112,300,000.00      12/11/2014        $25,088,000.00
   04/11/2011       $112,300,000.00      01/11/2015        $24,006,000.00

                                       A-1

DISTRIBUTION DATE       BALANCE
-----------------   ---------------
   02/11/2015       $22,919,000.00
   03/11/2015       $21,499,000.00
   04/11/2015       $20,400,000.00
   05/11/2015       $19,186,000.00
   06/11/2015       $18,075,000.00
   07/11/2015       $16,850,000.00
   08/11/2015       $15,727,000.00
   09/11/2015       $14,598,000.00
   10/11/2015       $13,356,000.00
   11/11/2015       $12,215,000.00
   12/11/2015       $10,962,000.00
   01/11/2016       $9,809,000.00
   02/11/2016       $8,650,000.00
   03/11/2016       $7,272,000.00
   04/11/2016       $6,101,000.00
   05/11/2016       $4,818,000.00
   06/11/2016       $3,634,000.00
   07/11/2016       $2,338,000.00
   08/11/2016       $1,142,000.00
   09/11/2016           $0.00

                                       A-2
Morgan Stanley Capital I Inc.,

Depositor

Commercial Mortgage Pass-through Certificates
(Issuable in Series by Separate Issuing Entities)

Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

Each trust fund will consist primarily of one or more segregated pools of:

1)	multifamily and/or commercial mortgage loans;

2)	mortgage pass-through certificates or other mortgage backed securities;

3)	direct obligations of the United States or other governmental agencies; or

4)	any combination of 1-3, above.

The certificates of any series may consist of one or more classes. A given class may:

•	provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes in respect of distributions;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes;

•	provide for sequential distributions of principal; and

•	provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

Investing in the certificates offered to you involves risks. See ‘‘Risk Factors’’ beginning on page 12 in this prospectus and on page S-37 of the related prospectus supplement.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley

The date of this Prospectus is June 22, 2007

Important Notice About Information Presented In This Prospectus And
The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

•	the timing of interest and principal payments;

•	applicable interest rates;

•	information about the trust fund’s assets;

•	information about any credit support or cash flow agreement;

•	the rating for each class of certificates;

•	information regarding the nature of any subordination;

•	any circumstance in which the trust fund may be subject to early termination;

•	whether any elections will be made to treat the trust fund or a designated portion thereof as a ‘‘real estate mortgage investment conduit’’ for federal income tax purposes;

•	the aggregate principal amount of each class of certificates;

•	information regarding any master servicer, sub-servicer or special servicer; and

•	whether the certificates will be initially issued in definitive or book-entry form.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

Morgan Stanley Capital I Inc.’s principal executive office is located at 1585 Broadway, New York, New York 10036, and the telephone number is (212) 761-4000.

Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Summary of Prospectus

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

What You Will Own

Title of Certificates	Mortgage Pass-Through Certificates, issuable in series.

Mortgage Pool	Each trust fund will consist primarily of one or more segregated pools of:

(1)	multifamily and/or commercial mortgage loans;

(2)	mortgage pass-through certificates or other mortgage backed securities;

(3)	direct obligations of the United States or other governmental agencies; or

(4)	any combination of 1-3 above.

as to some or all of the mortgage loans, assignments of the leases of the related mortgaged properties or assignments of the rental payments due under those leases.

Each trust fund for a series of certificates may also include:

•	insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing; and

•	guaranteed investment contracts, interest rate exchange or interest rate swap, cap, floor or collar agreements or currency exchange or swap agreements.

Relevant Parties And Dates

Issuing entity	The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Depositor	Morgan Stanley Capital I Inc., a Delaware corporation and a wholly-owned subsidiary of Morgan Stanley.

Master Servicer	Each master servicer, if any, for each series of certificates will be named in the related prospectus supplement. A master servicer may be an affiliate of Morgan Stanley Capital I Inc.

Primary Servicer	Each primary servicer, if any, for each series of certificates will be named in the related prospectus supplement. A primary servicer may be an affiliate of Morgan Stanley Capital I Inc.

Special Servicer	Each special servicer, if any, for each series of certificates will be named, or the circumstances in accordance with which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer may be an affiliate of Morgan Stanley Capital I Inc.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

Other Parties	If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including, but not limited to, (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsor	The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor may be Morgan Stanley Mortgage Capital Inc., an affiliate of the depositor.

Sellers	The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Morgan Stanley Capital I Inc. Morgan Stanley Capital I Inc. will purchase the mortgage loans or other assets, on or before the issuance of the related series of certificates.

Originators	If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Trust Fund Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

(a) Mortgage Assets	The mortgage loans and the mortgage backed securities, or one or the other, with respect to each series of certificates will consist of a pool of:

•	multifamily and/or commercial mortgage loans;

•	mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by mortgage loans; or

•	a combination of mortgage loans and mortgage backed securities.

The mortgage loans will not be guaranteed or insured by:

•	Morgan Stanley Capital I Inc. or any of its affiliates; or

•	unless the prospectus supplement so provides, any governmental agency or instrumentality or other person.

The mortgage loans will be secured by first liens or junior liens on, or security interests in:

•	residential properties consisting of five or more rental or cooperatively owned dwelling units; or

•	office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use commercial properties or other types of commercial properties.

Generally, the mortgage loans:

•	will be secured by properties located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico;

•	will have individual principal balances at origination of at least $25,000;

•	will have original terms to maturity of not more than 40 years; and

•	will be originated by persons other than Morgan Stanley Capital I Inc.

Each mortgage loan may provide for the following payment terms:

•	Each mortgage loan may provide for no accrual of interest or for accrual of interest at a fixed or adjustable rate or at a rate that may be converted from adjustable to fixed, or vice versa, from time to time at the borrower’s election. Adjustable mortgage rates may be based on one or more indices.

•	Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events.

•	Each mortgage loan may provide for negative amortization or accelerated amortization.

•	Each mortgage loan may be fully amortizing or require a balloon payment due on the loan’s stated maturity date.

•	Each mortgage loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment.

•	Each mortgage loan may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval as specified in the related prospectus supplement.

(b) Government Securities	If the related prospectus supplement so specifies, the trust fund may include direct obligations of the United States, agencies of the United States or agencies created by government entities which provide for payment of interest or principal or both.

(c) Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. The person(s) designated in the related prospectus supplement will, to the extent described in this prospectus and the prospectus supplement, deposit into this account all payments and collections received or advanced with respect to the trust fund’s assets. The collection account may be either interest-bearing or non-interest-bearing, and funds may be held in the account as cash or invested in short-term, investment grade obligations.

(d) Credit Support	If the related prospectus supplement so specifies, one or more classes of certificates may be provided with partial or full protection against certain defaults and losses on a trust fund’s mortgage loans and mortgage backed securities.

This protection may be provided by one or more of the following means:

•	subordination of one or more other classes of certificates,

•	cross-support provisions

•	loan insurance policies or guarantees,

•	letters of credit,

•	certificate insurance policies or surety bonds,

•	reserve fund or funds or

•	a combination thereof.

The related prospectus supplement will describe the amount and types of credit support, the entity providing the credit support, if applicable, and related information. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any similar forms of credit support applicable to those mortgage backed securities.

(e) Cash Flow Agreements	If the related prospectus supplement so provides, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the collection accounts will be invested at a specified rate. The trust fund also may include agreements (as described below) designed to reduce the effects of interest rate or currency exchange rate fluctuations on the trust fund’s assets or on one or more classes of certificates.

Agreements of this sort may include:

•	interest rate exchange or interest rate swap agreements,

•	interest rate cap, floor or collar agreements,

•	currency exchange or swap agreements, or

•	other interest rate or currency agreements. Currency exchange or swap agreements might be included in a trust fund if some or all of the mortgage loans or mortgage backed securities, such as mortgage loans secured by mortgaged properties located outside the United States, are denominated in a non United States currency.

The related prospectus supplement will describe the principal terms of any guaranteed investment contract or other such agreement and provide information with respect to the obligor. If a particular trust fund includes mortgage backed securities, the related prospectus supplement will describe any guaranteed investment contract or other agreements applicable to those mortgage backed securities.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets	If and to the extent described in the related prospectus supplement, Morgan Stanley Capital I Inc. a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See ‘‘Description of the Agreements — Assignment of Assets — Repurchases’’ and ‘‘— Representations and Warranties — Repurchases’’ herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. See ‘‘Description of the Agreements — Realization Upon Defaulted Whole Loans’’ herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions on Certificates	Each series of certificates will have the following characteristics:

•	if the certificates evidence an interest in a trust fund that includes mortgage loans, the certificates will be issued pursuant to a pooling agreement;

•	if the certificates evidence an interest in a trust fund that does not include mortgage loans, the certificates will be issued pursuant to a trust agreement;

•	each series of certificates will include one or more classes of certificates;

•	each series of certificates, including any class or classes not offered by this prospectus, will represent, in the aggregate, the entire beneficial ownership interest in the related trust fund;

•	each class of certificates being offered to you, other than certain stripped interest certificates, will have a stated principal amount; and

•	each class of certificates being offered to you, other than certain stripped principal certificates, will accrue interest based on a fixed, floating, variable or adjustable interest rate.

The related prospectus supplement will specify the principal amount, if any, and the interest rate, if any, for each class of certificates. In the case of a floating, variable or adjustable interest rate, the related prospectus supplement will specify the method for determining the rate.

The certificates will not be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If the related prospectus supplement so provides, the certificates may be insured or guaranteed by an entity specified therein. Otherwise, the certificates also will not be guaranteed or insured by any governmental agency or instrumentality or by any other person.

(a) Interest	Each class of certificates offered to you, other than stripped principal certificates and certain classes of stripped interest certificates, will accrue interest at the rate indicated in the prospectus supplement. Interest will be distributed to you as provided in the related prospectus supplement.

Interest distributions:

•	on stripped interest certificates may be made on the basis of the notional amount for that class, as described in the related prospectus supplement; and

•	may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described in this prospectus and the related prospectus supplement.

(b) Principal	The certificates of each series initially will have an aggregate principal balance no greater than the outstanding principal balance of the trust fund’s assets as of the close of business on the first day of the month during which the trust fund is formed, after application of scheduled payments due on or before that date, whether or not received. The related prospectus supplement may provide that the principal balance of the trust fund’s assets will be determined as of a different date. The principal balance of a certificate at a given time represents the maximum amount that the holder is then entitled to receive of principal from future cash flow on the assets in the related trust fund.

Unless the prospectus supplement provides otherwise, distributions of principal:

•	will be made on each distribution date to the holders of the class or classes of certificates entitled to principal distributions, until the principal balances of those certificates have been reduced to zero; and

•	will be made on a pro rata basis among all of the certificates of a given class or by random selection, as described in the prospectus supplement or otherwise established by the trustee.

Stripped interest or interest-only certificates will not have a principal balance and will not receive distributions of principal.

Advances	Unless the related prospectus supplement otherwise provides, if a scheduled payment on a mortgage loan is delinquent and the master servicer determines that an advance would be recoverable, the master servicer will, in most cases, be required to advance the shortfall. Neither Morgan Stanley Capital I Inc. nor any of its affiliates will have any responsibility to make those advances.

The master servicer:

•	will be reimbursed for advances from subsequent recoveries from the delinquent mortgage loan or from other sources, as described in this prospectus and the related prospectus supplement; and

•	will be entitled to interest on advances, if specified in the related prospectus supplement.

If a particular trust fund includes mortgage backed securities, the prospectus supplement will describe any advance obligations applicable to those mortgage backed securities.

Termination	The related prospectus supplement may provide for the optional early termination of the series of certificates through repurchase of the trust fund’s assets by a specified party, under specified circumstances.

The related prospectus supplement may provide for the early termination of the series of certificates in various ways, including:

•	optional early termination where a party identified in the prospectus supplement could repurchase the trust fund assets pursuant to circumstances specified in the prospectus supplement; and

•	termination through the solicitation of bids for the sale of all or a portion of the trust fund assets in the event the principal amount of a specified class or classes declines by a specified percentage amount on or after a specified date.

Registration of Certificates	If the related prospectus supplement so provides, one or more classes of the certificates being offered to you will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of the Depository Trust Company. If the certificate you purchase is registered in the name of Cede & Co., you will not be entitled to receive a definitive certificate, except under the limited circumstances described in this prospectus.

Tax Status of the Certificates	The certificates of each series will constitute either:

•	regular interests and residual interests in a trust treated as a real estate mortgage investment conduit – known as a REMIC – under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code.

(a) REMIC	The regular certificates of the REMIC generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Some of the regular certificates of the REMIC may be issued with original issue discount for federal income tax purposes.

A portion or, in certain cases, all of the income from REMIC residual certificates:

•	may not be offset by any losses from other activities of the holder of those certificates;

•	may be treated as unrelated business taxable income for holders of the residual certificates of the REMIC that are subject to tax on unrelated business taxable income, as defined in Section 511 of the Internal Revenue Code; and

•	may be subject to U.S. withholding tax.

To the extent described in this prospectus and the related prospectus supplement, the certificates offered to you will be treated as:

•	assets described in section 7701(a)(19)(C) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of sections 856(c)(4)(A) and 856(c)(5)(B) of the Internal Revenue Code.

(b) Grantor Trust	If no election is made to treat the trust fund relating to a series of certificates as a REMIC, the trust fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. If the trust fund is a grantor trust, you will be treated as an owner of an undivided pro rata interest in the mortgage pool or pool of securities and any other assets held by the trust fund. In certain cases the certificates may represent interests in a portion of a trust fund as to which one or more REMIC elections, as described above, are also made.

Investors are advised to consult their tax advisors and to review ‘‘Federal Income Tax Consequences’’ in this prospectus and the related prospectus supplement.

ERISA Considerations	If you are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended – also known as ERISA, or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited or is not otherwise permissible under either statute.

In general, the related prospectus supplement will specify that some of the classes of certificates may not be transferred unless the trustee and Morgan Stanley Capital I Inc. receive a letter of representations or an opinion of counsel to the effect that:

•	the transfer will not result in a violation of the prohibited transaction provisions of ERISA or the Internal Revenue Code;

•	the transfer will not cause the assets of the trust fund to be deemed ‘‘plan assets’’ for purposes of ERISA or the Internal Revenue Code; and

•	the transfer will not subject any of the trustee, Morgan Stanley Capital I Inc. or any servicer to additional obligations.

Legal Investment	The related prospectus supplement will specify whether any classes of the offered certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and the sale of the offered certificates.

Rating	At the date of issuance, each class of certificates of each series that are offered to you will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies.

Risk Factors

You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

The Lack Of A Secondary Market May Make It Difficult For You To Resell Your Certificates	Secondary market considerations may make your certificates difficult to resell or less valuable than you anticipated for a variety of reasons, including:

•	there may not be a secondary market for the certificates;

•	if a secondary market develops, we cannot assure you that it will continue or will provide you with the liquidity of investment you may have anticipated. Lack of liquidity could result in a substantial decrease in the market value of your certificates;

•	the market value of your certificates will fluctuate with changes in interest rates;

•	the secondary market for certificates backed by residential mortgages may be more liquid than the secondary market for certificates backed by multifamily and commercial mortgages so if your liquidity assumptions were based on the secondary market for certificates backed by residential mortgages, your assumptions may not be correct;

•	certificateholders have no redemption rights; and

•	secondary market purchasers are limited to this prospectus, the related prospectus supplement and to the reports delivered to certificateholders for information concerning the certificates.

Morgan Stanley & Co. Incorporated currently expects to make a secondary market in your certificates, but it has no obligation to do so.

The Trust Fund’s Assets May Be Insufficient To Allow For Repayment In Full On Your Certificates	Unless the related prospectus supplement so specifies, the sole source of payment on your certificates will be proceeds from the assets included in the trust fund for each series of certificates and any form of credit enhancement specified in the related prospectus supplement. You will not have any claim against, or security interest in, the trust fund for any other series. In addition, in general, there is no recourse to Morgan Stanley Capital I Inc. or any other entity, and neither the certificates nor the underlying mortgage loans are guaranteed or insured by any governmental agency or instrumentality or any other entity. Therefore, if the trust fund’s assets are insufficient to pay you your expected return, in most situations you will not receive payment from any other source. Exceptions include:

•	loan repurchase obligations in connection with a breach of certain of the representations and warranties; and

•	advances on delinquent loans, to the extent the master servicer deems the advance will be recoverable.

Because some of the representations and warranties with respect to the mortgage loans or mortgage backed securities may have been made or assigned in connection with transfers of the mortgage loans or mortgage backed securities prior to the closing date, the rights of the trustee and the certificateholders with respect to those representations or warranties will be limited to their rights as assignees. Unless the related prospectus supplement so specifies, neither Morgan Stanley Capital I Inc., the master servicer nor any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

There may be accounts, as described in the related prospectus supplement, maintained as credit support. The amounts in these accounts may be withdrawn, under conditions described in the related prospectus supplement. Any withdrawn amounts will not be available for the future payment of principal or interest on the certificates.

If a series of certificates consists of one or more classes of subordinate certificates, the amount of any losses or shortfalls in collections of assets on any distribution date will be borne first by one or more classes of the subordinate certificates, as described in the related prospectus supplement. Thereafter, those losses or shortfalls will be borne by the remaining classes of certificates, in the priority and manner and subject to the limitations specified in the related prospectus supplement.

Prepayments And Repurchases May Reduce The Yield On Your Certificates	The yield on your certificates may be reduced by prepayments on the mortgage loans or mortgage backed securities because prepayments affect the average life of the certificates. Prepayments can be voluntary, if permitted, and involuntary, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. The investment performance of your certificates may vary materially and adversely from your expectation if the actual rate of prepayment is higher or lower than you anticipated.

Voluntary prepayments may require the payment of a yield maintenance or prepayment premium. Nevertheless, we cannot assure you that the existence of the prepayment premium will cause a borrower to refrain from prepaying its mortgage loan nor can we assure you of the rate at which prepayments will occur. Morgan Stanley Mortgage Capital Inc., under certain circumstances, may be required to repurchase a mortgage loan from the trust fund if there has been a breach of a representation or warranty. The repurchase price paid will be passed through to you, as a certificateholder, with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

In a pool of mortgage loans, the rate of prepayment is unpredictable as it is influenced by a variety of factors including:

•	the terms of the mortgage loans;

•	the length of any prepayment lockout period;

•	the prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums;

•	the servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

There can be no assurance that the rate of prepayments will conform to any model described in this prospectus or in the related prospectus supplement.

Some of the certificates may be more sensitive to prepayments than other certificates and in certain cases, the certificateholder holding these certificates may fail to recoup its original investment. You should carefully consider the specific characteristics of the certificates you purchase, as well as your investment approach and strategy. For instance, if you purchase a certificate at a premium, a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate and your actual yield may be lower than your anticipated yield. Similarly, if you purchase a certificate which provides for the payment of interest only, or a certificate which provides for the payment of interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of a series, you will probably be extremely sensitive to prepayments because a prepayment may reduce the stream of interest payments you are entitled to receive on your certificate.

If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected	The yield on your certificates may be less than anticipated because the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws.

•	Some courts may consider the prepayment premium to be usurious.

•	Even if the prepayment premium is enforceable, we cannot assure you that foreclosure proceeds will be sufficient to pay the prepayment premium.

•	Although the collateral substitution provisions related to defeasance are not suppose to be treated as a prepayment and should not affect your certificates, we cannot assure you that a court will not interpret the defeasance provisions as requiring a prepayment premium; nor can we assure you that if it is treated as a prepayment premium, the court will find the defeasance income stream enforceable.

The Timing Of Mortgage Loan Amortization May Adversely Affect Payment On Your Certificates	As principal payments or prepayments are made on a mortgage loan, the mortgage pool will be exposed to concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to these concentration risks than are classes with an earlier sequential designation or higher priority. This is so because principal on the certificates will be payable in sequential order, and no class entitled to a distribution of principal will receive its principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings Do Not Guaranty Payment	Any rating assigned by a rating agency to a class of certificates reflects the rating agency’s assessment of the likelihood that holders of the class of certificates will receive the payments to which they are entitled.

•	The ratings do not assess the likelihood that you will receive timely payments on your certificates.

•	The ratings do not assess the likelihood of prepayments, including those caused by defaults.

•	The ratings do not assess the likelihood of early optional termination of the certificates.

Each rating agency rating classes of a particular series will determine the amount, type and nature of credit support required for that series. This determination may be based on an actuarial analysis of the behavior of mortgage loans in a larger group taking into account the appraised value of the real estate and the commercial and multifamily real estate market.

•	We cannot assure you that the historical data supporting the actuarial analysis will accurately reflect or predict the rate of delinquency, foreclosure or loss that will be experienced by the mortgage loans in a particular series.

•	We cannot assure you that the appraised value of any property securing a mortgage loan in a particular series will remain stable throughout the life of your certificate.

•	We cannot assure you that the real estate market will not experience an overall decline in property values nor can we assure you that the outstanding balance of any mortgage loan in a particular series will always be less than the market value of the property securing the mortgage loan.

Ratings Do Not Guaranty Value	If one or more rating agencies downgrade certificates of a series, your certificate will decrease in value. Because none of Morgan Stanley Capital I Inc., the seller, the master servicer, the trustee or any affiliate has any obligation to maintain a rating of a class of certificates, you will have no recourse if your certificate decreases in value.

Cash Flow From The Properties May Be Volatile And Insufficient To Allow Timely Payment On Your Certificates	Repayment of a commercial or multifamily mortgage loan is dependent on the income produced by the property. Therefore, the borrower’s ability to repay a mortgage loan depends primarily on the successful operation of the property and the net operating income derived from the property. Net operating income can be volatile and may be adversely affected by factors such as:

•	economic conditions causing plant closings or industry slowdowns;

•	an oversupply of available retail space, office space or multifamily housing;

•	changes in consumer tastes and preferences;

•	decrease in consumer confidence;

•	retroactive changes in building codes;

•	the age, design and construction quality of the property, including perceptions regarding the attractiveness, convenience or safety of the property;

•	the age, design, construction quality and proximity of competing properties;

•	increases in operating expenses due to external factors such as increases in heating or electricity costs;

•	increases in operating expenses due to maintenance or improvements required at the property;

•	a decline in the financial condition of a major tenant;

•	a decline in rental rates as leases are renewed or entered into with new tenants;

•	the concentration of a particular business type in a building;

•	the length of tenant leases;

•	the creditworthiness of tenants; and

•	the property’s ‘‘operating leverage.’’

Operating leverage refers to the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenue and the level of capital expenditures required to maintain the property and retain or replace tenants.

If a commercial property is designed for a specific tenant, net operating income may be adversely affected if that tenant defaults under its obligations because properties designed for a specific tenant often require substantial renovation before it is suitable for a new tenant. As a result, the proceeds from liquidating this type of property following foreclosure might be insufficient to cover the principal and interest due under the loan.

It is anticipated that a substantial portion of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. Therefore, if a borrower defaults, recourse may be had only against the specific property and any other assets that have been pledged to secure the related mortgage loan.

Property Value May Be Adversely Affected Even When There Is No Change In Current Operating Income	Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels or yields required by investors in income-producing commercial properties.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate this offering on the basis of the information set forth in the related prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Various Types of Income-Producing Properties May Secure Mortgage Loans Underlying a Series of Certificates and Each Type of Income-Producing Property May Present Special Risks	The mortgage loans underlying a series of certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation Of Commercial Properties Is Dependent Upon Successful Management	The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure;

•	operating the property and providing building services;

•	managing operating expenses; and

•	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income-producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

Morgan Stanley Capital I Inc. makes no representation or warranty as to the skills of any present or future managers. Additionally, Morgan Stanley Capital I Inc. cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

You Should Consider The Number Of Mortgage Loans In The Pool	Assuming pools of equal aggregate unpaid principal balances, the concentration of default, foreclosure and loss in a trust fund containing fewer mortgage loans will generally be higher than that in trust fund containing more mortgage loans.

Your Investment Is Not Insured Or Guaranteed And Your Source For Repayments Is Limited	Payments under the mortgage loans are generally not insured or guaranteed by any person or entity.

In general, the borrowers under the mortgage loans will be entities created to own or purchase the related commercial property. The borrowers are set up this way, in significant part, to isolate the property from the debts and liabilities of the person creating the entity. In most cases, the loan will represent a nonrecourse obligation of the related borrower secured by the lien of the related mortgage and the related lease assignments. Even if the loan is recourse, the borrower generally will not have any significant assets other than the property or properties and the related leases, which will be pledged to the trustee. Therefore, payments on the loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by the lessees. Those rental payments will, in turn, depend on continued occupancy by, or the creditworthiness of, those lessees. Both continued occupancy and creditworthiness may be adversely affected by a general economic downturn or an adverse change in the lessees’ financial conditions.

Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates	Some of the mortgage loans may not be fully amortizing over their terms to maturity and will require substantial principal payments – i.e., balloon payments – at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because a borrower’s ability to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the mortgaged property. However, refinancing a loan or selling the property will be affected by a number of factors, including:

•	interest rates;

•	the borrower’s equity in the property;

•	the financial condition and operating history of the borrower and the property;

•	tax laws;

•	renewability of operating licenses;

•	prevailing economic conditions and the availability of credit for commercial and multifamily properties;

•	with respect to certain multifamily properties and mobile home parks, rent control laws; and

•	with respect to hospitals, nursing homes and convalescent homes, reimbursement rates from private and public coverage providers.

Your Certificates Will Bear Losses If Insufficient Funds Are Available To Satisfy Any Junior Mortgage Loans	If the prospectus supplement so specifies, some of the mortgage loans may be secured primarily by junior mortgages. In the event of a liquidation, satisfaction of a mortgage loan secured by a junior mortgage will be subordinate to the satisfaction of the related senior mortgage loan. If the proceeds are insufficient to satisfy the junior mortgage and the related senior mortgage, the junior mortgage loan in the trust fund would suffer a loss and the class of certificate you own may bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be even greater in the case of junior mortgage loans. See ‘‘— Risks Factors.’’

Obligor Default May Adversely Affect Payment On Your Certificates	If the related prospectus supplement so specifies, a master servicer, a sub servicer or a special servicer will be permitted, within prescribed parameters, to extend and modify whole loans that are in default or as to which a payment default is imminent. Any ability to extend or modify may apply, in particular, to whole loans with balloon payments. In addition, a master servicer, a sub servicer or a special servicer may receive a workout fee based on receipts from, or proceeds of, those whole loans. While any entity granting this type of extension or modification generally will be required to determine that the extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there is no assurance this will be the case. Additionally, if the related prospectus supplement so specifies, some of the mortgage loans included in the mortgage pool may have been subject to workouts or similar arrangements following prior periods of delinquency and default.

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates	The bankruptcy or insolvency of a major tenant, or of a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent reserved for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease, but not more than three years’ rent to cover any rejection related claims.

Borrower Bankruptcy May Adversely Affect Payment On Your Certificates	Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the mortgaged property in a manner that would substantially diminish the position of the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the Bankruptcy Code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The Bankruptcy Code also may interfere with the lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the lender’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sophistication Of The Borrower May Adversely Affect Payment On Your Certificates	In general, the mortgage loans will be made to partnerships, corporations or other entities rather than individuals. This may entail greater risks of loss from delinquency and foreclosure than do single family mortgage loans. In addition, the borrowers under commercial mortgage loans may be more sophisticated than the average single family home borrower. This may increase the likelihood of protracted litigation or the likelihood of bankruptcy in default situations.

Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates	Although the prospectus supplement for a series of certificates will describe the credit support for the related trust fund, the credit support will be limited in amount and coverage and may not cover all potential losses or risks. Use of credit support will be subject to the conditions and limitations described in the prospectus and in the related prospectus supplement. Moreover, any applicable credit support may not cover all potential losses or risks. For example, credit support may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, which may include certificates being offered to you. Although subordination is intended to reduce the senior certificateholders’ risk of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments are made in a specified order of priority, and limits exist with respect to the aggregate amount of claims under any related credit support, the credit support may be exhausted before the principal of the certificate classes with lower priority has been repaid. Significant losses and shortfalls on the assets consequently may fall primarily upon classes of certificates having a lower payment priority.

The amount of any credit support supporting one or more classes of certificates being offered to you, including the subordination of one or more classes will be determined on the basis of criteria established by each pertinent rating agency. Those criteria will be based on an assumed level of defaults, delinquencies, other losses or other factors. However, the loss experience on the related mortgage loans or mortgage backed securities may exceed the assumed levels. See ‘‘Description of Credit Support.’’

Regardless of the form of any credit enhancement, the amount of coverage will be limited and, in most cases, will be subject to periodic reduction, in accordance with a schedule or formula. The master servicer generally will be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates, if the applicable rating agency indicates that the then current ratings will not be adversely affected. A rating agency may lower the ratings of any series of certificates if the obligations of any credit support provider are downgraded. The ratings also may be lowered if losses on the related mortgage loans or MBS substantially exceed the level contemplated by the rating agency at the time of its initial rating analysis. Neither Morgan Stanley Capital I Inc., the master servicer nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any ratings of any series of certificates.

Investors In Subordinate Classes Of Certificates May Be Subject To Delays In Payment And May Not Recover Their Initial Investments	To the extent described in this prospectus, the subordinate certificateholders’ rights to receive distributions with respect to the assets to which they would otherwise be entitled will be subordinate to the rights of the senior certificateholders and of the master servicer, if the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses. As a result, investors in subordinate certificates must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments.

The yields on the subordinate certificates may be extremely sensitive to the loss experience of the assets and the timing of any losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount assumed by an investor, the yields to maturity on the subordinate certificates may be lower than anticipated.

Difficulties In Enforcement Of Loan Provisions May Adversely Affect Payment On Your Certificates	The mortgage loans may contain due-on-sale clauses, which permit a lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property and debt-acceleration clauses, which permit a lender to accelerate the loan upon a monetary or non-monetary default by the borrower. These clauses are generally enforceable. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts, however, may refuse to enforce these clauses if acceleration of the indebtedness would be inequitable, unjust or unconscionable.

If the related prospectus supplement so specifies, the mortgage loans will be secured by an assignment of leases and rents. Pursuant to those assignments, the borrower typically assigns its right, title and interest as landlord under the leases on the related mortgaged property and the income derived from the leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Leases and Rents.’’

Environmental Issues At The Mortgaged Properties May Adversely Affect Payment On Your Certificates	Real property pledged as security for a mortgage loan may be subject to environmental risks. Under federal law and the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over the lien of an existing mortgage against the property. Moreover, the presence of hazardous or toxic substances, or the failure to remediate the property, may adversely affect the owner or operator’s ability to borrow using the property as collateral. In addition, under the laws of some states and under CERCLA and other federal law, a lender may become liable, as an ‘‘owner operator,’’ for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the management or operations of the borrower. Liability may be imposed even if the environmental damage or threat was caused by a prior owner.

Under certain circumstances, a lender also risks this type of liability on foreclosure of the mortgage. Unless the related prospectus supplement specifies otherwise, neither the master servicer, the sub-servicer nor the special servicer may acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	if the mortgaged property is not in compliance with applicable environmental laws or circumstances requiring any of the foregoing actions are present, that it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and take the actions as would be necessary and appropriate to effect compliance or respond to those circumstances.

See ‘‘Legal Aspects of the Mortgage Loans and Leases — Environmental Legislation.’’

If You Are Subject To ERISA, You May Not Be Eligible To Purchase Certificates	Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Due to the complexity of regulations governing those plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the offered certificates of any series.

The Income Tax Considerations Should Impact Your Decision To Purchase A REMIC Residual Certificate	Except as provided in the prospectus supplement, REMIC residual certificates are anticipated to have ‘‘phantom income’’ associated with them. That is, taxable income is anticipated to be allocated to the REMIC residual certificates in the early years of the existence of the related REMIC – even if the REMIC residual certificates receive no distributions from the related REMIC – with a corresponding amount of losses allocated to the REMIC residual certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC residual certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC residual certificates may have a negative ‘‘value.’’

Moreover, the REMIC residual certificates will, in effect, be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but those expenses will be deductible only as itemized deductions, and will be subject to all the limitations applicable to itemized deductions, by holders of REMIC residual certificates that are individuals. Accordingly, investment in the REMIC residual certificates generally will not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC residual certificates are subject to restrictions on transfer. Finally, prospective purchasers of a REMIC residual certificate should be aware that Treasury Department regulations do not permit certain REMIC residual interests to be marked to market.

Required Consent In Connection With Servicing The Properties May Effect The Timing Of Payments On Your Certificates	Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate principal balance of all outstanding certificates of a series or a similar means of allocating decision-making will be required to direct certain actions. The actions may include directing the special servicer or the master servicer regarding measures to be taken with respect to some of the mortgage loans and real estate owned properties and amending the relevant pooling agreement or trust agreement. The consent or approval of these holders will be sufficient to bind all certificateholders of the relevant series. See ‘‘Description of the Agreements — Events of Default,’’ ‘‘— Rights Upon Event of Default,’’ and ‘‘— Amendment.’’

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates	There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates	Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

If Your Certificate Is Book-Entry, You Will Not Be Recognized As A Certificateholder By The Trustee	If the prospectus supplement so provides, one or more classes of the certificates offered to you will be initially represented by one or more certificates for each class registered in the name of Cede & Co., the nominee for the Depository Trust Company. If you purchase this type of certificate:

•	your certificate will not be registered in your name or the name of your nominee;

•	you will not be recognized by the trustee as a certificateholder; and

•	you will be able to exercise your right as a certificateholder only through the Depository Trust Company and its participating organizations.

You will be recognized as a certificateholder only if and when definitive certificates are issued. See ‘‘Description of the Certificates — Book-Entry Registration and Definitive Certificates.’’

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under ‘‘Risk Factors’’ and elsewhere in this prospectus.

Description of The Trust Funds

Capitalized terms are defined in the ‘‘Glossary of Terms’’ beginning on page 133.

Assets

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

•	multifamily mortgage loans, commercial mortgage loans or both;

•	mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

•	direct obligations of the United States, agencies of the United States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

•	a combination of mortgage loans, mortgage backed securities and government securities.

Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates. If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

Mortgage Loans

General

The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

•	Multifamily Properties which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

•	Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property. Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I Inc. Mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

Leases

If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Leases and Rents.’’ Alternatively, if specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility, while other leases provide that it is the lessee’s responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans

Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower’s assets, in the event of the borrower’s default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The ‘‘Debt Service Coverage Ratio’’ of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. ‘‘Net Operating Income’’ means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant’s income is insufficient to cover its rent and operating expenses, the existence of ‘‘net of expense’’ provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See ‘‘— Leases’’ above.

The duration of leases and the existence of any ‘‘net of expense’’ provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and

Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related Debt Service Coverage Ratio may be high.

The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

Appraised values for income-producing properties may be based on:

•	the recent resale value of comparable properties at the date of the appraisal;

•	the cost of replacing the property;

•	a projection of value based upon the property’s projected net cash flow; or

•	a selection from or interpolation of the values derived from the methods listed here.

Each of these appraisal methods presents analytical challenges for the following reasons:

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value;

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate;

•	more than one of the appraisal methods may be used and each may produce significantly different results; and

•	if a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See ‘‘Risk Factors — Borrower May Be Unable To Repay The Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect Payment On Your Certificates,’’ ‘‘— Your Certificates Will Bear Losses If Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans,’’ and ‘‘— Obligor Default May Adversely Affect Payment on Your Certificates.’’

Loan-to-Value Ratio

The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

•	the appraised value determined in an appraisal obtained by the originator at origination of that loan and

•	the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

Loan Combinations

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

•	the type of property securing the mortgage loans, e.g., multifamily property or commercial property and the type of property in each category;

•	the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the weighted average, by principal balance, of the Loan-to-Value Ratios at origination of the mortgage loans;

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

•	the state or states in which most of the mortgaged properties are located;

•	information with respect to the prepayment provisions, if any, of the mortgage loans;

•	the weighted average Retained Interest, if any;

•	with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the adjustable rate loan and the frequency of monthly payment adjustments;

•	the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under ‘‘— Default and Loss Considerations with Respect to the Mortgage Loans’’ above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

Payment Provisions of the Mortgage Loans

Generally, the mortgage loans will:

•	have individual principal balances at origination of not less than $25,000;

•	have original terms to maturity of not more than 40 years; and

•	provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement. Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

Mortgage Backed Securities

Any MBS will have been issued pursuant to an MBS Agreement. A seller, the MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

The MBS either will have been previously registered under the Securities Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under ‘‘Description of Credit Support’’ may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

•	the original and remaining term to stated maturity of the MBS, if applicable;

•	whether the MBS is entitled only to interest payments, only to principal payments or to both;

•	the pass-through or bond rate of the MBS or formula for determining the rates, if any;

•	the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

•	the MBS issuer, MBS servicer and MBS trustee, as applicable;

•	characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to the MBS;

•	the terms on which the MBS or the related Underlying Mortgage Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

•	the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

•	the servicing fees payable under the MBS Agreement;

•	the type of information in respect of the Underlying Mortgage Loans described under ‘‘— Mortgage Loans — Mortgage Loan Information in Prospectus Supplements’’ above, and the type of information in respect of the Underlying MBS described in this paragraph;

•	the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

•	whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company;

•	the market price of the MBS and the basis on which the market price was determined; and

•	if the issuer of the MBS is required to file reports under the Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc. that each represent an interest in one or more

Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose the Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

Government Securities

The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

•	the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

•	the original and remaining terms to stated maturity of the government securities;

•	whether the government securities are entitled only to interest payments, only to principal payments or to both;

•	the interest rates of the government securities or the formula to determine the rates, if any;

•	the applicable payment provisions for the government securities; and

•	to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

Accounts

Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See ‘‘Description of the Agreements — Certificate Account and Other Collection Accounts.’’

Credit Support

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See ‘‘Risk Factors — Credit Support May Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your Certificates.’’

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash Flow Agreement.

Use of Proceeds

The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

Yield Considerations

General

The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See ‘‘Risk Factors.’’

Pass-through Rate

Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

•	the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

•	the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates; and

•	whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

Timing of Payment of Interest

Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the Interest Accrual Period for that Distribution Date. As indicated in this prospectus under ‘‘— Pass-through Rate’’ above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

Payments of Principal; Prepayments

The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

•	will correspond to the rate of principal payments on the assets in the related trust fund;

•	is likely to be affected by the existence of Lockout Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

•	is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month’s interest at the applicable pass-through rate on the prepaid amount.

The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor’s actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor’s expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor’s yield to maturity. The effect on an investor’s yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

Prepayments — Maturity and Weighted Average Life

The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See ‘‘Description of the Trust Funds.’’

Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

Other Factors Affecting Weighted Average Life

Type of Mortgage Asset

A number of mortgage loans may have balloon payments due at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

Foreclosures and Payment Plans

The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

Due-on-Sale and Due-on-Encumbrance Clauses

Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include ‘‘Due-on-Sale’’ clauses or ‘‘Due-on-Encumbrance’’ clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise – or waive its right to exercise – any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Due-on-Sale and Due-on-Encumbrance’’ and ‘‘Description of the Agreements — Due-on-Sale and Due-on-Encumbrance Provisions.’’

THE DEPOSITOR

Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley Capital I Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See ‘‘The Depositor’’ in the prospectus supplement.

THE SPONSOR

General

It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 (‘‘MSMC’’) will be a sponsor or co-sponsor for each series; however, if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC’s Commercial Mortgage Securitization Program

MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC’s ‘‘IQ,’’ ‘‘HQ’’ and ‘‘TOP’’ securitization programs typically involve multiple mortgage loan sellers.

Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller. Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on December 31, 2006.

Year (Approximate Amts in billions-$’s)	Total MSMC Loans*	Total MSMC Loans Securitized with Affiliated Depositor	Total MSMC Loans Securitized with Non-Affiliated Depositor	Total MSMC Loans Securitized
2006	16.9	8.9	1.9	10.7
2005	12.9	8.2	1.5	9.6
2004	7.7	5.1	1.3	6.4
2003	6.4	3.5	1.3	4.8

*	MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total MSMC Loans Securitized includes loans in both public and private securitizations.

MSMC’s large mortgage loan program typically originates loans larger than $75 million, although MSMC’s conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC’s securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under ‘‘Description of the Mortgage Pool — Assessments of Property Value and Condition,’’ ‘‘— Appraisals,’’ ‘‘— Environmental Assessments,’’ ‘‘— Property Condition Assessments,’’ ‘‘— Seismic Review Process’’ and ‘‘— Zoning and Building Code Compliance.’’    MSMC typically retains outside consultants to conduct its credit underwriting.

Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

Debt Service Coverage Ratio and LTV Ratio.    MSMC’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MSMC’s judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See ‘‘Description of the Mortgage Pool’’ in the prospectus supplement.

Escrow Requirements.    MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

Description of The Certificates

General

The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

•	provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

•	be senior or subordinate to one or more other classes of certificates in respect of distributions on the certificates;

•	be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

•	be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

•	provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

•	provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

•	provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component; or

•	do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See ‘‘Risk Factors — If Your Certificate Is Book-Entry, You Will Not Be Recognized As Certificateholder By The Trustee.’’ Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate Balance, Notional Amount or percentage interest but of different authorized denominations.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

Available Distribution Amount

All distributions on the certificates of each series on each Distribution Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

1.	the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

•	all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

•	unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related prepayment premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period; and

•	all amounts in the Certificate Account that are due or reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the master servicer or any other entity as specified in the related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

2.	if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

3.	all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

4.	if and to the extent the related prospectus supplement so provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

5.	if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the Distribution Date.

The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

Distributions of Interest on the Certificates

Each class of certificates, other than classes of Stripped Principal Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii) on such other basis as is specified in the related prospectus supplement.

In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on

Stripped Interest Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

The method of determining the Notional Amount for any class of Stripped Interest Certificates will be described in the related prospectus supplement. Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of Accrued Certificate Interest that may be added to the Certificate Balance of a Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See ‘‘Risk Factors — Prepayments And Repurchases May Reduce The Yield On Your Certificates,’’ and ‘‘— If Prepayment Premiums Are Not Enforced, Your Certificates May Be Adversely Affected,’’ and ‘‘Yield Considerations.’’

Distributions of Principal of the Certificates

The certificates of each series, other than certain classes of Stripped Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

Components

To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under ‘‘— General’’ above. To the extent, the descriptions set forth under ‘‘— Distributions of Interests on the Certificates’’ and ‘‘— Distributions of Principal of the Certificates’’ above also relate to components of a class of certificates. In this case, references to Certificate Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See ‘‘Description of Credit Support’’ for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

Advances

With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date. The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity’s good faith determination that the advances will be reimbursable from Related Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer’s or another entity’s advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer’s or another entity’s good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of Subordinate Certificates. See ‘‘Description of Credit Support.’’

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer’s or another entity’s funds will be reimbursable only out of Related Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the Certificate Account, the master servicer is required to replace the funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

Reports to Certificateholders

Generally, with each distribution to holders of any class of certificates of a series, the master servicer, the trustee or the paying agent, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(1)	the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

(2)	the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

(3)	the amount of the distribution allocable to

•	prepayment premiums and

•	payments on account of Equity Participations;

(4)	the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(5)	the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

(6)	the aggregate principal balance of the assets at the close of business on that Distribution Date;

(7)	the number and aggregate principal balance of Whole Loans in respect of which:

•	one scheduled payment is delinquent,

•	two scheduled payments are delinquent,

•	three or more scheduled payments are delinquent and

•	foreclosure proceedings have been commenced;

(8)	with respect to each Whole Loan that is delinquent two or more months:

•	the loan number thereof,

•	the unpaid balance thereof,

•	whether the delinquency is in respect of any balloon payment,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

•	if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

•	whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

•	whether foreclosure proceedings have been commenced and, if so, the date so commenced and

•	if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(9)	with respect to any Whole Loan liquidated during the related Due Period other than by payment in full:

•	the loan number thereof,

•	the manner in which it was liquidated and

•	the aggregate amount of liquidation proceeds received;

(10)	with respect to any Whole Loan liquidated during the related Due Period,

•	the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

•	the amount of any loss to certificateholders;

(11)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

•	the loan number of the related mortgage loan and

•	the date of acquisition;

(12)	with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

•	the book value,

•	the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

•	the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

•	if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(13)	with respect to any REO Property sold during the related Due Period

•	the loan number of the related mortgage loan,

•	the aggregate amount of sale proceeds,

•	the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO Property or the related mortgage loan and

•	the amount of any loss to certificateholders in respect of the related mortgage loan;

(14)	the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to the balance;

(15)	the aggregate amount of principal prepayments made during the related Due Period;

(16)	the amount deposited in the reserve fund, if any, on the Distribution Date;

(17)	the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

(18)	the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution Date;

(19)	in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

(20)	in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

(21)	as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

(22)	the aggregate amount of payments by the borrowers of:

•	default interest,

•	late charges and

•	assumption and modification fees collected during the related Due Period.

In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See ‘‘Description of the Certificates — Book-entry Registration and Definitive Certificates.’’

Termination

The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

•	the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and

•	the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

Book-entry Registration and Definitive Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the Depository Trust Company (‘‘DTC’’).

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the Uniform Commercial Code and a ‘‘clearing agency’’ registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect Participants.

Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

•	Morgan Stanley Capital I Inc. advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

•	Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

Description of The Agreements

The certificates will be offered pursuant to a Pooling Agreement or a Trust Agreement.

•	A Pooling Agreement will be used where the trust fund includes Whole Loans. The parties to a Pooling Agreement will be Morgan Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed. This servicer will service all or a significant number of Whole Loans directly without a subservicer. References in this prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly.

•	A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be Morgan Stanley Capital I Inc. and a trustee. A manager or administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc. will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield.

Assignment of Assets; Repurchases

At the time of issuance of any series of certificates, Morgan Stanley Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund,

together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

•	in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

•	in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and MBS trustee, the pass-through or bond rate or formula for determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders. Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole Loan from the trustee at the Purchase Price or substitute the mortgage loan. There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

If so provided in the related prospectus supplement, Morgan Stanley Capital I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

With respect to each Government Security or MBS in certificated form, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a ‘‘clearing corporation’’ within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

•	the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related Agreement;

•	the existence of title insurance insuring the lien priority of the Whole Loan;

•	the authority of the Warrantying Party to sell the Whole Loan;

•	the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

•	the existence of hazard and extended perils insurance coverage on the mortgaged property.

Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting Party would have no obligations if the relevant event that causes the breach occurs after that date.

Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

•	the Warrantying Party will be obligated to repurchase the Whole Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the Purchase Price; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related prospectus supplement; or

•	if so provided in the prospectus supplement for a series, the Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

Neither Morgan Stanley Capital I Inc., except to the extent that it is the Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or MBS, covering

•	the accuracy of the information set forth therefor on the schedule of assets appearing as an exhibit to the related Agreement and

•	the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See ‘‘— Events of Default’’ and ‘‘— Rights Upon Event of Default,’’ below.

Certificate Account and Other Collection Accounts

General

The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the Certificate Account, which must be either:

•	an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or

•	otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. Interest or other income earned on funds in the Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

Deposits

Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

(1)	all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

(2)	all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

(3)	any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under ‘‘Description of Credit Support’’;

(4)	any advances made as described under ‘‘Description of the Certificates — Advances in Respect of Delinquencies’’;

(5)	any amounts representing prepayment premiums;

(6)	any amounts paid under any Cash Flow Agreement, as described under ‘‘Description of the Trust Funds — Cash Flow Agreements’’;

(7)	all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I Inc., any asset seller or any other specified person as described above under ‘‘— Assignment of Assets; Repurchases’’ and ‘‘— Representations and Warranties; Repurchases,’’ all proceeds of any defaulted mortgage loan purchased as described below under ‘‘— Realization Upon Defaulted Whole Loans,’’ and all proceeds of any asset purchased as described above under ‘‘Description of the Certificates — Termination’’;

(8)	any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under ‘‘Description of the Agreements — Retained Interest; Servicing Compensation and Payment of Expenses’’;

(9)	to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

(10)	all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under ‘‘— Hazard Insurance Policies’’;

(11)	any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(12)	any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

Withdrawals

Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

(1)	to make distributions to the certificateholders on each Distribution Date;

(2)	to reimburse a master servicer for unreimbursed amounts advanced as described above under ‘‘Description of the Certificates — Advances in Respect of Delinquencies,’’ the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

(3)	to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

(4)	to reimburse a master servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the master servicer’s good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

(5)	if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while these amounts remain outstanding and unreimbursed;

(6)	to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, mortgaged properties securing defaulted Whole Loans as described below under ‘‘— Realization Upon Defaulted Whole Loans’’;

(7)	to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under ‘‘— Matters Regarding a Master Servicer and the Depositor’’;

(8)	if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee’s fees;

(9)	to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under ‘‘— Matters Regarding the Trustee’’;

(10)	unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

(11)	to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12)	to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13)	if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under ‘‘Federal Income Tax Consequences — REMICs — Prohibited Transactions Tax and Other Taxes’’;

(14)	to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15)	to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16)	to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17)	to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by ‘‘— Assignment of Assets; Repurchase’’ and ‘‘— Representations and Warranties; Repurchases’’ or otherwise;

(18)	to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19)	to clear and terminate the Certificate Account at the termination of the trust fund.

Other Collection Accounts

Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under ‘‘— Deposits’’ above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the Certificate Account as described under ‘‘— Withdrawals’’ above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

Collection and Other Servicing Procedures

The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

•	maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

•	maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

•	processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable Due-on-Sale clause; attempting to cure delinquencies;

•	inspecting and managing mortgaged properties under certain circumstances; and

•	maintaining accounting records relating to the Whole Loans. Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See ‘‘Description of Credit Support.’’

The master servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

•	affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or

•	in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if,

•	in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and

•	in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

Subservicers

A master servicer may delegate its servicing obligations in respect of the Whole Loans to a subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under the subservicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer’s compensation pursuant to the related Agreement is sufficient to pay those fees; however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See ‘‘— Retained Interest; Servicing Compensation and Payment of Expenses’’ below.

Special Servicers

To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

Realization Upon Defaulted Whole Loans

A borrower’s failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower’s ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

•	monitor any Whole Loan which is in default,

•	contact the borrower concerning the default,

•	evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

•	initiate corrective action in cooperation with the borrower if cure is likely,

•	inspect the mortgaged property, and

•	take any other actions as are consistent with the Servicing Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See ‘‘Legal Aspects of the Mortgage Loans and the Leases.’’

Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement. In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If a default on a Whole Loan has occurred or, in the master servicer’s or special servicer’s judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

•	institute foreclosure proceedings,

•	exercise any power of sale contained in any mortgage,

•	obtain a deed in lieu of foreclosure, or

•	otherwise acquire title to a mortgaged property securing the Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a ‘‘mortgagee-in-possession’’ of, or to be an ‘‘owner’’ or an ‘‘operator’’ of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	if the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

•	the Internal Revenue Service grants an extension of time to sell the property or

•	the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

Subject to the foregoing, the special servicer will be required to

•	solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

•	accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Foreclosure.’’

If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

•	that the restoration will increase the proceeds to certificateholders on liquidation of the Whole Loan after reimbursement of the special servicer for its expenses and

•	that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See ‘‘— Hazard Insurance Policies’’ and ‘‘Description of Credit Support.’’

Hazard Insurance Policies

Unless otherwise specified in the related prospectus supplement, each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer’s maintaining a blanket policy insuring against hazard losses on the Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer’s liability in the event of partial loss does not exceed the lesser of

•	the replacement cost of the improvements less physical depreciation and

•	the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

Rental Interruption Insurance Policy

If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

Due-on-Sale and Due-on-Encumbrance Provisions

Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or Due-on-Encumbrance clauses entitling the lender to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See ‘‘Legal Aspects of the Mortgage Loans and the Leases — Due-on-Sale and Due-on-Encumbrance.’’

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

Unless otherwise specified in the related prospectus supplement, the master servicer’s and a subservicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer’s primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Matters Regarding a Master Servicer, a Special Servicer and the Depositor

The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc. or Morgan Stanley Capital I Inc.’s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the Agreement.

Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

•	specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the Agreement;

•	incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

•	incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the certificateholders, and the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

Any person into which the master servicer, the special servicer or Morgan Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related Agreement.

Events of Default

Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

(1)	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

(2)	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

(3)	any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

(4)	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default – other than to shorten cure periods or eliminate notice requirements – will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related Agreement with respect to the special servicer.

Rights Upon Event of Default

So long as an Event of Default under an Agreement remains unremedied, Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under ‘‘— Events of Default’’ may be waived only by all of the certificateholders. Upon any waiver of an Event of Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

•	exercise any of the powers vested in it by any Agreement;

•	make any investigation of matters arising under any Agreement; or

•	institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

Amendment

Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

(1)	to cure any ambiguity;

(2)	to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

(3)	to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

(4)	to comply with any requirements imposed by the Code;

provided that the amendment – other than an amendment for the purpose specified in clause (4) above – will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

(1)	reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

(2)	adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in (1), without the consent of the holders of all certificates of that class; or

(3)	modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

The Trustee

The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

Matters Regarding the Trustee

Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement. If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the Trustee without cause will be paid by the parties effecting such removal.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

(1)	the nature and amount of coverage under the Credit Support;

(2)	any conditions to payment thereunder not otherwise described in this prospectus;

(3)	the conditions, if any, under which the amount of coverage under the Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

(4)	the material provisions relating to the Credit Support; and

(5)	information regarding the obligor under any instrument of Credit Support, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policyholders’ surplus, if applicable, as of the date specified in the prospectus supplement.

See ‘‘Risk Factors — Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment On Your Certificates.’’

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-support Provisions

If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

Insurance or Guarantees for the Whole Loans

If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

Insurance Policies and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related prospectus supplement. Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the Reserve Fund, if any.

Credit Support for MBS

If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of Credit Support the information indicated above under ‘‘Description of Credit Support — General,’’ to the extent the information is material and available.

Legal Aspects of the Mortgage Loans and the Leases

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries do not:

•	purport to be complete;

•	purport to reflect the laws of any particular state; or

•	purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See ‘‘Description of the Trust Funds — Assets.’’

General

All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

A mortgage either creates a lien against or constitutes a conveyance of real property between two parties –

•	a borrower – the borrower and usually the owner of the subject property, and

•	a mortgagee – the lender.

In contrast, a deed of trust is a three-party instrument, among

•	a trustor – the equivalent of a mortgagor or borrower,

•	a trustee to whom the mortgaged property is conveyed, and

•	a beneficiary – the lender – for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers’ and Sailors’ Civil Relief Act of 1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Interest in Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, the mortgage, or other instrument, may encumber other interests in real property such as:

•	a tenant’s interest in a lease of land or improvements, or both, and

•	the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

•	the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

•	the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender’s interest in rents may depend on whether the borrower’s assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender’s interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest. Even if the lender’s security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See ‘‘— Environmental Legislation’’ below.

Personality

Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute ‘‘fixtures’’ under applicable state real property law and, hence, would not be subject to the lien of a mortgage.

The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. The sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year – or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law – of the filing of bankruptcy.

Non Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non judicial trustee’s sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See ‘‘— Environmental Legislation.’’ Generally state law controls the amount of foreclosure expenses and costs, including attorneys’ fees that may be recovered by a lender.

A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a ‘‘Due-on-Sale’’ clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

REO Properties

If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

•	the Internal Revenue Service grants an REO Extension, or

•	It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust fund’s net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund’s federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate – currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund’s income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See ‘‘Federal Income Tax Consequences’’ in this prospectus and ‘‘Federal Income Tax Consequences’’ in the prospectus supplement.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their ‘‘equity of redemption.’’ The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be Cut-off and terminated.

The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

Anti Deficiency Legislation

Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Leasehold Risks

Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include:

(1)	the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

(2)	the right to cure those defaults, with adequate cure periods;

(3)	if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

(4)	the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee’s liabilities thereunder;

(5)	the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

(6)	a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

(7)	A leasehold mortgage that provides for the assignment of the debtor ground lessee’s right to reject a lease pursuant to Section 365 of the Bankruptcy Code.

Without the protections described in (1) – (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

Bankruptcy Laws

The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender’s security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called ‘‘ipso facto clauses’’ could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See
‘‘— Leases and Rents’’ above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

•	assume the lease and retain it or assign it to a third party or

•	reject the lease.

If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with ‘‘adequate assurance’’ of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

To the extent described in the related prospectus supplement, some of the Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an ‘‘ipso facto’’ clause and, in the event of the general partner’s bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal – assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld – that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

•	at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

•	The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame – often 60 days – after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

Junior Mortgages; Rights of Senior Lenders or Beneficiaries

To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

•	to receive rents, hazard insurance and condemnation proceeds, and

•	To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would extinguish the junior lender’s or junior beneficiary’s lien. However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a ‘‘future advance’’ clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an ‘‘obligatory’’ or ‘‘optional’’ advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a ‘‘future advance’’ clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a ‘‘credit limit’’ amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower. All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Environmental Legislation

Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

•	a diminution in value of property securing any mortgage loan;

•	limitation on the ability to foreclose against the property; or

•	in certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the mortgaged property.

Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a ‘‘superlien’’) including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner’s ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials (‘‘ACM’’) when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA’s definition of ‘‘owner or operator,’’ however, is a person ‘‘who, without participating in the management of a . . . facility, holds indicia of ownership primarily to protect his security interest.’’ This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender’s activities encroach on the actual management of the facility or property, the lender faces potential liability as an ‘‘owner or operator’’ under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property – whether it holds the facility or property as an investment or leases it to a third party – under some circumstances the lender may incur potential CERCLA liability.

Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender, has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (‘‘Asset Conservation Act’’), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

Beyond statute based environmental liability, there exist common law causes of action – for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property – related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

Unless otherwise provided in the related prospectus supplement, the Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a ‘‘Phase I Assessment’’ as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

•	the mortgaged property is in compliance with applicable environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

•	If the mortgaged property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but making it more difficult to realize on the security for the mortgage loan. However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for Environmental Hazard Conditions. See ‘‘Description of the Agreements — Realization upon Defaulted Whole Loans.’’

Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

•	the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

•	the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition, the Warrantying Party, at its option, will reimburse the trust fund, cure the Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under ‘‘Description of the Agreements — Representations and Warranties; Repurchases.’’ No such person will however, be responsible for any Disqualifying Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

Due-on-Sale and Due-on-Encumbrance

Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Subordinate Financing

Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the junior loan permits recourse to the borrower – as junior loans often do – and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

•	if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest, Prepayment Premiums and Prepayments

Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

Acceleration on Default

It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a ‘‘debt acceleration’’ clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default – as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys’ fees incurred by the lender in collecting the defaulted payments.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state’s usury law would not apply to the mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

•	for the interest rate, discount points and charges as are permitted in that state, or

•	that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property – e.g., a nursing or convalescent home or hospital – result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

Americans With Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

Forfeitures in Drug, RICO and Patriot Act Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, ‘‘did not know or was reasonably without cause to believe that the property was subject to forfeiture.’’ However, there is no assurance that such a defense will be successful.

Federal Income Tax Consequences

The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc. This summary is based on laws, regulations, including REMIC Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which – for example, banks and insurance companies – may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

General

The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made.

REMICs

The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however ‘‘— Taxation of Owners of REMIC Residual Certificates’’ and ‘‘— Prohibited Transactions and Other Taxes’’ below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under ‘‘—Taxation of Owners of REMIC Residual Certificates,’’ the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

A ‘‘qualified mortgage’’ for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any ‘‘regular interest’’ in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a ‘‘domestic building and loan association’’ will constitute assets described in Code Section 7701(a)(19)(C);

•	certificates held by a real estate investment trust will constitute ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B); and

•	interest on certificates held by a real estate investment trust will be considered ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B).

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.

Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

•	‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B);

•	‘‘loans secured by an interest in real property’’ under Code Section 7701(a)(19)(C); and

•	whether the income on the certificates is interest described in Code Section 856(c)(3)(B).

a.    Taxation of Owners of REMIC Regular Certificates

General.    Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount and Premium.    The REMIC Regular Certificates may be issued with OID. Generally, the OID, if any, will equal the difference between the ‘‘stated redemption price at maturity’’ of a REMIC Regular Certificate and its ‘‘issue price.’’ Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its ‘‘stated redemption price at maturity’’ over its ‘‘issue price.’’ The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute ‘‘qualified stated interest.’’ Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID

Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID. However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificate’s stated redemption price at maturity. REMIC Regular Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to a trust fund may provide for Super Premium Certificates. The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC Regular Certificates, is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when prepayments on the mortgage loans or MBS exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under ‘‘— Accrued Interest Certificates,’’ so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under ‘‘— Premium’’ would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under ‘‘— Premium’’ should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate’s actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

Generally, a REMIC Regular Certificateholder must include in gross income the ‘‘daily portions’’ of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period – ‘‘an accrual period’’ – that ends on the day in the calendar year corresponding to a Distribution Date, or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

•	adding (1) the present value at the end of the accrual period – determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption – of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease – but never below zero – in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the ‘‘daily portions’’ of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

(1)	the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

(2)	any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal Register.

Variable Rate REMIC Regular Certificates.    REMIC Regular Certificates may provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•	interest is based on a ‘‘qualified floating rate,’’ an ‘‘objective rate,’’ a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’ one ‘‘qualified inverse floating rate,’’ or a combination of ‘‘qualified floating rates’’ that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ‘‘— Original Issue Discount and Premium’’ by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular Certificates.

Election to Treat All Interest as OID.    The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘— Premium’’ below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

Market Discount.    A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID

Regulations, ‘‘market discount’’ equals the excess, if any, of (1) the REMIC Regular Certificate’s stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder, over (2) the price for such REMIC Regular Certificate paid by the purchaser. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate’s stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate’s stated redemption price at maturity multiplied by the REMIC Regular Certificate’s weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

(1)	the total remaining market discount and

(2)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium.    A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost, not including accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest.    Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion. Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

Sale, Exchange or Redemption.    If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder’s adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder’s adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under ‘‘— Market Discount’’ above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a ‘‘capital asset’’ (generally, property held for investment) within the meaning of Code Section 1221.

Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

•	the amount that would have been includible in the holder’s income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over

•	the amount actually includible in such holder’s income.

Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a ‘‘conversion transaction’’ as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC Regular Certificate will be part of a ‘‘conversion transaction’’ if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment; the holder entered the contract to sell the REMIC Regular Certificate substantially contemporaneously with acquiring the REMIC Regular Certificate; the REMIC Regular Certificate is part of a straddle; the REMIC Regular Certificate is marketed or sold as producing capital gains; or other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

The certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates.    Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed the interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed the interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to pre issuance accrued interest and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular Certificate’s issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular

Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag Certificate during the first accrual period.

Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

Non-interest Expenses of the REMIC.    Under temporary Treasury regulations, if the REMIC is considered to be a ‘‘single class REMIC,’’ a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are ‘‘pass-through interest holders.’’ Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See ‘‘Pass-through of Non-interest Expenses of the REMIC’’ under ‘‘Taxation of Owners of REMIC Residual Certificates’’ below.

Effects of Defaults, Delinquencies and Losses.    Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons.    Interest, including original issue discount, distributable to REMIC Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered ‘‘portfolio interest’’ and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

•	is not a ‘‘10-percent shareholder’’ within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

•	provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the REMIC Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the REMIC Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a REMIC Regular Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS. If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the REMIC Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Such a non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a REMIC Regular Certificate.

Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are ‘‘controlled foreign corporations’’ as to the United States of which such a Borrower is a ‘‘United States shareholder’’ within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

Information Reporting and Backup Withholding. The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not ‘‘exempt recipients.’’

In addition, upon the sale of a REMIC Regular Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

•	the broker determines that the seller is an exempt recipient, or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

b.    Taxation of Owners of REMIC Residual Certificates

Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See ‘‘— Prohibited Transactions and Other Taxes’’ below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be ‘‘portfolio income’’ for purposes of the taxation of taxpayers subject to the limitations on the deductibility of ‘‘passive losses.’’ As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions – that is, ‘‘phantom income.’’ This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative ‘‘value.’’ Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See ‘‘— Sale or Exchange of REMIC Residual Certificates’’ below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

•	the income from the mortgage loans or MBS and the REMIC’s other assets and

•	the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under ‘‘— Taxation of Owners of REMIC Regular Certificates – Non-interest Expenses of the REMIC,’’ other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

•	all bad loans will be deductible as business bad debts; and

•	the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC’s gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC’s deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC’s taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC’s initial basis in its assets. See ‘‘— Sale or Exchange of REMIC Residual Certificates’’ below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see ‘‘— Allocation of the Income of the REMIC to the REMIC Residual Certificates’’ above.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC’s taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder’s adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the REMIC Residual Certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Mark-to-Market Rules.    Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

Pass-through of Non-interest Expenses of the REMIC.    As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

•	would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

•	is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other ‘‘miscellaneous itemized deductions’’ of the individual, exceed 2% of such individual’s adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

•	3% of the excess of the individual’s adjusted gross income over the applicable amount or

•	80% of the amount of itemized deductions otherwise allowable for the taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term ‘‘pass-through interest holder’’ generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

Excess Inclusions.    A portion of the income on a REMIC Residual Certificate, referred to in the Code as an ‘‘excess inclusion,’’ for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;

•	will be treated as ‘‘unrelated business taxable income’’ within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under ‘‘— Tax Exempt Investors’’ below; and

•	is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under ‘‘— Residual Certificate Payments — Non-U.S. Persons’’ below.

Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the ‘‘daily accruals’’ for all days during the calendar quarter on which the REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the ‘‘adjusted issue price’’ of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the ‘‘Federal long term rate’’ in effect at the time the REMIC Residual Certificate is issued. For this purpose, the ‘‘adjusted issue price’’ of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased – but not below zero – by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The ‘‘federal long term rate’’ is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments.    Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the ‘‘wash sale’’ rules described in the next paragraph. A holder’s adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate, and decreased – but not below zero – by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual Certificate and by the distributions received thereon by the REMIC Residual Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a ‘‘noneconomic residual interest’’ may be subject to different rules. See ‘‘— Tax Related Restrictions on Transfers of REMIC Residual Certificates — Noneconomic REMIC Residual Certificates’’ below.

Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a ‘‘taxable mortgage pool,’’ as defined in Code Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the ‘‘wash sale’’ rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder’s adjusted basis in the newly acquired asset.

Prohibited Transactions and Other Taxes

The Code imposes a tax on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions.’’ In general, subject to certain specified exceptions, a prohibited transaction means:

•	the disposition of a mortgage loan or MBS,

•	the receipt of income from a source other than a mortgage loan or MBS or certain other permitted investments,

•	the receipt of compensation for services, or

•	gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on ‘‘net income from foreclosure property,’’ determined by reference to the rules applicable to real estate investment trusts. ‘‘Net income from foreclosure property’’ generally means income from foreclosure property other than qualifying income for a real estate investment trust.

Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

•	a breach of the related servicer’s, trustee’s or depositor’s obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

•	Morgan Stanley Capital I Inc.’s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder’s adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the ‘‘tax matters person’’ of the related REMIC for purposes of representing REMIC Residual Certificateholders in connection with any IRS proceeding. However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax Exempt Investors

Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its ‘‘unrelated business taxable income’’ within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above.

Residual Certificate Payments – Non-U.S. Persons

Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see ‘‘— Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons’’ above) are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as ‘‘portfolio interest,’’ subject to the conditions described in ‘‘— Taxation of Owners of REMIC Regular Certificates’’ above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed, or when the REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual Certificates do not have significant value. See ‘‘— Taxation of Owners of REMIC Residual Certificates — Excess Inclusions’’ above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see ‘‘— Tax Related Restrictions on Transfers of REMIC Residual Certificates’’ below.

REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax Related Restrictions on Transfers of REMIC Residual Certificates

Disqualified Organizations.    An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by ‘‘disqualified organizations.’’ Further, a tax is imposed on the transfer of a residual interest in a REMIC to a ‘‘disqualified organization.’’ The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated ‘‘excess inclusions’’ with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A ‘‘disqualified organization’’ means:

(A)	the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

(B)	any organization, other than certain farmers’ cooperatives, generally exempt from federal income taxes unless such organization is subject to the tax on ‘‘unrelated business taxable income’’; and

(C)	a rural electric or telephone cooperative.

A tax is imposed on a ‘‘pass-through entity’’ holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an ‘‘electing large partnership’’ as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a ‘‘pass-through entity’’ means:

•	a regulated investment company, real estate investment trust or common trust fund;

•	a partnership, trust or estate; and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships – generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 – will be taxable on excess inclusion income as if all partners were disqualified organizations.

In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

•	an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization, and

•	a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate, including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC’s organizational documents,

•	the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

•	the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

(1)	the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

(2)	the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and (iii) that the transferee will not cause income with respect to the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

(3)	the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

(i)	the present value of the anticipated tax liabilities associated with holding the Noneconomic REMIC Residual Certificate does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the Noneconomic REMIC Residual Certificate,

•	the present value of the expected future distributions on the Noneconomic REMIC Residual Certificate and

•	the present value of the anticipated tax savings associated with holding the Noneconomic REMIC Residual Certificate as the REMIC generates losses. For purposes of the computations under this ‘‘minimum transfer price’’ alternative, the transferee is assumed to pay tax at the highest rate of tax specified in section 11(b)(1) of the Internal Revenue Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code for the month of such transfer and the compounding period used by the transferee; or

(ii)	(a) at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the year of transfer, the transferee’s gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the interest will be to another eligible corporation in a transaction which will also satisfy clauses (1) and (2) above and this clause (3)(ii) and (c) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual interest.

If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors.    The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a ‘‘tax avoidance potential’’ to a ‘‘foreign person’’ will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee’s income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a REMIC Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or to a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a U.S. Person.

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Agreement will prohibit transfer of a REMIC Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a Non-U.S. Person.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Grantor Trust Funds

If a REMIC election is not made, Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund’s assets as described in this section of the prospectus.

a.    Single Class of Grantor Trust Certificates

Characterization.    The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section 68(b) – which amount will be adjusted for inflation – will be reduced by the lesser of

•	3% of the excess of adjusted gross income over the applicable amount and

•	80% of the amount of itemized deductions otherwise allowable for such taxable year.

Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009 the overall limitation on itemized deductions is repealed.

In general, a grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the ‘‘coupon stripping’’ rules of the Code discussed below under ‘‘— Stripped Bonds and Coupons.’’

Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

•	A grantor trust certificate owned by a ‘‘domestic building and loan association’’ within the meaning of Code Section 7701(a)(19) representing principal and interest payments on mortgage loans or MBS will be considered to represent ‘‘loans . . . Secured by an interest in real property which is . . . residential property’’ within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

•	a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

•	A grantor trust certificate owned by a REMIC will represent ‘‘obligation[s] . . . which [are] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3).

Stripped Bonds and Coupons.    Certain trust funds may consist of government securities that constitute ‘‘stripped bonds’’ or ‘‘stripped coupons’’ as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

Premium.    The price paid for a grantor trust certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan or MBS based on each asset’s relative fair market value, so that the holder’s undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

The Internal Revenue Service has issued Amortizable Bond Premium Regulations.    The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

Original Issue Discount.    The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder’s interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See ‘‘— Multiple Classes of Grantor Trust Certificates — Accrual of Original Issue Discount’’ below.

Market Discount.    A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a ‘‘market discount.’’ Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount and

•	A fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Election to Treat All Interest as OID.    The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See ‘‘— Premium’’ in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

Anti Abuse Rule.    The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

b.	Multiple Classes of Grantor Trust Certificates

1.	Stripped Bonds and Stripped Coupons

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of ‘‘stripped bonds’’ with respect to principal payments and ‘‘stripped coupons’’ with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

Excess Servicing will be treated Under the Stripped Bond Rules.    If the Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See ‘‘— Non REMIC Certificates’’ and ‘‘Multiple Classes of Grantor Trust Certificates — Stripped Bonds and Stripped Coupons.’’

Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See ‘‘— Non REMIC Certificates’’ and ‘‘— Single Class of Grantor Trust Certificates — Original Issue Discount.’’    However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

•	the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the certificate was stripped or

•	No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund’s mortgage loans or MBS.

Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond Certificate generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Treatment of Certain Owners.    Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent ‘‘real estate assets’’ within the meaning of Code Section 856(c)(5)(B) and ‘‘loans . . . Secured by, an interest in real property which is . . . residential real property’’ within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment. Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom. Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be ‘‘obligation[s] . . . which [are] principally secured by an interest in real property’’ within the meaning of Code Section 860G(a)(3)(A).

2. Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans

The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers – other than individuals – originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of ‘‘teaser’’ rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under ‘‘— Accrual of Original Issue Discount.’’    The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986. The holder of a certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under ‘‘— Accrual of Original Issue Discount,’’ will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

Accrual of Original Issue Discount.    Generally, the owner of a grantor trust certificate must include in gross income the sum of the ‘‘daily portions,’’ as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

•	adding (1) the present value at the end of the accrual period – determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption – of all remaining payments to be received under the Prepayment Assumption on the respective component and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

•	subtracting from that total the ‘‘adjusted issue price’’ of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset – i.e., points – will be includible by the holder. Other original issue discount on the mortgage loans or MBS – e.g., that arising from a ‘‘teaser’’ rate – would still need to be accrued.

3.	Grantor Trust Certificates Representing Interests in Adjustable Rate Loans

The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code’s coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading ‘‘— Grantor Trust Certificates Representing Interests in Loans Other Than Adjustable Rate Loans’’ and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred Interest to the grantor trust certificate’s principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

c.	Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller’s purchase price for the grantor trust certificate, increased by the OID included in the seller’s gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a ‘‘capital asset’’ within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a ‘‘conversion transaction.’’ A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and:

•	the holder entered the contract to sell the grantor trust certificate substantially contemporaneously with acquiring the grantor trust certificate;

•	the grantor trust certificate is part of a straddle;

•	the grantor trust certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued.

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Grantor trust certificates will be ‘‘evidences of indebtedness’’ within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d.	Non-U.S. Persons

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be ‘‘portfolio interest’’ and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under ‘‘REMICs — Taxation of Owners of REMIC Regular Certificates — Non-U.S. Persons.’’

e.	Information Reporting and Backup Withholding

The paying agent will send, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners.

On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not ‘‘exempt recipients.’’ In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

•	the broker determines that the seller is a corporation or other exempt recipient, or

•	the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

•	the broker determines that the seller is an exempt recipient or

•	the seller certifies its non-U.S. Person status and other conditions are met.

Certification of the registered owner’s non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

State and Local Tax Considerations

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

ERISA Considerations

General

Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA. However, such plans (collectively with ERISA Plans, ‘‘Plans’’) may be subject to other applicable federal, state or local law (‘‘Similar Law’’) materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan.

Prohibited Transactions

General

Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an ‘‘equity investment’’ will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless exceptions apply.

Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan’s investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, ‘‘benefit plan investors’’ in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. ‘‘Benefit plan investors’’ are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

Availability of Underwriter’s Exemption for Certificates

DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption (‘‘PTE’’) 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548 (1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246, 55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) (the ‘‘Exemption’’) which exempts from the application of the prohibited transaction rules transactions relating to:

•	the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co manager of the underwriting syndicate; and

•	the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

(1)	The acquisition of the certificates by an ERISA Plan is on terms – including the price for such certificates – that are at least as favorable to the investing ERISA Plan as they would be in an arm’s length transaction with an unrelated party;

(2)	The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.;

(3)	The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

(4)	The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans; the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer’s services under the Agreement and reimbursement of the servicer’s reasonable expenses in connection therewith; and

(5)	The ERISA Plan investing in the certificates is an ‘‘accredited investor’’ as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

The trust fund must also meet the following requirements:

•	the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a Rating Agency for at least one year prior to the Plan’s acquisition of the Securities; and

•	certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of the Securities.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

•	the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

•	the Plan is not a plan with respect to which any member of the Restricted Group is the ‘‘plan sponsor’’ as defined in Section 3(16)(B) of ERISA;

•	in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

•	an ERISA Plan’s investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

•	immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

•	that the certificates constitute ‘‘securities’’ for purposes of the Exemption and

•	that the general conditions and other requirements set forth in the Exemption would be satisfied.

Review by Plan Fiduciaries

Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 – for certain transactions involving insurance company general accounts – may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

Legal Investment

If so specified in the prospectus supplement, certain classes of Certificates will constitute ‘‘mortgage related securities’’ for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as ‘‘mortgage related securities’’ will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those Certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA (‘‘Non-SMMEA Certificates’’) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

Those classes of Certificates qualifying as ‘‘mortgage related securities’’ will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in ‘‘mortgage related securities’’ secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of ‘‘mortgage related security’’ to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for ‘‘mortgage related securities,’’ but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as ‘‘mortgage related securities’’ only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in ‘‘mortgage related securities’’ without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information), certain ‘‘Type IV securities,’’ defined in 12 C.F.R. § 1.2(m) to include certain ‘‘residential mortgage-related securities’’ and ‘‘commercial mortgage-related securities.’’ As so defined, ‘‘residential mortgage-related security’’ and ‘‘commercial mortgage-related security’’ mean, in relevant part, ‘‘mortgage related security’’ within the meaning of SMMEA, provided that, in the case of a ‘‘commercial mortgage-related security,’’ it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ no representation is made as to whether any of the Certificates will qualify as ‘‘commercial mortgage-related securities,’’ and thus as ‘‘Type IV securities,’’ for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in ‘‘mortgage related securities,’’ other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. § 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA’s ‘‘investment pilot program’’ under 12 C.F.R. § 703.19 may be able to invest in those prohibited forms of securities, while ‘‘RegFlex credit unions’’ may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. § 742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ and Thrift Bulletin 73a (December 18, 2001), ‘‘Investing in Complex Securities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

All depository institutions considering an investment in the Certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ (the ‘‘1998 Policy Statement’’) of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying,’’ and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of the Certificates as ‘‘mortgage related securities,’’ no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

Plan of Distribution

The offered certificates offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co. Incorporated acts as agent in the sale of offered certificates, Morgan Stanley & Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan Stanley & Co. Incorporated elects to purchase offered certificates as principal, Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co. Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

In the ordinary course of business, Morgan Stanley & Co. Incorporated and Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of Morgan Stanley Capital I Inc.’s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

Offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley & Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser’s offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an ‘‘underwriter’’ within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

All or part of any Class of certificates may be reacquired by Morgan Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I Inc. in a secondary market transaction or from an affiliate, including Morgan Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non investment grade class may be initially retained by Morgan Stanley Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

Legal Matters

Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or such other counsel as may be specified in the related prospectus supplement.

Financial Information

A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

Rating

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Incorporation of Information by Reference

Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

All documents and reports filed, or caused to be filed, by Morgan Stanley Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

Morgan Stanley Capital I Inc. has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto. The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at ‘‘http://www.sec.gov’’ at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (‘‘EDGAR’’) system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee’s or other identified party’s website.

If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors’ rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Glossary of Terms

The certificates will be issued pursuant to the Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates.

‘‘Accrual Certificates’’ means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

‘‘Accrued Certificate Interest’’ means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the Distribution Date, at the applicable pass-through rate, as described in ‘‘Distributions of Interest on the Certificates’’ in this prospectus.

‘‘Agreement’’ means the Pooling Agreement or the Trust Agreement, as applicable.

‘‘Amortizable Bond Premium Regulations’’ means final regulations issued by the IRS which deal with the amortizable bond premium.

‘‘Assets’’ means the primary assets included in a trust fund.

‘‘Bankruptcy Code’’ means the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code).

‘‘Book-Entry Certificates’’ means Certificates which are in book-entry form.

‘‘Cash Flow Agreements’’ means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

‘‘Cede’’ means Cede & Company.

‘‘CERCLA’’ means Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Certificate Account’’ means one or more separate accounts for the collection of payments on the related assets.

‘‘Certificate Balance’’ equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

‘‘Certificate Owners’’ means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

‘‘Certificateholder’’ means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

‘‘Certificates’’ means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

‘‘Closing Date’’ means the date the REMIC Regular Certificates were initially issued.

‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Commercial Loans’’ means the loans relating to the Commercial Properties.

‘‘Commercial Properties’’ means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

‘‘Constant Prepayment Rate’’ or ‘‘CPR’’ means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

‘‘Contributions Tax’’ means a tax on the trust fund equal to 100% of the value of the contributed property.

‘‘Credit Support’’ means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

‘‘Crime Control Act’’ means the Comprehensive Crime Control Act of 1984.

‘‘Cut-off Date’’ means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

‘‘Debt Service Coverage Ratio’’ means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

‘‘Deferred Interest’’ means interest deferred by reason of negative amortization.

‘‘Definitive Certificate’’ means a fully registered physical certificate.

‘‘Depositor’’ means Morgan Stanley Capital I Inc.

‘‘Determination Date’’ means the close of business on the date specified in the related prospectus supplement.

‘‘Disqualifying Condition’’ means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA’s Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

‘‘Distribution Date’’ means each of the dates on which distributions to certificateholders are to be made.

‘‘DOL’’ means the United States Department of Department of Labor.

‘‘DTC’’ means the Depository Trust Company.

‘‘Due Period’’ means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

‘‘Environmental Hazard Condition’’ means any condition or circumstance that may give rise to an environmental claim.

‘‘Equity Participations’’ means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plans’’ means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

‘‘Events of Default’’ means, with respect to the master servicer under the Pooling Agreement, any one of the following events:

•	any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

•	any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

•	any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

‘‘Excess Servicing’’ means servicing fees in excess of reasonable servicing fees.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘FHLMC’’ means the Federal Home Loan Mortgage Corporation.

‘‘FNMA’’ means the Federal National Mortgage Association.

‘‘Government Securities’’ means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

(a)    interest-bearing securities;

(b)    non-interest-bearing securities;

(c)    originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

(d)    interest-bearing securities from which the right to payment of principal has been removed.

‘‘Index’’ means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

‘‘Indirect Participants’’ means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

‘‘Insurance Proceeds’’ means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Liquidation Proceeds’’ means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

‘‘Lockout Date’’ means the expiration of the Lockout Period.

‘‘Lockout Period’’ means a period during which prepayments on a mortgage loan are prohibited.

‘‘Market-to-Market Regulations’’ means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

‘‘Master Servicer’’ means an entity as named in the prospectus supplement.

‘‘MBS’’ means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

‘‘MBS Agreement’’ means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

‘‘Mortgage’’ means a mortgage, deed of trust or other similar security instrument.

‘‘Mortgage Loans’’ means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying MBS.

‘‘Mortgage Note’’ means a promissory note evidencing a respective mortgage loan.

‘‘Mortgage Rate’’ means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

‘‘Multifamily Loans’’ means the loans relating to the Multifamily Properties.

‘‘Multifamily Properties’’ means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Net Operating Income’’ means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

•	non-cash items such as depreciation and amortization;

•	capital expenditures; and

•	debt service on loans secured by the mortgaged property.

‘‘Nonrecoverable Advance’’ means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

‘‘Non-SMMEA Certificates’’ means Certificates not qualifying as ‘‘mortgage related securities’’ for purposes of SMMEA.

‘‘Non-U.S.Person’’ means any person who is not a U.S. Person.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OID’’ means original issue discount.

‘‘OID Regulations’’ means the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Participants’’ means the participating organizations of DTC.

‘‘Pass-Through Rate’’ means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

‘‘Payment Lag Certificates’’ means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution Date.

‘‘Permitted Investments’’ means United States government securities and other investment grade obligations specified in the Pooling Agreement.

‘‘Plans’’ means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

‘‘Pooling Agreement’’ means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

‘‘Pre-Issuance Accrued Interest’’ means interest that has accrued prior to the issue date.

‘‘Prepayment Assumption’’ means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

‘‘Prepayment Premium’’ means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any, received during the related Collection Period in connection with Principal Prepayments.

‘‘Prohibited Transactions Tax’’ means the tax the Code imposes on REMICs equal to 100% of the net income derived from ‘‘prohibited transactions.’’

‘‘Purchase Price’’ means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

‘‘Rating Agency’’ means any of Fitch Ratings, Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services.

‘‘RCRA’’ means the Resource Conservation and Recovery Act.

‘‘Record Date’’ means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

‘‘Refinance Loans’’ means mortgage loans made to refinance existing loans.

‘‘Related Proceeds’’ means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act, as amended.

‘‘REMIC Certificates’’ means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

‘‘REMIC Provisions’’ means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986, as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

‘‘REMIC Regular Certificates’’ means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

‘‘REMIC Regular Certificateholders’’ means holders of REMIC Regular Certificates.

‘‘REMIC Regulations’’ means the REMIC regulations promulgated by the Treasury Department.

‘‘REMIC Residual Certificates’’ means the sole class of residual interests in the REMIC.

‘‘REMIC Residual Certificateholders’’ means holders of REMIC Regular Certificates.

‘‘REO Extension’’ means the extension of time the IRS grants to sell the mortgaged property.

‘‘REO Tax’’ means a tax on ‘‘net income from foreclosure property,’’ within the meaning of Section 857(b)(4)(B) of the Code.

‘‘Restricted Group’’ means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

‘‘Retained Interest’’ means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

‘‘RICO’’ means the Racketeer Influenced and Corrupt Organizations statute.

‘‘Senior Certificates’’ means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

‘‘Servicing Standard’’ means:

A.	the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related trust fund as described in this prospectus under ‘‘Description of Credit Support’’ and in the prospectus supplement;

B.	applicable law; and

C.	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

‘‘Similar Law’’ means any federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SMMEA Certificates’’ means ‘‘mortgage related securities’’ for purposes of SMMEA.

‘‘Special Servicer’’ means an entity as named in the prospectus supplement.

‘‘Stripped ARM Obligations’’ means OID on grantor trust certificates attributable to adjustable rate loans

‘‘Stripped Bond Certificates’’ means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

‘‘Stripped Coupon Certificates’’ means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

‘‘Stripped Interest Certificates’’ means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

‘‘Stripped Principal Certificates’’ means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

‘‘Subordinate Certificates’’ means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

‘‘Subservicer’’ means third-party servicers.

‘‘Subservicing Agreement’’ means a sub-servicing agreement between a master servicer and a Subservicer.

‘‘Super-Premium Certificates’’ means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

‘‘Title V’’ means Title V of the depository Institutions Deregulation and Monetary Control Act of 1980.

‘‘Trust Agreement’’ means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

‘‘Trust Fund’’ means the trust fund created by the Agreement consisting primarily of:

•	Mortgage Loans

•	MBS

•	direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

•	a combination of mortgage loans, MBS and government securities.

‘‘Underlying MBS’’ means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

‘‘Underlying Mortgage Loans’’ means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

‘‘U.S. Person’’ means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

‘‘Value’’ means,

(a)	the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

(b)	the lesser of

•	the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

•	the sales price for that property; or

(c)	the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

‘‘Warranting Party’’ means the person making representations and warranties.

‘‘Whole Loans’’ means the mortgage loans that are not Underlying Mortgage Loans.

The attached diskette contains a Microsoft Excel1 spreadsheet, which contains Appendix II and Appendix III. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this Prospectus Supplement. To the extent that the information in the attached diskette is different from the information contained in the printed Appendix II and Appendix III to this Prospectus Supplement, the information in electronic format is superseded by the related information in print format.

[1]	Microsoft Excel is a registered trademark of Microsoft Corporation.